                                                     Filed pursuant to 424(b)(3)
                                                     Registration No. 333-108426

                     SUPPLEMENT NO. 3, DATED AUGUST 4, 2006,
                    TO THE PROSPECTUS, DATED APRIL 14, 2006,
               OF BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.

This Supplement No. 3, dated August 4, 2006, is part of and should be read in conjunction with, our Prospectus, dated April 14, 2006, as supplemented by Supplement No. 1, dated May 2, 2006, and Supplement No. 2, dated May 16, 2006. Capitalized terms used in this Supplement No. 3 but not defined have the same meanings as in our Prospectus. The purpose of this Supplement No. 3, is to update the information contained in "Appendix I: Tabular Information Concerning Prior Limited Partnerships - Table III - Operating Results of
Prior Limited Partnerships" beginning on page I-13 of our Prospectus. Such information supersedes the information contained on pages S-18 through S-49 of Supplement No. 1, dated May 2, 2006, to the Prospectus dated April 14, 2006.

THIS SUPPLEMENT NO. 3 PROVIDES INFORMATION NOT CONTAINED IN OUR PROSPECTUS AND SHOULD BE RETAINED AND READ IN CONJUNCTION WITH OUR PROSPECTUS AND SUPPLEMENT NO. 1 AND SUPPLEMENT NO. 2 TO OUR PROSPECTUS.

REFERENCES IN THIS SUPPLEMENT NO. 3 TO "WE," "OUR" AND "US" REFER TO BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.

THE FOLLOWING DISCLOSURE REPLACES THE INFORMATION CONTAINED ON PAGES I-13 THROUGH I-49 OF THE REGISTRANT'S PROSPECTUS DATED APRIL 14, 2006, AND SUPERSEDES THE INFORMATION CONTAINED ON PAGES S-18 THROUGH S-49 OF THE REGISTRANT'S SUPPLEMENT NO. 1, DATED MAY 2, 2006, TO THE REGISTRANT'S PROSPECTUS DATED APRIL 14, 2006.

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

Table III summarizes the operating results of prior partnerships not having similar investment objectives to the Company which were closed between January 1, 2001 and December 31, 2005. As of March 31, 2006, the public investment partnerships own interests in 184 operating partnerships. As of March 31, 2006, the private investment partnerships own interests in 295 operating partnerships. For presentation purposes, private Direct Placement Limited Partnerships are grouped by year. The 2002, 2003, 2004, 2005 and 2006 Direct Placement Limited Partnerships contain 2, 4, 5, 2 and 1 partnership(s), respectively.

Table III includes the actual tax credits received on a $1,000 investment. Table III-A includes the actual tax credits received as a percentage of capital invested by an investor. For example, if an investor received $21 of tax credits on a $1,000 investment for a particular year in Table III, Table III-A would show that for that year the investor received approximately 2.1% of its investment.

The information is presented in accordance with generally accepted accounting principles ("GAAP") except with respect to the information presented in the tables labeled "Tax & Distribution Data Per $1000 invested on a Tax Basis," which is presented on the tax basis method of accounting.

Significant differences can occur in operating results accounted for on a tax versus GAAP basis. Some differences, but not all, are due to depreciation methods and depreciable lives, and treatment of capitalized construction period interest and expenses. The usual effect of these differences is that taxable losses under GAAP would have been less than the taxable losses. Both GAAP and tax losses are reported in the table.

The Table should be read in conjunction with the introduction and accompanying Notes.

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                       FROM OPENING THROUGH MARCH 31, 2006

                       PUBLIC OFFERINGS CLOSED DURING 2001

               BOSTON CAPITAL TAX CREDIT FUND IV L.P. (SERIES 40)

                                                               FOR THE FINANCIAL STATEMENT
                                                                  PERIOD ENDED MARCH 31,
                                            2002           2003           2004           2005           2006
                                         -----------    -----------    -----------    -----------    -----------
Gross Revenues                               147,345        119,938            299             90         10,880
Profit on sale of properties                       0              0              0              0              0
Less:
  Losses from operating
    partnerships (1)                        (438,656)      (986,508)      (936,159)      (924,404)      (882,871)
  Operating Expenses (3)                    (306,075)      (222,136)      (233,925)      (490,886)      (723,947)
  Interest Expense                                 0              0              0              0              0
  Depreciation (2)                                 0        (32,319)      (113,716)      (113,730)      (113,731)
Net Income--GAAP Basis                      (597,386)    (1,121,025)    (1,283,501)    (1,528,930)    (1,709,669)
Taxable Income
  from operations (4)                       (586,896)    (1,086,143)    (1,633,930)    (1,521,793)    (1,220,180)
  gain on sale                                     0              0              0              0              0
Cash generated from operations (6)           836,927        209,484        109,930         (9,242)       185,431
Cash generated from sales                          0              0              0              0              0
Cash generated from refinancing                    0              0              0              0              0
Cash generated from operations,
  sales and refinancing                      836,927        209,484        109,930         (9,242)       185,431
Less: Cash distributions to investors
  from operating cash flow                         0              0              0              0              0
  from sales and refinancing                       0              0              0              0              0
  from other                                       0              0              0              0              0
Cash generated (deficiency) after
  cash distributions                         836,927        209,484        109,930         (9,242)       185,431
Less: Special items (not including
  sales and refinancing)
  (identify and quantify)                          0              0              0              0              0
Cash generated (deficiency) after
  cash distributions and special
  items                                      836,927        209,484        109,930         (9,242)       185,431

TAX & DISTRIBUTION DATA                                   FOR THE TAX PERIOD ENDED DECEMBER 31,
PER $1,000 INVESTED (7)                     2001           2002           2003           2004           2005
                                         -----------    -----------    -----------    -----------    -----------
Federal Income Tax Results
  Federal Credit (5)                              14            (80)            93             92             94
  State Credit                                     0              0              0              0              0
  Ordinary Income (loss)                         (24)           (42)           (62)           (57)           (46)
    from operations                              (24)           (42)           (62)           (57)           (46)
    from recapture                                 0              0              0              0              0
  Capital gain (loss)                              0              0              0              0              0
Cash Distributions to investors:
  Source (on GAAP basis)                           0
    Investment income                              0              0              0              0              0
    Return of capital                              0              0              0              0              0
  Source (on cash basis):
    Sales                                          0              0              0              0              0
    Refinancing                                    0              0              0              0              0
    Operations                                     0              0              0              0              0
    Other                                          0              0              0              0              0
Amount remaining invested in
  program properties                                                                                       98.69%

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                       FROM OPENING THROUGH MARCH 31, 2006

                       PUBLIC OFFERINGS CLOSED DURING 2001

               BOSTON CAPITAL TAX CREDIT FUND IV L.P. (SERIES 41)

                                                                         FOR THE FINANCIAL STATEMENT
                                                                           PERIOD ENDED MARCH 31,
                                                    2002            2003            2004            2005            2006
                                                ------------    ------------    ------------    ------------    ------------
Gross Revenues                                        52,147          74,991          34,112           4,540           5,803
Profit on sale of properties                               0               0               0               0               0
Less:
  Losses from operating partnerships (1)             (94,125)     (1,443,650)     (1,748,067)     (4,159,348)     (1,321,865)
  Operating Expenses (3)                            (241,945)       (346,349)       (342,003)       (294,717)       (742,957)
  Interest Expense                                         0               0               0               0               0
  Depreciation (2)                                         0        (133,377)       (133,405)       (133,882)       (133,927)
Net Income--GAAP Basis                              (283,923)     (1,848,385)     (2,189,363)     (4,583,407)     (2,192,946)
Taxable Income from operations (4)                  (120,068)     (2,867,903)     (1,609,628)     (3,730,419)     (2,297,608)
  gain on sale                                             0               0               0               0               0
Cash generated from operations (6)                   (47,951)        (48,190)          8,731         363,790           3,673
Cash generated from sales                                  0               0               0               0               0
Cash generated from refinancing                            0               0               0               0               0
Cash generated from operations,
  sales and refinancing                              (47,951)        (48,190)          8,731         363,790           3,673
Less: Cash distributions to investors
  from operating cash flow                                 0               0               0               0               0
  from sales and refinancing                               0               0               0               0               0
  from other                                               0               0               0               0               0
Cash generated (deficiency) after
  cash distributions                                 (47,951)        (48,190)          8,731         363,790           3,673
Less: Special items (not including sales
  and refinancing) (identify and quantify)                 0               0               0               0               0
Cash generated (deficiency) after cash
  distributions and special items                    (47,951)        (48,190)          8,731         363,790           3,673

TAX & DISTRIBUTION DATA                                             FOR THE TAX PERIOD ENDED DECEMBER 31,
PER $1,000 INVESTED (7)                             2001            2002            2003            2004            2005
                                                ------------    ------------    ------------    ------------    ------------
Federal Income Tax Results
  Federal Credit (5)                                       1              45             104             110              97
  State Credit                                             0               0               0               0               0
  Ordinary Income (loss)                                  (4)            (95)            (55)           (128)            (80)
    from operations                                       (4)            (95)            (55)           (128)            (80)
    from recapture                                         0               0               0               0               0
  Capital gain (loss)                                      0               0               0               0               0
Cash Distributions to investors:
  Source (on GAAP basis)                                   0
    Investment income                                      0               0               0               0               0
    Return of capital                                      0               0               0               0               0
  Source (on cash basis):
    Sales                                                  0               0               0               0               0
    Refinancing                                            0               0               0               0               0
    Operations                                             0               0               0               0               0
    Other                                                  0               0               0               0               0
Amount remaining invested in
  program properties                                                                                                   99.35%

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                       FROM OPENING THROUGH MARCH 31, 2006

                       PUBLIC OFFERINGS CLOSED DURING 2002

               BOSTON CAPITAL TAX CREDIT FUND IV L.P. (SERIES 42)

                                                                          FOR THE FINANCIAL STATEMENT
                                                                             PERIOD ENDED MARCH 31,
                                                    2002            2003            2004            2005            2006
                                                ------------    ------------    ------------    ------------    ------------
Gross Revenues                                           986         121,043         244,164           8,848          28,106
Profit on sale of properties                               0               0               0               0               0
Less:
  Losses from operating partnerships (1)                   0        (404,748)     (1,617,204)     (1,150,391)     (1,212,526)
  Operating Expenses (3)                            (111,253)       (237,706)       (315,633)       (264,513)       (493,397)
  Interest Expense                                         0               0               0               0               0
  Depreciation (2)                                         0               0        (113,984)       (115,498)       (116,222)
Net Income--GAAP Basis                              (110,267)       (521,411)     (1,802,657)     (1,521,554)     (1,794,039)
Taxable Income from operations (4)                         0        (755,961)     (1,771,458)     (1,838,771)     (1,736,326)
  gain on sale                                             0               0               0               0               0
Cash generated from operations (6)                (1,322,182)      1,306,517         218,107          25,193        (374,771)
Cash generated from sales                                  0               0               0               0               0
Cash generated from refinancing                            0               0               0               0               0
Cash generated from operations,
  sales and refinancing                           (1,322,182)      1,306,517         218,107          25,193        (374,771)
Less: Cash distributions to investors
  from operating cash flow                                 0               0               0               0               0
  from sales and refinancing                               0               0               0               0               0
  from other                                               0               0               0               0               0
Cash generated (deficiency) after
  cash distributions                              (1,322,182)      1,306,517         218,107          25,193        (374,771)
Less: Special items (not including sales
  and refinancing) (identify and quantify)                 0               0               0               0               0
Cash generated (deficiency) after cash
  distributions and special items                 (1,322,182)      1,306,517         218,107          25,193        (374,771)

TAX & DISTRIBUTION DATA                                     FOR THE TAX PERIOD ENDED DECEMBER 31,
PER $1,000 INVESTED (7)                             2002             2003            2004            2005
                                                ------------     -----------     -----------     -----------
Federal Income Tax Results
  Federal Credit (5)                                      16              81              95              99
  State Credit                                             0               0               0               0
  Ordinary Income (loss)                                 (29)            (64)            (67)            (61)
    from operations                                      (29)            (64)            (67)            (61)
    from recapture                                         0               0               0               0
  Capital gain (loss)                                      0               0               0               0
Cash Distributions to investors:
  Source (on GAAP basis)
    Investment income                                      0               0               0               0
    Return of capital                                      0               0               0               0
  Source (on cash basis):
    Sales                                                  0               0               0               0
    Refinancing                                            0               0               0               0
    Operations                                             0               0               0               0
    Other                                                  0               0               0               0
Amount remaining invested in
  program properties                                                                                   97.30%

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                       FROM OPENING THROUGH MARCH 31, 2006

                       PUBLIC OFFERINGS CLOSED DURING 2002

               BOSTON CAPITAL TAX CREDIT FUND IV L.P. (SERIES 43)

                                                                            FOR THE FINANCIAL STATEMENT
                                                                               PERIOD ENDED MARCH 31,
                                                                2003            2004            2005            2006
                                                            ------------    ------------    ------------    ------------
Gross Revenues                                                    30,298         332,401          77,015         154,822
Profit on sale of properties                                           0               0               0               0
Less:
  Losses from operating partnerships (1)                        (304,873)     (2,388,403)     (2,028,092)     (1,994,960)
  Operating Expenses (3)                                        (215,795)       (474,808)       (378,335)       (592,955)
  Interest Expense                                                     0               0               0               0
  Depreciation (2)                                                     0        (148,464)       (164,530)       (165,209)
Net Income--GAAP Basis                                          (490,370)     (2,679,274)     (2,493,942)     (2,598,302)
Taxable Income from operations (4)                              (193,688)     (2,339,382)     (2,878,799)     (2,556,877)
  gain on sale                                                         0               0               0               0
Cash generated from operations (6)                            (1,103,274)      1,251,676          34,397        (433,744)
Cash generated from sales                                              0               0               0               0
Cash generated from refinancing                                        0               0               0               0
Cash generated from operations, sales and refinancing         (1,103,274)      1,251,676          34,397        (433,744)
Less: Cash distributions to investors
  from operating cash flow                                             0               0               0               0
  from sales and refinancing                                           0               0               0               0
  from other                                                           0               0               0               0
Cash generated (deficiency) after cash distributions          (1,103,274)      1,251,676          34,397        (433,744)
Less: Special items (not including sales and refinancing)
  (identify and quantify)                                              0               0               0               0
Cash generated (deficiency) after cash distributions
  and special items                                           (1,103,274)      1,251,676          34,397        (433,744)

TAX & DISTRIBUTION DATA                                FOR THE TAX PERIOD ENDED DECEMBER 31,
PER $1,000 INVESTED (7)                         2002            2003            2004            2005
-----------------------------------------    -----------    ------------    ------------    ------------
Federal Income Tax Results
  Federal Credit (5)                                   2              44              86              95
  State Credit                                         0               0               0               0
  Ordinary Income (loss)                              (5)            (65)            (80)            (70)
    from operations                                   (5)            (65)            (80)            (70)
    from recapture                                     0               0               0               0
  Capital gain (loss)                                  0               0               0               0
Cash Distributions to investors:
  Source (on GAAP basis)
    Investment income                                  0               0               0               0
    Return of capital                                  0               0               0               0
  Source (on cash basis):
    Sales                                              0               0               0               0
    Refinancing                                        0               0               0               0
    Operations                                         0               0               0               0
    Other                                              0               0               0               0
Amount remaining invested
  in program properties                                                                            98.58%

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                       FROM OPENING THROUGH MARCH 31, 2006

                       PUBLIC OFFERINGS CLOSED DURING 2003

               BOSTON CAPITAL TAX CREDIT FUND IV L.P. (SERIES 44)

                                                                             FOR THE FINANCIAL STATEMENT
                                                                                PERIOD ENDED MARCH 31,
                                                                2003            2004            2005            2006
                                                            ------------    ------------    ------------    ------------
Gross Revenues                                                     1,379         159,792         229,754         163,688
Profit on sale of properties                                           0               0               0               0
Less:
  Losses from operating partnerships (1)                               0      (1,113,620)       (866,297)     (1,001,516)
  Operating Expenses (3)                                        (116,399)       (360,833)       (375,509)       (393,989)
  Interest Expense                                                     0               0               0               0
  Depreciation (2)                                                     0         (28,115)       (101,629)       (123,592)
Net Income--GAAP Basis                                          (115,020)     (1,342,776)     (1,113,681)     (1,355,409)
Taxable Income from operations (4)                                (6,086)     (1,449,234)     (1,553,771)       (963,235)
  gain on sale                                                         0               0               0               0
Cash generated from operations (6)                               701,819        (902,659)         64,864        (973,606)
Cash generated from sales                                              0               0               0               0
Cash generated from refinancing                                        0               0               0               0
Cash generated from operations, sales and refinancing            701,819        (902,659)         64,864        (973,606)
Less: Cash distributions to investors
  from operating cash flow                                             0               0               0               0
  from sales and refinancing                                           0               0               0               0
  from other                                                           0               0               0               0
Cash generated (deficiency) after cash distributions             701,819        (902,659)         64,864        (973,606)
Less: Special items (not including sales and refinancing)
  (identify and quantify)                                              0               0               0               0
Cash generated (deficiency) after cash distributions and
  special items                                                  701,819        (902,659)         64,864        (973,606)

                                                                      FOR THE TAX PERIOD ENDED
TAX & DISTRIBUTION DATA                                                     DECEMBER 31,
PER $1,000 INVESTED (7)                                         2003            2004            2005
                                                            ------------     -----------     -----------
Federal Income Tax Results
  Federal Credit (5)                                                  23              67              76
  State Credit                                                         0               0               0
  Ordinary Income (loss)                                             (54)            (61)            (39)
    from operations                                                  (54)            (61)            (39)
    from recapture                                                     0               0               0
  Capital gain (loss)                                                  0               0               0
Cash Distributions to investors:
  Source (on GAAP basis)
    Investment income                                                  0               0               0
    Return of capital                                                  0               0               0
  Source (on cash basis):
    Sales                                                              0               0               0
    Refinancing                                                        0               0               0
    Operations                                                         0               0               0
    Other                                                              0               0               0
Amount remaining invested in program properties                                                    96.70%

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                       FROM OPENING THROUGH MARCH 31, 2006

                       PUBLIC OFFERINGS CLOSED DURING 2003

               BOSTON CAPITAL TAX CREDIT FUND IV L.P. (SERIES 45)

                                                                                 FOR THE FINANCIAL STATEMENT
                                                                                    PERIOD ENDED MARCH 31,
                                                                             2004            2005            2006
                                                                         ------------    ------------    ------------
Gross Revenues                                                                188,952         521,517         209,103
Profit on sale of properties                                                        0               0               0
Less:
  Losses from operating partnerships (1)                                     (258,419)     (1,067,071)     (1,918,960)
  Operating Expenses (3)                                                     (442,793)       (635,881)       (471,532)
  Interest Expense                                                                  0               0               0
  Depreciation (2)                                                            (32,122)       (133,300)       (138,420)
Net Income--GAAP Basis                                                       (544,382)     (1,314,735)     (2,319,809)
Taxable Income from operations (4)                                           (944,267)     (1,192,433)     (1,921,752)
  gain on sale                                                                      0               0               0
Cash generated from operations (6)                                         (1,268,112)        532,093        (129,527)
Cash generated from sales                                                           0               0               0
Cash generated from refinancing                                                     0               0               0
Cash generated from operations, sales and refinancing                      (1,268,112)        532,093        (129,527)
Less: Cash distributions to investors
  from operating cash flow                                                          0               0               0
  from sales and refinancing                                                        0               0               0
  from other                                                                        0               0               0
Cash generated (deficiency) after cash distributions                       (1,268,112)        532,093        (129,527)
Less: Special items (not including sales and refinancing)
  (identify and quantify)                                                           0               0               0
Cash generated (deficiency) after cash distributions and special items     (1,268,112)        532,093        (129,527)

                                                                                   FOR THE TAX PERIOD ENDED
TAX & DISTRIBUTION DATA                                                                   DECEMBER 31,
PER $1,000 INVESTED (7)                                                      2003             2004            2005
                                                                         ------------     -----------     -----------
Federal Income Tax Results
  Federal Credit (5)                                                                9              55              72
  State Credit                                                                      0               0               0
  Ordinary Income (loss)                                                          (24)            (34)            (51)
    from operations                                                               (24)            (34)            (51)
    from recapture                                                                  0               0               0
  Capital gain (loss)                                                               0               0               0
Cash Distributions to investors:
  Source (on GAAP basis)
    Investment income                                                               0               0               0
    Return of capital                                                               0               0               0
  Source (on cash basis):
    Sales                                                                           0               0               0
    Refinancing                                                                     0               0               0
    Operations                                                                      0               0               0
    Other                                                                           0               0               0
Amount remaining invested in program properties                                                                 98.33%

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                       FROM OPENING THROUGH MARCH 31, 2006

                       PUBLIC OFFERINGS CLOSED DURING 2003

               BOSTON CAPITAL TAX CREDIT FUND IV L.P. (SERIES 46)

                                                                                 FOR THE FINANCIAL STATEMENT
                                                                                    PERIOD ENDED MARCH 31,
                                                                             2004            2005            2006
                                                                         ------------    ------------    ------------
Gross Revenues                                                                 63,499         254,425         192,320
Profit on sale of properties                                                        0               0               0
Less:
  Losses from operating partnerships (1)                                      (81,632)       (385,946)       (662,020)
  Operating Expenses (3)                                                     (184,356)       (392,684)       (324,164)
  Interest Expense                                                                  0               0               0
  Depreciation (2)                                                             (3,812)       (100,878)       (104,018)
Net Income--GAAP Basis                                                       (206,301)       (625,083)       (897,882)
Taxable Income from operations (4)                                            (28,992)     (1,116,282)     (1,064,211)
  gain on sale                                                                      0               0               0
Cash generated from operations (6)                                           (119,134)        (70,876)       (200,175)
Cash generated from sales                                                           0               0               0
Cash generated from refinancing                                                     0               0               0
Cash generated from operations, sales and refinancing                        (119,134)        (70,876)       (200,175)
Less: Cash distributions to investors
  from operating cash flow                                                          0               0               0
  from sales and refinancing                                                        0               0               0
  from other                                                                        0               0               0
Cash generated (deficiency) after cash distributions                         (119,134)        (70,876)       (200,175)
Less: Special items (not including sales and refinancing)
  (identify and quantify)                                                           0               0               0
Cash generated (deficiency) after cash distributions and special items       (119,134)        (70,876)       (200,175)

                                                                                   FOR THE TAX PERIOD ENDED
TAX & DISTRIBUTION DATA                                                                   DECEMBER 31,
PER $1,000 INVESTED (7)                                                      2003             2004            2005
                                                                         ------------     -----------     -----------
Federal Income Tax Results
  Federal Credit (5)                                                                0              24              73
  State Credit                                                                      0               0               0
  Ordinary Income (loss)                                                           (1)            (41)            (41)
    from operations                                                                (1)            (41)            (41)
    from recapture                                                                  0               0               0
  Capital gain (loss)                                                               0               0               0
Cash Distributions to investors:
  Source (on GAAP basis)
    Investment income                                                               0               0               0
    Return of capital                                                               0               0               0
  Source (on cash basis):
    Sales                                                                           0               0               0
    Refinancing                                                                     0               0               0
    Operations                                                                      0               0               0
    Other                                                                           0               0               0
Amount remaining invested in program properties                                                                 99.57%

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                       FROM OPENING THROUGH MARCH 31, 2006

                       PUBLIC OFFERINGS CLOSED DURING 2004

                BOSTON CAPITAL TAX CREDIT FUND V L.P. (SERIES 47)

                                                                                   FOR THE FINANCIAL STATEMENT
                                                                                       PERIOD ENDED MARCH 31,
                                                                                2004            2005            2006
                                                                            ------------    ------------    ------------
Gross Revenues                                                                     3,814         207,493         160,573
Profit on sale of properties                                                           0               0               0
Less:
  Losses from operating partnerships (1)                                               0        (992,975)     (2,623,670)
  Operating Expenses (3)                                                         (26,315)       (677,933)       (536,446)
  Interest Expense                                                                     0               0               0
  Depreciation (2)                                                                     0         (51,236)       (108,243)
Net Income--GAAP Basis                                                           (22,501)     (1,514,651)     (3,107,786)
Taxable Income from operations (4)                                                   N/A      (1,061,479)     (2,987,446)
  gain on sale                                                                         0               0               0
Cash generated from operations (6)                                            (4,075,224)      3,765,363         (43,067)
Cash generated from sales                                                              0               0               0
Cash generated from refinancing                                                        0               0               0
Cash generated from operations, sales and refinancing                         (4,075,224)      3,765,363         (43,067)
Less: Cash distributions to investors
  from operating cash flow                                                             0               0               0
  from sales and refinancing                                                           0               0               0
  from other                                                                           0               0               0
Cash generated (deficiency) after cash distributions                          (4,075,224)      3,765,363         (43,067)
Less: Special items (not including sales and refinancing)
  (identify and quantify)                                                              0               0               0
Cash generated (deficiency) after cash distributions and special items        (4,075,224)      3,765,363         (43,067)

                                                                              FOR THE TAX PERIOD ENDED
TAX & DISTRIBUTION DATA                                                             DECEMBER 31,
PER $1,000 INVESTED (7)                                                         2004            2005
                                                                            ------------    ------------
Federal Income Tax Results
  Federal Credit (5)                                                                   9              54
  State Credit                                                                         0               0
  Ordinary Income (loss)                                                             (31)            (88)
    from operations                                                                  (31)            (88)
    from recapture                                                                     0               0
  Capital gain (loss)                                                                  0               0
Cash Distributions to investors:
  Source (on GAAP basis)
    Investment income                                                                  0               0
    Return of capital                                                                  0               0
  Source (on cash basis):
    Sales                                                                              0               0
    Refinancing                                                                        0               0
    Operations                                                                         0               0
    Other                                                                              0               0
Amount remaining invested in program properties                                                    99.10%

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                       FROM OPENING THROUGH MARCH 31, 2006

                       PUBLIC OFFERINGS CLOSED DURING 2004

                BOSTON CAPITAL TAX CREDIT FUND V L.P. (SERIES 48)

                                                                            FOR THE FINANCIAL STATEMENT
                                                                               PERIOD ENDED MARCH 31,
                                                                                2005            2006
                                                                            ------------    ------------
Gross Revenues                                                                    92,821          63,719
Profit on sale of properties                                                           0               0
Less:
  Losses from operating partnerships (1)                                        (213,922)     (1,646,509)
  Operating Expenses (3)                                                        (368,949)       (307,347)
  Interest Expense                                                                     0               0
  Depreciation (2)                                                               (18,570)        (76,543)
Net Income--GAAP Basis                                                          (508,620)     (1,966,680)
Taxable Income from operations (4)                                              (291,868)     (1,559,679)
  gain on sale                                                                         0               0
Cash generated from operations (6)                                               (78,440)       (442,878)
Cash generated from sales                                                              0               0
Cash generated from refinancing                                                        0               0
Cash generated from operations, sales and refinancing                            (78,440)       (442,878)
Less: Cash distributions to investors
  from operating cash flow                                                             0               0
  from sales and refinancing                                                           0               0
  from other                                                                           0               0
Cash generated (deficiency) after cash distributions                             (78,440)       (442,878)
Less: Special items (not including sales and refinancing)
  (identify and quantify)                                                              0               0
Cash generated (deficiency) after cash distributions and
  special items                                                                  (78,440)       (442,878)

                                                                              FOR THE TAX PERIOD ENDED
TAX & DISTRIBUTION DATA                                                             DECEMBER 31,
PER $1,000 INVESTED (7)                                                         2004            2005
                                                                            ------------    ------------
Federal Income Tax Results
  Federal Credit (5)                                                                   0              42
  State Credit                                                                         0               0
  Ordinary Income (loss)                                                             (13)            (70)
    from operations                                                                  (13)            (70)
    from recapture                                                                     0               0
  Capital gain (loss)                                                                  0               0
Cash Distributions to investors:
  Source (on GAAP basis)
    Investment income                                                                  0               0
    Return of capital                                                                  0               0
  Source (on cash basis):
    Sales                                                                              0               0
    Refinancing                                                                        0               0
    Operations                                                                         0               0
    Other                                                                              0               0
Amount remaining invested in program properties                                                      100%

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                       FROM OPENING THROUGH MARCH 31, 2006

                       PUBLIC OFFERINGS CLOSED DURING 2004

                BOSTON CAPITAL TAX CREDIT FUND V L.P. (SERIES 49)

                                                                            FOR THE FINANCIAL STATEMENT
                                                                                PERIOD ENDED MARCH 31,
                                                                                2005            2006
                                                                            ------------    ------------
Gross Revenues                                                                    62,538         634,250
Profit on sale of properties                                                           0               0
Less:
  Losses from operating partnerships (1)                                               0        (681,863)
  Operating Expenses (3)                                                        (204,155)       (650,517)
  Interest Expense                                                                     0               0
  Depreciation (2)                                                                     0        (165,987)
Net Income--GAAP Basis                                                          (141,617)       (864,117)
Taxable Income from operations (4)                                                73,111        (419,312)
  gain on sale                                                                         0               0
Cash generated from operations (6)                                            (3,918,703)       (723,062)
Cash generated from sales                                                              0               0
Cash generated from refinancing                                                        0               0
Cash generated from operations, sales and refinancing                         (3,918,703)       (723,062)
Less: Cash distributions to investors
  from operating cash flow                                                             0               0
  from sales and refinancing                                                           0               0
  from other                                                                           0               0
Cash generated (deficiency) after cash distributions                          (3,918,703)       (723,062)
Less: Special items (not including sales and refinancing)
  (identify and quantify)                                                              0               0
Cash generated (deficiency) after cash distributions and
  special items                                                               (3,918,703)       (723,062)

                                                                              FOR THE TAX PERIOD ENDED
TAX & DISTRIBUTION DATA                                                              DECEMBER 31,
PER $1,000 INVESTED (7)                                                         2004            2005
                                                                            ------------    ------------
Federal Income Tax Results
  Federal Credit (5)                                                                   0              14
  State Credit                                                                         0               0
  Ordinary Income (loss)                                                               2             (17)
    from operations                                                                    2             (17)
    from recapture                                                                     0               0
  Capital gain (loss)                                                                  0               0
Cash Distributions to investors:
  Source (on GAAP basis)
    Investment income                                                                  0               0
    Return of capital                                                                  0               0
  Source (on cash basis):
    Sales                                                                              0               0
    Refinancing                                                                        0               0
    Operations                                                                         0               0
    Other                                                                              0               0
Amount remaining invested in program properties                                                      100%

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                       FROM OPENING THROUGH MARCH 31, 2006

                     CORPORATE OFFERINGS CLOSED DURING 2001

               BOSTON CAPITAL CORPORATE TAX CREDIT FUND XVI, A LP

                                                                          FOR THE FINANCIAL STATEMENT
                                                                             PERIOD ENDED MARCH 31,
                                              2001           2002           2003           2004           2005           2006
                                          ------------   ------------   ------------   ------------   ------------   ------------
Gross Revenues                                       0        150,951        380,080         72,942         64,280         54,135
Profit on sale of properties                         0              0              0              0              0              0
Less:
  Losses from operating
    partnerships (1)                                 0       (488,361)    (3,762,301)    (3,232,759)    (3,593,874)    (2,715,657)
  Operating Expenses (3)                      (138,744)    (1,224,698)      (438,638)      (449,838)      (353,775)      (379,589)
  Interest Expense                                   0              0              0              0              0              0
  Depreciation (2)                              (3,329)      (162,640)      (202,215)      (204,546)      (204,547)      (204,547)
Net Income--GAAP Basis                        (142,073)    (1,724,748)    (4,023,074)    (3,814,201)    (4,087,916)    (3,245,658)
Taxable Income
  from operations (4)                                0     (1,476,867)    (5,886,972)    (6,924,141)    (6,059,941)    (4,320,311)
  gain on sale                                       0              0              0              0              0              0
Cash generated from operations (6)            (518,583)    (2,329,774)       599,378       (498,750)      (432,831)      (143,255)
Cash generated from sales                            0              0              0              0              0              0
Cash generated from refinancing                      0              0              0              0              0              0
Cash generated from operations,
  sales and refinancing                       (518,583)    (2,329,774)       599,378       (498,750)      (432,831)      (143,255)
Less: Cash distributions to investors
  from operating cash flow                           0              0              0              0              0              0
  from sales and refinancing                         0              0              0              0              0              0
  from other                                         0              0       (147,151)      (123,455)       (67,968)             0
Cash generated (deficiency) after
  cash distributions                          (518,583)    (2,329,774)       452,227       (622,205)      (500,799)      (143,255)
Less: Special items (not including
  sales and refinancing)
  (identify and quantify)                            0              0              0              0              0              0
Cash generated (deficiency) after
  cash distributions and
  special items                               (518,583)    (2,329,774)       452,227       (622,205)      (500,799)      (143,255)

TAX & DISTRIBUTION DATA                                      FOR THE TAX PERIOD ENDED DECEMBER 31,
PER $1,000 INVESTED (7)                       2001           2002           2003           2004           2005
                                          ------------   ------------   ------------   ------------   ------------
Federal Income Tax Results
  Federal Credit (5)                                 8             47             83             89             89
  State Credit                                       0              0              0              0              0
  Ordinary Income (loss)                           (23)           (91)          (106)           (93)           (66)
    from operations                                (23)           (91)          (106)           (93)           (66)
    from recapture                                   0              0              0              0              0
  Capital gain (loss)                                0              0              0              0              0
Cash Distributions to investors:
  Source (on GAAP basis):
    Investment income                                0              0              0              0              0
    Return of capital                                0        147,151              0        123,455        357,709
Source (on cash basis):
    Sales                                            0              0              0              0              0
    Refinancing                                      0              0              0              0              0
    Operations                                       0              0              0              0              0
    Other                                            0              0              0              0              0
Amount remaining invested in
  program properties                                                                                         98.35%

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                       FROM OPENING THROUGH MARCH 31, 2006

                     CORPORATE OFFERINGS CLOSED DURING 2001

               BOSTON CAPITAL CORPORATE TAX CREDIT FUND XVII, A LP

                                                                 FOR THE FINANCIAL STATEMENT
                                                                    PERIOD ENDED MARCH 31,
                                              2002           2003           2004           2005           2006
                                          ------------   ------------   ------------   ------------   ------------
Gross Revenues                                   6,835        188,818         91,719        111,624        131,013
Profit on sale of properties                         0              0              0              0              0
Less:
  Losses from operating partnerships (1)       (64,176)    (1,885,256)    (3,441,219)    (2,974,825)    (3,100,167)
  Operating Expenses (3)                      (450,876)      (689,019)      (336,865)      (272,255)      (262,465)
  Interest Expense                                   0              0              0              0              0
  Depreciation (2)                             (27,110)      (169,500)      (167,120)      (167,152)      (167,152)
Net Income--GAAP Basis                        (535,327)    (2,554,957)    (3,853,485)    (3,302,608)    (3,898,771)
Taxable Income
  from operations (4)                          (99,027)    (3,763,282)    (4,841,234)    (5,433,021)    (4,072,058)
  gain on sale                                       0              0              0              0              0
Cash generated from operations (6)          (1,416,294)    (1,136,789)      (209,145)      (208,119)       (52,210)
Cash generated from sales                            0              0              0              0              0
Cash generated from refinancing                      0              0              0              0              0
Cash generated from operations,
  sales and refinancing                     (1,416,294)    (1,136,789)      (209,145)      (208,119)       (52,210)
Less: Cash distributions to investors
  from operating cash flow                           0              0              0              0              0
  from sales and refinancing                         0              0              0              0              0
  from other                                         0              0        (75,256)             0              0
Cash generated (deficiency) after
  cash distributions                        (1,416,294)    (1,136,789)      (284,401)      (208,119)       (52,210)
Less: Special items (not including
  sales and refinancing)
  (identify and quantify)                            0              0              0              0              0
Cash generated (deficiency) after cash
  distributions and special items           (1,416,294)    (1,136,789       (284,401)      (208,119)       (52,210)

TAX & DISTRIBUTION DATA                                     FOR THE TAX PERIOD ENDED DECEMBER 31,
PER $1,000 INVESTED (7)                       2001           2002           2003           2004           2005
                                          ------------   ------------   ------------   ------------   ------------
Federal Income Tax Results
  Federal Credit (5)                                 1             13             69             89             90
  State Credit                                       0              0              0              0              0
  Ordinary Income (loss)                           (16)           (67)           (93)          (104)           (73)
    from operations                                (16)           (67)           (93)          (104)           (73)
    from recapture                                   0              0              0              0              0
 Capital gain (loss)                                 0              0              0              0              0
Cash Distributions to investors:
  Source (on GAAP basis)
    Investment income                                0              0              0              0              0
    Return of capital                                0              0         75,256              0        280,000
  Source (on cash basis):
    Sales                                            0              0              0              0              0
    Refinancing                                      0              0              0              0              0
    Operations                                       0              0              0              0              0
    Other                                            0              0              0              0              0
Amount remaining invested in
  program properties                                                                                         98.11%

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                       FROM OPENING THROUGH MARCH 31, 2006

                     CORPORATE OFFERINGS CLOSED DURING 2001

                 THE CALIFORNIA CORORATE TAX CREDIT FUND V, A LP

                                                                          FOR THE FINANCIAL STATEMENT
                                                                             PERIOD ENDED MARCH 31,
                                              2001           2002           2003           2004           2005           2006
                                          ------------   ------------   ------------   ------------   ------------   ------------
Gross Revenues                                       0         69,655         65,142            957          1,446          2,928
Profit on sale of properties                         0              0              0              0              0              0
Less:
  Losses from operating partnerships (1)             0       (915,470)      (922,292)      (810,080)      (864,497)      (780,279)
  Operating Expenses (3)                       (13,046)      (127,188)       (93,715)      (102,981)      (103,648)      (109,989)
  Interest Expense                                   0              0              0              0              0              0
  Depreciation (2)                                (784)       (14,088)       (20,452)       (20,452)        (5,939)        (5,939)
Net Income--GAAP Basis                         (13,830)      (987,091)      (971,317)      (932,556)      (972,638)      (893,279)
Taxable Income
  from operations (4)                                0       (498,834)    (1,442,326)      (878,385)      (909,135)      (814,847)
  gain on sale                                       0              0              0              0              0              0
Cash generated from operations (6)             (65,414)       (79,160)        (7,416)       (55,727)       (33,875)       (52,521)
Cash generated from sales                            0              0              0              0              0              0
Cash generated from refinancing                      0              0              0              0              0              0
Cash generated from operations,
  sales and refinancing                        (65,414)       (79,160)        (7,416)       (55,727)       (33,875)       (52,521)
Less: Cash distributions to investors
  from operating cash flow                           0              0              0              0              0              0
  from sales and refinancing                         0              0              0              0              0              0
  from other                                         0              0       (268,284)             0              0              0
Cash generated (deficiency) after
  cash distributions                           (65,414)       (79,160)      (275,700)       (55,727)       (33,875)       (52,521)
Less: Special items (not including
  sales and refinancing)
  (identify and quantify)                            0              0              0              0              0              0
Cash generated (deficiency) after cash
  distributions and special items              (65,414)       (79,160)      (275,700)       (55,727)       (33,875)       (52,521)

TAX & DISTRIBUTION DATA                                       FOR THE TAX PERIOD ENDED DECEMBER 31,
PER $1,000 INVESTED (7)                       2001           2002           2003           2004           2005
                                          ------------   ------------   ------------   ------------   ------------
Federal Income Tax Results
  Federal Credit (5)                                27             65             66             66             66
  State Credit                                      70             81             75              5              0
  Ordinary Income (loss)                           (28)           (79)           (48)           (50)           (45)
    from operations                                (28)           (79)           (48)           (50)           (45)
    from recapture                                   0              0              0              0              0
  Capital gain (loss)                                0              0              0              0              0
Cash Distributions to investors:
  Source (on GAAP basis)                             0                                                           0
    Investment income                                0              0              0              0              0
    Return of capital                                0        268,284              0              0              0
  Source (on cash basis):
    Sales                                            0              0              0              0              0
    Refinancing                                      0              0              0              0              0
    Operations                                       0              0              0              0              0
    Other                                            0              0              0              0              0
Amount remaining invested in
  program properties                                                                                         98.60%

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                       FROM OPENING THROUGH MARCH 31, 2006

                     CORPORATE OFFERINGS CLOSED DURING 2001

                 THE GEORGIA CORPORATE TAX CREDIT FUND II, A LP

                                                                     FOR THE FINANCIAL STATEMENT
                                                                        PERIOD ENDED MARCH 31,
                                                   2002           2003           2004           2005           2006
                                               ------------   ------------   ------------   ------------   ------------
Gross Revenues                                        1,167          5,780          9,648         28,304          2,893
Profit on sale of properties                              0              0              0              0              0
Less:
  Losses from operating partnerships (1)                  0     (1,233,869)    (3,146,168)    (1,448,246)    (1,377,346)
  Operating Expenses (3)                           (122,105)      (578,368)      (173,580)      (100,848)      (122,485)
  Interest Expense                                        0              0              0              0              0
  Depreciation (2)                                   (9,784)       (72,161)      (101,047)      (101,047)       (55,433)
Net Income--GAAP Basis                             (130,722)    (1,878,618)    (3,411,147)    (1,621,837)    (1,552,371)
Taxable Income
  from operations (4)                               (15,786)    (1,359,982)    (3,264,693)    (2,025,248)    (2,895,509)
  gain on sale                                            0              0              0              0              0
Cash generated from operations (6)                 (161,016)    (1,209,307)      (172,155)      (102,628)      (119,592)
Cash generated from sales                                 0              0              0              0              0
Cash generated from refinancing                           0              0              0              0              0
Cash generated from operations, sales
  and refinancing                                  (161,016)    (1,209,307)      (172,155)      (102,628)      (119,592)
Less: Cash distributions to investors
  from operating cash flow                                0              0              0              0              0
  from sales and refinancing                              0              0              0              0              0
  from other                                              0       (228,237)             0              0              0
Cash generated (deficiency) after
  cash distributions                               (161,016)    (1,437,544)      (172,155)      (102,628)      (119,592)
Less: Special items (not including sales
  and refinancing) (identify and quantify)                0              0              0              0              0
Cash generated (deficiency) after cash
  distributions and special items                  (161,016)    (1,437,544)      (172,155)      (102,628)      (119,592)

TAX & DISTRIBUTION DATA                                          FOR THE TAX PERIOD ENDED DECEMBER 31,
PER $1,000 INVESTED (7)                            2001           2002           2003           2004           2005
                                               ------------   ------------   ------------   ------------   ------------
Federal Income Tax Results
  Federal Credit (5)                                      0              2             38             49             89
  State Credit                                            0             18             67             94            237
  Ordinary Income (loss)                                 (3)           (34)          (119)           (74)          (136)
    from operations                                      (3)           (34)          (119)           (74)          (136)
    from recapture                                        0              0              0              0              0
  Capital gain (loss)                                     0              0              0              0              0
Cash Distributions to investors:
Source (on GAAP basis)                                    0                                            0              0
Investment income                                         0              0              0              0              0
Return of capital                                         0        228,237              0              0              0
  Source (on cash basis):
    Sales                                                 0              0              0              0              0
    Refinancing                                           0              0              0              0              0
    Operations                                            0              0              0              0              0
    Other                                                 0              0              0              0              0
Amount remaining invested in
  program properties                                                                                              98.62%

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                       FROM OPENING THROUGH MARCH 31, 2006

                     CORPORATE OFFERINGS CLOSED DURING 2001

           BOSTON CAPITAL MID-ATLANTIC CORPORATE TAX CREDIT FUND, A LP

                                                                     FOR THE FINANCIAL STATEMENT
                                                                        PERIOD ENDED MARCH 31,
                                                   2002           2003           2004           2005           2006
                                               ------------   ------------   ------------   ------------   ------------
Gross Revenues                                        4,260         57,622          5,578          1,869          8,743
Profit on sale of properties                              0              0              0              0              0
Less:
  Losses from operating partnerships (1)            (22,157)    (1,694,104)      (940,252)      (936,801)      (825,853)
  Operating Expenses (3)                           (227,874)       (73,508)       (71,497)       (53,168)       (61,421)
  Interest Expense                                        0              0              0              0              0
  Depreciation (2)                                  (30,767)       (43,969)       (43,002)       (43,002)       (43,016)
Net Income--GAAP Basis                             (276,538)    (1,753,959)    (1,049,173)    (1,031,102)      (921,547)
Taxable Income
  from operations (4)                               (73,832)    (1,744,113)    (1,503,979)    (1,390,018)    (1,085,737)
  gain on sale                                            0              0              0              0              0
Cash generated from operations (6)                 (863,771)       (30,451)       310,264         11,794         83,645
Cash generated from sales                                 0              0              0              0              0
Cash generated from refinancing                           0              0              0              0              0
Cash generated from operations, sales
  and refinancing                                  (863,771)       (30,451)       310,264         11,794         83,645
Less: Cash distributions to investors
  from operating cash flow                                0              0              0              0              0
  from sales and refinancing                              0              0              0              0              0
  from other                                              0     (1,664,008)             0        (85,118)             0
Cash generated (deficiency) after
  cash distributions                               (863,771)    (1,694,459)       310,264        (73,324)        83,645
Less: Special items (not including sales
  and refinancing) (identify and quantify)                0              0              0              0              0
Cash generated (deficiency) after cash
  distributions and special items                  (863,771)    (1,694,459)       310,264        (73,324)        83,645

TAX & DISTRIBUTION DATA                                          FOR THE TAX PERIOD ENDED DECEMBER 31,
PER $1,000 INVESTED (7)                            2001           2002           2003           2004           2005
                                               ------------   ------------   ------------   ------------   ------------
Federal Income Tax Results
  Federal Credit (5)                                      0             50             90             90             90
  State Credit                                            0              0              0              0              0
  Ordinary Income (loss)                                 (5)          (139)          (120)          (111)           (86)
    from operations                                      (5)          (139)          (120)          (111)           (86)
    from recapture                                        0              0              0              0              0
  Capital gain (loss)                                     0              0              0              0              0
Cash Distributions to investors:
  Source (on GAAP basis)                                  0                                            0
    Investment income                                     0              0              0              0              0
    Return of capital                                     0      1,835,678              0         85,118              0
Source (on cash basis):
    Sales                                                 0              0              0              0              0
    Refinancing                                           0              0              0              0              0
    Operations                                            0              0              0              0              0
    Other                                                 0              0              0              0              0
Amount remaining invested in
  program properties                                                                                              98.72%

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                       FROM OPENING THROUGH MARCH 31, 2006

                     CORPORATE OFFERINGS CLOSED DURING 2001

                  DIRECT PLACEMENT OFFERINGS CLOSED DURING 2001

                                                                      FOR THE FINANCIAL STATEMENT
                                                                         PERIOD ENDED MARCH 31,
                                              2001           2002           2003           2004           2005           2006
                                          ------------   ------------   ------------   ------------   ------------   ------------
Gross Revenues                                     565         49,231         75,629         71,614         17,599         31,941
Profit on sale of properties                         0              0              0              0              0              0
Less:
  Losses from operating
    partnerships (1)                                 0        (49,647)      (646,592)    (1,022,687)    (1,410,292)      (859,429)
  Operating Expenses (3)                      (160,709)       (99,719)      (340,885)      (172,157)      (132,084)      (130,936)
  Interest Expense                                   0              0              0              0              0              0
  Depreciation (2)                              (2,730)       (35,533)       (65,135)       (71,690)       (71,677)       (71,677)
Net Income--GAAP Basis                        (162,874)      (135,668)      (976,983)    (1,194,920)    (1,596,454)    (1,030,101)
Taxable Income
  from operations (4)                                0       (414,305)    (1,634,174)    (2,152,171)    (1,852,839)    (1,664,830)
  gain on sale                                       0              0              0              0              0              0
Cash generated from operations (6)            (351,600)      (138,393)      (523,623)       (23,088)       (37,913)       100,782
Cash generated from sales                            0              0              0              0              0              0
Cash generated from refinancing                      0              0              0              0              0              0
Cash generated from operations,
  sales and refinancing                       (351,600)      (138,393)      (523,623)       (23,088)       (37,913)       100,782
Less: Cash distributions to investors
  from operating cash flow                           0              0              0              0              0              0
  from sales and refinancing                         0              0              0              0              0              0
  from other                                         0              0              0              0       (122,462)      (205,614)
Cash generated (deficiency) after
  cash distributions                          (351,600)      (138,393)      (523,623)       (23,088)      (160,375)      (104,832)
Less: Special items (not including
  sales and refinancing)
  (identify and quantify)                            0              0              0              0              0              0
Cash generated (deficiency) after
  cash distributions and
  special items                               (351,600)      (138,393)      (523,623)       (23,088)      (160,375)      (104,832)

TAX & DISTRIBUTION DATA                                     FOR THE TAX PERIOD ENDED DECEMBER 31,
PER $1,000 INVESTED (7)                       2001           2002           2003           2004           2005
                                          ------------   ------------   ------------   ------------   ------------
Federal Income Tax Results
  Federal Credit (5)                                12             75             55             84             91
  State Credit                                       0              0              0              0              0
  Ordinary Income (loss)                           (32)           (71)           (99)           (81)           (72)
    from operations                                (32)           (71)           (99)           (81)           (72)
    from recapture                                   0              0              0              0              0
  Capital gain (loss)                                0              0              0              0              0
Cash Distributions to investors:
  Source (on GAAP basis)
    Investment income                                0              0              0              0              0
    Return of capital                                0              0              0        122,462        205,614
  Source (on cash basis):
    Sales                                            0              0              0              0              0
    Refinancing                                      0              0              0              0              0
    Operations                                       0              0              0              0              0
    Other                                            0              0              0              0              0
Amount remaining invested in
  program properties                                                                                         97.82%

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                       FROM OPENING THROUGH MARCH 31, 2006

                     CORPORATE OFFERINGS CLOSED DURING 2002

              BOSTON CAPITAL CORPORATE TAX CREDIT FUND XVIII, A LP

                                                                                FOR THE FINANCIAL STATEMENT
                                                                                   PERIOD ENDED MARCH 31,
                                                                   2003            2004            2005            2006
                                                               ------------    ------------    ------------    ------------
Gross Revenues                                                      120,918         610,441         202,579          80,612
Profit on sale of properties                                              0               0               0               0
Less:
  Losses from operating partnerships (1)                           (380,830)     (4,603,196)     (6,523,104)     (5,243,432)
  Operating Expenses (3)                                         (1,009,290)     (1,757,155)       (776,576)       (585,304)
  Interest Expense                                                        0               0               0               0
  Depreciation (2)                                                  (81,089)       (407,636)       (405,886)       (464,279)
Net Income--GAAP Basis                                           (1,350,291)     (6,157,546)     (7,502,987)     (6,212,403)
Taxable Income
  from operations (4)                                              (631,738)     (7,458,357)    (10,425,164)     (7,763,468)
  gain on sale                                                            0               0               0               0
Cash generated from operations (6)                                 (288,330)     (4,960,169)       (321,153)       (481,675)
Cash generated from sales                                                 0               0               0               0
Cash generated from refinancing                                           0               0               0               0
Cash generated from operations,
  sales and refinancing                                            (288,330)     (4,960,169)       (321,153)       (481,675)
Less: Cash distributions to investors
  from operating cash flow                                                0               0               0               0
  from sales and refinancing                                              0               0               0               0
  from other                                                       (372,964)              0        (148,770)     (1,745,614)
Cash generated (deficiency) after
  cash distributions                                               (661,294)     (4,960,169)       (469,923)     (2,227,289)
Less: Special items (not including
  sales and refinancing) (identify
  and quantify)                                                           0               0               0               0
Cash generated (deficiency) after
  cash distributions and special items                             (661,294)     (4,960,169)       (469,923)     (2,227,289)

TAX & DISTRIBUTION DATA                                                   FOR THE TAX PERIOD ENDED DECEMBER 31,
PER $1,000 INVESTED (7)                                            2002            2003            2004            2005
                                                               ------------    ------------    ------------    ------------
Federal Income Tax Results                                                1              44              75              74
  Federal Credit (5)
  State Credit                                                            0               0               0               0
  Ordinary Income (loss)                                                 (7)            (59)            (83)            (59)
    from operations                                                      (7)            (59)            (83)            (59)
    from recapture                                                        0               0               0               0
  Capital gain (loss)                                                     0               0               0               0
Cash Distributions to investors:
  Source (on GAAP basis):
    Investment income                                                     0               0               0               0
    Return of capital                                                     0         372,964         148,770       1,745,615
Source (on cash basis):
    Sales                                                                 0               0               0               0
    Refinancing                                                           0               0               0               0
    Operations                                                            0               0               0               0
    Other                                                                 0               0               0               0
Amount remaining invested in program properties                                                                       96.44%

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                       FROM OPENING THROUGH MARCH 31, 2006

                     CORPORATE OFFERINGS CLOSED DURING 2002

                  DIRECT PLACEMENT OFFERINGS CLOSED DURING 2002

                                                                        FOR THE FINANCIAL STATEMENT
                                                                            PERIOD ENDED MARCH 31,
                                                      2002            2003           2004            2005            2006
                                                 -------------   -------------   -------------   -------------   -------------
Gross Revenues                                             127          13,989          20,902         127,840         210,633
Profit on sale of properties                                 0               0               0               0               0
Less:
  Losses from operating partnerships (1)                     0        (828,043)     (4,181,654)     (8,079,420)     (7,596,530)
  Operating Expenses (3)                               (43,466)     (1,007,254)       (752,897)     (1,331,327)       (702,545)
  Interest Expense                                           0               0               0        (505,985)     (1,955,432)
  Depreciation (2)                                      (3,169)       (110,803)       (178,314)       (264,989)       (263,345)
Net Income--GAAP Basis                                 (46,508)     (1,932,111)     (5,091,963)    (10,053,881)    (10,307,219)
Taxable Income
  from operations (4)                                        0      (1,296,288)     (4,880,886)     (9,700,220)    (11,178,643)
  gain on sale                                               0               0               0               0               0
Cash generated from operations (6)                    (208,978)     (2,046,776)       (811,618)     (1,190,867)     (2,571,346)
Cash generated from sales                                    0               0               0               0               0
Cash generated from refinancing                              0               0               0               0               0
Cash generated from operations, sales
  and refinancing                                     (208,978)     (2,046,776)       (811,618)     (1,190,867)     (2,571,346)
Less: Cash distributions to investors
  from operating cash flow                                   0               0               0               0               0
  from sales and refinancing                                 0               0               0               0               0
  from other                                                 0               0        (144,302)       (166,536)     (1,412,581)
Cash generated (deficiency) after cash
  distributions                                       (208,978)     (2,046,776)       (955,920)     (1,357,403)     (3,983,927)
Less: Special items (not including sales and
  refinancing) (identify and quantify)                       0               0               0               0               0
Cash generated (deficiency) after cash
  distributions and special items                     (208,978)     (2,046,776)       (955,920)     (1,357,403)     (3,983,927)

TAX & DISTRIBUTION DATA                                                   FOR THE TAX PERIOD ENDED DECEMBER 31,
PER $1,000 INVESTED (7)                                            2002            2003            2004            2005
                                                               ------------    ------------    ------------    ------------
Federal Income Tax Results
  Federal Credit (5)                                                     10              39              60              76
  State Credit                                                            0               0               4              13
  Ordinary Income (loss)                                                (27)            (56)            (71)            (85)
    from operations                                                     (27)            (56)            (71)            (85)
    from recapture                                                        0               0               0               0
  Capital gain (loss)                                                     0               0               0               0
Cash Distributions to investors:
  Source (on GAAP basis)
    Investment income                                                     0               0               0               0
    Return of capital                                                     0         144,302          98,338       1,480,779
  Source (on cash basis):
    Sales                                                                 0               0               0               0
    Refinancing                                                           0               0               0               0
    Operations                                                            0               0               0               0
    Other                                                                 0               0               0               0
Amount remaining invested in
  program properties                                                                                                  97.11%

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                       FROM OPENING THROUGH MARCH 31, 2006

                     CORPORATE OFFERINGS CLOSED DURING 2003

               BOSTON CAPITAL CORPORATE TAX CREDIT FUND XIX, A LP

                                                                                     FOR THE FINANCIAL
                                                                                      STATEMENT PERIOD
                                                                                        ENDED MARCH 31,
                                                                                2004          2005           2006
                                                                            -----------    -----------    -----------
Gross Revenues                                                                    6,484         34,650         49,156
Profit on sale of properties                                                          0              0              0
Less:
  Losses from operating partnerships (1)                                        (24,658)    (2,886,148)    (5,101,472)
  Operating Expenses (3)                                                     (1,906,760)      (518,422)      (482,976)
  Interest Expense                                                                    0              0              0
  Depreciation (2)                                                             (124,350)      (327,990)      (357,037)
Net Income--GAAP Basis                                                       (2,049,284)    (3,697,910)    (5,892,329)
Taxable Income
  from operations (4)                                                          (539,612)    (7,393,682)    (3,519,005)
  gain on sale                                                                        0              0              0
Cash generated from operations (6)                                           (4,017,260)      (587,781)      (362,088)
Cash generated from sales                                                             0              0              0
Cash generated from refinancing                                                       0              0              0
Cash generated from operations, sales and refinancing                        (4,017,260)      (587,781)      (362,088)
Less: Cash distributions to investors
  from operating cash flow                                                            0              0              0
  from sales and refinancing                                                          0              0              0
  from other                                                                          0              0       (375,000)
Cash generated (deficiency) after cash
  distributions                                                              (4,017,260)      (587,781)      (737,088)
Less: Special items (not including sales
  and refinancing) (identify and quantify)                                            0              0              0
Cash generated (deficiency) after cash
  distributions and special items                                            (4,017,260)      (587,781)      (737,088)

                                                                                    FOR THE TAX PERIOD ENDED
TAX & DISTRIBUTION DATA                                                                   DECEMBER 31,
PER $1,000 INVESTED (7)                                                        2003            2004          2005
                                                                            -----------    -----------    -----------
Federal Income Tax Results
  Federal Credit (5)                                                                  1             16             69
  State Credit                                                                        0              0              0
  Ordinary Income (loss)                                                             (6)           (78)           (37)
    from operations                                                                  (6)           (78)           (37)
    from recapture                                                                    0              0              0
  Capital gain (loss)                                                                 0              0              0
Cash Distributions to investors:
  Source (on GAAP basis):
    Investment income                                                                 0              0              0
    Return of capital                                                                 0              0        375,000
  Source (on cash basis):
    Sales                                                                             0              0              0
    Refinancing                                                                       0              0              0
    Operations                                                                        0              0              0
    Other                                                                             0              0              0
Amount remaining invested in
  program properties                                                                                            97.82%

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                       FROM OPENING THROUGH MARCH 31, 2006

                     CORPORATE OFFERINGS CLOSED DURING 2003

                  DIRECT PLACEMENT OFFERINGS CLOSED DURING 2003

                                                                               FOR THE FINANCIAL STATEMENT
                                                                                   PERIOD ENDED MARCH 31,
                                                                  2003             2004            2005            2006
                                                               ------------    ------------    ------------    ------------
Gross Revenues                                                        1,536          94,859          33,745          19,244
Profit on sale of properties                                              0               0               0               0
Less:
  Losses from operating partnerships (1)                                  0        (297,903)     (1,425,280)       (817,932)
  Operating Expenses (3)                                            (76,606)       (523,877)       (402,561)       (195,508)
  Interest Expense                                                        0        (319,567)              0               0
  Depreciation (2)                                                   (4,552)       (104,362)       (152,119)       (117,397)
Net Income--GAAP Basis                                              (79,622)     (1,150,850)     (1,946,215)     (1,111,593)
Taxable Income
  from operations (4)                                                     0        (867,081)     (3,291,915)       (810,101)
  gain on sale                                                            0               0               0               0
Cash generated from operations (6)                                 (423,269)     (1,066,403)       (548,210)       (407,784)
Cash generated from sales                                                 0               0               0               0
Cash generated from refinancing                                           0               0               0               0
Cash generated from operations, sales and refinancing              (423,269)     (1,066,403)       (548,210)       (407,784)
Less: Cash distributions to investors
  from operating cash flow                                                0               0               0               0
  from sales and refinancing                                              0               0               0      (5,784,795)
  from other                                                              0               0               0               0
Cash generated (deficiency) after cash distributions               (423,269)     (1,066,403)       (548,210)     (6,192,579)
Less: Special items (not including sales and
  refinancing) (identify and quantify)                                    0               0               0               0
Cash generated (deficiency) after cash
  distributions and special items                                  (423,269)     (1,066,403)       (548,210)     (6,192,579)

                                                                                    FOR THE TAX PERIOD ENDED
TAX & DISTRIBUTION DATA                                                                   DECEMBER 31,
PER $1,000 INVESTED (7)                                                        2003           2004           2005
                                                                            -----------    -----------    -----------
Federal Income Tax Results
  Federal Credit (5)                                                                  2             27             33
  State Credit                                                                        2             51             60
Ordinary Income (loss)                                                              (14)           (46)           (54)
    from operations                                                                 (14)           (46)           (54)
    from recapture                                                                    0              0              0
Capital gain (loss)                                                                   0              0              0
Cash Distributions to investors:
  Source (on GAAP basis)
    Investment income                                                                 0              0              0
    Return of capital                                                                 0              0      1,381,636
  Source (on cash basis):
    Sales                                                                             0              0              0
    Refinancing                                                                       0              0              0
    Operations                                                                        0              0              0
    Other                                                                             0              0              0
Amount remaining invested in
  program properties                                                                                            97.19%

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                       FROM OPENING THROUGH MARCH 31, 2006

                     CORPORATE OFFERINGS CLOSED DURING 2004

                BOSTON CAPITAL CORPORATE TAX CREDIT FUND XX, A LP

                                                                                       FOR THE FINANCIAL
                                                                                       STATEMENT PERIOD
                                                                                         ENDED MARCH 31,
                                                                               2004           2005           2006
                                                                            -----------    -----------    -----------
Gross Revenues                                                                      739         38,889        135,268
Profit on sale of properties                                                          0              0              0
Less:
  Losses from operating partnerships (1)                                              0     (1,180,137)    (1,291,269)
  Operating Expenses (3)                                                       (337,179)      (477,306)      (215,023)
  Interest Expense                                                                    0              0              0
  Depreciation (2)                                                               (8,725)      (108,610)      (110,681)
Net Income--GAAP Basis                                                         (345,165)    (1,727,164)    (1,481,705)
Taxable Income from operations (4)                                                    0     (1,794,687)    (2,553,927)
  gain on sale                                                                        0              0              0
Cash generated from operations (6)                                           (1,174,157)      (444,185)        (6,273)
Cash generated from sales                                                             0              0              0
Cash generated from refinancing                                                       0              0              0
Cash generated from operations, sales and refinancing                        (1,174,157)      (444,185)        (6,273)
Less: Cash distributions to investors
  from operating cash flow                                                            0              0              0
  from sales and refinancing                                                          0              0              0
  from other                                                                          0              0              0
Cash generated (deficiency) after cash distributions                         (1,174,157)      (444,185)        (6,273)
Less: Special items (not including sales and
  refinancing) (identify and quantify)                                                0              0              0
Cash generated (deficiency) after cash
  distributions and special items                                            (1,174,157)      (444,185)        (6,273)

                                                                                                     FOR THE TAX
                                                                                                     PERIOD ENDED
TAX & DISTRIBUTION DATA                                                                              DECEMBER 31,
PER $1,000 INVESTED (7)                                                                            2004        2005
                                                                                                  -------     -------
Federal Income Tax Results
  Federal Credit (5)                                                                                    8          60
  State Credit                                                                                          0           0
  Ordinary Income (loss)                                                                              (61)        (69)
    from operations                                                                                   (61)        (69)
    from recapture                                                                                      0           0
  Capital gain (loss)                                                                                   0           0
Cash Distributions to investors:
  Source (on GAAP basis)
    Investment income                                                                                   0           0
    Return of capital                                                                                   0           0
  Source (on cash basis):
    Sales                                                                                               0           0
    Refinancing                                                                                         0           0
    Operations                                                                                          0           0
    Other                                                                                               0           0
Amount remaining invested in program properties                                                                 99.82%

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                       FROM OPENING THROUGH MARCH 31, 2006

                     CORPORATE OFFERINGS CLOSED DURING 2004

               BOSTON CAPITAL CORPORATE TAX CREDIT FUND XX-A, A LP

                                                                                       FOR THE FINANCIAL
                                                                                        STATEMENT PERIOD
                                                                                         ENDED MARCH 31,
                                                                               2004           2005           2006
                                                                            -----------    -----------    -----------
Gross Revenues                                                                    7,995        189,835        231,495
Profit on sale of properties                                                          0              0              0
Less:
  Losses from operating partnerships (1)                                              0     (1,077,456)    (2,229,667)
  Operating Expenses (3)                                                       (591,957)      (844,845)      (414,996)
  Interest Expense                                                                    0              0              0
  Depreciation (2)                                                              (14,784)      (184,347)      (190,521)
Net Income--GAAP Basis                                                         (598,746)    (1,916,813)    (2,603,689)
Taxable Income from operations (4)                                                    0     (1,538,298)    (3,749,467)
  gain on sale                                                                        0              0              0
Cash generated from operations (6)                                           (2,091,942)      (383,441)      (412,319)
Cash generated from sales                                                             0              0              0
Cash generated from refinancing                                                       0              0              0
Cash generated from operations, sales and refinancing                        (2,091,942)      (383,441)      (412,319)
Less: Cash distributions to investors
  from operating cash flow                                                            0              0              0
  from sales and refinancing                                                          0              0              0
  from other                                                                          0              0              0
Cash generated (deficiency) after cash distributions                         (2,091,942)      (383,441)      (412,319)
Less: Special items (not including sales and
  refinancing) (identify and quantify)                                                0              0              0
Cash generated (deficiency) after cash
  distributions and special items                                            (2,091,942)      (383,441)      (412,319)

                                                                                                      FOR THE TAX
                                                                                                      PERIOD ENDED
TAX & DISTRIBUTION DATA                                                                               DECEMBER 31,
PER $1,000 INVESTED (7)                                                                             2004        2005
                                                                                                  -------     -------
Federal Income Tax Results
  Federal Credit (5)                                                                                    7          56
  State Credit                                                                                          0           0
  Ordinary Income (loss)                                                                              (30)        (58)
    from operations                                                                                   (30)        (58)
    from recapture                                                                                      0           0
  Capital gain (loss)                                                                                   0           0
Cash Distributions to investors:
  Source (on GAAP basis)
    Investment income                                                                                   0           0
    Return of capital                                                                                   0           0
  Source (on cash basis):
    Sales                                                                                               0           0
    Refinancing                                                                                         0           0
    Operations                                                                                          0           0
    Other                                                                                               0           0
Amount remaining invested in program properties                                                                 98.96%

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                       FROM OPENING THROUGH MARCH 31, 2006

                     CORPORATE OFFERINGS CLOSED DURING 2004

               BOSTON CAPITAL CORPORATE TAX CREDIT FUND XXI, A LP

                                                                                              FOR THE FINANCIAL
                                                                                               STATEMENT PERIOD
                                                                                                ENDED MARCH 31,
                                                                                          2005                2006
                                                                                    -----------------    -------------
Gross Revenues                                                                                 80,397          214,975
Profit on sale of properties
Less:
  Losses from operating partnerships (1)                                                   (2,276,983)      (5,228,184)
  Operating Expenses (3)                                                                   (2,634,703)        (944,523)
  Interest Expense                                                                                  0                0
  Depreciation (2)                                                                           (348,339)        (624,971)
Net Income--GAAP Basis                                                                     (5,179,628)      (6,582,703)
Taxable Income from operations (4)                                                           (474,821)      (9,015,489)
  gain on sale                                                                                      0                0
Cash generated from operations (6)                                                         (6,876,239)        (955,317)
Cash generated from sales                                                                           0                0
Cash generated from refinancing                                                                     0                0
Cash generated from operations, sales and refinancing                                      (6,876,239)        (955,317)
Less: Cash distributions to investors
  from operating cash flow                                                                          0                0
  from sales and refinancing                                                                        0                0
  from other                                                                                        0         (312,954)
Cash generated (deficiency) after cash distributions                                       (6,876,239)      (1,268,271)
Less: Special items (not including sales and
  refinancing) (identify and quantify)                                                              0                0
Cash generated (deficiency) after cash
  distributions and special items                                                          (6,876,239)      (1,268,271)

                                                                                                     FOR THE TAX
                                                                                                     PERIOD ENDED
TAX & DISTRIBUTION DATA                                                                              DECEMBER 31,
PER $1,000 INVESTED (7)                                                                            2004        2005
                                                                                                  -------     -------
Federal Income Tax Results
  Federal Credit (5)                                                                                    4          29
  State Credit                                                                                          0           0
  Ordinary Income (loss)                                                                               (5)        (52)
    from operations                                                                                    (5)        (52)
    from recapture                                                                                      0           0
  Capital gain (loss)                                                                                   0           0
Cash Distributions to investors:
  Source (on GAAP basis)
    Investment income                                                                                   0           0
    Return of capital                                                                                   0     312,954
  Source (on cash basis):
    Sales                                                                                               0           0
    Refinancing                                                                                         0           0
    Operations                                                                                          0           0
    Other                                                                                               0           0
Amount remaining invested in program properties                                                                 99.54%

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                       FROM OPENING THROUGH MARCH 31, 2006

                     CORPORATE OFFERINGS CLOSED DURING 2004

               BOSTON CAPITAL CORPORATE TAX CREDIT FUND XXII, A LP

                                                                                             FOR THE FINANCIAL
                                                                                              STATEMENT PERIOD
                                                                                               ENDED MARCH 31,
                                                                                          2005               2006
                                                                                    -----------------    -------------
Gross Revenues                                                                                 61,532          105,102
Profit on sale of properties                                                                        0                0
Less:
  Losses from operating partnerships (1)                                                      (23,414)      (1,761,706)
  Operating Expenses (3)                                                                     (527,583)        (710,807)
  Interest Expense                                                                                  0                0
  Depreciation (2)                                                                           (120,538)        (363,349)
Net Income--GAAP Basis                                                                       (610,003)      (2,730,760)
Taxable Income from operations (4)                                                            (51,932)      (3,309,225)
  gain on sale                                                                                      0                0
Cash generated from operations (6)                                                         (3,437,726)        (437,734)
Cash generated from sales                                                                           0                0
Cash generated from refinancing                                                                     0                0
Cash generated from operations, sales and refinancing                                      (3,437,726)        (437,734)
Less: Cash distributions to investors
  from operating cash flow                                                                          0                0
  from sales and refinancing                                                                        0                0
  from other                                                                                        0                0
Cash generated (deficiency) after cash distributions                                       (3,437,726)        (437,734)
Less: Special items (not including sales and
  refinancing) (identify and quantify)                                                              0                0
Cash generated (deficiency) after cash
  distributions and special items                                                          (3,437,726)        (437,734)

                                                                                                      FOR THE TAX
                                                                                                      PERIOD ENDED
TAX & DISTRIBUTION DATA                                                                               DECEMBER 31,
PER $1,000 INVESTED (7)                                                                             2004        2005
                                                                                                  -------     -------
Federal Income Tax Results
  Federal Credit (5)                                                                                    0          12
  State Credit                                                                                          0           0
  Ordinary Income (loss)                                                                               (1)        (28)
    from operations                                                                                    (1)        (28)
    from recapture                                                                                      0           0
  Capital gain (loss)                                                                                   0           0
Cash Distributions to investors:
  Source (on GAAP basis)
    Investment income                                                                                   0           0
    Return of capital                                                                                   0           0
  Source (on cash basis):
    Sales                                                                                               0           0
    Refinancing                                                                                         0           0
    Operations                                                                                          0           0
    Other                                                                                               0           0
Amount remaining invested in program properties                                                                 99.84%

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                       FROM OPENING THROUGH MARCH 31, 2006

                     CORPORATE OFFERINGS CLOSED DURING 2004

                  DIRECT PLACEMENT OFFERINGS CLOSED DURING 2004

                                                                                 FOR THE FINANCIAL
                                                                                  STATEMENT PERIOD
                                                                                   ENDED MARCH 31,
                                                                     2004                2005                2006
                                                               -----------------   -----------------   -----------------
Gross Revenues                                                               460               5,921               5,686
Profit on sale of properties                                                   0                   0                   0
Less:
  Losses from operating partnerships (1)                                       0             (42,953)           (708,762)
  Operating Expenses (3)                                                (128,291)            (81,396)            (68,009)
  Interest Expense                                                             0                   0                   0
  Depreciation (2)                                                        (4,937)            (24,109)            (25,978)
Net Income--GAAP Basis                                                  (132,768)           (142,537)           (797,063)
Taxable Income from operations (4)                                             0            (125,029)           (607,086)
  gain on sale                                                                 0                   0                   0
Cash generated from operations (6)                                      (126,026)           (225,595)            (63,485)
Cash generated from sales                                                      0                   0                   0
Cash generated from refinancing                                                0                   0                   0
Cash generated from operations, sales and refinancing                   (126,026)           (225,595)            (63,485)
Less: Cash distributions to investors
  from operating cash flow                                                     0                   0                   0
  from sales and refinancing                                                   0                   0                   0
  from other                                                                   0                   0                   0
Cash generated (deficiency) after cash distributions                    (126,026)           (225,595)            (63,485)
Less: Special items (not including sales and
  refinancing) (identify and quantify)                                         0                   0                   0
Cash generated (deficiency) after cash
  distributions and special items                                       (126,026)           (225,595)            (63,485)

                                                                                              FOR THE TAX
                                                                                              PERIOD ENDED
TAX & DISTRIBUTION DATA                                                                       DECEMBER 31,
PER $1,000 INVESTED (7)                                                                  2004                2005
                                                                                   -----------------   -----------------
Federal Income Tax Results
  Federal Credit (5)                                                                               0                   5
  State Credit                                                                                     8                  34
  Ordinary Income (loss)                                                                         (13)                (65)
    from operations                                                                              (13)                (65)
    from recapture                                                                                 0                   0
  Capital gain (loss)                                                                              0                   0
Cash Distributions to investors:
  Source (on GAAP basis)
    Investment income                                                                              0                   0
    Return of capital                                                                              0                   0
  Source (on cash basis):
    Sales                                                                                          0                   0
    Refinancing                                                                                    0                   0
    Operations                                                                                     0                   0
    Other                                                                                          0                   0
Amount remaining invested in program properties                                                                    99.14%

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                       FROM OPENING THROUGH MARCH 31, 2006

                     CORPORATE OFFERINGS CLOSED DURING 2005

              BOSTON CAPITAL CORPORATE TAX CREDIT FUND XXIII, A LP

                                                                        FOR THE FINANCIAL
                                                                         STATEMENT PERIOD
                                                                          ENDED MARCH 31,
                                                                     2005                2006
                                                               -----------------   -----------------
Gross Revenues                                                                 0             219,219
Profit on sale of properties                                                   0                   0
Less:
  Losses from operating partnerships (1)                                       0            (164,122)
  Operating Expenses (3)                                                (100,907)           (470,541)
  Interest Expense                                                             0                   0
  Depreciation (2)                                                        (7,606)            (99,797)
Net Income--GAAP Basis                                                  (108,513)           (515,241)
Taxable Income from operations (4)                                             0            (234,340)
  gain on sale                                                                 0                   0
Cash generated from operations (6)                                     1,089,121          (1,140,888)
Cash generated from sales                                                      0                   0
Cash generated from refinancing                                                0                   0
Cash generated from operations, sales and refinancing                  1,089,121          (1,140,888)
Less: Cash distributions to investors
  from operating cash flow                                                     0                   0
  from sales and refinancing                                                   0                   0
  from other                                                                   0                   0
Cash generated (deficiency) after cash distributions                   1,089,121          (1,140,888)
Less: Special items (not including sales and
  refinancing) (identify and quantify)                                         0                   0
Cash generated (deficiency) after cash
  distributions and special items                                      1,089,121          (1,140,888)

                                                                             FOR THE TAX
                                                                             PERIOD ENDED
TAX & DISTRIBUTION DATA                                                      DECEMBER 31,
PER $1,000 INVESTED (7)                                                          2005
                                                                           -----------------
Federal Income Tax Results
  Federal Credit (5)                                                                       4
  State Credit                                                                             0
  Ordinary Income (loss)                                                                  (0)
    from operations                                                                       (0)
    from recapture                                                                         0
  Capital gain (loss) 0 Cash Distributions to investors:
  Source (on GAAP basis)
    Investment income                                                                      0
    Return of capital                                                                      0
  Source (on cash basis):
    Sales                                                                                  0
    Refinancing                                                                            0
    Operations                                                                             0
    Other                                                                                  0
Amount remaining invested in program properties                                       100.00%

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                       FROM OPENING THROUGH MARCH 31, 2006

                     CORPORATE OFFERINGS CLOSED DURING 2005

             BOSTON CAPITAL CORPORATE TAX CREDIT FUND XXIII-A, A LP

                                                                        FOR THE FINANCIAL
                                                                         STATEMENT PERIOD
                                                                          ENDED MARCH 31,
                                                                     2005                2006
                                                               -----------------   -----------------
Gross Revenues                                                                 0             336,672
Profit on sale of properties                                                   0                   0
Less:
  Losses from operating partnerships (1)                                       0          (1,303,309)
  Operating Expenses (3)                                                (105,195)           (489,599)
  Interest Expense                                                             0                   0
  Depreciation (2)                                                        (7,979)           (104,500)
Net Income--GAAP Basis                                                  (113,174)         (1,560,736)
Taxable Income from operations (4)                                             0            (909,921)
  gain on sale                                                                 0                   0
Cash generated from operations (6)                                     2,947,749          (4,025,630)
Cash generated from sales                                                      0                   0
Cash generated from refinancing                                                0                   0
Cash generated from operations, sales and refinancing                  2,947,749          (4,025,630)
Less: Cash distributions to investors
  from operating cash flow                                                     0                   0
  from sales and refinancing                                                   0                   0
  from other                                                                   0                   0
Cash generated (deficiency) after cash distributions                   2,947,749          (4,025,630)
Less: Special items (not including sales and
  refinancing) (identify and quantify)                                         0                   0
Cash generated (deficiency) after cash
  distributions and special items                                      2,947,749          (4,025,630)

                                                                             FOR THE TAX
                                                                             PERIOD ENDED
TAX & DISTRIBUTION DATA                                                      DECEMBER 31,
PER $1,000 INVESTED (7)                                                          2005
                                                                           -----------------
Federal Income Tax Results
  Federal Credit (5)                                                                      28
  State Credit                                                                             0
  Ordinary Income (loss)                                                                 (18)
    from operations                                                                      (18)
    from recapture                                                                         0
  Capital gain (loss)                                                                      0
Cash Distributions to investors:
  Source (on GAAP basis)
    Investment income                                                                      0
    Return of capital                                                                      0
  Source (on cash basis):
    Sales                                                                                  0
    Refinancing                                                                            0
    Operations                                                                             0
    Other                                                                                  0
Amount remaining invested in program properties                                       100.00%

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                       FROM OPENING THROUGH MARCH 31, 2006

                     CORPORATE OFFERINGS CLOSED DURING 2005

               BOSTON CAPITAL CORPORATE TAX CREDIT FUND XXIV, A LP

                                                                  FOR THE TAX
                                                                     2006
                                                               -----------------
Gross Revenues                                                           154,963
Profit on Sale of Properties                                                   0
Less:
     Losses from operating partnerships (1)                             (142,930)
     Operating Expenses (3)                                           (2,140,791)
     Interest Expense                                                          0
     Depreciation (2)                                                   (439,719)
Net Income-GAAP Basis                                                 (2,568,477)
Taxable Income
     From operations (4)                                                (729,271)
     Gain on sale                                                              0
Cash generated from operations (6)                                    (9,721,709)
Cash generated from sales                                                      0
Cash generated from operations, sales
    And refinancing                                                   (9,721,709)
Less:  Cash distributions to investors
    From operating cash flow                                                   0
    From sales and refinancing                                                 0
    From other                                                                 0
Cash generated (deficiency) after cash
    Distributions                                                     (9,721,709)
Less:  special items (not including sales and
    Refinancing)(identify and quantify)                                        0
Cash generated (deficiency) after cash
    Distributions and special items                                   (9,721,709)

                                                                 PERIOD ENDED
TAX & DISTRIBUTION DATA                                          DECEMBER 31,
PER $1,000 INVESTED (7)                                              2005
                                                               -----------------
Federal Income Tax Results
  Federal Credit (5)                                                           0
  State Credit                                                                 0
  Ordinary Income (loss)                                                      (3)
    from operations                                                           (3)
    from recapture                                                             0
  Capital gain (loss)                                                          0
Cash Distributions to investors:
  Source (on GAAP basis)
    Investment income                                                          0
    Return of capital                                                          0
  Source (on cash basis):
    Sales                                                                      0
    Refinancing                                                                0
    Operations                                                                 0
    Other                                                                      0
Amount remaining invested in program properties                           100.00%

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                       FROM OPENING THROUGH MARCH 31, 2006

                     CORPORATE OFFERINGS CLOSED DURING 2005

                  BOSTON CAPITAL CORPORATE TAX CREDIT FUND XXV

                                                                     2006
                                                               -----------------
Gross Revenues                                                            19,133
Profit on Sale of Properties                                                   0
Less:
     Losses from operating partnerships (1)                               21,615
     Operating Expenses (3)                                             (870,888)
     Interest Expense                                                          0
     Depreciation (2)                                                    (84,928)
Net Income-GAAP Basis                                                   (915,068)
Taxable Income
     From operations (4)                                                (227,066)
     Gain on sale                                                              0
Cash generated from operations (6)                                    (2,762,860)
Cash generated from sales                                                      0
Cash generated from operations, sales
    And refinancing                                                   (2,762,860)
Less:  Cash distributions to investors
    From operating cash flow                                                   0
    From sales and refinancing                                                 0
    From other                                                                 0
Cash generated (deficiency) after cash
    Distributions                                                     (2,762,860)
Less:  special items (not including sales and
    Refinancing)(identify and quantify)                                        0
Cash generated (deficiency) after cash
    Distributions and special items                                   (2,762,860)

                                                                 FOR THE TAX
                                                                 PERIOD ENDED
TAX & DISTRIBUTION DATA                                          DECEMBER 31,
PER $1,000 INVESTED (7)                                              2005
                                                               -----------------
Federal Income Tax Results
  Federal Credit (5)                                                           0
  State Credit                                                                 0
  Ordinary Income (loss)                                                      (1)
    from operations                                                           (1)
    from recapture                                                             0
  Capital gain (loss)                                                          0
Cash Distributions to investors:
  Source (on GAAP basis)
    Investment income                                                          0
    Return of capital                                                          0
  Source (on cash basis):
    Sales                                                                      0
    Refinancing                                                                0
    Operations                                                                 0
    Other                                                                      0
Amount remaining invested in program properties                           100.00%

Boston Capital Corporate Tax Credit Fund XXV had not commenced operations as of March 31, 2005, therefore, it does not have audited Financial Statement information to report.

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                       FROM OPENING THROUGH MARCH 31, 2006

                     CORPORATE OFFERINGS CLOSED DURING 2005

                  DIRECT PLACEMENT OFFERINGS CLOSED DURING 2005

                                                                     2006
                                                               -----------------
Gross Revenues                                                             1,027
Profit on Sale of Properties                                                   0
Less:
     Losses from operating partnerships (1)                               (4,139)
     Operating Expenses (3)                                             (343,884)
     Interest Expense                                                          0
     Depreciation (2)                                                    (11,680)
Net Income-GAAP Basis                                                   (358,676)
Taxable Income
     From operations (4)                                                 (10,420)
     Gain on sale                                                              0
Cash generated from operations (6)                                      (313,067)
Cash generated from sales                                                      0
Cash generated from operations, sales
    And refinancing                                                     (313,067)
Less:  Cash distributions to investors
    From operating cash flow                                                   0
    From sales and refinancing                                                 0
    From other                                                                 0
Cash generated (deficiency) after cash
    Distributions                                                       (313,067)
Less:  special items (not including sales and
    Refinancing)(identify and quantify)                                        0
Cash generated (deficiency) after cash
    Distributions and special items                                     (313,067)

                                                                 FOR THE TAX
                                                                 PERIOD ENDED
TAX & DISTRIBUTION DATA                                          DECEMBER 31,
PER $1,000 INVESTED (7)                                              2005
                                                               -----------------
Federal Income Tax Results
  Federal Credit (5)                                                           0
  State Credit                                                                 0
  Ordinary Income (loss)                                                      (1)
    from operations                                                           (1)
    from recapture                                                             0
  Capital gain (loss)                                                          0
Cash Distributions to investors:
  Source (on GAAP basis)
    Investment income                                                          0
    Return of capital                                                          0
  Source (on cash basis):
    Sales                                                                      0
    Refinancing                                                                0
    Operations                                                                 0
    Other                                                                      0
Amount remaining invested in program properties                           100.00%

Operating results of one investment partnership are included in Direct Placements closed during 2005.

                               NOTES TO TABLE III

NOTE 1: THIS FIGURE REPRESENTS THE GAAP INCOME (LOSS) ALLOCABLE TO THE PUBLIC investment partnerships from their investment in operating partnerships. The GAAP income (loss) is gross rental income less ordinary operating expenses, interest expense, depreciation and certain non-recurring fees, such as loan guarantee fees, lease-up fees and partnership management fees paid by the operating partnerships.

NOTE 2: THIS FIGURE REPRESENTS AMORTIZATION OF ONE OR MORE OF THE FOLLOWING costs; acquisitions costs which are amortized over the expected life of the buildings; partnership management fees which are amortized over the expected life of the fund; and investor service fees which are amortized over the expected number of years to service collection of investor installments. Public funds only incur acquisitions costs, while corporate funds incur acquisition costs, partnership management fees and investor service fees.

NOTE 3: OPERATING EXPENSES CONSIST OF INVESTOR SERVICE COSTS AND LEGAL AND accounting fees of the investment partnerships and expenses paid from equity which includes partnership management fees, initial investor service fees and capital commitment fees reported on an accrual basis.

NOTE 4: THE TAXABLE INCOME (LOSSES) FOR THE INVESTMENT PARTNERSHIPS REPRESENT losses from Operating Partnerships which in turn consist substantially of depreciation and mortgage interest.

NOTE 5: FEDERAL CREDITS INCLUDE LOW-INCOME HOUSING TAX CREDITS AND HISTORIC TAX credits.

NOTE 6: CASH GENERATED FROM OPERATIONS IS THE NET INCOME (LOSS), NET OF NON-CASH expenses, adjusted for changes in accounts receivable and payable and distributions received from the operating partnerships.

NOTE 7: FEDERAL LOW-INCOME HOUSING TAX CREDITS AND HISTORIC TAX CREDITS AND taxable income (loss), per $1,000 invested represents the limited partners' allocable share of such items divided by the capital contributed by the limited partners divided by $1,000. This information is presented on a Tax basis and not a GAAP basis.

NOTE 8: THE INFORMATION PROVIDED IN THE TABLES LABELED "TAX & DISTRIBUTION DATA per $1,000 invested on a Tax Basis" is through the period December 31, 2005.

                                                     FILED PURSUANT TO 424(b)(3)
                                                     REGISTRATION NO. 333-108426

                      SUPPLEMENT NO. 2, DATED MAY 16, 2006,
                    TO THE PROSPECTUS, DATED APRIL 14, 2006,
              OF BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.

This Supplement No. 2, dated May 16, 2006 is part of and should be read in conjunction with our Prospectus, dated April 14, 2006, as supplemented by Supplement No. 1, dated May 2, 2006. Capitalized terms used in this Supplement No. 2 but not defined have the same meanings as in our Prospectus. The purpose of this Supplement No. 2 is to:

- provide updated financial information for Boston Capital Real Estate Investment Trust, Inc., as reported in our Quarterly Report on Form 10-Q for the period ended March 31, 2006 filed with the Securities and Exchange Commission on May 15, 2006 (the "First Quarter Form 10-Q"), including the disclosure set forth in the First Quarter Form 10-Q under the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations". This section in the First Quarter Form 10-Q updates the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" beginning on page 131 of our Prospectus;

- revise the information disclosed in the section entitled "Trends Which May Influence Our Results of Operations--Increasing Demand for Rental Apartments"; and

- update the graph entitled "Return on Investment by Property Type Compared to Selected Indexes (1990-2004)" to include information for 2005.

THIS SUPPLEMENT NO. 2 PROVIDES INFORMATION NOT CONTAINED IN OUR PROSPECTUS AND SHOULD BE RETAINED AND READ IN CONJUNCTION WITH OUR PROSPECTUS AND
SUPPLEMENT NO. 1 TO OUR PROSPECTUS.

REFERENCES IN THIS SUPPLEMENT NO. 2 TO "THE COMPANY," "BOSTON CAPITAL REIT," "WE," "OUR" AND "US" REFER TO BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.

SET FORTH BELOW ARE FINANCIAL STATEMENTS AND THE ACCOMPANYING NOTES THERETO OF THE COMPANY AS REPORTED IN THE FIRST QUARTER FORM 10-Q FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 15, 2006.

                          INDEX TO FINANCIAL STATEMENTS

Consolidated Balance Sheets at March 31, 2006
and December 31, 2005                                                        S-2

Consolidated Statements of Operations for the three months
ended March 31, 2006 and 2005                                                S-3

Consolidated Statements of Cash Flows for the three months
ended March 31, 2006 and 2005                                                S-4

Notes to Consolidated Financial Statements                                   S-5

                BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.

                           CONSOLIDATED BALANCE SHEETS

                 (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                                         MARCH 31,     DECEMBER 31,
                                                                           2006            2005
                                                                        (UNAUDITED)
                                                                       ------------    ------------
                               ASSETS

REAL ESTATE
 Land                                                                  $     31,084    $     31,084
 Building and improvements                                                  147,978         147,478
 Furniture, fixtures and equipment                                            8,324           8,290
                                                                       ------------    ------------
                                                                            187,386         186,852
Less accumulated depreciation                                               (14,674)        (13,140)
                                                                       ------------    ------------
                                                                            172,712         173,712
Cash and cash equivalents                                                     2,899           1,629
Accounts receivable-tenants, net of allowance for doubtful
 accounts of $0 for 2006 and 2005                                               144             156
Restricted cash                                                               3,583           2,889
Deferred financing costs, net of accumulated amortization of
 $1,177 and $1,053, respectively                                              1,216           1,240
Other assets, net of accumulated amortization of $168 and
 $90, respectively                                                            4,280           4,027
                                                                       ------------    ------------
                                                                       $    184,834    $    183,653
                                                                       ============    ============
                            LIABILITIES

Line of credit-affiliate                                               $     56,597    $     56,597
Interest payable on line of credit                                            1,251             366
Mortgage notes payable                                                      132,508         132,525
Other note payable                                                            5,556           5,556
Accounts payable and accrued expenses                                         3,048           3,260
Due to related party                                                          6,560           4,944
Other liabilities                                                             1,745             846
                                                                       ------------    ------------
                                                                            207,265         204,094

Commitments and contingencies
Minority interest                                                               161             167
STOCKHOLDERS' DEFICIT
 Preferred stock, $.001 par value, 50,000,000 shares authorized,
  250 shares classified and designated as 12% Series A redeemable cumulative non-voting shares, 173 ($87 liquidation preference)
  12% Series A shares are issued and outstanding at March 31, 2006               87              --
 Common stock, $.001 par value, 350,000,000 shares authorized,
  20,000 shares issued, and outstanding at March 31, 2006                        --              --
 Additional paid-in capital                                                     200             200
 Accumulated deficit                                                        (22,879)        (20,808)
                                                                       ------------    ------------
                                                                            (22,592)        (20,608)
                                                                       ------------    ------------
                                                                       $    184,834    $    183,653
                                                                       ============    ============

                             See accompanying notes.

                BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                 (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                   (UNAUDITED)

                                                                        THREE MONTHS
                                                                       ENDED MARCH 31,
                                                                      2006        2005
                                                                    --------    --------
Revenue
  Rental revenue                                                    $  6,562    $  5,703
  Other revenue                                                           13          --
                                                                    --------    --------
                                                                       6,575       5,703
                                                                    --------    --------
Expenses
  Property operating costs                                             2,133       1,877
  General and administrative                                             980         619
  Depreciation and amortization                                        1,735       1,421
  Portfolio & management fees-related party                              348         308
  Asset management fee-related party                                     365         374
                                                                    --------    --------
                                                                       5,561       4,599
                                                                    --------    --------
Operating income                                                       1,014       1,104
                                                                    --------    --------
Interest (income) expense
  Interest expense on line of credit-affiliate                         1,326       1,344
  Interest expense-other                                               1,768       1,507
  Interest income                                                         (4)         (3)
                                                                    --------    --------
                                                                       3,090       2,848
                                                                    --------    --------
Loss before minority interest                                         (2,076)     (1,744)
Loss attributed to minority interest                                      (5)         --
                                                                    --------    --------
        NET LOSS                                                    $ (2,071)   $ (1,744)
                                                                    ========    ========
  LOSS PER SHARE--BASIC AND DILUTED                                 $   (104)   $    (87)
                                                                    ========    ========
  WEIGHTED AVERAGE COMMON SHARES OUTSTANDING--BASIC AND DILUTED       20,000      20,000
                                                                    ========    ========

                             See accompanying notes.

                BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                             (DOLLARS IN THOUSANDS)

                                   (UNAUDITED)

                                                                        THREE MONTHS
                                                                       ENDED MARCH 31,
                                                                      2006        2005
                                                                    --------    --------
Cash flows from operating activities
  Net loss                                                          $ (2,071)   $ (1,744)
  Adjustments to reconcile net loss to net cash provided
   by (used in) operating activities
   Depreciation and amortization                                       1,735       1,421
   Loss allocated to minority interest                                    (5)         --
   Changes in assets and liabilities
   (Increase) decrease in accounts receivable-tenants                     12          12
   (Increase) decrease in restricted cash                               (428)       (346)
   (Increase) decrease in other assets                                   121          42
   Increase (decrease) in interest payable on
    line of credit - affiliate                                           885         372
   Increase (decrease) in payable and accrued expenses                  (212)       (394)
   Increase (decrease) in due to related party                           392         483
   Increase (decrease) in other liabilities                              899         328
                                                                    --------    --------
       Net cash provided by operating activities                       1,328         174
                                                                    --------    --------
Cash flows from investing activities
  Investment in real estate                                             (535)       (567)
  (Deposits) withdrawals from restricted cash                           (266)        432
                                                                    --------    --------
       Net cash used in investing activities                            (801)       (135)
                                                                    --------    --------
Cash flows from financing activities
  Payment of mortgage note payable                                       (17)        (16)
  Financing costs paid                                                  (100)         --
  Due to related party                                                 1,224         692
  Payment of deferred offering costs                                    (450)       (240)
  Proceeds from sale of preferred stock                                   87          --
  Distribution to minority partner                                        (1)         --
                                                                    --------    --------
       Net cash provided by financing activities                         743         436
                                                                    --------    --------
       NET INCREASE IN CASH AND CASH EQUIVALENTS                       1,270         475
Cash and cash equivalents, beginning of period                         1,629       1,057
                                                                    --------    --------
Cash and cash equivalents, end of period                            $  2,899    $  1,532
                                                                    ========    ========
Supplemental cash flow information:
  Interest paid (includes $440 and $973, respectively,
   of related party interest)                                       $  2,170    $  2,479
                                                                    ========    ========

                             See accompanying notes.

                BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                 MARCH 31, 2006

                                   (UNAUDITED)

                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

NOTE A--ORGANIZATION

Boston Capital Real Estate Investment Trust, Inc., a Maryland corporation, was formed on May 2, 2003 and commenced operations on May 15, 2003. We are a real estate company engaged in the acquisition, ownership, management, and operation of market rate multifamily properties. We expect to qualify as a real estate investment trust, or REIT, under the Internal Revenue Code of 1986 as amended, commencing with the taxable year ended December 31, 2005. We were initially capitalized by the sale of 20,000 shares of $.001 par value common stock to an affiliate. The offering price of $10.00 per share resulted in gross proceeds of $200.

Our day-to-day activities are managed by Boston Capital REIT Advisors, LLC, one of our affiliates and our advisor under the terms and conditions of an advisory agreement. We have no employees of our own. Our advisor is wholly-owned by Boston Capital Holdings Limited Partnership. John P. Manning, our Chairman and Chief Executive Officer, is the general partner of and owns a controlling limited partnership interest in Boston Capital Holdings Limited Partnership. Certain of our officers and directors are also officers of our advisor.

We have filed a Registration Statement on Form S-11 and the related prospectus, as amended and supplemented (the "Prospectus"), with the Securities and Exchange Commission that became effective June 22, 2005 in connection with a public offering of up to 100,000,000 shares of our common stock (excluding 5,000,000 shares reserved for issuance pursuant to our dividend reinvestment plan) on a best efforts basis at $10.00 per share to investors who meet certain suitability requirements. The offering will terminate no later than July 1, 2007 or the failure to sell at least 250,000 shares prior to the expiration of our affiliate line of credit on January 1, 2007, provided that we are unable to extend the line of credit. We have the right to terminate the offering at any time prior to these dates. All monies raised by the offering prior to selling the minimum amount of $2,500 will be placed in an escrow account and earn interest at savings account rates based on the balance held in the account. The current rate is 3.35%. The offering is being made on a best efforts basis; however, if the minimum number of shares is not sold by the termination date, the escrowed funds along with accrued interest will be returned to the investors.

As of March 31, 2006, we owned interests in 11 properties, which were 95% leased. The terms "the Company," "we", "us" and "our" refer to Boston Capital Real Estate Investment Trust, Inc., together with its consolidated subsidiaries and joint ventures.

NOTE B--ACCOUNTING AND FINANCIAL REPORTING POLICIES

BASIS OF ACCOUNTING

We prepared the accompanying unaudited consolidated financial statements as of March 31, 2006 and for the three months then ended in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X under the Securities Act of 1933, as amended, for interim financial information. Accordingly, they do not include all of

                BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                 MARCH 31, 2006

                                   (UNAUDITED)

                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

NOTE B--ACCOUNTING AND FINANCIAL REPORTING POLICIES (CONTINUED)

the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. In our opinion, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation are included. Operating results for the interim periods are not necessarily indicative of the results that may be expected for the full year. These condensed financial statements should be read in conjunction with our December 31, 2005 audited financial statements and notes included in our annual report on Form 10-K.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include our interest in wholly-owned and majority-owned operating limited liability companies that own apartment communities. Minority interest relates to the interest in a property partnership we do not wholly own. All inter-company balances and transactions have been eliminated in consolidation.

REAL ESTATE

Real estate is stated at cost. All of our real estate has been pledged as security for various notes payable as described more fully in Note C.

ACQUISITIONS

We account for our real estate acquisitions using the purchase method of accounting in accordance with SFAS No. 141, "Business Combinations". The fair value of the real estate acquired is allocated to the acquired tangible assets, consisting of land, building and tenant improvements, and identified intangible assets and liabilities, consisting of the value of above-market and below-market leases and the value of in-place leases, based in each case on their fair values.

The fair value of the tangible assets of an acquired property (which includes land, building and improvements) is determined by valuing the property as if it were vacant, and the "as-if-vacant" value is then allocated to land, building and tenant improvements based on our determination of the relative fair values of these assets. We determine the as-if-vacant fair value of a property using methods similar to those used by independent appraisers.

In allocating the fair value of the identified intangible assets and liabilities of an acquired property, above-market and below-market in-place lease values are recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) our estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. Our leases do not currently include fixed-rate renewal periods. At March 31, 2006, we have not identified any above market or below market leases and consequently have not allocated any value to such assets.

The aggregate value of other acquired intangible assets, consisting of in-place leases, is measured by the excess of (i) the purchase price paid for a property after adjusting

                BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                 MARCH 31, 2006

                                   (UNAUDITED)

                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

NOTE B--ACCOUNTING AND FINANCIAL REPORTING POLICIES (CONTINUED)

existing in-place leases to market rental rates over (ii) the estimated fair value of the property as if vacant. Factors we considered in performing these analyses include an estimate of carrying costs during the expected lease-up periods considering current market conditions and costs to execute similar leases. In estimating carrying costs, we include real estate taxes, insurance and other operating expenses and estimates of lost rental revenue during the expected lease-up periods based on current market demand. We also estimate costs to execute similar leases including leasing commissions, legal and other related costs. The value of in-place leases exclusive of the value of the above-market and below-market in-place leases is amortized to expense over the remaining non-cancelable periods of the respective leases. If a lease were to be terminated prior to its stated expiration, all unamortized amounts relating to that lease would be written off. At March 31, 2006, we have allocated a value of $207 to in-place leases associated with the acquisition of the Plano community. This allocated value (net of amortization) is included in other assets on the consolidated balance sheets. The remaining weighted average amortization period for the in-place leases at March 31, 2006 is one month.

DEPRECIATION

Buildings and furniture, fixtures and equipment are depreciated on the straight line method over 40 and 5 years, respectively, from the date of acquisition. Building improvements are depreciated on the straight line method over their estimated service lives, as determined by management, generally between 5 and 15 years.

IMPAIRMENT

We periodically evaluate our long-lived assets, including our investments in real estate, for impairment indicators in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". The judgments regarding the existence of impairment indicators are based on factors such as operational performance, market conditions, expected holding period of each asset and legal and environmental concerns.

If impairment indicators are present, we compare the expected future undiscounted cash flows for the long-lived asset against the carrying amount of that asset. If the sum of the estimated undiscounted cash flows is less than the carrying amount of the asset, an impairment loss would be recorded for the difference between the estimated fair value and the carrying amount of the asset.

We have not identified any impairment indicators and consequently have not recognized an impairment loss on any of our communities.

CASH AND CASH EQUIVALENTS

All highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. We maintain our cash and restricted cash accounts with various financial institutions.

                BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                 MARCH 31, 2006

                                   (UNAUDITED)

                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

NOTE B--ACCOUNTING AND FINANCIAL REPORTING POLICIES (CONTINUED)

ACCOUNTS RECEIVABLE--TENANT

Tenant accounts receivable are reported net of an allowance for doubtful accounts. Management's estimate of the allowance is based on historical collection experience and a review of the current status of tenant accounts receivable. It is reasonably possible that management's estimate of the allowance will change.

DEFERRED FINANCING COSTS

Deferred financing costs include fees and costs to obtain our line of credit, mortgages and other note payable. These costs are amortized over the term of the respective loans.

DEFERRED OFFERING COSTS

The costs incurred in connection with our public offering of common stock are deferred and will be deducted from the gross offering proceeds of the offering. Deferred offering costs are $3,335 at March 31, 2006, and are included in other assets in the accompanying balance sheets.

REVENUE RECOGNITION

We classify tenant leases as operating leases. Rental income attributable to leases is recorded when due from tenants and is recognized monthly as it is earned, which is not materially different from on a straight-line basis. Tenant leases for the rental of an apartment unit are generally year-to-year, renewable upon consent of both parties on an annual basis. Advanced receipts of rental income are deferred and classified as liabilities until earned. Interest income is recorded on an accrual basis.

EARNINGS PER SHARE

Earnings per share is calculated based on the weighted average number of common shares outstanding during the period.

RECLASSIFICATIONS

Certain amounts in the 2005 period have been reclassified to conform to the 2006 presentation.

                BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                 MARCH 31, 2006

                                   (UNAUDITED)

                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

NOTE C--FINANCING

MORTGAGE NOTES PAYABLE

Mortgage notes payable to Berkshire Mortgage Finance Limited Partnership. The
notes bear interest at 4.67% and mature on January 1, 2008. Monthly interest only payments of $147 are required beginning February 1, 2003. Upon maturity of the fixed rate note, we can either make a balloon payment for any unpaid principal or convert the note to a new fixed or variable rate note with a final maturity of December 31, 2012, subject to certain covenants. The notes are secured by first mortgages and deeds of trust on the communities in the Seattle
portfolio.                                                                              $  37,850

Mortgage notes payable to Berkshire/WAFRA Mezzanine Debt Investors Foreign Fund.
The notes bear interest at 12% and mature on December 31, 2007. Monthly principal and interest payments of $86 are required beginning February 1, 2003 with a balloon payment due at maturity. Amortization is calculated based on a 25 year term. The loan can be extended for an additional one-year term provided that no event of default exists and we pay a 1% extension fee. The notes are
secured by our equity interest in the communities in the Seattle portfolio.                 7,970

Mortgage notes payable to Berkshire Mortgage Finance Limited Partnership. The
notes bear interest at rates from 4.26% to 4.32% and mature on June 1, 2010.
Monthly interest only payments of $126 are required beginning July 1, 2003. A balloon payment is due at maturity. The notes are secured by mortgages and deeds
of trust on the communities in the Jacksonville portfolio.                                 35,374

Mortgage notes payable to Berkshire Mortgage Finance Limited Partnership. The
notes bear interest at 4.52% and mature on June 1, 2010. Monthly interest only payments of $148 are required beginning July 1, 2003. Upon maturity of the fixed rate note, we can either make a balloon payment for any unpaid principal or convert the note to a new fixed or variable rate note with a final maturity of
December 31, 2013, subject to certain covenants. The notes are secured by
mortgages and deeds of trust on the communities in the Portland portfolio.                 39,333

Mortgage notes payable to Deutsche Bank Berkshire Mortgage Inc. The note bears interest at 5.14% and matures November 1, 2014. Monthly interest only payments of $53 are required beginning December 1, 2005. A balloon payment is due at maturity. The note is secured by a mortgage and deed of trust on the Plano
community.                                                                                 11,981
                                                                                        ---------
                                                                                        $ 132,508
                                                                                        =========

                BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                 MARCH 31, 2006

                                   (UNAUDITED)

                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

NOTE C--FINANCING (CONTINUED)

An affiliate of the operator of the Seattle portfolio has provided limited guarantees on payment of the $37,850 and $8,120 on the senior and mezzanine notes payable, respectively, related to the Seattle portfolio. The guarantees are limited to the following; failure to pay rents to which the lender is entitled in the event of default, failure to apply insurance or condemnation proceeds or security deposits from tenants as required by the lender, fraud or written misrepresentation, failure to first apply rents to pay reasonable operating expenses and then to debt service, acquisition of any property or operation of any business not permitted by the lender, a transfer that is an event of default, any and all indemnification obligations as defined by the lender or commencement of voluntary bankruptcy.

Affiliates of the operator of the Jacksonville portfolio have provided limited guarantees of payment on two of the notes totaling $16,274 related to the Jacksonville portfolio. The guarantees are limited to the following; failure to pay rents to which the lender is entitled in the event of a default, failure to apply insurance or condemnation proceeds as required by the lender, fraud or written material misrepresentation, acquisition of any property or operation of any business not permitted by the security instrument, failure to first apply rents to pay reasonable operating expenses and commencement of voluntary bankruptcy.

LINE OF CREDIT--AFFILIATE

We have a $60,000 line of credit with an affiliate. The line of credit bears "base" interest at 9.5% and "bonus" interest at 5.3% and matures on January 1, 2007. Base interest accrues in arrears and is due and payable with respect to each calendar quarter to the extent of cash available for debt service for the current quarter. In the event cash is not available for debt service in the current quarter, base interest is accrued and added to principal. Bonus interest is due and payable with respect to each calendar quarter to the extent of cash available for debt service after payment of base interest. Any unpaid bonus interest is accrued but will not be added to principal. Accrued bonus interest is payable quarterly solely from cash available for debt service after payment of the current quarter base and bonus interest. Any accrued bonus interest not paid on or before the maturity date is not due or payable. As of March 31, 2006, the accrued bonus interest was $8,572. We do not believe that sufficient cash flow will exist to pay bonus interest; therefore no accrual for it has been made in these financial statements. Our affiliate line of credit is secured by our interests in the Seattle, Jacksonville and Portland portfolios, and our outstanding shares. As of March 31, 2006, $56,597 was outstanding on the line. We have agreed not to borrow further amounts on the line. During the periods ended March 31, 2006 and 2005 base interest of $1,326 and $1,344, respectively, was incurred and $1,251 remained payable at March 31, 2006.

OTHER NOTE PAYABLE

We borrowed $5,556 from Wachovia Bank evidenced by a note payable. The note is secured by the joint venture interests of our subsidiaries and is guaranteed by an affiliate. The note is interest only and bears interest at Libor plus 300 basis points

                BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                 MARCH 31, 2006

                                   (UNAUDITED)

                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

NOTE C--FINANCING (CONTINUED)

(7.77625% at March 31, 2006). Interest is payable monthly to the extent of cash flow from the Plano community, and any unpaid interest accrues. The note matures on July 3, 2006. We may extend the maturity date for an additional period through January 1, 2007 provided no default or event of default shall then be in existence under the loan agreement; we pay an extension fee equal to 42 basis points of the outstanding balance of the loan as of July 3, 2006; and we provide written notice to Wachovia Bank of our request for an extension of the maturity date no later than June 3, 2006. During the period ended March 31, 2006 base interest of $105 was incurred and $45 remained payable at March 31, 2006.

NOTE D--INCOME TAXES

We expect to elect to be taxed as a REIT under the Internal Revenue Code, as amended (the "Code"), commencing with the taxable year ended December 31, 2005. We have been organized and operated in a manner that we believe will allow us to qualify for taxation as a REIT under the Code commencing with the taxable year ended December 31, 2005, and we intend to continue to be organized and operate in this manner. As a REIT, we will generally not be required to pay federal corporate income taxes on our taxable income to the extent it is currently distributed to stockholders.

Accordingly, we have not recorded any current or deferred taxes for the quarter ended March 31, 2006. However, qualification and taxation as a REIT depends upon our ability to meet the various on-going requirements imposed by the Code relating to gross income testing, asset diversification, distribution thresholds and diversity of stock ownership, among other requirements. Accordingly, no assurance can be given that we will be organized or able to operate in a manner so as to qualify or remain qualified as a REIT. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax (including any applicable alternative minimum tax) on our taxable income at the applicable corporate tax rates. As of the date hereof, we have not met one of the on-going requirements imposed by the Code relating to the diversity of stock ownership because more than fifty percent in value of the outstanding share of our capital stock is owned directly, indirectly, or through attribution by five or fewer individuals. See Item 1A of the First Quarter Form 10-Q for more information regarding this requirement. If we make a REIT election effective January 1, 2005 and we do not satisfy this diversity of stock ownership requirement by June 30, 2006 (and for the remainder of 2006), we will not qualify as a REIT for 2006 and subsequent taxable years.

During the quarter ended March 31, 2006, we generated a net operating loss of approximately $1,669. Additionally, during the period beginning May 15, 2003 and ending December 31, 2005, we generated passive activity loss carry forwards and net operating loss carry forwards of approximately $14,682 and $7,154, respectively. The net operating losses from 2005 and 2006 may be carried forward for up to 20 years. The passive activity losses may be carried forward indefinitely. The deferred tax assets attributable to these items were established by us using a federal tax rate of 34% and a state and local tax rate of 6%. However, a corresponding valuation allowance was established at March 31, 2006, in an amount equal to each deferred tax asset due to the uncertainty as to whether we will be able to use the loss carry forwards.

                BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                 MARCH 31, 2006

                                   (UNAUDITED)

                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

NOTE D--INCOME TAXES (CONTINUED)

We have acquired properties prior to the first day of the first taxable year for which we expect to qualify as a REIT (which is anticipated to be January 1, 2005, or the "REIT Commencement Date"). If we recognize gain on the disposition of any of these assets during the 10-year period beginning on the REIT Commencement Date, then we will be subject to tax at the highest regular corporate rate on the lesser of the Built-In Gain or the amount of gain recognized on the disposition of such asset. It may be possible to reduce the amount of such income subject to corporate level tax by certain loss carryforwards of ours. Built-in Gain for this purpose means the fair market value of the asset as of the REIT Commencement Date over our adjusted tax basis in the asset as of the REIT Commencement Date. We would be subject to this tax liability even if we qualify and maintain our status as a REIT. In order to qualify as a REIT, we will be required to distribute an amount equal to at least 90% of our taxable income, including the non-capital gain portion of any Built-In Gain.

Finally, in order to qualify as a REIT, we cannot have at the end of any taxable year any undistributed earnings and profits that are attributable to a non-REIT taxable year. We do not believe that we have any non-REIT earnings and profits at March 31, 2006, and therefore we believe that we satisfy this requirement.

At March 31, 2006, our net tax basis of our real estate assets is less than the amount set forth in our consolidated balance sheets by approximately $6,231.

NOTE E--RESERVES AND ESCROWS

As of March 31, 2006, the Company maintained the following reserve and escrow accounts:

           RESERVE/ESCROW                                 RESTRICTION/PURPOSE                   BALANCE
---------------------------------------   ---------------------------------------------------   -------
Real estate taxes and insurance escrows   Payment of real estate taxes and property insurance   $   940

Portfolio reserve                         To fund operating deficits of the properties and
                                          to fund payment of the preferred return reserve in
                                          the event the preferred return reserve is depleted        575

Capital improvements escrow               To fund building improvements and renovations of
                                          the properties                                            156

Completion escrow                         To fund the rehabilitation and improvements of the
                                          Plano community as required by the mortgage lender      1,406

Investment escrow                         To fund improvements of the Jacksonville portfolio
                                          and to fund payment of the preferred return               268

Working capital reserve                   To fund working capital needs and pay operating
                                          expenses                                                  238
                                                                                                -------

Total                                                                                           $ 3,583
                                                                                                =======

                BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                 MARCH 31, 2006

                                   (UNAUDITED)

                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

NOTE F--RELATED PARTY TRANSACTIONS

LINE OF CREDIT--AFFILIATE

As of March 31, 2006, $56,597 was outstanding on our affiliate line of credit (see note C). During the periods ended March 31, 2006 and 2005, base interest of $1,326 and $1,344, respectively, was incurred and $1,251 remains payable at March 31, 2006.

PORTFOLIO MANAGEMENT FEES

During the period ended March 31, 2005, an affiliate earned portfolio management fees of $109 in connection with management of the Seattle, Portland and Jacksonville portfolios. These fees are included in portfolio and management fees on the consolidated statements of operations. The fee is based on .25% of total development costs, as defined. During the fourth quarter of 2005, the affiliate waived all future portfolio management fees retroactive to January 1, 2005 and the fee was reversed. As of March 31, 2006 $531 of fees related to the period May 15, 2003 through December 31, 2004 remain payable to the affiliate and are included in due to related party on the consolidated balance sheets.

OFFERING, ACQUISITION AND ORGANIZATIONAL COSTS

During the period ended March 31, 2006, one of our affiliates paid or advanced funds to pay $1,224, for various costs associated with our operations. As of March 31, 2006, the total amount of due to related parties for organization costs, deferred offering costs, prepaid expenses, acquisition costs and operating expenses is $4,150.

ADVISOR FEES--ASSET MANAGEMENT FEE

As compensation for advisory services rendered to us, our affiliated advisor will earn a monthly asset management fee in an amount equal to 1/12th of 0.75% of our Real Estate Asset Value (as defined in the advisory agreement) as of the end of the preceding month. During the periods ended March 31, 2006 and 2005, our advisor earned asset management fees of $365 and $374, respectively. As of March 31, 2006, asset management fees of $1,733 remain payable and are included in due to related party on the consolidated balance sheets.

FEES TO OUR JOINT VENTURE PARTNERS

Our joint venture partners are entitled to various fees as follows:

        PROPERTY MANAGEMENT FEES

        During the periods ended March 31, 2006 and 2005, property management fees of $218 and $198, respectively, were paid to our joint venture partner in connection with management of the Seattle, Portland, Jacksonville and Plano communities. The property management fees are included in portfolio

                BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                 MARCH 31, 2006

                                   (UNAUDITED)

                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

NOTE F--RELATED PARTY TRANSACTIONS (CONTINUED)

        and management fees on the consolidated statements of operations. As of March 31, 2006, the accrued and unpaid property management fees due to our joint venture affiliates are $94 and are included in due to related party on the consolidated balance sheets.

        INCENTIVE MANAGEMENT FEES

        During the periods ended March 31, 2006 and 2005, excess operating cash flow distributions of $95 and $46, respectively, were paid to our joint venture partner of the Seattle communities. These amounts are included in portfolio and management fees on the consolidated statements of operations. As of March 31, 2006, the accrued and unpaid excess operating cash flow distributions due to our joint venture partner were $52 and are included in due to related party on the consolidated balance sheets.

        INCENTIVE MANAGEMENT FEES

        During the periods ended March 31, 2006 and 2005, rate lock fee payments of $8 and $6, respectively, were paid to our joint venture partner of the Portland portfolio. The affiliate is entitled to be paid 0.06% per annum of the principal of the first mortgage loans from the cash flow of the Portland communities as compensation for its agreement to assume 100% of the risk of loss on the rate lock deposit on the first mortgage debt paid to the first mortgage holder.

NOTE G--STOCKHOLDERS' EQUITY

COMMON STOCK

At March 31, 2006, we had 20,000 shares of common stock outstanding valued at $200, all of which are owned by an affiliate of the Company. Net proceeds of $200 from the sale of these shares were used to fund investments and commence operations.

PREFERRED STOCK

In January 2006, we issued 173 shares of 12% Series A Cumulative Non-Voting Preferred Stock. The shares were issued in a private placement for the purpose of having at least 100 shareholders to satisfy one of the qualifications we must meet in order to qualify as a REIT. The outstanding preferred shares are subject to redemption, in whole or in part, at any time following January 30, 2007 at a price of $500 per share plus all accrued and unpaid dividends.

                BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                 MARCH 31, 2006

                                   (UNAUDITED)

                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

NOTE H--GOING CONCERN CONSIDERATIONS

We have prepared the accompanying financial statements in conformity with accounting principles generally accepted in the United States of America. These principles contemplate our continuation as a going concern. We believe that our current offering will yield sufficient proceeds to pay the affiliate line of credit. However, as with any offering conducted on a best-efforts basis, there is no guarantee that our offering will in fact result in the anticipated proceeds. Although the lender under the affiliate line of credit has previously granted extensions through January 1, 2007, and to management's knowledge, the lender has not indicated that an extension would not be granted, there is no guarantee that an additional extension will in fact be granted. If the amount of capital raised during our offering is not sufficient to pay the outstanding balance on the affiliate line of credit and we are unable to have the line extended or refinanced, we expect that we may lose or be required to sell some or all of the properties to repay the line of credit, and as a result we would not be able to continue as a going concern in the manner that our current offering suggests.

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with our accompanying financial statements and notes thereto.

FORWARD LOOKING INFORMATION

This report contains statements that may be deemed to be "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words "believes", "estimates", "expects" and "anticipates" and other similar expressions that are predictions of or indicate future events and trends and which do not relate solely to historical matters identify forward-looking statements. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results, performance, or achievements of ours to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause such differences include, but are not limited to, the following:

     o Anticipated capital expenditures for replacements and building improvements all reflect our best estimates and are subject to uncertainties arising from changing economic conditions (such as the cost of labor and construction materials), competition and local government regulation;

     o Sources of capital or labor and materials required for maintenance, repair, capital expenditure or development are more expensive than anticipated;

     o Occupancy levels and market rents may be adversely affected by national and local economic and market conditions including, without limitation, new construction of multifamily housing, slow employment growth, availability of low interest mortgages for single-family home buyers and the potential for geopolitical instability, all of which are beyond our control; and

     o Additional factors as discussed in Item 1A. "Risk Factors" of our annual report on Form 10-K for the year ended December 31, 2005.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly release any revisions to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

OVERVIEW

We were formed on May 2, 2003 and have a limited operating history. Our operations consist of acquiring, managing and operating apartment communities in the United States. All but one of our apartment communities has been purchased with funds from our affiliate line of credit described below. Once we sell enough shares in the offering to repay the amount we have borrowed under our affiliate line of credit to acquire our interest in our ten initial communities, we will experience a relative increase in liquidity, and a relative decrease in liquidity as we use the net offering proceeds for the continued acquisition, development and operation of apartment communities.

We expect that we will acquire properties by paying the entire purchase price of each property in cash or equity securities, or a combination thereof, and the remainder with permanent mortgage financing which will encumber all or certain properties. Though we have no current plans to do so, if our directors deem it advisable, we may take additional loans on all or certain communities, if favorable terms are available, and use the proceeds from such loans to acquire additional properties or increase cash flow. In the event that the offering is not fully sold, our ability to diversify our investments may be diminished.

We expect to elect to be taxed as a REIT beginning with the tax year ended December 31, 2005. We believe that we are organized in conformity with the requirements for taxation as a REIT for federal income taxes, but cannot assure you that we will meet such requirements. If we fail to meet these requirements, our distributions will not be deductible to us and we will have to pay a corporate level tax on our income. This would substantially reduce our cash available to pay dividends. In addition, such a tax liability might cause us to borrow funds, liquidate some of our investments or take other steps which could negatively affect our operating results. Moreover, if our REIT status is terminated because of our failure to meet a technical REIT requirement or if we voluntarily revoke our election, we would generally be disqualified from electing treatment as a REIT for the four taxable years following the year in which REIT status is lost. As of the date hereof, we have not met one of the on-going requirements imposed by the Code relating to the diversity of stock ownership because more than fifty percent in value of the outstanding share of our capital stock is owned directly, indirectly, or through attribution by five or fewer individuals. Please see Item 1A of the First Quarter Form 10-Q for more information regarding this requirement. If we make a REIT election effective January 1, 2005 and we do not satisfy this diversity of stock ownership requirement by June 30, 2006 (and for the remainder of 2006), we will not qualify as a REIT for 2006 and subsequent four taxable years.

We are not aware of any material trends or uncertainties, favorable or unfavorable, other than national economic conditions affecting real estate generally, that may be reasonably anticipated to have a material impact on either capital resources or the revenues or income to be derived from the acquisition and operation of the communities, other than those referred to in our annual report on Form 10-K.

                         LIQUIDITY AND CAPITAL RESOURCES

It is anticipated that our primary source of funds will be the proceeds of the offering. Potential future sources of liquidity include (i) cash distributions from investments in real estate; (ii) interest earned on capital raised and held pending investment; (iii) proceeds from secured or unsecured financing, including from banks; and (iv) undistributed funds.

We intend to purchase, or enter into binding commitments to purchase, interests in certain apartment communities prior to the completion of the offering, provided we have raised sufficient funds to pay off our affiliate line of credit and the Wachovia loan. Properties acquired as of March 31, 2006 were purchased with financing obtained on our affiliate line of credit, mortgage notes payable and through a bank note.

During the period ended March 31, 2006, distributions of $1.7 million were received from our communities, all of which was used to pay interest, or will be used to pay accrued interest on our affiliate line of credit and other note payable. Although there can be no assurances, we believe we will raise sufficient proceeds from the offering to repay all or a portion of our affiliate line of credit, which matures on January 1, 2007. In addition, we believe that a combination of (i) our efforts to increase rental revenue and contain operating costs at our apartment communities, (ii) our ability to extend the maturity date of our Wachovia loan and (iii) our ability to defer certain discretionary capital improvements and payments to affiliates until January 2007 will be sufficient to meet our operating, debt service and other working capital needs for the next year.

Our cash and cash equivalents balance increased approximately $1.2 million from approximately $1.6 million at January 1, 2006 to $2.8 million at March 31, 2006. All cash and cash equivalents are held in money market or checking accounts. The major factors affecting our cash flows are as follows:

- The results from the operation of the communities provided net cash flow from operating activities of $1.3 million.

- We expended $0.5 million on building and improvements and replacement of furniture, fixture and equipment at our communities.

- We funded $0.3 million into restricted cash to reserve for capital improvements at our existing communities.

- We increased due to related party by $1.2 million for costs that did not flow through operations and expended $0.5 million of the amount on deferred offering costs.

                RELATED PARTY TRANSACTIONS (DOLLARS IN THOUSANDS)

We have an agreement with our advisor Boston Capital REIT Advisors, LLC, by which the advisor originates and presents investment opportunities to our board of directors and provides administrative services to us. The advisor is wholly-owned by Boston Capital Holdings Limited Partnership. John P. Manning, our Chairman and Chief Executive Officer, is the general partner of and owns a controlling limited partnership interest in Boston Capital Holdings Limited Partnership. Each of our executive officers is also an officer of our advisor. For managing the affairs of the REIT, our advisor is compensated with a monthly asset management fee equal to 1/12th of .75% of the amount invested in apartment communities (including the original principal amount of any mortgage indebtedness). During the three months ended March 31, 2006, our advisor earned asset management fees of $365, all of which has been accrued.

During the three months ended March 31, 2005, an affiliate earned portfolio management fees of $109 in connection with management of the Seattle, Portland and Jacksonville portfolios. These fees are included in portfolio and management fees on the consolidated statements of operations. The fee is based on 0.25% of total development costs, defined as total equity investment and the amount of the original mortgage payable for each portfolio. During the fourth quarter of 2005, the affiliate waived all future portfolio management fees retroactive to January 1, 2005 and the fee was reversed. As of March 31, 2006 $531 of fees related to the period May 15, 2003 through December 31, 2004 remain payable to the affiliate and are included in due to related party on the consolidated balance sheets.

We have a $60,000 line of credit with an affiliate, which matures on January 1, 2007. Base interest is due and payable with respect to each calendar quarter to the extent of cash available for debt service for the current quarter. The line of credit also requires bonus interest payments provided there is cash available for debt service after payment of the base interest on a quarterly basis. Any unpaid bonus interest is accrued, and is only payable should sufficient cash available for debt service after payment of current quarter base interest and bonus interest be generated. As of March 31, 2006, the accrued bonus interest was $8,572. We do not believe that sufficient cash flow will exist to pay bonus interest; therefore no accrual for it has been made in these financial statements. Our line of credit is secured by our interests in the Seattle, Jacksonville and Portland portfolios, and our outstanding shares. As of March 31, 2006, $56,597 was outstanding on the line. We have agreed with the affiliate that we will not borrow further amounts on the line. During the three months ended March 31, 2006 and 2005, base interest of $1,326 and $1,344, respectively, was incurred and $1,251 remained payable at March 31, 2006.

During the three months ended March 31, 2006, one of our affiliates paid or advanced funds to pay $1,224, for various costs associated with our operations. As of March 31, 2006 the total amount of due to related parties for organization costs, deferred offering costs, prepaid expenses, acquisition costs and operating expenses is $4,150.

We have entered into property management agreements with joint venture partner in connection with management of the Seattle, Portland, Jacksonville and Plano communities. The property management agreements were for initial one-year terms and are automatically renewed unless terminated by either party after 30 days notice. Fees paid to the property manager range from 3.5% to 4.0% of gross income of the respective community. During the three months ended March 31, 2006 and 2005, property management fees of $218 and $198, respectively, were paid to these affiliates and are included in portfolio and management fees--related party on the consolidated statements of operations. In April
2006 we notified our joint venture partner of the Jacksonville communities that we were terminating their property management contract as of the end of May 2006. We have contracted with an unaffiliated management company which assumed property management responsibilities on May 1, 2006. We believe that the new management company's operations and objectives are better aligned with our business objectives.

During the three months ended March 31, 2006 and 2005, excess operating cash flow distributions of $95 and $45, respectively, were paid to the joint venture partner of the Seattle communities. These payments are shown as portfolio and management fees--related party on the consolidated statements of operations. Additional excess cash flow distributions of $52, which were accrued and remained payable as of March 31, 2006, are included in due to related party on the consolidated balance sheets.

During the three months ended March 31, 2006 and 2005, rate lock fee payments of $8 and $6, respectively, were paid to our joint venture partner of the Portland portfolio. The partner is entitled to be paid 0.06% per annum of the principal of the first mortgage loans from the cash flow of the Portland communities as compensation for its agreement to assume 100% of the risk of loss on the rate lock deposit on the first mortgage debt paid to the first mortgage holder.

                 CONTRACTUAL OBLIGATIONS (DOLLARS IN THOUSANDS)

We pay operating expenses and interest expense from cash generated from property operations. Below is a summary of our other material obligations by maturity as of March 31, 2006.

                              LESS THAN                              MORE THAN
                                1 YEAR       1-3 YEARS   3-5 YEARS    5 YEARS      TOTAL
                              ---------      ---------   ---------   ---------   ---------
Mortgages                     $      63      $  45,757   $  74,707   $  11,981   $ 132,508
Line of Credit                   56,597(a)           -           -           -      56,597
Note Payable                      5,556(a)           -           -           -       5,556
Due to Related Party              6,560(b)           -           -           -       6,560
                              ---------      ---------   ---------   ---------   ---------
Total                         $  68,776      $  45,757   $  74,707   $  11,981   $ 201,221
                              =========      =========   =========   =========   =========

----------
(a). It is anticipated that proceeds from the public offering will be used to repay our affiliate line of credit financing and note payable to Wachovia.

(b). Payments of amounts due to related parties, although currently due, can be deferred until such time as cash from operations or proceeds from our public offering is sufficient to pay the obligations.

                    REAL ESTATE ASSETS (DOLLARS IN THOUSANDS)

As of March 31, 2006 and 2005 we owned interests in 11 and 10 properties, respectively. Ten of our interests owned as of March 31, 2006 and 2005 are in 3 portfolios and one interest owned as of March 31, 2006 is a single community property. Details on the properties are as follows:

The Seattle portfolio consists of four apartment communities containing 802 apartment units as follows:

                                                                                       OCCUPANCY   OCCUPANCY
                                                          NUMBER                       RATE AS OF  RATE AS OF
         PROPERTY NAME                  CITY, STATE      OF UNITS    DATE ACQUIRED      03/31/06    03/31/05
-------------------------------------------------------------------------------------------------------------
Alderwood Park Apartments               Lynwood, WA         188       May 15, 2003         96%        96%
Ridgegate Apartments                      Kent, WA          153       May 15, 2003         95%        94%
Ridgetop Apartments                    Silverdale, WA       221       May 15, 2003         99%        97%
Wellington Apartments                  Silverdale, WA       240       May 15, 2003        100%        96%

The Portland portfolio consists of three apartment communities containing 1,027 apartment units as follows:

                                                                                       OCCUPANCY   OCCUPANCY
                                                          NUMBER                       RATE AS OF  RATE AS OF
         PROPERTY NAME                  CITY, STATE      OF UNITS    DATE ACQUIRED      03/31/06    03/31/05
-------------------------------------------------------------------------------------------------------------
Boulder Creek Apartments               Portland, OR         296       May 30, 2003         97%        90%
Bridge Creek Apartments                Portland, OR         315       May 30, 2003         94%        87%
Settler's Point Apartments           Salt Lake City, UT     416       May 30, 2003         91%        92%

The Jacksonville portfolio consists of three apartment communities containing 1,040 apartment units as follows:

                                                                                       OCCUPANCY   OCCUPANCY
                                                          NUMBER                       RATE AS OF  RATE AS OF
         PROPERTY NAME                  CITY, STATE      OF UNITS    DATE ACQUIRED      03/31/06    03/31/05
-------------------------------------------------------------------------------------------------------------
Bay Pointe Apartments                 Jacksonville, FL      300       May 22, 2003        95%         97%
Oaks at Timuquana Apartments          Jacksonville, FL      228       May 22, 2003        99%         94%
Spicewood Springs Apartments          Jacksonville, FL      512       May 28, 2003        94%         96%

The Plano community consists of one apartment community containing 229 apartment units as follows:

                                                                                       OCCUPANCY   OCCUPANCY
                                                          NUMBER                       RATE AS OF  RATE AS OF
         PROPERTY NAME                  CITY, STATE      OF UNITS    DATE ACQUIRED      03/31/06    03/31/05
-------------------------------------------------------------------------------------------------------------
Preston at Willow Bend Apartments      West Plano, TX       229    September 15, 2005      87%        N/A

On January 12, 2006 a fire occurred at one of the Portland communities (Bridge Creek Apartments) that damaged twelve units. An investigation into the cause of the fire was conducted by the fire department and a cause and origin expert hired by the insurance company. They concluded that the cause was a weakened wire in the wall between two of the apartment units. Additionally, it was determined that the weakened wire was not caused by negligence on anyone's part. No one was injured and displaced tenants were relocated to vacant units within Bridge Creek Apartments and Boulder Creek Apartments. The preliminary estimate to repair the damages ranges between $400 and $600, and contractors have begun exploratory demolition to better assess the extent of damage and total cost of the repairs. Such costs are covered by insurance after payment of a $10 deductible. As of March 31, 2006 a payment of $404 had been made to the property for demolition cost reimbursements and preliminary repair estimates. The unused portion of the proceeds as of March 31, 2006 was $381 and is included in other liabilities on the consolidated balance sheet. Business interruption insurance will cover lost rents on the damaged units and expenses incurred to relocate tenants. As of March 31, 2006 business interruption insurance payments totaling $33 were received to reimburse lost rents through May 2006 of $25 and expenses to relocate tenants of

$8. As of March 31, 2006 other income of $13 has been received for lost rent reimbursements through March 31, 2006 and deferred revenue of $12 has been received for lost rents for April and May 2006. The deferred revenue is included in other liabilities on the March 31, 2006 consolidated balance sheet.

                              RESULTS OF OPERATIONS

COMPARISON OF OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 2006 AND 2005

The following summarizes changes in our operations for the periods ended March 31, 2006 and 2005. Net loss for the period ended March 31, 2006 increased from the same prior period by approximately $0.4 million, from $1.7 million to $2.1 million, or 25.5%. The comparative period results do not include operations of the Plano community-a 229 unit property which was acquired in September 2005.

REVENUE

Revenues increased approximately $0.9 million, from $5.7 million to $6.6 million, or 15.8%, in the current period. Our Plano community operations contributed $0.4 million to the increase. The balance of the increase was generated by our three existing portfolios as follows. Rental income at the Seattle communities increased approximately $0.1 million in the current period due to increased rental rates and decreased vacancy loss. Rental income at the Portland communities increased approximately $0.2 million in the current period due to decreased vacancy loss and decreased concessions. Rental income at the Jacksonville communities increased approximately $0.1 million in the current period due to increased rental rates.

PROPERTY OPERATING COSTS

Property operating costs increased approximately $0.2 million, from $1.9 million to $2.1 million, or 10.5%, in the current period. Our Plano community contributed the additional $0.2 million in operating costs in the current period.

GENERAL AND ADMINISTRATIVE EXPENSES

General and administrative expenses increased approximately $0.4 million, from $0.6 million to $1.0 million, or 66.7%, in the current period. The current period experienced an increase in accounting and legal expenses for costs associated with becoming a public company registered with the Securities and Exchange Commission. Additionally, our Plano community contributed $.05 million to the increase in general and administrative costs.

DEPRECIATION AND AMORTIZATION

Depreciation and amortization expense increased approximately $0.3 million, from $1.4 million to $1.7 million, or 21.0%, in the current period. Our Plano community contributed $0.2 million to the increase. Capital improvements were made throughout 2005 and the first quarter 2006 at all of the communities. These improvements are being depreciated over their estimated useful lives and have increased depreciation expense accordingly.

PORTFOLIO AND MANAGEMENT FEES-RELATED PARTY

There was no material change in related party management fees in the current period from the prior period.

ASSET MANAGEMENT FEE-RELATED PARTY

There was no material change in asset management fees in the current period from the prior period.

INTEREST EXPENSE

Interest expense increased approximately $0.2 million, from $2.8 million to $3.2 million, or 7.1%, in the current year. Debt service for our Plano community contributed the additional interest expense in the current year.

                         OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

                   CRITICAL ACCOUNTING POLICIES AND ESTIMATES

In order to prepare our financial statements in conformity with accounting principles generally accepted in the United States, we are required to make estimates and assumptions that affect the amounts reported in the financial statements. On a regular basis, we review these estimates and assumptions, including those related to revenue recognition, allocation of purchase price, asset lives and depreciation and impairment of long-lived assets. These estimates are based on our historical experience and on various other assumptions believed to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions. We believe, however, that the estimates, including those for the above-listed items, are reasonable. We believe the following critical accounting policies involve the most complex, difficult and subjective judgments and estimates used in the preparation of these financial statements:

REVENUE RECOGNITION

We classify tenant leases as operating leases. Rental income attributable to leases is recorded when due from tenants and is recognized monthly as it is earned, which is not materially different from on a straight-line basis. Leases between a tenant and property for the rental of an apartment unit are generally year-to-year, renewable upon consent of both parties on an annual or monthly basis. Interest income is recorded on an accrual basis.

ALLOCATION OF PURCHASE PRICE, ASSET LIVES AND DEPRECIATION

We allocate the acquisition cost of each apartment community to various property components such as land, buildings and improvements, and furniture, fixtures and equipment and each component generally has a different useful life. Acquisition cost allocations and the determination of the useful lives are based on our management's estimates, or under some circumstances, studies commissioned from independent real estate appraisal firms. We allocate the value of real estate acquired among land, building and improvements, furniture, fixtures and equipment, the value of in-place leases and the fair market value of above or below market leases. We compute related depreciation expense using the straight line method over estimated useful lives of up to 40 years for buildings, up to 15 years for building improvements, and up to 5 years for furniture, fixtures and equipment. The value of intangible assets is amortized over the life of the respective lease, which is typically one year. The allocated cost of land is not depreciated.

Inappropriate allocation of acquisition costs or incorrect estimates of useful lives could result in depreciation and amortization expenses which do not appropriately reflect the allocation of our capital expenditures over future periods required by generally accepted accounting principles.

IMPAIRMENT OF ASSETS

We periodically evaluate our apartment communities for impairment indicators. These indicators may include weak or declining tenant occupancy, cash flow or liquidity, or our decision to dispose of an asset before the end of its estimated useful life, and market or industry changes that could permanently reduce the value of the related apartment community. If impairment indicators are present, we evaluate the carrying value of the related apartment community by comparing it to the expected future undiscounted cash flows to be generated from that community. If the sum of these expected future cash flows is less than the carrying value, we reduce the net carrying value of the community to its fair value. This analysis requires us to judge whether indicators of impairment exist and to estimate likely future cash flows. If we misjudge or estimate incorrectly or if future tenant occupancy, market or industry factors differ from our expectations, we may record an impairment charge which is inappropriate or fail to record a charge when we should have done so, or the amount of such charges may be inaccurate.

These policies involve significant judgments based upon our experience, including judgments about current valuations, ultimate realizable value, estimated useful lives, salvage or residual values, and the current and likely future operating and competitive environments in which our apartment communities are operated. In the future we may need to revise our assessments to incorporate information which is not now known, and such revisions could increase or decrease our depreciation expense.

THE FOLLOWING DISCLOSURE REPLACES THE FIRST PARAGRAPH UNDER THE SECTION ENTITLED "TRENDS WHICH MAY INFLUENCE OUR RESULTS OF OPERATIONS--INCREASING DEMAND FOR RENTAL APARTMENTS" ON PAGE 132 OF OUR PROSPECTUS:

Based on certain demographic trends, in particular, the increase in the number of individuals in the 18-39 year old age group, we believe we are well-positioned to continue achieving our objectives. As shown in the chart below, the absolute number of individuals between the ages of 18-39 is expected to grow appreciably over the next 20 years. Generally, the 18-39 year old age group has the greatest propensity to rent. While there is no guarantee that individuals making up this group will choose renting versus ownership, we believe that the increase will have a positive impact on the demand for rental units.

[CHART]

      U.S. POPULATION OF INDIVIDUALS BETWEEN THE AGES OF 18-39 (2005-2025)

                         2005          89,625,000
                         2006          90,046,000
                         2007          90,649,000
                         2008          91,374,000
                         2009          91,971,000
                         2010          92,264,000
                         2011          92,567,000
                         2012          93,011,000
                         2013          93,576,000
                         2014          94,168,000
                         2015          94,595,000
                         2016          95,054,000
                         2017          95,480,000
                         2018          95,864,000
                         2019          96,296,000
                         2020          96,547,000
                         2021          96,777,000
                         2022          97,095,000
                         2023          97,467,000
                         2024          97,919,000
                         2025          98,371,000

SOURCE: U.S. CENSUS BUREAU, POPULATION PROJECTIONS BRANCH, MAY 2004.

                    FOR OFFERS AND SALES TO OHIO RESIDENTS

                     Page S-26 is intentionally omitted.

THE FOLLOWING GRAPH REPLACES THE GRAPH ENTITLED "RETURN ON INVESTMENT BY PROPERTY TYPE COMPARED TO SELECTED INDEXES (1990-2004)" CURRENTLY BEGINNING ON PAGE 193 OF OUR PROSPECTUS:

[CHART]

                      RETURN ON INVESTMENT BY PROPERTY TYPE
                    COMPARED TO SELECTED INDEXES (1990-2005)

      INDEX 1: THE NCREIF  INDEX 2: THE NCREIF  INDEX 3: THE NCREIF  INDEX 4: THE NCREIF  INDEX 5:               INDEX 6:
      PROPERTY INDEX--     PROPERTY INDEX--     PROPERTY INDEX--     PROPERTY INDEX--     THE STANDARD & POOR'S  THE NAREIT EQUITY
      MULTIFAMILY          RETAIL               OFFICE               INDUSTRIAL           500 INDEX              REIT INDEX
1990          5.80%                5.96%               -1.06%                1.95%               -3.10%                -15.35%
1991         -1.35%               -1.86%              -11.44%               -3.87%               30.47%                 35.70%
1992          1.72%               -2.25%               -8.05%               -4.47%                7.62%                 14.59%
1993          8.72%                4.83%               -3.95%               -0.75%               10.08%                 19.65%
1994         12.07%                6.01%                3.92%                7.65%                1.32%                  3.17%
1995         11.67%                3.99%                7.19%               12.30%               37.58%                 15.27%
1996         11.54%                4.86%               13.57%               13.56%               22.96%                 35.27%
1997         12.89%                8.53%               17.86%               15.92%               33.36%                 20.26%
1998         14.09%               12.90%               19.62%               15.82%               28.58%                -17.50%
1999         11.71%                9.54%               12.29%               11.64%               21.04%                 -4.62%
2000         12.93%                7.76%               14.08%               13.99%               -9.10%                 26.37%
2001          9.31%                6.74%                7.03%                9.33%              -11.89%                 13.93%
2002          8.69%               13.69%                2.78%                6.71%              -22.10%                  3.82%
2003          8.90%               17.14%                5.67%                8.22%               28.68%                 37.13%
2004         13.04%               22.95%               12.01%               12.07%               10.88%                 31.58%
2005         21.16%               19.99%               19.47%               20.32%                6.82%                 12.16%

SOURCES: STANDARD & POOR'S. RUSSELL-MELLON. NCREIF NATIONAL COUNCIL OF REAL ESTATE INVESTMENT FIDUCIARIES (NCREIF) WAS ESTABLISHED TO SERVE THE INSTITUTIONAL REAL ESTATE INVESTMENT COMMUNITY AS A COLLECTOR, PROCESSOR, VALIDATOR, AND DISSEMINATOR OF REAL ESTATE PERFORMANCE INFORMATION. CERTAIN DATA AND PERFORMANCE RESULTS SHOWN WERE SUPPLIED BY OUTSIDE SOURCES AND ARE BELIEVED TO BE RELIABLE BUT ARE NOT GUARANTEED. PAST PERFORMANCE IS NO GUARANTEE OF FUTURE RESULTS.

                                                     FILED PURSUANT TO 424(b)(3)
                                                     REGISTRATION NO. 333-108426


                       SUPPLEMENT NO. 1, DATED MAY 2, 2006,
                     TO THE PROSPECTUS, DATED APRIL 14, 2006,
              OF BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.

This Supplement No. 1, dated May 2, 2006, is part of and should be read in conjunction with, our Prospectus, dated April 14, 2006. Capitalized terms used in this Supplement No. 1 but not defined have the same meanings as in our Prospectus. The purpose of this Supplement No. 1 is to update the information disclosed in the sections entitled "Prior Performance of Affiliates of Management" and "Appendix I: Tabular Information Concerning Prior Limited Partnerships" to include information for the most recent three years.

THIS SUPPLEMENT NO. 1 PROVIDES INFORMATION NOT CONTAINED IN OUR PROSPECTUS AND SHOULD BE RETAINED AND READ IN CONJUNCTION WITH OUR PROSPECTUS.

REFERENCES IN THIS SUPPLEMENT NO. 1 TO "WE," "OUR" AND "US" REFER TO BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.

THE FOLLOWING DISCLOSURE REPLACES THE SECTION ENTITLED "PRIOR PERFORMANCE OF AFFILIATES OF MANAGEMENT" CURRENTLY BEGINNING ON PAGE 187 OF OUR PROSPECTUS:

                  PRIOR PERFORMANCE OF AFFILIATES OF MANAGEMENT

                                    OVERVIEW

During their more than 30-year history, our advisor and its affiliates and their respective predecessors in interest have raised approximately $4.6 billion in real estate equity from approximately 87,700 investors in approximately 396 investment programs to acquire interests in approximately 2,642 properties containing approximately 147,000 apartment units in 48 states and territories, representing approximately $11.3 billion in original development and acquisition costs. Of the properties acquired, 152 were apartment complexes that included 3,801 market rate units out of a total of 18,464 units located in 35 states and representing $422,603,781 of investor equity. The investment objectives of these programs were to create certain tax benefits in the form of low-income or rehabilitation tax credits or tax losses. NONE OF THESE PROGRAMS HAD INVESTMENT OBJECTIVES SIMILAR TO OUR COMPANY'S, HOWEVER ALL OF THESE PROGRAMS INVOLVED RESIDENTIAL APARTMENT COMMUNITIES. Although none of them were 100% market rate communities, approximately 3,801 units in these residential apartment communities were market rate units. In addition, the market rate component of these programs were neither evaluated nor acquired in connection with programs that have similar investment objectives to our company.

During the ten-year period from January 1, 1996 to December 31, 2005, our advisor and its affiliates and their respective predecessors in interest have served as general partners of two public limited partnership (which includes 24 series) and 50 private limited partnerships including 32 corporate limited partnerships and 18 direct placement corporate limited partnerships for a total of 52 real estate programs. The residential apartment communities invested in by the previous programs are affordable housing communities subject to certain rent and tenant restrictions, of which a component is market rate units. Typically, the market rate units (if any), are less than 50% of the total units in the community.

Our advisor and its affiliates and their respective predecessors in interest raised $3,226,958,433 in subscriptions from 38,461 investors during this ten-year period. A total of 1,038 properties (1), with a total development cost of $5,505,089,542 were acquired for the public and private limited partnerships. These properties are geographically located 12% in the Northeast, 11% in the Mid-Atlantic, 26% in the Southeast, 24% in the Midwest, 18% in the Southwest, and 9% in the West.

The foregoing information covering the period from January 1, 1996 to December 31, 2005, can be summarized as follows:

     PROGRAMS                 PROPERTIES                       INVESTORS
------------------     --------------------------        --------------------------
                                                                                            AVERAGE
                                        TOTAL                                               CAPITAL
                                     DEVELOPMENT                                            INVESTED
 TYPE      NUMBER       NUMBER          COST             NUMBER          CAPITAL          PER PROPERTY
 ----      ------       ------          ----             ------          -------          ------------
Public       2           425       $ 1,480,908,090       38,253      $   785,405,431     $   1,848,013
Private     50           613       $ 4,024,181,452          208      $ 2,441,553,002     $   3,982,958
            --           ---       ---------------       ------      ---------------     -------------
Total       52         1,038       $ 5,505,089,542       38,461      $ 3,226,958,433     $   3,108,823

                                     REGIONS

          NORTHEAST    MID-ATLANTIC    SOUTHEAST         MIDWEST         SOUTHWEST            WEST
          ---------    ------------    ---------         -------         ---------            ----
Public       4%            4%             10%              12%              8%                 3%
Private      8%            7%             16%              12%             10%                 6%
Total       12%           11%             26%              24%             18%                 9%

All these 52 prior limited partnerships have invested in apartment complexes (or operating partnerships which owned such complexes) financed and/or operated with one or more forms of government subsidy, primarily RHS. The states in which these apartment complexes are located and the number of properties in each state are as follows: (1)

Alabama                                                                        9
Arizona                                                                       15
Arkansas                                                                      18
California                                                                    50
Colorado                                                                      29
Connecticut                                                                   18
Delaware                                                                       1
District of Columbia                                                           3
Florida                                                                       13
Georgia                                                                       49
Idaho                                                                          1
Illinois                                                                      16
Indiana                                                                       11
Iowa                                                                           4
Kansas                                                                        21
Kentucky                                                                      63
Louisiana                                                                     85
Maine                                                                         12
Maryland                                                                      16
Massachusetts                                                                 14
Michigan                                                                      52
Minnesota                                                                      3
Mississippi                                                                   42
Missouri                                                                      30
Montana                                                                        0
Nebraska                                                                       0
Nevada                                                                         0
New Hampshire                                                                  7
New Jersey                                                                    17
New Mexico                                                                     4
New York                                                                      54
North Carolina                                                                12
North Dakota                                                                  10
Ohio                                                                           4
Oklahoma                                                                      37
Oregon                                                                         3
Pennsylvania                                                                  14
Puerto Rico                                                                    4
Rhode Island                                                                   2
South Carolina                                                                 4
South Dakota                                                                   1
Tennessee                                                                     14
Texas                                                                        105
Utah                                                                           2
Vermont                                                                        4
Virginia                                                                      45
Virgin Islands                                                                 8
Washington                                                                     5
West Virginia                                                                  7
Wisconsin                                                                      7
Wyoming                                                                        0

----------
(1) Includes 84 properties which are jointly owned by two or more investment partnerships or series within an investment partnership which represent a total of 93 shared investments.

(2) The total number of properties by state does not reflect the 93 shared investments of 84 operating partnerships. The net number of properties reflected is 945.

The 52 government-assisted partnerships which invested in residential apartment complexes accounted for 100% of the total development cost of all properties acquired by all limited partnerships sponsored over the ten-year period.

The investment objectives of the 52 prior partnerships were, in order of priority: (1) certain tax benefits in the form of tax losses or low-income housing and rehabilitation tax credits which each such limited partnership's partners might use to offset income from other sources; (2) long-term capital appreciation through increases in the value of each apartment complex and (3) cash distributions through potential sale or refinancing transactions. Distributions of current cash flow were not a primary objective of these partnerships, in that the government agencies which provide subsidies regulate both the amount of rent and the amount of cash distributions which may be made to partners.

                               PRIVATE PLACEMENTS

Interests in 50 of the 52 limited partnerships described above were sold to approximately 208 investors in private offerings intended to be exempt from the registration requirements of the Securities Act of 1933. A total of $2,441,553,002 in subscriptions was raised. Interests were acquired in a total of 613 properties, with total development costs of $4,024,181,452.

The private limited partnerships involved new construction or renovation of apartment complexes, financed with mortgage indebtedness aggregating approximately $2,091,302,583 in addition to the equity investment of the prior limited partnerships of $2,441,553,002. The purchased properties equaled 100% of the total development cost of all non-conventional properties invested in by the private limited partnerships.

                                PUBLIC OFFERINGS

Interests in 24 series of the 2 limited partnerships described above were sold to approximately 38,253 investors in public offerings registered under the Securities Act of 1933. A total of $785,405,431 in subscriptions was raised. A total of 425 properties were purchased at a total development cost of $1,480,908,090.

Information regarding the public offerings is summarized as follows as of December 31, 2005:

                               INVESTORS                    PROPERTIES                     TYPE OF PROPERTIES
                         ----------------------------------------------------------------------------------------------
                                                                       TOTAL
                                                                      DEVELOP-       RECENTLY      UNDER       HISTORIC
                                                                        MENT           COM-         CON-         TAX
  PROGRAM                NUMBER        CAPITAL        NUMBER            COST          PLETED      STRUCTION     CREDIT
-----------------------------------------------------------------------------------------------------------------------
Boston Capital Tax
  Credit Fund IV L.P.
  (Series 26
  through 46)            32,937    $  667,628,880       383     $  1,244,899,289       379           3            1

Boston Capital Tax
  Credit Fund V L.P.
  (Series 47
  through 49)             5,316    $  117,776,551        42     $    236,008,801        35           7            0

During the four-year period ending December 31, 2005, affiliates of our management sponsored two public investment partnerships with investment objectives similar to the 50 described above. These public limited partnerships own interests in 141 operating partnerships which include 14 properties jointly owned by two or more investment partnerships or series within an investment partnership, representing a total of 14 shared investments. The total number of properties by state does not duplicate the 14 shared investments. The net number of properties reflected is 127 located in:

Alabama                                                                        1
Arizona                                                                        2
Arkansas                                                                       0
California                                                                     4
Colorado                                                                      12
Connecticut                                                                    1
Florida                                                                        0
Georgia                                                                        4
Illinois                                                                       1
Indiana                                                                        0
Iowa                                                                           1
Kansas                                                                         5
Kentucky                                                                      16
Louisiana                                                                      5
Maine                                                                          1
Maryland                                                                       1
Massachusetts                                                                  0
Michigan                                                                      13
Minnesota                                                                      0
Mississippi                                                                    4
Missouri                                                                       4
Montana                                                                        0
Nebraska                                                                       0
Nevada                                                                         0
New Hampshire                                                                  2
New Jersey                                                                     0
New Mexico                                                                     1
New York                                                                       7
North Carolina                                                                 0
North Dakota                                                                   1
Ohio                                                                           0
Oklahoma                                                                      10
Oregon                                                                         1
Pennsylvania                                                                   1
Puerto Rico                                                                    0
Rhode Island                                                                   0
South Carolina                                                                 0
South Dakota                                                                   0
Tennessee                                                                      1
Texas                                                                         16
Utah                                                                           0
Vermont                                                                        0
Virginia                                                                       5
Virgin Islands                                                                 1
Washington                                                                     2
West Virginia                                                                  2
Wisconsin                                                                      2

All of the operating partnership acquisitions of the public limited partnerships involved new construction or renovation of existing apartment complexes, financed with government-assisted mortgaged indebtedness aggregating approximately $303,068,209 in addition to the equity investment of the investing partnerships of $278,572,421. These properties equaled 100% of the total development cost of properties acquired by public limited partnerships in the four-year period ended December 31, 2005. We will provide a more detailed description of these acquisitions to you upon request.

Information regarding public limited partnerships organized with investment objectives not similar to ours is contained in Appendix I--Tabular Information Concerning Prior Limited Partnerships.

Any investor or prospective investor may view and/or obtain a copy of the most recent Form 10-K or Form 10-Q filed with the Securities and Exchange Commission relative to the public offerings at the Web site of Boston Capital Corporation, www.bostoncapital.com.

THE FOLLOWING DISCLOSURE REPLACES THE SECTION ENTITLED "APPENDIX I: TABULAR INFORMATION CONCERNING PRIOR LIMITED PARTNERSHIPS" CURRENTLY BEGINNING ON PAGE I-1 OF THE PROSPECTUS:

                                                                      APPENDIX I

                         TABULAR INFORMATION CONCERNING
                           PRIOR LIMITED PARTNERSHIPS

The information contained in the following Tables I, II, III, and III-A is presented in conjunction with and as a supplement to the narrative summary appearing elsewhere in this prospectus under "Prior Performance of Affiliates of Management" and is qualified in its entirety by the information contained in such narrative summary.

These Tables include information for the three-year period beginning January 1, 2003, and ending December 31, 2005 (five-year period ending December 31, 2005 for Table III) RELATING TO PUBLIC AND PRIVATE PROGRAMS IN THE AGGREGATE SPONSORED BY OUR AFFILIATES WHICH DID NOT HAVE SIMILAR INVESTMENT OBJECTIVES TO THOSE OF THE COMPANY. OUR AFFILIATES HAVE NOT SPONSORED PRIOR PROGRAMS, PUBLIC OR NON-PUBLIC, WITH INVESTMENT OBJECTIVES SIMILAR TO THOSE OF THE COMPANY. The programs described in these tables are programs receiving government assistance and originally intended to provide, generally (1) tax benefits in the form of tax losses and low-income housing and rehabilitation tax credits which could be used by limited partners to offset income from other sources, (2) long-term capital appreciation through increases in the value of the programs' investments, (3) cash distributions from the sale or refinancing of the apartment complexes owned by the operating partnerships, and (4) in some instances, limited cash distributions from operations.

The programs listed in these tables were organized by our affiliates generally in a two-tier structure. These two-tier programs consist of one investment limited partnership (the "investment partnership") which invested in a number of limited partnerships (the "operating partnerships"), each of which owns an apartment complex for low- and moderate-income persons, which receives government assistance. Any market rate communities included in these programs were neither evaluated nor acquired in connection with programs that have investment objectives similar to ours. In the three-year period ending December 31, 2005, our affiliates sponsored two public partnerships and seventeen private partnerships. The following table identifies the number of operating partnership interests acquired in programs sponsored by our affiliates as of December 31, 2005:

                                                     % EQUITY     # OF OPERATING                         AVERAGE EQUITY
                                                     COMMITTED     PARTNERSHIPS                          PER OPERATING
       PROGRAM                                       12/31/05        ACQUIRED        # OF STATES          PARTNERSHIP
-----------------------------------------------------------------------------------------------------------------------
Boston Capital Tax
  Credit Fund IV L.P.:
  Series 44                                             100%           10                9               $   2,678,730
  Series 45                                             100%           31               14               $   1,279,007
  Series 46                                            96.3%           14                9               $   2,030,681
Boston Capital Tax
  Credit Fund V L.P.
  Series 47                                             100%           15                8               $   2,309,100
  Series 48                                            99.9%           10                7               $   2,290,847
  Series 49                                            85.7%           17                8               $   3,013,363

                                                     % EQUITY     # OF OPERATING                         AVERAGE EQUITY
                                                     COMMITTED     PARTNERSHIPS                          PER OPERATING
       PROGRAM                                      AT 12/31/05      ACQUIRED        # OF STATES          PARTNERSHIP
-----------------------------------------------------------------------------------------------------------------------
Boston Capital Corporate
  Tax Credit Fund XIX,
  A Limited Partnership                                100.0%           18               10               $   3,998,755
Boston Capital 2003 Direct
  Placement Limited
  Partnerships                                         100.0%           10                6               $   4,278,943
Boston Capital Corporate
  Tax Credit Fund XX,
  A Limited Partnership                                100.0%            8                4               $   3,562,548
Boston Capital Corporate
  Tax Credit Fund XX-A,
  A Limited Partnership                                 93.5%           12                9               $   3,876,973
Boston Capital Corporate
  Tax Credit Fund XXI,
  A Limited Partnership                                100.0%           28               16               $   4,909,622
Boston Capital Corporate
  Tax Credit Fund XXII,
  A Limited Partnership                                100.0%           23               15               $   4,034,589
Boston Capital 2004 Direct
  Placement Limited
  Partnerships                                         100.0%            2                7               $   3,691,703
Boston Capital Corporate
  Tax Credit Fund XXIII,
  A Limited Partnership                                 75.6%            5                5               $   5,881,431
Boston Capital Corporate
  Tax Credit Fund XXIII-A,
  A Limited Partnership                                100.0%            8                5               $   4,966,772
Boston Capital Corporate
  Tax Credit Fund XXIV,
  A Limited Partnership                                 85.8%           31               21               $   4,980,785
Boston Capital Corporate
  Tax Credit Fund XXV,
  A Limited Partnership                                 17.1%            5                4               $   2,567,153
Boston Capital 2005 Direct
  Placement Limited
  Partnerships                                         100.0%            5                1               $   2,267,681

In 1993, our affiliates formed Boston Capital Tax Credit Fund IV L.P., which was registered under the Securities Act of 1933.

In 2003, our affiliates formed Boston Capital Tax Credit Fund V L.P., which was registered under the Securities Act of 1933.

For presentation purposes, private Direct Placement Limited Partnerships are grouped by year. The 2003, 2004 and 2005 Direct Placement Limited Partnerships contain 5, 2 and 1 partnership(s) respectively.

The primary investment objectives of these limited partnerships are the preservation of the partnership's capital and the provision of current tax benefits to investors in the form of tax credits and passive losses. Cash flow distributions from the operating partnerships to the investment partnerships were not an investment objective in these programs. The regulations of government subsidy programs limit the amount of rent which may be charged to tenants and also limit the amount of cash flow which may be distributed, even if greater amounts of cash flow are available.

Investors in the company will not have any interest in any of the prior limited partnerships incorporated in the tables or in any of the apartment complexes owned by these limited partnerships.

The Tabular Information Concerning Prior Limited Partnerships and accompanying Notes are not covered by reports of independent certified public accountants.

Additional information regarding prior public programs can be obtained upon written request to:

Boston Capital Corporation
One Boston Place, Suite 2100
Boston, Massachusetts 02108-4406
Attn: Richard DeAgazio

                                     TABLE I

                    EXPERIENCE IN RAISING AND INVESTING FUNDS
                             (ON A PERCENTAGE BASIS)

Table I includes information concerning the experience of our affiliates in raising and investing funds for public and private limited partnerships not having similar investment objectives to the company. Information is included for the two public offerings organized between January 1, 2003 and December 31, 2005, which invested in 97 operating partnerships. Information is also included for the 17 private offerings organized between January 1, 2003 and December 31, 2005, which invested in 159 operating partnerships. For presentation purposes, private Direct Placement Limited Partnerships are grouped by year. The 2003, 2004 and 2005 Direct Placement Limited Partnerships contain 5, 2 and 1 partnership(s), respectively. Table I presents the dollar amount offered and raised, the percentage of the amount raised which was used to pay offering costs and acquire investments, the percentage of leverage used and the time frame for raising and investing funds.

Table I is presented as if all capital contributions were received and all expenses and payments of capital committed were paid in the year in which the offering closed, although such transactions occur over several years.

The Table should be read in conjunction with the introduction and accompanying Notes.

                                     TABLE I

                    EXPERIENCE IN RAISING AND INVESTING FUNDS
                             (ON A PERCENTAGE BASIS)

                    JANUARY 1, 2003 THROUGH DECEMBER 31, 2005

                                                                        BCTC IV              BCTC IV               BCTC IV
                                                                          L.P.                 L.P.                  L.P.
                                                                      (SERIES 44)          (SERIES 45)           (SERIES 46)
                                                                         2003                  2003                  2003
                                                                    --------------        --------------        --------------
Dollar amount offered (1)                                           $   27,019,730        $   40,143,670        $   29,809,980
Dollar amount raised (100%)                                                    100%                  100%                  100%
Less: Offering expenses
Selling commissions and reimbursements
  retained by affiliates (2)                                                  1.28%                 1.23%                 1.33%
Selling commissions and reimbursements
  to nonaffiliates (3)                                                        8.72%                 8.77%                 8.67%
  Legal and organizational                                                    2.44%                 2.10%                 2.13%
                                                                    --------------        --------------        --------------
Total offering expenses                                                      12.44%                12.10%                12.14%
                                                                    ==============        ==============        ==============

Working capital reserves                                                      1.62%                 3.78%                 6.27%
Amount available for investment from
  limited partners                                                           87.56%                87.90%                87.86%
Acquisition fees (4)                                                          8.50%                 5.40%                 5.40%
Acquisition expenses (5)                                                      1.84%                 2.53%                 2.85%
Cash payments to operating
  partnerships (6)                                                           75.59%                76.20%                73.34%
                                                                    --------------        --------------        --------------
Total acquisition costs                                                      87.56%                87.90%                87.86%
                                                                    ==============        ==============        ==============

Mortgage financing                                                  $   36,945,744        $   47,313,893        $   26,088,653
Additional capital (7)                                              $      115,716        $    1,177,119        $   13,658,855
                                                                    --------------        --------------        --------------
Total other sources                                                 $   37,061,460        $   48,491,012        $   39,747,508
Amount available for investment from
  offering proceeds                                                 $   23,657,439        $   35,287,977        $   26,192,521
                                                                    --------------        --------------        --------------
Total development costs                                             $   60,718,899        $   83,778,989        $   65,940,029
                                                                    ==============        ==============        ==============
Percentage leverage (8)                                                      60.85%                56.47%                39.56%
Date offering began                                                       Jan 2003              Jul 2003              Sep 2003
Average length of offering (days)                                              104                    78                    87
Months to invest 90% of amount available                                        24                    20                    20

                                     TABLE I

                    EXPERIENCE IN RAISING AND INVESTING FUNDS
                             (ON A PERCENTAGE BASIS)

                    JANUARY 1, 2003 THROUGH DECEMBER 31, 2005


                                                                        BCTC V                BCTC V                BCTC V
                                                                         L.P.                  L.P.                  L.P.
                                                                     (SERIES 47)           (SERIES 48)           (SERIES 49)
                                                                         2004                  2004                  2004
                                                                    --------------        --------------        --------------
Dollar amount offered (1)                                           $   34,783,340        $   22,993,720        $   59,999,491
Dollar amount raised (100%)                                                    100%                  100%                  100%
Less: Offering expenses
Selling commissions and reimbursements
  retained by affiliates (2)                                                  1.47%                 1.25%                 1.42%
Selling commissions and reimbursements
  to nonaffiliates (3)                                                        8.53%                 8.75%                 8.58%
  Legal and organizational                                                    2.07%                 2.14%                 0.99%
                                                                    --------------        --------------        --------------
Total offering expenses                                                      12.07%                12.14%                10.99%
                                                                    ==============        ==============        ==============
Working capital reserves                                                      3.49%                 2.63%                16.38%
Amount available for investment from
  limited partners                                                           87.93%                87.86%                89.01%
Acquisition fees (4)                                                          6.40%                 6.40%                 6.40%
Acquisition expenses (5)                                                      1.88%                 2.84%                 0.98%
Cash payments to operating
  partnerships (6)                                                           76.16%                75.99%                65.25%
                                                                    --------------        --------------        --------------
Total acquisition costs                                                      87.93%                87.86%                89.01%
                                                                    ==============        ==============        ==============
Mortgage financing                                                  $   55,374,812        $   30,492,788        $   46,924,168
Additional capital (7)                                              $      139,542        $       21,550        $        1,459
                                                                    --------------        --------------        --------------
Total other sources                                                 $   55,514,354        $   30,514,338        $   46,925,627
Amount available for investment from
  offering proceeds                                                 $   30,583,591        $   20,202,650        $   53,405,125
                                                                    --------------        --------------        --------------
Total development costs                                             $   86,097,945        $   50,716,988        $  100,330,752
                                                                    ==============        ==============        ==============
Percentage leverage (8)                                                      64.32%                60.12%                46.77%
Date offering began                                                       Jan 2004              May 2004              Aug 2004
Average length of offering (days)                                              116                    92                   249
Months to invest 90% of amount available                                         2                     4                   N/A

                                     TABLE I

                    EXPERIENCE IN RAISING AND INVESTING FUNDS
                             (ON A PERCENTAGE BASIS)

                    JANUARY 1, 2003 THROUGH DECEMBER 31, 2005


                                                                     PRIVATE OFFERINGS TO CORPORATIONS
                                                                --------------------------------------------
                                                                   BOSTON CAPITAL
                                                                    CORPORATE TAX          BOSTON CAPITAL
                                                                     CREDIT FUND               DIRECT
                                                                       XIX,LP               PLACEMENTS**
                                                                        2003                    2003
                                                                --------------------    --------------------
Dollar amount offered (1)                                       $         93,844,179    $         74,057,467
Dollar amount raised (100%)                                                      100%                    100%
Less: Offering expenses
Selling commissions and reimbursements retained by affiliates                   1.25%                   0.34%
  Discounts offered to cash investors (9)                                      19.00%                  15.22%
  Investor note financing expenses                                              0.00%                   2.94%
  Other selling commissions                                                     0.20%                   0.46%
  Legal and organizational                                                      0.56%                   0.38%
                                                                --------------------    --------------------
Total offering expenses                                                        21.02%                  19.35%
                                                                ====================    ====================
Amount available for investment from limited partners                          78.98%                  80.65%
Acquisition costs
Acquisition fees (4)                                                            1.75%                   1.41%
Acquisition expenses (5)                                                        1.57%                   0.74%
Partnership management fees (11)                                                1.75%                   1.41%
Investor service fees (10)                                                      0.50%                   0.40%
Working capital reserves                                                        2.47%                   1.86%
Cash payments to operating partnerships (6)                                    70.94%                  74.83%
                                                                --------------------    --------------------
Total acquisition costs                                                        78.98%                  80.65%
                                                                ====================    ====================
Other sources of acquisition funds
Mortgage financing                                              $         71,957,314    $         40,900,313
Additional capital (7)                                          $            971,255    $             88,529
                                                                --------------------    --------------------
Total other sources                                             $         72,928,569    $         40,988,842
Amount available for investment from offering proceeds          $         74,119,013    $         59,729,098
                                                                --------------------    --------------------
Total development costs                                         $        147,047,582    $        100,717,940
                                                                ====================    ====================
Percentage leveraged (8)                                                       48.93%                  40.61%
Percentage of equity invested                                                    100%                    100%
Average length of offering (days)                                                209                     N/A

**   For presentation purposes Direct Placements are grouped by year

                                     TABLE I

                    EXPERIENCE IN RAISING AND INVESTING FUNDS
                             (ON A PERCENTAGE BASIS)

                    JANUARY 1, 2003 THROUGH DECEMBER 31, 2005


                                                                    PRIVATE OFFERINGS TO CORPORATIONS
                                    ----------------------------------------------------------------------------------------------
                                       BOSTON          BOSTON          BOSTON          BOSTON            BOSTON         BOSTON
                                      CAPITAL         CAPITAL         CAPITAL         CAPITAL            CAPITAL        CAPITAL
                                     CORPORATE       CORPORATE       CORPORATE       CORPORATE         CORPORATE       CORPORATE
                                      FUND XX         FUND XXA        FUND XXI       FUND XXII         FUND XXIII     FUND XXIII-A
                                        2004            2004            2004            2004              2005           2005
                                    ------------    ------------    ------------    ------------      ------------    ------------
Dollar amount offered (1)           $ 36,898,485    $ 64,808,430    $173,897,938    $117,256,965      $ 50,274,314    $ 52,418,021
Dollar amount raised (100%)                  100%            100%            100%            100%              100%            100%
Less: Offering expenses
Selling commissions and
  reimbursements retained by
  affiliates                                1.00%           1.00%           0.84%           0.00%             0.00%           0.00%
  Discounts offered to cash
    investors (9)                          20.38%          20.36%          18.98%          18.56%            21.19%          21.11%
  Investor note financing
    expenses                                0.00%           0.00%           2.61%           3.36%             0.77%           0.75%
  Other selling commissions                 0.21%           0.21%           0.00%           0.19%             0.16%           0.16%
  Legal and organizational                  0.59%           0.57%           0.37%           0.29%             0.30%           0.30%
                                    ------------    ------------    ------------    ------------      ------------    ------------
Total offering expenses                    22.18%          22.13%          22.80%          22.40%            22.43%          22.33%
                                    ============    ============    ============    ============      ============    ============
Amount available for investment
  from limited partners                    77.82%          77.87%          77.20%          77.60%            77.57%          77.67%
Acquisition fees (4)                        1.75%           1.75%           1.75%           1.56%             1.22%           1.22%
Acquisition expenses (5)                    1.11%           1.06%           0.95%           1.21%             0.80%           0.85%
Partnership management fees (11)            1.75%           1.75%           1.75%           1.56%             1.22%           1.22%
Investor service fees (10)                  0.50%           0.50%           0.50%           0.45%             0.35%           0.35%
Working capital reserves                    2.52%           7.96%           0.62%           2.40%            19.03%           0.89%
Cash payments to operating
  partnerships (6)                         70.19%          64.85%          71.64%          70.42%            54.95%          73.14%
                                    ------------    ------------    ------------    ------------      ------------    ------------
                                           77.82%          77.87%          77.20%          77.60%            77.57%          77.67%
                                    ============    ============    ============    ============      ============    ============
Mortgage financing                  $ 52,447,935    $ 35,206,296    $200,129,897    $ 82,616,468      $ 32,239,877    $ 29,183,757
Additional capital (7)              $        641    $    798,303    $    863,240    $    268,218      $    609,076    $        775
                                    ------------    ------------    ------------    ------------      ------------    ------------
Total other sources                 $ 52,448,576    $ 36,004,599    $200,993,137    $ 82,884,686      $ 32,848,953    $ 29,184,532
Amount available for investment
  from offering proceeds            $ 28,714,045    $ 50,466,199    $134,247,562    $ 90,995,390      $ 38,999,550    $ 40,712,703
                                    ============    ============    ============    ============      ============    ============
Total development costs             $ 81,162,821    $ 88,470,798    $335,240,698    $173,881,076      $ 71,848,503    $ 69,897,235
                                    ============    ============    ============    ============      ============    ============
Percentage leverage (8)                    64.62%          40.71%          59.70%          47.51%            44.87%          41.75%
Percentage of equity invested             100.00%         100.00%         100.00%         100.00%           100.00%         100.00%
Average length of offering (days)            102             102             176             105                58              58

                                     TABLE I

                    EXPERIENCE IN RAISING AND INVESTING FUNDS
                             (ON A PERCENTAGE BASIS)

                    JANUARY 1, 2003 THROUGH DECEMBER 31, 2005


                                                     PRIVATE OFFERINGS TO CORPORATIONS
                                    -----------------------------------------------------------------
                                          BOSTON       BOSTON              BOSTON          BOSTON
                                          CAPITAL      CAPITAL             CAPITAL         CAPITAL
                                         CORPORATE    CORPORATE            DIRECT          DIRECT
                                         FUND XXIV    FUND XXV           PLACEMENTS      PLACEMENTS
                                            2005         2005               2004            2005
                                    -------------    -------------      ------------    ------------
Dollar amount offered (1)           $ 226,448,654    $  93,663,243      $  9,379,712    $ 11,289,024
Dollar amount raised (100%)                   100%             100%              100%            100%
Less: Offering expenses
Selling commissions and
  reimbursements retained by
  affiliates                                 0.00%            0.30%             0.35%           0.97%
  Discounts offered to cash
    investors (9)                           18.83%           18.61%            18.00%          18.00%
  Investor note financing
    expenses                                 2.93%            2.93%             0.00%           0.00%
  Other selling commissions                  0.08%            0.00%             0.51%           1.74%
  Legal and organizational                   0.60%            0.01%             0.77%           0.60%
                                    -------------    -------------      ------------    ------------
Total offering expenses                     22.44%           21.85%            19.63%          21.30%
                                    =============    =============      ============    ============
Amount available for investment
  from limited partners                     77.56%           78.15%            80.37%          78.70%
Acquisition fees (4)                         1.75%            1.75%             2.43%           1.75%
Acquisition expenses (5)                     0.59%            0.00%             1.02%           0.06%
Partnership management fees (11)             1.75%            1.75%             1.24%           1.75%
Investor service fees (10)                   0.50%            0.50%             0.35%           0.50%
Working capital reserves                    16.75%           50.80%             3.95%         -12.19%
Cash payments to operating
  partnerships (6)                          56.23%           23.35%            71.37%          86.83%
                                    -------------    -------------      ------------    ------------
                                            77.56%           78.15%            80.37%          78.70%
                                    =============    =============      ============    ============
Mortgage financing                  $ 172,729,674    $  20,278,266      $ 16,683,871    $ 10,443,388
Additional capital (7)              $       2,716    $         350      $        124    $        117
                                    -------------    -------------      ------------    ------------
Total other sources                 $ 172,732,390    $  20,278,616      $ 16,683,995    $ 10,443,505
Amount available for investment
  from offering proceeds            $ 175,644,749    $  73,198,928      $  7,538,160    $  8,883,912
                                    =============    =============      ============    ============
Total development costs             $ 348,377,139    $  93,477,544      $ 24,222,155    $ 19,327,417
                                    =============    =============      ============    ============
Percentage leverage (8)                     49.58%           21.69%            68.88%          54.03%
Percentage of equity invested              100.00%          100.00%              100%            100%
Average length of offering (days)             120               89               N/A             N/A

                                NOTES TO TABLE I

Note 1: The dollar amount offered and raised includes the entire amount of investors' contributions paid.

Note 2: Includes only the Dealer-Manager Fee that was retained by Boston Capital Securities, Inc. The amounts presented have been adjusted to reflect reimbursements made in March 2006 of certain offering expenses, including expenses associated with wholesaling services, by Boston Capital Holdings Limited Partnership to the applicable fund. These payments were voluntarily made by Boston Capital Holdings Limited Partnership following an inquiry by the NASD of Boston Capital Securities, Inc. This inquiry has been resolved. See "Risk Factors--We are dependent on the dealer-manager."

Note 3: Includes selling commissions of 7% and the re-allotment by Boston Capital Securities, Inc. of portions of its Dealer-Manager Fee and includes portions of the nonaccountable expense allowance.

Note 4: Acquisition fees are amounts paid to the general partners and affiliates for selecting, evaluating, negotiating and closing the investment partnerships' acquisition of operating partnership interests.

Note 5: Acquisition expenses consist of legal and accounting fees, travel, market studies and other expenses to be paid to third parties.

Note 6: Cash payments to non-affiliated operating partnerships include capital contributions. The amount shown includes funds committed as of December 31, 2005.

Note 7: Additional capital represents funds contributed by the operating general partners. Some properties financed with governmental assistance after 1987 require the operating general partners to provide a minimum of 3% of the total development cost in equity.

Note 8: The leverage percentage equals the total amount of mortgage indebtedness on the acquisition date or completion date divided by total development costs.

Note 9: Upon admission to Boston Capital's Corporate Funds, the limited partners choose to pay capital contributions under a standard installment method or cash method (or in some cases a deferred cash method or alternative installment method). Standard installment method investors pay $1,000,000 per unit. Cash method investors (and deferred cash method or alternative installment method investors where applicable) receive a discount for paying sooner.

Note 10: Investor Service Fees are amounts paid to the general partners and affiliates for arranging and organizing investor reporting and communications, and continuing services related to the transmittal of information to the Class A Limited Partners.

Note 11: Partnership Management Fees are amounts paid to the general partners and affiliates for overseeing the day to day management of the Investor Partnership, including but not limited to financial reporting, audits, tax return preparation, cash management and reserves management.

                                    TABLE II

                           COMPENSATION TO AFFILIATES

                    JANUARY 1, 2003 THROUGH DECEMBER 31, 2005

Table II sets forth the aggregate amount of all compensation earned by or paid to our affiliates between January 1, 2003 and December 31, 2005 for the programs included in Table I. None of the programs included in this Table have been liquidated.

The Table should be read in conjunction with the introduction and accompanying notes.

                                                                                   PUBLIC OFFERINGS
                                                                           ---------------------------------
                                                                               BCTC IV           BCTC IV
                                                                                 L.P              L.P.
                                                                             (SERIES 44)       (SERIES 45)
                                                                                2003              2003
                                                                           ---------------   ---------------
Date offering commenced                                                           Jan 2003         July 2003
Dollar amount raised (1)                                                   $    27,019,730   $    40,143,670
Amounts paid and/or payable to sponsor and affiliates from proceeds (1):
Underwriting fees (2)                                                              401,565           552,275
Acquisition fees (3)                                                             2,296,677         2,167,758
Acquisition expense reimbursement                                                  498,395         1,014,687
Asset management fee                                                               606,847           744,544
Dollar amount of cash generated from operating partnerships before
  payments to sponsors (4)                                                           3,287             6,269
Amount paid to sponsors from operations (5)                                              0                 0

                                                                        PUBLIC OFFERINGS
                                              ---------------------------------------------------------------------
                                                  BCTC IV           BCTC V            BCTC V            BCTC V
                                                   L.P.              L.P.              L.P.              L.P.
                                                (SERIES 46)       (SERIES 47)       (SERIES 48)       (SERIES 49)
                                                   2003              2004              2004              2004
                                              ---------------   ---------------   ---------------   ---------------
Date offering commenced                             Sept 2003
Dollar amount raised (1)                      $    29,809,980   $    34,783,340   $    22,993,720      $ 59,999,491
Amounts paid and/or payable to sponsor
  and affiliates from proceeds (1):
Underwriting fees (2)                                 436,457           563,377           314,427           895,372
Acquisition fees (3)                                1,609,739         2,226,134         1,471,598         3,839,937
Acquisition expense reimbursement                     850,039           653,983           653,026           589,288
Asset management fee                                  420,337           689,739           367,766           352,334
Dollar amount of cash generated from
  operating partnerships before
  payments to sponsors (4)                              4,725                 0                 0                 0
Amount paid to sponsors from operations (5)                 0                 0                 0                 0

                                    TABLE II

                     COMPENSATION TO SPONSOR AND AFFILIATES

                    JANUARY 1, 2003 THROUGH DECEMBER 31, 2005

                                                                          PRIVATE OFFERINGS FOR CORPORATIONS
                                                                          ----------------------------------
                                                                           BOSTON CAPITAL
                                                                              CORPORATE      BOSTON CAPITAL
                                                                             TAX CREDIT          DIRECT
                                                                              FUND XIX         PLACEMENTS
                                                                                2003              2003 (6)
                                                                          ----------------   ---------------
Dollar amount raised (1)                                                  $     93,844,179   $    74,057,467
Amounts paid and/or payable to sponsor and affiliates from
  proceeds (1):
Underwriting fees (2)                                                            1,173,052           249,486
Acquisition fees (3)                                                             1,642,229         1,044,407
Acquisition expense reimbursement                                                1,473,976           624,681
Partnership management fees                                                      1,642,229         1,044,407
Investor service fees                                                              469,208           228,427
Asset management fee                                                             1,047,964           471,983
Dollar amount of cash generated from operating partnerships before
  payments to sponsors (4)                                                               0                 0
Amounts paid to sponsors from operations (5)                                        10,165                 0

                                                                        PRIVATE OFFERINGS FOR CORPORATIONS
                                                ----------------------------------------------------------------------------------
                                                    BOSTON           BOSTON           BOSTON           BOSTON
                                                   CAPITAL          CAPITAL          CAPITAL          CAPITAL           BOSTON
                                                  CORPORATE        CORPORATE        CORPORATE        CORPORATE         CAPITAL
                                                  TAX CREDIT       TAX CREDIT       TAX CREDIT       TAX CREDIT         DIRECT
                                                   FUND XX         FUND XX-A         FUND XXI        FUND XXII        PLACEMENTS
                                                     2004             2004             2004             2004             2004 (6)
                                                --------------   --------------   --------------   --------------   --------------
Dollar amount raised (1)                        $   36,898,485   $   64,808,430   $  173,897,938   $  117,256,965   $    9,379,712
Amounts paid and/or payable to
  sponsor and affiliates from proceeds (1):
Underwriting fees (2)                                  368,985          648,045        2,067,501                0           32,966
Acquisition fees (3)                                   645,723        1,134,148        3,043,214        1,832,229          227,724
Acquisition expense reimbursement                      411,271          690,160        1,645,996        1,420,103           96,043
Partnership management fees                            645,723        1,134,148        3,043,214        1,832,229          116,260
Investor service fees                                  184,492          324,042          869,490          523,494           33,217
Asset management fee                                   388,228          594,088        1,215,260          660,195           79,786
Dollar amount of cash generated from
  operating partnerships before
  payments to sponsors (4)                                   0                0                0                0                0
Amounts paid to sponsors
  from operations (5)                                        0              993            4,464                0                0

                                                    BOSTON           BOSTON           BOSTON           BOSTON           BOSTON
                                                   CAPITAL          CAPITAL          CAPITAL          CAPITAL          CAPITAL
                                                  CORPORATE        CORPORATE        CORPORATE        CORPORATE          DIRECT
                                                  TAX CREDIT       TAX CREDIT       TAX CREDIT       TAX CREDIT       PLACEMENTS
                                                  FUND XXIII      FUND XXIII-A      FUND XXIV         FUND XXV         2005 (6)
                                                --------------   --------------   --------------   --------------   --------------
Dollar amount raised (1)                        $   50,274,314   $   52,418,021   $  226,448,654   $   93,663,243   $   11,289,024
Amounts paid and/or payable to
  sponsor and affiliates from proceeds (1):
Underwriting fees (2)                                        0                0                0          280,990          109,616
Acquisition fees (3)                                   611,029          636,988        3,962,851        1,639,107          197,557
Acquisition expense reimbursement                      403,330          447,212        1,342,626                0            6,238
Partnership management fees                            611,029          636,988        3,962,851        1,639,107          197,557
Investor service fees                                  174,580          181,996        1,132,244          468,316           56,445
Asset management fee                                   209,480          218,410          471,770           38,026           13,129
Dollar amount of cash generated from
  operating partnerships before
  payments to sponsors (4)                                   0                0                0                0                0
Amounts paid to sponsors
  from operations (5)                                        0                0                0                0                0

                                NOTES TO TABLE II

Note 1: Table II is presented as if all capital contributions were received and all fees payable from offering proceeds to our affiliates, and their predecessors in interest were paid in the year in which the offerings were completed; such transactions actually occur over several years.

Note 2: Underwriting fees include non-accountable expense allowances, research report fees, due diligence fees, selling commissions, purchaser representative fees, and capital commitment fees. These amounts do not include commissions paid to an affiliated dealer-manager which were subsequently paid to non-affiliated brokers. These fees are paid over one to three years.

Note 3: The Acquisition Fee is a flat fee calculated as a percentage of each certificate sold. It is earned for selecting, evaluating, negotiating and closing series' investments in apartment complexes.

Note 4: The dollar amount of cash generated from operating partnerships is the total amount of cash distributions received by the investment partnerships during the three-year period. For example: 2005 would include 2003-2005 cash distributions for the partnership organized in 2003. Historically, cash flow from government-subsidized apartment complexes is generated by the second full year of operations, yet cash flow is not disbursed until financial statement analyses are complete.

Note 5: If cash flow is unavailable to pay investment partnership operating expenses, then expenses are either accrued until cash flow is available in future years to repay such expenses or the sponsor pays these operating expenses as they become due and subsequently receives reimbursement when cash flow is available.

Note 6: For presentation purposes, private Direct Placement Limited Partnerships are grouped by year. The 2003, 2004 and 2005 Direct Placement Limited Partnerships contain 5, 2 and 1 partnership(s), respectively.

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

Table III summarizes the operating results of prior partnerships not having similar investment objectives to the company which were closed between January 1, 2001 and December 31, 2005. The public investment partnerships own interests in 180 operating partnerships. The private investment partnerships own interests in 277 operating partnerships. For presentation purposes, private Direct Placement Limited Partnerships are grouped by year. The 2001, 2002, 2003, 2004 and 2005 Direct Placement Limited Partnerships contain 2, 4, 5, 2 and 1 partnership(s), respectively.

Table III includes the actual tax credits received on a $1,000 investment. Table III-A includes the actual tax credits received as a percentage of capital invested by an investor. For example, if an investor received $21 of tax credits on a $1,000 investment for a particular year in Table III, Table III-A would show that for that year the investor received approximately 2.1% of its investment.

The information is presented in accordance with generally accepted accounting principles ("GAAP") except with respect to the information presented in the tables labeled "Tax & Distribution Data Per $1000 invested on a Tax Basis," which is presented on the tax basis method of accounting.

Significant differences can occur in operating results accounted for on a tax versus GAAP basis. Some differences, but not all, are due to depreciation methods and depreciable lives, and treatment of capitalized construction period interest and expenses. The usual effect of these differences is that taxable losses under GAAP would have been less than the taxable losses. Both GAAP and tax losses are reported in the table.

The Table should be read in conjunction with the introduction and accompanying Notes.

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                       FROM OPENING THROUGH MARCH 31, 2005

                       PUBLIC OFFERINGS CLOSED DURING 2001

               BOSTON CAPITAL TAX CREDIT FUND IV L.P. (SERIES 40)

                                                                           FOR THE FINANCIAL STATEMENT
                                                                              PERIOD ENDED MARCH 31,
                                                     2001             2002             2003             2004             2005
                                                --------------   --------------   --------------   --------------   --------------
Gross Revenues                                           2,317          147,345          119,938              299               90
Profit on sale of properties                                 0                0                0                0                0
Less:
  Losses from operating
    partnerships (1)                                         0         (438,656)        (986,508)        (936,159)        (924,404)
  Operating Expenses (3)                              (113,781)        (306,075)        (222,136)        (233,925)        (490,886)
  Interest Expense                                           0                0                0                0                0
  Depreciation (2)                                           0                0          (32,319)        (113,716)        (113,730)
Net Income--GAAP Basis                                (111,464)        (597,386)      (1,121,025)      (1,283,501)      (1,528,930)
Taxable Income
  from operations (4)                                        0         (586,896)      (1,086,143)      (1,633,930)      (1,521,793)
  gain on sale                                               0                0                0                0                0
Cash generated from operations (6)                  (1,922,962)         836,927          209,484          109,930           (9,242)
Cash generated from sales                                    0                0                0                0                0
Cash generated from refinancing                              0                0                0                0                0
Cash generated from operations,
  sales and refinancing                             (1,922,962)         836,927          209,484          109,930           (9,242)
Less: Cash distributions to investors
  from operating cash flow                                   0                0                0                0                0
  from sales and refinancing                                 0                0                0                0                0
  from other                                                 0                0                0                0                0
Cash generated (deficiency) after
  cash distributions                                (1,922,962)         836,927          209,484          109,930           (9,242)
Less: Special items (not including
  sales and refinancing)
  (identify and quantify)                                    0                0                0                0                0
Cash generated (deficiency) after
  cash distributions and special
  items                                             (1,922,962)         836,927         209,484          109,930           (9,242)

TAX & DISTRIBUTION DATA                                               FOR THE TAX PERIOD ENDED DECEMBER 31,
PER $1,000 INVESTED (7)                              2001             2002             2003             2004             2005
                                                --------------   --------------   --------------   --------------   --------------
Federal Income Tax Results
  Federal Credit (5)                                        14              (80)              93               92               94
  State Credit                                               0                0                0                0                0
  Ordinary Income (loss)                                   (24)             (42)             (62)             (57)             (46)
    from operations                                        (24)             (42)             (62)             (57)             (46)
    from recapture                                           0                0                0                0                0
  Capital gain (loss)                                        0                0                0                0                0
Cash Distributions to investors:
  Source (on GAAP basis)                                     0
    Investment income                                        0                0                0                0                0
    Return of capital                                        0                0                0                0                0
  Source (on cash basis):
    Sales                                                    0                0                0                0                0
    Refinancing                                              0                0                0                0                0
    Operations                                               0                0                0                0                0
    Other                                                    0                0                0                0                0
Amount remaining invested in
  program properties                                                                                                         98.69%

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                       FROM OPENING THROUGH MARCH 31, 2005

                       PUBLIC OFFERINGS CLOSED DURING 2001

               BOSTON CAPITAL TAX CREDIT FUND IV L.P. (SERIES 41)

                                                                   FOR THE FINANCIAL STATEMENT
                                                                      PERIOD ENDED MARCH 31,
                                                   2002              2003              2004              2005
                                              ---------------   ---------------   ---------------   ---------------
Gross Revenues                                         52,147            74,991            34,112             4,540
Profit on sale of properties                                0                 0                 0                 0
Less:
  Losses from operating partnerships (1)              (94,125)       (1,443,650)       (1,748,067)       (4,159,348)
  Operating Expenses (3)                             (241,945)         (346,349)         (342,003)         (294,717)
  Interest Expense                                          0                 0                 0                 0
  Depreciation (2)                                          0          (133,377)         (133,405)         (133,882)
Net Income--GAAP Basis                               (283,923)       (1,848,385)       (2,189,363)       (4,583,407)
Taxable Income from operations (4)                   (120,068)       (2,867,903)       (1,609,628)       (3,730,419)
  gain on sale                                              0                 0                 0                 0
Cash generated from operations (6)                    (47,951)          (48,190)            8,731           363,790
Cash generated from sales                                   0                 0                 0                 0
Cash generated from refinancing                             0                 0                 0                 0
Cash generated from operations,
  sales and refinancing                               (47,951)          (48,190)            8,731           363,790
Less: Cash distributions to investors
  from operating cash flow                                  0                 0                 0                 0
  from sales and refinancing                                0                 0                 0                 0
  from other                                                0                 0                 0                 0
Cash generated (deficiency) after
  cash distributions                                  (47,951)          (48,190)            8,731           363,790
Less: Special items (not including sales
  and refinancing) (identify and quantify)                  0                 0                 0                 0
Cash generated (deficiency) after cash
  distributions and special items                     (47,951)          (48,190)            8,731           363,790

TAX & DISTRIBUTION DATA                                               FOR THE TAX PERIOD ENDED DECEMBER 31,
PER $1,000 INVESTED (7)                              2001             2002             2003             2004             2005
                                                --------------   --------------   --------------   --------------   --------------
Federal Income Tax Results
  Federal Credit (5)                                         1               45              104              110               97
  State Credit                                               0                0                0                0                0
  Ordinary Income (loss)                                    (4)             (95)             (55)            (128)             (80)
    from operations                                         (4)             (95)             (55)            (128)             (80)
    from recapture                                           0                0                0                0                0
  Capital gain (loss)                                        0                0                0                0                0
Cash Distributions to investors:
  Source (on GAAP basis)                                     0
    Investment income                                        0                0                0                0                0
    Return of capital                                        0                0                0                0                0
  Source (on cash basis):
    Sales                                                    0                0                0                0                0
    Refinancing                                              0                0                0                0                0
    Operations                                               0                0                0                0                0
    Other                                                    0                0                0                0                0
Amount remaining invested in
  program properties                                                                                                         99.35%

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                       FROM OPENING THROUGH MARCH 31, 2005

                       PUBLIC OFFERINGS CLOSED DURING 2002

               BOSTON CAPITAL TAX CREDIT FUND IV L.P. (SERIES 42)

                                                                  FOR THE FINANCIAL STATEMENT
                                                                     PERIOD ENDED MARCH 31,
                                                   2002              2003              2004              2005
                                              ---------------   ---------------   ---------------   ---------------
Gross Revenues                                            986           121,043           244,164             8,848
Profit on sale of properties                                0                 0                 0                 0
Less:
  Losses from operating partnerships (1)                    0          (404,748)       (1,617,204)       (1,150,391)
  Operating Expenses (3)                             (111,253)         (237,706)         (315,633)         (264,513)
  Interest Expense                                          0                 0                 0                 0
  Depreciation (2)                                          0                 0          (113,984)         (115,498)
Net Income--GAAP Basis                               (110,267)         (521,411)       (1,802,657)       (1,521,554)
Taxable Income from operations (4)                          0          (755,961)       (1,771,458)       (1,838,771)
  gain on sale                                              0                 0                 0                 0
Cash generated from operations (6)                 (1,322,182)        1,306,517           218,107            25,193
Cash generated from sales                                   0                 0                 0                 0
Cash generated from refinancing                             0                 0                 0                 0
Cash generated from operations,
  sales and refinancing                            (1,322,182)        1,306,517           218,107            25,193
Less: Cash distributions to investors
  from operating cash flow                                  0                 0                 0                 0
  from sales and refinancing                                0                 0                 0                 0
  from other                                                0                 0                 0                 0
Cash generated (deficiency) after
  cash distributions                               (1,322,182)        1,306,517           218,107            25,193
Less: Special items (not including sales
  and refinancing) (identify and quantify)                  0                 0                 0                 0
Cash generated (deficiency) after cash
  distributions and special items                  (1,322,182)        1,306,517           218,107            25,193

TAX & DISTRIBUTION DATA                                        FOR THE TAX PERIOD ENDED DECEMBER 31,
PER $1,000 INVESTED (7)                            2002              2003              2004              2005
                                              ---------------   ---------------   ---------------   ---------------
Federal Income Tax Results
  Federal Credit (5)                                       16                81                95                99
  State Credit                                              0                 0                 0                 0
  Ordinary Income (loss)                                  (29)              (64)              (67)              (61)
    from operations                                       (29)              (64)              (67)              (61)
    from recapture                                          0                 0                 0                 0
  Capital gain (loss)                                       0                 0                 0                 0
Cash Distributions to investors:
  Source (on GAAP basis)
    Investment income                                       0                 0                 0                 0
    Return of capital                                       0                 0                 0                 0
  Source (on cash basis):
    Sales                                                   0                 0                 0                 0
    Refinancing                                             0                 0                 0                 0
    Operations                                              0                 0                 0                 0
    Other                                                   0                 0                 0                 0
Amount remaining invested in
  program properties                                                                                          97.30%

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                       FROM OPENING THROUGH MARCH 31, 2005

                       PUBLIC OFFERINGS CLOSED DURING 2002

               BOSTON CAPITAL TAX CREDIT FUND IV L.P. (SERIES 43)

                                                                                 FOR THE FINANCIAL STATEMENT
                                                                                    PERIOD ENDED MARCH 31,
                                                                         2003              2004              2005
                                                                    --------------    --------------    --------------
Gross Revenues                                                              30,298           332,401            77,015
Profit on sale of properties                                                     0                 0                 0
Less:
  Losses from operating partnerships (1)                                  (304,873)       (2,388,403)       (2,028,092)
  Operating Expenses (3)                                                  (215,795)         (474,808)         (378,335)
  Interest Expense                                                               0                 0                 0
  Depreciation (2)                                                               0          (148,464)         (164,530)
Net Income--GAAP Basis                                                    (490,370)       (2,679,274)       (2,493,942)
Taxable Income from operations (4)                                        (193,688)       (2,339,382)       (2,878,799)
  gain on sale                                                                   0                 0                 0
Cash generated from operations (6)                                      (1,103,274)        1,251,676            34,397
Cash generated from sales                                                        0                 0                 0
Cash generated from refinancing                                                  0                 0                 0
Cash generated from operations, sales and refinancing                   (1,103,274)        1,251,676            34,397
Less: Cash distributions to investors
  from operating cash flow                                                       0                 0                 0
  from sales and refinancing                                                     0                 0                 0
  from other                                                                     0                 0                 0
Cash generated (deficiency) after cash distributions                    (1,103,274)        1,251,676            34,397
Less: Special items (not including sales and refinancing)
  (identify and quantify)                                                        0                 0                 0
Cash generated (deficiency) after cash distributions
  and special items                                                     (1,103,274)        1,251,676            34,397

TAX & DISTRIBUTION DATA                                          FOR THE TAX PERIOD ENDED DECEMBER 31,
PER $1,000 INVESTED (7)                            2002                2003               2004               2005
-------------------------------------------   ---------------     ---------------    ---------------    ---------------
Federal Income Tax Results
  Federal Credit (5)                                        2                  44                 86                 95
  State Credit                                              0                   0                  0                  0
  Ordinary Income (loss)                                   (5)                (65)               (80)               (70)
    from operations                                        (5)                (65)               (80)               (70)
    from recapture                                          0                   0                  0                  0
  Capital gain (loss)                                       0                   0                  0                  0
Cash Distributions to investors:
  Source (on GAAP basis)
    Investment income                                       0                   0                  0                  0
    Return of capital                                       0                   0                  0                  0
  Source (on cash basis):
    Sales                                                   0                   0                  0                  0
    Refinancing                                             0                   0                  0                  0
    Operations                                              0                   0                  0                  0
    Other                                                   0                   0                  0                  0
Amount remaining invested
  in program properties                                                                                           98.58%

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                       FROM OPENING THROUGH MARCH 31, 2005

                       PUBLIC OFFERINGS CLOSED DURING 2003

               BOSTON CAPITAL TAX CREDIT FUND IV L.P. (SERIES 44)

                                                                                 FOR THE FINANCIAL STATEMENT
                                                                                    PERIOD ENDED MARCH 31,
                                                                         2003              2004              2005
                                                                    --------------    --------------    --------------
Gross Revenues                                                               1,379           159,792           229,754
Profit on sale of properties                                                     0                 0                 0
Less:
  Losses from operating partnerships (1)                                         0        (1,113,620)         (866,297)
  Operating Expenses (3)                                                  (116,399)         (360,833)         (375,509)
  Interest Expense                                                               0                 0                 0
  Depreciation (2)                                                               0           (28,115)         (101,629)
Net Income--GAAP Basis                                                    (115,020)       (1,342,776)       (1,113,681)
Taxable Income from operations (4)                                          (6,086)       (1,449,234)       (1,553,771)
  gain on sale                                                                   0                 0                 0
Cash generated from operations (6)                                         701,819          (902,659)           64,864
Cash generated from sales                                                        0                 0                 0
Cash generated from refinancing                                                  0                 0                 0
Cash generated from operations, sales and refinancing                      701,819          (902,659)           64,864
Less: Cash distributions to investors
  from operating cash flow                                                       0                 0                 0
  from sales and refinancing                                                     0                 0                 0
  from other                                                                     0                 0                 0
Cash generated (deficiency) after cash distributions                       701,819          (902,659)           64,864
Less: Special items (not including sales and refinancing)
  (identify and quantify)                                                        0                 0                 0
Cash generated (deficiency) after cash distributions and
  special items                                                            701,819          (902,659)           64,864

                                                                                   FOR THE TAX PERIOD ENDED
TAX & DISTRIBUTION DATA                                                                DECEMBER 31,
PER $1,000 INVESTED (7)                                                 2003               2004              2005
                                                                    --------------    --------------    --------------
Federal Income Tax Results
  Federal Credit (5)                                                            23                67                76
  State Credit                                                                   0                 0                 0
  Ordinary Income (loss)                                                       (54)              (61)              (39)
    from operations                                                            (54)              (61)              (39)
    from recapture                                                               0                 0                 0
  Capital gain (loss)                                                            0                 0                 0
Cash Distributions to investors:
  Source (on GAAP basis)
    Investment income                                                            0                 0                 0
    Return of capital                                                            0                 0                 0
  Source (on cash basis):
    Sales                                                                        0                 0                 0
    Refinancing                                                                  0                 0                 0
    Operations                                                                   0                 0                 0
    Other                                                                        0                 0                 0
Amount remaining invested in program properties                                                                  96.70%

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                       FROM OPENING THROUGH MARCH 31, 2005

                       PUBLIC OFFERINGS CLOSED DURING 2003

               BOSTON CAPITAL TAX CREDIT FUND IV L.P. (SERIES 45)

                                                                              FOR THE FINANCIAL STATEMENT
                                                                                 PERIOD ENDED MARCH 31,
                                                                                 2004             2005
                                                                              ------------    ------------
Gross Revenues                                                                     188,952         521,517
Profit on sale of properties                                                             0               0
Less:
  Losses from operating partnerships (1)                                          (258,419)     (1,067,071)
  Operating Expenses (3)                                                          (442,793)       (635,881)
  Interest Expense                                                                       0               0
  Depreciation (2)                                                                 (32,122)       (133,300)
Net Income--GAAP Basis                                                            (544,382)     (1,314,735)
Taxable Income from operations (4)                                                (944,267)     (1,192,433)
  gain on sale                                                                           0               0
Cash generated from operations (6)                                              (1,268,112)        532,093
Cash generated from sales                                                                0               0
Cash generated from refinancing                                                          0               0
Cash generated from operations, sales and refinancing                           (1,268,112)        532,093
Less: Cash distributions to investors
  from operating cash flow                                                               0               0
  from sales and refinancing                                                             0               0
  from other                                                                             0               0
Cash generated (deficiency) after cash distributions                            (1,268,112)        532,093
Less: Special items (not including sales and refinancing)
  (identify and quantify)                                                                0               0
Cash generated (deficiency) after cash distributions and special items          (1,268,112)        532,093

                                                                            FOR THE TAX PERIOD ENDED
TAX & DISTRIBUTION DATA                                                            DECEMBER 31,
PER $1,000 INVESTED (7)                                                2003            2004           2005
                                                                    ------------   ------------   ------------
Federal Income Tax Results
  Federal Credit (5)                                                           9             55             72
  State Credit                                                                 0              0              0
  Ordinary Income (loss)                                                     (24)           (34)           (51)
    from operations                                                          (24)           (34)           (51)
    from recapture                                                             0              0              0
  Capital gain (loss)                                                          0              0              0
Cash Distributions to investors:
  Source (on GAAP basis)
    Investment income                                                          0              0              0
    Return of capital                                                          0              0              0
  Source (on cash basis):
    Sales                                                                      0              0              0
    Refinancing                                                                0              0              0
    Operations                                                                 0              0              0
    Other                                                                      0              0              0
Amount remaining invested in program properties                                                          98.33%

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                       FROM OPENING THROUGH MARCH 31, 2005

                       PUBLIC OFFERINGS CLOSED DURING 2003

               BOSTON CAPITAL TAX CREDIT FUND IV L.P. (SERIES 46)

                                                                              FOR THE FINANCIAL STATEMENT
                                                                                 PERIOD ENDED MARCH 31,
                                                                                 2004             2005
                                                                              ------------    ------------
Gross Revenues                                                                      63,499         254,425
Profit on sale of properties                                                             0               0
Less:
  Losses from operating partnerships (1)                                           (81,632)       (385,946)
  Operating Expenses (3)                                                          (184,356)       (392,684)
  Interest Expense                                                                       0               0
  Depreciation (2)                                                                  (3,812)       (100,878)
Net Income--GAAP Basis                                                            (206,301)       (625,083)
Taxable Income from operations (4)                                                 (28,992)     (1,116,282)
  gain on sale                                                                           0               0
Cash generated from operations (6)                                                (119,134)        (70,876)
Cash generated from sales                                                                0               0
Cash generated from refinancing                                                          0               0
Cash generated from operations, sales and refinancing                             (119,134)        (70,876)
Less: Cash distributions to investors
  from operating cash flow                                                               0               0
  from sales and refinancing                                                             0               0
  from other                                                                             0               0
Cash generated (deficiency) after cash distributions                              (119,134)        (70,876)
Less: Special items (not including sales and refinancing)
  (identify and quantify)                                                                0               0
Cash generated (deficiency) after cash distributions and special items            (119,134)        (70,876)

                                                                            FOR THE TAX PERIOD ENDED
TAX & DISTRIBUTION DATA                                                            DECEMBER 31,
PER $1,000 INVESTED (7)                                                2003            2004           2005
                                                                    ------------   ------------   ------------
Federal Income Tax Results
  Federal Credit (5)                                                           0             24             73
  State Credit                                                                 0              0              0
  Ordinary Income (loss)                                                      (1)           (41)           (41)
    from operations                                                           (1)           (41)           (41)
    from recapture                                                             0              0              0
  Capital gain (loss)                                                          0              0              0
Cash Distributions to investors:
  Source (on GAAP basis)
    Investment income                                                          0              0              0
    Return of capital                                                          0              0              0
  Source (on cash basis):
    Sales                                                                      0              0              0
    Refinancing                                                                0              0              0
    Operations                                                                 0              0              0
    Other                                                                      0              0              0
Amount remaining invested in program properties                                                          99.57%

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                       FROM OPENING THROUGH MARCH 31, 2005

                       PUBLIC OFFERINGS CLOSED DURING 2004

                BOSTON CAPITAL TAX CREDIT FUND V L.P. (SERIES 47)

                                                                              FOR THE FINANCIAL STATEMENT
                                                                                 PERIOD ENDED MARCH 31,
                                                                                 2004             2005
                                                                              ------------    ------------
Gross Revenues                                                                       3,814         207,493
Profit on sale of properties                                                             0               0
Less:
  Losses from operating partnerships (1)                                                 0        (992,975)
  Operating Expenses (3)                                                           (26,315)       (677,933)
  Interest Expense                                                                       0               0
  Depreciation (2)                                                                       0         (51,236)
Net Income--GAAP Basis                                                             (22,501)     (1,514,651)
Taxable Income from operations (4)                                                     N/A      (1,061,479)
  gain on sale                                                                           0               0
Cash generated from operations (6)                                              (4,075,224)      3,765,363
Cash generated from sales                                                                0               0
Cash generated from refinancing                                                          0               0
Cash generated from operations, sales and refinancing                           (4,075,224)      3,765,363
Less: Cash distributions to investors
  from operating cash flow                                                               0               0
  from sales and refinancing                                                             0               0
  from other                                                                             0               0
Cash generated (deficiency) after cash distributions                            (4,075,224)      3,765,363
Less: Special items (not including sales and refinancing)
  (identify and quantify)                                                                0               0
Cash generated (deficiency) after cash distributions and special items          (4,075,224)      3,765,363

                                                                                FOR THE TAX PERIOD ENDED
TAX & DISTRIBUTION DATA                                                               DECEMBER 31,
PER $1,000 INVESTED (7)                                                           2004           2005
                                                                              ------------    ------------
Federal Income Tax Results
  Federal Credit (5)                                                                     9              54
  State Credit                                                                           0               0
  Ordinary Income (loss)                                                               (31)            (88)
    from operations                                                                    (31)            (88)
    from recapture                                                                       0               0
  Capital gain (loss)                                                                    0               0
Cash Distributions to investors:
  Source (on GAAP basis)
    Investment income                                                                    0               0
    Return of capital                                                                    0               0
  Source (on cash basis):
    Sales                                                                                0               0
    Refinancing                                                                          0               0
    Operations                                                                           0               0
    Other                                                                                0               0
Amount remaining invested in program properties                                                      99.10%

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                       FROM OPENING THROUGH MARCH 31, 2005

                       PUBLIC OFFERINGS CLOSED DURING 2004

                BOSTON CAPITAL TAX CREDIT FUND V L.P. (SERIES 48)

                                                             FOR THE FINANCIAL STATEMENT
                                                                PERIOD ENDED MARCH 31,
                                                                       2005
                                                                    ------------
Gross Revenues                                                            92,821
Profit on sale of properties                                                   0
Less:
  Losses from operating partnerships (1)                                (213,922)
  Operating Expenses (3)                                                (368,949)
  Interest Expense                                                             0
  Depreciation (2)                                                       (18,570)
Net Income--GAAP Basis                                                  (508,620)
Taxable Income from operations (4)                                      (291,868)
  gain on sale                                                                 0
Cash generated from operations (6)                                       (78,440)
Cash generated from sales                                                      0
Cash generated from refinancing                                                0
Cash generated from operations, sales and refinancing                    (78,440)
Less: Cash distributions to investors
  from operating cash flow                                                     0
  from sales and refinancing                                                   0
  from other                                                                   0
Cash generated (deficiency) after cash distributions                     (78,440)
Less: Special items (not including sales and refinancing)
  (identify and quantify)                                                      0
Cash generated (deficiency) after cash distributions and
  special items                                                          (78,440)

                                                                                FOR THE TAX PERIOD ENDED
TAX & DISTRIBUTION DATA                                                               DECEMBER 31,
PER $1,000 INVESTED (7)                                                           2004           2005
                                                                              ------------    ------------
Federal Income Tax Results
  Federal Credit (5)                                                                     0              42
  State Credit                                                                           0               0
  Ordinary Income (loss)                                                               (13)            (70)
    from operations                                                                    (13)            (70)
    from recapture                                                                       0               0
  Capital gain (loss)                                                                    0               0
Cash Distributions to investors:
  Source (on GAAP basis)
    Investment income                                                                    0               0
    Return of capital                                                                    0               0
  Source (on cash basis):
    Sales                                                                                0               0
    Refinancing                                                                          0               0
    Operations                                                                           0               0
    Other                                                                                0               0
Amount remaining invested in program properties                                                        100%

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                       FROM OPENING THROUGH MARCH 31, 2005

                       PUBLIC OFFERINGS CLOSED DURING 2004

                BOSTON CAPITAL TAX CREDIT FUND V L.P. (SERIES 49)

                                                                                  FOR THE FINANCIAL STATEMENT
                                                                                     PERIOD ENDED MARCH 31,
                                                                                              2005
                                                                                             ------
Gross Revenues                                                                                          62,538
Profit on sale of properties                                                                                 0
Less:
  Losses from operating partnerships (1)                                                                     0
  Operating Expenses (3)                                                                              (204,155)
  Interest Expense                                                                                           0
  Depreciation (2)                                                                                           0
Net Income--GAAP Basis                                                                                (141,617)
Taxable Income from operations (4)                                                                      73,111
  gain on sale                                                                                               0
Cash generated from operations (6)                                                                  (3,918,703)
Cash generated from sales                                                                                    0
Cash generated from refinancing                                                                              0
Cash generated from operations, sales and refinancing                                               (3,918,703)
Less: Cash distributions to investors
  from operating cash flow                                                                                   0
  from sales and refinancing                                                                                 0
  from other                                                                                                 0
Cash generated (deficiency) after cash distributions                                                (3,918,703)
Less: Special items (not including sales and refinancing)
  (identify and quantify)                                                                                    0
Cash generated (deficiency) after cash distributions and
  special items                                                                                     (3,918,703)

                                                                                    FOR THE TAX PERIOD ENDED
TAX & DISTRIBUTION DATA                                                                   DECEMBER 31,
PER $1,000 INVESTED (7)                                                               2004            2005
                                                                                     ------          ------
Federal Income Tax Results
  Federal Credit (5)                                                                         0              14
  State Credit                                                                               0               0
  Ordinary Income (loss)                                                                     2             (17)
    from operations                                                                          2             (17)
    from recapture                                                                           0               0
  Capital gain (loss)                                                                        0               0
Cash Distributions to investors:
  Source (on GAAP basis)
    Investment income                                                                        0               0
    Return of capital                                                                        0               0
  Source (on cash basis):
    Sales                                                                                    0               0
    Refinancing                                                                              0               0
    Operations                                                                               0               0
    Other                                                                                    0               0
Amount remaining invested in program properties                                                            100%

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                       FROM OPENING THROUGH MARCH 31, 2005

                     CORPORATE OFFERINGS CLOSED DURING 2001

               BOSTON CAPITAL CORPORATE TAX CREDIT FUND XVI, A LP

                                                               FOR THE FINANCIAL STATEMENT
                                                                 PERIOD ENDED MARCH 31,
                                              2001           2002          2003            2004           2005
                                             ------         ------        ------          ------         ------
Gross Revenues                                       0        150,951        380,080         72,942         64,280
Profit on sale of properties                         0              0              0              0              0
Less:
  Losses from operating
    partnerships (1)                                 0       (488,361)    (3,762,301)    (3,232,759)    (3,593,874)
  Operating Expenses (3)                      (138,744)    (1,224,698)      (438,638)      (449,838)      (353,775)
  Interest Expense                                   0              0              0              0              0
  Depreciation (2)                              (3,329)      (162,640)      (202,215)      (204,546)      (204,547)
Net Income--GAAP Basis                        (142,073)    (1,724,748)    (4,023,074)    (3,814,201)    (4,087,916)
Taxable Income
  from operations (4)                                0     (1,476,867)    (5,886,972)    (6,924,141)    (6,059,941)
  gain on sale                                       0              0              0              0              0
Cash generated from operations (6)            (518,583)    (2,329,774)       599,378       (498,750)      (432,831)
Cash generated from sales                            0              0              0              0              0
Cash generated from refinancing                      0              0              0              0              0
Cash generated from operations,
  sales and refinancing                       (518,583)    (2,329,774)       599,378       (498,750)      (432,831)
Less: Cash distributions to investors
  from operating cash flow                           0              0              0              0              0
  from sales and refinancing                         0              0              0              0              0
  from other                                         0              0       (147,151)      (123,455)       (67,968)
Cash generated (deficiency) after
  cash distributions                          (518,583)    (2,329,774)       452,227       (622,205)      (500,799)
Less: Special items (not including
  sales and refinancing)
  (identify and quantify)                            0              0              0              0              0
Cash generated (deficiency) after
  cash distributions and
  special items                               (518,583)    (2,329,774)       452,227       (622,205)      (500,799)

TAX & DISTRIBUTION DATA                                  FOR THE TAX PERIOD ENDED DECEMBER 31,
PER $1,000 INVESTED (7)                       2001           2002           2003           2004           2005
                                             ------         ------         ------         ------         ------
Federal Income Tax Results
  Federal Credit (5)                                 8             47             83             89             89
  State Credit                                       0              0              0              0              0
  Ordinary Income (loss)                           (23)           (91)          (106)           (93)           (66)
    from operations                                (23)           (91)          (106)           (93)           (66)
    from recapture                                   0              0              0              0              0
  Capital gain (loss)                                0              0              0              0              0
Cash Distributions to investors:
  Source (on GAAP basis):
    Investment income                                0              0              0              0              0
    Return of capital                                0        147,151              0        123,455        357,709
Source (on cash basis):
    Sales                                            0              0              0              0              0
    Refinancing                                      0              0              0              0              0
    Operations                                       0              0              0              0              0
    Other                                            0              0              0              0              0
Amount remaining invested in
  program properties                                                                                         98.35%

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                       FROM OPENING THROUGH MARCH 31, 2005

                     CORPORATE OFFERINGS CLOSED DURING 2001

               BOSTON CAPITAL CORPORATE TAX CREDIT FUND XVII, A LP

                                                                         FOR THE FINANCIAL STATEMENT
                                                                            PERIOD ENDED MARCH 31,
                                                          2002              2003              2004              2005
                                                         ------            ------            ------            ------
Gross Revenues                                                 6,835           188,818            91,719           111,624
Profit on sale of properties                                       0                 0                 0                 0
Less:
  Losses from operating partnerships (1)                     (64,176)       (1,885,256)       (3,441,219)       (2,974,825)
  Operating Expenses (3)                                    (450,876)         (689,019)         (336,865)         (272,255)
  Interest Expense                                                 0                 0                 0                 0
  Depreciation (2)                                           (27,110)         (169,500)         (167,120)         (167,152)
Net Income--GAAP Basis                                      (535,327)       (2,554,957)       (3,853,485)       (3,302,608)
Taxable Income
  from operations (4)                                        (99,027)       (3,763,282)       (4,841,234)       (5,433,021)
  gain on sale                                                     0                 0                 0                 0
Cash generated from operations (6)                        (1,416,294)       (1,136,789)         (209,145)         (208,119)
Cash generated from sales                                          0                 0                 0                 0
Cash generated from refinancing                                    0                 0                 0                 0
Cash generated from operations,
  sales and refinancing                                   (1,416,294)       (1,136,789)         (209,145)         (208,119)
Less: Cash distributions to investors
  from operating cash flow                                         0                 0                 0                 0
  from sales and refinancing                                       0                 0                 0                 0
  from other                                                       0                 0           (75,256)                0
Cash generated (deficiency) after
  cash distributions                                      (1,416,294)       (1,136,789)         (284,401)         (208,119)
Less: Special items (not including
  sales and refinancing)
  (identify and quantify)                                          0                 0                 0                 0
Cash generated (deficiency) after cash
  distributions and special items                         (1,416,294)       (1,136,789          (284,401)         (208,119)

TAX & DISTRIBUTION DATA                                     FOR THE TAX PERIOD ENDED DECEMBER 31,
PER $1,000 INVESTED (7)                       2001            2002            2003           2004           2005
                                             ------          ------          ------         ------         ------
Federal Income Tax Results
  Federal Credit (5)                                 1              13              69             89             90
  State Credit                                       0               0               0              0              0
  Ordinary Income (loss)                           (16)            (67)            (93)          (104)           (73)
    from operations                                (16)            (67)            (93)          (104)           (73)
    from recapture                                   0               0               0              0              0
 Capital gain (loss)                                 0               0               0              0              0
Cash Distributions to investors:
  Source (on GAAP basis)
    Investment income                                0               0               0              0              0
    Return of capital                                0               0          75,256              0        280,000
  Source (on cash basis):
    Sales                                            0               0               0              0              0
    Refinancing                                      0               0               0              0              0
    Operations                                       0               0               0              0              0
    Other                                            0               0               0              0              0
Amount remaining invested in
  program properties                                                                                           98.11%

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                       FROM OPENING THROUGH MARCH 31, 2005

                     CORPORATE OFFERINGS CLOSED DURING 2001

                 THE CALIFORNIA CORORATE TAX CREDIT FUND V, A LP

                                                                FOR THE FINANCIAL STATEMENT
                                                                   PERIOD ENDED MARCH 31,
                                              2001           2002           2003           2004           2005
                                             ------         ------         ------         ------         ------
Gross Revenues                                       0         69,655         65,142            957          1,446
Profit on sale of properties                         0              0              0              0              0
Less:
  Losses from operating partnerships (1)             0       (915,470)      (922,292)      (810,080)      (864,497)
  Operating Expenses (3)                       (13,046)      (127,188)       (93,715)      (102,981)      (103,648)
  Interest Expense                                   0              0              0              0              0
  Depreciation (2)                                (784)       (14,088)       (20,452)       (20,452)        (5,939)
Net Income--GAAP Basis                         (13,830)      (987,091)      (971,317)      (932,556)      (972,638)
Taxable Income
  from operations (4)                                0       (498,834)    (1,442,326)      (878,385)      (909,135)
  gain on sale                                       0              0              0              0              0
Cash generated from operations (6)             (65,414)       (79,160)        (7,416)       (55,727)       (33,875)
Cash generated from sales                            0              0              0              0              0
Cash generated from refinancing                      0              0              0              0              0
Cash generated from operations,
  sales and refinancing                        (65,414)       (79,160)        (7,416)       (55,727)       (33,875)
Less: Cash distributions to investors
  from operating cash flow                           0              0              0              0              0
  from sales and refinancing                         0              0              0              0              0
  from other                                         0              0       (268,284)             0              0
Cash generated (deficiency) after
  cash distributions                           (65,414)       (79,160)      (275,700)       (55,727)       (33,875)
Less: Special items (not including
  sales and refinancing)
  (identify and quantify)                            0              0              0              0              0
Cash generated (deficiency) after cash
  distributions and special items              (65,414)       (79,160)      (275,700)       (55,727)       (33,875)

TAX & DISTRIBUTION DATA                                     FOR THE TAX PERIOD ENDED DECEMBER 31,
PER $1,000 INVESTED (7)                       2001           2002           2003            2004          2005
                                             ------         ------         ------          ------        ------
Federal Income Tax Results
  Federal Credit (5)                                27             65             66             66             66
  State Credit                                      70             81             75              5              0
  Ordinary Income (loss)                           (28)           (79)           (48)           (50)           (45)
    from operations                                (28)           (79)           (48)           (50)           (45)
    from recapture                                   0              0              0              0              0
  Capital gain (loss)                                0              0              0              0              0
Cash Distributions to investors:
  Source (on GAAP basis)                             0                                                           0
    Investment income                                0              0              0              0              0
    Return of capital                                0        268,284              0              0              0
  Source (on cash basis):
    Sales                                            0              0              0              0              0
    Refinancing                                      0              0              0              0              0
    Operations                                       0              0              0              0              0
    Other                                            0              0              0              0              0
Amount remaining invested in
  program properties                                                                                         98.60%

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                       FROM OPENING THROUGH MARCH 31, 2005

                     CORPORATE OFFERINGS CLOSED DURING 2001

                 THE GEORGIA CORPORATE TAX CREDIT FUND II, A LP

                                                                          FOR THE FINANCIAL STATEMENT
                                                                             PERIOD ENDED MARCH 31,
                                                          2002               2003             2004              2005
                                                         ------             ------           ------            ------
Gross Revenues                                                 1,167             5,780             9,648            28,304
Profit on sale of properties                                       0                 0                 0                 0
Less:
  Losses from operating partnerships (1)                           0        (1,233,869)       (3,146,168)       (1,448,246)
  Operating Expenses (3)                                    (122,105)         (578,368)         (173,580)         (100,848)
  Interest Expense                                                 0                 0                 0                 0
  Depreciation (2)                                            (9,784)          (72,161)         (101,047)         (101,047)
Net Income--GAAP Basis                                      (130,722)       (1,878,618)       (3,411,147)       (1,621,837)
Taxable Income
  from operations (4)                                        (15,786)       (1,359,982)       (3,264,693)       (2,025,248)
  gain on sale                                                     0                 0                 0                 0
Cash generated from operations (6)                          (161,016)       (1,209,307)         (172,155)         (102,628)
Cash generated from sales                                          0                 0                 0                 0
Cash generated from refinancing                                    0                 0                 0                 0
Cash generated from operations, sales
  and refinancing                                           (161,016)       (1,209,307)         (172,155)         (102,628)
Less: Cash distributions to investors
  from operating cash flow                                         0                 0                 0                 0
  from sales and refinancing                                       0                 0                 0                 0
  from other                                                       0          (228,237)                0                 0
Cash generated (deficiency) after
  cash distributions                                        (161,016)       (1,437,544)         (172,155)         (102,628)
Less: Special items (not including sales
  and refinancing) (identify and quantify)                         0                 0                 0                 0
Cash generated (deficiency) after cash
  distributions and special items                           (161,016)       (1,437,544)         (172,155)         (102,628)

TAX & DISTRIBUTION DATA                                     FOR THE TAX PERIOD ENDED DECEMBER 31,
PER $1,000 INVESTED (7)                       2001           2002           2003           2004           2005
                                             ------         ------         ------         ------         ------
Federal Income Tax Results
  Federal Credit (5)                                 0              2             38             49             89
  State Credit                                       0             18             67             94            237
  Ordinary Income (loss)                            (3)           (34)          (119)           (74)          (136)
    from operations                                 (3)           (34)          (119)           (74)          (136)
    from recapture                                   0              0              0              0              0
  Capital gain (loss)                                0              0              0              0              0
Cash Distributions to investors:
Source (on GAAP basis)                               0                                            0              0
Investment income                                    0              0              0              0              0
Return of capital                                    0        228,237              0              0              0
  Source (on cash basis):
    Sales                                            0              0              0              0              0
    Refinancing                                      0              0              0              0              0
    Operations                                       0              0              0              0              0
    Other                                            0              0              0              0              0
Amount remaining invested in
  program properties                                                                                         98.62%

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                       FROM OPENING THROUGH MARCH 31, 2005

                     CORPORATE OFFERINGS CLOSED DURING 2001

           BOSTON CAPITAL MID-ATLANTIC CORPORATE TAX CREDIT FUND, A LP

                                                                          FOR THE FINANCIAL STATEMENT
                                                                             PERIOD ENDED MARCH 31,
                                                           2002             2003               2004              2005
                                                          ------           ------             ------            ------
Gross Revenues                                                 4,260            57,622             5,578             1,869
Profit on sale of properties                                       0                 0                 0                 0
Less:
  Losses from operating partnerships (1)                     (22,157)       (1,694,104)         (940,252)         (936,801)
  Operating Expenses (3)                                    (227,874)          (73,508)          (71,497)          (53,168)
  Interest Expense                                                 0                 0                 0                 0
  Depreciation (2)                                           (30,767)          (43,969)          (43,002)          (43,002)
Net Income--GAAP Basis                                      (276,538)       (1,753,959)       (1,049,173)       (1,031,102)
Taxable Income
  from operations (4)                                        (73,832)       (1,744,113)       (1,503,979)       (1,390,018)
  gain on sale                                                     0                 0                 0                 0
Cash generated from operations (6)                          (863,771)          (30,451)          310,264            11,794
Cash generated from sales                                          0                 0                 0                 0
Cash generated from refinancing                                    0                 0                 0                 0
Cash generated from operations, sales
  and refinancing                                           (863,771)          (30,451)          310,264            11,794
Less: Cash distributions to investors
  from operating cash flow                                         0                 0                 0                 0
  from sales and refinancing                                       0                 0                 0                 0
  from other                                                       0        (1,664,008)                0           (85,118)
Cash generated (deficiency) after
  cash distributions                                        (863,771)       (1,694,459)          310,264           (73,324)
Less: Special items (not including sales
  and refinancing) (identify and quantify)                         0                 0                 0                 0
Cash generated (deficiency) after cash
  distributions and special items                           (863,771)       (1,694,459)          310,264           (73,324)

TAX & DISTRIBUTION DATA                                   FOR THE TAX PERIOD ENDED DECEMBER 31,
PER $1,000 INVESTED (7)                       2001           2002           2003           2004           2005
                                             ------         ------         ------         ------         ------
Federal Income Tax Results
  Federal Credit (5)                                 0             50             90             90             90
  State Credit                                       0              0              0              0              0
  Ordinary Income (loss)                            (5)          (139)          (120)          (111)           (86)
    from operations                                 (5)          (139)          (120)          (111)           (86)
    from recapture                                   0              0              0              0              0
  Capital gain (loss)                                0              0              0              0              0
Cash Distributions to investors:
  Source (on GAAP basis)                             0                                            0
    Investment income                                0              0              0              0              0
    Return of capital                                0      1,835,678              0         85,118              0
Source (on cash basis):
    Sales                                            0              0              0              0              0
    Refinancing                                      0              0              0              0              0
    Operations                                       0              0              0              0              0
    Other                                            0              0              0              0              0
Amount remaining invested in
  program properties                                                                                         98.72%

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                       FROM OPENING THROUGH MARCH 31, 2005

                     CORPORATE OFFERINGS CLOSED DURING 2001

                  DIRECT PLACEMENT OFFERINGS CLOSED DURING 2001

                                                                FOR THE FINANCIAL STATEMENT
                                                                  PERIOD ENDED MARCH 31,
                                              2001           2002           2003           2004           2005
                                          ------------   ------------   ------------   ------------   ------------
Gross Revenues                                     565         49,231         75,629         71,614         17,599
Profit on sale of properties                         0              0              0              0              0
Less:
  Losses from operating
    partnerships (1)                                 0        (49,647)      (646,592)    (1,022,687)    (1,410,292)
  Operating Expenses (3)                      (160,709)       (99,719)      (340,885)      (172,157)      (132,084)
  Interest Expense                                   0              0              0              0              0
  Depreciation (2)                              (2,730)       (35,533)       (65,135)       (71,690)       (71,677)
Net Income--GAAP Basis                        (162,874)      (135,668)      (976,983)    (1,194,920)    (1,596,454)
Taxable Income
  from operations (4)                                0       (414,305)    (1,634,174)    (2,152,171)    (1,852,839)
  gain on sale                                       0              0              0              0              0
Cash generated from operations (6)            (351,600)      (138,393)      (523,623)       (23,088)       (37,913)
Cash generated from sales                            0              0              0              0              0
Cash generated from refinancing                      0              0              0              0              0
Cash generated from operations,
  sales and refinancing                       (351,600)      (138,393)      (523,623)       (23,088)       (37,913)
Less: Cash distributions to investors
  from operating cash flow                           0              0              0              0              0
  from sales and refinancing                         0              0              0              0              0
  from other                                         0              0              0              0       (122,462)
Cash generated (deficiency) after
  cash distributions                          (351,600)      (138,393)      (523,623)       (23,088)      (160,375)
Less: Special items (not including
  sales and refinancing)
  (identify and quantify)                            0              0              0              0              0
Cash generated (deficiency) after
  cash distributions and
  special items                               (351,600)      (138,393)      (523,623)       (23,088)      (160,375)

TAX & DISTRIBUTION DATA                                     FOR THE TAX PERIOD ENDED DECEMBER 31,
PER $1,000 INVESTED (7)                       2001           2002           2003           2004           2005
                                          ------------   ------------   ------------   ------------   ------------
Federal Income Tax Results
  Federal Credit (5)                                12             75             55             84             91
  State Credit                                       0              0              0              0              0
  Ordinary Income (loss)                           (32)           (71)           (99)           (81)           (72)
    from operations                                (32)           (71)           (99)           (81)           (72)
    from recapture                                   0              0              0              0              0
  Capital gain (loss)                                0              0              0              0              0
Cash Distributions to investors:
  Source (on GAAP basis)
    Investment income                                0              0              0              0              0
    Return of capital                                0              0              0        122,462        205,614
  Source (on cash basis):
    Sales                                            0              0              0              0              0
    Refinancing                                      0              0              0              0              0
    Operations                                       0              0              0              0              0
    Other                                            0              0              0              0              0
Amount remaining invested in
  program properties                                                                                         97.82%

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                       FROM OPENING THROUGH MARCH 31, 2005

                     CORPORATE OFFERINGS CLOSED DURING 2002

              BOSTON CAPITAL CORPORATE TAX CREDIT FUND XVIII, A LP

                                                                       FOR THE FINANCIAL STATEMENT
                                                                          PERIOD ENDED MARCH 31,
                                                                   2003           2004           2005
                                                               ------------   ------------   ------------
Gross Revenues                                                      120,918        610,441        202,579
Profit on sale of properties                                              0              0              0
Less:
  Losses from operating partnerships (1)                           (380,830)    (4,603,196)    (6,523,104)
  Operating Expenses (3)                                         (1,009,290)    (1,757,155)      (776,576)
  Interest Expense                                                        0              0              0
  Depreciation (2)                                                  (81,089)      (407,636)      (405,886)
Net Income--GAAP Basis                                           (1,350,291)    (6,157,546)    (7,502,987)
Taxable Income
  from operations (4)                                              (631,738)    (7,458,357)   (10,425,164)
  gain on sale                                                            0              0              0
Cash generated from operations (6)                                 (288,330)    (4,960,169)      (321,153)
Cash generated from sales                                                 0              0              0
Cash generated from refinancing                                           0              0              0
Cash generated from operations,
  sales and refinancing                                            (288,330)    (4,960,169)      (321,153)
Less: Cash distributions to investors
  from operating cash flow                                                0              0              0
  from sales and refinancing                                              0              0              0
  from other                                                       (372,964)             0       (148,770)
Cash generated (deficiency) after
  cash distributions                                               (661,294)    (4,960,169)      (469,923)
Less: Special items (not including
  sales and refinancing) (identify
  and quantify)                                                           0              0              0
Cash generated (deficiency) after
  cash distributions and special items                             (661,294)    (4,960,169)      (469,923)

TAX & DISTRIBUTION DATA                                             FOR THE TAX PERIOD ENDED DECEMBER 31,
PER $1,000 INVESTED (7)                                   2002              2003              2004              2005
                                                     ---------------   ---------------   ---------------   ---------------
Federal Income Tax Results                                         1                44                75                74
  Federal Credit (5)
  State Credit                                                     0                 0                 0                 0
  Ordinary Income (loss)                                          (7)              (59)              (83)              (59)
    from operations                                               (7)              (59)              (83)              (59)
    from recapture                                                 0                 0                 0                 0
  Capital gain (loss)                                              0                 0                 0                 0
Cash Distributions to investors:
  Source (on GAAP basis):
    Investment income                                              0                 0                 0                 0
    Return of capital                                              0           372,964           148,770         1,745,615
Source (on cash basis):
    Sales                                                          0                 0                 0                 0
    Refinancing                                                    0                 0                 0                 0
    Operations                                                     0                 0                 0                 0
    Other                                                          0                 0                 0                 0
Amount remaining invested in program properties                                                                      96.44%

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                       FROM OPENING THROUGH MARCH 31, 2005

                     CORPORATE OFFERINGS CLOSED DURING 2002

                  DIRECT PLACEMENT OFFERINGS CLOSED DURING 2002

                                                                          FOR THE FINANCIAL STATEMENT
                                                                            PERIOD ENDED MARCH 31,
                                                          2002               2003              2004              2005
                                                     ---------------   ---------------   ---------------   ---------------
Gross Revenues                                                   127            13,989            20,902           127,840
Profit on sale of properties                                       0                 0                 0                 0
Less:
  Losses from operating partnerships (1)                           0          (828,043)       (4,181,654)       (8,079,420)
  Operating Expenses (3)                                     (43,466)       (1,007,254)         (752,897)       (1,331,327)
  Interest Expense                                                 0                 0                 0          (505,985)
  Depreciation (2)                                            (3,169)         (110,803)         (178,314)         (264,989)
Net Income--GAAP Basis                                       (46,508)       (1,932,111)       (5,091,963)      (10,053,881)
Taxable Income
  from operations (4)                                              0        (1,296,288)       (4,880,886)       (9,700,220)
  gain on sale                                                     0                 0                 0                 0
Cash generated from operations (6)                          (208,978)       (2,046,776)         (811,618)       (1,190,867)
Cash generated from sales                                          0                 0                 0                 0
Cash generated from refinancing                                    0                 0                 0                 0
Cash generated from operations, sales
  and refinancing                                           (208,978)       (2,046,776)         (811,618)       (1,190,867)
Less: Cash distributions to investors
  from operating cash flow                                         0                 0                 0                 0
  from sales and refinancing                                       0                 0                 0                 0
  from other                                                       0                 0          (144,302)         (166,536)
Cash generated (deficiency) after cash
  distributions                                             (208,978)       (2,046,776)         (955,920)       (1,357,403)
Less: Special items (not including sales and
  refinancing) (identify and quantify)                             0                 0                 0                 0
Cash generated (deficiency) after cash
  distributions and special items                           (208,978)       (2,046,776)         (955,920)       (1,357,403)

TAX & DISTRIBUTION DATA                                             FOR THE TAX PERIOD ENDED DECEMBER 31,
PER $1,000 INVESTED (7)                                   2002               2003             2004               2005
                                                     ---------------   ---------------   ---------------   ---------------
Federal Income Tax Results
  Federal Credit (5)                                              10                39                60                76
  State Credit                                                     0                 0                 4                13
  Ordinary Income (loss)                                         (27)              (56)              (71)              (85)
    from operations                                              (27)              (56)              (71)              (85)
    from recapture                                                 0                 0                 0                 0
  Capital gain (loss)                                              0                 0                 0                 0
Cash Distributions to investors:
  Source (on GAAP basis)
    Investment income                                              0                 0                 0                 0
    Return of capital                                              0           144,302            98,338         1,480,779
  Source (on cash basis):
    Sales                                                          0                 0                 0                 0
    Refinancing                                                    0                 0                 0                 0
    Operations                                                     0                 0                 0                 0
    Other                                                          0                 0                 0                 0
Amount remaining invested in
  program properties                                                                                                 97.11%

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                       FROM OPENING THROUGH MARCH 31, 2005

                     CORPORATE OFFERINGS CLOSED DURING 2003

               BOSTON CAPITAL CORPORATE TAX CREDIT FUND XIX, A LP

                                                                                        FOR THE FINANCIAL
                                                                                        STATEMENT PERIOD
                                                                                         ENDED MARCH 31,
                                                                                       2004           2005
                                                                                   ------------   ------------
Gross Revenues                                                                            6,484         34,650
Profit on sale of properties                                                                  0              0
Less:
  Losses from operating partnerships (1)                                                (24,658)    (2,886,148)
  Operating Expenses (3)                                                             (1,906,760)      (518,422)
  Interest Expense                                                                            0              0
  Depreciation (2)                                                                     (124,350)      (327,990)
Net Income--GAAP Basis                                                               (2,049,284)    (3,697,910)
Taxable Income
  from operations (4)                                                                  (539,612)    (7,393,682)
  gain on sale                                                                                0              0
Cash generated from operations (6)                                                   (4,017,260)      (587,781)
Cash generated from sales                                                                     0              0
Cash generated from refinancing                                                               0              0
Cash generated from operations, sales and refinancing                                (4,017,260)      (587,781)
Less: Cash distributions to investors
  from operating cash flow                                                                    0              0
  from sales and refinancing                                                                  0              0
  from other                                                                                  0              0
Cash generated (deficiency) after cash
  distributions                                                                      (4,017,260)      (587,781)
Less: Special items (not including sales
  and refinancing) (identify and quantify)                                                    0              0
Cash generated (deficiency) after cash
  distributions and special items                                                    (4,017,260)      (587,781)

                                                                      FOR THE TAX PERIOD ENDED
TAX & DISTRIBUTION DATA                                                    DECEMBER 31,
PER $1,000 INVESTED (7)                                            2003           2004           2005
                                                               ------------   ------------   ------------
Federal Income Tax Results
  Federal Credit (5)                                                      1             16             69
  State Credit                                                            0              0              0
  Ordinary Income (loss)                                                 (6)           (78)           (37)
    from operations                                                      (6)           (78)           (37)
    from recapture                                                        0              0              0
  Capital gain (loss)                                                     0              0              0
Cash Distributions to investors:
  Source (on GAAP basis):
    Investment income                                                     0              0              0
    Return of capital                                                     0              0        375,000
  Source (on cash basis):
    Sales                                                                 0              0              0
    Refinancing                                                           0              0              0
    Operations                                                            0              0              0
    Other                                                                 0              0              0
Amount remaining invested in
  program properties                                                                                97.82%

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                       FROM OPENING THROUGH MARCH 31, 2005

                     CORPORATE OFFERINGS CLOSED DURING 2003

                  DIRECT PLACEMENT OFFERINGS CLOSED DURING 2003

                                                                      FOR THE FINANCIAL STATEMENT
                                                                        PERIOD ENDED MARCH 31,
                                                                   2003           2004           2005
                                                                  ------         ------         ------
Gross Revenues                                                        1,536         94,859         33,745
Profit on sale of properties                                              0              0              0
Less:
  Losses from operating partnerships (1)                                  0       (297,903)    (1,425,280)
  Operating Expenses (3)                                            (76,606)      (523,877)      (402,561)
  Interest Expense                                                        0       (319,567)             0
  Depreciation (2)                                                   (4,552)      (104,362)      (152,119)
Net Income--GAAP Basis                                              (79,622)    (1,150,850)    (1,946,215)
Taxable Income
  from operations (4)                                                     0       (867,081)    (3,291,915)
  gain on sale                                                            0              0              0
Cash generated from operations (6)                                 (423,269)    (1,066,403)      (548,210)
Cash generated from sales                                                 0              0              0
Cash generated from refinancing                                           0              0              0
Cash generated from operations, sales and refinancing              (423,269)    (1,066,403)      (548,210)
Less: Cash distributions to investors
  from operating cash flow                                                0              0              0
  from sales and refinancing                                              0              0              0
  from other                                                              0              0              0
Cash generated (deficiency) after cash distributions               (423,269)    (1,066,403)      (548,210)
Less: Special items (not including sales and
  refinancing) (identify and quantify)                                    0              0              0
Cash generated (deficiency) after cash
  distributions and special items                                  (423,269)    (1,066,403)      (548,210)

                                                                        FOR THE TAX PERIOD ENDED
TAX & DISTRIBUTION DATA                                                       DECEMBER 31,
PER $1,000 INVESTED (7)                                            2003           2004           2005
                                                                  ------         ------         ------
Federal Income Tax Results
  Federal Credit (5)                                                      2             27             33
  State Credit                                                            2             51             60
Ordinary Income (loss)                                                  (14)           (46)           (54)
    from operations                                                     (14)           (46)           (54)
    from recapture                                                        0              0              0
Capital gain (loss)                                                       0              0              0
Cash Distributions to investors:
  Source (on GAAP basis)
    Investment income                                                     0              0              0
    Return of capital                                                     0              0      1,381,636
  Source (on cash basis):
    Sales                                                                 0              0              0
    Refinancing                                                           0              0              0
    Operations                                                            0              0              0
    Other                                                                 0              0              0
Amount remaining invested in
  program properties                                                                                97.19%

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                       FROM OPENING THROUGH MARCH 31, 2005

                     CORPORATE OFFERINGS CLOSED DURING 2004

                BOSTON CAPITAL CORPORATE TAX CREDIT FUND XX, A LP

                                                                                        FOR THE FINANCIAL
                                                                                        STATEMENT PERIOD
                                                                                         ENDED MARCH 31,
                                                                                       2004           2005
                                                                                      ------         ------
Gross Revenues                                                                              739         38,889
Profit on sale of properties                                                                  0              0
Less:
  Losses from operating partnerships (1)                                                      0     (1,180,137)
  Operating Expenses (3)                                                               (337,179)      (477,306)
  Interest Expense                                                                            0              0
  Depreciation (2)                                                                       (8,725)      (108,610)
Net Income--GAAP Basis                                                                 (345,165)    (1,727,164)
Taxable Income from operations (4)                                                            0     (1,794,687)
  gain on sale                                                                                0              0
Cash generated from operations (6)                                                   (1,174,157)      (444,185)
Cash generated from sales                                                                     0              0
Cash generated from refinancing                                                               0              0
Cash generated from operations, sales and refinancing                                (1,174,157)      (444,185)
Less: Cash distributions to investors
  from operating cash flow                                                                    0              0
  from sales and refinancing                                                                  0              0
  from other                                                                                  0              0
Cash generated (deficiency) after cash distributions                                 (1,174,157)      (444,185)
Less: Special items (not including sales and
  refinancing) (identify and quantify)                                                        0              0
Cash generated (deficiency) after cash
  distributions and special items                                                    (1,174,157)      (444,185)

                                                                                           FOR THE TAX
                                                                                           PERIOD ENDED
TAX & DISTRIBUTION DATA                                                                    DECEMBER 31,
PER $1,000 INVESTED (7)                                                                2004           2005
                                                                                      ------         ------
Federal Income Tax Results
  Federal Credit (5)                                                                          8             60
  State Credit                                                                                0              0
  Ordinary Income (loss)                                                                    (61)           (69)
    from operations                                                                         (61)           (69)
    from recapture                                                                            0              0
  Capital gain (loss)                                                                         0              0
Cash Distributions to investors:
  Source (on GAAP basis)
    Investment income                                                                         0              0
    Return of capital                                                                         0              0
  Source (on cash basis):
    Sales                                                                                     0              0
    Refinancing                                                                               0              0
    Operations                                                                                0              0
    Other                                                                                     0              0
Amount remaining invested in program properties                                                          99.82%

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                       FROM OPENING THROUGH MARCH 31, 2005

                     CORPORATE OFFERINGS CLOSED DURING 2004

               BOSTON CAPITAL CORPORATE TAX CREDIT FUND XX-A, A LP

                                                                                        FOR THE FINANCIAL
                                                                                        STATEMENT PERIOD
                                                                                        ENDED MARCH 31,
                                                                                       2004           2005
                                                                                   ------------   ------------
Gross Revenues                                                                            7,995        189,835
Profit on sale of properties                                                                  0              0
Less:
  Losses from operating partnerships (1)                                                      0     (1,077,456)
  Operating Expenses (3)                                                               (591,957)      (844,845)
  Interest Expense                                                                            0              0
  Depreciation (2)                                                                      (14,784)      (184,347)
Net Income--GAAP Basis                                                                 (598,746)    (1,916,813)
Taxable Income from operations (4)                                                            0     (1,538,298)
  gain on sale                                                                                0              0
Cash generated from operations (6)                                                   (2,091,942)      (383,441)
Cash generated from sales                                                                     0              0
Cash generated from refinancing                                                               0              0
Cash generated from operations, sales and refinancing                                (2,091,942)      (383,441)
Less: Cash distributions to investors
  from operating cash flow                                                                    0              0
  from sales and refinancing                                                                  0              0
  from other                                                                                  0              0
Cash generated (deficiency) after cash distributions                                 (2,091,942)      (383,441)
Less: Special items (not including sales and
  refinancing) (identify and quantify)                                                        0              0
Cash generated (deficiency) after cash
  distributions and special items                                                    (2,091,942)      (383,441)

                                                                                          FOR THE TAX
                                                                                         PERIOD ENDED
TAX & DISTRIBUTION DATA                                                                   DECEMBER 31,
PER $1,000 INVESTED (7)                                                                2004           2005
                                                                                   ------------   ------------
Federal Income Tax Results
  Federal Credit (5)                                                                          7             56
  State Credit                                                                                0              0
  Ordinary Income (loss)                                                                    (30)           (58)
    from operations                                                                         (30)           (58)
    from recapture                                                                            0              0
  Capital gain (loss)                                                                         0              0
Cash Distributions to investors:
  Source (on GAAP basis)
    Investment income                                                                         0              0
    Return of capital                                                                         0              0
  Source (on cash basis):
    Sales                                                                                     0              0
    Refinancing                                                                               0              0
    Operations                                                                                0              0
    Other                                                                                     0              0
Amount remaining invested in program properties                                                          98.96%

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                       FROM OPENING THROUGH MARCH 31, 2005

                     CORPORATE OFFERINGS CLOSED DURING 2004

               BOSTON CAPITAL CORPORATE TAX CREDIT FUND XXI, A LP

                                                                                             FOR THE FINANCIAL
                                                                                              STATEMENT PERIOD
                                                                                               ENDED MARCH 31,
                                                                                                   2005
                                                                                             ------------------
Gross Revenues                                                                                           80,397
Profit on sale of properties
Less:
  Losses from operating partnerships (1)                                                             (2,276,983)
  Operating Expenses (3)                                                                             (2,634,703)
  Interest Expense                                                                                            0
  Depreciation (2)                                                                                     (348,339)
Net Income--GAAP Basis                                                                               (5,179,628)
Taxable Income from operations (4)                                                                     (474,821)
  gain on sale                                                                                                0
Cash generated from operations (6)                                                                   (6,876,239)
Cash generated from sales                                                                                     0
Cash generated from refinancing                                                                               0
Cash generated from operations, sales and refinancing                                                (6,876,239)
Less: Cash distributions to investors
  from operating cash flow                                                                                    0
  from sales and refinancing                                                                                  0
  from other                                                                                                  0
Cash generated (deficiency) after cash distributions                                                 (6,876,239)
Less: Special items (not including sales and
  refinancing) (identify and quantify)                                                                        0
Cash generated (deficiency) after cash
  distributions and special items                                                                    (6,876,239)

                                                                                           FOR THE TAX
                                                                                          PERIOD ENDED
TAX & DISTRIBUTION DATA                                                                   DECEMBER 31,
PER $1,000 INVESTED (7)                                                                2004           2005
                                                                                   ------------   ------------
Federal Income Tax Results
  Federal Credit (5)                                                                          4             29
  State Credit                                                                                0              0
  Ordinary Income (loss)                                                                     (5)           (52)
    from operations                                                                          (5)           (52)
    from recapture                                                                            0              0
  Capital gain (loss)                                                                         0              0
Cash Distributions to investors:
  Source (on GAAP basis)
    Investment income                                                                         0              0
    Return of capital                                                                         0        312,954
  Source (on cash basis):
    Sales                                                                                     0              0
    Refinancing                                                                               0              0
    Operations                                                                                0              0
    Other                                                                                     0              0
Amount remaining invested in program properties                                                          99.54%

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                       FROM OPENING THROUGH MARCH 31, 2005

                     CORPORATE OFFERINGS CLOSED DURING 2004

               BOSTON CAPITAL CORPORATE TAX CREDIT FUND XXII, A LP

                                                                                              FOR THE FINANCIAL
                                                                                              STATEMENT PERIOD
                                                                                               ENDED MARCH 31,
                                                                                                    2005
                                                                                             ------------------
Gross Revenues                                                                                           61,532
Profit on sale of properties                                                                                  0
Less:
  Losses from operating partnerships (1)                                                                (23,414)
  Operating Expenses (3)                                                                               (527,583)
  Interest Expense                                                                                            0
  Depreciation (2)                                                                                     (120,538)
Net Income--GAAP Basis                                                                                 (610,003)
Taxable Income from operations (4)                                                                      (51,932)
  gain on sale                                                                                                0
Cash generated from operations (6)                                                                   (3,437,726)
Cash generated from sales                                                                                     0
Cash generated from refinancing                                                                               0
Cash generated from operations, sales and refinancing                                                (3,437,726)
Less: Cash distributions to investors
  from operating cash flow                                                                                    0
  from sales and refinancing                                                                                  0
  from other                                                                                                  0
Cash generated (deficiency) after cash distributions                                                 (3,437,726)
Less: Special items (not including sales and
  refinancing) (identify and quantify)                                                                        0
Cash generated (deficiency) after cash
  distributions and special items                                                                    (3,437,726)

                                                                                          FOR THE TAX
                                                                                          PERIOD ENDED
TAX & DISTRIBUTION DATA                                                                   DECEMBER 31,
PER $1,000 INVESTED (7)                                                                2004           2005
                                                                                   ------------   ------------
Federal Income Tax Results
  Federal Credit (5)                                                                          0             12
  State Credit                                                                                0              0
  Ordinary Income (loss)                                                                     (1)           (28)
    from operations                                                                          (1)           (28)
    from recapture                                                                            0              0
  Capital gain (loss)                                                                         0              0
Cash Distributions to investors:
  Source (on GAAP basis)
    Investment income                                                                         0              0
    Return of capital                                                                         0              0
  Source (on cash basis):
    Sales                                                                                     0              0
    Refinancing                                                                               0              0
    Operations                                                                                0              0
    Other                                                                                     0              0
Amount remaining invested in program properties                                                          99.84%

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                       FROM OPENING THROUGH MARCH 31, 2005

                     CORPORATE OFFERINGS CLOSED DURING 2004

              BOSTON CAPITAL CORPORATE TAX CREDIT FUND XXIII, A LP

                                                                                              FOR THE FINANCIAL
                                                                                              STATEMENT PERIOD
                                                                                              ENDED MARCH 31,
                                                                                                    2005
                                                                                             ------------------
Gross Revenues                                                                                                0
Profit on sale of properties                                                                                  0
Less:
  Losses from operating partnerships (1)                                                                      0
  Operating Expenses (3)                                                                               (100,907)
  Interest Expense                                                                                            0
  Depreciation (2)                                                                                       (7,606)
Net Income--GAAP Basis                                                                                 (108,513)
Taxable Income from operations (4)
  gain on sale                                                                                                0
Cash generated from operations (6)                                                                    1,089,121
Cash generated from sales                                                                                     0
Cash generated from refinancing                                                                               0
Cash generated from operations, sales and refinancing                                                 1,089,121
Less: Cash distributions to investors
  from operating cash flow                                                                                    0
  from sales and refinancing                                                                                  0
  from other                                                                                                  0
Cash generated (deficiency) after cash distributions                                                  1,089,121
Less: Special items (not including sales and
  refinancing) (identify and quantify)                                                                        0
Cash generated (deficiency) after cash
  distributions and special items                                                                     1,089,121

                                                                                                 FOR THE TAX
                                                                                                PERIOD ENDED
TAX & DISTRIBUTION DATA                                                                         DECEMBER 31,
PER $1,000 INVESTED (7)                                                                             2005
                                                                                             ------------------
Federal Income Tax Results
  Federal Credit (5)                                                                                          4
  State Credit                                                                                                0
  Ordinary Income (loss)                                                                                     (0)
    from operations                                                                                          (0)
    from recapture                                                                                            0
  Capital gain (loss)                                                                                         0
Cash Distributions to investors:
  Source (on GAAP basis)
    Investment income                                                                                         0
    Return of capital                                                                                         0
  Source (on cash basis):
    Sales                                                                                                     0
    Refinancing                                                                                               0
    Operations                                                                                                0
    Other                                                                                                     0
Amount remaining invested in program properties                                                          100.00%

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                       FROM OPENING THROUGH MARCH 31, 2005

                     CORPORATE OFFERINGS CLOSED DURING 2004

             BOSTON CAPITAL CORPORATE TAX CREDIT FUND XXIII-A, A LP

                                                                                             FOR THE FINANCIAL
                                                                                              STATEMENT PERIOD
                                                                                               ENDED MARCH 31,
                                                                                                   2005
                                                                                             ------------------
Gross Revenues                                                                                                0
Profit on sale of properties                                                                                  0
Less:
  Losses from operating partnerships (1)                                                                      0
  Operating Expenses (3)                                                                               (105,195)
  Interest Expense                                                                                            0
  Depreciation (2)                                                                                       (7,979)
Net Income--GAAP Basis                                                                                 (113,174)
Taxable Income from operations (4)
  gain on sale                                                                                                0
Cash generated from operations (6)                                                                    2,947,749
Cash generated from sales                                                                                     0
Cash generated from refinancing                                                                               0
Cash generated from operations, sales and refinancing                                                 2,947,749
Less: Cash distributions to investors
  from operating cash flow                                                                                    0
  from sales and refinancing                                                                                  0
  from other                                                                                                  0
Cash generated (deficiency) after cash distributions                                                  2,947,749
Less: Special items (not including sales and
  refinancing) (identify and quantify)                                                                        0
Cash generated (deficiency) after cash
  distributions and special items                                                                     2,947,749

                                                                                                FOR THE TAX
                                                                                                PERIOD ENDED
TAX & DISTRIBUTION DATA                                                                         DECEMBER 31,
PER $1,000 INVESTED (7)                                                                             2005
                                                                                             ------------------
Federal Income Tax Results
  Federal Credit (5)                                                                                         28
  State Credit                                                                                                0
  Ordinary Income (loss)                                                                                    (18)
    from operations                                                                                         (18)
    from recapture                                                                                            0
  Capital gain (loss)                                                                                         0
Cash Distributions to investors:
  Source (on GAAP basis)
    Investment income                                                                                         0
    Return of capital                                                                                         0
  Source (on cash basis):
    Sales                                                                                                     0
    Refinancing                                                                                               0
    Operations                                                                                                0
    Other                                                                                                     0
Amount remaining invested in program properties                                                          100.00%

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                       FROM OPENING THROUGH MARCH 31, 2005

                     CORPORATE OFFERINGS CLOSED DURING 2004

                  DIRECT PLACEMENT OFFERINGS CLOSED DURING 2004

                                                                                        FOR THE FINANCIAL
                                                                                         STATEMENT PERIOD
                                                                                         ENDED MARCH 31,
                                                                                       2004           2005
                                                                                   ------------   ------------
Gross Revenues                                                                              460          5,921
Profit on sale of properties                                                                  0              0
Less:
  Losses from operating partnerships (1)                                                      0        (42,953)
  Operating Expenses (3)                                                               (128,291)       (81,396)
  Interest Expense                                                                            0              0
  Depreciation (2)                                                                       (4,937)       (24,109)
Net Income--GAAP Basis                                                                 (132,768)      (142,537)
Taxable Income from operations (4)                                                            0              0
  gain on sale                                                                                0       (125,029)
Cash generated from operations (6)                                                     (126,026)             0
Cash generated from sales                                                                     0       (225,595)
Cash generated from refinancing                                                               0              0
Cash generated from operations, sales and refinancing                                  (126,026)      (225,595)
Less: Cash distributions to investors
  from operating cash flow                                                                    0              0
  from sales and refinancing                                                                  0              0
  from other                                                                                  0              0
Cash generated (deficiency) after cash distributions                                   (126,026)      (225,595)
Less: Special items (not including sales and
  refinancing) (identify and quantify)                                                        0              0
Cash generated (deficiency) after cash
  distributions and special items                                                      (126,026)      (225,595)

                                                                                          FOR THE TAX
                                                                                         PERIOD ENDED
TAX & DISTRIBUTION DATA                                                                  DECEMBER 31,
PER $1,000 INVESTED (7)                                                                2004           2005
                                                                                   ------------   ------------
Federal Income Tax Results
  Federal Credit (5)                                                                          0              5
  State Credit                                                                                8             34
  Ordinary Income (loss)                                                                    (13)           (65)
    from operations                                                                         (13)           (65)
    from recapture                                                                            0              0
  Capital gain (loss)                                                                         0              0
Cash Distributions to investors:
  Source (on GAAP basis)
    Investment income                                                                         0              0
    Return of capital                                                                         0              0
  Source (on cash basis):
    Sales                                                                                     0              0
    Refinancing                                                                               0              0
    Operations                                                                                0              0
    Other                                                                                     0              0
Amount remaining invested in program properties                                                          99.14%

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                       FROM OPENING THROUGH MARCH 31, 2005

                     CORPORATE OFFERINGS CLOSED DURING 2005

               BOSTON CAPITAL CORPORATE TAX CREDIT FUND XXIV, A LP

                                                                         FOR THE TAX
                                                                         PERIOD ENDED
TAX & DISTRIBUTION DATA                                                  DECEMBER 31,
PER $1,000 INVESTED (7)                                                      2005
                                                                         ------------
Federal Income Tax Results
  Federal Credit (5)                                                                0
  State Credit                                                                      0
  Ordinary Income (loss)                                                           (3)
    from operations                                                                (3)
    from recapture                                                                  0
  Capital gain (loss)                                                               0
Cash Distributions to investors:
  Source (on GAAP basis)
    Investment income                                                               0
    Return of capital                                                               0
  Source (on cash basis):
    Sales                                                                           0
    Refinancing                                                                     0
    Operations                                                                      0
    Other                                                                           0
Amount remaining invested in program properties                                100.00%

Boston Capital Corporate Tax Credit Fund XXIV had not commenced operations as of March 31, 2005, therefore, it does not have audited Financial Statement information to report.

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                       FROM OPENING THROUGH MARCH 31, 2005

                     CORPORATE OFFERINGS CLOSED DURING 2005

                  BOSTON CAPITAL CORPORATE TAX CREDIT FUND XXV

                                                                         FOR THE TAX
                                                                         PERIOD ENDED
TAX & DISTRIBUTION DATA                                                  DECEMBER 31,
PER $1,000 INVESTED (7)                                                      2005
                                                                         ------------
Federal Income Tax Results
  Federal Credit (5)                                                                0
  State Credit                                                                      0
  Ordinary Income (loss)                                                           (1)
    from operations                                                                (1)
    from recapture                                                                  0
  Capital gain (loss)                                                               0
Cash Distributions to investors:
  Source (on GAAP basis)
    Investment income                                                               0
    Return of capital                                                               0
  Source (on cash basis):
    Sales                                                                           0
    Refinancing                                                                     0
    Operations                                                                      0
    Other                                                                           0
Amount remaining invested in program properties                                100.00%

Boston Capital Corporate Tax Credit Fund XXV had not commenced operations as of March 31, 2005, therefore, it does not have audited Financial Statement information to report.

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                       FROM OPENING THROUGH MARCH 31, 2005

                     CORPORATE OFFERINGS CLOSED DURING 2005

                  DIRECT PLACEMENT OFFERINGS CLOSED DURING 2005

                                                                         FOR THE TAX
                                                                         PERIOD ENDED
TAX & DISTRIBUTION DATA                                                  DECEMBER 31,
PER $1,000 INVESTED (7)                                                      2005
                                                                         ------------
Federal Income Tax Results
  Federal Credit (5)                                                                0
  State Credit                                                                      0
  Ordinary Income (loss)                                                           (1)
    from operations                                                                (1)
    from recapture                                                                  0
  Capital gain (loss)                                                               0
Cash Distributions to investors:
  Source (on GAAP basis)
    Investment income                                                               0
    Return of capital                                                               0
  Source (on cash basis):
    Sales                                                                           0
    Refinancing                                                                     0
    Operations                                                                      0
    Other                                                                           0
Amount remaining invested in program properties                                100.00%

Operating results of one investment partnership are included in Direct Placements closed during 2005.

Boston Capital Direct Placement Offering closed during 2005 had not commenced operations as of March 31, 2005, therefore, it does not have audited Financial Statement information to report.

                               NOTES TO TABLE III

Note 1: This figure represents the GAAP income (loss) allocable to the public investment partnerships from their investment in operating partnerships. The GAAP income (loss) is gross rental income less ordinary operating expenses, interest expense, depreciation and certain non-recurring fees, such as loan guarantee fees, lease-up fees and partnership management fees paid by the operating partnerships.

Note 2: This figure represents amortization of one or more of the following costs; acquisitions costs which are amortized over the expected life of the buildings; partnership management fees which are amortized over the expected life of the fund; and investor service fees which are amortized over the expected number of years to service collection of investor installments. Public funds only incur acquisitions costs, while corporate funds incur acquisition costs, partnership management fees and investor service fees.

Note 3: Operating expenses consist of investor service costs and legal and accounting fees of the investment partnerships and expenses paid from equity which includes partnership management fees, initial investor service fees and capital commitment fees reported on an accrual basis.

Note 4: The taxable income (losses) for the investment partnerships represent losses from Operating Partnerships which in turn consist substantially of depreciation and mortgage interest.

Note 5: Federal credits include low-income housing tax credits and historic tax credits.

Note 6: Cash generated from operations is the net income (loss), net of non-cash expenses, adjusted for changes in accounts receivable and payable and distributions received from the operating partnerships.

Note 7: Federal low-income housing tax credits and historic tax credits and taxable income (loss), per $1,000 invested represents the limited partners' allocable share of such items divided by the capital contributed by the limited partners divided by $1,000. This information is presented on a Tax basis and not a GAAP basis.

Note 8: The information provided in the tables labeled "Tax & Distribution Data per $1,000 invested on a Tax Basis" is through the period December 31, 2005.

                                   TABLE III-A

Table III-A summarizes the Actual Tax Credit results during the period January 1, 1988 through December 31, 2005, of the five public partnerships and 54 private partnerships sponsored by our affiliates. The Actual Tax Credits represent annual tax credits as a percentage of capital invested by an investor. The percentage is calculated by dividing the amount of tax credits received for the period by the amount of capital invested. For example, for each dollar invested in BCTC 1, the investor received approximately $0.1096 of tax credits in 1989. Likewise, the headings "Cumulative" and "Overall Tax Credit Objective" represent cumulative tax credits as a percentage of capital invested by an investor.

PUBLIC PARTNERSHIPS


                            FINAL
                 EQUITY    CLOSING
  PROGRAM        RAISED      DATE    1988 1989   1990(1)  1991   1992   1993   1994  1995  1996  1997  1998  1999  2000  2001  2002
-----------    ---------- ---------- ---- -----  ------- -----  -----  -----  ----- ----- ----- ----- ----- ----- ----- -----  ----
BCTC 1         12,999,000  Dec. 1988 1.00 10.96    21.81 14.02  14.01  14.05  14.01 14.01 14.01 14.02 11.94  1.10 -1.45  0.00  0.00
BCTC 2 (CA)(2)  8,303,000  Apr. 1989       4.15    24.78 29.17  26.75  16.91  10.96 10.43 10.12 10.12 10.12  9.58  3.56  0.92  0.56
BCTC 3         28,822,000  May  1989      11.99    18.46 12.72  12.66  12.80  12.80 12.73 12.73 12.72 12.37  5.97  0.52  0.44  0.44
BCTC 4         29,788,160  Jun. 1989       7.74    17.16 13.58  12.32  12.57  12.24 12.24 12.25 12.26 12.26  9.50  0.44  0.00  0.00
BCTC 5 (CA)(2)  4,899,000  Jul. 1989       7.03    24.18 24.93  21.29  15.02  11.01 10.59 10.30 10.30  9.98  9.53  1.85  .083  0.06
BCTC 6         12,935,780 Sept. 1989       2.91    15.21 14.56  13.15  12.99  12.91 12.90 13.47 12.71 12.72 11.33  2.84  0.25  0.16
BCTC II 7      10,361,000  Dec. 1989       6.16    11.70 16.93  11.78  11.96  12.04 12.04 12.04 12.04 12.04  7.08  5.07  2.97  0.42
BCTC II 9      41,574,018  May  1990                9.30 11.34  11.68  12.39  13.30 13.56 13.67 13.67 13.56 12.63  8.06  2.69  2.26
BCTC II 10     24,288,998  Aug. 1990                3.10 10.24  11.85  13.97  14.47 14.62 14.60 14.60 14.43 13.06 11.39  3.96  2.05
BCTC II 11     24,735,003  Dec. 1990                4.50  7.78  12.13  12.67  13.16 13.20 13.20 13.20 13.15 13.11 12.39  6.33  1.01
BCTC II 12     29,710,003  May  1991                      4.70  10.91  11.98  14.12 14.61 14.58 14.62 14.59 14.56 14.52  9.57  3.56
BCTC II 14     55,728,996  Dec. 1991                      3.80   8.79  12.32  13.83 14.23 14.33 14.35 14.18 14.14 13.94 12.55  4.83
BCTC III 15    38,705,000  Jun. 1992                             3.10   9.07  13.22 14.29 14.65 14.69 14.66 14.56 14.54 14.54 11.43
BCTC III 16    54,293,000  Dec. 1992                             1.40   4.36   8.56 13.75 14.05 14.00 14.00 14.00 14.00 13.99 13.97
BCTC III 17    50,000,000  May  1993                                    3.14   8.21 13.42 13.97 13.97 13.97 13.97 13.61 13.49 13.46
BCTC III 18    36,162,000  Oct. 1993                                    0.07   7.18 12.67 13.31 13.34 13.34 13.32 13.34 13.34 13.35
BCTC III 19    40,800,000  Dec. 1993                                    0.00   1.82 10.10 12.45 13.28 13.33 13.33 13.33 13.33 13.33
BCTC IV 20     38,667,000  Jun. 1994                                           2.10  8.29 13.24 13.30 13.32 13.32 13.32 13.32 13.32
BCTC IV 21     18,927,000 Sept. 1994                                           0.00  3.43  9.07 11.34 11.90 12.03 12.09 12.06 12.05
BCTC IV 22     25,644,000  Dec. 1994                                           0.00  4.59 10.28 11.95 12.54 12.65 12.63 12.63 12.48
BCTC IV 23     33,366,000  Jun. 1995                                                 2.50  8.97 12.88 13.10 13.10 13.10 13.10 13.10
BCTC IV 24     21,697,000 Sept. 1995                                                 1.36  5.03 11.21 12.75 12.76 12.72 12.75 12.76
BCTC IV 25     30,248,000  Dec. 1995                                                 0.00  1.34 10.77 12.52 12.28 12.52 12.37 12.37
BCTC IV 26     39,959,000  Jun. 1996                                                       2.10  5.90 10.04 11.34 11.83 11.82 11.82
BCTC IV 27     24,607,000 Sept. 1996                                                       0.74  2.01  6.85  9.82 11.29 11.40 11.40
BCTC IV 28     39,999,000  Jan. 1997                                                       0.00  0.66  4.90  8.80 10.44 10.47 10.53

                                                CUMULATIVE     OVERALL
                                      CUMU-        TIME      TAX CREDIT
                                     LATIVE      INVESTED     OBJECTIVE
  PROGRAM        2003  2004   2005     (%)       THRU 2005       (%)
-----------     ----- -----  -----   ------   -------------- ----------
BCTC 1           0.00  0.00   0.00   143.49       17 yrs.      130-150
BCTC 2 (CA)(2)   0.56  0.51   0.19   169.39   16 yrs. 8 mos.     170
BCTC 3           0.44  0.37   0.00   140.16   16 yrs. 7 mos.   130-150
BCTC 4           0.00  0.00   0.14   134.70   16 yrs. 6 mos.   130-150
BCTC 5 (CA)(2)   0.48  0.48   0.16   158.02   16 yrs. 5 mos.   150-170
BCTC 6           0.15  0.15   0.00   138.41   16 yrs. 3 mos.   130-150
BCTC II 7        0.18  0.17   0.00   134.62       16 yrs.      130-140
BCTC II 9        1.54  0.45   0.14   140.24   15 yrs. 7 mos.   130-150
BCTC II 10       0.39  0.22   0.03   142.98   15 yrs. 4 mos.   130-150
BCTC II 11       0.58  0.16   0.03   136.60       15 yrs.      130-150
BCTC II 12       2.80  0.55   0.07   145.74   14 yrs. 7 mos.   140-160
BCTC II 14       1.71  0.46   0.26   143.72       14 yrs.      140-160
BCTC III 15      5.52  1.42   0.47   146.16   13 yrs. 6 mos.   140-160
BCTC III 16     11.38  5.56   0.21   143.23       13 yrs.      140-160
BCTC III 17     12.72  5.39   0.52   139.84   12 yrs. 7 mos.   140-160
BCTC III 18     13.26 10.58   1.93   139.03   12 yrs. 2 mos.   140-160
BCTC III 19     13.33 12.77   4.36   134.76       12 yrs.      140-160
BCTC IV 20      12.15 10.88   4.68   131.24   11 yrs. 6 mos.   130-150
BCTC IV 21      12.06 12.07   8.76   116.86   11 yrs. 3 mos.   130-150
BCTC IV 22      12.59 12.59   8.82   123.75       11 yrs.      130-150
BCTC IV 23      13.10 13.07  11.85   127.87   10 yrs. 6 mos.   130-150
BCTC IV 24      11.81 11.51  11.09   115.75   10 yrs. 3 mos.   130-150
BCTC IV 25      12.37 12.40  12.21   111.15       10 yrs.      130-150
BCTC IV 26      11.80 11.80  11.80   100.25    9 yrs. 6 mos.   120-140
BCTC IV 27      11.40 11.40  11.40    87.71    9 yrs. 3 mos.   120-140
BCTC IV 28      10.50 10.51  10.51    77.32   8 yrs. 11 mos.   120-140

                               FINAL
                   EQUITY     CLOSING
  PROGRAM          RAISED       DATE    1988 1989 1990(1)  1991   1992   1993   1994  1995  1996  1997  1998  1999  2000  2001  2002
------------ --------------- ---------- ---- ---- ------- -----  -----  -----  ----- ----- ----- ----- ----- ----- ----- -----  ----
BCTC IV 29        39,918,000  Jun. 1997                                                           1.98  4.92  8.39 10.76 10.79 10.79
BCTC IV 30        26,490,750 Sept. 1997                                                           0.13  1.93  7.49 10.25 10.61 10.57
BCTC IV 31        44,057,750  Jan. 1998                                                           0.06  2.83  8.05 10.29 10.34 10.32
BCTC IV 32        47,431,000  Jun. 1998                                                                 2.08  4.11  8.87 10.24 10.35
BCTC IV 33        26,362,000 Sept. 1998                                                                 1.95  3.66  9.40 10.32 10.50
BCTC IV 34        35,273,000  Feb. 1999                                                                 0.00  1.60  7.89  9.79  9.79
BCTC IV 35        33,004,625  Jun. 1999                                                                       0.39  3.95  8.79  9.54
BCTC IV 36        21,068,375 Sept. 1999                                                                       0.15  6.39  9.87  9.80
BCTC IV 37        25,125,000  Jan. 2000                                                                       0.00  1.37  7.13  9.10
BCTC IV 38        25,431,000  Jul. 2000                                                                             1.08  4.49  9.18
BCTC IV 39        22,921,000  Jan. 2001                                                                                   2.20  8.36
BCTC IV 40        26,269,250  Jul. 2001                                                                                   1.45  8.00
BCTC IV 41        28,916,260  Jan. 2002                                                                                   0.03  4.47
BCTC IV 42        27,442,620  Jul. 2002                                                                                         1.63
BCTC IV 43        36,379,870  Dec. 2002                                                                                         0.42
BCTC IV 44        27,019,730  Apr. 2003
BCTC IV 45        40,143,670  Sep. 2003
BCTC IV 46        29,809,980  Dec. 2003
BCTC V 47         34,783,340  Apr. 2004
BCTC V 48         22,993,720  Jul. 2004
BCTC V 49(5)      59,999,491  Apr. 2005
Total        $1,458,059,389

                                              CUMULATIVE     OVERALL
                                    CUMU-        TIME      TAX CREDIT
                                   LATIVE      INVESTED     OBJECTIVE
  PROGRAM      2003  2004   2005     (%)       THRU 2005       (%)
------------  ----- -----  -----   ------   -------------- ----------
BCTC IV 29    10.79 10.78   9.75    78.95   8 yrs. 6 mos.   110-130
BCTC IV 30    10.59 10.64  10.62    72.83   8 yrs. 3 mos.   110-130
BCTC IV 31    10.34 10.34  10.34    72.91   7 yrs. 11 mos.  110-130
BCTC IV 32    10.10  9.83   9.35    64.93   7 yrs. 6 mos.   100-120
BCTC IV 33    10.16  9.62   8.75    64.36   7 yrs. 3 mos.   100-120
BCTC IV 34     9.79  9.79   9.79    58.44   6 yrs. 10 mos.  100-120
BCTC IV 35     9.67  9.67   9.67    51.68   6 yrs. 6 mos.   100-110
BCTC IV 36     9.78  9.78   9.47    55.24   6 yrs. 3 mos.   100-110
BCTC IV 37     9.67  9.66   9.66    46.59   5 yrs. 11 mos.  100-110
BCTC IV 38     9.57  9.55   9.38    43.25   5 yrs. 5 mos.    95-100
BCTC IV 39     9.30  9.28   9.28    38.42   4 yrs. 11 mos.   95-100
BCTC IV 40     9.49  9.43   9.24    37.61   4 yrs. 5 mos.    95-100
BCTC IV 41    10.37 10.96   9.71    35.54   3 yrs. 11 mos.   95-100
BCTC IV 42     8.10  9.47   9.95    29.15   3 yrs. 5 mos.  97.5-102.5
BCTC IV 43     4.54  8.63   9.15    22.74       3 yrs.     97.5-102.5
BCTC IV 44     2.44  6.69   7.63    16.76   2 yrs. 8 mos.  97.5-102.5
BCTC IV 45     0.90  5.54   7.21    13.65   2 yrs. 3 mos.    95-102
BCTC IV 46           2.38   7.32     9.70       2 yrs.     97.5-102.5
BCTC V 47            0.90   5.41     6.31   1 yr.  8 mos.  97.5-102.5
BCTC V 48            0.00   4.23     4.23   1 yr.  5 mos.  97.5-102.5
BCTC V 49(5)                1.19  1.14-1.52        8 mos.       95-97
Total

PRIVATE PARTNERSHIPS


                            FINAL    ANNUAL TAX CREDITS (AS% OF CAPITAL INVESTED)(4)(5)(7)                                  CUMU-
                EQUITY     CLOSING   ------------------------------------------------------                                LATIVE
  PROGRAM      RAISED(6)     DATE    1993   1994    1995   1996   1997   1998   1999  2000  2001  2002  2003  2004  2005      %
----------- ------------- ---------- -----  -----   -----  -----  -----  -----  ----- ----- ----- ----- ----- ----- ----- ---------
BCCTC       $ 100,000,000   Feb 93   6.22   12.40   15.25  16.12  16.46  16.40  16.40 16.35 16.21 15.60 11.93  4.53  1.50  165.37
BCCTC II    $  36,500,000   Nov 93   0.01    6.35   12.68  15.57  16.02  16.03  16.04 15.98 16.02 16.02 16.01 10.83  2.34  159.90
BCCTC III   $  96,500,000   Dec 94           0.01    5.34  12.60  14.57  14.60  14.64 14.44 14.21 14.39 14.05 14.19  9.95  142.99
BCCTC IV    $  67,183,310  Sept 95                   0.43   6.55  13.08  15.11  15.40 15.42 15.42 15.40 15.23 15.20 14.89  142.12
BCCTC V     $  56,640,355 June  96                          3.44   5.25  12.01  12.75 13.15 13.15 13.06 13.12 13.12 13.22  112.28
BCCTC VI    $  42,563,100   Nov 96                             0   3.68  11.14  13.20 13.41 13.41 13.31 13.38 13.54 13.52  108.59
BCCTC VII   $  52,100,000   Apr 97                             0   1.99   9.25  13.00 13.36 13.35 13.41 13.33 12.77 13.16  103.62
BCCTC VIII  $  69,964,760 June  97                                 0.27   7.26  11.57 12.18 12.35 12.41 12.23 12.44 12.29   93.00
BCCTC IX    $  70,500,000   Oct 97                                 0.07  10.06  10.93 10.68 11.54 11.76 11.53 11.49 11.39   89.46
CA 1997     $  26,130,000   Feb 98                                 0.00   3.77  13.40 14.30 14.10 10.75  9.89  9.89 10.01   86.11
BCCTC X     $  45,286,500   Apr 98                                        7.26   8.02 10.68 10.76 10.59 10.60 10.59 10.48   78.99
BCCTC XI    $  64,111,121   Jan 99                                         .09   4.69 10.57 11.64 11.75 11.69 11.75 11.81   73.99
CA II       $  38,793,558   Feb 99                                         .38   6.14 14.88 15.03 11.26  9.68  9.68  9.77   76.83
BCDP 1998   $   8,632,205   Nov 98                                        0.00   1.65 14.17 11.66 14.17 14.17 14.31 14.31   84.44
BCCTC XII   $  66,036,000   Mar 99                                               1.38  8.49 11.93 11.10 11.07 11.14 11.03   66.14
BCCTC XIV   $  70,693,086   Dec 99                                                .17  4.84 10.70 10.95 10.98 11.07 10.40   59.11
CA III      $  55,714,846   Sep 99                                                .76  7.53 13.95 13.69 11.04  9.73  9.82   66.52
BCCTC XV    $  69,174,992   Feb 01                                                     2.91  8.50 10.75 10.76 10.63  9.66   53.20
CA IV       $  26,787,354   Mar 00                                                      .17  7.29 10.36 10.28 10.26 10.27   48.63
TX          $  29,590,109   Dec 00                                                      .02  6.96 10.21 10.47 10.48 10.58   48.72
BCDP 2000   $ 142,126,374      N/A                                                      .46  2.55  8.13 10.51 11.14 11.90   44.68
BCCTC XVI   $  64,368,800   Aug 01                                                           1.23  5.74 10.12 11.08 11.00   39.17
CA V        $  18,041,943   Jul 01                                                          11.75 17.85 17.31  8.77  8.12   63.80
CA VI       $   9,524,981   Oct 01                                                           4.32 10.49 10.25 10.25 10.36   45.67
GA I        $  34,733,437   Jan 01                                                           1.41 14.09 17.50 17.59 17.57   68.16
BCDP 2001   $  22,741,449      N/A                                                           3.79  5.18  6.74 10.18 11.22   37.11
BCCTC XVII  $  51,787,864   Apr 02                                                                 1.64  8.48 10.94 10.99   32.06
BC Mid-
 Atlantic   $  12,439,025   Jun 01                                                                 6.10 10.95 10.95 11.07   39.07
GA II       $  27,071,907   Dec 02                                                                 2.50 12.72 17.90 19.05   52.18
BCCTC XVIII $ 125,000,000   Apr 02                                                                  .09  4.06  8.95  9.02   22.12
BCDP 2002   $ 131,273,604      N/A                                                                 1.17  4.75  8.14 10.94   25.01
BCCTC XIX   $  93,844,179   Nov 03                                                                        .17  2.42  8.41   11.00
BCDP 2003   $  70,292,557      N/A                                                                        .42 10.44 17.67   28.53

               CUMULATIVE       OVERALL
                  TIME        TAX CREDIT
                INVESTED       OBJECTIVE
  PROGRAM       THRU 2005          %
-----------  ---------------  ----------
BCCTC        11 yrs. 10 mos.     169
BCCTC II      11 yrs. 1 mo.      157
BCCTC III       10 yrs.          152
BCCTC IV     9 yrs. 3 mos.       151
BCCTC V      8 yrs. 6 mos.       141
BCCTC VI     8 yrs. 1 mo.        135
BCCTC VII    7 yrs. 8 mos.       130
BCCTC VIII   7 yrs. 6 mos.       129
BCCTC IX     7 yrs. 2 mos.       121
CA 1997      6 yrs. 10 mos.      117
BCCTC X      6 yrs. 8 mos.       115
BCCTC XI     5 yrs. 11 mos.      115
CA II        5 yrs. 10 mos.      113
BCDP 1998    6 yrs. 1 mo.        116
BCCTC XII    5 yrs. 9 mos.       112
BCCTC XIV       5 yrs.           110
CA III       5 yrs.  3 mos.      110
BCCTC XV     3 yrs.  10 mos.     105
CA IV         4 yrs.  9 mos.     105
TX               4 yrs.          106
BCDP 2000         N/A            109
BCCTC XVI     3 yrs. 4 mos.      109
CA V          3 yrs. 5 mos.      110
CA VI         3 yrs. 2 mos.      103
GA I         3 yrs. 11 mos.      178
BCDP 2001         N/A            110
BCCTC XVII    2 yr. 8 mos.       110
BC Mid-
 Atlantic    3 yrs. 6 mos.       110
GA II           2 yrs.           173
BCCTC XVIII  1 yr. 8 mos.        110
BCDP 2002         N/A            110
BCCTC XIX    1 yr. 1 mo.         106
BCDP 2003         N/A            127

                            FINAL    ANNUAL TAX CREDITS (AS% OF CAPITAL INVESTED)(4)(5)(7)                                  CUMU-
                EQUITY     CLOSING   ------------------------------------------------------                                LATIVE
  PROGRAM      RAISED(6)     DATE    1993   1994    1995   1996   1997   1998   1999  2000  2001  2002  2003  2004  2005      %
----------- ------------- ---------- -----  -----   -----  -----  -----  -----  ----- ----- ----- ----- ----- ----- ----- ---------
BCCTC XX    $  36,898,485 Mar 04                                                                              2.19  7.43     9.62
BCCTC XX-A  $  64,808,430 Mar 04                                                                              0.77  6.86     7.63
BCCTC XXI   $ 173,897,938 Sep 04                                                                              0.62  3.58     4.20
BCCTC XXII  $ 117,256,965 Dec 04                                                                              0.03  1.43     1.46
BCDP 2004   $   9,379,712    N/A                                                                              1.04  0.60     1.64
BCDP  XXIII $  50,274,314 Mar 05                                                                                    0.50     0.50
BCDPXXIII-A $  52,418,021 Mar 05                                                                                    3.44     3.44
BCDP  XXIV  $ 226,448,654 Aug 05                                                                                    0.00     0.00
BCDP  XXV   $  93,663,243 Dec 05                                                                                    0.00     0.00
BCDP  2005  $  11,289,024    N/A                                                                                    0.00     0.00

                CUMULATIVE       OVERALL
                  TIME         TAX CREDIT
                 INVESTED       OBJECTIVE
  PROGRAM        THRU 2005          %
------------  --------------   ----------
BCCTC XX       1 yr. 9 mos.       105
BCCTC XX-A     1 yr. 9 mos.       105
BCCTC XXI      1 yr. 3 mos.       105
BCCTC XXII     1 yr. 1 mo.        105
BCDP 2004          N/A            127
BCDP XXIII        9 mos.          101
BCDP XXIII-A      9 mos.           99
BCDP XXIV         4 mos.           97
BCDP XXV          1 mo.            93
BCDP 2005          N/A            205

                              NOTES TO TABLE III-A

(1) The 1990 results reflect, where applicable, the election available to partnerships owning interests in properties qualifying for federal housing tax credits pursuant to the 1990 Omnibus Budget Reconciliation Act which enables individual investors who held an interest in those partnerships prior to October 31, 1990, to utilize only in 1990 up to 150% of the annual federal housing tax credit, otherwise allowable for 1990. Where this election was made, the annual federal housing tax credit has been reduced by the 50% bonus ratably and will continue to be reduced over the remaining years of the credit period.

(2)  These programs offered both California and federal housing tax credits.

(3) Each investor's first year yield may vary slightly based upon actual date of investor admission.

(4) The only material benefit from these programs may be tax credits which may mean that a material portion of each tax credit may represent a return of the money originally invested if there is not enough money from the sale or refinancing of the respective apartment complexes to return each investor's capital contribution.

(5) As with all programs less than one year old, these returns are for a partial year.

(6) Based upon a hypothetical $1,000,000 investment unit. The actual amount raised was smaller due to discounts applicable to certain investors and alternative payment methods. See Table I.

(7) Based upon the price per Unit paid by an Investor electing to pay its entire capital contribution upon admission, which are as follows: $770,000 per Unit for BCCTC, $740,000 per Unit for BCCTC II, $767,500 per Unit for BCCTC III, $749,500 per Unit for BCCTC IV, $788,000 per Unit for BCCTC V, $801,843 per Unit for BCCTC VI and $820,000 per Unit for each of BCCTC VII, BCCTC VIII, BCCTC IX, CA 1997, BCCTC X, BCCTC XI, CA II, BCCTC XII, BCCTC XIV, CA III, BCCTC XV, CA IV, TX, BCDP 2000, BCCTC XVI, CA V, CA VI, GA I, BCDP 2001, BCCTC XVII, BC Mid-Atlantic, GA II, BCCTC XVIII, BCDP 2002, BCCTC XIX, BCDP 2003, BCCT XX, BCCTC XX-A, BCCTC XXI, BCCTC XXII and BCDP 2004.

BCTC is Boston Capital Tax Credit Fund.
BCTC II is Boston Capital Tax Credit Fund II.
BCTC III is Boston Capital Tax Credit Fund III.
BCTC IV is Boston Capital Tax Credit Fund IV.
BCCTC is Boston Capital Corporate Tax Credit Fund, A Limited Partnership.
BCCTC II is Boston Capital Corporate Tax Credit Fund II, A Limited Partnership. BCCTC III is Boston Capital Corporate Tax Credit Fund III, A Limited Partnership.
BCCTC IV is Boston Capital Corporate Tax Credit Fund IV, A Limited Partnership. BCCTC V is Boston Capital Corporate Tax Credit Fund V, A Limited Partnership. BCCTC VI is Boston Capital Corporate Tax Credit Fund VI, A Limited Partnership. BCCTC VII is Boston Capital Corporate Tax Credit Fund VII, A Limited Partnership.
BCCTC VIII is Boston Capital Corporate Tax Credit Fund VIII, A Limited Partnership.
BCCTC IX is Boston Capital Corporate Tax Credit Fund IX, A Limited Partnership. CA 1997 is The California Corporate Tax Credit Fund - 1997, A Limited Partnership.
BCCTC X is Boston Capital Corporate Tax Credit Fund X, A Limited Partnership. BCCTC XI is Boston Capital Corporate Tax Credit Fund XI, A Limited Partnership. CA II is The California Corporate Tax Credit Fund II, A Limited Partnership BCDP 1998 is Boston Capital direct placement funds closed during 1998 and includes one investment partnership.
BCCTC XII is Boston Capital Corporate Tax Credit Fund XII, A Limited
Partnership.

BCCTC XIV is Boston Capital Corporate Tax Credit Fund XIV, A Limited
Partnership.
CA III is The California Corporate Tax Credit Fund III, A Limited Partnership BCCTC XV is Boston Capital Corporate Tax Credit Fund XV, A Limited Partnership CA IV is The California Corporate Tax Credit Fund IV, A Limited Partnership
TX is the Texas Corporate Tax Credit Fund, A Limited Partnership
BCDP 2000 is Boston Capital direct placement funds closed during 2000 and includes 3 investment partnerships.
BCCTC XVI is Boston Capital Corporate Tax Credit Fund XVI, A Limited
Partnership.
CA V is The California Corporate Tax Credit Fund V, A Limited Partnership.
CA VI is The California Corporate Tax Credit Fund VI, A Limited Partnership.
GA I is The Georgia Corporate Tax Credit Fund I, A Limited Partnership.
BCDP 2001 is Boston Capital direct placement funds closed during 2001 and includes 2 investment partnerships.
BCCTC XVII is Boston Capital Corporate Tax Credit Fund XVII, A Limited Partnership.
BC Mid-Atlantic is Boston Capital Mid-Atlantic Corporate Tax Credit Fund, A Limited Partnership.
GA II is The Georgia Corporate Tax Credit Fund II, A Limited Partnership.
BCCTC XVIII is Boston Capital Corporate Tax Credit Fund XVIII, A Limited Partnership.
BCDP 2002 is Boston Capital direct placement funds closed during 2002 and includes 4 investment partnerships.
BCCTC XIX is Boston Capital Corporate Tax Credit Fund XIX, A Limited Partnership BCDP 2003 is Boston Capital direct placement funds closed during 2003 and includes 5 investment partnerships.
BCCTC XX is Boston Capital Corporate Tax Credit Fund XX, A Limited Partnership. BCCTC XX-A is Boston Capital Corporate Tax Credit Fund XX-A, A Limited Partnership.
BCCTC XXI is Boston Capital Corporate Tax Credit Fund XXI, A Limited
Partnership.
BCCTC XXII is Boston Capital Corporate Tax Credit Fund XXII, A Limited Partnership.
BCDP 2004 is Boston Capital direct placement funds closed during 2004 and includes 2 investment partnerships.
BCCTC XXIII is Boston Capital Corporate Tax Credit Fund XXIII, A Limited Partnership.
BCCTC XXIII-A is Boston Capital Corporate Tax Credit Fund XXIII-A, A Limited Partnership.
BCCTC XXIV is Boston Capital Corporate Tax Credit Fund XXIV, A Limited Partnership.
BCCTC XXV is Boston Capital Corporate Tax Credit Fund XXV, A Limited
Partnership.
BCDP 2005 is Boston Capital direct placement funds closed during 2005 and includes 1 investment partnership.

                                     TABLE V

                        SALES OR DISPOSALS OF PROPERTIES

Table V summarizes the sales of apartment complexes and operating partnership interests since January 1, 2003, of our public and private affiliates not having similar investment objectives to the company. The excess or deficiency represents the results of the capital transaction of buying and selling the apartment complex or operating partnership interest. There is not always a direct correlation between whether there is a stated excess or deficiency and whether investors receive any of their investment back from the sale of an interest. Even if there is a stated excess, expenses such as fund management fees and unpaid loans to our affiliates may be deducted before investors receive any of their investment back. If there is a stated deficiency, there still may be proceeds distributable to investors, though investors would not receive all of their investment back because the apartment complex or operating partnership interest was sold for less than the amount investors had invested.

The Table should be read in conjunction with the introduction and accompanying Notes.

                    TABLE V SALES OR DISPOSALS OF PROPERTIES
                                PUBLIC OFFERINGS

                                                                       AMERICAN
                                                                      AFFORDABLE
                                                                    HOUSING FUND I          AMERICAN
                                                                  AND BOSTON CAPITAL       AFFORDABLE            AMERICAN
INVESTMENT PARTNERSHIP:                                               TAX CREDIT         HOUSING FUND II        AFFORDABLE
                                                                   FUND II-SERIES 14     ---------------      HOUSING FUND II
                                                                  -------------------       CARTHAGE       --------------------
                                                                     ZINSMASTER LP            COURT        LIBERTY CENTER, LTD.
PROPERTY NAME:                                                         (b), (e)             (b), (e)             (b), (e)
                                                                  -------------------    ---------------   --------------------
Date property acquired:                                                 12/01/89             12/01/88            12/01/88
Date of Sale:                                                           01/01/03             09/08/03            02/07/03
Selling price, net of closing costs and GAAP adjustments:
  Cash received (disbursed) net of closing costs                               -               19,091             150,000
  Mortgage Balance and accrued interest at time of sale                2,302,133            1,253,969           1,650,227
  Purchase Money Mortgage taken back by program                                -                    -                   -
  Adjustments resulting from application of GAAP                               -                    -                   -
                                                                      ----------           ----------          ----------
Total:                                                                 2,302,133            1,273,060           1,800,227
                                                                      ==========           ==========          ==========
Cost of properties including closing and soft costs:
  Original mortgage financing                                          1,226,216            1,296,000           1,772,332
    Total acquisition cost, capital improvement, closing and
      soft costs (e)                                                   1,459,784              384,407           1,444,758
                                                                      ----------           ----------          ----------
Total:                                                                 2,686,000            1,680,407           3,217,090
                                                                      ==========           ==========          ==========
Excess (Deficiency) of property operating cash receipts over
  cash expenditures (f)                                                 (383,867)            (407,347)         (1,416,863)
                                                                      ==========           ==========          ==========

(a) Sale was to a party unrelated to the operating general partner or Boston Associates.
(b)  All taxable income was reported as Section 1231 income.
(c)  Amounts shown include pro rata share of original offering costs.
(d) The excess or deficiency represents results of the capital transaction of buying and selling the apartment complex or operating partnership interest. A deficiency represents a situation in which the interest was sold for less than the amount that the investors invested in the apartment complex, a portion of this being the original load that affiliates of Boston Associates charged. An excess represents a situation in which the interest was sold for more than the fully loaded cost of the apartment complex.
(e)  Sale of operating partnership interest.
(f)  Please note some closing costs were estimated.
(g)  Foreclosure
(h) Transferred 24.99% of the limited partner's interest in the operating partnership for $163,059. 8.33% of the limited partner's interest will be transferred in 2005 for $54,353 and the remaining limited partner's interest will be transferred in 2006 for $435,087.
(i)  Mortgage balance and accrued interest are estimated.
(j) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.
(k) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 33.3% of the credits originally projected from the property and .23% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.
(l) A second mortgage was applied to the property, subsequently the ending mortgage balance is greater than the initial balance.
(m)  Property was leased and lease expired.
(n) Sale was to a party related to the operating general partner or Boston Associates.
(o)  More proceeds are expected.
(p)  There is accrued interest included in the mortgage balance.
(q)  Prepayment fee and other mortgage expenses increased debt.

                    TABLE V SALES OR DISPOSALS OF PROPERTIES
                                PUBLIC OFFERINGS

                                                                                            AMERICAN             AMERICAN
                                                                       AMERICAN            AFFORDABLE           AFFORDABLE
INVESTMENT PARTNERSHIP:                                               AFFORDABLE         HOUSING FUND II      HOUSING FUND II
                                                                    HOUSING FUND II    -------------------    ---------------
                                                                    ---------------       ROUSE STOKES          WASHINGTON
                                                                    MALONE HOUSING     ROWE HOUSING ASSOC.         MEWS
PROPERTY NAME:                                                         (b), (e)             (b), (e)             (a), (b)
                                                                    ---------------    -------------------    ---------------
Date property acquired:                                                 12/01/88             06/01/88             08/01/88
Date of Sale:                                                           09/08/03             12/31/03             01/01/03
Selling price, net of closing costs and GAAP adjustments:
  Cash received (disbursed) net of closing costs                          23,864                    -            1,357,573
  Mortgage Balance and accrued interest at time of sale                1,455,463            1,054,279              460,035
  Purchase Money Mortgage taken back by program                                -                    -                    -
  Adjustments resulting from application of GAAP                               -                    -                    -
                                                                      ----------           ----------           ----------
Total:                                                                 1,479,327            1,054,279            1,817,608
                                                                      ==========           ==========           ==========
Cost of properties including closing and soft costs:
  Original mortgage financing                                          1,499,990            1,540,000            1,200,000
    Total acquisition cost, capital improvement, closing and
      soft costs (e)                                                     439,932              958,170              726,102
                                                                      ----------           ----------           ----------
Total:                                                                 1,939,922            2,498,170            1,926,102
                                                                      ==========           ==========           ==========

Excess (Deficiency) of property operating cash receipts over
  cash expenditures (f)                                                 (460,595)          (1,443,891)            (108,494)
                                                                      ==========           ==========           ==========

                                                                    BOSTON CAPITAL       BOSTON CAPITAL
                                                                      TAX CREDIT           TAX CREDIT
                                                                    FUND I-SERIES 3      FUND I-SERIES 3
                                                                  AND BOSTON CAPITAL   AND BOSTON CAPITAL
                                                                      TAX CREDIT           TAX CREDIT
INVESTMENT PARTNERSHIP:                                           FUND III-SERIES 17   FUND III-SERIES 15
                                                                  ------------------   ------------------
                                                                      CALIFORNIA             HIDDEN
                                                                     INVESTORS VI          COVE APTS.
PROPERTY NAME:                                                         (a), (b)             (a), (b)
                                                                  ------------------   ------------------
Date property acquired:                                                 03/01/90             4/1/1989
Date of Sale:                                                           06/05/03             5/8/2003
Selling price, net of closing costs and GAAP adjustments:
  Cash received (disbursed) net of closing costs                       3,022,252            2,819,590
  Mortgage Balance and accrued interest at time of sale                3,518,143            3,592,538
  Purchase Money Mortgage taken back by program                                -                    -
  Adjustments resulting from application of GAAP                               -                    -
                                                                      ----------           ----------
Total:                                                                 6,540,395            6,412,127
                                                                      ==========           ==========
Cost of properties including closing and soft costs:
  Original mortgage financing                                          4,160,000            3,150,000
    Total acquisition cost, capital improvement, closing and
      soft costs (e)                                                   4,418,662            2,711,958
                                                                      ----------           ----------
Total:                                                                 8,578,662            5,861,958
                                                                      ==========           ==========
Excess (Deficiency) of property operating cash receipts over
  cash expenditures (f)                                               (2,038,267)             550,169
                                                                      ==========           ==========

(a) Sale was to a party unrelated to the operating general partner or Boston Associates.
(b)  All taxable income was reported as Section 1231 income.
(c)  Amounts shown include pro rata share of original offering costs.
(d) The excess or deficiency represents results of the capital transaction of buying and selling the apartment complex or operating partnership interest. A deficiency represents a situation in which the interest was sold for less than the amount that the investors invested in the apartment complex, a portion of this being the original load that affiliates of Boston Associates charged. An excess represents a situation in which the interest was sold for more than the fully loaded cost of the apartment complex.
(e)  Sale of operating partnership interest.
(f)  Please note some closing costs were estimated.
(g)  Foreclosure
(h) Transferred 24.99% of the limited partner's interest in the operating partnership for $163,059. 8.33% of the limited partner's interest will be transferred in 2005 for $54,353 and the remaining limited partner's interest will be transferred in 2006 for $435,087.
(i)  Mortgage balance and accrued interest are estimated.
(j) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.
(k) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 33.3% of the credits originally projected from the property and .23% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.
(l) A second mortgage was applied to the property, subsequently the ending mortgage balance is greater than the initial balance.
(m)  Property was leased and lease expired.
(n) Sale was to a party related to the operating general partner or Boston Associates.
(o)  More proceeds are expected.
(p)  There is accrued interest included in the mortgage balance.
(q)  Prepayment fee and other mortgage expenses increased debt.

                    TABLE V SALES OR DISPOSALS OF PROPERTIES
                                PUBLIC OFFERINGS

                                                                                            AMERICAN             AMERICAN
                                                                    BOSTON CAPITAL         AFFORDABLE           AFFORDABLE
INVESTMENT PARTNERSHIP:                                               TAX CREDIT         HOUSING FUND I       HOUSING FUND II
                                                                    FUND I-SERIES 4     -----------------     ---------------
                                                                    ---------------     PIXLEY INVESTMENT       EAST RIDGE
                                                                     SUNNYVIEW II             GROUP             ASSOCIATES
PROPERTY NAME:                                                         (a), (b)             (b), (e)                (g)
                                                                    ---------------     -----------------     ---------------
Date property acquired:                                                 09/01/89             03/01/88             08/01/88
Date of Sale:                                                           06/05/03             11/17/04             03/01/04
Selling price, net of closing costs and GAAP adjustments:
  Cash received (disbursed) net of closing costs                       3,303,932               47,040                    -
  Mortgage Balance and accrued interest at time of sale                1,021,000            1,438,530            1,301,760
  Purchase Money Mortgage taken back by program                                -                    -                    -
  Adjustments resulting from application of GAAP                               -                    -                    -
                                                                      ----------           ----------           ----------
Total:                                                                 4,324,932            1,485,570            1,301,760
                                                                      ==========           ==========           ==========
Cost of properties including closing and soft costs:
  Original mortgage financing                                          2,300,000            1,500,000            1,237,500
    Total acquisition cost, capital improvement, closing and
      soft costs (e)                                                   1,055,665              473,181              405,087
                                                                      ----------           ----------           ----------
Total:                                                                 3,355,665            1,973,181            1,642,587
                                                                      ==========           ==========           ==========
Excess (Deficiency) of property operating cash receipts over
  cash expenditures (f)                                                  969,267             (487,611)            (340,827)
                                                                      ==========           ==========           ==========

                                                                       AMERICAN             AMERICAN
                                                                      AFFORDABLE           AFFORDABLE
INVESTMENT PARTNERSHIP:                                             HOUSING FUND II      HOUSING FUND II
                                                                    ---------------      ---------------
                                                                     KINGSLEY PARK         RIVERPLACE
                                                                      ASSOCIATES           APARTMENTS
PROPERTY NAME:                                                         (b), (e)             (b), (e)
                                                                    ---------------      ---------------
Date property acquired:                                                 03/01/88             09/01/88
Date of Sale:                                                           06/22/04             08/31/04
Selling price, net of closing costs and GAAP adjustments:
  Cash received (disbursed) net of closing costs                          25,000               25,000
  Mortgage Balance and accrued interest at time of sale               10,423,457            3,700,000
  Purchase Money Mortgage taken back by program                                -                    -
  Adjustments resulting from application of GAAP                               -                    -
                                                                     -----------           ----------
Total:                                                                10,448,457            3,725,000
                                                                     ===========           ==========
Cost of properties including closing and soft costs:
  Original mortgage financing                                        (10,396,900)           4,500,000
    Total acquisition cost, capital improvement, closing and
      soft costs (e)                                                   2,135,594            2,596,882
                                                                     -----------           ----------
Total:                                                                12,505,494            7,096,882
                                                                     ===========           ==========
Excess (Deficiency) of property operating cash receipts over
  cash expenditures (f)                                               (2,057,037)          (3,371,882)
                                                                     ===========           ==========

(a) Sale was to a party unrelated to the operating general partner or Boston Associates.
(b)  All taxable income was reported as Section 1231 income.
(c)  Amounts shown include pro rata share of original offering costs.
(d) The excess or deficiency represents results of the capital transaction of buying and selling the apartment complex or operating partnership interest. A deficiency represents a situation in which the interest was sold for less than the amount that the investors invested in the apartment complex, a portion of this being the original load that affiliates of Boston Associates charged. An excess represents a situation in which the interest was sold for more than the fully loaded cost of the apartment complex.
(e)  Sale of operating partnership interest.
(f)  Please note some closing costs were estimated.
(g)  Foreclosure
(h) Transferred 24.99% of the limited partner's interest in the operating partnership for $163,059. 8.33% of the limited partner's interest will be transferred in 2005 for $54,353 and the remaining limited partner's interest will be transferred in 2006 for $435,087.
(i)  Mortgage balance and accrued interest are estimated.
(j) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.
(k) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 33.3% of the credits originally projected from the property and .23% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.
(l) A second mortgage was applied to the property, subsequently the ending mortgage balance is greater than the initial balance.
(m)  Property was leased and lease expired.
(n) Sale was to a party related to the operating general partner or Boston Associates.
(o)  More proceeds are expected.
(p)  There is accrued interest included in the mortgage balance.
(q)  Prepayment fee and other mortgage expenses increased debt.

                    TABLE V SALES OR DISPOSALS OF PROPERTIES
                                PUBLIC OFFERINGS

                                                                       AMERICAN             AMERICAN             AMERICAN
                                                                      AFFORDABLE           AFFORDABLE           AFFORDABLE
INVESTMENT PARTNERSHIP:                                             HOUSING FUND II      HOUSING FUND II      HOUSING FUND II
                                                                    ---------------      ---------------      ---------------
                                                                      300 SHAWMUT           BLAIRVIEW           BLOOMFIELD
                                                                        AVENUE             ASSOCIATES           ASSOCIATES
PROPERTY NAME:                                                         (b), (e)             (b), (e)             (b), (e)
                                                                    ---------------      ---------------      ---------------
Date property acquired:                                                 11/01/88             03/01/89             06/01/88
Date of Sale:                                                           11/01/04             12/01/04             12/28/04
Selling price, net of closing costs and GAAP adjustments:
  Cash received (disbursed) net of closing costs                               1                    1               10,792
  Mortgage Balance and accrued interest at time of sale                  892,949            1,399,892              359,727
  Purchase Money Mortgage taken back by program                                -                    -                    -
  Adjustments resulting from application of GAAP                               -                    -                    -
                                                                      ----------           ----------           ----------
Total:                                                                   892,950            1,399,893              370,519
                                                                      ==========           ==========           ==========
Cost of properties including closing and soft costs:
  Original mortgage financing                                            270,000            1,444,475              366,390
    Total acquisition cost, capital improvement, closing and
      soft costs (e)                                                     723,254              439,061              117,996
                                                                      ----------           ----------           ----------
Total:                                                                   993,254            1,883,536              484,386
                                                                      ==========           ==========           ==========
Excess (Deficiency) of property operating cash receipts over
  cash expenditures (f)                                                 (100,304)            (483,643)            (113,867)
                                                                      ==========           ==========           ==========

                                                                       AMERICAN             AMERICAN
                                                                      AFFORDABLE           AFFORDABLE
INVESTMENT PARTNERSHIP:                                             HOUSING FUND II      HOUSING FUND II
                                                                    ---------------      ---------------
                                                                     FREDERICKTOWN         GARDEN CITY
                                                                      ASSOCIATES         FAMILY HOUSING
PROPERTY NAME:                                                         (b), (e)             (b), (e)
                                                                    ---------------      ---------------
Date property acquired:                                                 06/01/88             06/01/88
Date of Sale:                                                           12/28/04             12/28/04
Selling price, net of closing costs and GAAP adjustments:
  Cash received (disbursed) net of closing costs                          10,851               11,228
  Mortgage Balance and accrued interest at time of sale                  361,691              374,253
  Purchase Money Mortgage taken back by program                                -                    -
  Adjustments resulting from application of GAAP                               -                    -
                                                                      ----------           ----------
Total:                                                                   372,542              385,481
                                                                      ==========           ==========
Cost of properties including closing and soft costs:
  Original mortgage financing                                            377,214              383,800
    Total acquisition cost, capital improvement, closing and
      soft costs (e)                                                     113,429              123,558
                                                                      ----------           ----------
Total:                                                                   490,643             (507,358)
                                                                      ==========           ==========
Excess (Deficiency) of property operating cash receipts over
  cash expenditures (f)                                                 (118,101)            (121,877)
                                                                      ==========           ==========

(a) Sale was to a party unrelated to the operating general partner or Boston Associates.
(b)  All taxable income was reported as Section 1231 income.
(c)  Amounts shown include pro rata share of original offering costs.
(d) The excess or deficiency represents results of the capital transaction of buying and selling the apartment complex or operating partnership interest. A deficiency represents a situation in which the interest was sold for less than the amount that the investors invested in the apartment complex, a portion of this being the original load that affiliates of Boston Associates charged. An excess represents a situation in which the interest was sold for more than the fully loaded cost of the apartment complex.
(e)  Sale of operating partnership interest.
(f)  Please note some closing costs were estimated.
(g)  Foreclosure
(h) Transferred 24.99% of the limited partner's interest in the operating partnership for $163,059. 8.33% of the limited partner's interest will be transferred in 2005 for $54,353 and the remaining limited partner's interest will be transferred in 2006 for $435,087.
(i)  Mortgage balance and accrued interest are estimated.
(j) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.
(k) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 33.3% of the credits originally projected from the property and .23% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.
(l) A second mortgage was applied to the property, subsequently the ending mortgage balance is greater than the initial balance.
(m)  Property was leased and lease expired.
(n) Sale was to a party related to the operating general partner or Boston Associates.
(o)  More proceeds are expected.
(p)  There is accrued interest included in the mortgage balance.
(q)  Prepayment fee and other mortgage expenses increased debt.

                    TABLE V SALES OR DISPOSALS OF PROPERTIES
                                PUBLIC OFFERINGS

                                                                       AMERICAN             AMERICAN             AMERICAN
                                                                      AFFORDABLE           AFFORDABLE           AFFORDABLE
INVESTMENT PARTNERSHIP:                                             HOUSING FUND II      HOUSING FUND II     HOUSING FUND III
                                                                    ---------------      ---------------     ----------------
                                                                    MARIONVILLE III         NEBRASKA             428 SOUTH
                                                                    FAMILY HOUSING         CITY SENIOR         GRANDVIEW, LP
PROPERTY NAME:                                                         (b), (e)             (b), (e)           (b), (e), (i)
                                                                    ---------------      ---------------     ----------------
Date property acquired:                                                 06/01/88             06/01/88             12/01/88
Date of Sale:                                                           12/28/04             12/28/04             02/01/04
Selling price, net of closing costs and GAAP adjustments:
  Cash received (disbursed) net of closing costs                           5,677               12,266                    -
  Mortgage Balance and accrued interest at time of sale                  189,239              408,852            2,199,726
  Purchase Money Mortgage taken back by program                                -                    -                    -
  Adjustments resulting from application of GAAP                               -                    -                    -
                                                                      ----------           ----------           ----------
Total:                                                                   194,916              421,118            2,199,726
                                                                      ==========           ==========           ==========
Cost of properties including closing and soft costs:
  Original mortgage financing                                            197,299              428,759            2,119,934
    Total acquisition cost, capital improvement, closing and
      soft costs (e)                                                      59,939              122,314            1,777,941
                                                                      ----------           ----------           ----------
Total:                                                                   257,238              551,073            3,897,875
                                                                      ==========           ==========           ==========
Excess (Deficiency) of property operating cash receipts over
  cash expenditures (f)                                                  (62,322)            (129,955)          (1,698,149)
                                                                      ==========           ==========           ==========

                                                                       AMERICAN             AMERICAN
                                                                      AFFORDABLE           AFFORDABLE
INVESTMENT PARTNERSHIP:                                            HOUSING FUND III     HOUSING FUND III
                                                                   ----------------     ----------------
                                                                     GRASS VALLEY          WEAVERVILLE
                                                                      INVESTMENT           INVESTMENT
PROPERTY NAME:                                                     GROUP II (b), (e)    GROUP II (b), (e)
                                                                   ----------------     ----------------
Date property acquired:                                                 12/01/88             12/01/88
Date of Sale:                                                           11/17/04             11/17/04
Selling price, net of closing costs and GAAP adjustments:
  Cash received (disbursed) net of closing costs                          40,800               43,776
  Mortgage Balance and accrued interest at time of sale                1,521,911            1,527,589
  Purchase Money Mortgage taken back by program                                -                    -
  Adjustments resulting from application of GAAP                               -                    -
                                                                      ----------           ----------
Total:                                                                 1,562,711            1,571,365
                                                                      ==========           ==========
Cost of properties including closing and soft costs:
  Original mortgage financing                                          1,500,000            1,500,000
    Total acquisition cost, capital improvement, closing and
      soft costs (e)                                                     858,288              815,128
                                                                      ----------           ----------
Total:                                                                 2,358,288            2,315,128
                                                                      ==========           ==========
Excess (Deficiency) of property operating cash receipts over
  cash expenditures (f)                                                 (795,577)            (743,763)
                                                                      ==========           ==========

(a) Sale was to a party unrelated to the operating general partner or Boston Associates.
(b)  All taxable income was reported as Section 1231 income.
(c)  Amounts shown include pro rata share of original offering costs.
(d) The excess or deficiency represents results of the capital transaction of buying and selling the apartment complex or operating partnership interest. A deficiency represents a situation in which the interest was sold for less than the amount that the investors invested in the apartment complex, a portion of this being the original load that affiliates of Boston Associates charged. An excess represents a situation in which the interest was sold for more than the fully loaded cost of the apartment complex.
(e)  Sale of operating partnership interest.
(f)  Please note some closing costs were estimated.
(g)  Foreclosure
(h) Transferred 24.99% of the limited partner's interest in the operating partnership for $163,059. 8.33% of the limited partner's interest will be transferred in 2005 for $54,353 and the remaining limited partner's interest will be transferred in 2006 for $435,087.
(i)  Mortgage balance and accrued interest are estimated.
(j) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.
(k) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 33.3% of the credits originally projected from the property and .23% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.
(l) A second mortgage was applied to the property, subsequently the ending mortgage balance is greater than the initial balance.
(m)  Property was leased and lease expired.
(n) Sale was to a party related to the operating general partner or Boston Associates.
(o)  More proceeds are expected.
(p)  There is accrued interest included in the mortgage balance.
(q)  Prepayment fee and other mortgage expenses increased debt.

                    TABLE V SALES OR DISPOSALS OF PROPERTIES
                                PUBLIC OFFERINGS

                                                                    BOSTON CAPITAL       BOSTON CAPITAL       BOSTON CAPITAL
                                                                      TAX CREDIT           TAX CREDIT           TAX CREDIT
INVESTMENT PARTNERSHIP:                                              FUND-SERIES 1        FUND-SERIES 1        FUND-SERIES 1
                                                                    --------------      ----------------     ----------------
                                                                     BOLIVAR MANOR          CONNEAUT              GENEVA
PROPERTY NAME:                                                         (b), (e)         LIMITED (b), (e)     LIMITED (b), (e)
                                                                    --------------      ----------------     ----------------
Date property acquired:                                                 12/01/89             01/01/89             01/01/89
Date of Sale:                                                           12/01/04             12/01/04             12/01/04
Selling price, net of closing costs and GAAP adjustments:
  Cash received (disbursed) net of closing costs                               1                6,079                6,079
  Mortgage Balance and accrued interest at time of sale                  863,581            1,147,562            1,163,436
  Purchase Money Mortgage taken back by program                                -                    -                    -
  Adjustments resulting from application of GAAP                               -                    -                    -
                                                                      ----------           ----------           ----------
Total:                                                                   863,582            1,153,641            1,169,515
                                                                      ==========           ==========           ==========
Cost of properties including closing and soft costs:
  Original mortgage financing                                            889,200            1,187,000            1,198,800
    Total acquisition cost, capital improvement, closing and
      soft costs (e)                                                     258,705              359,326              365,411
                                                                      ----------           ----------           ----------
Total:                                                                 1,147,905            1,546,326            1,564,211
                                                                      ==========           ==========           ==========
Excess (Deficiency) of property operating cash receipts over
  cash expenditures (f)                                                 (284,323)            (392,685)            (394,696)
                                                                      ==========           ==========           ==========

                                                                    BOSTON CAPITAL       BOSTON CAPITAL
                                                                      TAX CREDIT           TAX CREDIT
INVESTMENT PARTNERSHIP:                                             FUND I-SERIES 3      FUND I-SERIES 3
                                                                  -------------------   ----------------
                                                                     LINCOLN HOTEL       TAYLOR TERRACE
PROPERTY NAME:                                                    ASSOCIATES (a), (b)   HOUSING (b), (e)
                                                                  -------------------   ----------------
Date property acquired:                                                 02/01/89             04/01/89
Date of Sale:                                                           02/06/04             06/29/04
Selling price, net of closing costs and GAAP adjustments:
  Cash received (disbursed) net of closing costs                               -               75,672
  Mortgage Balance and accrued interest at time of sale                3,282,476            1,030,000
  Purchase Money Mortgage taken back by program                                -                    -
  Adjustments resulting from application of GAAP                               -                    -
                                                                      ----------           ----------
Total:                                                                 3,282,476            1,105,672
                                                                      ==========           ==========
Cost of properties including closing and soft costs:
  Original mortgage financing                                          2,900,000            1,066,000
    Total acquisition cost, capital improvement, closing and
      soft costs (e)                                                     718,516              313,802
                                                                      ----------           ----------
Total:                                                                 3,618,516            1,379,802
                                                                      ==========           ==========
Excess (Deficiency) of property operating cash receipts over
  cash expenditures (f)                                                 (336,040)            (274,130)
                                                                      ==========           ==========

(a) Sale was to a party unrelated to the operating general partner or Boston Associates.
(b)  All taxable income was reported as Section 1231 income.
(c)  Amounts shown include pro rata share of original offering costs.
(d) The excess or deficiency represents results of the capital transaction of buying and selling the apartment complex or operating partnership interest. A deficiency represents a situation in which the interest was sold for less than the amount that the investors invested in the apartment complex, a portion of this being the original load that affiliates of Boston Associates charged. An excess represents a situation in which the interest was sold for more than the fully loaded cost of the apartment complex.
(e)  Sale of operating partnership interest.
(f)  Please note some closing costs were estimated.
(g)  Foreclosure
(h) Transferred 24.99% of the limited partner's interest in the operating partnership for $163,059. 8.33% of the limited partner's interest will be transferred in 2005 for $54,353 and the remaining limited partner's interest will be transferred in 2006 for $435,087.
(i)  Mortgage balance and accrued interest are estimated.
(j) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.
(k) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 33.3% of the credits originally projected from the property and .23% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.
(l) A second mortgage was applied to the property, subsequently the ending mortgage balance is greater than the initial balance.
(m)  Property was leased and lease expired.
(n) Sale was to a party related to the operating general partner or Boston Associates.
(o)  More proceeds are expected.
(p)  There is accrued interest included in the mortgage balance.
(q)  Prepayment fee and other mortgage expenses increased debt.

                    TABLE V SALES OR DISPOSALS OF PROPERTIES
                                PUBLIC OFFERINGS

                                                                    BOSTON CAPITAL                            BOSTON CAPITAL
                                                                      TAX CREDIT         BOSTON CAPITAL         TAX CREDIT
INVESTMENT PARTNERSHIP:                                             FUND I-SERIES 3        TAX CREDIT         FUND I-SERIES 4
                                                                  ------------------      FUND-SERIES 3       ---------------
                                                                  PEDCOR INVESTMENTS     ---------------          FULLER
                                                                        1988-IV          128 PARK STREET         HOMES LP
PROPERTY NAME:                                                         (b), (e)             (b), (e)             (b), (e)
                                                                  ------------------     ---------------      ---------------
Date property acquired:                                                 02/01/89             04/01/89             04/01/89
Date of Sale:                                                           07/29/04             11/01/04             01/05/04
Selling price, net of closing costs and GAAP adjustments:
  Cash received (disbursed) net of closing costs                         320,000                    1               40,909
  Mortgage Balance and accrued interest at time of sale                4,967,272              965,805              553,808
  Purchase Money Mortgage taken back by program                                -                    -                    -
  Adjustments resulting from application of GAAP                               -                    -                    -
                                                                      ----------           ----------           ----------
Total:                                                                 5,287,272              965,806              594,717
                                                                      ==========           ==========           ==========
Cost of properties including closing and soft costs:
  Original mortgage financing                                          5,167,000              250,526              478,769
    Total acquisition cost, capital improvement, closing and
      soft costs (e)                                                   3,621,071              469,799              346,900
                                                                      ----------           ----------           ----------
Total:                                                                 8,788,071              720,325              825,669
                                                                      ==========           ==========           ==========
Excess (Deficiency) of property operating cash receipts over
  cash expenditures (f)                                               (3,500,799)             245,481             (230,952)
                                                                      ==========           ==========           ==========

                                                                    BOSTON CAPITAL       BOSTON CAPITAL
                                                                      TAX CREDIT           TAX CREDIT
INVESTMENT PARTNERSHIP:                                             FUND I-SERIES 4      FUND I-SERIES 4
                                                                    ---------------      ---------------
                                                                     MONTANA AVE.           VAN DYCK
                                                                       TOWNHOMES           ESTATES XVI
PROPERTY NAME:                                                         (b), (e)             (b), (e)
                                                                    ---------------      ---------------
Date property acquired:                                                 08/01/89             02/01/90
Date of Sale:                                                           01/05/04             02/25/04
Selling price, net of closing costs and GAAP adjustments:
  Cash received (disbursed) net of closing costs                          59,091              515,000
  Mortgage Balance and accrued interest at time of sale                  736,765              586,229
  Purchase Money Mortgage taken back by program                                -                    -
  Adjustments resulting from application of GAAP                               -                    -
                                                                      ----------           ----------
Total:                                                                   795,856            1,101,229
                                                                      ==========           ==========
Cost of properties including closing and soft costs:
  Original mortgage financing                                            694,871              680,000
    Total acquisition cost, capital improvement, closing and
      soft costs (e)                                                     585,951              646,149
                                                                      ----------           ----------
Total:                                                                 1,280,822            1,326,149
                                                                      ==========           ==========
Excess (Deficiency) of property operating cash receipts over
  cash expenditures (f)                                                 (484,966)            (224,920)
                                                                      ==========           ==========

(a) Sale was to a party unrelated to the operating general partner or Boston Associates.
(b)  All taxable income was reported as Section 1231 income.
(c)  Amounts shown include pro rata share of original offering costs.
(d) The excess or deficiency represents results of the capital transaction of buying and selling the apartment complex or operating partnership interest. A deficiency represents a situation in which the interest was sold for less than the amount that the investors invested in the apartment complex, a portion of this being the original load that affiliates of Boston Associates charged. An excess represents a situation in which the interest was sold for more than the fully loaded cost of the apartment complex.
(e)  Sale of operating partnership interest.
(f)  Please note some closing costs were estimated.
(g)  Foreclosure
(h) Transferred 24.99% of the limited partner's interest in the operating partnership for $163,059. 8.33% of the limited partner's interest will be transferred in 2005 for $54,353 and the remaining limited partner's interest will be transferred in 2006 for $435,087.
(i)  Mortgage balance and accrued interest are estimated.
(j) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.
(k) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 33.3% of the credits originally projected from the property and .23% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.
(l) A second mortgage was applied to the property, subsequently the ending mortgage balance is greater than the initial balance.
(m)  Property was leased and lease expired.
(n) Sale was to a party related to the operating general partner or Boston Associates.
(o)  More proceeds are expected.
(p)  There is accrued interest included in the mortgage balance.
(q)  Prepayment fee and other mortgage expenses increased debt.

                    TABLE V SALES OR DISPOSALS OF PROPERTIES
                                PUBLIC OFFERINGS

                                                                    BOSTON CAPITAL       BOSTON CAPITAL       BOSTON CAPITAL
                                                                      TAX CREDIT           TAX CREDIT           TAX CREDIT
INVESTMENT PARTNERSHIP:                                             FUND I-SERIES 4      FUND I-SERIES 4      FUND I-SERIES 5
                                                                  ------------------    ----------------      ---------------
                                                                  TOPEKA RESIDENTIAL          HAVEN              GLENHAVEN
                                                                      FUND THREE        PARK PARTNERS II       PARK PARTNERS
PROPERTY NAME:                                                       (a), (b), (f)          (b), (e)             (b), (e)
                                                                  ------------------    ----------------      ---------------
Date property acquired:                                                 07/01/89             07/01/89             06/01/89
Date of Sale:                                                           03/16/04             03/17/04             02/20/04
Selling price, net of closing costs and GAAP adjustments:
  Cash received (disbursed) net of closing costs                          12,500              715,000               28,760
  Mortgage Balance and accrued interest at time of sale                  300,295              466,593               43,030
  Purchase Money Mortgage taken back by program                                -                    -                    -
  Adjustments resulting from application of GAAP                               -                    -                    -
                                                                      ----------           ----------           ----------
Total:                                                                   312,795            1,181,593               71,790
                                                                      ==========           ==========           ==========
Cost of properties including closing and soft costs:
  Original mortgage financing                                            440,000              816,900              842,417
    Total acquisition cost, capital improvement, closing and
      soft costs (e)                                                     415,728            1,066,558              917,760
                                                                      ----------           ----------           ----------
Total:                                                                   855,728            1,883,458            1,760,177
                                                                      ==========           ==========           ==========
Excess (Deficiency) of property operating cash receipts over
  cash expenditures (f)                                                 (542,933)            (701,865)          (1,688,387)
                                                                      ==========           ==========           ==========

                                                                    BOSTON CAPITAL       BOSTON CAPITAL
                                                                      TAX CREDIT           TAX CREDIT
INVESTMENT PARTNERSHIP:                                              FUND-SERIES 6        FUND-SERIES 6
                                                                    ---------------      --------------
                                                                       COLUMBIA               ELDON
                                                                    PARK ASSOCIATES        ESTATES LP
PROPERTY NAME:                                                       (a), (b), (f)          (b), (e)
                                                                    ---------------      --------------
Date property acquired:                                                 11/01/89             09/01/89
Date of Sale:                                                           12/15/04             12/28/04
Selling price, net of closing costs and GAAP adjustments:
  Cash received (disbursed) net of closing costs                       2,752,871               16,276
  Mortgage Balance and accrued interest at time of sale                1,397,779              542,542
  Purchase Money Mortgage taken back by program                                -                    -
  Adjustments resulting from application of GAAP                               -                    -
                                                                      ----------           ----------
Total:                                                                 4,150,650              558,818
                                                                      ==========           ==========
Cost of properties including closing and soft costs:
  Original mortgage financing                                          5,685,000              564,141
    Total acquisition cost, capital improvement, closing and
      soft costs (e)                                                   1,954,986              163,935
                                                                      ----------           ----------
Total:                                                                 7,639,986              728,076
                                                                      ==========           ==========
Excess (Deficiency) of property operating cash receipts over
  cash expenditures (f)                                               (3,489,336)            (169,258)
                                                                      ==========           ==========

(a) Sale was to a party unrelated to the operating general partner or Boston Associates.
(b)  All taxable income was reported as Section 1231 income.
(c)  Amounts shown include pro rata share of original offering costs.
(d) The excess or deficiency represents results of the capital transaction of buying and selling the apartment complex or operating partnership interest. A deficiency represents a situation in which the interest was sold for less than the amount that the investors invested in the apartment complex, a portion of this being the original load that affiliates of Boston Associates charged. An excess represents a situation in which the interest was sold for more than the fully loaded cost of the apartment complex.
(e)  Sale of operating partnership interest.
(f)  Please note some closing costs were estimated.
(g)  Foreclosure
(h) Transferred 24.99% of the limited partner's interest in the operating partnership for $163,059. 8.33% of the limited partner's interest will be transferred in 2005 for $54,353 and the remaining limited partner's interest will be transferred in 2006 for $435,087.
(i)  Mortgage balance and accrued interest are estimated.
(j) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.
(k) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 33.3% of the credits originally projected from the property and .23% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.
(l) A second mortgage was applied to the property, subsequently the ending mortgage balance is greater than the initial balance.
(m)  Property was leased and lease expired.
(n) Sale was to a party related to the operating general partner or Boston Associates.
(o)  More proceeds are expected.
(p)  There is accrued interest included in the mortgage balance.
(q)  Prepayment fee and other mortgage expenses increased debt.

                    TABLE V SALES OR DISPOSALS OF PROPERTIES
                                PUBLIC OFFERINGS

                                                            BOSTON CAPITAL   BOSTON CAPITAL     BOSTON CAPITAL      BOSTON CAPITAL
                                                              TAX CREDIT       TAX CREDIT         TAX CREDIT          TAX CREDIT
INVESTMENT PARTNERSHIP:                                      FUND-SERIES 6  FUND II-SERIES 7   FUND II-SERIES 7    FUND II-SERIES 10
                                                            --------------  ----------------   ----------------   ------------------
                                                              WARRENSBURG        BUCKNER           WINFIELD       PEDCOR INVESTMENTS
                                                              PROPERTIES       PROPERTIES         PROPERTIES          1989-X (B),
PROPERTY NAME:                                                 (b), (e)         (b), (e)           (b), (e)            (e), (h)
                                                            --------------  ----------------   ----------------   ------------------
Date property acquired:                                         09/01/89         12/01/89           12/01/89            07/01/90
Date of Sale:                                                   12/28/04         12/28/04           12/28/04            12/01/04
Selling price, net of closing costs and GAAP adjustments:
  Cash received (disbursed) net of closing costs                  16,775           18,225             17,951             652,500
  Mortgage Balance and accrued interest at time of sale          559,159          607,514            598,371           3,092,242
  Purchase Money Mortgage taken back by program                        -                -                  -                   -
  Adjustments resulting from application of GAAP                       -                -                  -                   -
                                                              ----------       ----------         ----------          ----------
Total:                                                           575,934          625,739            616,322           3,744,742
                                                              ==========       ==========         ==========          ==========
Cost of properties including closing and soft costs:
  Original mortgage financing                                    803,500          626,634            616,813           3,278,800
    Total acquisition cost, capital improvement, closing
      soft costs (e) and                                         160,146          191,893            186,983           2,712,700
                                                              ----------       ----------         ----------          ----------
Total:                                                           963,646          818,527            803,796           5,991,500
                                                              ==========       ==========         ==========          ==========
Excess (Deficiency) of property operating cash receipts
  over cash expenditures (f)                                    (387,712)        (192,788)          (187,474)         (2,246,758)
                                                              ==========       ==========         ==========          ==========

(a) Sale was to a party unrelated to the operating general partner or Boston Associates.
(b)  All taxable income was reported as Section 1231 income.
(c)  Amounts shown include pro rata share of original offering costs.
(d) The excess or deficiency represents results of the capital transaction of buying and selling the apartment complex or operating partnership interest. A deficiency represents a situation in which the interest was sold for less than the amount that the investors invested in the apartment complex, a portion of this being the original load that affiliates of Boston Associates charged. An excess represents a situation in which the interest was sold for more than the fully loaded cost of the apartment complex.
(e)  Sale of operating partnership interest.
(f)  Please note some closing costs were estimated.
(g)  Foreclosure
(h) Transferred 24.99% of the limited partner's interest in the operating partnership for $163,059. 8.33% of the limited partner's interest will be transferred in 2005 for $54,353 and the remaining limited partner's interest will be transferred in 2006 for $435,087.
(i)  Mortgage balance and accrued interest are estimated.
(j) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.
(k) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 33.3% of the credits originally projected from the property and .23% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.
(l) A second mortgage was applied to the property, subsequently the ending mortgage balance is greater than the initial balance.
(m)  Property was leased and lease expired.
(n) Sale was to a party related to the operating general partner or Boston Associates.
(o)  More proceeds are expected.
(p)  There is accrued interest included in the mortgage balance.
(q)  Prepayment fee and other mortgage expenses increased debt.

                    TABLE V SALES OR DISPOSALS OF PROPERTIES
                                PUBLIC OFFERINGS

                                                                                         BOSTON CAPITAL
                                                                                           TAX CREDIT
                                                                                       FUND L.P.-SERIES 3
                                                                                       AMERICAN AFFORDABLE
                                                                       AMERICAN        HOUSING II LIMITED        AMERICAN
INVESTMENT PARTNERSHIP:                                               AFFORDABLE           PARTNERSHIP          AFFORDABLE
                                                                    HOUSING FUND II    -------------------    HOUSING FUND II
                                                                    ---------------        PAIGE HALL,        ---------------
                                                                        BREWTON            A MINNESOTA          PINE RIDGE,
PROPERTY NAME:                                                        LIMITED (e)      LIMITED PARTNERSHIP       LTD. (e)
                                                                    ---------------    -------------------    ---------------
Date property acquired:                                                 08/01/88             03/01/89             07/01/88
Date of Sale:                                                           03/01/05             12/19/05             03/01/05
Selling price, net of closing costs and GAAP adjustments:
  Cash received (disbursed) net of closing costs                          37,238              150,000               57,862
  Mortgage Balance and accrued interest at time of sale                  930,939            2,253,150            1,446,550
  Purchase Money Mortgage taken back by program                                -                    -                    -
  Adjustments resulting from application of GAAP                               -                    -                    -
                                                                      ----------           ----------           ----------
Total:                                                                   968,177            2,403,150            1,504,412
                                                                      ==========           ==========           ==========
Cost of properties including closing and soft costs:
  Original mortgage financing                                            965,000            2,863,150            1,504,721
    Total acquisition cost, capital improvement, closing and
      soft costs (e)                                                     305,874              850,874              474,291
                                                                      ----------           ----------           ----------
Total:                                                                 1,270,874            3,714,024            1,979,012
                                                                      ==========           ==========           ==========
Excess (Deficiency) of property operating cash receipts over
  cash expenditures (e)                                                 (302,697)          (1,310,874)            (474,600)
                                                                      ==========           ==========           ==========

                                                                       AMERICAN             AMERICAN
INVESTMENT PARTNERSHIP:                                               AFFORDABLE           AFFORDABLE
                                                                    HOUSING FUND II      HOUSING FUND II
                                                                   -----------------     ---------------
                                                                   PINE TERRACE III,       SPRINGFIELD
PROPERTY NAME:                                                          LTD (e)            LIMITED (e)
                                                                   -----------------     ---------------
Date property acquired:                                                 12/01/88             05/01/88
Date of Sale:                                                           03/01/05             03/01/05
Selling price, net of closing costs and GAAP adjustments:
  Cash received (disbursed) net of closing costs                          46,748               56,209
  Mortgage Balance and accrued interest at time of sale                1,168,688            1,405,218
  Purchase Money Mortgage taken back by program                                -                    -
  Adjustments resulting from application of GAAP                               -                    -
                                                                      ----------           ----------
Total:                                                                 1,215,436            1,461,427
                                                                      ==========           ==========
Cost of properties including closing and soft costs:
  Original mortgage financing                                          1,200,860            1,463,000
    Total acquisition cost, capital improvement, closing and
      soft costs (e)                                                     384,407              458,241
                                                                      ----------           ----------
Total:                                                                 1,585,267            1,921,241
                                                                      ==========           ==========
Excess (Deficiency) of property operating cash receipts over
  cash expenditures (e)                                                 (369,831)            (459,814)
                                                                      ==========           ==========

(a) Sale was to a party unrelated to the operating general partner or Boston Associates.
(b)  All taxable income was reported as Section 1231 income.
(c)  Amounts shown include pro rata share of original offering costs.
(d) The excess or deficiency represents results of the capital transaction of buying and selling the apartment complex or operating partnership interest. A deficiency represents a situation in which the interest was sold for less than the amount that the investors invested in the apartment complex, a portion of this being the original load that affiliates of Boston Associates charged. An excess represents a situation in which the interest was sold for more than the fully loaded cost of the apartment complex.
(e)  Sale of operating partnership interest.
(f)  Please note some closing costs were estimated.
(g)  Foreclosure
(h) Transferred 24.99% of the limited partner's interest in the operating partnership for $163,059. The remaining limited partner's interests will be transferred in 2006 for $489,440.
(i)  Mortgage balance and accrued interest are estimated.
(j) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detremental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partenrship's reserves and allow the foreclosure to occur.
(k) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detremental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partenrship's reserves and allow the foreclosure to occur.
(l) A second mortgage was applied to the property, subsequently the ending mortgage balance is greater than the initial balance.
(m)  Property was leased and lease expired.
(n) Sale was to a party related to the operating general partner or Boston Associates.
(o)  More proceeds are expected.
(p)  There is accrued interest included in the mortgage balance.
(q)  Prepayment fee and other mortgage expenses increased debt.

                    TABLE V SALES OR DISPOSALS OF PROPERTIES
                                PUBLIC OFFERINGS

                                                                       AMERICAN
                                                                      AFFORDABLE            AMERICAN             AMERICAN
INVESTMENT PARTNERSHIP:                                             HOUSING FUND II        AFFORDABLE           AFFORDABLE
                                                                    ---------------      HOUSING FUND II      HOUSING FUND II
                                                                     VILLAGE CHASE       ---------------     ----------------
                                                                    OF ZEPHYRHILLS,      VILLAGE WALK OF     WILDWOOD VILLAS,
PROPERTY NAME:                                                        LIMITED (e)        ZEPHYRHILLS (e)        LIMITED (e)
                                                                    ---------------      ---------------     ----------------
Date property acquired:                                                 12/01/88             12/01/88             09/01/88
Date of Sale:                                                           03/01/05             03/01/05             03/01/15
Selling price, net of closing costs and GAAP adjustments:
  Cash received (disbursed) net of closing costs                          58,398               54,658               57,708
  Mortgage Balance and accrued interest at time of sale                1,459,961            1,366,461            1,442,689
  Purchase Money Mortgage taken back by program                                -                    -                    -
  Adjustments resulting from application of GAAP                               -                    -                    -
                                                                      ----------           ----------           ----------
Total:                                                                 1,518,359            1,421,119            1,500,397
                                                                      ==========           ==========           ==========
Cost of properties including closing and soft costs:
  Original mortgage financing                                          1,499,100            1,406,500            1,499,100
    Total acquisition cost, capital improvement, closing and
      soft costs (e)                                                     466,585              439,341              476,380
                                                                      ----------           ----------           ----------
Total:                                                                 1,965,685            1,845,841            1,975,480
                                                                      ==========           ==========           ==========
Excess (Deficiency) of property operating cash receipts over
  cash expenditures (e)                                                 (447,326)            (424,722)            (475,083)
                                                                      ==========           ==========           ==========

                                                                    BOSTON CAPITAL
                                                                      TAX CREDIT         BOSTON CAPITAL
INVESTMENT PARTNERSHIP:                                              FUND-SERIES 1         TAX CREDIT
                                                                    --------------        FUND-SERIES 1
                                                                       WOODLAND          --------------
                                                                       TERRACE,           WEWAHITCHKA,
PROPERTY NAME:                                                        LIMITED (e)          LIMITED (e)
                                                                    --------------       --------------
Date property acquired:                                                 12/01/88             12/01/88
Date of Sale:                                                           03/01/05             03/01/05
Selling price, net of closing costs and GAAP adjustments:
  Cash received (disbursed) net of closing costs                          58,132               27,919
  Mortgage Balance and accrued interest at time of sale                1,453,292              697,966
  Purchase Money Mortgage taken back by program                                -                    -
  Adjustments resulting from application of GAAP                               -                    -
                                                                      ----------           ----------
Total:                                                                 1,511,424              725,885
                                                                      ==========           ==========
Cost of properties including closing and soft costs:
  Original mortgage financing                                          1,499,100              720,100
    Total acquisition cost, capital improvement, closing and
      soft costs (e)                                                     480,588              241,947
                                                                      ----------           ----------
Total:                                                                 1,979,688              962,047
                                                                      ==========           ==========
Excess (Deficiency) of property operating cash receipts over
  cash expenditures (e)                                                 (468,264)            (236,162)
                                                                      ==========           ==========

(a) Sale was to a party unrelated to the operating general partner or Boston Associates.
(b)  All taxable income was reported as Section 1231 income.
(c)  Amounts shown include pro rata share of original offering costs.
(d) The excess or deficiency represents results of the capital transaction of buying and selling the apartment complex or operating partnership interest. A deficiency represents a situation in which the interest was sold for less than the amount that the investors invested in the apartment complex, a portion of this being the original load that affiliates of Boston Associates charged. An excess represents a situation in which the interest was sold for more than the fully loaded cost of the apartment complex.
(e)  Sale of operating partnership interest.
(f)  Please note some closing costs were estimated.
(g)  Foreclosure
(h) Transferred 24.99% of the limited partner's interest in the operating partnership for $163,059. The remaining limited partner's interests will be transferred in 2006 for $489,440.
(i)  Mortgage balance and accrued interest are estimated.
(j) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detremental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partenrship's reserves and allow the foreclosure to occur.
(k) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detremental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partenrship's reserves and allow the foreclosure to occur.
(l) A second mortgage was applied to the property, subsequently the ending mortgage balance is greater than the initial balance.
(m)  Property was leased and lease expired.
(n) Sale was to a party related to the operating general partner or Boston Associates.
(o)  More proceeds are expected.
(p)  There is accrued interest included in the mortgage balance.
(q)  Prepayment fee and other mortgage expenses increased debt.

                    TABLE V SALES OR DISPOSALS OF PROPERTIES
                                PUBLIC OFFERINGS

                                                                                         BOSTON CAPITAL       BOSTON CAPITAL
                                                                    BOSTON CAPITAL         TAX CREDIT           TAX CREDIT
INVESTMENT PARTNERSHIP:                                               TAX CREDIT          FUND-SERIES 1        FUND-SERIES 1
                                                                     FUND-SERIES 1       ---------------    ------------------
                                                                    --------------          TOWNHOMES        KINGSTON PROPERTY
                                                                       INGLEWOOD          OF MINNEHAHA      ASSOCIATES LIMITED
                                                                       MEADOWS,           COURT LIMITED         PARTNERSHIP
PROPERTY NAME:                                                        LIMITED (e)        PARTNERSHIP (a)         (l), (k)
                                                                    --------------       ---------------    ------------------
Date property acquired:                                                 12/01/88             11/01/88             06/01/89
Date of Sale:                                                           03/01/05             08/17/05             08/31/05
Selling price, net of closing costs and GAAP adjustments:
  Cash received (disbursed) net of closing costs                          58,132              109,009               27,940
  Mortgage Balance and accrued interest at time of sale                1,453,292            1,160,590            7,292,252
  Purchase Money Mortgage taken back by program                                -                    -                    -
  Adjustments resulting from application of GAAP                               -                    -                    -
                                                                      ----------           ----------           ----------
Total:                                                                 1,511,424            1,269,599            7,320,192
                                                                      ==========           ==========           ==========
Cost of properties including closing and soft costs:
  Original mortgage financing                                          1,499,100            1,180,000            7,540,191
    Total acquisition cost, capital improvement, closing and
      soft costs (e)                                                     480,071              904,602            1,365,205
                                                                      ----------           ----------           ----------
Total:                                                                 1,979,171            2,084,602            8,905,396
                                                                      ==========           ==========           ==========
Excess (Deficiency) of property operating cash receipts over
  cash expenditures (e)                                                 (467,747)            (815,003)          (1,585,204)
                                                                      ==========           ==========           ==========

                                                                    BOSTON CAPITAL       BOSTON CAPITAL
                                                                      TAX CREDIT           TAX CREDIT
INVESTMENT PARTNERSHIP:                                              FUND-SERIES 1       FUND-SERIES 2-
                                                                    ---------------     FUND II-SERIES 14
                                                                    VIRGINIA CIRCLE     -----------------
                                                                        LIMITED            HAVEN PARK
                                                                      PARTNERSHIP        PARTNERS IV, A
PROPERTY NAME:                                                         (a), (l)          CALIFORNIA L.P.
                                                                    ---------------     -----------------
Date property acquired:                                                 11/01/88             06/01/90
Date of Sale:                                                           08/31/05             03/29/05
Selling price, net of closing costs and GAAP adjustments:
  Cash received (disbursed) net of closing costs                          83,934              780,579
  Mortgage Balance and accrued interest at time of sale                  786,840              371,742
  Purchase Money Mortgage taken back by program                                -                    -
  Adjustments resulting from application of GAAP                               -                    -
                                                                      ----------           ----------
Total:                                                                   870,774            1,152,321
                                                                      ==========           ==========
Cost of properties including closing and soft costs:
  Original mortgage financing                                            695,000              660,000
    Total acquisition cost, capital improvement, closing and
      soft costs (e)                                                     566,148              683,192
                                                                      ----------           ----------
Total:                                                                 1,261,148            1,343,192
                                                                      ==========           ==========
Excess (Deficiency) of property operating cash receipts over
  cash expenditures (e)                                                 (390,374)            (190,871)
                                                                      ==========           ==========

(a) Sale was to a party unrelated to the operating general partner or Boston Associates.
(b)  All taxable income was reported as Section 1231 income.
(c)  Amounts shown include pro rata share of original offering costs.
(d) The excess or deficiency represents results of the capital transaction of buying and selling the apartment complex or operating partnership interest. A deficiency represents a situation in which the interest was sold for less than the amount that the investors invested in the apartment complex, a portion of this being the original load that affiliates of Boston Associates charged. An excess represents a situation in which the interest was sold for more than the fully loaded cost of the apartment complex.
(e)  Sale of operating partnership interest.
(f)  Please note some closing costs were estimated.
(g)  Foreclosure
(h) Transferred 24.99% of the limited partner's interest in the operating partnership for $163,059. The remaining limited partner's interests will be transferred in 2006 for $489,440.
(i)  Mortgage balance and accrued interest are estimated.
(j) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detremental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partenrship's reserves and allow the foreclosure to occur.
(k) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detremental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partenrship's reserves and allow the foreclosure to occur.
(l) A second mortgage was applied to the property, subsequently the ending mortgage balance is greater than the initial balance.
(m)  Property was leased and lease expired.
(n) Sale was to a party related to the operating general partner or Boston Associates.
(o)  More proceeds are expected.
(p)  There is accrued interest included in the mortgage balance.
(q)  Prepayment fee and other mortgage expenses increased debt.

                    TABLE V SALES OR DISPOSALS OF PROPERTIES
                                PUBLIC OFFERINGS

                                                                    BOSTON CAPITAL
                                                                      TAX CREDIT                              BOSTON CAPITAL
                                                                    FUND-SERIES 2-       BOSTON CAPITAL         TAX CREDIT
INVESTMENT PARTNERSHIP:                                            FUND II-SERIES 14       TAX CREDIT          FUND-SERIES 3
                                                                  -------------------     FUND-SERIES 3       --------------
                                                                      HAVEN PARK         --------------           RAINBOW
                                                                    PARTNERS III, A         LAKE PARK             HOUSING
PROPERTY NAME:                                                    CALIFORNIA L.P. (e)      LIMITED (e)        ASSOCIATES (a)
                                                                  -------------------    --------------       --------------
Date property acquired:                                                 12/01/89             04/01/89             06/01/89
Date of Sale:                                                           04/08/05             03/01/05             03/10/05
Selling price, net of closing costs and GAAP adjustments:
  Cash received (disbursed) net of closing costs                         979,310               44,443              308,217
  Mortgage Balance and accrued interest at time of sale                  462,000            1,111,081            1,961,599
  Purchase Money Mortgage taken back by program                                -                    -                    -
  Adjustments resulting from application of GAAP                               -                    -                    -
                                                                      ----------           ----------           ----------
Total:                                                                 1,441,310            1,155,524            2,269,816
                                                                      ==========           ==========           ==========
Cost of properties including closing and soft costs:
  Original mortgage financing                                            792,000            1,154,300            2,004,615
    Total acquisition cost, capital improvement, closing and
      soft costs (e)                                                     943,510              366,468              892,585
                                                                      ----------           ----------           ----------
Total:                                                                 1,735,510            1,520,768            2,897,200
                                                                      ==========           ==========           ==========
Excess (Deficiency) of property operating cash receipts over
  cash expenditures (e)                                                 (294,200)            (365,244)            (627,384)
                                                                      ==========           ==========           ==========

                                                                    BOSTON CAPITAL       BOSTON CAPITAL
                                                                      TAX CREDIT           TAX CREDIT
INVESTMENT PARTNERSHIP:                                              FUND-SERIES 3        FUND-SERIES 3
                                                                    ---------------      --------------
                                                                      ORANGEWOOD          CARRIAGE GATE
                                                                    VILLAS, LIMITED        OF PALATKA,
PROPERTY NAME:                                                         (e), (p)            LIMITED (e)
                                                                    ---------------      --------------
Date property acquired:                                                 06/01/89             06/01/89
Date of Sale:                                                           03/01/05             03/01/05
Selling price, net of closing costs and GAAP adjustments:
  Cash received (disbursed) net of closing costs                          57,643               57,643
  Mortgage Balance and accrued interest at time of sale                1,440,078            1,441,070
  Purchase Money Mortgage taken back by program                                -                    -
  Adjustments resulting from application of GAAP                               -                    -
                                                                      ----------           ----------
Total:                                                                 1,497,721            1,498,713
                                                                      ==========           ==========
Cost of properties including closing and soft costs:
  Original mortgage financing                                          1,392,869            1,493,800
    Total acquisition cost, capital improvement, closing and
      soft costs (e)                                                     443,732              470,656
                                                                      ----------           ----------
Total:                                                                 1,836,601            1,964,456
                                                                      ==========           ==========
Excess (Deficiency) of property operating cash receipts over
  cash expenditures (e)                                                 (338,880)            (465,743)
                                                                      ==========           ==========

(a) Sale was to a party unrelated to the operating general partner or Boston Associates.
(b)  All taxable income was reported as Section 1231 income.
(c)  Amounts shown include pro rata share of original offering costs.
(d) The excess or deficiency represents results of the capital transaction of buying and selling the apartment complex or operating partnership interest. A deficiency represents a situation in which the interest was sold for less than the amount that the investors invested in the apartment complex, a portion of this being the original load that affiliates of Boston Associates charged. An excess represents a situation in which the interest was sold for more than the fully loaded cost of the apartment complex.
(e)  Sale of operating partnership interest.
(f)  Please note some closing costs were estimated.
(g)  Foreclosure
(h) Transferred 24.99% of the limited partner's interest in the operating partnership for $163,059. The remaining limited partner's interests will be transferred in 2006 for $489,440.
(i)  Mortgage balance and accrued interest are estimated.
(j) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detremental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partenrship's reserves and allow the foreclosure to occur.
(k) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detremental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partenrship's reserves and allow the foreclosure to occur.
(l) A second mortgage was applied to the property, subsequently the ending mortgage balance is greater than the initial balance.
(m)  Property was leased and lease expired.
(n) Sale was to a party related to the operating general partner or Boston Associates.
(o)  More proceeds are expected.
(p)  There is accrued interest included in the mortgage balance.
(q)  Prepayment fee and other mortgage expenses increased debt.

                    TABLE V SALES OR DISPOSALS OF PROPERTIES
                                PUBLIC OFFERINGS

                                                                    BOSTON CAPITAL       BOSTON CAPITAL       BOSTON CAPITAL
INVESTMENT PARTNERSHIP:                                               TAX CREDIT           TAX CREDIT           TAX CREDIT
                                                                     FUND-SERIES 3        FUND-SERIES 3      FUND-SERIES 3 & 4
                                                                    --------------       ---------------     -----------------
                                                                       VIDALIA,           COLONY COURT        CENTRAL PARKWAY
PROPERTY NAME:                                                        LIMITED (e)        RRH LIMITED (e)        TOWERS (m)
                                                                    --------------       ---------------     -----------------
Date property acquired:                                                 04/01/89             04/01/89             09/01/89
Date of Sale:                                                           03/01/05             03/01/05             01/05/05
Selling price, net of closing costs and GAAP adjustments:
  Cash received (disbursed) net of closing costs                          58,199               58,543                    -
  Mortgage Balance and accrued interest at time of sale                1,454,975            1,463,570            5,194,000
  Purchase Money Mortgage taken back by program                                -                    -                    -
  Adjustments resulting from application of GAAP                               -                    -                    -
                                                                      ----------           ----------           ----------
Total:                                                                 1,513,174            1,522,113            5,194,000
                                                                      ==========           ==========           ==========
Cost of properties including closing and soft costs:
  Original mortgage financing                                          1,499,100            1,499,100            2,800,000
    Total acquisition cost, capital improvement, closing and
      soft costs (e)                                                     477,566              451,836            6,891,743
                                                                      ----------           ----------           ----------
Total:                                                                 1,976,666            1,950,936            9,691,743
                                                                      ==========           ==========           ==========
Excess (Deficiency) of property operating cash receipts over
  cash expenditures (e)                                                 (463,492)            (428,823)          (4,497,743)
                                                                      ==========           ==========           ==========

                                                                    BOSTON CAPITAL
                                                                   TAX CREDIT FUND-      BOSTON CAPITAL
                                                                    SERIES 3&4 AND         TAX CREDIT
INVESTMENT PARTNERSHIP:                                            FUND II-SERIES 7       FUND-SERIES 4
                                                                   ----------------    ------------------
                                                                       BOWDITCH        PEDCOR INVESTMENTS
                                                                    SCHOOL LP, THE      1988-VI, LIMITED
PROPERTY NAME:                                                       (e), (l), (p)       PARTNERSHIP (e)
                                                                   ----------------    ------------------
Date property acquired:                                                 08/01/89             07/01/89
Date of Sale:                                                           01/01/05             01/31/05
Selling price, net of closing costs and GAAP adjustments:
  Cash received (disbursed) net of closing costs                               1                   10
  Mortgage Balance and accrued interest at time of sale                3,053,108            5,235,047
  Purchase Money Mortgage taken back by program                                -                    -
  Adjustments resulting from application of GAAP                               -                    -
                                                                      ----------           ----------
Total:                                                                 3,053,109            5,235,057
                                                                      ==========           ==========
Cost of properties including closing and soft costs:
  Original mortgage financing                                          1,675,000            5,344,500
    Total acquisition cost, capital improvement, closing and
      soft costs (e)                                                   2,890,185            2,858,686
                                                                      ----------           ----------
Total:                                                                 4,565,185            8,203,186
                                                                      ==========           ==========
Excess (Deficiency) of property operating cash receipts over
  cash expenditures (e)                                               (1,512,076)          (2,968,129)
                                                                      ==========           ==========

(a) Sale was to a party unrelated to the operating general partner or Boston Associates.
(b)  All taxable income was reported as Section 1231 income.
(c)  Amounts shown include pro rata share of original offering costs.
(d) The excess or deficiency represents results of the capital transaction of buying and selling the apartment complex or operating partnership interest. A deficiency represents a situation in which the interest was sold for less than the amount that the investors invested in the apartment complex, a portion of this being the original load that affiliates of Boston Associates charged. An excess represents a situation in which the interest was sold for more than the fully loaded cost of the apartment complex.
(e)  Sale of operating partnership interest.
(f)  Please note some closing costs were estimated.
(g)  Foreclosure
(h) Transferred 24.99% of the limited partner's interest in the operating partnership for $163,059. The remaining limited partner's interests will be transferred in 2006 for $489,440.
(i)  Mortgage balance and accrued interest are estimated.
(j) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detremental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partenrship's reserves and allow the foreclosure to occur.
(k) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detremental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partenrship's reserves and allow the foreclosure to occur.
(l) A second mortgage was applied to the property, subsequently the ending mortgage balance is greater than the initial balance.
(m)  Property was leased and lease expired.
(n) Sale was to a party related to the operating general partner or Boston Associates.
(o)  More proceeds are expected.
(p)  There is accrued interest included in the mortgage balance.
(q)  Prepayment fee and other mortgage expenses increased debt.

                    TABLE V SALES OR DISPOSALS OF PROPERTIES
                                PUBLIC OFFERINGS

                                                                    BOSTON CAPITAL
                                                                      TAX CREDIT         BOSTON CAPITAL       BOSTON CAPITAL
INVESTMENT PARTNERSHIP:                                              FUND-SERIES 4         TAX CREDIT           TAX CREDIT
                                                                   ----------------       FUND-SERIES 4        FUND-SERIES 4
                                                                   LANDMARK LIMITED      --------------      -----------------
                                                                      PARTNERSHIP          MONTICELLO,           GREENWOOD
PROPERTY NAME:                                                         (n), (o)            LIMITED (e)       TERRACE APTS. (e)
                                                                   ----------------      --------------      -----------------
Date property acquired:                                                 08/01/88             07/01/89             07/01/89
Date of Sale:                                                           11/01/05             03/01/05             03/01/05
Selling price, net of closing costs and GAAP adjustments:
  Cash received (disbursed) net of closing costs                       1,241,850               43,236               42,205
  Mortgage Balance and accrued interest at time of sale                2,649,919            1,080,903            1,055,120
  Purchase Money Mortgage taken back by program                                -                    -                    -
  Adjustments resulting from application of GAAP                               -                    -                    -
                                                                      ----------           ----------           ----------
Total:                                                                 3,891,769            1,124,139            1,097,325
                                                                      ==========           ==========           ==========
Cost of properties including closing and soft costs:
  Original mortgage financing                                          2,700,000            1,117,770            1,094,160
    Total acquisition cost, capital improvement, closing and
      soft costs (e)                                                   2,003,495              353,917              351,964
                                                                      ----------           ----------           ----------
Total:                                                                 4,703,495            1,471,687            1,446,124
                                                                      ==========           ==========           ==========
Excess (Deficiency) of property operating cash receipts over
  cash expenditures (e)                                                 (811,726)            (347,548)            (348,799)
                                                                      ==========           ==========           ==========

                                                                                         BOSTON CAPITAL
                                                                    BOSTON CAPITAL      TAX CREDIT FUND-
                                                                      TAX CREDIT     SERIES 4 & 6, Fund II-
INVESTMENT PARTNERSHIP:                                              FUND-SERIES 4        SERIES 7 & 14
                                                                    ---------------  ----------------------
                                                                     ARMORY SQUARE     ROSENBERG BUILDING
                                                                        LIMITED        ASSOCIATES, LIMITED
PROPERTY NAME:                                                      PARTNERSHIP (e)      PARTNERSHIP (a)
                                                                    ---------------  ----------------------
Date property acquired:                                                 06/01/89             12/01/91
Date of Sale:                                                           11/18/05             02/15/05
Selling price, net of closing costs and GAAP adjustments:
  Cash received (disbursed) net of closing costs                          60,000            2,598,921
  Mortgage Balance and accrued interest at time of sale                1,891,975            1,695,906
  Purchase Money Mortgage taken back by program                                -                    -
  Adjustments resulting from application of GAAP                               -                    -
                                                                      ----------           ----------
Total:                                                                 1,951,975            4,294,827
                                                                      ==========           ==========
Cost of properties including closing and soft costs:
  Original mortgage financing                                          2,300,000            1,839,000
    Total acquisition cost, capital improvement, closing and
      soft costs (e)                                                   2,053,506            7,120,533
                                                                      ----------           ----------
Total:                                                                 4,353,506            8,959,533
                                                                      ==========           ==========
Excess (Deficiency) of property operating cash receipts over
  cash expenditures (e)                                               (2,401,531)          (4,664,706)
                                                                      ==========           ==========

(a) Sale was to a party unrelated to the operating general partner or Boston Associates.
(b)  All taxable income was reported as Section 1231 income.
(c)  Amounts shown include pro rata share of original offering costs.
(d) The excess or deficiency represents results of the capital transaction of buying and selling the apartment complex or operating partnership interest. A deficiency represents a situation in which the interest was sold for less than the amount that the investors invested in the apartment complex, a portion of this being the original load that affiliates of Boston Associates charged. An excess represents a situation in which the interest was sold for more than the fully loaded cost of the apartment complex.
(e)  Sale of operating partnership interest.
(f)  Please note some closing costs were estimated.
(g)  Foreclosure
(h) Transferred 24.99% of the limited partner's interest in the operating partnership for $163,059. The remaining limited partner's interests will be transferred in 2006 for $489,440.
(i)  Mortgage balance and accrued interest are estimated.
(j) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detremental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partenrship's reserves and allow the foreclosure to occur.
(k) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detremental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partenrship's reserves and allow the foreclosure to occur.
(l) A second mortgage was applied to the property, subsequently the ending mortgage balance is greater than the initial balance.
(m)  Property was leased and lease expired.
(n) Sale was to a party related to the operating general partner or Boston Associates.
(o)  More proceeds are expected.
(p)  There is accrued interest included in the mortgage balance.
(q)  Prepayment fee and other mortgage expenses increased debt.

                    TABLE V SALES OR DISPOSALS OF PROPERTIES
                                PUBLIC OFFERINGS

                                                                    BOSTON CAPITAL       BOSTON CAPITAL       BOSTON CAPITAL
                                                                      TAX CREDIT           TAX CREDIT           TAX CREDIT
INVESTMENT PARTNERSHIP:                                              FUND-SERIES 6      FUND II-SERIES 7     FUND II-SERIES 9
                                                                   -----------------    -----------------    ----------------
                                                                   SHERBURNE HOUSING    KING CITY ELDERLY       WARRENSBURG
                                                                     REDEVELOPMENT       HOUSING LIMITED      ESTATES LIMITED
PROPERTY NAME:                                                        COMPANY (e)        PARTNERSHIP (n)      PARTNERSHIP (e)
                                                                   -----------------    -----------------    ----------------
Date property acquired:                                                 11/01/89             06/01/90             04/01/90
Date of Sale:                                                           01/15/05             06/17/05             06/30/05
Selling price, net of closing costs and GAAP adjustments:
  Cash received (disbursed) net of closing costs                          17,301              320,278               23,264
  Mortgage Balance and accrued interest at time of sale                1,280,504            1,680,854              773,085
  Purchase Money Mortgage taken back by program                                -                    -                    -
  Adjustments resulting from application of GAAP                               -                    -                    -
                                                                      ----------           ----------           ----------
Total:                                                                 1,297,805            2,001,132              796,349
                                                                      ==========           ==========           ==========
Cost of properties including closing and soft costs:
  Original mortgage financing                                          1,327,756            1,658,088              803,500
    Total acquisition cost, capital improvement, closing and             700,759            1,250,711              257,832
      soft costs (e)
                                                                      ----------           ----------           ----------
Total:                                                                 2,028,515            2,908,799            1,061,332
                                                                      ==========           ==========           ==========

Excess (Deficiency) of property operating cash receipts over
  cash expenditures (e)                                                 (730,710)            (907,667)            (264,983)
                                                                      ==========           ==========           ==========

                                                                    BOSTON CAPITAL
                                                                      TAX CREDIT         BOSTON CAPITAL
INVESTMENT PARTNERSHIP:                                            FUND II-SERIES 9        TAX CREDIT
                                                                  ------------------    FUND II-SERIES 9
                                                                  WILMINGTON HOUSING    ----------------
                                                                     REDEVELOPMENT           MAYWOOD
PROPERTY NAME:                                                     COMPANY L.P. (e)      ASSOCIATES (e)
                                                                  ------------------    ----------------
Date property acquired:                                                 08/01/90             03/01/90
Date of Sale:                                                           01/15/05             01/06/05
Selling price, net of closing costs and GAAP adjustments:
  Cash received (disbursed) net of closing costs                          14,318               56,200
  Mortgage Balance and accrued interest at time of sale                1,017,530            1,466,946
  Purchase Money Mortgage taken back by program                                -                    -
  Adjustments resulting from application of GAAP                               -                    -
                                                                      ----------           ----------
Total:                                                                 1,031,848            1,523,146
                                                                      ==========           ==========
Cost of properties including closing and soft costs:
  Original mortgage financing                                          1,069,500            1,512,200
    Total acquisition cost, capital improvement, closing and             336,423              517,908
      soft costs (e)
                                                                      ----------           ----------
Total:                                                                 1,405,923            2,030,108
                                                                      ==========           ==========
Excess (Deficiency) of property operating cash receipts over
  cash expenditures (e)                                                 (374,075)            (506,962)
                                                                      ==========           ==========

(a) Sale was to a party unrelated to the operating general partner or Boston Associates.
(b)  All taxable income was reported as Section 1231 income.
(c)  Amounts shown include pro rata share of original offering costs.
(d) The excess or deficiency represents results of the capital transaction of buying and selling the apartment complex or operating partnership interest. A deficiency represents a situation in which the interest was sold for less than the amount that the investors invested in the apartment complex, a portion of this being the original load that affiliates of Boston Associates charged. An excess represents a situation in which the interest was sold for more than the fully loaded cost of the apartment complex.
(e)  Sale of operating partnership interest.
(f)  Please note some closing costs were estimated.
(g)  Foreclosure
(h) Transferred 24.99% of the limited partner's interest in the operating partnership for $163,059. The remaining limited partner's interests will be transferred in 2006 for $489,440.
(i)  Mortgage balance and accrued interest are estimated.
(j) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detremental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partenrship's reserves and allow the foreclosure to occur.
(k) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detremental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partenrship's reserves and allow the foreclosure to occur.
(l) A second mortgage was applied to the property, subsequently the ending mortgage balance is greater than the initial balance.
(m)  Property was leased and lease expired.
(n) Sale was to a party related to the operating general partner or Boston Associates.
(o)  More proceeds are expected.
(p)  There is accrued interest included in the mortgage balance.
(q)  Prepayment fee and other mortgage expenses increased debt.

                    TABLE V SALES OR DISPOSALS OF PROPERTIES
                                PUBLIC OFFERINGS

                                                                                         BOSTON CAPITAL       BOSTON CAPITAL
                                                                    BOSTON CAPITAL         TAX CREDIT           TAX CREDIT
INVESTMENT PARTNERSHIP:                                               TAX CREDIT        FUND II-SERIES 9     FUND II-SERIES 9
                                                                   FUND II-SERIES 9     ----------------    -----------------
                                                                   ----------------         GREENWICH          CEDAR RAPIDS
                                                                    CORINTH HOUSING          HOUSING              HOUSING
PROPERTY NAME:                                                        REDEV. (e)           REDEV. (e)       ASSOCIATES (e), (p)
                                                                   ----------------     ----------------    ------------------
Date property acquired:                                                 04/01/90             04/01/90             04/01/90
Date of Sale:                                                           01/15/05             01/15/05             01/01/05
Selling price, net of closing costs and GAAP adjustments:
  Cash received (disbursed) net of closing costs                          23,864               21,477              485,000
  Mortgage Balance and accrued interest at time of sale                1,452,664            1,446,000            4,191,645
  Purchase Money Mortgage taken back by program                                -                    -                    -
  Adjustments resulting from application of GAAP                               -                    -                    -
                                                                      ----------           ----------           ----------
Total:                                                                 1,476,528            1,467,477            4,676,645
                                                                      ==========           ==========           ==========

Cost of properties including closing and soft costs:
  Original mortgage financing                                          1,510,198            1,499,990            4,385,000
    Total acquisition cost, capital improvement, closing
      and soft costs (e)                                                 496,243              482,065            4,635,707
                                                                      ----------           ----------           ----------
Total:                                                                 2,006,441            1,982,055            9,020,707
                                                                      ==========           ==========           ==========
Excess (Deficiency) of property operating cash receipts over
  cash expenditures (e)                                                 (529,913)            (514,578)          (4,344,062)
                                                                      ==========           ==========           ==========

                                                                   BOSTON CAPITAL        BOSTON CAPITAL
                                                                     TAX CREDIT            TAX CREDIT
INVESTMENT PARTNERSHIP:                                            FUND II-SERIES 9     FUND II-SERIES 9
                                                                  ------------------    ----------------
                                                                  PEDCOR INVESTMENTS       438 WARREN
                                                                  1989-VIII, LIMITED     STREET LIMITED
PROPERTY NAME:                                                      PARTNERSHIP (e)      PARTNERSHIP (e)
                                                                  ------------------    ----------------
Date property acquired:                                                 03/01/90             03/01/90
Date of Sale:                                                           01/31/05             01/01/05
Selling price, net of closing costs and GAAP adjustments:
  Cash received (disbursed) net of closing costs                         906,000                    1
  Mortgage Balance and accrued interest at time of sale                3,513,854              720,000
  Purchase Money Mortgage taken back by program                                -                    -
  Adjustments resulting from application of GAAP                               -                    -
                                                                      ----------           ----------
Total:                                                                 4,419,854              720,001
                                                                      ==========           ==========
Cost of properties including closing and soft costs:
  Original mortgage financing                                          3,663,000              721,934
    Total acquisition cost, capital improvement, closing
      and soft costs (e)                                               3,875,774              595,393
                                                                      ----------           ----------
Total:                                                                 7,538,774            1,317,327
                                                                      ==========           ==========
Excess (Deficiency) of property operating cash receipts over
  cash expenditures (e)                                               (3,118,920)            (597,326)
                                                                      ==========           ==========

(a) Sale was to a party unrelated to the operating general partner or Boston Associates.
(b)  All taxable income was reported as Section 1231 income.
(c)  Amounts shown include pro rata share of original offering costs.
(d) The excess or deficiency represents results of the capital transaction of buying and selling the apartment complex or operating partnership interest. A deficiency represents a situation in which the interest was sold for less than the amount that the investors invested in the apartment complex, a portion of this being the original load that affiliates of Boston Associates charged. An excess represents a situation in which the interest was sold for more than the fully loaded cost of the apartment complex.
(e)  Sale of operating partnership interest.
(f)  Please note some closing costs were estimated.
(g)  Foreclosure
(h) Transferred 24.99% of the limited partner's interest in the operating partnership for $163,059. The remaining limited partner's interests will be transferred in 2006 for $489,440.
(i)  Mortgage balance and accrued interest are estimated.
(j) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detremental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partenrship's reserves and allow the foreclosure to occur.
(k) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detremental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partenrship's reserves and allow the foreclosure to occur.
(l) A second mortgage was applied to the property, subsequently the ending mortgage balance is greater than the initial balance.
(m)  Property was leased and lease expired.
(n) Sale was to a party related to the operating general partner or Boston Associates.
(o)  More proceeds are expected.
(p)  There is accrued interest included in the mortgage balance.
(q)  Prepayment fee and other mortgage expenses increased debt.

                    TABLE V SALES OR DISPOSALS OF PROPERTIES
                                PUBLIC OFFERINGS

                                                                                                              BOSTON CAPITAL
                                                                    BOSTON CAPITAL       BOSTON CAPITAL         TAX CREDIT
INVESTMENT PARTNERSHIP:                                               TAX CREDIT           TAX CREDIT        FUND II-SERIES 9
                                                                   FUND II-SERIES 9     FUND II-SERIES 9     ----------------
                                                                   ----------------     ----------------       QUAIL HOLLOW
                                                                      BREEZEWOOD            CAMBRIDGE          RRH, LIMITED
PROPERTY NAME:                                                       RRH, LTD (e)        MANOR, LTD (e)       PARTNERSHIP (e)
                                                                   ----------------     ----------------     ----------------
Date property acquired:                                                 05/01/90             04/01/90             05/01/90
Date of Sale:                                                           03/01/05             03/01/05             03/01/05
Selling price, net of closing costs and GAAP adjustments:
  Cash received (disbursed) net of closing costs                          56,124               44,408               57,577
  Mortgage Balance and accrued interest at time of sale                1,403,106            1,110,193            1,439,422
  Purchase Money Mortgage taken back by program                                -                    -                    -
  Adjustments resulting from application of GAAP                               -                    -                    -
                                                                      ----------           ----------           ----------
Total:                                                                 1,459,230            1,154,601            1,496,999
                                                                      ==========           ==========           ==========
Cost of properties including closing and soft costs:
  Original mortgage financing                                          1,442,390            1,142,660            1,486,900
    Total acquisition cost, capital improvement, closing
      and soft costs (e)                                                 484,814              380,722              515,176
                                                                      ----------           ----------           ----------
Total:                                                                 1,927,204            1,523,382            2,002,076
                                                                      ==========           ==========           ==========
Excess (Deficiency) of property operating cash receipts over
  cash expenditures (e)                                                 (467,974)            (368,781)            (505,077)
                                                                      ==========           ==========           ==========

                                                                                         BOSTON CAPITAL
                                                                    BOSTON CAPITAL         TAX CREDIT
INVESTMENT PARTNERSHIP:                                               TAX CREDIT        FUND II-SERIES 9
                                                                   FUND II-SERIES 9     ----------------
                                                                   ----------------        HOBE SOUND
                                                                       HERNANDO            RRH LIMITED
PROPERTY NAME:                                                        515 LP (e)         PARTNERSHIP (e)
                                                                   ----------------     ----------------
Date property acquired:                                                 06/01/90             04/01/90
Date of Sale:                                                           03/01/05             03/01/05
Selling price, net of closing costs and GAAP adjustments:
  Cash received (disbursed) net of closing costs                          58,327              109,027
  Mortgage Balance and accrued interest at time of sale                1,458,164            2,725,687
  Purchase Money Mortgage taken back by program                                -                    -
  Adjustments resulting from application of GAAP                               -                    -
                                                                      ----------           ----------
Total:                                                                 1,516,491            2,834,714
                                                                      ==========           ==========
Cost of properties including closing and soft costs:
  Original mortgage financing                                          1,499,100            2,845,250
    Total acquisition cost, capital improvement, closing
      and soft costs (e)                                                 549,984              997,418
                                                                      ----------           ----------
Total:                                                                 2,049,084            3,842,668
                                                                      ==========           ==========
Excess (Deficiency) of property operating cash receipts over
  cash expenditures (e)                                                 (532,593)          (1,007,954)
                                                                      ==========           ==========

(a) Sale was to a party unrelated to the operating general partner or Boston Associates.
(b)  All taxable income was reported as Section 1231 income.
(c)  Amounts shown include pro rata share of original offering costs.
(d) The excess or deficiency represents results of the capital transaction of buying and selling the apartment complex or operating partnership interest. A deficiency represents a situation in which the interest was sold for less than the amount that the investors invested in the apartment complex, a portion of this being the original load that affiliates of Boston Associates charged. An excess represents a situation in which the interest was sold for more than the fully loaded cost of the apartment complex.
(e)  Sale of operating partnership interest.
(f)  Please note some closing costs were estimated.
(g)  Foreclosure
(h) Transferred 24.99% of the limited partner's interest in the operating partnership for $163,059. The remaining limited partner's interests will be transferred in 2006 for $489,440.
(i)  Mortgage balance and accrued interest are estimated.
(j) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detremental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partenrship's reserves and allow the foreclosure to occur.
(k) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detremental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partenrship's reserves and allow the foreclosure to occur.
(l) A second mortgage was applied to the property, subsequently the ending mortgage balance is greater than the initial balance.
(m)  Property was leased and lease expired.
(n) Sale was to a party related to the operating general partner or Boston Associates.
(o)  More proceeds are expected.
(p)  There is accrued interest included in the mortgage balance.
(q)  Prepayment fee and other mortgage expenses increased debt.

                    TABLE V SALES OR DISPOSALS OF PROPERTIES
                                PUBLIC OFFERINGS

                                                                    BOSTON CAPITAL                            BOSTON CAPITAL
                                                                      TAX CREDIT         BOSTON CAPITAL         TAX CREDIT
INVESTMENT PARTNERSHIP:                                            FUND II-SERIES 10       TAX CREDIT        FUND II-SERIES 10
                                                                  ------------------    FUND II-SERIES 10    -----------------
                                                                    WEST DES MOINES     -----------------         LAWTON
                                                                  HOUSING ASSOCIATES       CENTREVILLE          APARTMENTS
                                                                        LIMITED            APARTMENTS         COMPANY LIMITED
PROPERTY NAME:                                                      PARTNERSHIP (a)      COMPANY LP (g)       PARTNERSHIP (g)
                                                                  ------------------    -----------------    -----------------
Date property acquired:                                                 07/01/90             11/01/90             06/01/90
Date of Sale:                                                           07/22/05             07/31/05             08/15/05
Selling price, net of closing costs and GAAP adjustments:
  Cash received (disbursed) net of closing costs                       1,250,108                    -                    -
  Mortgage Balance and accrued interest at time of sale                1,758,425              618,657            1,501,905
  Purchase Money Mortgage taken back by program                                -                    -                    -
  Adjustments resulting from application of GAAP                               -                    -                    -
                                                                      ----------           ----------           ----------
Total:                                                                 3,008,533              618,657            1,501,905
                                                                      ==========           ==========           ==========
Cost of properties including closing and soft costs:
  Original mortgage financing                                          2,475,000              943,562            1,506,985
    Total acquisition cost, capital improvement, closing and
      soft costs (e)                                                   2,559,000              171,119              446,637
                                                                      ----------           ----------           ----------
Total:                                                                 5,034,000            1,114,681            1,953,622
                                                                      ==========           ==========           ==========
Excess (Deficiency) of property operating cash receipts over
  cash expenditures (e)                                               (2,025,467)            (496,024)            (451,717)
                                                                      ==========           ==========           ==========

                                                                    BOSTON CAPITAL
                                                                      TAX CREDIT         BOSTON CAPITAL
INVESTMENT PARTNERSHIP:                                             FUND II-SERIES 10      TAX CREDIT
                                                                   ------------------   FUND II-SERIES 10
                                                                       FREEDOMS         -----------------
                                                                      APARTMENTS          MERCER MANOR
                                                                        LIMITED            APARTMENTS
PROPERTY NAME:                                                       PARTNERSHIP (e)         LP (e)
                                                                   ------------------   -----------------
Date property acquired:                                                 11/01/90             11/01/90
Date of Sale:                                                           01/01/05             01/01/05
Selling price, net of closing costs and GAAP adjustments:
  Cash received (disbursed) net of closing costs                               1                    1
  Mortgage Balance and accrued interest at time of sale                1,030,845              891,826
  Purchase Money Mortgage taken back by program                                -                    -
  Adjustments resulting from application of GAAP                               -                    -
                                                                      ----------           ----------
Total:                                                                 1,030,846              891,827
                                                                      ==========           ==========

Cost of properties including closing and soft costs:
  Original mortgage financing                                          1,061,180              915,000
    Total acquisition cost, capital improvement, closing and
      soft costs (e)                                                     317,565              282,847
                                                                      ----------           ----------
Total:                                                                 1,378,745            1,197,847
                                                                      ==========           ==========
Excess (Deficiency) of property operating cash receipts over
  cash expenditures (e)                                                 (347,899)            (306,020)
                                                                      ==========           ==========

(a) Sale was to a party unrelated to the operating general partner or Boston Associates.
(b)  All taxable income was reported as Section 1231 income.
(c)  Amounts shown include pro rata share of original offering costs.
(d) The excess or deficiency represents results of the capital transaction of buying and selling the apartment complex or operating partnership interest. A deficiency represents a situation in which the interest was sold for less than the amount that the investors invested in the apartment complex, a portion of this being the original load that affiliates of Boston Associates charged. An excess represents a situation in which the interest was sold for more than the fully loaded cost of the apartment complex.
(e)  Sale of operating partnership interest.
(f)  Please note some closing costs were estimated.
(g)  Foreclosure
(h) Transferred 24.99% of the limited partner's interest in the operating partnership for $163,059. The remaining limited partner's interests will be transferred in 2006 for $489,440.
(i)  Mortgage balance and accrued interest are estimated.
(j) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detremental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partenrship's reserves and allow the foreclosure to occur.
(k) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detremental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partenrship's reserves and allow the foreclosure to occur.
(l) A second mortgage was applied to the property, subsequently the ending mortgage balance is greater than the initial balance.
(m)  Property was leased and lease expired.
(n) Sale was to a party related to the operating general partner or Boston Associates.
(o)  More proceeds are expected.
(p)  There is accrued interest included in the mortgage balance.
(q)  Prepayment fee and other mortgage expenses increased debt.

                    TABLE V SALES OR DISPOSALS OF PROPERTIES
                                PUBLIC OFFERINGS

                                                                    BOSTON CAPITAL                            BOSTON CAPITAL
                                                                  TAX CREDIT FUND II-     BOSTON CAPITAL         TAX CREDIT
INVESTMENT PARTNERSHIP:                                        SERIES 12 & 14-FUND III-     TAX CREDIT        FUND IV-SERIES 20
                                                                    SERIES 15 & 17       FUND II-SERIES 14  --------------------
                                                               ------------------------  -----------------    PARKSIDE HOUSING
                                                                      CALIFORNIA          ONE NORTHRIDGE,          LIMITED
PROPERTY NAME:                                                     INVESTORS VII (a)        LIMITED (g)     PARTNERSHIP (a), (q)
                                                               ------------------------  -----------------  --------------------
Date property acquired:                                                 12/23/93              01/01/92             12/01/94
Date of Sale:                                                           02/04/05              04/05/05             05/04/05
Selling price, net of closing costs and GAAP adjustments:
  Cash received (disbursed) net of closing costs                       7,221,365                     -              441,525
  Mortgage Balance and accrued interest at time of sale                8,287,242             1,934,105              960,069
  Purchase Money Mortgage taken back by program                                -                     -                    -
  Adjustments resulting from application of GAAP                               -                     -                    -
                                                                     -----------            ----------           ----------
Total:                                                                15,508,607             1,934,105            1,401,594
                                                                     ===========            ==========           ==========
Cost of properties including closing and soft costs:
  Original mortgage financing                                          8,950,000             1,800,000              715,000
    Total acquisition cost, capital improvement, closing and
      soft costs (e)                                                  21,670,224             1,015,479              387,051
                                                                     -----------            ----------           ----------
Total:                                                                30,620,224             2,815,479            1,102,051
                                                                     ===========            ==========           ==========
Excess (Deficiency) of property operating cash receipts over
  cash expenditures (e)                                              (15,111,617)             (881,374)             299,543
                                                                     ===========            ==========           ==========

(a) Sale was to a party unrelated to the operating general partner or Boston Associates.
(b)  All taxable income was reported as Section 1231 income.
(c)  Amounts shown include pro rata share of original offering costs.
(d) The excess or deficiency represents results of the capital transaction of buying and selling the apartment complex or operating partnership interest. A deficiency represents a situation in which the interest was sold for less than the amount that the investors invested in the apartment complex, a portion of this being the original load that affiliates of Boston Associates charged. An excess represents a situation in which the interest was sold for more than the fully loaded cost of the apartment complex.
(e)  Sale of operating partnership interest.
(f)  Please note some closing costs were estimated.
(g)  Foreclosure
(h) Transferred 24.99% of the limited partner's interest in the operating partnership for $163,059. The remaining limited partner's interests will be transferred in 2006 for $489,440.
(i)  Mortgage balance and accrued interest are estimated.
(j) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detremental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partenrship's reserves and allow the foreclosure to occur.
(k) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detremental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partenrship's reserves and allow the foreclosure to occur.
(l) A second mortgage was applied to the property, subsequently the ending mortgage balance is greater than the initial balance.
(m)  Property was leased and lease expired.
(n) Sale was to a party related to the operating general partner or Boston Associates.
(o)  More proceeds are expected.
(p)  There is accrued interest included in the mortgage balance.
(q)  Prepayment fee and other mortgage expenses increased debt.

                    TABLE V SALES OR DISPOSALS OF PROPERTIES
                                PRIVATE OFFERINGS

                                                                    BOSTON CAPITAL       BOSTON CAPITAL
                                                                     CORPORATE TAX        CORPORATE TAX
INVESTMENT PARTNERSHIP:                                              CREDIT FUND I        CREDIT FUND I
                                                                    --------------     ------------------
                                                                    KINGS CROSSING       PARTNERSHIP FOR
                                                                        LIMITED        AFFORDABLE HOUSING
                                                                      PARTNERSHIP          L.P. GAMMA
PROPERTY NAME:                                                       (g), (i), (j)        (g), (i), (k)
                                                                    --------------     ------------------
Date property acquired:                                                 02/01/93             05/01/93
Date of Sale:                                                           03/17/03             03/19/04
Selling price, net of closing costs and GAAP adjustments:
  Cash received (disbursed) net of closing costs                               -                    -
  Mortgage Balance and accrued interest at time of sale                4,496,916            2,116,657
  Purchase Money Mortgage taken back by program                                -                    -
  Adjustments resulting from application of GAAP                               -                    -
                                                                      ----------           ----------
Total:                                                                 4,496,916            2,116,657
                                                                      ==========           ==========
Cost of properties including closing and soft costs:
  Original mortgage financing                                          4,396,700            2,067,569
    Total acquisition cost, capital improvement, closing and
      soft costs (e)                                                   8,206,440              692,622
                                                                      ----------           ----------
Total:                                                                12,603,140            2,760,191
                                                                      ==========           ==========

Excess (Deficiency) of property operating cash receipts over
  cash expenditures (f)                                               (8,106,224)            (643,534)
                                                                      ==========           ==========

(a) Sale was to a party unrelated to the operating general partner or Boston Associates.
(b)  All taxable income was reported as Section 1231 income.
(c)  Amounts shown include pro rata share of original offering costs.
(d) The excess or deficiency represents results of the capital transaction of buying and selling the apartment complex or operating partnership interest. A deficiency represents a situation in which the interest was sold for less than the amount that the investors invested in the apartment complex, a portion of this being the original load that affiliates of Boston Associates charged. An excess represents a situation in which the interest was sold for more than the fully loaded cost of the apartment complex.
(e)  Sale of operating partnership interest.
(f)  Please note some closing costs were estimated.
(g)  Foreclosure
(h) Transferred 24.99% of the limited partner's interest in the operating partnership for $163,059. 8.33% of the limited partner's interest will be transferred in 2005 for $54,353 and the remaining limited partner's interest will be transferred in 2006 for $435,087.
(i)  Mortgage balance and accrued interest are estimated.
(j) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.
(k) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 33.3% of the credits originally projected from the property and .23% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.
(l) A second mortgage was applied to the property, subsequently the ending mortgage balance is greater than the initial balance.
(m)  Property was leased and lease expired.
(n) Sale was to a party related to the operating general partner or Boston Associates.
(o)  More proceeds are expected.
(p)  There is accrued interest included in the mortgage balance.
(q)  Prepayment fee and other mortgage expenses increased debt.

                    TABLE V SALES OR DISPOSALS OF PROPERTIES
                                PRIVATE OFFERINGS

                                                                    BOSTON CAPITAL       BOSTON CAPITAL       BOSTON CAPITAL
                                                                     CORPORATE TAX        CORPORATE TAX        CORPORATE TAX
INVESTMENT PARTNERSHIP:                                             CREDIT FUND II       CREDIT FUND XIV      CREDIT FUND XV
                                                                   -----------------   ------------------   -------------------
                                                                   PARKVIEW L.D.H.A.      H.P. KNOLLS I       H.P. KNOLLS II
PROPERTY NAME:                                                     ASSOCIATES, L.P.    ASSOCIATES, L.P.(e)  ASSOCIATES, L.P.(e)
                                                                   -----------------   ------------------   -------------------
Date property acquired:                                                 11/01/94             08/01/99             11/01/99
Date of Sale:                                                            7/7//05             01/20/05             01/20/05
Selling price, net of closing costs and GAAP adjustments:
  Cash received (disbursed) net of closing costs                               -            3,253,724            2,427,306
  Mortgage Balance and accrued interest at time of sale                  662,600           16,625,377           13,761,963
  Purchase Money Mortgage taken back by program                                -                    -                    -
  Adjustments resulting from application of GAAP                               -                    -                    -
                                                                      ----------           ----------           ----------
Total:                                                                   662,600           19,879,101           16,189,269
                                                                      ==========           ==========           ==========
Cost of properties including closing and soft costs:
  Original mortgage financing                                            744,634           17,508,000           14,000,000
    Total acquisition cost, capital improvement, closing and
      soft costs (e)                                                     446,075            3,626,863            3,236,306
                                                                      ----------           ----------           ----------
Total:                                                                 1,190,709           21,134,863           17,236,306
                                                                      ==========           ==========           ==========
Excess (Deficiency) of property operating cash receipts over
  cash  expenditures (e)                                                (528,109)          (1,255,762)          (1,047,037)
                                                                      ==========           ==========           ==========

(a) Sale was to a party unrelated to the operating general partner or Boston Associates.
(b)  All taxable income was reported as Section 1231 income.
(c)  Amounts shown include pro rata share of original offering costs.
(d) The excess or deficiency represents results of the capital transaction of buying and selling the apartment complex or operating partnership interest. A deficiency represents a situation in which the interest was sold for less than the amount that the investors invested in the apartment complex, a portion of this being the original load that affiliates of Boston Associates charged. An excess represents a situation in which the interest was sold for more than the fully loaded cost of the apartment complex.
(e)  Sale of operating partnership interest.
(f)  Please note some closing costs were estimated.
(g)  Foreclosure
(h) Transferred 24.99% of the limited partner's interest in the operating partnership for $163,059. The remaining limited partner's interests will be transferred in 2006 for $489,440.
(i)  Mortgage balance and accrued interest are estimated.
(j) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detremental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partenrship's reserves and allow the foreclosure to occur.
(k) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detremental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partenrship's reserves and allow the foreclosure to occur.
(l) A second mortgage was applied to the property, subsequently the ending mortgage balance is greater than the initial balance.
(m)  Property was leased and lease expired.
(n) Sale was to a party related to the operating general partner or Boston Associates.
(o)  More proceeds are expected.
(p)  There is accrued interest included in the mortgage balance.
(q)  Prepayment fee and other mortgage expenses increased debt.

                                                                      Filed pursuant to Rule 424(b)(3)
                                                                           Registration No. 333-108426

[GRAPHIC]                                                                                   Prospectus

               250,000 SHARES OF COMMON STOCK (Minimum Offering)
             105,000,000 SHARES OF COMMON STOCK (Maximum Offering)

               BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.

This is our initial public offering. We expect to elect to be taxed as a real estate investment trust for federal income tax purposes beginning with the tax year ended December 31, 2005. We invest in residential apartment communities.

Up to 100,000,000 shares are being offered on a best-efforts basis at $10 per share to investors who meet our suitability standards. No shares will be sold unless a minimum of 250,000 shares are sold to investors. Until the closing, your purchase funds will be held in an escrow account at Boston Private Bank & Trust Company bearing interest at a variable rate, which is currently 3.35% per annum and is similar to a bank passbook savings rate. If the minimum amount of the offering is not sold, your funds plus interest will be returned to you within 5 business days after the termination date. You must purchase at least 100 shares for $1,000. Up to an additional 5,000,000 shares are being offered to be issued pursuant to our dividend reinvestment plan at $9.30 per share. This offering will end no later than July 1, 2007 (unless extended with respect to the shares offered under our dividend reinvestment plan or as otherwise permitted by applicable law). The dealer-manager, Boston Capital
Securities, Inc., is our affiliate.

Investing in our common stock involves risks that are described in the "Risk Factors" section beginning on page 42 of this prospectus. Material risks are:

- We will rely on Boston Capital REIT Advisors, LLC, our advisor and an affiliate of our company, to select properties and conduct our operations. Our advisor has no previous experience operating a REIT. Our Chairman and CEO controls and has an indirect ownership interest in our advisor. Our senior management also has major management responsibilities with our advisor and its affiliates and will not spend their full time on our affairs. We have no ownership interest in our advisor.

- Our advisor may face various conflicts of interest resulting from its activities with affiliated entities. The advisory services agreement was not negotiated at arm's length, and our advisor and its affiliates will receive substantial asset management, acquisition and sales fees that are not based on our performance.

- If we do not raise at least approximately $29.5 million (not including any accrued interest on our affiliate line of credit or amounts distributed to stockholders from offering proceeds) by January 1, 2007 (the maturity date of our affiliate line of credit), we will lose our interests in all of our communities described in this prospectus. We cannot assure you that the lender under our affiliate line of credit will grant us any extensions of the maturity date of such line of credit beyond January 1, 2007.

- We may not have available operating cash flows from any of the communities described in this prospectus to pay distributions to stockholders.

- We have no limitations in our organizational documents regarding the amount of mortgage and other borrowings on our communities, provided, however, that the aggregate amount of our indebtedness outstanding at any time may not exceed 300% of our net assets. High amounts of leverage may reduce cash available for distributions to stockholders.

- We are not yet a REIT and may be unable to qualify as a REIT beginning with the tax year ended December 31, 2005 and subsequent tax years; if we fail to qualify and to remain qualified as a REIT, our distributions will not be deductible by us, and our income will be subject to taxation. This will reduce our earnings available for distribution to stockholders.

- Your shares will not be listed on a national securities exchange or market. Therefore, it will be difficult to sell your shares promptly, and if you are able to sell your shares, the sale price may reflect a loss from the price you paid.

- If this offering continues after our affiliate line of credit has been repaid, we will acquire interests in additional communities, which will be a "blind pool" that you will not have the opportunity to evaluate prior to purchasing shares in the offering.
- We will pay selling commissions to broker-dealers of 7.0% and a dealer-manager fee to Boston Capital Securities, Inc. for reimbursement of marketing expenses of 2.0% out of the offering proceeds raised. We will pay an additional approximately 5.45% of the offering proceeds in fees and expenses to our affiliates for services and as reimbursement for offering- and acquisition-related expenses incurred on our behalf. We will not have as much of the offering proceeds to invest in communities as a result of these payments, which may inhibit our efforts to achieve our investment objectives. We will invest approximately 84.55% of the offering proceeds in apartment communities. Until the line of credit attributable to each community is repaid by the due date of January 1, 2007, effectively all cash flow generated by such community will be paid to BCP Funding, LLC, an affiliate of our company or, in the case of our Plano community, to Wachovia Bank, National Association.

- We expect to make distributions that include a return of capital, and to the extent we do so prior to the repayment of our affiliate line of credit, will have less funds available to pay our affiliate line of credit. We may use various non-operational sources of cash in order to pay such distributions. For example, we could borrow funds on a short term basis. We could also sell additional shares of stock or we could sell some of our communities. If we do any of the foregoing, we may decrease cash available for future distributions. To the extent we make distributions in excess of our current or accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in each U.S. stockholder's shares, and the amount of each distribution in excess of a U.S. stockholder's tax basis in its shares will be taxable as gain realized from the sale of its shares.

----------------------------------------------------------------------------------------------------------
                                            PER SHARE         MINIMUM TOTAL         MAXIMUM TOTAL
----------------------------------------------------------------------------------------------------------
Public offering price                        $10.00            $2,500,000           $1,000,000,000
----------------------------------------------------------------------------------------------------------
Selling commissions and fees                 $ 0.90            $  225,000           $  90,000,000
----------------------------------------------------------------------------------------------------------
Proceeds, before expenses, to the
  company                                    $ 9.10            $2,275,000           $ 910,000,000
----------------------------------------------------------------------------------------------------------

The dealer-manager, Boston Capital Securities, Inc., is conducting this offering on a best efforts basis. The dealer-manager must sell a minimum of 250,000 shares if any are sold. The dealer-manager is required to use only its best efforts to sell the maximum number of 100,000,000 shares offered, which does not include the 5,000,000 shares offered pursuant to our dividend reinvestment plan. The 5,000,000 shares offered pursuant to the dividend reinvestment plan are offered initially at $9.30 per share with a dealer-manager fee of 2.0%. If the plan is fully sold, the total offering price for the 5,000,000 plan shares would be $46,500,000, the total fees would be $930,000 and the proceeds before expenses to the company would be $45,570,000.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

These are speculative securities. You should purchase these securities only if you can afford the complete loss of your investment.

The use of forecasts in this offering is prohibited. any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence which may flow from an investment in this program is not permitted.

                 The date of this prospectus is April 14, 2006.

                         INVESTOR SUITABILITY STANDARDS

The shares we are offering are suitable only as a long-term investment for persons of adequate financial means. We do not expect to have a public market for the shares, which means that it may be difficult for you to sell your shares. You should not buy these shares if you need to sell them immediately or will need to sell them quickly in the future.

In consideration of these factors, we have established suitability standards for initial stockholders. These suitability standards require that a purchaser of shares has either:

- a net worth of at least $150,000; or

- a gross annual income of at least $45,000 and a net worth of at least $45,000.

Net worth shall be determined exclusive of the value of a purchaser's home, home furnishings and automobiles.

The minimum purchase is 100 shares ($1,000), except in certain states as described below. You may not transfer fewer shares than the minimum purchase requirement. In addition, you may not transfer, fractionalize or subdivide your shares so as to retain less than the number of shares required for the minimum purchase. In order to satisfy the minimum purchase requirements for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, and jointly meet suitability standards, provided that each such contribution is made in increments of $100. You should note that an investment in shares of our company will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code.

The minimum purchase for Maine, New York and North Carolina residents is 250 shares ($2,500), except for IRAs which must purchase a minimum of 100 shares ($1,000). The minimum purchase for Minnesota residents is 250 shares ($2,500), except for IRAs and other qualified retirement plans which must purchase a minimum of 200 shares ($2,000). Following an initial subscription for at least the required minimum investment, any investor may make additional purchases in increments of at least ten shares ($100), except for purchases made by residents of Maine and Minnesota, whose additional investments must meet their state's minimum investment amount, and purchases of shares pursuant to our dividend reinvestment plan, which may be in lesser amounts.

Several states have established suitability standards different from those we have established. Shares will be sold only to investors in these states who meet the special suitability standards set forth below.

Arizona, California, Iowa, Massachusetts, Michigan, Missouri, North Carolina, New Mexico, Texas and Tennessee--Investors must have either (i) a net worth of at least $225,000 or (ii) gross annual income of $60,000 and a net worth of at least $60,000.

Maine--Investors must have either (i) a net worth of at least $200,000 or
(ii) gross annual income of $50,000 and a net worth of at least $50,000.

Iowa, Michigan, Missouri, Ohio, Oregon and Pennsylvania--In addition to our suitability requirements, investors must have a net worth of at least ten times their investment in our company.

New Hampshire--Investors must have either (i) a net worth of at least $250,000 or (ii) taxable income of $50,000 and a net worth of at least $125,000.

Kansas--Investors must have either (i) gross annual income of at least $60,000 and a net worth of at least $60,000; or (ii) a minimum net worth of at least $225,000 plus a liquid net worth of at least ten times their investment in the company.

Because the minimum offering of our common stock is less than $50,000,000, Pennsylvania investors are cautioned to carefully evaluate our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of company subscriptions.

We will place all New Mexico investor subscriptions in escrow until we have received total subscriptions of at least $31,500,000, or for an escrow period of 120 days, whichever is shorter.

We will place all Pennsylvania investor subscriptions in escrow until we have received total subscriptions of at least $50,000,000, or for an escrow period of 120 days, whichever is shorter.

If we have not received total subscriptions of at least $50,000,000 by the end of the escrow period, we must:

A. Return the Pennsylvania investors' funds within 15 calendar days of the end of the escrow period; or

B. Notify the Pennsylvania investors in writing by certified mail or any other means whereby receipt of delivery is obtained within 10 calendar days after the end of the escrow period, that the Pennsylvania investors have a right to have their investment returned to them. If an investor requests the return of such funds within 10 calendar days after receipt of notification, the company must return such funds within 15 calendar days after receipt of the investor's request.

No interest is payable to an investor who requests a return of funds at the end of the initial 120-day escrow period. Any Pennsylvania investor who requests a return of funds at the end of any subsequent 120-day escrow period will be entitled to receive interest earned, if any, for the time that the investor's funds remain in escrow commencing with the first day after the initial 120-day escrow period.

In the case of sales to fiduciary accounts, these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares or by the beneficiary of the account. These suitability standards are intended to help ensure that, given the long-term nature of an investment in our shares, our investment objectives and the relative illiquidity of our shares, our shares are an appropriate investment for those of you desiring to become stockholders. Each participating broker-dealer must make every reasonable effort to determine that the purchase of shares is a suitable and appropriate investment for each stockholder based on information provided by the stockholder in the subscription agreement, a form of which accompanies this prospectus as Exhibit B. Each participating broker-dealer is required to maintain for six years records of the information used to determine that an investment in the shares is suitable and appropriate for a stockholder.

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                               TABLE OF CONTENTS
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
                                                                  Page
                                                              ------------
Special Note Regarding Forward-Looking Statements...........   10
Prospectus Summary..........................................   11
Risk Factors................................................   42
  Risks Related to Our Properties and Our Business..........   42
    Borrowing creates risks that the offering proceeds may
      be insufficient to pay the non-recourse acquisition
      debt on the properties or our cash flow may be
      insufficient to meet our debt obligations.............   42
    Adverse economic conditions and competition may impede
      our ability to renew leases or re-lease units as
      leases expire and require us to undertake unbudgeted
      capital improvements, which could harm our business
      and operating results.................................   42
    Our financial covenants may restrict our operating
      activities, which may harm our financial condition and
      operating results.....................................   43
    Our working capital reserves may not be adequate to
      cover all of our cash needs, in which case we will
      have to obtain financing from other sources...........   44
    Our advisor may not be successful in identifying
      suitable additional acquisitions that meet our
      criteria..............................................   44
    We face competition for the acquisition of apartment
      communities, which may impede our ability to make
      future acquisitions or may increase the cost of
      acquisitions..........................................   44
    Rising operating expenses could reduce our cash flow and
      funds available for future distributions..............   45
    Renovation of properties may result in increased costs
      and loss of income during the renovation period.......   45
    Development and construction of properties may result in
      delays and increased costs and risks..................   46
    Discovery of previously undetected environmentally
      hazardous conditions and physical defects may
      adversely affect our operating results................   46
    We may face conflicts with sellers, partners and joint
      venturers.............................................   47
    The liquidation of our assets may be delayed............   48
    We expect to make distributions that include a return of
      capital...............................................   48
  Risks Related to Our Organization and Structure...........   49
    The board of directors can take many actions without
      stockholder approval..................................   49
    Our organizational documents contain provisions which
      may discourage a takeover of our company and depress
      our stock price.......................................   49
    Our business will be harmed if we cannot engage and
      retain the services of reputable and reliable managers
      for our properties....................................   51
    Our rights and the rights of our stockholders to take
      action against our directors and officers are
      limited...............................................   51
    Mortgage debt obligations expose us to increased risk of
      loss of property, which could harm our financial
      condition.............................................   52

                                                                  Page
                                                              ------------
    Illiquidity of real estate investments could
      significantly impede our ability to respond to adverse
      changes in the performance of our properties and harm
      our financial condition...............................   52
    If we suffer losses that are not covered by insurance or
      that are in excess of our insurance coverage limits,
      we could lose invested capital and anticipated
      profits...............................................   53
    Your interest in our company may be diluted if we issue
      additional shares and your distributions may be
      affected..............................................   53
  Risks Related to this Offering............................   53
    We are dependent on our advisor and the property
      managers..............................................   53
    We have a limited operating history.....................   54
    Payment of fees to our advisor and its affiliates were
      not determined in arm's length negotiations and will
      reduce cash available for investment and
      distribution..........................................   54
    The performance of our properties during the period
      before our affiliate line of credit must be repaid may
      not meet our expectations.............................   54
    If we do not raise sufficient funds to repay the amounts
      we borrowed to acquire our interests in our initial
      ten communities, we will lose our interests in all our
      communities still subject to lender liens.............   55
    Until we repay at least the approximately $29.5 million
      (not including any accrued interest on our affiliate
      line of credit or amounts distributed to stockholders
      from offering proceeds) borrowings related to our
      Jacksonville communities, no operating cash flow from
      any of our communities will be available to make
      distributions to our stockholders.....................   55
    We may not have available operating cash flows from any
      of the communities described in this prospectus to pay
      distributions to shareholders.........................   56
    We have experienced net losses since our inception......   56
    We are dependent on the dealer-manager..................   56
    Stockholders may not be able to liquidate their
      investment promptly at a reasonable price.............   57
    You cannot evaluate all of the properties we may own....   57
    Limited diversification increases risk of loss..........   58
    Our management and that of our advisor have little
      experience investing in market rate apartment
      communities and no experience operating a REIT........   58
    You are limited in your ability to sell your shares
      pursuant to our share redemption program..............   58
    An independent underwriter will not make an independent
      investigation of our company or the prospectus which
      are customarily performed in underwritten offerings...   59
    There has been no public market for our common stock....   59
  Conflicts of Interest Risks...............................   60
    There are certain relationships between our company and
      other entities providing services to us...............   60

                                                                  Page
                                                              ------------
    The directors may determine in the future that it may be
      in the best interest of our company to become
      completely or partially self-administered.............   60
    We will experience competition for properties...........   61
    There will be competing demands on our officers and
      directors.............................................   61
    The timing of acquisitions and sales may favor our
      advisor...............................................   61
    We have borrowed from an affiliate of our advisor and an
      affiliate of our advisor has guaranteed certain of our
      debt..................................................   61
    We may invest with affiliates of our advisor............   62
    There is no separate counsel for our company, our
      affiliates and stockholders...........................   62
    Your subscription payment is irrevocable................   62
  Tax and Employee Benefit Plan Risks.......................   62
    If we fail to remain qualified as a REIT, our
      distributions will not be deductible by us, and our
      income will be subject to taxation, reducing our
      earnings available for distribution...................   62
    Because we acquired properties prior to qualification as
      a REIT, we may face certain tax consequences..........   63
    Even REITs are subject to federal and state income
      taxes.................................................   63
    An investment in our common stock may not be suitable
      for every employee benefit plan.......................   64
    Investor Suitability Standards..........................   64
    Estimated Use of Proceeds...............................   67
Distribution Policy.........................................   72
Business and Properties.....................................   73
    Overview................................................   73
    Property Selection Process..............................   73
    Properties..............................................   75
    Property Management.....................................  120
    Selection of Managers...................................  120
    Property Management Agreements and Plans................  121
    Property Development and Construction...................  124
    Joint Venture Investments...............................  125
    Competition.............................................  125
    Offices.................................................  126
    Line of Credit..........................................  126
    Wachovia Loan...........................................  128
    Mortgage Indebtedness...................................  128
Selected Financial Data.....................................  129
Management's Discussion and Analysis of Financial Condition
  and Results of Operations.................................  131
    Liquidity and Capital Resources.........................  133
    Results of Operations...................................  135
    Critical Accounting Policies............................  142

                                                                  Page
                                                              ------------
    Related Party Transactions..............................  146
Management..................................................  147
    General.................................................  147
    Directors and Executive Officers........................  148
    Independent Directors...................................  154
    Committees of the Board of Directors....................  154
    Compensation of Directors and Executive Officers........  155
    Equity Incentive Plan...................................  156
    Non-qualified Stock Options.............................  156
    Restricted Stock........................................  156
    Unrestricted Stock......................................  157
    Performance Share Awards................................  157
    Indemnification.........................................  157
    Our Advisor and the Advisory Services Agreement.........  158
    The Advisory Services Agreement.........................  160
    Other Affiliated Companies..............................  163
    Dealer-Manager..........................................  163
    Management Decisions....................................  164
Compensation and Fees.......................................  164
Conflicts of Interest.......................................  175
    There are Certain Relationships Between Our Company and
      Other Entities Providing Services to Us...............  175
    Prior and Future Programs...............................  177
    Competition to Acquire Properties.......................  177
    Sales of Properties.....................................  177
    Competition for Management Time.........................  178
    Compensation of Our Advisor.............................  178
    Relationship with the Dealer-Manager....................  179
    Relationship with BCP Funding, LLC......................  179
    Joint Ventures with Affiliates of Our Advisor...........  179
    Legal Representation....................................  180
    Certain Conflict Resolution Procedures..................  180
    Conflict Provisions of Maryland Law.....................  182
Investment Policies and Policies with Respect to Certain
  Other Activities..........................................  182
    Investments in Real Estate..............................  182
    Borrowing Policies......................................  184
    Dispositions............................................  186
    Equity Capital Policies.................................  186
    Reporting Policies......................................  186
    Investment Limitations..................................  187
Prior Performance of Affiliates of Management...............  187
    Overview................................................  187

                                                                  Page
                                                              ------------
    Private Placements......................................  189
    Public Offerings........................................  190
Diversification with Real Estate............................  191
Principal Stockholders......................................  195
Description of Capital Stock................................  196
    General.................................................  196
    Authorized Stock........................................  196
    Common Stock............................................  196
    Preferred Stock; Other Equity Securities................  197
    Restrictions on Ownership...............................  198
    Inspection of Books and Records.........................  200
    Restriction on "Roll-Up" Transactions...................  201
    Certain Provisions of Maryland Law and of Our Articles
      and Bylaws............................................  202
    Termination of Our Company and REIT Status..............  202
    Amendment of Articles and Bylaws........................  203
    Meetings of Stockholders................................  203
    Advance Notice Provisions for Stockholder Nominations
      and Stockholder Proposals.............................  204
    The Board of Directors..................................  204
    Business Combinations...................................  205
    Control Share Acquisition...............................  206
    Anti-takeover Legislation...............................  206
Material United States Federal Income Tax Considerations....  208
    General.................................................  208
    Taxation of the Company.................................  210
    Taxation of Taxable U.S. Stockholders...................  219
    Taxation of Tax-Exempt U.S. Stockholders................  223
    Taxation of Non-U.S. Stockholders General...............  224
    Other Tax Considerations................................  227
    ERISA Considerations....................................  227
    Plan Considerations.....................................  227
    Annual Valuation........................................  230
Summary of Reinvestment Plan................................  231
Share Redemption Program....................................  233
Selling and Escrow Arrangements.............................  236
    Selling Arrangements....................................  236
    Escrow Arrangements.....................................  241
    Electronic Delivery.....................................  242
    Market for Our Stock....................................  242
Reports to Stockholders.....................................  243
Supplemental Sales Material.................................  243
Experts.....................................................  244
Legal Matters...............................................  244
Where You Can Find More Information.........................  244
Index to Financial Statements...............................  F-1
Appendix I: Tabular Information Concerning Prior Limited
  Partnerships..............................................  I-1
Exhibit A: Reinvestment Plan................................  A-1
Exhibit B: Subscription Agreement...........................  B-1
--------------------------------------------------------------------------

You should rely only on the information contained in this prospectus. No dealer, salesman or any other person has been authorized to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell these securities in any jurisdiction where that offer or sale is not permitted. We will only accept subscriptions from people who meet the suitability standards described in this prospectus. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date. We will amend or supplement this prospectus, however, if there is a material change in our affairs.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained in "Prospectus Summary," "Risk Factors," "Distribution Policy," "Business and Properties," "Selected Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Investment Policies and Policies with Respect to Certain Activities" and elsewhere in this prospectus constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases you can identify forward-looking statements by terms such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential" or the negative of these terms or other comparable terminology.

The forward-looking statements contained in this prospectus reflect our current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from those expressed in any forward-looking statement. The factors that could cause actual results to differ materially from expected results include changes in economic, business and competitive market conditions. For more information regarding risks that may cause our actual results to differ materially from any forward-looking statements, see "Risk Factors" beginning on page 42. We do not intend and disclaim any duty or obligation to update or revise any industry information or forward-looking statements set forth in this prospectus to reflect new information, future events or otherwise.

                               PROSPECTUS SUMMARY

The following summary highlights the material information contained elsewhere in this prospectus. You should read the entire prospectus, including "Risk Factors," before making a decision to invest in our common stock. In this prospectus, unless the context indicates otherwise, references to "we," "our," "us," "our company," "the company" or "Boston Capital REIT" refer to Boston Capital Real Estate Investment Trust, Inc. References to the dealer-manager refer to our affiliate, Boston Capital Securities, Inc. References to "our advisor" refer to our affiliate, Boston Capital REIT Advisors, LLC. References to "our initial ten communities" refer to our apartment communities in Jacksonville, Florida, Portland, Oregon, Seattle, Washington and Salt Lake City, Utah. References to our Plano community refer to the Broadstone Preston at Willow Bend apartments located in Plano, Texas. References to "our affiliate line of credit" refer to an initial $60,000,000 loan agreement with BCP Funding LLC, our affiliate and an affiliate of our advisor pursuant to which we borrowed $56,596,665 to acquire interests in our initial ten communities. References to the Wachovia loan refer to a $5,556,348 loan agreement with Wachovia Bank, National Association used to fund a portion of the purchase price of our Plano community. Unless otherwise indicated, the information contained in this prospectus with regard to the amount of funds we will need to raise in this offering in order to repay our affiliate line of credit, the second mortgage debt on our Seattle community and/or the Wachovia loan has been determined without taking into account that until such time as we have sufficient cash flow from operations to fund the payment of future distributions, we anticipate using the proceeds of this offering to fund all or a significant portion of initial distributions to our stockholders. See "Risk Factors--Risks Related to the Offering --Until we repay at least the approximately $29.5 million (not including any accrued interest on our affiliate line of credit or amounts distributed to stockholders from offering proceeds) in borrowings related to our Jacksonville communities, no operating cash flow from any of our communities will be available to make distributions to our stockholders."

                              --------------------

               BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.

                                    Overview

We were formed in Maryland on May 2, 2003, and commenced operations on May 15, 2003. We intend to qualify as a real estate investment trust, or REIT, beginning with the tax year ended December 31, 2005. Our objective is to generate stable and increasing cash flow and asset value by managing apartment communities in the United States. There is no assurance we will meet our objective. To date, we have acquired eleven apartment communities consisting of 3,098 units and comprising approximately 2,173,000 square feet located in Jacksonville, Florida, Portland, Oregon, Seattle, Washington, Salt Lake City, Utah and Plano, Texas, for an aggregate total investment of approximately $62,153,013. We borrowed the $56,596,665 invested in our initial ten communities from an affiliate as described below. Our Seattle communities are encumbered by second mortgage debt (subordinate to the permanent mortgage financing) in the original principal amount of $8,120,000 from an unaffiliated lender, which will also be repaid with the proceeds from this offering. In addition, we borrowed approximately $5,556,348 to fund a portion of the purchase price of our Plano community from Wachovia Bank, National Association and financed the remainder of the purchase price with a mortgage of $11,981,000. Accordingly, we will need to raise approximately $74,495,922 (not including any accrued interest on our affiliate line of credit or amounts distributed to stockholders from offering proceeds) in order to repay amounts borrowed under our affiliate line of credit related to the Jacksonville, Portland and Salt Lake communities and to repay the second mortgage debt on our Seattle property. In order to retain all of our eleven communities, including our Plano community, we will need to raise $74,495,922 (not including any accrued interest on our affiliate line of credit or amounts distributed to stockholders from offering proceeds) by January 1, 2007 and, at that time, repay the Wachovia loan with either borrowings under an anticipated line of credit or by refinancing permanent mortgage debt on our communities, or to the extent that we have raised approximately $80,890,183 (not including any accrued interest on our affiliate line of credit or the Wachovia loan or amounts distributed to stockholders from offering proceeds) by January 1, 2007, with the proceeds received from this offering. After we have raised $74,495,922, (not including any accrued interest on our affiliate line of credit or amounts distributed to stockholders from offering proceeds) and repaid the Wachovia loan, we will acquire interests in additional communities, which you may not have the opportunity to evaluate prior to purchasing shares in this offering. Accordingly, this offering is termed an unspecified property or "blind pool" offering. Our interest in each apartment community (or, where appropriate, each related group of communities) is owned by a limited liability company or other entity wholly owned by us. The apartment communities themselves are owned by subsidiaries of limited liability companies in which our subsidiary-owner companies own the equity interest and in which unaffiliated third parties have a subordinated economic interest.

We have borrowed and may continue to borrow money to acquire interests in communities by obtaining one or more lines of credit. We do this in order to control suitable communities prior to sufficient funds being raised in this offering. We entered into an initial $60,000,000 loan agreement with BCP Funding, LLC, our affiliate and an affiliate of our advisor. We borrowed $56,596,665 to acquire interests in our initial ten communities. The line bears "base" interest at 9.5% and "bonus" interest at 5.3%, which was not negotiated at arm's length. Base interest is due and payable with respect to each calendar quarter to the extent of cash available for debt service for the current quarter. Base interest shall accrue in arrears and any unpaid base interest shall accrue and be added to principal. Bonus interest is due and payable with respect to each calendar quarter to the extent of cash available for debt service after payment of base interest. Any unpaid bonus interest shall accrue but will not be added to principal. Accrued bonus interest shall be payable quarterly solely from cash available for debt service after payment of the current quarter base and bonus interest. Any accrued bonus interest not paid on or before the maturity date shall not be due or payable. We do not believe that sufficient cash flow will exist to pay bonus interest; therefore no accrual for it has been made in our financial statements. Our interests in our initial ten communities are subject to the lien of BCP Funding, LLC. Until the line of credit attributable to each community is repaid, effectively all cash flow generated by such community will be paid to BCP Funding, LLC. Once we repay the line of credit indebtedness for each community, BCP Funding, LLC's lien will be released as to that community. BCP Funding, LLC, is wholly owned by Boston Capital Companion Limited Partnership. John P. Manning, our Chairman and Chief Executive Officer, owns the general partner of and a limited partner interest in Boston Capital Companion Limited Partnership. This line of credit is non-recourse to our company and is secured by our interests in our initial ten communities.

If we raise at least approximately $29.5 million (not including any accrued interest on our affiliate line of credit or amounts distributed to stockholders from offering proceeds) by January 1, 2007, we will repay all of our outstanding indebtedness attributable to our Jacksonville communities from the proceeds of this offering, and BCP Funding, LLC will release its lien on our interests in those communities. We anticipate that the balance of our outstanding borrowings under our affiliate line of credit will be repaid by January 1, 2007. If sufficient additional shares are not sold, and the balance of our outstanding indebtedness under our affiliate line of credit is not repaid, we will lose our interests in the communities still subject to the liens of our affiliate line of credit. Specifically,

- Unless we raise $2.5 million by January 1, 2007, we will lose our interests in all eleven of our communities and all investor funds then held in escrow will be returned with interest (currently 3.35%; such rate can adjust similar to a bank passbook savings rate).

- Unless we raise at least approximately $29.5 million (not including any accrued interest on our affiliate line of credit or amounts distributed to stockholders from offering proceeds) by January 1, 2007, we will lose our interest in our Jacksonville communities and all our other communities.

- In order to retain all of the 11 communities we have acquired, we will need to raise approximately $74,495,922 (not including any accrued interest on our affiliate line of credit or amounts distributed to stockholders from offering proceeds) by January 1, 2007 and at that time repay the Wachovia loan with either borrowings under an anticipated line of credit or by refinancing permanent mortgage debt on our communities, or to the extent that we have raised approximately $80,890,183 (not including any accrued interest on our affiliate line of creditor or the Wachovia loan or amounts distributed to stockholders from offering proceeds) by January 1, 2007, with the proceeds received from this offering.

All of the communities that we have acquired interests in to date are also encumbered by permanent mortgage indebtedness which will not be repaid from the proceeds of this offering.

After the borrowings under our affiliate line of credit have been repaid, we will pursue one or both of two alternatives for acquiring interests in additional communities. One, our board of directors may determine to establish one or more new lines of credit to be used to purchase interests in additional communities and to repay those borrowings as sufficient funds are raised from the sale of additional shares. If our board determines to repeat this reborrowing and repayment process, it is possible that any new borrowing will be secured by our interests in all of our communities. Alternatively, our board may determine to acquire additional interests in communities as sufficient funds are raised. In this alternative, no funds would have to be borrowed under any line of credit to acquire interests in communities. Whichever alternative is used, our board of directors anticipates that every community we invest in will be encumbered by mortgage indebtedness, that the aggregate amount of the mortgage indebtedness on our communities that are no longer (or have not been) financed with our affiliate line of credit or any replacement line of credit is projected to be within the targeted range of 55% to 65% but in any event will not be more than 70% of the gross asset value of those communities. Gross asset value means the total purchase price of our properties, including property-level acquisition costs, closing costs and reserves, company-level acquisition fees, company-level capitalized expenses and company-level reserves or the value reported in the most recent appraisal of the properties, whichever is later. However, we have no limitations in our organizational documents regarding the amount of mortgage and other borrowings on our communities, other than that the aggregate amount of our indebtedness outstanding at any time may not exceed 300% of our net assets. Net assets means our total assets, other than intangibles, at cost before deducting depreciation or other non-cash reserves less our total liabilities, calculated at least quarterly on a basis consistently applied. Any borrowings in excess of this 300% level will be approved by a majority of our independent directors and disclosed to our stockholders in our next quarterly report, along with a justification for such excess. (At the commencement of this offering and prior to the repayment of our affiliate line of credit from the proceeds of this offering, the combination of the amount outstanding under our affiliate line of credit and the amount of permanent mortgage indebtedness exceeds 300% of our net assets). We will supplement or amend this prospectus from time to time as necessary to describe the procedures we will follow after the repayment of our affiliate line of credit.

We maintain our principal office at One Boston Place, Suite 2100, Boston, Massachusetts 02108-4406. All mailings to that address should be labeled "c/o Boston Capital Corporation." Our telephone number is (617) 624-8900. We have established an internet-accessible area for our company on the website of Boston Capital Corporation, www.bostoncapital.com. The information on our website does not constitute a part of this prospectus.

                                  Our Advisor

Our advisor is Boston Capital REIT Advisors, LLC, an affiliate of our company, which is entirely responsible for managing our affairs on a day-to-day basis and for identifying and making, subject to the approval of our board of directors, acquisitions on our behalf. Our company has no employees of its own. Boston Capital REIT Advisors, LLC, is wholly owned by Boston Capital Holdings Limited Partnership. John P. Manning, our Chairman and Chief Executive Officer, owns the general partner of and a limited partner interest in Boston Capital Holdings Limited Partnership.

                                 Our Management

Our board of directors must approve each acquisition proposed by our advisor, as well as certain other matters set forth in our articles of incorporation. We have five members on our board of directors. The majority of the directors are independent of our advisor and have responsibility for reviewing its performance. Our directors are elected annually by the stockholders. John P. Manning, who is one of our directors, our Chairman and our Chief Executive Officer, is responsible for our formation and commencement of business.

                                  Risk Factors

You should carefully consider the matters discussed in the section "Risk Factors" beginning on page 42 prior to deciding whether to invest in our common stock. Some of these risks include:

- You must rely on our advisor, which, together with our board of directors, has responsibility for the management of our business and the selection of our apartment communities. Our officers and directors (apart from two of our independent directors) and those of our advisor have no previous experience operating a REIT, which could adversely affect our business. Our Chairman and CEO controls and has an indirect ownership interest in our advisor. Our senior management also has major management responsibilities with our advisor and its affiliates and may not spend their full time on our affairs. We have no ownership interest in our advisor.

- Our advisor may face various conflicts of interest resulting from its activities with affiliated entities. The advisory services agreement was not negotiated at arm's length, and our advisor and its affiliates will receive substantial asset management, acquisition and sales fees that are not based on our performance.

- Our advisor was not involved in the initial formation transactions for the Seattle communities. Initially, an affiliate of our advisor, BC-GFS LLC was formed and controlled by John P. Manning, our Chairman and Chief Executive Officer, to acquire the Seattle communities from Goodman Financial Services, an unaffiliated entity.

- Our advisor will rely on third-party property managers for leasing, maintenance and other day-to-day management of our communities. If these managers are unable to operate our communities successfully, our financial condition could be adversely affected.

- We have a $60,000,000 line of credit with BCP Funding, LLC, which we used in connection with the acquisition of our initial ten communities. For our Seattle communities, we must raise sufficient funds in this offering not only to repay amounts borrowed under our affiliate line of credit related to those communities but also to repay second mortgage debt (subordinate to the permanent mortgage financing) in the original principal amount of $8,120,000 from an unaffiliated lender encumbering those communities. We will use offering proceeds to repay all of this debt. The terms of our line of credit with BCP Funding, LLC were not the result of an arm's length negotiation. The base interest rate is 9.5% per annum plus bonus interest of 5.3% to the extent of cash available for debt service after payment of base interest. Until the affiliate line of credit attributable to each community is repaid by the due date, effectively all cash flow generated by such community will be paid to BCP Funding, LLC or, in the case of our Plano community, to Wachovia Bank, National Association. The effective rate of interest is the stated 9.5% since historically no bonus interest has been paid. Our affiliate line of credit matures on January 1, 2007. If we do not raise sufficient funds in this offering to repay the balance of our affiliate line of credit, we will lose our interest in the communities still subject to the liens of our line-of-credit lender. We cannot assure you that the lender under our affiliate line of credit will grant us any extensions of the maturity date of our affiliate line of credit beyond January 1, 2007. We also borrowed $5,556,348 to fund a portion of the purchase price of our Plano community from Wachovia Bank, National Association. We intend to repay the Wachovia loan with either borrowings under an anticipated line of credit or by refinancing permanent mortgage debt on our communities, or to the extent that we have raised approximately $80,890,183 (not including any accrued interest on our affiliate line of credit or the Wachovia loan or amounts distributed to stockholders from offering proceeds) by January 1, 2007, with the proceeds received from this offering. In connection with our procurement of the Wachovia loan, BCP Funding, LLC agreed that it will continue to receive payment on our outstanding borrowings under our affiliate line of credit with respect to our initial ten communities until all liens on such properties, other than the lien associated with our Seattle communities, are released. Once all liens on our initial ten communities (with the exception of the lien associated with the Seattle communities) are released, BCP Funding, LLC has agreed that we may utilize proceeds from this offering to pay the Wachovia loan before the payment of the borrowings associated with the Seattle communities.

- Our apartment communities are subject to permanent mortgage loans, which are described in this prospectus. These loans will not be repaid from the proceeds of this offering and, accordingly, our communities will continue to be subject to the liens of those lenders. We have no limitations in our organizational documents regarding the amount of mortgage and other borrowings on our communities, provided, however, that the aggregate amount of our indebtedness outstanding at any time may not exceed 300% of our net assets. High amounts of leverage may reduce cash available for distributions to stockholders. We cannot assure you that we will be able to meet our debt service obligations, including interest costs which may be substantial. If we are unable to meet our debt service obligations, we may lose our investment in any community that secures indebtedness on which we have defaulted. If we cross-collateralize our communities, we may lose our investment in a good-performing community cross-collateralized with a poor-performing community.

- Your shares will not be listed on a national securities exchange or market. Unless and until our shares are publicly traded, you will have a difficult time selling your shares, and your shares may be subject to a market discount from the proportionate value of real estate we own.

- Until we repay at least the approximately $29.5 million (not including any accrued interest on our affiliate line of credit or amounts distributed to stockholders from offering proceeds) in borrowings related to our Jacksonville communities, no operating cash flow from any of our communities will be available to make distributions to our stockholders.

- We have experienced net losses since our inception. We expect that we will continue to experience net losses until we repay our affiliate line of credit.

- The specific investments in apartment communities described in this prospectus represent approximately 8.0% of the maximum offering amount or approximately $80,890,183. If this offering continues after our affiliate line of credit has been repaid, we will acquire interests in additional communities, which will be a "blind pool" that you will not have the opportunity to evaluate prior to purchasing shares in this offering.

- The number of apartment communities that we will own interests in and the geographic diversity of our investments will be reduced to the extent that the total proceeds of this offering are less than $1,000,000,000. If at least approximately $29.5 million (not including any accrued interest on our affiliate line of credit or amounts distributed to stockholders from offering proceeds) is raised, we will have enough money to retain our interests only in our Jacksonville communities by repaying our borrowings from BCP Funding, LLC plus our affiliates' fees and expenses related to Jacksonville. Limited diversification will increase the potential adverse effect on us of an underperforming property.

- We will pay selling commissions to broker-dealers of 7.0% and a dealer-manager fee to Boston Capital Securities, Inc. for reimbursement of marketing expenses of 2.0% out of the offering proceeds raised. We will pay an additional 5.45% of the offering proceeds in fees and expenses to affiliates for services and as reimbursement for offering-and acquisition-related expenses incurred on our behalf. The amount of proceeds that will be available to invest in communities will be decreased as a result of such payments, which may inhibit our ability to meet our investment objectives. We will invest 84.55% of the offering proceeds in apartment communities. The broker-dealers, dealer-manager and affiliates will be paid and will retain these fees regardless of the investment performance of the apartment communities.

- Our board of directors will have significant flexibility regarding our operations. For example, our board has the ability to change investment objectives and policies, to issue additional shares and dilute stockholders' equity interests as well as to issue preferred stock with rights senior to our common stock, which could include superior dividend rights that could result in our common stockholders receiving no dividend distributions. Our board also has the ability to change the compensation of our advisor and to employ and compensate affiliates. Our board of directors can take such actions solely on its own authority and without stockholder approval.

- If the communities we own do not yield the returns we expect, we will have less income with which to pay distributions to our stockholders.

- Adverse economic conditions and competition may impede our ability to renew leases or re-lease apartment units as leases expire and require us to undertake unbudgeted capital improvements, which could harm our business and operating results.

- Our charter documents contain several anti-takeover provisions and a requirement that, with some exceptions, no person may actually or constructively own more than 9.8% of our capital stock, which may discourage third parties from conducting a tender offer or seeking other change of control transactions that could involve a premium price for our shares or otherwise benefit our stockholders.

- We may be unable to qualify as a REIT beginning with the tax year ended December 31, 2005 and subsequent tax years; if we fail to qualify and to remain qualified as a REIT, our distributions will not be deductible by us, and our income will be subject to taxation, reducing our earnings available for distribution.

- Some of the properties that we own and in which we intend to invest in are communities which our advisor believes are undervalued mainly because of deferred maintenance or renovations which the seller has not performed. For any such communities, we will need to raise sufficient funds to make any such deferred maintenance or renovations. The risks of renovation include increases in renovation costs, delays in completion, and loss of rental income during the renovation.

- We expect to make distributions that include a return of capital, and to the extent we do so prior to the repayment of our affiliate line of credit, we will have less funds available to pay our affiliate line of credit. We may use various non-operational sources of cash in order to meet the distribution requirements that are necessary to achieve and maintain REIT status. For example, we could borrow funds on a short-term basis. We could also sell additional shares of stock or some of our communities. If we do any of the foregoing, we may decrease cash available for future distributions.

- Our income depends on the income or profits derived by our subsidiaries, who hold the fee simple title to the communities.

- None of our tax losses will be passed through to you.

                           Our Investment Objectives

Our policy is to acquire assets primarily for current income generation. Currently, some of the properties that we own and properties that we may purchase in the future are communities which our advisor believes are undervalued mainly because of deferred maintenance or renovations which the seller has not performed. For any such communities, we will need to raise sufficient funds to make any such deferred maintenance or renovations. In addition, we invest in properties located in markets which offer favorable value and growth prospects. In general, our investment objectives are:

- To provide regular quarterly cash distributions, as well as to provide growth in distributions over time.

- To increase our value through increases in the cash flows and values of our apartment communities.

- To preserve and protect the value of our interest in our communities and secondarily to achieve long-term capital appreciation.

The achievement of these objectives is not guaranteed.

                 Restrictions on Ownership of Our Capital Stock

Due to limitations on the concentration of ownership of REIT stock imposed by the Internal Revenue Code, and to address other concerns relating to concentration of capital stock ownership, our charter documents generally prohibit any stockholder from actually or constructively owning more than 9.8% of the outstanding shares of our capital stock.

Our board of directors may, in its sole discretion, waive the ownership limit with respect to a particular stockholder if our board is presented with evidence satisfactory to it that the ownership will not then or in the future jeopardize our status as a REIT.

                                 Our Tax Status

We expect to elect to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code beginning with the tax year ended December 31, 2005. We believe that we are organized in conformity with the requirements for qualification as a REIT under the Internal Revenue Code, and that our manner of operation will enable our company to meet the requirements for taxation as a REIT for federal income tax purposes, but cannot assure you that we will meet such requirements. To maintain REIT status, we must meet a number of organizational and operational requirements, including a requirement that we currently distribute at least 90% of our REIT taxable income to our stockholders. As a REIT, we generally will not be subject to federal income tax on REIT taxable income we distribute currently to our stockholders. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax at regular corporate rates. Even if we qualify for taxation as a REIT, we may be subject to some federal, state and local taxes on our income and property.

                             Conflicts of Interest

We have retained our advisor to provide us with acquisition, advisory and administrative services. Several of the executive officers of our advisor are also officers or directors of our company. Some of our officers and directors, who are also officers of our advisor, may experience conflicts of interest in their management of our company. These arise principally from their involvement in other activities that may conflict with our business and interests, including matters related to:

- allocation of management time and services between us and various other entities, principally approximately 387 other real estate investment programs at the current time with interests in low-income residential apartment communities; it is expected that the number of such programs will increase;

- the timing and terms of an investment in or sale of a community;

- compensation to our advisor; and

- our relationship with the dealer-manager, Boston Capital Securities, Inc., which is our affiliate and an affiliate of our advisor. Our advisor and its affiliates, including the dealer-manager, will receive substantial fees, commissions, compensation and other income from transactions with and by us regardless of the success of your investment.

The following chart shows our relationship to the various affiliated entities participating in this offering:

                          *---------------------------------------------------------*
*-------------------------*                                                         *
*                         *                      JOHN P. MANNING                    *
*      *------------------*                                                         *-----------------*
*      *                  *---------------------------------------------------------*                 *
*      *                     *                                                   *                    *
*      *                     * 100%                                              * 100%               *
*      *                     *                                                   *                    *
*      *          *-----------------------*                          *-----------------------*        *
*      *          *    BOSTON CAPITAL     *                          *     BOSTON CAPITAL    *        *
*      *          *     PARTNERS II       *                          *      CORPORATION      *        *
*      *          *     CORPORATION       *                          *   (GENERAL PARTNER)   *        *
*      *          *   (GENERAL PARTNER)   *                          *  (ORGANIZED IN 1994)  *        *
*      *          *-----------------------*                          *-----------------------*        *
*      * CONTROLLING LIMITED *                                                   *                    * LIMITED
*      * PARTNERSHIP         *                                                   *                    * PARTNERSHIP
*      * INTEREST            * 0.01%                                             * 0.01%              * INTEREST
*    *----------------------------------------------*   *------------------------------------------------*
*    *           BOSTON CAPITAL COMPANION           *   *            BOSTON CAPITAL HOLDINGS             *
*    *             LIMITED PARTNERSHIP              *   *              LIMITED PARTNERSHIP               *
*    *----------------------------------------------*   *------------------------------------------------*
*      *                               *                        *                                     *
* 100% *                               * 20,000                 *                                     *
*      *                               * SHARES OF              * 66-2/3%                             * 100%
*      *                               * COMMON    *--------------------------*       *---------------------------*
*      *                               * STOCK     *         BOSTON           *       *                           *
*      * 100%                          *           *         CAPITAL          *       *      BOSTON CAPITAL       *
*      *                               *           *     SECURITIES, INC.     *       *    REIT ADVISORS, LLC     *
*      *                               *           *     (DEALER-MANAGER)     *       *         (ADVISOR)         *
*      *                               *           *--------------------------*       *---------------------------*
*      *                               *                        *                                     *
*      *                    LOAN       *                        * DEALER-MANAGER                      * ADVISORY
*   *---------------------* AGREEMENT  *                        * AGREEMENT                           * AGREEMENT
*   *    BCP FUNDING,     *         *------------------------------------------------------------------------------------*
*   *        LLC          *---------*                    BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.               *
*   *      (LENDER)       *         *                                                                                    *
*------------------------------------------------------------------------------------------------------------------------
*   *---------------------*        99.99%     * 100% LIMITED  *                    *                  *              *
*                                  ECONOMIC   * PARTNER       *                    *                  *              *
*                        0.01%     INTEREST   * INTEREST      *                    *                  *              *
*                       ECONOMIC              *               *                    *                  *              *
*                       INTEREST              *               *100%                *100%              *100%          *100%
*                                             *               *                    *                  *              *
*  *---------------------*     *-------------------* *-----------------* *-----------------* *---------------* *--------------*
*  *      BCMR, INC.     *     *  BCMR SEATTLE, A  * *      BCMR       * * BCMR PORTLAND,  * *  ALLTX, LLC   * *ALLTX GP, LLC *
*--*  (GENERAL PARTNER)  *-----*LIMITED PARTNERSHIP* *JACKSONVILLE, LLC* *      LLC        * *               * *              *
*  *---------------------*     *-------------------* *-----------------* *-----------------* *---------------* *--------------*
*                      100% GENERAL     *                   *                    *                   *                *
*                    PARTNER INTEREST   *                   *                    *                   *                *
*                                       *                   *                    *                   *                *
*                                       *                   *                    *                   *                *
*            EXERCISES VOTING RIGHTS OF *CONTROLLING        *CONTROLLING         *CONTROLLING        *CONTINUING      *CONTINUING
*             BCMR SEATTLE, A LIMITED   *INTEREST (3)       *INTEREST (3)        *INTEREST (3)       *LP INTEREST     *GP INTEREST
*                 PARTNERSHIP (1)       *                   *                    *                   *                *
*                                       *                   *                    *                   *                *
*   *-------------------*     *----------------* *------------------*     *----------------*  *----------------------------------*
*---* BCMR SPECIAL, INC.*-----*  BC-GFS LLC    * *  BC-BAINBRIDGE   *     * BC-GFS II LLC  *  *  BC BROADSTONE PRESTON, LP       *
    *                   *     *                * *      LLC         *     *                *  *(OWNER OF OUR PLANO COMMUNITY)    *
    *-------------------*     *----------------* *------------------*     *----------------*  *----------------------------------*
                              *      *           *    *                          *        *           *                *
                              *      *           *    *                          *        *           *                *
         *--------------------*      * 100%      *    * 100%                     * 100%   *           *                *
         *                           *           *    *                          *        *---        *ECONOMIC        *ECONOMIC
         * ECONOMIC INTEREST (2)     *      *----*    *                          *        *  *        *GP INTEREST     *LP INTEREST
         *                           *      *         *                          *        *  *        *                *
    *---------------* *------------------*  * *---------------------* *--------------------* *  *--------------* *-------------*
    *  GFS EQUITY   * *    FOUR LLCs     *  * *    THREE LLCs       * *    THREE LLCs      * *  * ALLIANCE G.P.* *BROADSTONE   *
    *MANAGEMENT LLC * *(EACH AN OWNER OF *  * *(EACH AN OWNER OF ONE* *(EACH AN OWNER OF   * *  * IV, INC      * *PRESTON      *
    *  (MANAGER)    * *ONE OF THE SEATTLE*  * *OF THE JACKSONVILLE  * *ONE OF THE PORTLAND/* *  *              * *ALLIANCE LLC *
    *               * *   COMMUNITIES)   *  * *    COMMUNITIES)     * *   SALT LAKE        * *  *--------------* *-------------*
    *               * *                  *  * *                     * *  COMMUNITIES)      * *
    *---------------* *------------------*  * *---------------------* *--------------------* *
            *                               *  ECONOMIC INTEREST (2)                         *
            *                               *                                                *
            *                       *--------------------------------*                       *
            *ECONOMIC INTEREST (2)  * BAINBRIDGE JACKSONVILLE LLC (4)*                       *
            *                       *           (MANAGER)            *                       *
            *                       *--------------------------------*                       *
            *----------------------------------------------------------------------------------------------------*

--------

(1) Under the limited liability company agreement of BC-GFS LLC, BCMR
    Special, Inc., as the investor manager of BC-GFS LLC, contractually has the authority to exercise the voting rights of BC-GFS LLC's member (BCMR Seattle, A Limited Partnership) in order to give consent for all material decisions regarding the Seattle communities. The limited partnership agreement of BCMR Seattle, A Limited Partnership provides that BCMR Special, Inc. will act upon Boston Capital REIT's instructions and obtain our consent prior to taking or approving any actions regarding the Seattle communities and will otherwise at all times act in our best interests as a fiduciary. BCMR Special, Inc. will not receive any compensation from this offering or our operations as a result of its role as investor manager of BC-GFS LLC. Instead, the Advisory Fee will be paid to our advisor, an affiliate of BCMR Special, Inc.

(2) Although we own the 100% economic interest in all of our initial 10 communities (99.99% of the economic interest in the Seattle communities) and 96.95% of the economic interest in our Plano community, affiliates of the third party management agents are entitled to participate in the cash distributions of our communities after Boston Capital REIT has received a priority share of the cash flow. This is in addition to the range of 3.5% to 4.0% of gross rental income each third party management agent receives for managing the communities. This type of sharing arrangement is typical in the real estate industry. We entered into this agreement because we thought it was appropriate to provide an additional incentive to encourage performance by the management agents in order to maximize the income of the communities. We can remove the third party management agents and their affiliates without cause at any time, although they will continue to participate in the cash distributions of our communities, as noted above, following such removal. Bainbridge Management Jacksonville LLC, an affiliate of Bainbridge Jacksonville LLC, is the management agent for the Jacksonville communities, Pinnacle Realty Management Company, an affiliate of GFS Equity Management LLC, is the management agent for our Portland, Salt Lake City and Seattle communities, and Alliance Residential, LLC, an affiliate of Alliance G.P. IV, Inc. and Broadstone Preston Alliance LLC, is the management agent for our Plano community.

    Before any affiliates of the third party management agents receive any portion of the cash flow, we will receive:

         (i) $50 annually per apartment unit (a total of 1040 units times $50 equals $52,000 annually for the Jacksonville communities; a total of 802 units times $50 equals $40,100 annually for the Seattle communities; and a total of 1027 units times $50 equals $51,350 annually for the Portland and Salt Lake City communities); and

        (ii) a 12% preferred return on our unreturned capital contributions to the Jacksonville and Seattle communities ($2,929,157 based on our initial $24,409,639 capital contribution to the Jacksonville communities and $1,035,233 based on our initial $8,626,939 capital contribution to the Seattle communities); and a 11% preferred return on our unreturned capital contributions to the Portland and Salt Lake City communities ($2,401,270 based on our initial $21,829,724 capital contribution to the Portland and Salt Lake City communities).

    To the extent we receive this priority share of the cash flow, it will be used to pay our ordinary expenses, including operational-stage fees and reimbursement to our advisor and affiliates. After payment of such expenses, the priority cash flow would be available for distribution to stockholders. There is no guarantee that there will be sufficient priority cash flow to make any distributions to stockholders. We will then share 50/50 with Bainbridge Jacksonville LLC in all remaining income from operations of our Jacksonville communities. Proceeds from the sale of any of our Jacksonville communities will first be distributed to pay us a 1% sales analysis fee, and then to pay us any unpaid asset management fees and preferred return.

    Remaining sale proceeds will be distributed to us until we have received a return of our capital contributions (taking into account prior distributions) plus a 16% per annum rate of return on our capital contribution (initial capital of $8,626,939 with respect to the Seattle communities and initial class A contribution of $9,364,951 with respect to the Portland communities and $24,409,639 with respect to the Jacksonville communities). With respect to our Portland and Seattle communities, we will then receive 75% and the respective affiliate of the third party management agents will receive 25% of any remaining sale proceeds. With respect to our Jacksonville communities, we will then receive 93.75% (of which an affiliate of Bainbridge Jacksonville LLC receives 20% as an advisory fee) and Bainbridge Jacksonville LLC will receive 6.25% of any remaining sale proceeds. There is no guarantee that any preferred return will be sufficient for us to make any distribution to stockholders. We believe that this arrangement is an appropriate incentive to encourage performance by Bainbridge Jacksonville LLC. We can remove Bainbridge Jacksonville LLC without cause at any time, however they will not lose their economic interest.

    Alliance Residential, LLC is entitled to participate in the cash distributions of BC Broadstone Preston, LP after we have received a priority share of the operating cash flow from our Plano community. Before Alliance Residential, LLC receives any portion of the cash flow, we will first receive an annual asset management fee equal to $11,450 annually. After payment of this fee, we and Alliance Residential, LLC will receive ratably a 10% preferred return on unreturned capital (which initially was $5,556,348 and $175,000, respectively). We will then share 80/20 with Alliance Residential, LLC in all remaining cash flow from operations of our Plano community. To the extent we receive distributions from BC Broadstone Preston, LP, such distributions will be used, first to pay interest due on a monthly basis on the Wachovia loan and then to pay our ordinary expenses, including operational-stage fees and reimbursement to our advisor and affiliates. After these payments, the amounts received from the distributions described above would be available to satisfy obligations of the REIT with any excess available for distribution to our stockholders. There is no guarantee that there will be sufficient cash flow from our Plano community to make the distributions described above. Proceeds from the sale of our Plano community will first be distributed to us in payment of the accrued, but unpaid, management fee referred to above. Remaining sale proceeds will be distributed to us and Alliance Residential, LLC ratably until we have each received our accrued and unpaid 10% preferred return and a return of our capital contributions. Remaining sale proceeds will then be distributed:

        - 80% to us and 20% to Alliance Residential, LLC until we have received a 13% per annum rate of return on our capital contributions (taking into account prior distributions);

        - then, 75% to us and 25% to Alliance Residential, LLC until we have received a 16% per annum rate of return on our capital contributions (taking into account prior distributions);

        - then, 70% to us and 30% to Alliance Residential, LLC until we have received a 20% per annum rate of return on our capital contribution (taking into account prior distributions); and

        - then, any residual sale proceeds, 60% to us and 40% to Alliance Residential, LLC.

(3) BCMR Seattle, A Limited Partnership, BCMR Jacksonville, LLC, and BCMR Portland, LLC (collectively, the "BCMR entities") have a controlling interest in BC-GFS, LLC, BC-Bainbridge LLC, and BC-GFS II LLC, respectively, because they have consent rights over material decisions and can remove and replace the member manager GFS Equity Management LLC, in the case of BC-GFS LLC and BC-GFS II LLC, and the member manager Bainbridge Jacksonville LLC, in the case of BC-Bainbridge LLC, at any time. GFS Equity Management LLC and Bainbridge Jacksonville LLC are entitled to a share in cash flow and in sale proceeds.

(4) The members and manager of Bainbridge Jacksonville LLC are not affiliated with us or our advisor. Bainbridge Jacksonville LLC is the operator of BC-Bainbridge LLC, of which our affiliate BCMR Jacksonville, LLC is the investor.

                             Compensation and Fees

Our advisor and its affiliates will receive compensation and fees for services relating to this offering and the management of our affairs. The most significant items of compensation are included in the following table:

    Type of                                Estimated         Estimated
  Compensation         Method of            Minimum           Maximum
 and Recipient        Compensation         Amount(1)         Amount(1)
----------------  --------------------  ----------------  ----------------
                    ORGANIZATIONAL AND OFFERING STAGE
--------------------------------------------------------------------------
SELLING           7.0% of gross             $175,000        $70,000,000
COMMISSIONS IN    offering proceeds
CONNECTION WITH   before reallowance
THE OFFERING--    of commissions
THE DEALER-       earned by
MANAGER           participating
                  broker-dealers. The
                  dealer-manager
                  intends to reallow
                  100% of commissions
                  earned for those
                  transactions that
                  involve
                  participating
                  broker-dealers.

    Type of                                Estimated         Estimated
  Compensation         Method of            Minimum           Maximum
 and Recipient        Compensation         Amount(1)         Amount(1)
----------------  --------------------  ----------------  ----------------
                    ORGANIZATIONAL AND OFFERING STAGE
--------------------------------------------------------------------------
DEALER-MANAGER    2.0% of gross             $50,000         $20,000,000
FEE--THE DEALER-  offering proceeds
MANAGER           before reallowance
                  to participating
                  broker-dealers. The
                  dealer-manager in
                  its sole discretion
                  may reallow up to
                  1.5% of its
                  dealer-manager fee
                  to be paid to such
                  participating
                  broker-dealers as
                  additional
                  compensation.

REIMBURSEMENT OF  Up to 2.25% of gross      $56,250         $22,500,000
ORGANIZATION AND  offering proceeds.
OFFERING          If organization and
EXPENSES--OUR     offering expenses
ADVISOR OR ITS    (excluding selling
AFFILIATES        commissions and the
                  dealer-manager fee)
                  exceed 2.25% of the
                  gross proceeds
                  raised in this
                  offering, the excess
                  will be paid by our
                  advisor without
                  recourse to us.
--------------------------------------------------------------------------
                    ACQUISITION AND DEVELOPMENT STAGE
--------------------------------------------------------------------------
ACQUISITION       Up to 2.70% of gross      $67,500         $27,000,000
FEES--OUR         offering proceeds
ADVISOR OR ITS    for the review and
AFFILIATES(2)     evaluation of real
                  property
                  acquisitions.
                  $1,444,844 of
                  acquisition fees
                  have been prepaid to
                  an affiliate, Boston
                  Capital Holdings
                  Limited Partnership.

    Type of                                Estimated         Estimated
  Compensation         Method of            Minimum           Maximum
 and Recipient        Compensation         Amount(1)         Amount(1)
----------------  --------------------  ----------------  ----------------
                    ACQUISITION AND DEVELOPMENT STAGE
--------------------------------------------------------------------------
                  The purchase price
                  for each community
                  included the
                  following prepaid
                  acquisition fees:
                  $470,908 for the
                  Jacksonville
                  communities (1.60%
                  of the offering
                  proceeds related to
                  the Jacksonville
                  communities);
                  $552,794 for the
                  Seattle communities
                  (2.79% of the
                  offering proceeds
                  related to the
                  Seattle
                  communities); and
                  $421,142 for the
                  Portland/Salt Lake
                  communities (1.63%
                  of the offering
                  proceeds related to
                  the Portland/Salt
                  Lake communities).
                  These amounts will
                  be deducted from the
                  2.70% acquisition
                  fee we have agreed
                  to pay our advisor
                  with respect to each
                  of the communities.
                  An acquisition fee
                  of approximately
                  $173,000 will be
                  paid once the lien
                  under the Wachovia
                  loan is released.

    Type of                                Estimated         Estimated
  Compensation         Method of            Minimum           Maximum
 and Recipient        Compensation         Amount(1)         Amount(1)
----------------  --------------------  ----------------  ----------------
                    ACQUISITION AND DEVELOPMENT STAGE
--------------------------------------------------------------------------
                  If we raise
                  sufficient funds to
                  repay the borrowings
                  related to a
                  community, the
                  additional
                  acquisition fee due
                  will be paid at the
                  time of the
                  repayment of such
                  borrowings less any
                  amounts previously
                  prepaid; thus if we
                  raise at least
                  approximately
                  $29.5 million (not
                  including any
                  accrued interest on
                  our affiliate line
                  of credit or amounts
                  distributed to
                  stockholders from
                  offering proceeds)
                  and repay the amount
                  of borrowings
                  related to our
                  Jacksonville
                  communities, we
                  would pay an
                  additional $325,592
                  in acquisition fees,
                  which represents the
                  $796,500 fee due
                  less the prepaid fee
                  of $470,908.

    Type of                                Estimated         Estimated
  Compensation         Method of            Minimum           Maximum
 and Recipient        Compensation         Amount(1)         Amount(1)
----------------  --------------------  ----------------  ----------------
                    ACQUISITION AND DEVELOPMENT STAGE
--------------------------------------------------------------------------
REIMBURSEMENT OF  Up to 0.5% of gross       $12,500          $5,000,000
ACQUISITION       offering proceeds.
EXPENSES--OUR     The purchase price
ADVISOR OR ITS    for each community
AFFILIATES(2)     included the
                  following prepaid
                  acquisition
                  expenses: $73,519
                  for the Jacksonville
                  communities (0.25%
                  of the offering
                  proceeds related to
                  Jacksonville);
                  $49,739 for the
                  Seattle communities
                  (0.25% of the
                  offering proceeds
                  related to Seattle);
                  and $65,751 for the
                  Portland/Salt Lake
                  communities (0.25%
                  of the offering
                  proceeds related to
                  the Portland/Salt
                  Lake communities).

    Type of                                Estimated         Estimated
  Compensation         Method of            Minimum           Maximum
 and Recipient        Compensation         Amount(1)         Amount(1)
----------------  --------------------  ----------------  ----------------
                    ACQUISITION AND DEVELOPMENT STAGE
--------------------------------------------------------------------------
                  If we raise
                  sufficient funds to
                  repay the borrowings
                  related to a
                  community, the
                  additional
                  acquisition expenses
                  due will be paid at
                  the time of the
                  repayment of such
                  borrowings less any
                  amounts previously
                  prepaid; thus if we
                  raise approximately
                  $29.5 million (not
                  including any
                  accrued interest on
                  our affiliate line
                  of credit or amounts
                  distributed to
                  stockholders from
                  offering proceeds)
                  and repay the amount
                  of borrowings
                  related to our
                  Jacksonville
                  communities, we
                  would pay an
                  additional $73,981
                  in acquisition
                  expenses, which
                  represents the
                  $147,500 acquisition
                  expenses due less
                  the prepaid
                  acquisition expenses
                  of $73,519.
--------------------------------------------------------------------------

    Type of                                Estimated         Estimated
  Compensation         Method of            Minimum           Maximum
 and Recipient        Compensation         Amount(1)         Amount(1)
----------------  --------------------  ----------------  ----------------
                            OPERATIONAL STAGE
--------------------------------------------------------------------------
ASSET MANAGEMENT  For the management    Based on the      Not determinable
FEE--OUR ADVISOR  of our affairs, we    communities       at this time as
OR ITS            will pay our advisor  identified in     this amount will
AFFILIATES        a monthly asset       this prospectus,  increase if we
                  management fee equal  the estimated     acquire
                  to 1/12th of 0.75%    amount would be   additional
                  of the company's      $121,757 per      communities.
                  real estate asset     month.
                  value as of the end
                  of the preceding
                  month. Real estate
                  asset value equals
                  the amount actually
                  paid or allocated to
                  the purchase,
                  development,
                  construction or
                  improvement of
                  communities we
                  wholly own
                  (including the
                  principal amount of
                  any mortgage
                  indebtedness on the
                  communities assumed
                  upon the purchase of
                  the communities),
                  and, in the case of
                  communities in which
                  we are a co-
                  venturer or partner,
                  our portion of such
                  amount with respect
                  to such communities,
                  exclusive of
                  acquisition fees and
                  acquisition
                  expenses. The asset
                  management fee,
                  which will not
                  exceed fees which
                  are competitive for
                  similar services in
                  the same geographic
                  area, may or may not
                  be taken, in whole
                  or in part as to any
                  year, in the sole
                  discretion of our
                  advisor. All or any
                  portion of the asset
                  management fee not
                  taken as to any
                  fiscal year will be
                  deferred without
                  interest and may be
                  taken in such other
                  fiscal year as our
                  advisor determines.

    Type of                                Estimated         Estimated
  Compensation         Method of            Minimum           Maximum
 and Recipient        Compensation         Amount(1)         Amount(1)
----------------  --------------------  ----------------  ----------------
                            OPERATIONAL STAGE
--------------------------------------------------------------------------
LOAN INTEREST--   Base interest at      Based on the
BCP FUNDING       9.5% per annum plus   $56,596,665
                  bonus interest at     balance as of
                  5.3% to the extent    December 31,
                  of cash available     2005, the annual
                  for debt service      base interest
                  after payment of      paid is
                  base interest,        $5,376,683. Any
                  payable quarterly,    additional bonus
                  and, in the case of   interest will be
                  base interest, to     equal to the
                  the extent not paid,  distributable
                  added to principal.   cash flow of the
                  In return for our     communities in
                  affiliate line of     excess of base
                  credit being          interest. No
                  nonrecourse to the    such additional
                  company, we agreed    bonus interest
                  to pay additional     was paid in
                  interest solely from  2003, 2004 and
                  cash available for    2005 because
                  debt service from     there has not
                  our initial ten       been any
                  communities prior to  distributable
                  the repayment of the  cash flow.
                  line of credit
                  attributable to each
                  community. Until the
                  line of credit
                  attributable to each
                  community is repaid
                  by the due date of
                  January 1, 2007,
                  effectively all cash
                  flow generated by
                  such community will
                  be paid to BCP
                  Funding, LLC.
                  Additional interest
                  is payable quarterly
                  only to the extent
                  of income from
                  communities still
                  subject to BCP
                  Funding's
                  encumbrances. Such
                  additional interest
                  shall not be paid
                  from proceeds of
                  this offering or
                  from cash flow of
                  communities released
                  from the lien.

    Type of                                Estimated         Estimated
  Compensation         Method of            Minimum           Maximum
 and Recipient        Compensation         Amount(1)         Amount(1)
----------------  --------------------  ----------------  ----------------
                            OPERATIONAL STAGE
--------------------------------------------------------------------------
SUBORDINATED      If our advisor or an  Not determinable  Not determinable
DISPOSITION       affiliate provides a  at this time.     at this time.
FEE--OUR ADVISOR  substantial amount
OR ITS            of the services (as
AFFILIATES        determined by a
                  majority of our
                  company's
                  independent
                  directors) in
                  connection with the
                  sale of one or more
                  properties, a fee
                  equal to the lesser
                  of (A) 50% of the
                  reasonable,
                  customary and
                  competitive real
                  estate brokerage
                  commissions
                  customarily paid for
                  the sale of a
                  comparable property
                  in light of the
                  size, type and
                  location of the
                  property, or
                  (B) 3.0% of the
                  sales price for each
                  community sold. The
                  subordinated
                  disposition fee will
                  be paid only if
                  stockholders have
                  received (1) total
                  dividends in an
                  amount equal to 100%
                  of their aggregate
                  invested capital and
                  (2) a 6.0% annual
                  cumulative non-
                  compounded return on
                  their net invested
                  capital (the
                  "Stockholder's 6.0%
                  Return").

    Type of                                Estimated         Estimated
  Compensation         Method of            Minimum           Maximum
 and Recipient        Compensation         Amount(1)         Amount(1)
----------------  --------------------  ----------------  ----------------
                            OPERATIONAL STAGE
--------------------------------------------------------------------------
SUBORDINATED      15.0% of remaining    Not determinable  Not determinable
SHARE OF NET      amounts of net sale   at this time.     at this time.
SALE              proceeds after
PROCEEDS--OUR     stockholders have
ADVISOR(3)        received
                  distributions equal
                  to the sum of
                  (1) the
                  Stockholder's 6.0%
                  Return and (2) 100%
                  of net invested
                  capital. Following
                  listing on a
                  national securities
                  exchange or a
                  national securities
                  market, no
                  subordinate share of
                  net sale proceeds
                  will be paid to our
                  advisor.

SUBORDINATED      Upon listing on a     Not determinable  Not determinable
INCENTIVE         national securities   at this time      at this time
LISTING FEE--OUR  exchange or a
ADVISOR(3)(4)(5)  national securities
                  market, a fee equal
                  to 10.0% of the
                  amount by which the
                  adjusted market
                  value of our common
                  stock plus the total
                  of all distributions
                  paid from our
                  inception until the
                  date of listing
                  exceeds the sum of
                  (1) 100% of invested
                  capital and (2) the
                  total distributions
                  required to be paid
                  to the stockholders
                  to pay the
                  Stockholder's 6.0%
                  Return from
                  inception through
                  the date of listing.

    Type of                                Estimated         Estimated
  Compensation         Method of            Minimum           Maximum
 and Recipient        Compensation         Amount(1)         Amount(1)
----------------  --------------------  ----------------  ----------------
                            OPERATIONAL STAGE
--------------------------------------------------------------------------
PROPERTY          3.5% to 4.0% of       Actual amounts    Actual amounts
MANAGEMENT        gross income of each  are dependent     are dependent
FEE--AN           community.            upon results of   upon results of
AFFILIATE OF GFS                        operations and    operations and
EQUITY                                  therefore cannot  therefore cannot
MANAGEMENT LLC,                         be determined at  be determined at
AN AFFILIATE OF                         the present       the present
BAINBRIDGE                              time.             time.
JACKSONVILLE LLC
AND AN AFFILIATE
OF ALLIANCE
G.P. IV, INC.
AND BROADSTONE
PRESTON ALLIANCE
LLC

INCENTIVE         50% of all remaining  Actual amounts    Actual amounts
MANAGEMENT        income from           are dependent     are dependent
FEE--AN           operations of the     upon results of   upon results of
AFFILIATE OF GFS  communities in        operations and    operations and
EQUITY            excess of minimum     therefore cannot  therefore cannot
MANAGEMENT LLC    cash distribution     be determined at  be determined at
AND AN AFFILIATE  thresholds set for    the present       the present
OF BAINBRIDGE     each community,       time.             time.
JACKSONVILLE LLC  including $50
                  annually per
                  apartment unit and
                  either an 11% or 12%
                  preferred return.

INCENTIVE         20% of all remaining  Actual amounts    Actual amounts
MANAGEMENT        income from           are dependent     are dependent
FEE--AN           operations of the     upon results of   upon results of
AFFILIATE OF      community in excess   operations and    operations and
ALLIANCE          of the minimum cash   therefore cannot  therefore cannot
G.P. IV, INC.     distribution          be determined at  be determined at
AND BROADSTONE    threshold and a 10%   the present       the present
PRESTON           preferred return.     time.             time.
ALLIANCE, INC.

    Type of                                Estimated         Estimated
  Compensation         Method of            Minimum           Maximum
 and Recipient        Compensation         Amount(1)         Amount(1)
----------------  --------------------  ----------------  ----------------
                            OPERATIONAL STAGE
--------------------------------------------------------------------------
SALE PROCEEDS--   For the Jacksonville  Actual amounts    Actual amounts
BAINBRIDGE        communities, an       are dependent     are dependent
JACKSONVILLE      affiliate of          upon results of   upon results of
LLC, GFS EQUITY   Bainbridge            operations and    operations and
MANAGEMENT LLC    Jacksonville LLC      therefore cannot  therefore cannot
AND AN AFFILIATE  will receive an       be determined at  be determined at
OF ALLIANCE       advisory services     the present       the present
G.P. IV, INC.     fee equal to 20% of   time.             time.
AND BROADSTONE    our 93.75% of the
PRESTON ALLIANCE  remaining proceeds,
LLC               and Bainbridge
                  Jacksonville LLC
                  will receive 6.25%
                  of any remaining
                  sale proceeds. For
                  the Portland and
                  Salt Lake City
                  communities and
                  Seattle communities,
                  GFS Equity
                  Management LLC will
                  receive 25% of any
                  remaining sale
                  proceeds. For the
                  Plano community,
                  remaining sale
                  proceeds will be
                  distributed to us
                  and Alliance
                  Residential, LLC
                  ratably until we
                  have each received a
                  10% preferred return
                  and then 80/20 until
                  we have received a
                  13% return, 75/25
                  until we have
                  received a 16%
                  return, 70/30 until
                  we have received a
                  20% return and then
                  any residual sale
                  proceeds, 60/40.

---------

Notwithstanding the method by which we calculate the payment of operating expenses, as described in the table above, the total of all such operating expenses will not exceed, in the aggregate, the greater of 2% of the book value of the assets or 25% of cash net income as required by the Statement of Policy Regarding Real Estate Investment Trusts of the North American Securities Administration Association, Inc. (the "NASAA Guidelines").

(1) The estimated minimum dollar amounts are based on the sale of a minimum of 250,000 shares to the public at $10 per share. The estimated maximum dollar amounts are based on the sale of a maximum of 100,000,000 shares to the public at $10 per share. The sale of up to 5,000,000 shares at $9.30 per share pursuant to our dividend reinvestment plan is excluded from those amounts.

(2) Notwithstanding the method by which we calculate the payment of acquisition fees and expenses, as described in the table, the total of all such acquisition fees and acquisition expenses will not exceed, in the aggregate, an amount equal to 6.0% of the contract price of all of the properties which we purchase, as required by the NASAA Guidelines.

(3) In the event that we become listed on a national securities exchange or a national market system and our advisor receives the subordinated incentive listing fee prior to its receipt of the subordinated share of net sale proceeds, our advisor will not be entitled to any such participation in net sale proceeds.

(4) If at any time the shares become listed on a national securities exchange or a national market system, or, notwithstanding the absence of such listing, our stockholders elect to continue our company's existence after June 22, 2015, we will negotiate in good faith with our advisor a fee structure appropriate for an entity with a perpetual life. A majority of the independent directors must approve any new fee structure negotiated with our advisor. In negotiating a new fee structure, the independent directors will consider all the factors they deem relevant, including but not limited to:

        - the size of the advisory fee in relation to the size, composition and profitability of our portfolio;

        - the success of our advisor in generating opportunities that meet our investment objectives;

        - the rates charged to other REITs and to investors other than REITs by advisors performing similar services;

        - additional revenues realized by our advisor;

        - the quality and extent of service and advice furnished by our advisor;

        - the performance of our investment portfolio, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

        - the quality of our portfolio in relationship to the investments generated by our advisor for the account of other clients.

    The board, including a majority of the independent directors, may not approve a new fee structure that is, in its judgment, more favorable to our advisor than the current fee structure.

(5) The market value of our outstanding stock will be calculated based on the average market value of the shares issued and outstanding at listing over the 30 trading days beginning 180 days after the shares are first listed on a stock exchange. We have the option to pay the listing fee in the form of stock, cash, a promissory note or any combination thereof. In the event the subordinated incentive listing fee is paid to our advisor as a result of the listing of our shares, we will not be required to pay our advisor any further subordinated participation in net sale proceeds.

    In addition, our advisor and its affiliates will be reimbursed only for the actual costs of goods and services used for or by us. We will not reimburse our advisor or its affiliates for services for which they are entitled to compensation by way of a separate fee.

Since our advisor and its affiliates are entitled to differing levels of compensation for undertaking different transactions on behalf of our company, such as the advisory fees for managing our affairs and the subordinated participation in net sale proceeds, our advisor has the ability to affect the nature of the compensation it receives by undertaking different transactions. However, our advisor is obligated to exercise good faith and integrity in all its dealings with respect to our affairs pursuant to the advisory agreement. (See "Management--Our Advisor--The Advisory Agreement.") Because these fees or expenses are payable only with respect to certain transactions or services, they may not be recovered by our advisor or its affiliates by reclassifying them under a different category.

                Compensation of Directors and Executive Officers

Each independent director will receive an annual retainer of $50,000, as well as $1,000 for each meeting attended in person ($375 for each telephonic meeting in which the director participates), including committee meetings, except for a committee meeting attended in person held in connection with a board meeting attended in person, for which the director will receive $500. Our executive officers who are also our directors do not receive director fees. The chairman of our audit committee receives an additional annual retainer of $10,000. In addition, the independent directors receive automatically, upon initial election to our board, an option to purchase 5,000 shares of our common stock, and annually each year after their initial election receive an option to purchase 5,000 shares of our common stock. The option exercise price is the fair market value of our common stock on the date prior to the date of initial election or prior to the date of our annual meeting, as applicable. We will not pay any compensation to our officers and directors who also serve as officers of our advisor. In connection with their election to our board, Messrs. Cottone, Phelan and Iacuzio were each granted options to purchase 5,000 shares at $10.00 per share. The options have not been exercised as of the date hereof.

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
We did not pay compensation to the executive officers of our affiliated entities during 2005. During 2005 we paid fees to each of the directors for their participation in various meetings in 2005 as follows:

                                      Mr. Cottone   Mr. Iacuzio   Mr. Phelan
                                      -----------   -----------   ----------
Board..............................      $3,375        $2,375       $2,375
Audit Committee....................       1,750         2,250        2,250
Compensation Committee.............         500           500          500
Nominating & Corporate
  Governance.......................         500            --          500

                                  The Offering

We are offering up to 100,000,000 shares of our common stock at $10 per share to investors who meet our suitability standards. The price of the shares was established at $10 per share by our board of directors after consultation with the dealer-manager based on prevailing market conditions and other factors, such as the prospects for our company and the industry in which we compete. The price of the shares does not necessarily reflect the value of the communities we have purchased or may purchase in the future. The shares are being offered on a best efforts basis, which means that no specified amount of capital will be raised. No shares will be sold, however, unless at least 250,000 shares are sold. We are also offering up to 5,000,000 shares to be issued pursuant to our dividend reinvestment plan at $9.30 per share. We will begin selling shares in this offering on the effective date of this prospectus, and this offering will terminate no later than July 1, 2007. We may terminate this offering at any time prior to that date. We will place initial monies raised in an escrow account with Boston Private Bank & Trust Company, Boston, Massachusetts, until the $2,500,000 minimum is achieved, at which time such funds will be released to us from escrow. During the time funds are held in escrow, interest will be earned at a variable rate, currently 3.35% per annum, which can adjust similar to a bank passbook savings rate. The interest will be paid to the investor even if the minimum is not reached. An initial closing will be held within 5 days after the minimum is achieved. After the initial closing, we will admit stockholders to our company, and release investor funds from escrow, as soon as practicable. Subscriptions may not be withdrawn by purchasers. If the minimum is not achieved by the termination date, the escrowed funds with accrued interest will be returned to investors within 5 days. The dealer-manager will not purchase any of our shares.

                           Estimated Use of Proceeds

We anticipate that at least 84.55% of the proceeds of this offering will be invested in real estate communities. We will use the remainder to pay selling commissions and dealer-manager fees, fees and expenses relating to

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
the selection and acquisition of properties and the costs of the offering and will retain 1% as working capital reserves. Additionally, under certain circumstances a portion of the proceeds identified as the real estate investment in communities may be set aside at the respective communities for operating reserves. As long as there are amounts outstanding under our affiliate line of credit used to acquire our interests in our initial ten communities, at least 84.55% of the proceeds will be applied to the repayment of the line, and the lender will release its lien on our interest in the apartment community acquired with the proceeds of the repaid loan. If we raise at least approximately
$29.5 million (not including any accrued interest on our affiliate line of credit or amounts distributed to stockholders from offering proceeds), $24,954,067 of such amount will be used to repay our affiliate line of credit related to our Jacksonville communities. If we raise the $74,495,922 (not including any accrued interest on our affiliate line of credit or amounts distributed to stockholders from offering proceeds) necessary to repay our affiliate line of credit attributed to our initial ten communities, a total of $56,596,665 of such amount will be used to repay our affiliate line of credit and approximately $7,987,418 (which amount represents the balance outstanding as of December 31, 2005 of the original note in the aggregate principal amount of $8,120,000) will be used to repay the second mortgage loan on the Seattle communities. To the extent that we raise $80,890,183 (not including any accrued interest on our affiliate line of credit or the Wachovia loan or amounts distributed to stockholders from offering proceeds) by January 1, 2007, we may repay the Wachovia loan of $5,556,348 (not including any accrued interest) with proceeds from this offering. However, we will have no cash flow available for distributions to our stockholders until we raise at least the amounts due under our affiliate line of credit with respect to our Jacksonville communities. Therefore, we anticipate paying all or a significant portion of distributions to stockholders from the proceeds of this offering or from borrowings until such time as we have sufficient cash flow from operations to fund the payment of such distributions. Until such time as cash flows from operations and other sources of cash are sufficient to fund such distribution payments, if ever, we will have invested less than 84.55% of the proceeds of this offering in real estate communities (or the repayment of debt).

                                    Listing

We expect to seek listing of our shares on a national securities exchange such as the New York Stock Exchange or the American Stock Exchange or on the NASDAQ National Market when, in the judgment of our management and our board of directors, our size and maturity make listing appropriate and desirable. We expect that our market capitalization would have to equal or exceed that of comparable listed REITs in order to justify listing. In the event we do not obtain listing of our shares on a national securities exchange or on the NASDAQ National Market by June 22, 2015, our articles of incorporation require us to begin the sale of our properties and liquidation of our assets if stockholders owning a majority of our shares vote to authorize us to do so.

                           Dividend Reinvestment Plan

We have adopted a reinvestment plan which will allow participating stockholders to have their dividends reinvested in additional shares that may be available. We have registered 5,000,000 shares of our common stock for purchase under the dividend reinvestment plan at $9.30 per share. We reserve the right in the future to reallocate additional shares to the dividend reinvestment plan out of the shares we are offering to the public, if necessary. If you participate, you will be taxed on your share of our taxable income even though you will not receive the cash for your dividends. As a result, you may have a tax liability without receiving cash dividends to pay such liability. We may terminate the dividend reinvestment plan at our discretion, at any time, upon ten days notice to you.

                            Share Redemption Program

We may use proceeds received from the sale of shares pursuant to our dividend reinvestment plan to redeem your shares. After you have held your shares for a minimum of one year, our share redemption program provides an opportunity for you to redeem your shares, subject to certain restrictions and limitations. If we are engaged in an offering, the redemption price will be the lesser of
(i) the then-current offering price less a discount approximating the per share commissions and fees paid to brokers on the original sale of the shares ($9.15 per share in the case of shares repurchased during a $10 per share offering) or
(ii) the price you actually paid for your shares. Our board of directors reserves the right to amend or terminate the share redemption program at any time. Our board of directors has delegated to our officers the right to
(i) waive the one-year holding period in the event of the death or bankruptcy of a stockholder or other exigent circumstances or (ii) reject any request for redemption at any time and for any reason. You will have no right to request redemption of your shares should our shares become listed on a national securities exchange or a national securities market.

                               Stock Certificates

Your investment will be recorded on our books only. We will not issue stock certificates. If you wish to transfer your shares, you will be required to send an executed transfer form to us. We will provide the required documentation to you upon request.

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
                                  RISK FACTORS

An investment in our common stock involves significant risks. You should consider the following risks before making your investment decision.

                Risks Related to Our Properties and Our Business

Borrowing creates risks that the offering proceeds may be insufficient to pay the non-recourse acquisition debt on the properties or our cash flow may be insufficient to meet our debt obligations. We may borrow money to acquire interests in communities, to preserve our status as a REIT, for payment of distributions to stockholders and for other corporate purposes. Our board of directors anticipates that we will obtain one or more lines of credit to provide financing for the acquisition of interests in communities to the extent we have not yet raised sufficient offering proceeds. We have entered into an initial $60,000,000 loan agreement with BCP Funding, LLC, our affiliate and an affiliate of our advisor, which we used to acquire interests in our initial ten communities. We also entered into a $5,556,348 loan with Wachovia Bank, National Association, which we used to acquire our interests in our Plano community. We currently expect to repay all amounts borrowed under our affiliate line of credit from the proceeds of this offering, and may repay all amounts borrowed under the Wachovia loan. Our affiliate line of credit is non-recourse to our company but is secured by the interests in our initial ten communities. If we do not receive enough offering proceeds to repay the amounts due under this or any other line of credit, we will have to seek additional equity or debt financing or lose our interests in communities that secure any unpaid amounts due. In addition, our communities are encumbered by mortgage debt, and we expect any additional properties we acquire interests in to be similarly encumbered. Borrowing may be risky if the cash flow from our real estate investments is insufficient to meet our debt obligations. If we cannot meet our debt obligations on our secured loans, the lender could take the property, and we would lose both the asset and the income we were deriving from it. Further, if our leverage does not increase our profitability, we will have less cash available for distributions. If we cross-collateralize our properties in order to provide additional collateral to a lender, we run the risk of losing a good-performing property in the event that it is cross-collateralized with a poor-performing property that causes us to default on our loan terms.

Adverse economic conditions and competition may impede our ability to renew leases or re-lease units as leases expire and require us to undertake unbudgeted capital improvements, which could harm our business and operating results.

ADVERSE ECONOMIC CONDITIONS--If our communities do not generate revenues sufficient to meet operating expenses, including debt service and capital expenditures, our income and results of operations will be significantly harmed. An apartment community's revenues and value may be adversely affected by the general economic climate; the local economic climate; local real estate considerations (such as oversupply of or reduced demand for apartments); the perception by prospective residents of the safety, convenience and attractiveness of the communities or neighborhoods in which our properties are located and the quality of local schools and other amenities; and increased operating costs (including real estate taxes and utilities). Certain significant fixed expenses are generally not reduced when circumstances cause a reduction in income from the investment.

DEPENDENCY ON RENTAL INCOME--We will be dependent on rental income to pay operating expenses and to generate cash to enable us to make distributions to our stockholders. If we are unable to attract and retain residents or if our residents are unable, due to an adverse change in the economic condition of a particular region or otherwise, to pay their rental obligations, our ability to make expected distributions will be adversely affected.

COMPETITION--Also, we will face competition from other properties of the same type within the areas in which our apartment communities will be located. Competition from other properties may affect our ability to attract and retain residents, to increase rental rates and to minimize expenses of operation. Virtually all of the leases for our apartment communities will be short-term leases (generally, one year). Increased competition for residents may also require us to make capital improvements to apartment communities which we would not have otherwise planned to make. Any unbudgeted capital improvements we undertake may divert away cash that would otherwise be available for distributions to stockholders. Ultimately, to the extent we are unable to renew leases or re-lease apartment units as leases expire, it would result in decreased cash flow from residents and harm our operating results.

Our financial covenants may restrict our operating activities, which may harm our financial condition and operating results. The mortgages on our communities contain and will contain customary negative covenants such as those that limit the owner's ability, without the prior consent of the lender, to transfer interests or further mortgage the applicable property or to discontinue insurance coverage. In addition, our affiliate line of credit contains customary restrictions, requirements and other limitations on our ability to incur indebtedness, which we will have to maintain. These include the requirement to provide financial statements and information requested by the lender, and limit indebtedness to our affiliate line of credit, property mortgages and indebtedness incurred for the payment of taxes and governmental charges and for services and materials in the ordinary course of business. We must also obtain the lender's consent to the sale or refinancing of any assets pledged under our affiliate line of credit, to any change in our control and to the placing of any lien on the pledged assets.

We may rely on borrowings under another line of credit to finance capital improvement projects and for working capital, and if we are unable to borrow under another line of credit or to refinance existing indebtedness our financial condition and results of operations would likely be adversely impacted. If we breach covenants in our debt agreements, the lender could declare a default and require us to repay the debt immediately and, if the debt is secured, could immediately take possession of the property securing the loan.

Our working capital reserves may not be adequate to cover all of our cash needs, in which case we will have to obtain financing from other sources. Our working capital reserves are equal to 1% of the offering proceeds and any additional operating reserves created at the operating level may not be adequate to cover all of our cash needs. In order to cover those needs, we may have to obtain financing from either affiliated or unaffiliated sources. We cannot assure you that sufficient financing will be available or, if available, will be available on economically feasible terms or on terms acceptable to us. Additional borrowings for working capital purposes will increase our interest expense, and therefore may have a negative impact on our results of operations.

Our advisor may not be successful in identifying suitable additional acquisitions that meet our criteria. Our advisor may not be successful in identifying additional suitable apartment communities that meet our acquisition criteria or consummating additional acquisitions on satisfactory terms. Except for the investments described in this prospectus, you will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments. You must rely entirely on the management ability of our advisor and the oversight of our board of directors. Failures in identifying or consummating acquisitions could reduce the number of acquisitions we complete, which could in turn harm our ability to achieve our investment objectives and to pay distributions.

We face competition for the acquisition of apartment communities, which may impede our ability to make future acquisitions or may increase the cost of acquisitions. We compete with many other entities engaged in real estate investment activities for acquisitions of apartment communities, including institutional pension funds, other REITs and other owner-operators of apartments. These competitors may have driven up the prices we have paid for the interests in apartment communities we have acquired, and they may drive up the prices we must pay for interests in apartment communities we seek to acquire or may succeed in acquiring those assets themselves. In addition, our potential acquisition targets may find our competitors to be more attractive suitors because they may have greater resources, may be willing to pay more or may have a more compatible operating philosophy. In particular, larger REITs may enjoy significant competitive advantages that result from, among other things, a lower cost of capital, the ability to use their listed shares and UPREIT structure as currency for acquisition, and enhanced operating efficiencies. If we pay higher prices for communities, our profitability will be reduced, and you may experience a lower return on your investment.

Rising operating expenses could reduce our cash flow and funds available for future distributions. We bear all expenses incurred in our operations. If any community is not fully occupied or if rents are being paid in an amount that is insufficient to cover operating expense, then we could be required to expend funds for that community's operating expenses. The communities will be subject to increases in real estate and other tax rates, utility costs, operating expenses, insurance costs, repairs and maintenance and administrative expenses. In addition, our board of directors, in its discretion, may retain any portion of cash funds generated by operations for working capital. We cannot assure you that sufficient cash will be available for distribution to you.

Renovation of properties may result in increased costs and loss of income during the renovation period. Currently some of the properties that we own are communities which our advisor believes are undervalued mainly because of deferred maintenance or renovations which the seller has not performed. For similar communities purchased in the future, we will need to raise sufficient funds to make any such deferred maintenance or renovations. We will be subject to risks relating to the contractor's ability to control construction costs and meet timetables. Performance may also be affected or delayed by conditions beyond the contractor's control. In some cases, tenants will have to be relocated during the renovation. This will add to our costs. Delays in completion of any renovations will add to these costs. Vacant units that are being renovated usually cannot be rented to tenants and this will adversely affect our rental income. In addition, we will be subject to normal lease-up risks for units which were not rented during renovation.

Development and construction of properties may result in delays and increased costs and risks. While we have no present plans to do so, we may in the future invest in the acquisition of properties upon which we will develop and construct apartment communities. We will be subject to risks relating to the builder's ability to control construction costs or to build in conformity with contract terms, plans, specifications and timetables. The builder's failure to perform may necessitate legal action by us to rescind the purchase or the construction contract or to compel performance. Performance may also be affected or delayed by conditions beyond the builder's control. Delays in completion of construction could also give residents the right to terminate preconstruction leases for apartments at a newly developed apartment community. We may incur additional risks when we make periodic progress payments or other advances to such builders prior to completion of construction since the builder may default in completing the project for which progress payments have been made. Factors such as these can result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. Furthermore, we must rely upon projections of rental income and expenses and estimates of the fair market value of property upon completion of construction when agreeing upon a price to be paid for the property at the time of acquisition of the property. If our projections are inaccurate, we may pay too much for a property.

Discovery of previously undetected environmentally hazardous conditions and physical defects may adversely affect our operating results. Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the cost of removal or remediation of hazardous or toxic substances on such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which property may be used or business may be operated, and these restrictions may require expenditures. Environmental laws provide for sanctions in the event of noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. In connection with the acquisition and ownership of our communities, we may be potentially liable for such costs. The cost of defending against claims of liability, of compliance with environmental regulatory requirements or of remediating any contaminated property could materially adversely affect the business, assets or results of operations of our company and, consequently, amounts available for distribution to you. In addition, although we engage third parties to conduct engineering assessments of properties we intend to acquire, we cannot assure you that these assessments will detect latent or patent physical defects affecting such properties or accurately reflect the cost to repair or improve the property. The unforseen cost of repairing or improving a property could materially adversely affect the business, assets or results of operations of our company and, consequently, amounts available for distribution to you.

We may face conflicts with sellers, partners and joint venturers. We may acquire communities from sellers that we will retain as property managers and who typically will continue to own an equity or other economic interest in the communities as the general partner or managing member of the owner limited partnership or limited liability company. We will own substantially all the equity interests in the owner entities, with the right to remove the general partner or managing member without cause. While we have no present plans to do so, we may also enter into joint ventures with other programs affiliated with us for the acquisition, development or improvement of properties, and we may develop properties in joint ventures or in partnerships or other co-ownership arrangements with the sellers of the properties, affiliates of the sellers, developers or other persons. These investments may involve risks not otherwise present with an investment in real estate, including, for example:

- the possibility that our co-venturer or partner in an investment might become bankrupt;

- that such co-venturer or partner may at any time have economic or business interests or goals which are or which become inconsistent with our business interests or goals; or

- that such co-venturer or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives.

Actions by a co-venturer or partner might have the result of subjecting the property to liabilities in excess of those contemplated and may have the effect of reducing your returns. Under certain joint venture agreements, neither co-venturer may have the power to control the venture, and an impasse could be reached regarding matters pertaining to the joint venture, which might have a negative influence on the joint venture and decrease potential returns to you.

We may face certain additional risks and potential conflicts of interest in the event we enter into joint ventures. For example, the co-venturer may never have an active trading market for its equity interests. Therefore, if we become listed on a national securities exchange or on the NASDAQ National Market, we may no longer have similar goals and objectives with respect to the resale of properties in the future. In addition, in the event that we are not listed on a national securities exchange or on the NASDAQ National Market by June 22, 2015, our organizational documents provide for an orderly liquidation of our assets if stockholders holding a majority of our shares vote to authorize us to liquidate. In the event of our liquidation, any joint venture may be required to sell its properties at that time. Although the terms of any joint venture agreement could grant the co-venturer a right of first refusal to buy the properties held in the joint venture in the event of our liquidation, it is not possible to determine at this time whether the co-venturer would have sufficient funds to exercise the right of first refusal in these circumstances.

The liquidation of our assets may be delayed. If our shares are not listed on a national securities exchange or on the NASDAQ National Market by June 22, 2015, we will undertake, if stockholders owning a majority of our stock vote to authorize us to do so, to sell our assets and distribute the net sales proceeds to our stockholders, and we will thereafter engage only in activities related to our orderly liquidation. Neither our advisor nor our board of directors may be able to control the timing of the sale of our interests in apartment communities due to market conditions, and we cannot assure you that we will be able to sell our assets so as to return our stockholders' aggregate invested capital, to generate a profit for the stockholders or to fully satisfy our debt obligations. We will only return all of our stockholders' invested capital if we sell our interests in communities for more than their original purchase price, although return of capital, for federal income tax purposes, is not necessarily limited to stockholder distributions following sales of properties. If we take a purchase money obligation in partial payment of the sales price of our interest in a community, we will realize the proceeds of the sale over a period of years.

We expect to make distributions that include a return of capital. We expect to make distributions that include a return of capital, and to the extent we do so prior to the repayment of our affiliate line of credit, we will have less funds available to repay our affiliate line of credit. We may use various non-operational sources of cash in order to pay such distributions. For example, we could borrow funds on a short term basis. We could also sell additional shares of stock or we could sell some of our communities. If we do any of the foregoing, we may decrease cash available for future distributions. To the extent we make distributions in excess of our current or accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in each U.S. stockholder's shares, and the amount of each distribution in excess of a U.S. stockholder's tax basis in its shares will be taxable as gain realized from the sale of its shares.

                Risks Related to Our Organization and Structure

The board of directors can take many actions without stockholder approval. Our board of directors has overall authority to conduct our operations. This authority includes significant flexibility. For example, without a vote of our stockholders, our board may:

- amend or revise our major policies, including financing and distributions,

- change our advisor's compensation, and employ and compensate affiliates,

- replace our advisor with a new advisor or employ and compensate staff to perform some or all of our advisor's duties in-house,

- determine the compensation of board members,

- prevent the ownership transfer and/or accumulation of shares in order to protect our status as a REIT or for any other reason deemed to be in the best interests of our stockholders,

- issue additional shares, which could dilute your ownership, and

- list the shares on a national securities exchange or market.

Any of these actions could reduce the value of our company.

Our organizational documents contain provisions which may discourage a takeover of our company and depress our stock price. Our organizational documents contain provisions which may have an anti-takeover effect and inhibit a change in our management. These provisions include:

(1) THERE ARE OWNERSHIP LIMITS AND RESTRICTIONS ON TRANSFERABILITY IN OUR ARTICLES OF INCORPORATION. In order for us to qualify as a REIT, no more than 50% of the value of outstanding shares of our capital stock may be owned, actually or constructively, by five or fewer individuals at any time during the last half of each taxable year. To make sure that we will not fail to qualify as a REIT under this test, subject to some exceptions, our articles prohibit any stockholder from owning actually or constructively more than 9.8% of the value or number of outstanding shares of our capital stock. Our board of directors may exempt a person from the 9.8% ownership limit if our board determines, in its sole discretion, that exceeding the 9.8% ownership limit as to any proposed transferee would not jeopardize our qualification as a REIT. This restriction may:

    - discourage a tender offer or other transactions or a change in management or control that might involve the payment of a premium

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      price for our shares or otherwise be in the best interests of our stockholders; or

    - compel a stockholder who had acquired more than 9.8% of our stock to dispose of the additional shares and, as a result, to forfeit the benefits of owning the additional shares.

(2) OUR ARTICLES PERMIT OUR BOARD OF DIRECTORS TO ISSUE PREFERRED STOCK WITH TERMS THAT MAY DISCOURAGE A THIRD PARTY FROM ACQUIRING US. Sections 7.1 and
    7.3 of our articles permit our board of directors to issue up to 50,000,000 shares of preferred stock, having those preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications, or terms or conditions of redemption as determined by our board. Thus, our board could authorize the issuance of preferred stock with terms and conditions which could have the effect of discouraging a takeover or other transaction in which holders of some or a majority of our shares might receive a premium for their shares over the then-prevailing market price of our shares.

(3) OUR ARTICLES AND BYLAWS CONTAIN OTHER POSSIBLE ANTI-TAKEOVER PROVISIONS.
    Section 10.3 of our articles and Sections 7 and 12 of Article II of our bylaws contain other provisions which may have the effect of delaying, deferring or preventing a change in control of our company or the removal of existing management and, as a result, could prevent our stockholders from being paid a premium for their shares of common stock over the then-prevailing marketing prices. These provisions include advance notice requirements for stockholder proposals and the absence of cumulative voting rights.

(4) MARYLAND LAW MAY DISCOURAGE A THIRD PARTY FROM ACQUIRING US. Maryland law restricts mergers and other business combinations between our company and an interested stockholder. An "interested stockholder" is defined as any person who is the beneficial owner of 10% or more of the voting power of our common stock and also includes any of our affiliates or associates that, at any time within the two-year period prior to the date of a proposed merger or other business combination, was the beneficial owner of 10% or more of our voting power. A person is not an interested stockholder if, prior to the most recent time at which the person would otherwise have become an interested stockholder, our board approved the transaction which otherwise would have resulted in the person becoming an interested stockholder. For a period of five years after the most recent acquisition of stock by an interested stockholder, we may not engage in any merger or other business combination with that interested stockholder or any affiliate of that interested stockholder. After the

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    five-year period, any merger or other business combination must be approved by our board and by at least 80% of all the votes entitled to be cast by holders of outstanding shares of our voting stock and two-thirds of all the votes entitled to be cast by holders of outstanding shares of our voting stock other than the interested stockholder or any affiliate or associate of the interested stockholder unless, among other things, the stockholders (other than the interested stockholder) receive a minimum price for their common stock and the consideration received by those stockholders is in cash or in the same form as previously paid by the interested stockholder for its common stock. These provisions of the business combination statute do not apply to business combinations that are approved or exempted by our board prior to the most recent time that the interested stockholder becomes an interested stockholder. However, the business combination statute could have the effect of discouraging offers from third parties to acquire us and increasing the difficulty of successfully completing this type of offer.

Our business will be harmed if we cannot engage and retain the services of reputable and reliable managers for our properties. Neither we nor our advisor will directly control the day-to-day management of our communities. Our advisor will retain third-party managers on our behalf who will be responsible for leasing, maintenance and other day-to-day management of the communities. Because our revenues will largely be derived from rents, our financial condition will be dependent on the ability of third-party managers that we do not control to operate the communities successfully. While the communities that we currently own interests in have experienced property managers, there can be no assurance that we will be able to make similar arrangements in future transactions. If our third-party managers are unable to operate the communities successfully, our financial condition could be adversely affected.

Our rights and the rights of our stockholders to take action against our directors and officers are limited. Pursuant to our charter, we have entered into agreements indemnifying each director for personal losses or liability reasonably incurred by the director in connection with any act or omission performed or omitted to be performed on behalf of the company, provided that the director has determined in good faith, that the course of conduct which caused the loss, or liability was in the best interests of the company. Such indemnification is subject to the conditions and limitations imposed by
Article II.G of the NASAA Guidelines and the Maryland General Corporation Law. Among the conditions and limitations on indemnification are requirements that the loss or liability not be caused by the negligence or misconduct by a non-independent director or the gross negligence or willful misconduct of an independent director and

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that the act or omission that was material to the loss or liability was not committed in bad faith or was not the result of active or deliberate dishonesty. As a result, we and our stockholders may have more limited rights against our directors than might otherwise exist under common law. In addition, we may be obligated to fund the defense costs incurred by our directors.

Mortgage debt obligations expose us to increased risk of loss of property, which could harm our financial condition. We expect that all our apartment communities will be encumbered by permanent mortgage financing. Incurring mortgage debt on our communities increases our risk of loss because defaults on indebtedness secured by our apartment communities may result in foreclosure actions initiated by lenders and ultimately our loss of the community securing any loans which are in default. For tax purposes, a foreclosure of any of our communities would be treated as a sale of the community for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeded our tax basis in the community, we would recognize taxable income on foreclosure, but would not receive any cash proceeds. The loss of part or all of our investment in a community could also cause the value of our shares and the distributions payable to our stockholders to be reduced.

Illiquidity of real estate investments could significantly impede our ability to respond to adverse changes in the performance of our properties and harm our financial condition. Because real estate investments are relatively illiquid, our ability to promptly sell one or more apartment communities in our portfolio in response to changing economic, financial and investment conditions is limited. The real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, that are beyond our control. We cannot predict whether we will be able to sell any community for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We also cannot predict the length of time needed to find a willing purchaser and to close the sale of a community.

We may be required to expend funds to correct defects or to make improvements before a community can be sold. We cannot assure you that we will have funds available to correct those defects or to make those improvements. In addition, the prohibition in the federal tax laws on REITs holding property for sale and related regulations may affect our ability to sell communities without adversely affecting distributions to stockholders.

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If we suffer losses that are not covered by insurance or that are in excess of our insurance coverage limits, we could lose invested capital and anticipated profits. Catastrophic losses, such as losses due to wars, earthquakes, floods, hurricanes, pollution or environmental matters, generally are either uninsurable or not economically insurable, or may be subject to insurance coverage limitations, such as large deductibles or co-payments. If one of these events occurred to, or caused the destruction of, one or more of our communities, we could lose both our invested capital and anticipated profits from that community.

Your interest in our company may be diluted if we issue additional shares and your distributions may be affected. Potential investors in this offering do not have preemptive rights to any shares issued by us in the future. Therefore, investors purchasing shares in this offering may experience dilution of their equity investment in our company in the event that we:

- sell additional shares in the future, including those issued pursuant to the dividend reinvestment plan,

- sell securities that are convertible into shares,

- issue shares in a private offering of securities to institutional investors,

- issue shares of common stock upon the exercise of options granted to our independent directors or consultants and employees of our company, our advisor and affiliates, or

- issue shares to sellers of communities acquired by us.

Further, our board has the ability to issue shares of preferred stock with rights senior to those of our common stock, which could include superior dividend rights that could result in our common stockholders receiving no dividend distributions.

                         Risks Related to this Offering

We are dependent on our advisor and the property managers. Our advisor, with approval from our board of directors, is responsible for our daily management, including all acquisitions, dispositions and financings. Our advisor, in turn, will retain third-party or affiliated managers on our behalf who will be responsible for leasing, maintenance and other day-to-day management of our communities. The board of directors may fire our advisor or any property manager, but only in certain circumstances. We cannot be sure that our advisor or any property manager will achieve our objectives or that the board of directors will be able to act quickly to remove our advisor or any property manager if it deems removal necessary. As a result, it is possible that we or one or more of our communities could be managed for some period by a company that was not acting in our best interests or not capable of helping us achieve our objectives.

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We have a limited operating history.  Prior to May 15, 2003, the date our operations commenced, we had no previous performance history. To date, we have acquired interests in the apartment communities described in this prospectus. You cannot be sure how we will be operated, whether we will pursue the objectives described in this prospectus or how we will perform financially.

Payment of fees to our advisor and its affiliates were not determined in arm's length negotiations and will reduce cash available for investment and distribution. Our advisor and its affiliates, including the dealer-manager, will perform services for us in connection with the offer and sale of the shares, the selection and acquisition of our properties and the management of our affairs on a day-to-day basis. They will be paid fees for these services, which will reduce the amount of cash available for investment in properties or distribution to stockholders and which may reduce the price you will receive for any shares you may sell. The fees we will pay to our advisor and its affiliates were not determined in arm's-length negotiations and are not based on our performance.

The performance of our properties during the period before our affiliate line of credit must be repaid may not meet our expectations. We have made borrowings, on a non-recourse basis, under our $60,000,000 line of credit with BCP Funding, LLC, our affiliate and an affiliate of our advisor, to acquire interests in our initial ten communities and which we will repay, with base interest at the rate of 9.5% per year plus bonus interest at 5.3% to the extent of cash available for debt service after payment of base interest. We will pay bonus interest on the loans to the extent of available income from our initial ten communities, but not from the proceeds of this offering. The proceeds of this offering will also be used to repay approximately $7,897,418 (which amount represents the balance outstanding as of December 31, 2005 of the original note in the aggregate principal amount of $8,120,000) of second mortgage debt (subordinate to the permanent mortgage financing) encumbering the Seattle communities and to pay acquisition fees and expenses, our organizational expenses and the expenses of this offering, provided that we will not use offering proceeds to pay deferred acquisition fees and reimburse deferred acquisition expenses until we have raised at least approximately $29.5 million (not including any accrued interest on our affiliate line of credit or amounts distributed to stockholders from offering proceeds) in this offering. We have assumed that the net income from our communities will be sufficient to cover the 9.5% interest that we must pay to BCP Funding, LLC, and the 12% interest payable to the unaffiliated second mortgage lender and the interest payable to Wachovia in connection with the Wachovia loan. If our net income is less than we anticipate, the amount of working capital that we will have available to invest in our

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communities after the repayment of these borrowings will be reduced, which could harm our ability to achieve our investment objectives and to pay distributions.

If we do not raise sufficient funds to repay the amounts we borrowed to acquire our interests in our initial ten communities, we will lose our interests in all our communities still subject to lender liens. We have a $60,000,000 line of credit with BCP Funding, LLC, our affiliate and an affiliate of our advisor, which we have drawn against to acquire interests in our initial ten communities. This loan is secured by our interests in those communities. If we do not raise at least approximately $29.5 million (not including any accrued interest on our affiliate line of credit or amounts distributed to stockholders) by January 1, 2007 we will lose our interests in all of our initial ten communities.

In addition, in order to retain all of the communities we have acquired, including our Plano community, we will have to raise approximately $74,495,922 (not including any accrued interest on our affiliate line of credit or amounts distributed to stockholders from offering proceeds) by January 1, 2007 and, at that time, repay the Wachovia loan of $5,556,348 (not including any accrued interest) with either borrowings under an anticipated line of credit or by refinancing permanent mortgage debt on our communities, or to the extent that we have raised approximately $80,890,183 (not including any accrued interest on our affiliate line of credit or the Wachovia loan or amounts distributed to stockholders from offering proceeds) by January 1, 2007, with the proceeds received from this offering.

Until we repay at least the approximately $29.5 million (not including any accrued interest on our affiliate line of credit or amounts distributed to stockholders from offering proceeds) borrowings related to our Jacksonville communities, no operating cash flow from any of our communities will be available to make distributions to our stockholders. We anticipate that we will not pay any distributions to our stockholders until after we sell a minimum of 250,000 shares of common stock in this offering and release the proceeds of those sales from escrow. Until we repay our affiliate line of credit attributable to each of our initial ten communities, all of the cash flow generated from such community will be paid to BCP Funding, LLC. Once we repay the affiliate line of credit indebtedness for each community, BCF Funding, LLC's lien will be released as to that community. Thus, unless we raise sufficient proceeds in this offering to repay the affiliate line of credit attributable to each community, no operating cash flow from such community will be available to make distributions to our stockholders. If we

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raise at least approximately $29.5 million (not including any accrued interest on our affiliate line of credit or amounts distributed to stockholders from offering proceeds) in this offering, we will first repay the borrowings related to our Jacksonville communities. Therefore, until such time as we repay the borrowings related to our Jacksonville communities, we intend to pay all distributions to stockholders, if any, from the proceeds of this offering in anticipation of the availability of cash flow from our Jacksonville communities. To the extent distributions are paid from the proceeds of this offering, we will have less capital to repay BCP Funding, LLC, which would delay our repayment of our affiliate line of credit, including those borrowings related to the Jacksonville communities. If we do not repay all of the borrowings related to our initial ten communities and the Plano community by January 1, 2007, we will lose all of our interests in these communities, and we cannot assure you that our lender under our affiliate line of credit will grant us an extension beyond January 1, 2007.

We may not have available operating cash flows from any of the communities described in this prospectus to pay distributions to shareholders. After we have raised the $2,500,000 minimum, subscriptions will be released from escrow as soon as practicable. We intend to use a portion or all of such funds to make distributions that include a return of capital, and we will therefore have less capital to repay our affiliate line of credit and the Wachovia loan, which would delay our repayment of these borrowings. We cannot assure you that we will raise the funds necessary to repay the portion of the line of credit respecting any of our communities. If we fail to raise such funds, we will not have available operating cash flows from any of the communities described in this prospectus to pay distributions to stockholders.

We have experienced net losses since our inception. We incurred net losses of approximately $7.3 million, $7.8 million and $5.6 million in the fiscal years ended December 31, 2005, December 31, 2004 and the period May 15, 2003 (inception) through December 31, 2003, respectively. We expect that we will continue to experience net losses until we repay our affiliate line of credit. We cannot assure you that we will raise the funds necessary to repay our affiliate line of credit. We cannot be certain that we will be able to achieve and/or sustain profitability in future periods.

We are dependent on the dealer-manager. Boston Capital Securities, Inc., the dealer-manager of our offering, recently entered into an Acceptance, Waiver and Consent (AWC) with the NASD's Boston District office to resolve an NASD inquiry into Boston Capital Securities, Inc.'s offer and sale of securities in certain series of Boston Capital Tax Credit Fund V, L.P.

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("Fund V"). The NASD staff found that Boston Capital Securities, Inc. violated:
(i) NASD Conduct Rules 2710(b)(4)(B)(ii) and 2110 by marketing and selling an offering of a series of Fund V before receiving the necessary NASD approvals;
(ii) NASD Conduct Rules 2810(b)(4)(B) and 2110 by exceeding the NASD's underwriting compensation guidelines with respect to another offering of a series of Fund V; (iii) NASD Conduct Rules 2710(c)(2)(C) and 2110 by making incorrect disclosures regarding its underwriting compensation in connection with the offering as described in subsection (ii); and (iv) NASD Conduct Rule 3010 for having inadequate supervisory systems and procedures to prevent the above-mentioned rule violations. Boston Capital Securities, Inc. neither admitted nor denied the NASD's charges, but consented to the entry of the NASD's findings, and was fined $1.2 million. Because we are dependent on Boston Capital Securities, Inc. in connection with this offering, any other NASD or other regulatory actions which could have a material adverse effect on Boston Capital Securities, Inc. could also have a material adverse effect on us. Our board of directors can replace Boston Capital Securities, Inc. as the dealer-manager at any time.

Stockholders may not be able to liquidate their investment promptly at a reasonable price. There is no current public market for our shares, and, therefore, it will be difficult for you to sell your shares promptly. In addition, the price received for any shares sold is likely to be less than the proportionate value of the interests in real estate we own and, due in part to the illiquidity of our shares and the initial sales load, less than the initial public offering price. Although it is possible that our common stock may be listed on a national securities exchange or on the NASDAQ National Market in the future, there is no guarantee that such a listing can or will be accomplished or that a public market for our shares will develop, or if one develops, that the price received for any shares sold will equal or exceed the initial public offering price. Stockholders should consider their investment in our company to be a long-term investment.

You cannot evaluate all of the properties we may own. Currently, we own interests in the apartment communities described in this prospectus, representing approximately 8.0% of the amount of the maximum offering or approximately $80,890,183. If we continue to raise funds after we have raised amounts sufficient to repay all our outstanding indebtedness under our affiliate line of credit, we will acquire interests in additional apartment communities which our advisor has not identified and which will be a blind pool that you will not have the opportunity to evaluate. You must rely on the ability of our advisor to find suitable additional investments. We cannot guarantee that our advisor will be able to find additional investments meeting our investment objectives or that any

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investment we have made or will make will generate income for stockholders or increase in value over time. In addition, our board of directors may approve additional future equity offerings or obtain additional financing, the proceeds of which may be invested in additional communities. Therefore, you will not have an opportunity to evaluate all of the communities that will be in our portfolio prior to purchasing shares in this offering.

Limited diversification increases risk of loss. The number of communities that we will own interests in and the geographic diversity of our investments will be reduced to the extent that the total proceeds of this offering are less than $1,000,000,000. With limited diversity, an apartment community with poor operating results can have a greater negative effect on our operations as a whole. Currently, we own properties in the Seattle, Washington, Portland, Oregon, Salt Lake City, Utah, Plano, Texas and Jacksonville, Florida, areas. If we do not raise sufficient funds to repay loans with respect to the communities in any of these areas, we will lose our interests in such communities and the geographic diversity of our investments would be reduced.

Our management and that of our advisor have little experience investing in market rate apartment communities and no experience operating a REIT. Although our management and that of our advisor have extensive experience in investing in apartment communities, as we describe in the section "Prior Performance of Affiliates of Management," substantially all of this experience was acquired by managing entities that invested in apartment communities financed or operated, or both, with one or more forms of government subsidy. The investment objectives of these affordable housing programs were to create certain tax benefits in the form of low-income housing and rehabilitation tax credits or tax losses. Distributions of current cash flow were not a primary objective of these entities. The lack of substantial experience of our management and its affiliates in investing in market rate apartment communities may adversely affect our results of operations. Neither we nor our advisor has previously operated a REIT; however, officers of our advisor have previously managed market rate properties. During their more than 30-year history, our advisor and its affiliates and predecessors acquired 17,164 apartment units of which 3,621 were market rate units. However, they have not previously offered a fully market rate community program. A REIT must operate in a manner that enables it to meet complex requirements under the Internal Revenue Code. If we fail to qualify as a REIT, we will be subject to increased taxation.

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You are limited in your ability to sell your shares pursuant to our share redemption program. Even though our share redemption program provides you with the opportunity to redeem your shares for $9.15 per share (or the price you paid for the shares, if lower than $9.15) after you have held them for a period of one year, you should be fully aware that our share redemption program contains certain restrictions and limitations. Shares will be redeemed on a pro rata basis at the end of each quarter and will be limited to the lesser of
(i) during any calendar year, 3% of the weighted average number of shares outstanding during the prior calendar year, or (ii) the proceeds we receive from the sale of shares under our dividend reinvestment plan such that in no event shall the aggregate amount of redemptions under our share redemption program exceed aggregate proceeds received from the sale of shares pursuant to our dividend reinvestment plan. Our board of directors reserves the right to amend or terminate the share redemption program at any time. In addition, the board of directors has delegated authority to our officers to reject any request for redemption for any reason at any time. Therefore, in making a decision to purchase shares of our company, you should not assume that you will be able to sell any of your shares back to us pursuant to our share redemption program.

An independent underwriter will not make an independent investigation of our company or the prospectus which are customarily performed in underwritten offerings. The dealer-manager of this offering is one of our affiliates and will receive commissions and other compensation as our agent. The dealer-manager has not retained separate counsel and will not make an independent review of us or the terms of the offering. Accordingly, the due diligence review of us by the dealer-manager cannot be considered to be an independent review and therefore, investors will not have the benefit of an independent investigation of our company as is customarily made by an unaffiliated broker-dealer or independent underwriters.

There has been no public market for our common stock.   The initial public
offering price of $10 per share was determined by our board of directors after consultation with the dealer-manager, based on prevailing market conditions and other factors, such as the prospects for our company and the industry in which we compete. Our shares will not be listed on any securities exchange or market, and there is no assurance that any market for the shares will develop. The price received per share for any shares you sell is likely to be less than the proportionate value of the real estate we own. It is also possible that after the offering, the price received per share for any shares you sell will be less than the initial public offering price.

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                          Conflicts of Interest Risks

We will be subject to conflicts of interest arising out of our relationships with our advisor and its affiliates, including the material conflicts discussed below. The "Conflicts of Interest" section provides a further discussion of the conflicts of interest between us and our advisor and its affiliates and our policies to reduce or eliminate certain potential conflicts.

There are certain relationships between our company and other entities providing services to us. Our advisor is a wholly owned subsidiary of Boston Capital Holdings Limited Partnership. John P. Manning, our Chairman and Chief Executive Officer, owns the general partner of and a limited partner interest in Boston Capital Holdings Limited Partnership.

Boston Capital Holdings Limited Partnership also owns 66 2/3% of the dealer-manager. BCP Funding, LLC, our line-of-credit lender, is a wholly owned subsidiary of Boston Capital Companion Limited Partnership. Mr. Manning also owns the general partner of and a limited partner interest in Boston Capital Companion Limited Partnership. Boston Capital Companion Limited Partnership owns 20,000 shares of our common stock.

Our advisor was not involved in the initial formation transactions for the Seattle communities. Initially, an affiliate of our advisor, BC-GFS LLC, was formed and controlled by John P. Manning to acquire the Seattle communities from Goodman Financial Services ("GFS"), an unaffiliated entity. GFS had already entered into binding contracts to purchase the Seattle communities from a third party seller and it agreed to assign its entire right to purchase the Seattle communities to BC-GFS LLC in return for the initial property management contracts for the communities. This included a share of cash flow and sale proceeds to the GFS affiliate after a preferred return on investors' unreturned capital contributions. The ownership of BC-GFS LLC was changed so that we now own 99.99% of the economic interest and BCMR Special, Inc. (which is controlled by Boston Capital Campanion Limited Partnership) owns 0.01% of the economic interest.

The directors may determine in the future that it may be in the best interest of our company to become completely or partially self-administered. In such event, the directors may determine to acquire all or a portion of our advisor or its affiliates in exchange for cash, stock or other consideration. Any such acquisition would be subject to the conflict of interest provisions of our articles of incorporation governing transactions with our advisor and its affiliates, which generally require a finding by a majority of the directors (including a majority of the independent directors) that the transaction is fair and reasonable to the company.

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Depending on the circumstances and the nature and amount of the consideration, a shareholder vote may not be required to authorize such an acquisition.

We will experience competition for properties. Our advisor will be selecting properties for other programs and entities as well as for our company. The selection of properties for our company may be subject to conflicts of interest. We cannot be sure that our advisor will act in our best interests when deciding whether to allocate any particular property to us. You will not have the opportunity to evaluate the manner in which these conflicts of interest are resolved before making your investment.

There will be competing demands on our officers and directors. Our directors and officers, and the officers of our advisor, have management responsibilities for other companies including affiliated companies. For this reason, these officers and directors will share their management time and services among those companies and our company, will not devote all of their attention to our company, and could take actions that are more favorable to the other companies than to our company.

The timing of acquisitions and sales may favor our advisor. Our advisor or its affiliates may immediately realize 2.70% of the gross offering proceeds in acquisition fees and 0.5% of the gross offering proceeds for acquisition expenses as a result of any investment in a community by us. They may realize subordinated disposition fees of 3% of the sales price for communities sold after our stockholders receive a return of all of their invested capital plus the Stockholder's 6.0% Return. After stockholders have received their return of capital and the Stockholder's 6.0% Return, our advisor is entitled to 15% of the remaining net sales proceeds. Our board of directors must approve any investments and sales, but our advisor's recommendation to the board may be influenced by the impact of the transaction on our advisor's compensation. Our advisor or its affiliates also will receive monthly 1/12th of 0.75% of the amount invested in communities (including all mortgage debt). The agreements between us and our advisor were not the result of arm's-length negotiations. As a result, our advisor may not always act in our best interests, which could adversely affect our results of operations. The agreements between us and our advisor were negotiated by the same person, but our independent directors did review and approve the agreements.

We have borrowed from an affiliate of our advisor and an affiliate of our advisor has guaranteed certain of our debt. BCP Funding, LLC, our line-of-credit lender, and a guarantor of our loan with Wachovia Bank, National Association, is an affiliate of our advisor. The negotiations for the terms of our affiliate line of credit did not have the benefit of

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arm's-length negotiations of the type that would be associated with borrowing from an unaffiliated lender. The base interest rate is 9.5% per annum plus bonus interest at 5.3% to the extent of cash available for debt service after payment of base interest. Until the line of credit attributable to each community is repaid by the due date, effectively all cash flow generated by such community will be paid to BCP Funding, LLC. The effective rate of interest on the line of credit is the stated base interest of 9.5% since historically no bonus interest has been paid.

We may invest with affiliates of our advisor. We may invest in joint ventures with other programs sponsored by our advisor or its affiliates. Our board of directors, including the independent directors, must approve the transaction, but our advisor's recommendation may be affected by its relationship with one or more of the co-venturers and may be more beneficial to the other programs than to us. Such a joint venture with an affiliate might be considered if an investment opportunity in apartment communities in the United States was too large for us to invest in without a joint venture partner. Any joint venture would have to be consistent with our investment objectives and policies. Joint venture negotiations with affiliates would not have the benefit of arm's-length negotiations.

There is no separate counsel for our company, our affiliates and stockholders. We may have interests that conflict with yours and those of our affiliates, but in connection with this offering, none of us has separate counsel.

Your subscription payment is irrevocable. Once we have accepted your subscription to purchase shares in this offering, your subscription is irrevocable and you cannot withdraw your payment for your shares unless we raise less than the $2,500,000 minimum. After we have raised the $2,500,000 minimum, subscriptions will be released from escrow as soon as practicable. You will not be able to withdraw your payment for your shares even after the $2,500,000 minimum has been raised.

                      Tax and Employee Benefit Plan Risks

If we fail to remain qualified as a REIT, our distributions will not be deductible by us, and our income will be subject to taxation, reducing our earnings available for distribution. We intend to qualify beginning with the tax year ended December 31, 2005 and to remain qualified as a REIT under the Internal Revenue Code for as long as being so qualified affords us significant tax advantages. The requirements for this qualification, however, are complex. If we fail to meet these requirements, our distributions will not be deductible to us and we will have to pay a corporate level tax on our income. This would substantially reduce our cash available to pay dividends and your yield on your investment in our stock. In addition, such a tax liability might cause us to borrow funds,

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
liquidate some of our investments or take other steps which could negatively affect our operating results. Moreover, if our REIT status is terminated because of our failure to meet a technical REIT requirement or if we voluntarily revoke our election, we would generally be disqualified from electing treatment as a REIT for the four taxable years following the year in which REIT status is lost.

Because we acquired properties prior to qualification as a REIT, we may face certain tax consequences. We have acquired properties prior to the first day of the first taxable year for which we expect to qualify as a REIT (which is anticipated to be January 1, 2005, or the "REIT Commencement Date"). If we recognize gain on the disposition of any of these assets during the 10-year period beginning on the REIT Commencement Date, then we will be subject to tax at the highest regular corporate rate on the lesser of (A) the fair market value of the asset as of the REIT Commencement Date over our basis in the asset as of the REIT Commencement Date (the "Built-In Gain"), or (B) the amount of gain we would otherwise recognize on the disposition. We would be subject to this tax liability even if we qualify and maintain our status as a REIT. In order to qualify as a REIT, we will be required to distribute an amount equal to at least 90% of the Built-In Gain (after payment of a corporate level tax), if any, recognized on the disposition of any of these assets during the 10-year period beginning on the REIT Commencement Date.

In addition, to qualify as a REIT, we cannot have at the end of any taxable year any undistributed earnings and profits that are attributable to a non-REIT taxable year. We do not believe that we have any non-REIT earnings and profits and therefore we believe that we satisfy this requirement.

Even REITs are subject to federal and state income taxes. Even if we qualify and maintain our status as a REIT, we may become subject to federal income taxes and related state taxes. For example, if we have net income from the sale or other disposition of inventory or property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business, that income will be subject to applicable federal income taxes and related state taxes. We may not be able to make sufficient distributions to avoid excise taxes applicable to REITs. We may also decide to retain income we earn from the sale or other disposition of a property and pay income tax directly on that income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. However, stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of that tax liability. We cannot assure you that we will be able to continue to satisfy the REIT requirements, or that it will be in our best interests to continue to so do. We may also be subject to state and local taxes on our income, and our communities will be subject to property taxes.

If more than fifty percent in value of our outstanding shares is owned directly, indirectly or through attribution by five or fewer individuals at any time after June 30, 2006, we will not qualify as a REIT for 2006 and subsequent taxable years. Under Sections 856(a)(6) and 856(h) of the Internal Revenue Code, no five or fewer individuals (as defined in Code Section 542(a)(2) and taking into account the look through rule of Section 856(h)(3) of the Internal Revenue Code) can own during the last half of any taxable year more than fifty percent in value of the outstanding shares of the capital stock of a REIT directly, indirectly, or through the application of the attribution rules of Section 544 of the Internal Revenue Code (as modified by Section 856(h)(1)(B) of the Internal Revenue Code), other than with respect to the first taxable year for which a REIT election is made ("Five/Fifty Requirement"). As of the date hereof, more than fifty percent in value of the outstanding shares of our capital stock is owned directly, indirectly, or through attribution by five or fewer individuals. If we do not satisfy the Five/Fifty Requirement by June 30, 2006 (and for the remainder of 2006), we will not qualify as a REIT for 2006 and subsequent taxable years.

An investment in our common stock may not be suitable for every employee benefit plan. When considering an investment in our common stock, an individual with investment discretion over assets of any pension plan, profit-sharing plan, retirement plan, IRA or other employee benefit plan covered by ERISA should consider whether the investment satisfies the requirements of Section 404 of ERISA or other applicable laws. In particular, attention should be paid to the diversification requirements of Section 404(a)(3) of ERISA in light of all the facts and circumstances, including the portion of the plan's portfolio of which the investment will be a part. All plan investors should also consider whether the investment is prudent and meets plan liquidity requirements as there may be only a limited market in which to sell or otherwise dispose of our common stock, whether the investment is permissible under the plan's governing instrument, and whether the investment could be a prohibited transaction under ERISA or the Internal Revenue Code. Also, the annual determination of the fair market value of that plan's assets required of the fiduciary may be difficult because there is no public market for the stock. We have not, and will not, evaluate whether an investment in our common stock is suitable for any particular plan.

                         INVESTOR SUITABILITY STANDARDS

The shares we are offering are suitable only as a long-term investment for persons of adequate financial means. We do not expect to have a public market for the shares, which means that it may be difficult for you to sell your shares. You should not buy these shares if you need to sell them immediately or will need to sell them quickly in the future.

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In consideration of these factors, we have established suitability standards for initial stockholders and subsequent transferees. These suitability standards require that a purchaser of shares have either:

- a net worth of at least $150,000; or

- a gross annual income of at least $45,000 and a net worth of at least $45,000.

Net worth shall be determined exclusive of the value of a purchaser's home, home furnishings and automobiles.

The minimum purchase is 100 shares ($1,000), except in certain states as described below. You may not transfer fewer shares than the minimum purchase requirement. In addition, you may not transfer, fractionalize or subdivide your shares so as to retain less than the number of shares required for the minimum purchase. In order to satisfy the minimum purchase requirements for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, and jointly meet suitability standards, provided that each such contribution is made in increments of $100. You should note that an investment in shares of our company will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code.

The minimum purchase for Maine, New York and North Carolina residents is 250 shares ($2,500), except for IRAs which must purchase a minimum of 100 shares ($1,000). The minimum purchase for Minnesota residents is 250 shares ($2,500), except for IRAs and other qualified retirement plans which must purchase a minimum of 200 shares ($2,000). Following an initial subscription for at least the required minimum investment, any investor may make additional purchases in increments of at least ten shares ($100), except for purchases made by residents of Maine and Minnesota, whose additional investments must meet their state's minimum investment amount, and purchases of shares pursuant to our dividend reinvestment plan, which may be in lesser amounts.

Several states have established suitability standards different from those we have established. Shares will be sold only to investors in these states who meet the special suitability standards set forth below.

Arizona, California, Iowa, Massachusetts, Michigan, Missouri, North Carolina, New Mexico, Texas and Tennessee--Investors must have either (i) a net worth of at least $225,000 or (ii) gross annual income of $60,000 and a net worth of at least $60,000.

Maine--Investors must have either (i) a net worth of at least $200,000 or
(ii) gross annual income of $50,000 and a net worth of at least $50,000.

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Iowa, Michigan, Missouri, Ohio, Oregon and Pennsylvania--In addition to our suitability requirements, investors must have a net worth of at least ten times their investment in our company.

New Hampshire--Investors must have either (i) a net worth of at least $250,000 or (ii) taxable income of $50,000 and a net worth of at least $125,000.

Kansas--Investors must have either (i) gross annual income of at least $60,000 and a net worth of at least $60,000; or (ii) a minimum net worth of at least $225,000 plus a liquid net worth of at least ten times their investment in the company.

We will place all New Mexico investor subscriptions in escrow until we have received total subscriptions of at least $31,500,000, or for an escrow period of 120 days, whichever is shorter.

Because the minimum offering of our common stock is less than $50,000,000, Pennsylvania investors are cautioned to carefully evaluate our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of company subscriptions.

We will place all Pennsylvania investor subscriptions in escrow until we have received total subscriptions of at least $50,000,000, or for an escrow period of 120 days, whichever is shorter.

If we have not received total subscriptions of at least $50,000,000 by the end of the escrow period, we must:

A. Return the Pennsylvania investors' funds within 15 calendar days of the end of the escrow period; or

B. Notifiy the Pennsylvania investors in writing by certified mail or any other means whereby receipt of delivery is obtained within 10 calendar days after the end of the escrow period, that the Pennsylvania investors have a right to have their investment returned to them. If an investor requests the return of such funds within 10 calendar days after receipt of notification, the company must return such funds within 15 calendar days after receipt of the investor's request.

No interest is payable to an investor who requests a return of funds at the end of the initial 120-day escrow period. Any Pennsylvania investor who requests return of funds at the end of any subsequent 120-day escrow period will be entitled to receive interest earned, if any, for the time that the investor's funds remain in escrow commencing with the first day after the initial 120-day escrow period.

In the case of sales to fiduciary accounts, these suitability standards must be met by the fiduciary account, by the person who directly or indirectly

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
supplied the funds for the purchase of the shares or by the beneficiary of the account. These suitability standards are intended to help ensure that, given the long-term nature of an investment in our shares, our investment objectives and the relative illiquidity of our shares, our shares are an appropriate investment for those of you desiring to become stockholders. Each participating broker-dealer must make every reasonable effort to determine that the purchase of shares is a suitable and appropriate investment for each stockholder based on information provided by the stockholder in the subscription agreement, a form of which accompanies this prospectus as Exhibit B. Each participating broker-dealer is required to maintain for six years records of the information used to determine that an investment in the shares is suitable and appropriate for a stockholder.

                           ESTIMATED USE OF PROCEEDS

The following table sets forth information about how we intend to use the proceeds raised in this offering assuming that we sell 250,000 shares and 100,000,000 shares, respectively, in the offering. Many of the figures set forth below represent management's best estimate since they cannot be precisely calculated at this time. We expect to invest 84.55% of the money we raise in this offering in apartment communities, while the remaining 15.45% will be used for working capital and to pay expenses and fees, including the payment of fees to the dealer-manager and our advisor.

The current amount outstanding under our line of credit with our affiliate BCP Funding, LLC is $56,596,665. The entire line of credit is due and payable on January 1, 2007. If we raise at least approximately $29.5 million (not including any accrued interest on our affiliate line of credit or amounts distributed to stockholders from offering proceeds) necessary to repay our affiliate line of credit related to our Jacksonville communities, $24,954,067 of such amount will be used to repay our affiliate line of credit. If we raise the $74,495,922 (not including any accrued interest on our line of credit or amounts distributed to stockholders from offering proceeds) necessary to purchase all of our initial 10 communities, a total of $56,596,665 of such amount will be used to repay the line of credit to our affiliate and approximately $7,987,418 (which amount represent the balance outstanding as of December 31, 2005 of the original note in the aggregate principal amount of $8,120,000) will be used to repay the second mortgage loan on the Seattle communities. Once we have raised $74,495,922, we may repay the Wachovia loan with either borrowings under an anticipated line of credit or by refinancing permanent mortgage debt on our communities, or to the extent that we have raised approximately $80,890,183 in this offering (not including any accrued interest on our affiliate line of credit or the Wachovia loan or amounts distributed to stockholders from offering proceeds) by January 1, 2007, with the proceeds received from this offering. The interest on our affiliate line of

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credit accrues in arrears at an annual base rate of 9.5% plus bonus interest at
5.3% to the extent of cash available for debt service after payment of base interest, and is due and payable quarterly to the extent of cash available for debt service for that quarter and, to the extent base interest is not paid, will be added to principal. Further, bonus interest on the loans is due and payable quarterly only to the extent of cash available for debt service for that quarter after payment of the base rate of 9.5% interest for that quarter, and to the extent not paid will accrue but will not be added to principal or be considered in calculating the 9.5% interest. Accrued bonus interest will be payable quarterly without further interest to the extent of cash available for debt service for that quarter only after payment of 9.5% interest and bonus interest for that quarter.

The maximum offering amounts below excludes 5,000,000 shares that may be sold pursuant to the dividend reinvestment plan. As long as our shares are not listed on a national securities exchange or market, it is anticipated that the proceeds from the dividend reinvestment plan will be used to fund our share redemption program. Our share redemption program is only intended to provide interim liquidity for stockholders until a secondary market develops, if ever, for the shares. In addition, the number of shares of common stock to be outstanding after this offering excludes 4,000,000 shares reserved for issuance under our equity incentive plan. See "Management--Equity Incentive Plan."

Gross offering proceeds are calculated as if all shares are sold at $10 per share and do not take into account any reduction in selling commissions. See "Selling and Escrow Arrangements" for a description of the circumstances in which selling commissions may be reduced. Selling commissions are calculated assuming that commissions are not reduced in connection with the purchase of any shares. The shares are being offered to the public through Boston Capital Securities, Inc., which will receive selling commissions of 7% on all sales of shares and will act as dealer-manager. The dealer-manager is an affiliate of our advisor. Other unaffiliated broker-dealers may be engaged to sell shares and be reallowed selling commissions of up to 7% with respect to shares they sell. In addition, up to 1.5% of the dealer-manager fee may be reallowed to broker-dealers for expenses incurred by them in selling the shares, in the sole discretion of the dealer-manager. See "Selling and Escrow Arrangements" for a more complete description of this fee.

The item "Organization and offering expenses" in the following chart includes, among others, legal, accounting, escrow, printing, registration, qualification, distribution, filing and other accountable expenses incurred in connection with the organization of our company, the structuring of our company's investments and the offering of shares. If the organization

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
and offering expenses (excluding selling commissions and the dealer-manager fee described above) exceed 2.25% of the gross offering proceeds, the excess will be paid by our advisor without recourse to us.

The purchase price for each community included prepaid acquisition fees in the aggregate amount of $1,444,844. These fees were prepaid to an affiliate, Boston Capital Holdings Limited Partnership, as follows: $470,908 for the Jacksonville communities (1.60% of the offering proceeds related to Jacksonville); $552,794 for the Seattle communities (2.79% of the offering proceeds related to Seattle); and $421,142 for the Portland/Salt Lake communities (1.63% of the offering proceeds related to Portland/Salt Lake communities). These amounts will be deducted from the 2.70% acquisition fee we have agreed to pay our advisor with respect to each of the communities. Offering proceeds will not be reduced by any prepaid acquisition fee relating to a specified community if sufficient offering proceeds are not raised to release the respective community from our affiliate line of credit. If we raise at least approximately $29.5 million (not including any accrued interest on our affiliate line of credit or amounts distributed to stockholders from offering proceeds), we will keep our interest in Jacksonville. We will not pay our advisor deferred acquisition fees relating to a community until we raise sufficient funds to repay amounts outstanding under the loans with respect to that community. Thus, once we have raised at least approximately $29.5 million (not including any accrued interest on our affiliate line of credit or amounts distributed to stockholders from offering proceeds) and the liens on our Jacksonville communities have been released, we will pay our advisor an acquisition fee attributable to our Jacksonville communities of 2.7% of offering proceeds, which equals $796,500. Since a portion of the acquisition fee in the amount of $470,908 attributable to the Jacksonville communities has already been paid, if we raise at least approximately $29.5 million (not including any accrued interest on our affiliate line of credit or amounts distributed to stockholders from offering proceeds), we would pay an additional $325,592 in acquisition fees, which represents the $796,500 fee due less the prepaid fee of $470,908.

The item "Acquisition expenses" in the following chart consists of legal and accounting fees and travel, communication and other expenses to be paid to third parties and amounts to be paid to our advisor for selecting, evaluating, negotiating and closing our company's investments in apartment communities.

The purchase price for each community included prepaid acquisition expense reimbursements in the aggregate amount of $189,009. These expense reimbursements were prepaid to an affiliate, Boston Capital Holdings Limited Partnership, as follows: $73,519 for our Jacksonville communities (.25% of the offering proceeds related to Jacksonville); $49,739 for

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our Seattle communities (.25% of the offering proceeds related to Seattle communities); and $65,751 for our Portland/Salt Lake communities (.25% of the offering proceeds related to Portland/Salt Lake communities). These amounts will be deducted from the 0.5% acquisition expense reimbursement we have agreed to pay our advisor with respect to each of the communities. Offering proceeds will not be reduced by any prepaid acquisition expense reimbursements relating to a specified community if sufficient offering proceeds are not raised to release the respective community from our affiliate line of credit. We will not pay our advisor additional acquisition expense reimbursement relating to a community until we raise sufficient funds to repay amounts outstanding under the loans with respect to that community. Thus, once we have raised at least approximately $29.5 million (not including any accrued interest on our affiliate line of credit or amounts distributed to stockholders from offering proceeds) and the liens on our Jacksonville communities have been released, we will pay our advisor an acquisition expense reimbursement attributable to our Jacksonville communities of 0.5% of offering proceeds, which equals $147,500. Since a portion of the acquisition expense reimbursement in the amount of $73,519 attributable to the Jacksonville communities has already been paid, if we raise at least approximately $29.5 million (not including any accrued interest on our affiliate line of credit or amounts distributed to stockholders from offering proceeds), we would pay an additional $73,981 in acquisition fees, which represents the $147,500 additional acquisition expense reimbursement due less the prepaid expense reimbursement of $73,519.

Money in the working capital reserve will be available for contingencies relating to the operation, management and administration of the apartment communities and our company, to the extent other funds are not so available. In addition, funds held in the working capital reserve can be used for option and/or other payments and interest expense incurred (all to unaffiliated third parties) to secure the acquisition of apartment communities. Working capital reserves will not be used to pay additional compensation, expenses or fees to insiders or affiliates.

At a minimum, the amount of offering proceeds which will be invested in apartment communities (or to retire debt used to acquire apartment communities) will be 84.55% of the total offering proceeds. At the first closing, and at each subsequent closing when there are borrowings outstanding under our line of credit that were used to acquire our interests in apartment communities, we will apply the net available for investment in properties to the repayment of those borrowings. As we repay the borrowings used to acquire our interest in a portfolio of apartment communities in accordance with the terms of our loan agreement, the lender will release its lien on our interest in that portfolio of apartment communities.

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
                        Estimated Use of Proceeds Table

                         Minimum         Sales of 8,089,018      Maximum
                         offering        shares (minimum         Offering
                                         amount necessary
                                         to repay
                                         indebtedness on
                                         our affiliate line
                                         of credit,
                                         Wachovia loan
                                         and the Seattle
                                         second mortgage
                                         loan)(6)
Common Stock Offered...     250,000 shares      8,089,018  shares    100,000,000 shares
Shares of common stock
  outstanding after the
  offering.............     270,000 shares      8,109,018  shares    100,020,000 shares
Estimated use of gross
  offering proceeds....  $2,500,000         $80,890,183          $1,000,000,000       100.0%
                         ----------         -----------          --------------       -----
  Less Public Offering
    Expenses:
    Selling
      commissions......     175,000           5,662,313              70,000,000         7.0%
    Dealer-manager
      fee..............      50,000           1,617,804              20,000,000         2.0%
    Organization and
      Offering
      Expenses(1)......      56,250           1,820,029              22,500,000        2.25%
                         ----------         -----------          --------------       -----
  Total offering
    expenses...........     281,250           9,100,146             112,500,000       11.25%
                         ----------         -----------          --------------       -----
Amount available after
  Offering Expenses....  $2,218,750         $71,790,037          $  887,500,000       88.75%
                         ==========         ===========          ==============       =====
Acquisition fees(2)....      67,500           2,184,035(3)           27,000,000        2.70%
Acquisition expenses...      12,500             404,451(4)            5,000,000         0.5%
Working capital
  reserve..............      25,000             808,902              10,000,000         1.0%
                         ----------         -----------          --------------       -----
Net available for
  investment in
  properties
  (by repayment of
  debt, if
  outstanding).........  $2,113,750         $68,392,649(5)       $  845,500,000       84.55%

------------

(1) If organization and offering expenses (excluding selling commissions and the dealer-manager fee) exceed 2.25% of the proceeds raised in this offering, the excess will be paid by our advisor without recourse to us.

(2) We will not pay our advisor deferred acquisition fees relating to a community until we raise sufficient funds to repay amounts outstanding under our affiliate line of credit, or with respect to the Plano community, the Wachovia loan. See "Estimated Use of Proceeds."

(3) Includes $1,444,844 in prepaid acquisition fees.

(4) Includes $189,009 in prepaid acquisition expenses.

(5) This amount does not include funds not utilized for payment of acquisition fees and expense reimbursements due to the fact that a portion of the acquisition fees and acquisition expenses have been prepaid as noted in notes (3) and (4). Therefore, such funds will also be available for investment in properties (by repayment of debt, if outstanding).

(6) Amounts necessary to repay this indebtedness do not include accrued interest.

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                              DISTRIBUTION POLICY

We intend to pay regular quarterly distributions to holders of our common stock. Any distributions we make, however, will be at the discretion of our board of directors, in accordance with our earnings, cash flow, capital needs and general financing condition. Distributions will be made to those holders of our common stock who are holders of our common stock as of the record date selected by our board of directors. We intend to pay our first distribution with respect to the first full quarter ending after the first closing date or at any other time as declared by our board of directors. We expect to initially make distributions that include a return of capital. Because we will not have cash available for distributions to stockholders until we raise at least approximately
$29.5 million (not including any accrued interest on our affiliate line of credit or amounts distributed to stockholders from offering proceeds) and pay off the borrowings related to our Jacksonville communities, we anticipate paying all or a significant portion of initial distributions from the proceeds of this offering or from short-term borrowings, including borrowings from affiliates. We cannot assure you that our intended distribution policy will be sustained. Our actual results of operations may differ materially from our current expectations. Our actual results of operations and, accordingly, cash available for distribution as quarterly distributions, will be affected by a number of factors, including the revenue we receive from our communities, our operating expenses, interest expense, the ability of our residents to meet their obligations and unanticipated expenditures. For more information regarding risk factors that could materially adversely affect our actual results of operations, please see "Risk Factors," beginning on page 42. In addition, variations in the net proceeds from this offering as a result of a failure to sell the maximum number of shares offered may affect our cash available for distributions and available reserves, which may affect our ability to pay the contemplated distributions.

We are required to make distributions sufficient to satisfy the requirements for qualification as a REIT for tax purposes. Our board's discretion as to the payment of distributions will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements. Generally, income distributed as dividends will not be taxable to us under federal income tax law if we distribute annually at least 90% of our REIT taxable income. For more information, please see "Material United States Federal Income Tax Considerations--Taxation of the Company--Annual Distribution Requirements." Our income depends on the income or profits derived by our subsidiaries, who hold the fee simple title to the communities. None of our tax losses will be passed through to you. Taxable income and actual cash available for distribution are not the same. We expect that we will make one or more distributions in excess of cash available for distributions in order to meet these distribution requirements, and we may need to borrow funds to make these required distributions. To the extent we make distributions in excess of our current or accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in each U.S. stockholder's shares, and the amount of each distribution in excess of a U.S. stockholder's tax basis in its shares will be taxable as gain realized from the sale of its shares.

                            BUSINESS AND PROPERTIES
                                    Overview

We are a newly-formed Maryland corporation. Assuming the sale of at least 250,000 shares in this offering, we expect to operate as a REIT that will own interests in, lease and maintain apartment communities in the United States, typically garden apartments and select mid-rise properties of 150 or more rental units that are located in suburban or metropolitan areas.

Generally, our interests in each community (or, where appropriate, in each related group of communities) will be owned by a limited liability company or other entity wholly owned by us. The communities themselves will be owned by subsidiaries of limited liability companies in which our subsidiary-owner companies will own the equity interest and in which unaffiliated third parties will have a subordinated economic interest. Decisions relating to the purchase and sale of interests in communities will be made by our advisor, subject to the approval of our board of directors. Our communities will be managed by third-party managers selected by our advisor and approved by our board of directors. Currently, our communities in Seattle, Portland and Salt Lake City are managed by Pinnacle Realty Management Company, our Jacksonville communities are managed by Bainbridge Management Jacksonville LLC, and our Plano community is managed by Alliance Residential, LLC, none of which is affiliated with us or our advisor. We may hire Pinnacle, Bainbridge or Alliance to manage other communities if those communities are in areas in which Pinnacle, Bainbridge or Alliance does business and our advisor and our board determines that Pinnacle, Bainbridge or Alliance is the best choice.

                           Property Selection Process

When making investments in apartment communities, our advisor considers relevant real property and financial factors, including the condition and location of the community, its income-producing capacity and the prospects for its long-term appreciation. The proper location, design and amenities are important to the success of a community.

Apartment communities under consideration are first subjected to a comprehensive due diligence review. In selecting specific communities, our advisor, as approved by our board of directors, applies the following minimum standards:

- The apartment community is in what our advisor considers to be a quality market area within locations that provide stability and upside potential.

- We will endeavor to maintain an aggregate mortgage indebtedness on our communities totaling between 55% and 65% but in any event not more than 70% of our gross asset value, but this is not a limitation on the amount of mortgage indebtedness on any one community acquired, and we have no limitations in our organizational documents regarding the amount of mortgage and other borrowings on our communities. The aggregate amount of our indebtedness outstanding at any time, however, may not exceed 300% of our net assets.

- For communities acquired before the minimum offering of $2.5 million has been raised, the communities have at least 18 months of stable operations; following such period, we expect that at least 90% of the communities will meet this standard.

 1. The location considerations include characteristics of the surrounding area and the suitability of the neighborhood services and amenities available to the resident base. Our advisor considers accessibility to the community by both public and private transportation, and its visibility and curb appeal to prospective residents. Property considerations include physical aspects of the property, its condition, quality of design and materials and its amenities.

 2. The market area is characterized as having current and long-term suitable demographic and economic conditions. Our advisor considers supply and demand factors and determines whether the capture rates in the primary and secondary market areas are within appropriate standards for the resident base. Our advisor also considers the competitive advantage of the community as compared with competing properties in the same market area.

 3. In its determination of the stability of the communities' operations, our advisor considers the potential impact of rent growth, turnover, rent discounts, concessions and other factors that exist or may exist in the competitive environment.

 4. The community must be in a market area possessing attractive investment attributes, including income growth, stability and upside associated with improving market fundamentals and/or value added through renovation or repositioning of the property.

 5. Our advisor must determine, through third-party environmental and engineering assessments, that the property is not subject to any recognized environmental or physical conditions or deferred maintenance costs that would impact the future operations, marketability or salability of the property.

 6. The community's management team, including any potential joint venture partners, must demonstrate substantial experience, where applicable, in the design, development and management of market rate apartment communities. Our advisor considers each individual's or entity's current financial position, past financial performance and performs credit checks, background checks and reference reviews.

 7. Communities will not be acquired from our advisor or any of its affiliates unless a majority of the independent directors approve the transaction as being fair and reasonable to us and at a price no greater than the cost of the asset to such advisor or affiliate, or if the price is in excess of such cost, that substantial justification for such excess exists and such excess is reasonable.

                                   Properties

The apartment communities we own interests in are described below. Typically, a wholly owned subsidiary of our company owns limited liability company interests (representing all of the equity) in a limited liability company (LLC) that owns, through wholly owned subsidiaries, a group of apartment communities. The manager of the LLC that owns apartment communities through wholly owned subsidiaries is typically an affiliate of the property manager, and typically has a small economic interest in the LLC. We have the right to remove and replace the LLC manager at any time without cause. We believe that this arrangement is an appropriate incentive to encourage performance by the manager of the LLC. In the future, we may also own communities directly, or, as we have done with respect to our Plano community, through joint ventures, with affiliated or unaffiliated third parties.

The following chart shows the typical structure of our investment in apartment communities:

                 ----------------------------------------------
                 *                    REIT                    *
                 ----------------------------------------------
                                        *
                                        *100%
                                        *
                 ----------------------------------------------
                 *      REIT SUBSIDIARY IN WHICH THE REIT     *
                 *          HAS A 100% OWNERSHIP AND          *
                 *              ECONOMIC INTEREST             *
                 ----------------------------------------------
                                        *
                                        *100%
                                        *
                 ----------------------------------------------
                 *        100%-OWNED ENTITY IN WHICH AN       *
                 *     UNAFFILIATED THIRD PARTY SHARES AN     *
                 * ECONOMIC INTEREST SUBORDINATE TO THE REITs *
                 ----------------------------------------------
                                        *
                                        *100%
                                        *
                 ----------------------------------------------
                 *    ENTITY HOLDING TITLE TO THE COMMUNITY   *
                 ----------------------------------------------

The aggregate purchase price for our interests in our apartment communities was approximately $62,153,013, and we acquired them by borrowing $56,596,665 under our affiliate line of credit, and with respect to our Plano community, through a $5,556,348 loan with Wachovia Bank, National Association. If we raise at least approximately $29.5 million (not including any accrued interest on our affiliate line of credit or amounts distributed to stockholders from offering proceeds) necessary to repay our affiliate line of credit related to our Jacksonville communities, $24,954,067 of such amount will be used to repay our affiliate line of credit, and our line-of-credit lender will release its lien on our interests in those communities, but not its liens on the balance of our interests in communities, which will only be released if we raise sufficient additional funds in this offering to repay the balance of our affiliate line of credit. Assuming we raise sufficient additional funds, we will repay the balance in one or more installments, as additional closings are held, first repaying our borrowings related to our Portland and Salt Lake City communities, and then repaying our borrowings related to our Seattle communities. We may then repay the Wachovia loan with either borrowings under an anticipated line of credit or by refinancing permanent mortgage debt on our communities, or to the extent that we have raised approximately $80,890,183 (not including any accrued interest on our affiliate line of credit or the Wachovia loan or amounts distributed to stockholders from offering proceeds) by January 1, 2007, with the proceeds received from this offering. We also have the right to make payments on the Wachovia loan before repaying the borrowings associated with our Seattle communities. In the tables below the apartment communities are listed in the order in which we currently intend to repay the related affiliate line of credit borrowings. Under the terms of our affiliate line of credit, we must repay our borrowings related to any group of communities on a group basis, and not on a community-by-community basis. In any case we must repay all amounts due under our affiliate line of credit by January 1, 2007. Each time a portion of the outstanding balance of our affiliate line of credit is repaid, our line-of-credit lender will release its lien on our interests in the communities acquired with the proceeds of the repaid loan. Our affiliate line of credit is non-recourse to our company, and there is no provision for cross-collateralization between communities which are no longer (or have not been) financed with our affiliate line of credit, and those that are still financed with it. If only approximately $29.5 million (not including any accrued interest on our affiliate line of credit or amounts distributed to stockholders from offering proceeds) is raised, and we cannot otherwise repay the balance of our affiliate line of credit, we will lose our interests in all but the Jacksonville communities.

The Seattle apartment communities are also encumbered by approximately $7,987,418 of second mortgage debt as of December 31, 2005, from a third-party lender, which we will repay from the proceeds of this offering when we repay the line-of-credit loans related to those communities. All of the apartment communities we have acquired interests in are further encumbered, as of December 31, 2005, by an aggregate of approximately $124,538,000 of permanent mortgage debt, which will not be repaid from the proceeds of this offering. All required debt payments have been made to date.

As to our apartment communities which are no longer (or have not been) financed with our affiliate line of credit or any replacement line of credit, we do not currently intend to have total mortgage debt on those communities outside of the targeted range of 55% to 65% but in any event not more than 70% of the gross asset value of those communities, though we have no limitations in our organizational documents regarding the amount of mortgage and other borrowings on our communities. The aggregate amount of our indebtedness outstanding at any time, however, may not exceed 300% of our net assets.

We will supplement or amend this prospectus from time to time when we have identified additional communities for acquisition.

              INFORMATION CONCERNING THE JACKSONVILLE COMMUNITIES

Name                Location          Number                                                        Mortgage      Property
of                  of                of                            Purchase      Permanent         Interest      Management
Community           Property          Units      Monthly Rents(1)   Price(2)      Mortgage Loan     Rate          Agent
---------           --------          -----      ----------------   --------      -------------     ----          -----
1.   Savannah Oaks  Jacksonville        228        $520 - 585 1BR   $11,498,227   $6,474,000        4.32%         Bainbridge
     (formerly      Heights                        $700 - 760 2BR                 Berkshire                       Management
     known as Oaks  (Jacksonville),                      $835 3BR                 Mortgage                        Jacksonville LLC
     at             Florida                                                       Company(9)
     Timuquana)(8)

2.   Bay Pointe(6)  Southside           300        $610 - 690 1BR   $17,815,831   $9,800,000        4.32%         Bainbridge
                    (Jacksonville),                $720 - 745 2BR                 Berkshire                       Management
                    Florida                                                       Mortgage                        Jacksonville LLC
                                                                                  Company(7)

3.   Spicewood      East                512        $536 - 615 1BR   $30,579,666   $19,100,000       4.26%         Bainbridge
     Springs(4)     (Jacksonville),                $725 - 845 2BR                 Berkshire                       Management
                    Florida                                                       Mortgage                        Jacksonville LLC
                                                                                  Company(5)

Nam                      Interim
of   Annual Property     BCP Funding
Com  Management Fee      Loan(3)
---  --------------      -------
1.   3.5% of Gross        $ 5,087,352
     Income
2.   3.5% of Gross        $ 8,125,565
     Income
3.   3.5% of Gross        $11,741,148
     Income

------------

(1) Represents, as of December 31, 2005, rents offered, exclusive of utilities and rent concessions of up to one month that may be offered occasionally on select units, unless otherwise noted.

(2) Including closing costs, funds escrowed to pay for renovations, and operating reserves.

(3) This debt will be paid in full from the offering proceeds.

(4) Spicewood Springs underwent a renovation and repositioning of the property in 2004, which is substantially complete.

(5) The principal amount of the mortgage as of December 31, 2005 was $19,100,000, with a remaining term of approximately four years. The original mortgage loan is for a seven-year term with seven years at interest only.

(6) Bay Pointe underwent a renovation and repositioning of the property in 2004, which is substantially complete. In addition to exterior improvements, greater than 50% of the 300 units were upgraded.

(7) The principal amount of the mortgage as of December 31, 2005 was $9,800,000, with a remaining term of approximately four years. The original mortgage loan is for a seven-year term with seven years at interest only.

(8) Savannah Oaks underwent a renovation and repositioning of the property in 2004, which is substantially complete. Market rents are shown in this table above.

(9) The principal amount of the mortgage as of December 31, 2005 was $6,474,000, with a remaining term of approximately four years. The original mortgage loan is for a seven-year term with seven years at interest only.

       INFORMATION CONCERNING THE PORTLAND AND SALT LAKE CITY COMMUNITIES

Name                Location          Number                                                        Mortgage      Property
of                  of                of                            Purchase      Permanent         Interest      Management
Community           Property          Units      Monthly Rents(1)   Price(2)      Mortgage Loan     Rate          Agent
---------           --------          -----      ----------------   --------      -------------     ----          -----
4.   Boulder Creek  Wilsonville         296              $585 1BR   $17,742,642   $11,375,000       4.52%         Pinnacle Realty
                    (Portland),                    $650 - 675 2BR                 Berkshire                       Management
                    Oregon                               $855 3BR                 Mortgage                        Company
                                                                                  Company(5)

5.   Bridge Creek   Wilsonville         315        $585 - 595 1BR   $20,242,177   $12,958,000       4.52%         Pinnacle Realty
                    (Portland),                    $680 - 690 2BR                 Berkshire                       Management
                    Oregon                         $845 - 870 3BR                 Mortgage                        Company
                                                                                  Company(6)

6.   Settler's      Taylorsville        416        $572 - 646 1BR   $23,396,250   $15,000,000       4.52%         Pinnacle Realty
     Point          (Salt Lake                     $645 - 744 2BR                 Berkshire                       Management
                    City), Utah                                                   Mortgage                        Company
                                                                                  Company(7)

Nam                                     Interim
of   Annual Property                    BCP Funding
Com  Management Fee                     Loan(4)
---  --------------                     -------
4.   4.0% of Gross Income (of which      $ 6,463,544
     0.5% is payable after the company
     has received the preferred return
     on its unreturned capital
     contributions). As of March 1,
     2005, we reduced the management
     fee to 3.5% of Gross Income until
     the property reaches certain
     performance hurdles.
5.   4.0% of Gross Income (of which      $ 7,412,489
     0.5% is payable after the company
     has received the preferred return
     on its unreturned capital
     contributions). As of March 1,
     2005, we reduced the management
     fee to 3.5% of Gross Income until
     the property reaches certain
     performance hurdles.
6.   4.0% of Gross Income (of which      $ 8,440,584
     0.5% is payable after the company
     has received the preferred return
     on its unreturned capital
     contributions)

--------------

(1) Represents, as of December 31, 2005, current rents offered, exclusive of utilities and rent concessions of up to one month that may be offered occasionally on select units, unless otherwise indicated.

(2) Including closing costs, funds escrowed to pay for renovations, and operating reserves.

(3) Under the terms of our LLC agreement with GFS Equity Management, Inc., we would have been responsible for 75% of the rate lock deposit fee in the event the loan failed to close and GFS Equity Management LLC would have been responsible for 25%. We had a choice of accepting an interest rate of 4.60% with a rate lock deposit that had more favorable refund terms than the alternative rate of 4.52%. In order to secure the lower rate and also to mitigate the risk of losing the rate lock deposit, GFS Equity Management LLC agreed to assume 100% of the risk of loss on the rate lock deposit in return for receiving 75% of the spread between the two interest rates (.06%). This additional interest payment will be paid from cash flow to GFS Equity Management LLC throughout the duration of the loan term contemporaneously with the payments on the first mortgage loans.

(4) This debt will be repaid in full from the offering proceeds.

(5) The principal amount of the mortgage as of December 31, 2005 was $11,375,000, with a remaining term of approximately four years. The original mortgage loan is for a 10-year term with seven years at a fixed interest rate at 4.52% and a floating rate for the last three years. During the last three years of the loan term, the loan term can be extended for five years and a five-year fixed rate note can be executed.

(6) The principal amount of the mortgage as of December 31, 2005 was $12,958,000, with a remaining term of approximately four years. The original mortgage loan is for a 10-year term with seven years at a fixed interest rate at 4.52% and a floating rate for the last three years. During the last three years of the loan term, the loan term can be extended for five years and a five-year fixed rate note can be executed.

(7) The principal amount of the mortgage as of December 31, 2005 was $15,000,000, with a remaining term of approximately four years. The original mortgage loan is for a 10-year term with seven years at a fixed interest rate at 4.52% and a floating rate for the last three years. During the last three years of the loan term, the loan term can be extended for five years and a five-year fixed rate note can be executed.

                 INFORMATION CONCERNING THE SEATTLE COMMUNITIES

Name                Location          Number                                                                       Mortgage
of                  of                of                              Purchase      Permanent                      Interest
Community           Property          Units      Monthly Rents(1)     Price(2)      Mortgage Loan                  Rate
---------           --------          -----      ----------------     --------      -------------                  ----
7.   Alderwood      Lynnwood            188          $665 - 685 1BR   $13,397,470   $9,210,000 Berkshire Mortgage  4.67%
                    (Seattle),                       $775 - 835 2BR                 Company(4)
                    Washington                                                      $1,951,084(5) Berkshire/WAFRA
                                                                                    Mezzanine Debt Investors
                                                                                    Foreign Fund
8.   Ridgetop       Silverdale          221                 $740 ST   $14,076,016   $9,690,000 Berkshire Mortgage  4.67%
                    (Seattle),                       $740 - 800 1BR                 Company(6)
                    Washington                       $850 - 955 2BR                 $2,049,624(5) Berkshire/WAFRA
                                                 $1,005 - 1,100 3BR                 Mezzanine Debt Investors
                                                                                    Foreign Fund
9.   Wellington     Silverdale          240          $765 - 820 1BR   $16,744,073   $11,530,000 Berkshire          4.67%
                    (Seattle),                     $900 - 1,000 2BR                 Mortgage Company(7)
                    Washington                   $1,075 - 1,100 3BR                 $2,433,928(5) Berkshire/WAFRA
                                                                                    Mezzanine Debt Investors
                                                                                    Foreign Fund
10.  Ridgegate      Kent (Seattle),     153          $660 - 770 1BR   $10,786,486   $7,420,000 Berkshire Mortgage  4.67%
                    Washington                       $840 - 900 2BR                 Company(8)
                                                   $990 - 1,020 3BR                 $1,566,780(5) Berkshire/WAFRA
                                                                                    Mezzanine Debt Investors
                                                                                    Foreign Fund

Nam  Property                               Interim
of   Management         Annual Property     BCP Funding
Com  Agent              Management Fee      Loan(3)
---  -----              --------------      -------
7.   Pinnacle Realty    3.5% of Gross        $ 2,270,127
     Management         Income
     Company
8.   Pinnacle Realty    3.5% of Gross        $ 2,387,793
     Management         Income
     Company
9.   Pinnacle Realty    3.5% of Gross        $ 2,840,195
     Management         Income
     Company
10.  Pinnacle Realty    3.5% of Gross        $ 1,827,866
     Management         Income
     Company

--------------

(1) Represents, as of December 31, 2005, current rent offered, exclusive of utilities and rent concessions of up to one month that may be offered occasionally on select units, unless otherwise indicated.

(2) Including closing costs, funds escrowed to pay for renovations, and operating reserves.

(3) This debt will be repaid in full from the offering proceeds.
(4) The principal amount of the mortgage as of December 31, 2005 was $9,210,000, with a remaining term of approximately two years. The original mortgage loan is for a 5-year term at interest only. Beginning in January 2008 we can extend the loan for an additional five years and fix the interest rate at 170 basis points over the interest rate on a five-year Treasury Bill.

(5) This is second mortgage debt incurred by BC-GFS LLC, a Delaware limited liability company to acquire the Seattle communities. All of the second mortgage debt will be paid off from the offering proceeds. The second mortgage debt matures on December 31, 2007 at an interest rate of 12%.
(6) The principal amount of the mortgage as of December 31, 2005 was $9,690,000, with a remaining term of approximately two years. The original mortgage loan is for a 5-year term at interest only. Beginning in January 2008 we can extend the loan for an additional five years and fix the interest rate at 170 basis points over the interest rate on a five-year Treasury Bill.

(7) The principal amount of the mortgage as of December 31, 2005 was $11,530,000, with a remaining term of approximately two years. The original mortgage loan is for a 5-year term at interest only. Beginning in January 2008 we can fix the interest rate for the remaining five years at 170 basis points over the interest rate on a five-year Treasury Bill.

(8) The principal amount of the mortgage as of December 31, 2005 was $7,420,000, with a remaining term of approximately two years. The original mortgage loan is for a 5-year term at interest only. Beginning in January 2008 we can extend the loan for an additional five years and fix the interest rate at 170 basis points over the interest rate on a five-year Treasury Bill.

               INFORMATION CONCERNING THE PLANO, TEXAS COMMUNITY

Name                     Location          Number                                                            Mortgage
of                       of                of         Monthly Rents      Purchase      Permanent             Interest
Community                Property          Units      at Closing(1)      Price(2)      Mortgage Loan         Rate
---------                --------          -----      -------------      --------      -------------         ----
11.  Broadstone Preston  West (Plano),       229       $689 - 819 1BR    $17,731,348   $11,981,000 Deutsche  5.14%
     at Willow Bend      Texas                        $859 - 1,099 2BR(3)              Bank Berkshire
     Apartments                                                                        Mortgage, INC.(4)
     (formerly known as
     Preston at Willow
     Bend Apartments)

                                            Interim
                                            Wachovia Bank,
Nam  Property                               National
of   Management         Annual Property     Association
Com  Agent              Management Fee      Loan(5)
---  -----              --------------      -------
11.  Alliance           3.5% of Gross       $5,556,348
     Residential, LLC   Income

------------

(1) Represents, as of December 31, 2005, current rent offered exclusive of utilities and rent concessions of up to one and one half months (or more) that may be offered occasionally on select units, unless otherwise indicated.

(2) Including closing costs, funds escrowed to pay for renovations, and operating reserves.

(3) The Plano community is undergoing a $1,600,000 renovation and repositioning of the property. Upon completion the monthly rents are projected to be $754-943 on 1BR and $962-1,165 on 2BR.

(4) Originally, we obtained a mortgage bridge loan from Deutsche Bank Berkshire Mortgage, Inc. The principal amount of the mortgage bridge loan as of September 21, 2005 was $12,000,000. The mortgage loan bridge loan had a sixty-day term and an interest rate of one month LIBOR plus 100 basis points. We obtained a permanent mortgage loan of $11,981,000 with Deutsche Bank Berkshire Mortgage, Inc. as lender on October 25, 2005. The permanent mortgage loan has a fixed interest rate of 5.14%. The permanent mortgage loan is for a nine-year term with nine years at interest only. The $19,000 difference between the mortgage bridge loan and the permanent mortgage loan was funded through funds in the property operating account.

(5) To fund a portion of the purchase price, we borrowed $5,556,348 from Wachovia Bank, National Association. The interest on the loan accrues in arrears at an interest rate of, at our election, LIBOR plus 300 basis points per annum or Wachovia Bank, National Association's announced prime rate plus 150 basis points per annum and is due and payable monthly to the extent that distributions are received from us by BC Broadstone Preston, LP (a joint venture in which we have a controlling interest), and, to the extent the interest is not paid, will be added to principal. The loan matures on July 3, 2006 and is pre-payable at any time without fee subject to LIBOR breakage costs. We may extend the maturity date for an additional period through January 1, 2007 provided no default or event of default shall then be in existence under the loan agreement; we pay an extension fee equal to 42 basis points of the outstanding balance of the loan as of July 3, 2006; and we provide written notice to Wachovia of our request for an extension of the maturity date no later than June 3, 2006.

                       JACKSONVILLE, FLORIDA COMMUNITIES

We own fee simple interests in three apartment communities in Jacksonville, Florida-Spicewood Springs, Bay Pointe and Savannah Oaks formerly known as Oaks at Timuquana. To acquire these interests, we borrowed approximately $25,000,000 under our affiliate line of credit. This amount includes the equity required to purchase the properties, initial capital requirements for planned renovations, establishment of operating reserves and costs associated with our affiliate line of credit, with respect to the transaction. In addition, the Jacksonville communities are encumbered with $35,374,000 of first mortgage debt as of December 31, 2005. We will repay the outstanding portion of our affiliate line of credit attributable to these communities from the proceeds of this offering. The outstanding mortgage indebtedness on the Jacksonville communities will not be repaid with the proceeds of this offering, and will continue to encumber the communities in accordance with the terms of the mortgage loans.

We acquired our interests in the Jacksonville communities by forming a wholly owned subsidiary, BCMR Jacksonville, LLC, to acquire a controlling member interest in BC-Bainbridge LLC. We paid $24,409,639 for our interest. BC-Bainbridge LLC owns legal fee simple title to the communities through three wholly owned subsidiaries. The manager of BC-Bainbridge LLC is Bainbridge Jacksonville LLC, a third party which is not affiliated with us or our advisor. Bainbridge Jacksonville LLC must obtain the consent of BCMR Jacksonville, LLC before it can make material decisions and it can be replaced by BCMR Jacksonville, LLC at any time.

Bainbridge Jacksonville LLC is entitled to participate in the cash distributions of the Jacksonville communities after we (the REIT) have received a priority share of the cash flow. Before Bainbridge Jacksonville LLC receives any portion of the cash flow, we will receive:

(i) $50 annually per apartment unit (a total of 1040 units times $50 equals $52,000 annually); and

(ii) a 12% preferred return on our unreturned capital contribution (which initially was $24,409,639).

To the extent we receive this priority share of the cash flow, it will be used to pay our ordinary expenses, including operational-stage fees and reimbursement to our advisor and affiliates. After payment of such expenses, the priority cash flow would be available for distribution to stockholders. There is no guarantee that there will be sufficient priority cash flow to make any distributions to stockholders. We will then share 50/50 with Bainbridge Jacksonville LLC in all remaining income from operations of our Jacksonville communities. Proceeds from the sale of any of our Jacksonville communities will first be distributed to pay us a 1% sales analysis fee, and then to pay us any unpaid asset management fees and preferred return.

Remaining sale proceeds will be distributed to us until we have received a return of our capital contributions (taking into account prior distributions) plus a 16% per annum rate of return on our capital contributions. We will then receive 93.75% (of which an affiliate of Bainbridge Jacksonville LLC will receive 20% as an advisory fee) and Bainbridge Jacksonville LLC will receive 6.25% of any remaining sale proceeds. There is no guarantee that any preferred return will be sufficient for us to make any distribution to stockholders. We believe that this arrangement is an appropriate incentive to encourage performance by Bainbridge Jacksonville LLC. We can remove Bainbridge Jacksonville LLC without cause at any time.

An acquisition fee of $470,908 (1.60% of the offering proceeds related to our Jacksonville communities of approximately $25 million) and acquisition expenses of $73,519 (0.25% of the offering proceeds related to our Jacksonville communities) were paid to an affiliate of our advisor. The prepaid acquisition fees and expense reimbursements will be deducted from the 2.70% acquisition fee and 0.5% acquisition expense reimbursement we have agreed to pay to our advisor with respect to our Jacksonville communities.

                            Savannah Oaks Apartments
                (Formerly Known as Oaks at Timuquana Apartments)

Savannah Oaks Apartments is an existing multifamily apartment complex consisting of 228 units located in suburban Jacksonville, Florida. The community consists of 22 two-story buildings on a landscaped setting and includes the following interior amenities: central air conditioning, dishwasher, frost free refrigerator, electric stove/oven, garbage disposal, kitchen pantry, wall-to-wall carpet, patios/balconies, cable access, walk-in closets and storage closet. Exterior amenities include: two swimming pools, BBQ/picnic area, resident lounge, child's playground and perimeter fencing. There are 96 one-bedroom units, 88 two-bedroom units and 44 three-bedroom units. The apartment units have an average size of 921 square feet. The community was constructed in 1971.

The purchase price for the community was $11,498,227, paid as follows:
(i) $7,690,000 to the unaffiliated seller of the property; (ii) $ 157,400 in customary closing costs; (iii) $292,650 in origination and financing fees and expenses; (iv) $738,738 prepayment penalty to former mortgage holder; and
(v) $2,619,439 in renovation costs, operating reserves, and preferred return reserves. The major reason why the closing costs for this community (exclusive of reserves and renovation costs) are approximately 10% of the purchase price, is because of the large prepayment penalty paid to the former unaffiliated mortgage holder. The closing occurred on

May 22, 2003, and the purchase price was funded by a combination of first mortgage debt and borrowings on our affiliate line of credit. The independently appraised value of the community as renovated and stabilized at the time of closing was $9,640,000. With current first mortgage debt in the principal amount of $6,474,000, the community's loan-to-value ratio is 67.17%. We will only be liable to the community and its creditors up to the amount of our initial capital in the community.

The property management agent is Bainbridge Management Jacksonville LLC, which is affiliated with Bainbridge Jacksonville LLC. Bainbridge has managed the community since its acquisition and receives a property management fee equal to 3.5% of gross income. Bainbridge does not manage communities not owned by us that compete with our communities in the Jacksonville market.

The renovation included unit upgrades including repairs to kitchen and bathroom cabinets and countertops in 158 of the units, and the installation of stackable washer/dryer in some units. All apartments were painted; carpet and flooring was replaced as necessary. It also included site landscaping and lighting, roof and decking repairs or replacements, patio and balcony repairs, deck and stairway repairs, stucco and siding repairs, and repairs to the pool and decking.

A preferred return reserve funded from the proceeds of the purchase price was used to supplement the income of the community sufficient for us to make distributions to investors in accordance with our investment objectives.

After completion of the renovations, the physical condition of the community was sufficiently enhanced to allow us to obtain higher rents. All of the leased space is residential with leases ranging from an initial term of six months to one year. The average historical occupancy rate for the last five years is as follows:

                            Year End December 31,
-----------------------------------------------------------------------------
        2001               2002          2003          2004          2005
        ----               ----          ----          ----          ----
         92%               90%           91%           87%           92%

Approximately 17 units (7.46% of total units) on average were under renovation during 2004 and not available for lease. As of December 31, 2005, the occupancy rate was approximately 90%.

The average effective annual rental per unit for each of the last five years is as follows:

        2001               2002          2003          2004          2005
        ----               ----          ----          ----          ----
     $6,283/unit       $6,584/unit   $7,164/unit   $7,029/unit   $7,475/unit

As shown above, Savannah Oaks's occupancy has varied over the past few years. Prior to 2001 there was weak demand in the Jacksonville Heights submarket; however, since then, occupancy has stabilized and rental rates have increased. The property was purchased with a plan to renovate and reposition it and now that the renovation is complete, the annual rental rate per unit increased in 2005.

The community is located in the Jacksonville Heights submarket of Jacksonville, Florida, an area which has historically had low residential vacancy rates (averaging 4.4% in 2005). The greater Jacksonville area had a median income of $60,300 as of 2006 according to the U.S. Department of Housing and Urban Development (HUD).

- Savannah Oaks Apartments are located on Roosevelt Blvd. The neighborhood is a mixture of older multifamily developments, a wide range of commercial-retail and single-family subdivisions. Immediately north along Roosevelt Blvd. are located several restaurants and some light retail. The area is a mixture of light commercial real estate and mature single-family homes. Roosevelt Blvd. runs north alongside U.S. Highway 17 and State Route 15. Immediately south of the site on Allegheny Rd. is a single-family home neighborhood in good condition. Southeast of the subject, three quarters of a mile, is the Jacksonville Naval Air Station. Allegheny Rd. is located adjacent to the site on the east and is the main access to the property. Further east of the property are mature single-family homes, some apartment complexes, open space, and a municipal golf course. To the west across U.S. Highway 17 and State Route 15 is some light retail, a restaurant, and automotive repair shop. Further west is open space and a water inlet to the St. John's River.

- On State Route 21, two and one-half miles southwest from the Savannah Oaks, is Planters Walk. Built in 1970, the 217-unit property has a similar unit mix and range of unit sizes. Approximately three and one-half miles southwest of the Savannah Oaks are three comparable properties which are slightly superior. These properties are located along the Interstate 295 beltway and are noted as follows as: The Waterford at Orange Park, with 280 apartments built in 1986, Wellington Place, with 358 units built in 1987, and Westland Park, with 405 units built in 1989. The following properties are all located two to five miles to the north of the Savannah Oaks and were considered to be comparable to its condition at the time of acquisition: Colonial Forest, a 174-unit building built in 1970, Gregory West a 162-unit building built in 1972, The Preserve at Cedar River a 464-unit building built in 1973, and Mission Springs a 444-unit building built in 1973. All of these properties have similar amenities to those at the Savannah Oaks, and some share a common attribute of multifamily developments in the area; park-like settings.

To continue to compete well with these properties, management implemented an aggressive marketing campaign and we have substantially completed the renovations, which increased the exterior curb appeal and provided significant interior upgrades to a portion of the apartment units. This strategy along with the strong demand for multifamily housing should keep Savannah Oaks competitive in the market.

                             Bay Pointe Apartments

Bay Pointe Apartments is an existing multifamily apartment complex consisting of 300 units located in suburban Jacksonville, Florida. The community consists of 15 two-story buildings on a landscaped setting and includes the following interior amenities: central air conditioning, dishwasher, frost-free refrigerator, electric stove/oven, garbage disposal, kitchen pantry, wall-to-wall carpet, patios/balconies, cable access, walk-in closets and storage closet. Exterior amenities include: swimming pool, BBQ/picnic area, resident lounge, tennis courts, volleyball court, child's playground and perimeter fencing. There are 120 one-bedroom units and 180 two-bedroom units. The apartment units have an average size of 971 square feet. This community was constructed in 1974.

The purchase price for the community was $17,815,831, paid as follows:
(i) $11,690,000 to the unaffiliated seller of the property; (ii) $673,529 in customary closing costs; and (iii) $5,452,302 in renovation costs, operating reserves, and preferred return reserves. The closing occurred on May 22, 2003, and the purchase price was funded by a combination of first mortgage debt and borrowings on our affiliate line of credit. The independently appraised value of the community at the time of closing was $14,200,000. With current first mortgage debt in the principal amount of $9,800,000, the community's loan-to-value ratio is 69.01%. We will only be liable to the community and its creditors up to the amount of our initial capital in the community.

The property management agent is Bainbridge Management Jacksonville LLC, which is affiliated with Bainbridge Jacksonville LLC. Bainbridge has managed the community since its acquisition and receives a property management fee equal to 3.5% of gross income. Bainbridge does not manage communities not owned by us that compete with our communities in the Jacksonville market.

Through our renovation plan we substantially upgraded in excess of 50% of the apartments, including new kitchen and bathroom cabinets and countertops, and the installation of stackable washer/dryer units and new appliances in many of the units. All apartments were painted; carpet and flooring was replaced as necessary. The renovation also includes site landscaping, sidewalk repairs, new playground equipment, repairs to the pool and decking, dumpster enclosures, exterior upgrades to the leasing center, installation of vinyl siding and trim over existing siding, termite repairs, and roof and decking repairs.

A preferred return reserve funded from the proceeds of the purchase price was used to supplement the income of the community sufficient for us to make distributions to investors in accordance with our investment objectives.

After completion of the renovations, the physical condition of the community was sufficiently enhanced to allow us to obtain higher rents. All of the leased space is residential with leases ranging from an initial term of six months to one year. The average historical occupancy rate for the last five years is as follows:

                            Year End December 31,
-----------------------------------------------------------------------------
        2001               2002          2003          2004          2005
        ----               ----          ----          ----          ----
         94%               90%           91%           81%           96%

Approximately 35 units (11.7% of total units) on average were under renovation during 2004 and not available for lease. As of December 31, 2005, the occupancy rate was approximately 93%.

The average effective annual rental per unit for each of the last five years is as follows:

        2001               2002          2003          2004          2005
        ----               ----          ----          ----          ----
     $6,365/unit       $6,615/unit   $6,939/unit   $7,314/unit   $7,843/unit

As shown above, the effective annual rental rate has grown at a steady pace over the past few years. Vacancy increased slightly in 2002 due to a weakening in the national economy and lower interest rates, which enabled more potential tenants to move into single family homes, leading to a slight weakening in the local multifamily apartment market. The effective annual rental rate grew slightly, however, which should lead to higher revenue when the market recovers, which appears to be occurring based on current occupancy rates and increase in rents. In addition, the property was purchased with a plan to renovate and reposition it. Now that the renovation of the property is completed, the annual rental rate per unit is expected to increase further.

The community is located in the Southside submarket of Jacksonville, Florida, an area which has historically had low residential vacancy rates (averaging 3.3% in 2005). The greater Jacksonville area had a median income of $60,300 as of 2006 according to HUD.

- The Bay Pointe Apartments are located on Baymeadows Rd. approximately one and a quarter miles west from Highway 1. The neighborhood is a mixture of mature multifamily developments, a wide range of commercial-retail, and single-family subdivisions. Immediately north across Baymeadows Rd. are recently built office condos with dentists and other professional tenants. Immediately south of the site is Graven Rd. and a single-family home neighborhood in good condition. Adjacent to the site on the east is a retention pond. East of the pond is Baymeadows Baptist Day School and Kindergarten. Further east along Baymeadows Rd. are single-family homes, small strip malls with restaurants, banks and personal services all in very good condition. Adjacent to the site on the west is another retention pond. West of the pond is the intersection of Graven Rd. and Baymeadows Rd. and the Beauclerc Elementary School.

- On Princeton Square Blvd. East, directly east from Bay Pointe, is Princeton Square Apartments. Built in 1983, the 288-unit property has a similar unit mix and range of unit sizes. About one block south of Princeton Square is Bentley Green Apartments, with 444 apartments built in 1986. Approximately one mile northeast from Bentley Green Apartments, on Southside Blvd., is the Reserve at Deerwood, a 226-unit community built in 1980 and renovated in 1997. About three and one-half miles north of the Reserve at Deerwood is The Antlers with 400 units built in 1986. All of these properties have similar amenities to those at Bay Pointe and share a common attribute of multifamily developments in the area, mature landscaping and park-like settings. The Antlers and Bentley Green Apartments recently underwent significant renovations and reflect the anticipated comparable end result projected for Bay Pointe Apartments upon completion of its respective rehabilitation.

To continue to compete well with these properties, management implemented an aggressive marketing campaign and we have substantially completed renovations, which increased the exterior curb appeal and provided significant interior upgrades to a portion of the apartment units. This strategy along with the strong demand for multifamily housing should keep Bay Pointe competitive in the market.

                          Spicewood Springs Apartments

Spicewood Springs Apartments is an existing multifamily apartment complex consisting of 512 units located in suburban Jacksonville, Florida. The community consists of 26 two-story and three-story buildings on a landscaped setting and includes the following interior amenities: central air conditioning, dishwasher, frost-free refrigerator, electric stove/oven, garbage disposal, ceiling fans, kitchen pantry, wall-to-wall carpeting, walk-in closets, patios/balconies, cable access, high speed internet access, storage closet and some units contain wood-burning fire places. The development also includes the following exterior amenities: 2 swimming pools, BBQ/ picnic area, resident lounge, resident kitchen, fitness center, tennis courts, controlled gated access and perimeter fencing. There are 328 one-bedroom units and 184 two-bedroom units. The apartment units have an average size of 759 square feet. The community was constructed in two phases; phase I in 1985 and phase II in 1987.

The purchase price for the community was $30,579,666, paid as follows:
(i) $28,000,000 to the unaffiliated seller; (ii) $1,007,669 in customary closing costs; and (iii) $1,571,997 for renovation costs, operating reserves, and preferred return reserves. The closing occurred on May 29, 2003, and the purchase price was funded by a combination of first mortgage debt and borrowings on our credit line. The independently appraised value of the community at the time of closing was $29,400,000. With current first mortgage debt in the principal amount of $19,100,000, the community's loan-to-value ratio is 65%. We will only be liable to the community and its creditors up to the amount of our initial capital in the community.

The property management agent is Bainbridge Management Jacksonville LLC, which is affiliated with Bainbridge Jacksonville LLC. Bainbridge has managed the community since its acquisition and receives a property management fee equal to 3.5% of gross income. Bainbridge does not manage communities not owned by us that compete with our communities in the Jacksonville market.

In 2004 a renovation of the property was completed and included site landscaping, perimeter fencing repairs and upgrades, upgrades to leasing center and fitness center, exterior painting, repairs to breezeway stairs and handrails, general siding repairs, termite repairs, minor roof repairs, HVAC, and plumbing and electrical repairs.

A preferred return reserve funded from the proceeds of the purchase price was used to supplement the income of the community sufficient for us to make distributions to investors in accordance with our investment objectives.

All of the leased space is residential with leases ranging from an initial term of six months to one year. The average historical occupancy rate for the last five years is as follows:

                            Year End December 31,
-----------------------------------------------------------------------------
        2001               2002          2003          2004          2005
        ----               ----          ----          ----          ----
         92%               92%           92%           91%           94%

As of December 31, 2005, the occupancy rate was 94%.

The average effective annual rental per unit for each of the last five years is as follows:

        2001               2002          2003          2004          2005
        ----               ----          ----          ----          ----
     $6,992/unit       $6,912/unit   $7,316/unit   $7,161/unit   $7,294/unit

As shown above, the effective annual rental rate has grown at a steady pace over the past few years other than in 2002 and 2004. The dip in 2002 occurred when the local multifamily apartment market weakened due to a weakening in the national economy and lower interest rates, which enabled more potential tenants to move into single family homes, resulting in a need to offer rent concessions in order to maintain the occupancy rate. In 2004, while the property was undergoing renovations, market rents were slightly reduced to ensure higher occupancy. The property was purchased with a plan to renovate and reposition it and it is management's belief that, as the national economy and the local multifamily apartment market strengthens, which appears to be occurring based on current occupancy rates, and the renovation and repositioning of the property is completed, the annual rental rate per unit will increase.

In February 2005, there was a fire in one of the apartment buildings consisting of twenty-four one-bedroom units. The fire damaged six of the 512 units and resulted in the death of one tenant. Three of the units incurred only minor damage and were placed in service within six weeks. The other three units were placed in service on September 21, 2005. Property insurance is expected to cover the total cost of repairs less the $25,000 deductible, and rental loss insurance is expected to cover income losses from the damaged units. The 2004 renovation and repositioning of the property addressed deferred maintenance, including exterior painting. None of these improvements were impacted by the fire.

The community is located in the East Jacksonville submarket of Jacksonville, Florida, an area which has historically had low residential vacancy rates (averaging 3.5% in 2005). The greater Jacksonville area had a median income of $60,300 as of 2006 according to HUD.

- The Spicewood Springs Apartments are located on 445 Monument Rd., at the intersection of Regency Square Blvd. and Monument Rd. The neighborhood is a mixture of mature multifamily developments, a wide range of commercial-retail properties and single-family home subdivisions. Proceeding north on Monument Rd. are mature multifamily properties in good condition, single-family homes, open land and the entrance to State Route 9. Immediately south of the site along Monument Rd. are multifamily properties in good condition, the entrance to the one million square foot Regency Square Mall and the entrance to State Route 10. Across Monument Rd. to the east is open space and single-family home subdivisions along Lee Rd. Across Monument Rd. to the west is open space, single-family homes and within four miles, the St. Johns River. In addition, the entrance to State Route 113 is located approximately 500 yards from the subject along Regency Square Blvd.

- On Monument Rd., directly north and adjacent to Spicewood Springs Apartments, are the Oaks at Mill Creek Apartments. Constructed in 1987, this 360-unit property is similar to Spicewood Springs Apartments in terms of both unit mix and unit size. About one mile south of the Oaks at Mill Creek Apartments is Regency Place Apartments, consisting of 120 apartments that were constructed in 1996. One mile southwest from Regency Place Apartments, on Beacon Point Drive, is The Waterford at Regency Apartments, a 159-unit community that was constructed in 1985. About one and one-half miles north of Spicewood Springs Apartments is Paddock Club Apartments, consisting of 440 units that were constructed in 1990. All of these properties have similar amenities to those found at Spicewood Springs Apartments, and many share a common attribute of multifamily developments in the area, mature landscaping and park-like settings.

To continue to compete well with these properties, management has implemented an aggressive marketing campaign. We have also substantially completed renovations, which has increased exterior curb appeal and provided upgrades to a portion of theinterior of the apartment units. This strategy along with the strong demand for multifamily housing should keep Spicewood Springs competitive in the market.

             PORTLAND, OREGON and SALT LAKE CITY, UTAH COMMUNITIES

We own interests in two apartment communities in Portland, Oregon, and one apartment community in Salt Lake City, Utah. The Portland, Oregon, communities are Boulder Creek and Bridge Creek, and the Salt Lake City, Utah, community is Settler's Point. To acquire these interests, we borrowed approximately $22,300,000 under our affiliate line of credit. This amount includes the capital contributions required to purchase the properties, initial capital requirements for planned renovations, establishment of operating reserves and costs associated with our affiliate line of credit with respect to this transaction. In addition, the Portland and Salt Lake City communities are encumbered with $39,333,000 of first mortgage debt as of December 31, 2005. We will repay the outstanding portion of our affiliate line of credit attributable to these communities from the proceeds of this offering. The outstanding mortgage indebtedness on these communities will not be repaid with the proceeds of this offering, and will continue to encumber the communities in accordance with the terms of the mortgage loans.

We acquired our interests in the Portland and Salt Lake City communities by forming a wholly owned subsidiary, BCMR Portland, LLC, to acquire a controlling member interest in BC-GFS-II LLC. We paid $21,829,724 for our interest, which is comprised of two classes, Class A ($9,364,951.60 ) and Class B ($12,464,772.40). The Class B contribution is treated as mezzanine financing. We receive a preferred return of 11% on both capital contributions; however, the 16% preferred return at sale is calculated only on the Class A contribution. BC-GFS-II LLC owns legal fee simple title to the communities through three wholly owned subsidiaries. The manager of BC-GFS-II LLC is GFS Equity Management LLC, a third party which is not affiliated with us or our advisor. GFS Equity Management LLC must obtain the consent of BCMR Portland, LLC before it can make material decisions, and it can be replaced by BCMR Portland, LLC at any time.

During the terms of the current first mortgage loans on the Portland and Salt Lake City communities, GFC Equity Management LLC is entitled to be paid 0.06% per annum of the principal of the first mortgage loans from the cash flow of BC-GFS-II LLC as compensation for its agreement to assume 100% of the risk of loss on the rate lock deposit on the first mortgage debt paid to the first mortgage holder. Initially, the unaffiliated permanent mortgage lender agreed to provide mortgage lending for the Portland and Salt Lake City communities at a rate of 4.6% or 4.52%. A rate lock deposit fee of approximately $786,000 was required for either of the rate caps. If the 4.6% rate was locked and we did not close on the loan, most of the rate lock deposit fee would have been refunded. However, if the 4.52% rate was locked and we did not close on the loan, all of the rate lock deposit fee would not have been refunded. We wanted to lock in at the lowest rate possible. In order to secure the lower rate and also to mitigate the risk of losing the rate lock deposit, GFS Equity Management LLC agreed to assume 100% of any rate lock deposit fee not refunded in return for receiving 75% of the spread between the two interest rates (0.06% (0.08% X 75%)), or approximately $23,600. This additional interest payment of 0.06% per annum to GFS Equity Management LLC will be paid from cash flow throughout the duration of the permanent mortgage loans and is expected to be approximately $23,600 annually until maturity in June 2010.

GFS Equity Management, LLC is entitled to participate in cash distributions of the Portland and Salt Lake City communities after Boston Capital REIT has received a priority share of the cash flow. Before GFS Equity Management LLC receives any portion of the cash flow, we will receive:

(i) $50 annually per apartment unit (a total of 1027 units times $50 equals $51,350 annually); and

(ii) a 11% preferred return on our unreturned capital contributions (which initially was $21,829,724).

To the extent we receive this priority share of the cash flow, it will be used to pay our ordinary expenses, including operational-stage fees and reimbursement of our advisor and affiliates. After payment of such expenses, the priority cash flow would be available for distribution to stockholders. There is no guarantee that there will be sufficient priority cash flow to make any distributions to stockholders.

The property management agent will receive 0.5% of gross income as a portion of its total property management fee. We will then share 50/50 with GFS Equity Management LLC in all remaining income from operations of the Portland and Salt Lake City communities. Proceeds from the sale of any of the Portland or Salt Lake City communities will first be distributed to pay us any unpaid preferred return. Remaining sale proceeds will be distributed to us until we have received a return of our capital contributions (taking into account prior distributions) plus a 16% per annum rate of return on our Class A capital contributions. We will receive 75% and GFS Equity Management LLC will received 25% of any remaining sale proceeds. There is no guarantee that any preferred return will be sufficient for us to make any distribution to stockholders. We believe that this arrangement is an appropriate incentive to encourage performance by GFS Equity Management LLC. We can remove GFS Equity Management LLC without cause at any time.

An acquisition fee of $421,142 (1.63% of the offering proceeds related to these communities of approximately $22 million) and acquisition expenses of $65,751 (0.25% of the offering proceeds related to the Portland/Salt Lake communities) were paid to an affiliate of our advisor. The prepaid acquisition fees and expense reimbursements will be deducted from the 2.70% acquisition fee and 0.5% acquisition expense reimbursement we have agreed to pay to our advisor with respect to these communities.

                            Boulder Creek Apartments

Boulder Creek Apartments is an existing multifamily apartment complex consisting of 296 units located in suburban Portland, Oregon. The community consists of 21 two and three-story buildings on a landscaped setting and includes the following interior amenities: dishwasher, frost free refrigerator, electric stove/oven, garbage disposal, ceiling fans, wall-to-wall carpet in living areas, walk-in closets, patios/balconies, vaulted ceilings, cable access, high speed internet access, washer/dryer connections, side by side washer/dryer furnished and storage closet. The development also includes the following exterior amenities: carports, garages, swimming pool, resident lounge, resident kitchen, and fitness center. There are 71 one-bedroom units, 49 two-bedroom/one-bath units, 128 two-bedroom/ two-bath units and 48 three-bedroom units. The apartment units have an average size of 850 square feet. The community was constructed in two phases in 1988 and 1990.

The purchase price for the community was $17,742,642, paid as follows:
(i) $16,700,000 to the unaffiliated seller of the property; (ii) $579,555 in customary closing costs; and (iii) $463,087 in renovation costs and operating reserves. The closing occurred on May 30, 2003, and the purchase price was funded by a combination of first mortgage debt and borrowings on our affiliate line of credit. The independently appraised value of the community at the time of closing was $18,230,000. With current first mortgage debt in the principal amount of $11,375,000, the community's loan-to-value ratio is 62.40%. We will only be liable to the community and its creditors up to the amount of our initial capital in the community.

The property management agent is Pinnacle Realty Management Company, which is affiliated with GFS Equity Management LLC. Pinnacle has managed the community since its acquisition and until March 1, 2005, received a property management fee equal to 4.0% of gross income (of which 0.5% was payable after the company had received the preferred return on its unreturned capital contributions). As of March 1, 2005, we reduced the management fee to 3.5% of gross income until the property reaches certain performance hurdles. Pinnacle also manages Boulder Creek's sister community Bridge Creek as well as one other property in the immediate submarket not owned by us. That property has fewer but larger units than Boulder Creek and Bridge Creek and is not considered direct competition to these communities. Boulder Creek and Bridge Creek do compete with each other. However, the communities refer business to each other to provide the best service possible to potential tenants and to optimize occupancy at both communities.

Renovations on the property including repairs to guardrails and balcony decking, repairs to bathroom exhaust ducting, replacement of some carpet, flooring, appliances, and countertops, and treatment of termites have been completed. An operating reserve funded from the proceeds of the purchase price was used to supplement the income of the community sufficient for us to make distributions to investors in accordance with our investment objectives.

All of the leased space is residential with leases ranging from an initial term of six months to one year. The average historical occupancy rate for the last five years is as follows:

                            Year End December 31,
-----------------------------------------------------------------------------
        2001               2002          2003          2004          2005
        ----               ----          ----          ----          ----
         94%               91%           91%           88%           91%

As of December 31, 2005, the occupancy rate was approximately 97%.

The average effective annual rental per unit for each of the last five years is as follows:

        2001               2002          2003          2004          2005
        ----               ----          ----          ----          ----
     $7,722/unit       $7,490/unit   $7,164/unit   $7,184/unit   $7,207/unit

In 2002, the local real estate market weakened, resulting in both an increase in the property's vacancy rate and a need to offer rent concessions. The property was purchased based on the market conditions that were present in 2002. The market did not strengthen in 2003 or 2004. The property was purchased with a plan to renovate and reposition it and it is management's belief that, as the local real estate market strengthens, concessions will come to an end, the annual rental rates will increase and vacancy will decrease.

The community is located in Wilsonville, Clackamas County, Oregon, approximately 17 miles south of downtown Portland and 25 miles north of the state capital. This area had an average residential vacancy of 6.1% in 2005. The greater Portland area had a median income of $67,900 as of 2006 according to HUD.

- The immediate neighborhood is a mixture of early to mid-1990's multifamily developments, single-family subdivisions, neighborhood retail, service stations and public schools. Directly north is a single-family residential subdivision. Directly south of the property is Boeckman Creek Primary School and Wilsonville High School. Wooded land and farmland is east of the property, which is located outside the Urban Growth Boundary. To the west is Wilsonville Road and across the street is a single-family subdivision. A competing apartment complex is located across Wilsonville Road to the southwest.

- Boulder Creek's sister property, Bridge Creek, is located about one-half mile southwest. It is a 315-unit property, built in three phases between 1988 and 1990. Bridge Creek has a similar apartment mix but does not offer 2BR/1BA floor plans. It offers a similar range in unit size, and comparable amenities to those at Boulder Creek. Berkshire Court is located on Wilsonville Road across from the subject. It is a 266-unit community constructed in 1996. Berkshire Court is identical in the floor plans but has more 2BR/1BA units than Boulder Creek and has comparable amenities to those offered at Boulder Creek. Hathaway Court is located across Wilsonville Road from the subject and is a 298-unit community constructed between 1997 and 1998. Hathaway Court is identical in the floor plans to both Boulder Creek and Berkshire Court but has more 2BR/1BA units than Boulder Creek and offers comparable amenities. Town Center Park is located approximately one mile southwest of the Boulder Creek Apartments. Town Center Park, which was built in 1991, is comprised of 111 units with much larger floor plans and no 2BR/1BA models. Town Center Park offers similar amenities but is more conveniently located to shopping and services. Sundial Apartments, with 120 units, is located approximately one and a quarter miles northwest of Boulder Creek. Sundial was built in 1991 and offers an inferior amenity package. Sundial's apartments are smaller than those at Boulder Creek and it does not offer 2BR/1BA units.

Boulder Creek is expected to continue to compete successfully in its market. Located in Clackamas County with an attractive quality of life, the Wilsonville area offers affordable living, convenient shopping, good schools and ready access to neighborhood employment. Although the economy of the region has been fairly diversified, economic events over the last couple of years have taken their toll on local employment although much less than on the rest of the Portland area. Oregon's managed growth policy has moderated large swings in rental housing supply that typically accompany economic fluctuations. While low interest rates have impacted the rental community as a whole with a migration to homeownership, the effect on Boulder Creek appears to have been minimal. Boulder Creek offers social and recreational amenities equivalent to those at comparable properties.

                            Bridge Creek Apartments

Bridge Creek Apartments is an existing multifamily apartment complex consisting of 315 units located in suburban Portland, Oregon. The community consists of 28 two and three-story buildings on a landscaped setting and includes the following interior amenities: dishwasher, frost-free refrigerator, electric stove/oven, garbage disposal, wood burning fireplace, ceiling fans, wall-to-wall carpet, patios/balconies, cable access, high speed internet access, washer/dryer connections, washer/dryer furnished, and storage closet. Exterior amenities include: carports, garages, outdoor spa, 2 outdoor swimming pools, resident lounge, resident kitchen, fitness center, child's playground and perimeter fencing. There are 80 one-bedroom units, 183 two-bedroom units and 52 three-bedroom units.

The apartment units have an average size of 870 square feet. This community was constructed in 1988.

The purchase price for the community was $20,242,177, paid as follows:
(i) $18,100,000 to the unaffiliated seller of the property; (ii) $606,679 in customary closing costs; and (iii) $1,535,498 in renovation costs and operating reserves. The closing occurred on May 30, 2003, and the purchase price was funded by a combination of first mortgage debt and borrowings on our affiliate line of credit. The independently appraised value of the community at the time of closing was $19,995,000. With current first mortgage debt in the principal amount of $12,958,000, the community's loan-to-value ratio is 64.81%. We will only be liable to the community and its creditors up to the amount of our initial capital in the community.

The property management agent is Pinnacle Realty Management Company, which is affiliated with GFS Equity Management LLC. Pinnacle has managed the community since its acquisition and until March 1, 2005, received a property management fee equal to 4.0% of gross income (of which 0.5% was payable after the company had received the preferred return on its unreturned capital contributions). As of March 1, 2005, we reduced the management fee to 3.5% of gross income until the property reaches certain performance hurdles. Pinnacle also manages Bridge Creek's sister community Boulder Creek as well as one other property in the immediate submarket not owned by us. That property has fewer but larger units than Bridge Creek and Boulder Creek and is not considered direct competition to these communities. Bridge Creek and Boulder Creek do compete with each other. However, the communities refer business to each other to provide the best service possible to potential tenants and to optimize occupancy at both communities.

Renovations on the property including repairs to siding and decking, repairs to bathroom exhaust ducting, replacement of some carpet, flooring, appliances, and countertops, upgrades to the clubhouse, and re-surfacing the parking area are complete. A total of $250 per unit from remaining funds will be added to a replacement reserve for the future. In addition, $157,500 will be placed in reserve to paint the property in 2008. An operating reserve funded from the proceeds of the purchase price was used to supplement the income of the community sufficient for us to make distributions to investors in accordance with our investment objectives.

All of the leased space is residential with leases ranging from an initial term of six months to one year. The average historical occupancy rate for the last five years is as follows:

                            Year End December 31,
-----------------------------------------------------------------------------
        2001               2002          2003          2004          2005
        ----               ----          ----          ----          ----
         94%               90%           92%           89%           91%

As of December 31, 2005, the occupancy rate was 97%.

The average effective annual rental per unit for each of the last five years is as follows:

        2001               2002          2003          2004          2005
        ----               ----          ----          ----          ----
     $7,845/unit       $7,668/unit   $7,261/unit   $7,242/unit   $7,183/unit

In 2002, the local real estate market weakened, resulting in both an increase in the property's vacancy rate and a need to offer rent concessions. The property was purchased based on the market conditions that were present in 2002. The market did not strengthen in 2003 or 2004. The property was purchased with a plan to renovate and reposition it, and it is management's belief that, as the local real estate market strengthens, concessions will come to an end, the annual rental rates will increase and vacancy will decrease.

The community is located in Wilsonville, Clackamas County, Oregon, approximately 17 miles south of downtown Portland and 25 miles north of the state capital. This area had an average residential vacancy of 6.1% in 2005. The greater Portland area had a median income of $67,900 as of 2006 according to HUD. The immediate neighborhood is a mixture of early to mid-1990's multifamily developments, single-family subdivisions, neighborhood retail, service stations and public schools. Directly north is a Hathaway Village apartment complex. Directly south of the property is Wilsonville Road; across the road are some single-family residences and then Wilsonville Memorial Park. The property abuts a Methodist Church and Hathaway Village apartment complex to the east. To the west is a greenbelt followed by Wilsonville Community Center to the south and condos and single-family residences to the north.

- Bridge Creek's sister property, Boulder Creek, is located about one-half miles northeast, was built in phases between 1988 and 1990. A 296-unit property, it has a similar apartment mix although it includes 2BR/1BA and 2BR/2BA floor plans, similar range in unit size, and comparable amenities to those at Bridge Creek. Berkshire Court is located on Wilsonville Road about one-half mile north of the subject. It is a 266-unit community constructed in 1996. Berkshire Court is identical in the floor plans but has more 2BR/1BA units than Bridge and has comparable amenities to those offered at Bridge Creek. Hathaway Court is located on Wilsonville Road about one-quarter mile north of the subject. It is a 298-unit community constructed between 1997 and 1998. Hathaway Court is identical in the floor plans to both Bridge Creek and Berkshire Court but has more 2BR/1BA units than Bridge Creek and offers comparable amenities. Town Center Park is located approximately one mile west of Bridge Creek Apartments. Town Center Park, which was built in 1991, is comprised of 111 units with much larger floor plans and no 2BR/1BA models. Town Center Park offers similar amenities but is more conveniently located to shopping and services. Sundial Apartments, with 120 units, is located about one and a quarter miles northwest of Bridge Creek. Built in 1991, Sundial offers an inferior amenity package. Sundial's apartments are smaller than those at Bridge Creek and it does not offer 2BR/1BA units.

Bridge Creek is expected to continue to compete successfully in its market. Located in Clackamas County with an attractive quality of life, the Wilsonville area offers affordable living, convenient shopping, good schools and ready access to neighborhood employment. Although the economy of the region has been fairly diversified, economic events over the past several years have taken their toll on local employment although much less than on the rest of the Portland area. Oregon's managed growth policy has moderated large swings in rental housing supply that typically accompany economic fluctuations. While low interest rates have impacted the rental community as a whole with a migration to homeownership, the effect on Bridge Creek appears to have been minimal. Bridge Creek offers social and recreational amenities equivalent to those at comparable properties. Renovation of the second clubhouse and pool area differentiates Bridge Creek through additional amenities and services that some competing properties do not provide.

                           Settler's Point Apartments

Settler's Point Apartments is an existing multifamily apartment complex consisting of 416 units located in suburban Salt Lake City, Utah. The community consists of 50 two-story buildings on a landscaped setting and includes the following interior amenities: dishwasher, frost free refrigerator, electric stove/oven, garbage disposal, built-in microwave, ceiling fans, wood burning fireplace, wall-to-wall carpet, patios/balconies, vaulted ceilings, cable access, high speed internet access, washer/dryer connections, stacked washer/dryer furnished (288 units), side-by-side washer/dryer furnished (128 units), and storage closets. Exterior amenities include: carports, outdoor spa, two outdoor swimming pools, fitness center, two tennis courts, and some perimeter fencing. There are 136 one-bedroom units,

56 two-bedroom/one-bath units, and 224 two-bedroom/two-bath units. The apartment units have an average size of 876 square feet. The community was constructed in 1985 and 1986.

The purchase price for the community was $23,396,250, paid as follows:
(i) $21,500,000 to the unaffiliated seller of the property; (ii) $826,898 in customary closing costs; and (iii) $1,069,352 in renovation costs and operating reserves. The closing occurred on May 30, 2003, and the purchase price was funded by a combination of first mortgage debt and borrowings on our affiliate line of credit. The independently appraised value of the community at the time of closing was $22,200,000. With current first mortgage debt in the principal amount of $15,000,000, the community's loan-to-value ratio is 67.57%. We will only be liable to the community and its creditors up to the amount of our initial capital in the community.

The property management agent is Pinnacle Realty Management Company, which is affiliated with GFS Equity Management LLC. Pinnacle has managed the property since its acquisition and receives a property management fee equal to 4.0% of gross income (of which 0.5% is payable after the company has received the preferred return on its unreturned capital contributions). Pinnacle also manages communities in the market not owned by us; however, we do not consider these properties to be in direct competition with our communities.

Renovations on the property including repairs to pavement, sidewalks, patio fencing, balconies, and stairs as well as addressing ADA issues, upgrading the site exterior lighting for safety, installing new signage, replacing Brookfield evaporative-cooling units with new air conditioning condensing units, replacing polybutylene plumbing with copper; and installing ground-fault interrupter receptacles in the kitchens and bathrooms of all units have been completed. An operating reserve funded from the proceeds of the purchase price was used to supplement the income of the community sufficient for us to make distributions to investors in accordance with our investment objectives.

All of the leased space is residential with leases ranging from an initial term of six months to one year. The average historical occupancy rate for the last five years is as follows:

                            Year End December 31,
-----------------------------------------------------------------------------
        2001               2002          2003          2004          2005
        ----               ----          ----          ----          ----
         91%               88%           93%           92%           94%

As of December 31, 2005, the occupancy rate was 95%.

The average effective annual rental per unit for each of the last five years is as follows:

        2001               2002          2003          2004          2005
        ----               ----          ----          ----          ----
     $7,564/unit       $7,071/unit   $6,989/unit   $6,869/unit   $6,960/unit

The community is located in Taylorsville, Utah, an area which has historically had higher than normal residential vacancy rates over the past couple of years, mainly due to low mortgage interest rate levels that allow tenants to afford entry-level housing, and an excess supply of inventory related to the Olympic Games and subsequent departure of service and support personnel. However, vacancy has improved, averaging 5.7% in 2005. The greater Salt Lake City area has a median income of $61,400 as of 2006 according to HUD. The property was purchased with a plan to renovate and reposition it and it is management's belief that, as the local real estate market strengthens, concessions will burn off, the annual rental rates will increase and vacancy will decrease.

- Settler's Point is located south of the central business district of Salt Lake City, within the Salt Lake Valley, in the city of Taylorsville. The site is conveniently and centrally located between two major freeways, I-15 to the east and I-215 to the west and south. The property's immediate surroundings include a City of Taylorsville park, adjoining to the west and Fore Lakes golf course, a par 3 golf course, adjoining to the south and east. Local shopping is within walking distance and consists of neighborhood centers located north and west of the park. Just to the west, the N/S cross street is Redwood Road, the retail arterial road for the neighborhood. The Primary Market Area is about a 5-mile square with the subject in the approximate center. The majority of competition is lying within that area and the majority of potential prospects are expected to be residing within that area.

Settler's Point competes well in its market. Strategically located with easy access to I-15 and I-215, the community offers an attractive quality of life. The Taylorsville area offers affordable living, excellent access to local shopping, good schools and ready access to major employment centers. We expect that the economic slowdown after the winter 2002 Olympic Games will subside and the area will return to the more typical growth seen through the 1990s. Settler's Point offers social and recreational amenities equivalent to those at comparable properties.

                        SEATTLE, WASHINGTON COMMUNITIES

We own interests in four apartment communities in Seattle, Washington-Alderwood, Ridgetop, Ridgegate and Wellington. To acquire these interests, we borrowed approximately $9,325,980 under our affiliate line of credit. This amount includes the equity required to purchase the properties, initial capital requirements for planned renovations, establishment of operating reserves and costs associated with our affiliate line of credit with respect to the transaction. In addition, the Seattle communities are encumbered with $37,850,000 of first mortgage debt as well as $7,987,418 of second mortgage debt as of December 31, 2005. From the proceeds of this offering, we will repay the outstanding portion of our affiliate line of credit attributable to these communities as well as the second mortgage debt on the communities, which must be repaid in order to bring our investment in these communities within our leverage limits. The outstanding first mortgage indebtedness on the Seattle communities will not be repaid with the proceeds of this offering, and will continue to encumber the communities in accordance with the terms of the respective mortgage loans. In addition, we will deduct $552,794 from the 2.70% acquisition fee we have agreed to pay our advisor related to the Seattle communities because of the prepaid acquisition fee.

Our advisor was not involved in the initial formation transactions for the Seattle communities. Originally, the Seattle communities were acquired by our advisor's affiliates before the offering of a publicly registered REIT was finalized. Accordingly, the ownership structure of the Seattle communities is more complicated. This structure has not been and will not be repeated for any other communities we own or may acquire. Here is a history of the purchase and ownership of the Seattle communities.

(1) On July 11, 2002, Goodman Financial Services, Inc., an affiliate of GFS Equity Management LLC, negotiated and entered into a purchase agreement for the Seattle communities from an unaffiliated seller for a purchase price of $51,366,000.

(2) In December, 2002, affiliates of our advisor wanted to acquire the Seattle communities from GFS Equity Management LLC for possible investment by a group of private investors. GFS Equity Management LLC agreed to assign its entire interest in the Seattle community purchase contracts to affiliates of our advisor in return for the initial management contract for the communities, as well as a subordinated interest in cash flow and sale proceeds.

(3) BC-GFS LLC was formed by John P. Manning, our Chairman and Chief Executive, as the entity that the purchase contracts were to be assigned. The owners of BC-GFS, LLC were BCMR Special, Inc. and BCMR Seattle, A Limited Partnership, both controlled by our affiliates, and GFS Equity Management LLC. BCMR Seattle, a Limited Partnership, also had as its partners entities controlled by our affiliates. This complicated structure was previously used when market rate communities were invested in by private investors. The following chart describes the former ownership of the Seattle properties:

        *--------------------------*     *--------------------------*
        * BOSTON CAPITAL COMPANION *     *     JOHN P. MANNING      *
        *   LIMITED PARTNERSHIP*   *     *    (SOLE SHAREHOLDER)    *
        *--------------------------*     *--------------------------*
                 *       *                            *
            100% *       * 100%                       *
                 *       *                            *
                 *       *                            *
                 *       *               *---------------------------*
                 *       *               *     BCMR SEATTLE, INC.    *
                 *       *               *---------------------------*
                 *       *                            *
                 *       *                            *
                 *       *                 99.99% LIMITED PARTNER
                 *       *                            *
                 *       *                            *
                 *       *    *--------------------*  *
                 *       *----*     BCMR, INC.     *  *
                 *            *--------------------*  *
                 *                          *         *
                 *                          *         *
                 *             0.01% GENERAL PARTNER  *
                 *                          *         *
                 *                          *         *
                 *                          *         *
        *--------------------------*     *---------------------------*
        *    BCMR SPECIAL, INC.    *     *       BCMR SEATTLE,       *
        *                          *     *   A LIMITED PARTNERSHIP   *
        *--------------------------*     *---------------------------*
                              *                       *
                              * EXERCISES VOTING      *
                              * RIGHTS OF BCMR        * CONTROLLING INTEREST
                              * SEATTLE, A LIMITED    *
                              * PARTNERSHIP           *
                              *          *---------------------------*
                              *----------*                           *
        *--------------------------*     *        BC-GFS LLC         *
        *       GFS EQUITY         *-----*                           *
        *     MANAGEMENT LLC       *     *---------------------------*
        *--------------------------* ECONOMIC         *
                                     INTEREST         *
                                                      *
                                                 100% *
                                                      *
                                                      *
                                                      *
        *------------------------------------------------------------*
        *                      OPERATING LLCs                        *
        *------------------------------------------------------------*
                                      *
                                      *
                                      *
                                /----------\
                               /            \
                              /  COMMUNITIES \
                              \              /
                               \------------/

--------

* John P. Manning owns the general partner of and a limited partner interest in Boston Capital Companion Limited Partnership

(4) On December 12, 2002, BCMR Seattle, Inc. contributed $8,626,939 to BCMR Seattle, a Limited Partnership, to purchase the four Seattle communities. On December 16, 2002, all four of the Seattle communities were purchased through four wholly-owned subsidiaries of

    BC-GFS LLC for a purchase price of $54,596,940. The difference between the $51,366,000 contract price and the $54,596,940 paid by BC-GFS LLC is comprised of customary real estate closing costs of $2,438,880 paid to non-affiliates and $1,199,165 in renovation costs and operating reserves escrowed for the communities. In addition, there was ($407,105) in prorations credited to the buyer at closing which consisted of tenant security deposits, unpaid real estate taxes and utility bills. The purchase price was funded by payment of $8,626,939 of equity, $37,850,000 of first mortgage debt, and $8,120,000 of second mortgage debt.

(5) An acquisition fee of $552,794 (2.79% of the offering proceeds related to the Seattle communities of approximately $20.2 million) and acquisition expenses of $49,739 for the Seattle communities (0.25% of the offering proceeds related to the Seattle communities) were paid to an affiliate of our advisor. The prepaid acquisition fee and expense reimbursement will be deducted from the 2.70% acquisition fee and 0.5% acquisition expense reimbursement we have agreed to pay to our advisor with respect to the Seattle communities.

(6) During the first quarter of 2003, the Seattle communities were deemed a suitable investment for our company. On May 15, 2003, we acquired BCMR Seattle, Inc.'s entire 99.99% limited partnership interest in BCMR Seattle, A Limited Partnership, by assuming its $9,325,984 of acquisition debt, but paying no additional fees, expenses, or other consideration. This assumed debt was rolled into our affiliate line of credit.

We acquired our interests in the Seattle communities by acquiring a 99.99% limited partnership interest in BCMR Seattle, A Limited Partnership, which owns a controlling member interest in BC-GFS LLC, which owns legal fee simple title to the communities through four wholly owned subsidiaries. The general partner of BCMR Seattle, A Limited Partnership, is BCMR, Inc., which is an affiliate of our advisor. BCMR Special, Inc., which is an affiliate of our advisor, acts as investment manager of BC-GFS LLC for the purpose of exercising certain consent rights for all material decisions regarding the Seattle communities. Neither BCMR, Inc. nor BCMR Special, Inc. can exercise any voting rights contrary to our direction or interests. Neither BCMR, Inc. nor BCMR Special, Inc. will receive any compensation from this offering or our operations as a result of their roles as owners of BCMR Seattle, A Limited Partnership or BC-GFS, LLC. This structure exists only for the Seattle communities for the reasons described above and will not be used in any other acquisitions we make. We can remove BCMR, Inc. and BCMR Special, Inc. at any time without cause. The manager of BC-GFS LLC is GFS Equity Management LLC, a third party which is not affiliated with us or our advisor. GFS Equity Management LLC must obtain the consent of BCMR Seattle, A Limited Partnership before it can make material decisions and it can be replaced by BCMR Seattle, A Limited Partnership at any time.

GFS Equity Management, LLC is entitled to participate in the cash distributions of the Seattle communities after we (the REIT) have received a priority share of the cash flow. Before GFS Equity Management LLC receives any portion of the cash flow, we will receive:

(i) a 12% preferred return on our unreturned capital contributions (which initially were $8,626,939); and

(ii) $50 annually per apartment unit (a total of 802 units times $50 equals $40,100 annually).

To the extent we receive this priority share of the cash flow, it will be used to pay our ordinary expenses, including operational-stage fees and reimbursement to our advisor and affiliates. After payment of such expenses, the priority cash flow would be available for distribution to stockholders. There is no guarantee that there will be sufficient priority cash flow to make any distributions to stockholders. We will then share 50/50 with GFS Equity Management LLC in all remaining income from operations of the Seattle communities. Proceeds from the sale of any of the Seattle communities will first be distributed to pay us any unpaid preferred return. Remaining sale proceeds will be distributed to us until we have received a return of our capital contributions (taking into account prior distributions) plus a 16% per annum rate of return on our capital contributions. We will then receive 75% and GFS Equity Management LLC will receive 25% of any remaining sale proceeds. There is no guarantee that any preferred return will be sufficient for us to make any distribution to stockholders. We believe that this arrangement is an appropriate incentive to encourage performance by GFS Equity Management LLC. We can remove GFS Equity Management LLC without cause at any time.

                           Alderwood Park Apartments

Alderwood Park Apartments is an existing multifamily apartment complex consisting of 188 units located in suburban Seattle, Washington. The community consists of 14 two-story buildings on a landscaped setting and includes the following interior amenities: dishwasher, frost free refrigerator, electric stove/oven, garbage disposal, wood burning fireplace, wall-to-wall carpet, patios/balconies, cable access, washer/dryer connections, stacked washer/dryer furnished and storage closet. The development also includes the following exterior amenities: carports, indoor spa, swimming pool, conference room, tenant lounge, fitness center, tanning bed and child's playground. There are 84 one-bedroom units and 104 two-bedroom units. The apartment units have a weighted average size of 762 square feet. The community was constructed in 1982.

The purchase price for the community was $13,397,470, paid as follows:
(i) $12,410,000 to the unaffiliated seller of the property; (ii) $600,660 in customary closing costs; (iii) $351,750 in renovation costs; and (iv) $35,060 in operating reserves. The closing occurred on December 16, 2002, and the purchase price was funded by a combination of first mortgage debt, second mortgage financing and borrowings on our credit line. The independently appraised prospective value of the community at the time of closing was $12,950,000. With current first mortgage debt in the principal amount of $9,210,000, the community's loan-to-value ratio is 71.12%. We will only be liable to the community and its creditors up to the amount of our initial capital in the community.

The property management agent is Pinnacle Realty Management Company, which is affiliated with GFS Equity Management LLC. Pinnacle has managed the community since its acquisition and receives a property management fee equal to 3.5% of gross income. Pinnacle also manages communities not owned by us that compete with our communities in the Seattle market.

Renovations on the property including a remodeling of the clubhouse, improvements to the landscaping, repairs to balconies, landings, sidewalks, and the pool, replacement of the entry ramp, construction of a golf cart garage and improvements to fire safety and ADA issues have been completed. An operating reserve funded from the proceeds of the purchase price can be used to supplement the income of the community sufficient for us to make distributions to investors in accordance with our investment objectives. This operating reserve is being held in escrow at Wainwright Bank & Trust Company and any withdrawals from this reserve require our consent and signature.

All of the leased space is residential with leases ranging from an initial term of six months to one year. The average historical occupancy rate for the last five years is as follows:

                            Year End December 31,
-----------------------------------------------------------------------------
        2001               2002          2003          2004          2005
        ----               ----          ----          ----          ----
         94%                91%           89%           92%           95%

As of December 31, 2005, the occupancy rate was 96%.

The average effective annual rental per unit for each of the last five years is as follows:

        2001               2002          2003          2004          2005
        ----               ----          ----          ----          ----
     $8,820/unit        $8,005/unit   $7,773/unit   $7,875/unit   $8,172/unit

In 2002, the local real estate market weakened, resulting in both an increase in the property's vacancy rate and a need to offer selected rent concessions. The property was purchased based on the market conditions that were present in 2002. The market remained weak in 2003 and most of 2004, improving in the fourth quarter of 2004 with the opening of the renovated Alderwood Mall near the property. It is management's belief that, as the local real estate market strengthens, the annual rent rate per unit will increase.

The community is located in Lynnwood, Washington, an area which has historically had low residential vacancy rates (averaging 5.4% in 2005). The greater Seattle area had a median income of $77,900 as of 2006 according to HUD.

- The Alderwood Park Apartments are located on 36th Avenue West, adjacent to the Alderwood Mall. The neighborhood is a mixture of newer multifamily developments, a wide range of commercial-retail properties and single-family home subdivisions. One block south of the property is a new senior citizen assisted living development. This development is part of a senior housing campus consisting of townhouses and apartments which was under construction at the time of purchase. Along 36th Avenue are several apartment complexes which are targeting households similar to those attracted to Alderwood Park Apartments. Five of these properties are considered to be comparable properties at the time of acquisition.

- On 36th Avenue, directly across from Alderwood Park Apartments, is Alderwood Heights Apartments. Constructed in 1986, this 272-unit property is similar to Alderwood Park Apartments in terms of both unit mix and unit size. About one mile north of Alderwood Park Apartments is Countrywalk Apartments, consisting of 228 apartments that were constructed in 1988, Directly across from Countrywalk Apartments is Orchard Ridge Apartments, a 104-unit community that was constructed in 1989. About one-half mile west of Countrywalk Apartments and Orchard Ridge Apartments is Canyon Springs Apartments, consisting of 254 units that were constructed in 1991. Further north on 36th Avenue, about two miles from Alderwood Park Apartments, is the Renaissance Apartments, a 361-unit gated community with a mixture of one-, two- and three-bedroom apartments that were constructed in 1988. All of these properties have similar amenities to those found at Alderwood

  Park Apartments, and many share a common attribute of multifamily developments in the area, mature landscaping and park-like settings.

                              Ridgetop Apartments

Ridgetop Apartments is an existing multifamily apartment complex consisting of 221 units located in suburban Seattle, Washington. The community consists of 24 two- and three-story buildings on a landscaped setting and includes the following interior amenities: dishwasher, frost-free refrigerator, ice makers, electric stove/oven, garbage disposal, built-in microwave, wood burning fireplace, wall-to-wall carpet, patios/balconies, cable access, washer/dryer connections, stacked washer/dryer furnished, ceiling fans, decorative mirrors, walk-in closets and storage closet. Exterior amenities include: carports, indoor and outdoor spa, outdoor swimming pool, conference room, tenant lounge, fitness center, tanning bed, racquetball court and child's playground. There are 20 studio units, 78 one-bedroom units, 95 two-bedroom units and 48 three-bedroom units. The apartment units have a weighted average size of 871 square feet. This community was constructed in 1989.

The purchase price for the community was $14,076,016, paid as follows:
(i) $13,234,250 to the unaffiliated seller of the property; (ii) $620,856 in customary closing costs; and (iii) $220,910 in renovation costs and operating reserves. The closing occurred on December 16, 2002, and the purchase price was funded by a combination of first mortgage debt, second mortgage financing and borrowings on our credit line. The independently appraised prospective value of the community at the time of closing was $13,650,000. With current first mortgage debt in the principal amount of $9,690,000, the community's loan-to-value ratio is 70.99%. We will only be liable to the community and its creditors up to the amount of our initial capital in the community.

The property management agent is Pinnacle Realty Management Company, which is affiliated with GFS Equity Management LLC. Pinnacle has managed the community since its acquisition and receives a property management fee equal to 3.5% of gross income. Pinnacle also manages communities not owned by us that compete with our communities in the Seattle market.

Renovations on the property including a remodeling of the clubhouse, improvements to landscaping, repairs to balconies, landings, sidewalks, and the pool, and improvements to fire safety and ADA issues have been completed. An operating reserve funded from the proceeds of the purchase price can be used to supplement the income of the community sufficient for us to make distributions to investors in accordance with our investment objectives. This operating reserve is being held in escrow at

Wainwright Bank & Trust Company and any withdrawals from this reserve require our consent and signature.

All of the leased space is residential with leases ranging from an initial term of six months to one year. The average historical occupancy rate for the last five years is as follows:

                            Year End December 31,
-----------------------------------------------------------------------------
        2001               2002          2003          2004          2005
        ----               ----          ----          ----          ----
         97%                97%           94%           95%           96%

As of December 31, 2005, the occupancy rate was 97%.

The average effective annual rental per unit for each of the last five years is as follows:

        2001               2002          2003          2004          2005
        ----               ----          ----          ----          ----
     $8,041/unit        $8,409/unit   $8,909/unit   $9,423/unit     $9,953

The community is located in Silverdale, Washington, an area which has historically had low residential vacancy rates (averaging 5.8% in 2005). The greater Seattle area had a median income of $77,900 as of 2006 according to HUD.

- Ridgetop Apartments is located about a mile and one-half from State Highway 3, the primary north-south route serving Kitsap County. The neighborhood is a mixture of newer multifamily developments, neighborhood retail, service stations, public schools and single-family subdivisions. Many of the single-family home subdivisions in the neighborhood were developed in the last ten years and sales prices averaged between $150,000 and $175,000 at the time of purchase.

- Five apartment properties located in the Silverdale area were selected as comparable properties at the time of acquisition. The Outlook, situated less than a mile north of the Ridgetop Apartments, consists of 210 units. Constructed in 1991, the Outlook offers similar amenities to those provided at Ridgetop Apartments.

- Ridgetop Apartments' sister property, Wellington Apartments, is located approximately two miles to the southwest, across from the Kitsap Mall. Wellington Apartments, constructed in 1988, is a 240-unit property in a residential area with large multifamily developments and single-family tract home subdivisions. Wellington Apartments has a similar apartment mix, range in unit size, and comparable amenities to those offered at Ridgetop Apartments.

- Also located in the Ridgetop Apartments area is Quail Hollow Apartments, a 201-unit development. Similar to Ridgetop Apartments, this property is located in a neighborhood of large multifamily developments and single-family homes. Quail Hollow Apartments, constructed in 1988, also offers comparable amenities to those at Ridgetop Apartments.

- Santa Fe Ridge Apartments is located only about two blocks north of the Ridgetop Apartments. Santa Fe Ridge Apartments, which was constructed in 1992, is comprised of 240 units of similar size and unit mix to that of Ridgetop Apartments. Santa Fe Ridge Apartments offers amenities similar to those of Ridgetop Apartments.

- Olympic Village Apartments, with 340 units, is located in Bremerton, less than three miles southeast of Ridgetop Apartments. Similar to the other competing properties surveyed in this report, Olympic Village Apartments is situated in an area heavily developed with large multifamily properties and single-family subdivisions. Olympic Village Apartments was constructed in 1993 and offers an amenity package similar to that available at Ridgetop Apartments.

Ridgetop Apartments is located in a real estate market that has historically been underserved by multifamily housing. Occupancy rates have historically remained relatively high in the area and rents have generally increased. There is a significant military presence in this market that has been stable for a number of years. Individuals actively serving in the military together with individuals working in support jobs for the military have helped maintain a stable local market. There is no evidence that this presence will change in the foreseeable future.

                             Wellington Apartments

Wellington Apartments is an existing multifamily apartment complex consisting of 240 units located in suburban Seattle, Washington. The community consists of 16 two- and three-story buildings on a landscaped setting and includes the following interior amenities: dishwasher, frost free refrigerator, ice makers, electric stove/oven, garbage disposal, wood burning fireplace, wall-to-wall carpet, patios/balconies, cable access, washer/dryer connections, stacked washer/dryer furnished, ceiling fans, decorative mirrors, walk-in closets and storage closet. Exterior amenities include: carports, indoor spa, swimming pool, tenant lounge, fitness center, tanning bed, racquetball court and playground. There are 132 one-bedroom units and 108 two-bedroom units. The apartment units have a weighted average size of 947 square feet. The community was constructed in 1988.

The purchase price for the community was $16,744,073, paid as follows:
(i) $15,635,000 to the unaffiliated seller of the property; (ii) $738,013 in customary closing costs; and (iii) $371,060 renovation costs and operating reserves. The closing occurred on December 16, 2002, and the purchase price was funded by a combination of first mortgage debt, second mortgage financing and borrowings on our credit line. The independently appraised prospective value of the community at the time of closing was $15,650,000. With current first mortgage debt in the principal amount of $11,530,000, the community's loan-to-value ratio is 73.67%. We will only be liable to the community and its creditors up to the amount of our initial capital in the community.

The property management agent is Pinnacle Realty Management Company, which is affiliated with GFS Equity Management LLC. Pinnacle has managed the community since its acquisition and receives a property management fee equal to 3.5% of gross income. Pinnacle also manages communities not owned by us that compete with our communities in the Seattle market.

Renovations on the property including a remodeling of the clubhouse, improvements to landscaping, repairs to balconies, landings, sidewalks, and the pool, and improvements to fire safety and ADA issues have been completed. An operating reserve funded from the proceeds of the purchase price can be used to supplement the income of the community sufficient for us to make distributions to investors in accordance with our investment objectives. This operating reserve is being held in escrow at Wainwright Bank & Trust Company and any withdrawals from this reserve require our consent and signature.

All of the leased space is residential with leases ranging from an initial term of six months to one year. The average historical occupancy rate for the last five years is as follows:

                            Year End December 31,
-----------------------------------------------------------------------------
        2001               2002          2003          2004          2005
        ----               ----          ----          ----          ----
         97%                96%           96%           91%           96%

As of December 31, 2005, the occupancy rate was 98%.

The average effective annual rental per unit for each of the last five years is as follows:

        2001               2002          2003          2004          2005
        ----               ----          ----          ----          ----
     $8,308/unit        $8,586/unit   $9,175/unit   $9,190/unit   $9,826/unit

The community is located in Silverdale, Washington, an area which has historically had low residential vacancy rates (averaging 5.8% in 2005). The greater Seattle area had a median income of $77,900 as of 2006 according to HUD.

- Wellington Apartments is located across from and just west of the Kitsap Mall. The area is comprised of numerous neighborhood retail centers that are typically developed adjacent to regional malls, service businesses and agencies, restaurants, healthcare services, apartments and single-family subdivisions. Many of the single-family subdivisions in the neighborhood were developed in the last ten years and sales prices averaged between $150,000 and $175,000 at the time of purchase.

- Five apartment properties located in the Silverdale area were selected for purposes of comparison at time of acquisition. The Outlook, situated about one and a half miles northeast of Wellington Apartments, consists of 210-units. Constructed in 1991, the Outlook offers similar amenities to those provided at Wellington Apartments.

- Wellington Apartments' sister property, Ridgetop Apartments, is located approximately two miles northeast along Ridgetop Boulevard and less than a mile from the Harrison Silverdale Healthcare Campus. Ridgetop Apartments, which was constructed in 1989, is a 221-unit property located in a residential area with large multifamily developments and single-family tract home subdivisions. Ridgetop Apartments has a similar apartment mix, range in unit size and comparable amenities to those offered at Wellington Apartments.

- Also located close to Ridgetop Apartments is Quail Hollow Apartments, a 201-unit development. Similar to Ridgetop Apartments, this property is located in a neighborhood of large multifamily developments and single-family homes. Quail Hollow Apartments, constructed in 1988, also offers comparable amenities to those at Wellington Apartments.

- Santa Fe Ridge Apartments is located northeast of Wellington Apartments and is only about two blocks from Ridgetop Apartments. Santa Fe Ridge Apartments, which was built in 1992, is comprised of 240 units of similar size and unit mix to that of Wellington Apartments. Santa Fe Ridge Apartments offers amenities similar to those of Wellington Apartments.

- Olympic Village Apartments, with 340 units, is located approximately three miles southeast of Wellington Apartments. Similar to the other competing properties surveyed in this report, Olympic Village Apartments is situated in an area heavily developed with large multifamily properties and single-family subdivisions. Olympic Village Apartments was constructed in 1993 and offers an amenity package similar to that available at Wellington Apartments.

Wellington Apartments is located in a real estate market that has historically been underserved by multifamily housing. Occupancy rates have historically remained relatively high in the area and rents have generally increased. There is a significant military presence in this market that has been stable for a number of years. Individuals actively serving in the military together with individuals working in support jobs for the military have helped maintain a stable local market. There is no evidence that thus presence will change in the foreseeable future.

                              Ridgegate Apartments

Ridgegate Apartments is an existing multifamily apartment complex consisting of 153 units located in suburban Seattle, Washington. The community consists of 14 two-story buildings on a landscaped setting and includes the following interior amenities: dishwasher, frost-free refrigerator, ice makers, electric stove/oven, garbage disposal, built-in microwave, wood burning fireplace, wall-to-wall carpet, patios/balconies, cable access, washer/dryer connections, stacked washer/dryer furnished, ceiling fans, decorative mirrors, walk-in closets and storage closet. Exterior amenities include: carports, indoor spa, swimming pool, tenant lounge, fitness center, tanning bed, racquetball court and child's playground. There are 62 one-bedroom units, 60 two-bedroom units and 31 three-bedroom units. The apartment units have a weighted average size of 891 square feet. This community was constructed in 1990.

The purchase price for the community was $10,786,486, paid as follows:
(i) $10,086,750 to the unaffiliated seller of the property; (ii) $479,351 in customary closing costs; (iii) $185,325 in renovation costs; and (iv) $35,060 in operating reserves. The closing occurred on December 16, 2002, and the purchase price was funded by a combination of first mortgage debt, mezzanine financing and borrowing on our credit line. The independently appraised prospective value of the community at the time of closing was $10,550,000. With current first mortgage debt in the principal amount of $7,420,000, the community's loan-to-value ratio is 70.33%. We will only be liable to the community and its creditors up to the amount of our initial capital in the community.

The property management agent is Pinnacle Realty Management Company, which is affiliated with GFS Equity Management LLC. Pinnacle has managed the community since its acquisition and receives a property management fee equal to 3.5% of gross income. Pinnacle also manages communities not owned by us that compete with our communities in the Seattle market.

Renovations on the property including a remodeling of the clubhouse, improvements to landscaping, repairs to balconies, landings, sidewalks, and the pool, and improvements to fire safety and ADA issues have been completed. An operating reserve funded from the proceeds of the purchase price can be used to supplement the income of the community sufficient for us to make distributions to investors in accordance with our investment objectives. This operating reserve is being held in escrow at Wainwright Bank & Trust Co. and any withdrawals from this reserve require our consent and signature.

All of the leased space is residential with leases ranging from an initial term of six months to one year. The average historical occupancy rate for the last five years is as follows:

                            Year End December 31,
-----------------------------------------------------------------------------
        2001               2002          2003          2004          2005
        ----               ----          ----          ----          ----
         94%                96%           96%           92%           94%

As of December 31, 2005, the occupancy rate was 91%.

The average effective annual rental per unit for each of the last five years is as follows:

        2001               2002          2003          2004          2005
        ----               ----          ----          ----          ----
     $9,339/unit        $8,660/unit   $9,075/unit   $8,971/unit   $9,009/unit

The community is located in Kent, Washington, an area which has historically had low residential vacancy rates (averaging 5.6% in 2005). The greater Seattle area had a median income of $77,900 as of 2006 according to HUD.

- Along SE 248th St. are several apartment properties targeting households similar to those that have been attracted to Ridgegate Apartments. Directly to the west of Ridgegate Apartments is a newer single-family subdivision with homes starting in the low $200,000 range at the time of purchase. To the northwest and southwest, there are numerous new and older single-family home subdivisions. The nearest competitor to Ridgegate Apartments is Forest Creek Apartments. This development is located to the south of the property but separated by a small park and it is comprised of 92 units. Forest Creek Apartments is also managed by Pinnacle Realty Management Company and was constructed in 1991. Its amenities are slightly inferior to those at Ridgegate Apartments as a result of its smaller size, but its unit mix and rent rates are comparable.

- One block north of Ridgegate Apartments is The Wilson, an 82-unit gated community constructed in 2001. This development has similar unit sizes, mix and rent rates but has slightly inferior recreational amenities when compared to Ridgegate Apartments.

- Approximately two miles to the west of Ridgegate Apartments on highway 516 is Signature Pointe. Signature Pointe is comprised of 624 units and is also managed by Pinnacle Realty Management Company. Constructed in 1989, Signature Pointe has a similar unit mix and unit sizes compared to Ridgegate Apartments. It also has slightly superior amenities compared to those offered at Ridgegate Apartments. Its location is inferior, however: the property is located close to a major highway and is split into two sections by a highway, making the recreational facilities less convenient to a large number of its residents. The property also has the appearance of being more densely developed.

Ridgegate enjoys either a location that is superior or physical amenities that are superior to many of the other multifamily developments in the area. These factors, combined with the improvements that are being made to the property, are expected to allow the property to compete favorably with the other developments.

                             PLANO, TEXAS COMMUNITY

On September 15, 2005, we acquired an interest in an existing multifamily apartment community consisting of 229 units in Plano, Texas known as the Preston at Willow Bend Apartments, which has since been renamed Broadstone Preston at Willow Bend Apartments. We refer to this community as our Plano community. We acquired our interest in the property through BC Broadstone Preston, LP, a joint venture between us and certain affiliates of Alliance. We own a controlling partnership interest in BC Broadstone Preston, LP through two wholly-owned subsidiaries, ALLTX GP, LLC and ALLTX, LLC. BC Broadstone Preston, LP purchased the property from ERP Operating Limited Partnership for a contract purchase price of approximately $15,200,000. We have also borrowed an additional $2,512,348 to fund renovations and operating reserves, and to pay customary closing costs of approximately $1,700,000 and $831,347, respectively.

To fund a portion of the purchase price, we contributed $5,556,348 to BC Broadstone Preston, LP by borrowing that amount from Wachovia Bank, National Association. The interest on the Wachovia loan accrues in arrears at an interest rate of, at our election, LIBOR plus 300 basis points per annum or Wachovia Bank, National Association's announced prime rate plus 150 basis points per annum and is due and payable monthly to the extent that distributions are received from us by BC Broadstone Preston, LP, and, to the extent the interest is not paid, will be added to principal. The loan matures on July 3, 2006 and is pre-payable at any time without fee subject to LIBOR breakage costs. We may extend the maturity date for an additional period through January 1, 2007 provided no default or event of default shall then be in existence under the loan agreement; we pay an extension fee equal to 42 basis points of the outstanding balance of the loan as of July 3, 2006; and we provide written notice to Wachovia of our request for an extension of the maturity date no later than June 3, 2006.

The loan is secured by our interests in BC Broadstone Preston, LP, and is guaranteed by ALLTX GP, LLC and BCP Funding, LLC, our affiliate and an affiliate of our advisor. In connection with our procurement of the loan, BCP Funding, LLC agreed that it will continue to receive payment on our outstanding borrowings under our affiliate line of credit with respect to our existing properties until all liens on such properties, other than the lien associated with our Seattle communities, are released. Once all liens on our existing properties (with the exception of the lien associated with the Seattle communities) are released, BCP Funding, LLC has agreed that we may utilize proceeds from this offering to pay the Wachovia loan before the payment of the borrowings associated with the Seattle communities. In order to retain all of the communities we have acquired, including our Plano community, we will have to raise approximately $74,495,922 (not including any accrued interest on our affiliate line of credit or amounts distributed to stockholders from offering proceeds) by January 1, 2007 and, at that time, repay the Wachovia loan with either borrowings under an anticipated line of credit or by refinancing permanent mortgage debt on our communities, or to the extent that we have raised approximately $80,890,183 (not including any accrued interest on our affiliate line of credit or the Wachovia loan or amounts distributed to stockholders from offering proceeds) by January 1, 2007, with the proceeds received from this offering.

At closing, $10,400,000 of a maximum $12,000,000 mortgage bridge loan from Deutsche Bank Berkshire Mortgage, Inc. was used to fund a portion of the contract purchase price and related costs, which were approximately $16,131,347, and the remaining $1,600,000 was deposited into a repair escrow with the bridge lender until such time as the permanent mortgage closed. The mortgage bridge loan had a sixty-day term and an interest rate of one-month LIBOR plus 100 basis points. On October 25, 2005, we refinanced the above-mentioned mortgage bridge loan with a permanent mortgage with a maximum principal amount of $11,981,000 with Deutsche Bank Berkshire Mortgage, Inc. as lender, making available to our company the $1,600,000 with which to proceed with capital improvements work in the property. The $19,000 difference between the mortgage bridge loan and the permanent mortgage was funded by property level working capital reserves. The permanent mortgage has a fixed interest rate of 5.14% and is for a nine-year term with only interest payments made monthly for such time. In addition, the loan may be extended for one year at a floating rate of 250 basis points over the Freddie Mac index rate.

An acquisition fee of approximately $173,000 will be paid to our advisor once the lien under the Wachovia loan on the Plano community is released.

Alliance Residential LLC is the managing general partner of BC Broadstone Preston, LP. The managing general partner must obtain our consent before it can make material decisions with respect to actions by the joint venture and it can be replaced by us at any time. Alliance Residential LLC is entitled to participate in the cash distributions of BC Broadstone Preston, LP after we have received a priority share of the operating cash flow from our Plano community. Before Alliance Residential LLC receives any portion of the cash flow, we will first receive an annual asset management fee equal to $11,450 annually. After payment of this fee, we and Alliance Residential LLC will receive ratably a 10% preferred return on unreturned capital (which initially was $5,556,348 and $175,000, respectively). We will then share 80/20 with Alliance Residential LLC in all remaining cash flow from operations of our Plano community.

To the extent we receive distributions from BC Broadstone Preston, LP, such distributions will be used, first to pay interest due on a monthly basis on the Wachovia loan and then to pay our ordinary expenses, including operational-stage fees and reimbursement to our advisor and affiliates. After these payments, the amounts received from the distributions described above would be available to satisfy obligations of the REIT with any excess available for distribution to our stockholders. There is no guarantee that there will be sufficient cash flow from our Plano community to make the distributions described above.

Proceeds from the sale of our Plano community will first be distributed to us in payment of the accrued, but unpaid, management fee referred to above. Remaining sale proceeds will be distributed to us and Alliance Residential LLC ratably until we have each received our accrued and unpaid 10% preferred return and a return of our capital contributions. Remaining sale proceeds will then be distributed:

- 80% to us and 20% to Alliance Residential LLC until we have received a 13% per annum rate of return on our capital contributions (taking into account prior distributions);

- then, 75% to us and 25% to Alliance Residential LLC until we have received a 16% per annum rate of return on our capital contributions (taking into account prior distributions); and

- then, 70% to us and 30% to Alliance Residential LLC until we have received a 20% per annum rate of return on our capital contribution (taking into account prior distributions); and

- then, any residual sale proceeds, 60% to us and 40% to Alliance Residential
  LLC.

Our Plano community is an existing multifamily apartment complex consisting of 229 units located in suburban Plano, Texas. The community consists of 23 three-story buildings on a landscaped setting and includes the following interior amenities: central air conditioning, dishwasher, frost-free refrigerator, electric stove/oven, garbage disposal, ceiling fans, crown molding, wall-to-wall carpeting, walk-in closets, patios/balconies, cable access, high speed internet access, storage closets and wood-burning fire places. The development also includes the following exterior amenities: 2 swimming pools, BBQ/picnic area, children's play area, fitness center, controlled gated access and perimeter fencing. There are 142 one-bedroom units and 87 two-bedroom units. The apartment units have an average size of 1,021 square feet. The community was constructed in 1984.

The purchase price for the community was $16,031,347, paid as follows:
(i) $15,200,000 to the unaffiliated seller; and (ii) $831,347 in customary closing costs. The closing occurred on September 15, 2005, and the purchase price was funded by a combination of first mortgage debt and borrowings on a loan from Wachovia Bank, National Association. In addition, in accordance with the terms of the company's lending agreement, our company has established a repair escrow fund by depositing $1,600,000 in a repair escrow deposit with the lender. The repair escrow deposit will be used for the purpose of paying the costs of renovation to the property. The independently appraised value of the community at the time of closing was $15,400,000 prior to the renovation and $17,550,000 after the renovation. With current first mortgage debt in the principal amount of approximately $11,981,000, the community's loan-to-value ratio is 67.57%. We will only be liable to the community and its creditors up to the amount of our initial capital in the community.

The property manager is Alliance Residential LLC, which is affiliated with Alliance G.P. IV, INC. and Broadstone Preston Alliance LLC. Alliance Residential, LLC has managed the community since its acquisition and receives a property management fee equal to 3.5% of gross income (with 0.5% of such management fee subordinated to the first mortgage lender). Alliance Residential, LLC does not currently manage communities not owned by us that compete with our communities in the Plano market, but there is no assurance that Alliance Residential, LLC will not compete with us in the Plano market in the future.

A renovation and repositioning of the property commenced shortly after the closing of the permanent mortgage financing with Deutsche Bank Berkshire Mortgage, Inc. The renovation plan includes site landscaping improvements, upgrades to the leasing center and the fitness center, kitchen and bathroom cabinet painting and refacing and resurfacing of the counter tops, upgrades to kitchen and bathroom hardware and lighting, new appliances in a number of units, carpet replacement in all units, new linoleum in the kitchens and the bathrooms in all units, resurfacing of the

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
ceilings in all units, general exterior upgrades, and the addition of 20 garages and 10 storage units.

All of the leased space is residential with leases ranging from an initial term of six months to one year. The average historical occupancy rate for the last five years is as follows:

                             Year End December 31,
-------------------------------------------------------------------------------
        2001                2002           2003          2004          2005
        ----                ----           ----          ----          ----
    Not Available            94%            94%           95%           95%

As of December 31, 2005, the occupancy rate was 89% (for units under renovation) and 90% (for units on line).

The average effective annual rental per unit for each of the last five years is as follows:

        2001                2002           2003          2004          2005
        ----                ----           ----          ----          ----
    Not Available        $9,070/unit    $8,571/unit   $8,304/unit   $8,342/unit

As shown above, the effective annual rental rate has decreased slightly over the past few years. The decrease has occurred because the local multifamily apartment market weakened due to a weakening in the national economy and lower interest rates, which enabled more potential tenants to move into single family homes, resulting in a need to offer rent concessions in order to maintain the occupancy rate. The property was purchased with a plan to renovate and reposition it and it is management's belief that, as the national economy and the local multifamily apartment market strengthens, which appears to be occurring based on current occupancy rates, and the renovation and repositioning of the property is completed, the annual rental rate per unit will increase.

The community is located in the West Plano submarket of Plano, Texas, an area which has historically had a high median income ($121,581 currently) and relatively low residential vacancy rates (averaging 7.0% in 2005 versus 8.2% for the Dallas Metro Area).

- The Plano community is located on Preston Rd., at the intersection of Highland Drive and Preston Rd. The neighborhood is a mixture of mature multifamily developments, a wide range of commercial-retail properties and single-family home subdivisions. Proceeding north on Preston Rd. are mature multifamily properties in good condition, single-family homes, retail centers, and H. Ross Perot's Legacy Business Park. Immediately south of the site is Highland Drive. Across Highland Drive is Preston Park Colonnade, a retail center with
  Barnes & Noble, Whole Foods Market, and typical neighborhood shops. Further south, about a

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
  half-mile, is the entrance to the Preston Park Village. Its 60 specialty shops include Ann Taylor, Talbots, St. Johns and The Gap. Across Preston Rd. to the east is Bristlecone Apartments, a 268-unit property. To the west of the site is Ventura Drive. A single-family subdivision of homes, with resale prices in the high $400,000 and low $500,000 is situated at Ventura and Highland Drives. To the north of the subdivision is Centennial Elementary School. Additionally, Preston Road intersects with the George Bush Turnpike about 2.5 miles south of the property and with State Highway 121 about 3.5 miles to the north.

- On Preston Rd., directly north and adjacent to the Plano community are the La Ventura Apartments. Constructed in 1999, this 298 unit property is similar to the Plano community in terms of both unit mix and unit size. Directly east of the Plano community is Bristelcone Apartments, consisting of 239 apartments that were constructed in 1991. Less than one mile south from the Plano community, on Preston Rd., is Summers Crossing Apartments, a 282 unit community that was constructed in 1985. About one-half mile east of the Plano community is Highlands at Preston Apartments, consisting of 213 units that were constructed in 1986. All of these properties have similar amenities to those found at the Plano community and they all share a common attribute of multifamily developments in the area, mature landscaping and park-like settings.

To continue to compete well with these properties, management will implement an aggressive marketing campaign. We have also budgeted funds for a renovation plan, which will increase exterior curb appeal and provided upgrades to the interior of the apartment units. We anticipate that this strategy along with the strong demand for multifamily housing should keep Broadstone Preston at Willow Bend Apartments competitive in the market.

                              Property Management

                             Selection of Managers

The selection of property managers by our advisor, as approved by our board of directors, will be based on management capability. We intend to enter into property management agreements only with managers having substantial prior experience in the operation of apartment communities, who may also manage competing communities in the same geographic area. We plan to engage property managers that are not affiliated with our company or our advisor. The managers of the communities we currently own interests in meet these criteria and the further standards described in items 1 through 5 below. All of our current property management agreements are the result of arm's-length negotiations.

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
The property management agent for the Portland, Salt Lake City and Seattle Communities is Pinnacle Realty Management Company, which is affiliated with GFS Equity Management LLC. Pinnacle has managed these communities since their acquisition and receives a property management fee equal to 3.5% to 4.0% of gross income. Pinnacle also manages communities not owned by us that compete with our communities. We are not aware that either Pinnacle Realty Management Company or GFS Equity Management LLC or any of their affiliates own any of the competing communities.

The property management agent for the Jacksonville communities is Bainbridge Management Jacksonville LLC, which is affiliated with Bainbridge Jacksonville LLC. Bainbridge has managed these communities since their acquisition and receives a property management fee equal to 3.5% of gross income.

The property management agent for our Plano community is Alliance Residential, LLC, which is affiliated with Alliance G.P. IV, Inc. and Broadstone Preston Alliance LLC. Alliance has managed the community since its inception and receives a property management fee equal to 3.5% of gross income with 0.5% of such management fee subordinated to the first mortgage lender.

While we have no present plans to do so, we may in the future engage affiliates as property managers if a majority of our directors, including a majority of our independent directors, approve the transaction as being fair and reasonable to our company and on terms and conditions not less favorable to us than those available from an unaffiliated third party.

While we have no present plans to do so, we may in the future decide to perform the property management function ourselves.

                    Property Management Agreements and Plans

In acquiring interests in apartment communities, our advisor will use its best efforts to obtain favorable terms and will apply the following minimum standards to property management agreements, management plans and marketing plans.

    - The property manager is considered by our advisor to possess suitable and substantial multifamily experience.

    - The form of property management agreement is considered by our advisor to meet the standards required for successful management of the community.

    - The management and marketing plans are considered by our advisor to be comprehensive and appropriate to the apartment community and its targeted resident base.

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
1. Substantial multifamily experience includes knowledge of the geographic area and experience in managing properties that target a similar resident base. Our advisor must consider the apartment community's management agreement, management plan and marketing plan to be appropriate to households like those targeted for the community.

2. Having applied the following guidelines, our advisor must determine that the property manager possesses the experience and knowledge required for the successful management of the community:

    - Properties managed by the property manager are well maintained and employ knowledgeable and competent on-site personnel;

    - Effective written policies and procedures are used in lease-up marketing and promotion, qualifying prospective residents, maintaining records and books of account, training and supervising on-site staff, performing building and grounds maintenance and serving the needs of the targeted resident base;

    - The property manager maintains a central office with highly qualified personnel that regularly oversee on-site operations and provide professional training, seminars and assistance for site-located staff;

    - The property manager has in place a comprehensive system for reporting physical and economic occupancy on a regular basis;

    - An effective financial accounting system is maintained with a chart of accounts, and a reporting system that provides monthly ledgers, registers and operating statements of budgets, actual and variances. The property manager maintains a resident record system that contains necessary forms and documentation required for internal and external review and audit; and

    - The property manager demonstrates the skill and experience required to maintain effective resident relations, manage and facilitate programs suitable for the targeted resident base, and provide the support necessary for special resident services where applicable.

3. Having applied the following guidelines, our advisor must determine that the form of property management agreement meets the standards required for successful management of the property:

    - The property management agreement will generally be limited to a period of one year;

    - Compensation is in the 3% to 5% range unless circumstances (size of property, special needs households, etc.) justify an exception;

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
    - The property manager is responsible for securing and renewing liability insurance at limits established by our advisor;

    - The property manager is responsible for compliance with Fair Housing and other pertinent regulatory requirements;

    - The property manager is responsible for maintaining financial records suitable for annual audit and tax accounting;

    - The property manager carries a fidelity bond to insure against employee theft that covers an amount of at least two months of rent collections;

    - The agreement provides for the preparation of an annual budget, periodic reporting, owner approvals, and property manager expenditure limits;

    - Relationships with affiliates are acceptable to our advisor as long as they are disclosed at the outset;

    - Our advisor is satisfied with the designation of the number and type of apartments and non-revenue rent arrangements provided for employees of the property manager; and

    - All site staff are employees of the management company and not of the controlling owner entity or our company.

4. Our advisor must determine that the form of management plan is comprehensive and includes the following:

    - There are descriptions of the property manager's role and lines of authority, staffing qualifications and responsibilities, job descriptions, personnel practices, hiring practices, staff training, hours of operation and operating procedures;

    - The property manager provides each of its on-site personnel with written procedures, forms and personnel manuals;

    - All on-site personnel are provided in-house training and participate in training seminars;

    - Bookkeeping and accounting records are prepared at the site location and with oversight and review at the home office;

    - The plan details the property manager's maintenance and repair program, rent collection procedures, resident services and management relations; and

    - The accounting and financial management procedures describe resident accounts, record keeping, procurement responsibilities and threshold limits, maintaining of separate bank accounts for security deposits and resident rents, and detained reporting requirements.

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
5. Having applied the following guidelines, our advisor must determine that the form of marketing plan is comprehensive and includes the following:

    - The use of professionally designed media advertising, press releases, Yellow Page listings, apartment guides, direct mail, brochures and signage;

    - Professionally prepared display advertising scheduled for insertion in regional and local newspapers;

    - Grand opening promotional events and resident referral programs developed to promote awareness within the targeted market areas;

    - Lead generation and outreach efforts using an extensive list of employers of prospective residents and agencies and organizations including Chambers of Commerce, schools, churches, service organizations and neighborhood social and recreational centers; and

    - A description of the marketing practices that are to be used following stabilization including a sufficient number of trained on-site staff a leasing office open seven days a week with hours of operation appropriate for the area and for the targeted resident base.

                     Property Development and Construction

We may in the future invest in properties on which improvements are to be constructed or completed. When we conclude it is necessary to help ensure performance by the builders of properties which are under construction, completion of properties under construction will be guaranteed at the price contracted either by an adequate completion bond or performance bond. Our advisor may rely upon the substantial net worth of the contractor or developer or a personal guarantee accompanied by financial statements showing a substantial net worth provided by an affiliate of the person entering into the construction or development contract as an alternative to a completion bond or performance bond. Development of real estate properties is subject to risks relating to a builder's ability to control construction costs or to build in conformity with plans, specifications and timetables. (See "Risk Factors--Risks Related to Our Properties and Our Business.")

We or our advisor may employ one or more project managers to plan, supervise and implement the development of any unimproved properties which we may acquire. Such persons would be compensated directly or indirectly by us.

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
                           Joint Venture Investments

Our advisor has the authority to cause us to enter into joint ventures, general partnerships, co-tenancies and other participations with real estate developers, owners and others for the purpose of developing, owning and operating real properties. We generally intend to structure our investments in apartment communities as equity investments in the partnerships or limited liability companies that own the communities. A description of these arrangements with respect to each community in which we currently have an interest is contained in the section "Business and Properties--Properties" in this prospectus. While we have no present plans to do so, we may also enter into joint ventures with affiliated entities for the acquisition, development or improvement of properties.

If we enter into joint ventures with other affiliated programs for the acquisition of properties, we will only do so provided that:

- a majority of our directors, including a majority of the independent directors, approve the transaction as being fair and reasonable to our company;

- the investment by our company and such affiliate are on substantially the same terms and conditions; and

- we will have a right of first refusal to buy if such co-venturer elects to sell its interest in the property held by the joint venture.

In the event that a co-venturer were to elect to sell property held in any joint venture in which we have a right of first refusal to buy, however, we may not have sufficient funds to exercise our right of first refusal to buy the other co-venturer's interest in the property held by the joint venture. In the event that any joint venture holds interests in more than one property, the interest in each such property may be specially allocated based upon the respective proportion of funds invested by each co-venturer in each such property. Entering into joint ventures with other affiliated programs will result in certain conflicts of interest. (See "Conflicts of lnterest--Joint Ventures with Affiliates of Our Advisor.")

                                  Competition

We intend to acquire interests in apartment communities in the United States wherever suitable communities are identified by our advisor. We will compete with many other REITs, real estate partnerships, real estate operating companies and other investors, including banks and insurance companies, many of which will have greater financial resources than our company, in the acquisition and operation of apartment communities. All of our apartment communities will be located in developed areas that include other multifamily residential properties. The number of competitive properties in a particular area could have a material effect on our ability to lease units at our apartment communities and on the rents charged at the properties. While there are no dominant competitors in the industry, the market for acquiring apartment communities in the United States is extensive and local in nature. We may be competing with other entities that have greater resources than ours, including several with national portfolios valued at billions of dollars, and whose managers may have more experience than ours. In addition, other forms of housing, including manufactured housing community properties and single-family housing provide alternatives to potential residents of multifamily residential properties. We will seek to grow by acquiring apartment communities in selected targeted markets. We intend to compete for the acquisition of properties by identifying opportunities that other competitors do not appreciate and by offering the highest acquisition price possible within the parameters of our investment objectives and policies. We cannot predict how successful we will be in identifying and acquiring suitable apartment communities. In particular, we seek opportunities to add value through renovation and rehabilitation projects. Our presence in metropolitan areas in Florida, Utah, Texas and the northwest United States gives our initial portfolio geographic diversity while providing us with a competitive advantage in identifying and competing for acquisition and development opportunities in those target markets. We believe our management structure and our strategy of employing seasoned local property managers will allow us to grow in both our existing markets and in selected new markets without incurring substantial additional costs. Our strategy of providing a subordinated economic interest to established local operators also may give us a competitive advantage over buyers that may not provide such an incentive.

                                    Offices

We maintain our principal office in space leased by Boston Capital Holdings Limited Partnership, the parent of our advisor, at One Boston Place, Suite 2100, in downtown Boston, Massachusetts. We do not pay rent for this space, although our advisory services agreement with our advisor takes our advisor's space costs into consideration.

                                 Line of Credit

We have entered into an initial non-recourse loan agreement and a related pledge agreement with BCP Funding, LLC, our affiliate and an affiliate of our advisor. These agreements have been approved by a majority of our independent directors. We have borrowed approximately $56,596,665 under our loan agreement to acquire our interests in our initial ten communities. Generally, interest on the loans accrues in arrears at an annual base rate of 9.5% plus bonus interest at 5.3% to the extent of cash available for debt service after payment of base interest, and is due and payable quarterly to the extent of cash available for debt service for that quarter and, to the extent not paid, will be added to principal. Further, bonus interest on the loans is due and payable quarterly only to the extent of cash available for debt service for that quarter after payment of 9.5% interest for that quarter, and to the extent not paid will accrue but will not be added to principal or be considered in calculating the base 9.5% interest. Accrued bonus interest will be payable quarterly without further interest to the extent of cash available for debt service for that quarter only after payment of base interest and bonus interest for that quarter. In return for our affiliate line of credit being nonrecourse to the company, we agreed to pay bonus interest solely from cash available in debt service for the communities prior to the repayment of our affiliate line of credit attributable to each community. Until our affiliate line of credit attributable to each community is repaid by the due date, including any extensions, effectively all cash flow generated by such community will be paid to BCP Funding, LLC. Each time a closing under this offering occurs during the term of the loan agreement, we must apply the offering proceeds to the repayment of outstanding loan principal and any unpaid base interest. All outstanding bonus interest is also due and payable at each closing, but only to the extent of cash available for debt service and not from the proceeds of this offering. In any event, all outstanding amounts under the loan agreement are due and payable on January 1, 2007, but if we do not have sufficient cash available for debt service to pay all accrued additional interest, the unpaid balance of the additional interest will not be due or payable by us.

Initially, loans made under the loan agreement are secured by all our interests in the communities financed with our affiliate line of credit, and by the 20,000 shares of our common stock owned by Boston Capital Companion Limited Partnership, and are non-recourse to our company. If we repay the advances used to acquire our interest in an apartment community and accrued 9.5% interest using the proceeds of a closing under this offering, the lender will release its lien on our interest in that apartment community. Cash distributions from released apartment communities will no longer be available to the lender for debt service. The loan agreement provides that we cannot further encumber our interests in our properties during the term of the agreement without the lender's consent.

The advances we have received under the loan agreement and the uses we have made of those funds are described above in the "Business and Properties--Properties" section of this prospectus.

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
                                 Wachovia Loan

We entered into a $5,556,348 loan with Wachovia Bank, National Association to fund a portion of the purchase price of our Plano community . The interest on the loan accrues in arrears at an interest rate of, at our election, LIBOR plus 300 basis points per annum or Wachovia Bank, National Association's announced prime rate plus 150 basis points per annum and is due and payable monthly to the extent that distributions are received from us by BC Broadstone Preston, LP, and, to the extent the interest is not paid, will be added to principal. The loan matures on July 3, 2006 and is pre-payable at any time without fee subject to LIBOR breakage costs. We may extend the maturity date for an additional period through January 1, 2007 provided no default or event of default shall then be in existence under the loan agreement; we pay an extension fee equal to 42 basis points of the outstanding balance of the loan as of July 3, 2006; and we provide written notice to Wachovia of our request for an extension of the maturity date no later than June 3, 2006. In connection with our procurement of the Wachovia loan, BCP Funding, LLC agreed that it will continue to receive payment on our outstanding borrowings under our affiliate line of credit with respect to our existing properties until all liens on such properties, other than the lien associated with our Seattle communities, are released. Once all liens on our existing properties (with the exception of the lien associated with the Seattle communities) are released, BCP Funding, LLC has agreed that we may utilize proceeds from this offering to pay the Wachovia loan before the payment of the borrowings associated with the Seattle communities.

                             Mortgage Indebtedness

To date, all the apartment communities in which we have invested are encumbered with mortgage indebtedness. These mortgages are described above in the "Business and Properties--Properties" section of this prospectus. We expect all apartment communities we invest in to be similarly encumbered. In addition to permanent mortgage financing, the Seattle communities are encumbered by second mortgage debt in the original principal amount of $8,120,000 (of which $7,987,418 was outstanding at December 31, 2005) bearing interest at 12% subordinated to the permanent mortgage financing on those communities. Assuming sufficient additional funds are raised, a portion of the proceeds of this offering will be used to repay this second mortgage debt. However, we have the right to make payments on the Wachovia loan before repaying the borrowings associated with our Seattle communities. The second mortgage debt matures on December 31, 2007, and can be repaid with no penalty. The lender is an unaffiliated third party, Berkshire/WAFRA Mezzanine Debt Investors Foreign Fund.

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
                            SELECTED FINANCIAL DATA

The information set forth below presents selected financial data of our company for the year ended December 31, 2005 and the year ended December 31, 2004 and of our company's predecessor for the period ended May 15, 2003. Additional detailed financial information is set forth in the audited financial statements beginning on page F-1 of this prospectus.

                       Consolidated Financial Information
           (Dollars in thousands except property and per share data)

                           Boston Capital Real Estate Investment Trust, Inc.         BCMR Seattle Inc.
                                   (successor to BCMR Seattle Inc.)                    (predecessor)
                          ---------------------------------------------------   ---------------------------
                                                                                  Period
                                                                  Period        January 1,
                                                               May 15, 2003        2003          Period
                                                                 (date of         through      November 1,
                                                                inception)        May 15,     2002 (date of
                                                                  through       2003 (date     inception)
                            Year Ended        Year ended       December 31,         of           through
                           December 31,      December 31,          2003*        cessation)*   December 31,
                               2005              2004           (Restated)      (Restated)        2002
                          ---------------   ---------------   ---------------   -----------   -------------
OPERATING DATA:
Revenue:
Rental and other
  income.................     $ 24,061          $ 21,257          $ 13,187         $2,772*       $   338
                              --------          --------          --------         ------        -------
Expenses:
Operating Costs..........       19,660            17,608            12,143          1,607            354
Interest (net of
  income)................       11,698            11,487             6,723          1,028*           122
                              --------          --------          --------         ------        -------
Total expenses...........       31,358            29,095            18,866          2,635            476
                              --------          --------          --------         ------        -------
Loss before income taxes
  and minority
  interest...............       (7,297)           (7,838)           (5,679)           137           (138)
Benefit from (provision
  for) income taxes......           --                --                --            (53)            53
Loss attributed to
  minority interest......           (6)               --                --             --             --
                              --------          --------          --------         ------        -------
Net Loss.................     $ (7,291)         $ (7,838)         $ (5,679)        $   84        $   (85)
                              ========          ========          ========         ======        =======
Loss per share...........     $   (365)         $   (392)         $   (284)        $   --        $    --
                              ========          ========          ========         ======        =======
Cash dividends declared
  per share..............     $     --          $     --          $     --         $   --        $    --
                              ========          ========          ========         ======        =======

BALANCE SHEET DATA:
Real estate, before
  accumulated
  depreciation...........     $186,852          $169,367          $163,505         $   --        $53,016
Real estate, after
  accumulated
  depreciation...........     $173,712          $161,803          $160,610         $   --        $52,968
Total assets.............     $183,653          $168,679          $176,101         $   --        $55,395
Total liabilities........     $204,094          $181,996*         $181,580         $   --        $46,153
Minority interest........     $    167          $     --          $     --         $   --        $    --
Stockholder's equity
  (deficit)..............     $(20,608)         $(13,317)*        $ (5,479)        $   --        $ 9,242

                           Boston Capital Real Estate Investment Trust, Inc.       BCMR Seattle Inc.
                                   (successor to BCMR Seattle Inc.)                  (predecessor)
                          ---------------------------------------------------   -----------------------
OTHER DATA:
Total properties.........           11                10                10           --             4
Total apartment units....        3,098             2,869             2,869           --           802

Cash flow
Operating activities.....     $  1,091          $ (3,053)         $  1,581       $   86       $  (416)
Investing activities.....     $(18,072)         $  3,408          $   (534)      $9,213       $(8,105)
Financing activities.....     $ 17,552          $   (409)         $     65       $(9,326)     $ 8,546

------------

*   See note B of each respective financial statement

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
                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion in conjunction with the financial information on our apartment communities, our financial statements and related notes appearing elsewhere in this prospectus and in any supplement.

OVERVIEW

We were formed on May 2, 2003, and have a limited operating history. Our operations consist of acquiring, managing and operating apartment communities in the United States. All but one of our apartment communities has been purchased with funds from our affiliate line of credit described below. Once we sell enough shares in this offering to repay the amount we have borrowed under our affiliate line of credit to acquire our interest in our ten initial communities, we will experience a relative increase in liquidity, and a relative decrease in liquidity as we use the net offering proceeds for the continued acquisition, development and operation of apartment communities.

We expect that we will acquire properties by paying the entire purchase price of each property in cash or equity securities, or a combination thereof, and the remainder with permanent mortgage financing which will encumber all or certain properties. Though we have no current plans to do so, if our directors deem it advisable, we may take additional loans on all or certain communities, if favorable terms are available, and use the proceeds from such loans to acquire additional properties or increase cash flow. In the event that this offering is not fully sold, our ability to diversify our investments may be diminished.

We expect to elect to be taxed as a REIT beginning with the tax year ended December 31, 2005. We believe that we are organized in conformity with the requirements for taxation as a REIT for federal income taxes, but cannot assure you that we will meet such requirements. If we fail to meet these requirements, our distributions will not be deductible to us and we will have to pay a corporate level tax on our income. This would substantially reduce our cash available to pay dividends. In addition, such a tax liability might cause us to borrow funds, liquidate some of our investments or take other steps which could negatively affect our operating results. Moreover, if our REIT status is terminated because of our failure to meet a technical REIT requirement or if we voluntarily revoke our election, we would generally be disqualified from electing treatment as a REIT for the four taxable years following the year in which REIT status is lost.

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              Trends Which May Influence Our Results of Operations

Increasing Demand for Rental Apartments

Based on certain demographic trends, in particular, the growth of the "Echo Boomer" generation, we believe we are well-positioned to continue achieving our objectives. While there is no guarantee that individuals making up this group will choose renting versus ownership, we believe the increase in this age group will have a positive demand for the number of rental households. Echo Boomers are now entering into the age group having the greatest propensity to rent. As shown in the chart below, the number of individuals between the ages of 18-39 is expected to grow significantly over the next 20 years.

            U.S. Population of Individuals between the Ages of 18-39

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

     2005  89,625,000
     2006  90,046,000
     2007  90,649,000
     2008  91,374,000
     2009  91,971,000
     2010  92,264,000
     2011  92,567,000
     2012  93,011,000
     2013  93,576,000
     2014  94,168,000
     2015  94,595,000
     2016  95,054,000
     2017  95,480,000
     2018  95,864,000
     2019  96,296,000
     2020  96,547,000
     2021  96,777,000
     2022  97,095,000
     2023  97,467,000
     2024  97,919,000
     2025  98,371,000

SOURCE: U.S. CENSUS BUREAU, POPULATION PROJECTIONS BRANCH, MAY 2004.

Strong Demand Due to Interest Rate Environment

The 40-year historic lows reached on mortgage interest rates in recent years provided some individuals with the opportunity to purchase homes at similar costs to renting, particularly when utilizing short-term variable mortgages. However, with the more recent increases in interest rates, this attractive alternative may have faded for some and the apartment sector is in a position to reap the benefits. If a higher interest rate environment continues, then the number of individuals purchasing homes will typically decline. As rental apartments directly compete with the single-family home and condominium sectors of the economy, the demand for new and existing rental apartment communities may rise when demand for purchasing homes falls. We believe this will be beneficial for apartment owners as it should translate into greater demand, higher occupancy rates,

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
fewer concessions needed to attract renters, and therefore increased profitability of our apartment communities.

Increased Income and Distributions Due to Healthy U.S. Economy

Generally, healthy employment in a particular market area enables apartment owners to increase rents charged to tenants. As employment across locations in which we own apartment communities continues to improve and stabilize, apartment owners in these locations should be able to increase rents ahead of expenses which should increase the revenue we receive from our apartment communities. As a result, the amount of cash available for distribution to our stockholders should increase. However, our actual results of operations and, accordingly, cash available for distribution, will be affected by a number of factors, including the revenue we receive from our communities, our operating expenses, our debt obligations, interest expense, the ability of our residents to meet their obligations, and unanticipated expenditures.

                        Liquidity and Capital Resources

It is anticipated that our primary source of funds will be the proceeds of this offering. Potential future sources of liquidity include (i) cash distributions from investments in real estate; (ii) interest earned on capital raised and held pending investment; (iii) proceeds from secured or unsecured financing, including from banks; and (iv) undistributed funds.

We intend to purchase, or enter into binding commitments to purchase, interests in certain apartment communities prior to the completion of this offering, provided we have raised sufficient funds to pay off our affiliate line of credit and the Wachovia loan. Properties acquired as of December 31, 2005 were purchased with financing obtained on our affiliate line of credit, mortgage notes payable and through a bank note.

During the years ended December 31, 2005 and 2004, we generated net cash flows of $5.4 million and $4.5 million, respectively, from the properties, all of which was used to pay interest, or will be used to pay accrued interest on our affiliate line of credit. Although there can be no assurances, we believe we will raise sufficient proceeds from this offering to repay all or a portion of our affiliate line of credit which matures on January 1, 2007. In addition, we believe that a combination of our efforts to increase rental revenue and contain operating costs at our apartment communities and our ability to extend the maturity date of our Wachovia loan and defer certain discretionary capital improvements and payments to affiliates until January 2007 will be sufficient to meet our operating, debt service and other working capital needs for the next year.

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
Our cash and cash equivalents balance increased approximately $.6 million from approximately $1.0 million at January 1, 2005 to $1.6 million at December 31, 2005. All cash and cash equivalents are held in money market or checking accounts. The major factors affecting our cash flows are as follows:

- The results from the operation of the communities provided net cash flow from operating activities of $1.1 million.

- We expended $15.8 million on the purchase of land, building, furniture fixtures and equipment, intangible assets and acquisition costs of our Plano community. We also expended $1.9 million on building and improvements and replacement of furniture, fixture and equipment at our existing communities.

- We funded $1.7 million into restricted cash for our Plano community and expended $1.3 million of our existing community restricted cash for building improvements, replacement of furniture, fixtures and equipment and interest payments on our affiliate line of credit.

- We received bridge note financing of $12.0 million, additional mortgage financing of $12.0 million and other note financing of $5.6 million to purchase and refinance our Plano community.

- We repaid $12.0 million of bridge financing obtained for the purchase of our Plano.

- We increased due to related party by $2.0 million for costs that did not flow through operations and expended $1.8 million of the amount on deferred offering costs.

AFFILIATE LINE OF CREDIT

We have a $60 million line of credit with an affiliate which is also an affiliate of our advisor. The line bears "base" interest at 9.5% and "bonus" interest at 5.3% and originally matured on May 31, 2004 with the option of a six-month extension, which we exercised. On September 1, 2004, we were granted an extension through May 31, 2005. On March 11, 2005, we were granted an extension through January 1, 2006. On December 15, 2005, we were granted an extension through January 1, 2007. Base interest is due and payable with respect to each calendar quarter to the extent of cash available for debt service for the current quarter. Base interest shall accrue in arrears and any unpaid base interest shall accrue and be added to principal. Bonus interest is due and payable with respect to each calendar quarter to the extent of cash available for debt service after payment of base interest. Any unpaid bonus interest shall accrue but will

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not be added to principal. Accrued bonus interest shall be payable quarterly solely from cash available for debt service after payment of the current quarter base and bonus interest. Any accrued bonus interest not paid on or before the maturity date shall not be due or payable. We do not believe that sufficient cash flow will exist to pay bonus interest; therefore no accrual for it has been made in our financial statements. The affiliate line of credit is secured by our interests in our Seattle, Jacksonville, and Portland communities and the outstanding shares of the company. As of December 31, 2005, $56.6 million was outstanding on our affiliate line of credit. During the years ended
December 2005 and 2004, base interest of $5.4 million and $5.5 million, respectively, was incurred and $.4 million remains payable as of December 31, 2005. If the amount of capital raised during the offering is not sufficient to pay the outstanding balance under our affiliate line of credit, we could lose our interest in some or all of our properties.

There is no guarantee that this offering will in fact result in the anticipated proceeds.

OTHER FINANCING

To fund a portion of the purchase price of our Plano community, we borrowed
$5.6 million from Wachovia Bank, National Association evidenced by a note payable. The note is secured by the joint venture interests of certain of our subsidiaries and is guaranteed by an affiliate of ours. The note is interest only and bears interest at Libor plus 300 basis points (7.37% as of December 31, 2005). Interest is payable monthly to the extent that cash flow from the Plano community permits, and any unpaid interest accrues. The note matures on July 3, 2006. We may extend the maturity date for an additional period through January 1, 2007 provided no default or event of default shall then be in existence under the loan agreement; we pay an extension fee equal to 42 basis points of the outstanding balance of the loan as of July 3, 2006; and we provide written notice to Wachovia Bank of our request for an extension of the maturity date no later than June 3, 2006. As of December 31, 2005 interest of $117 thousand was incurred and $6 thousand remained payable. An affiliate has guaranteed payment and performance of all of the obligations of the investor limited partner of the joint venture that owns the Plano community with respect to the note with Wachovia Bank. This guarantee is an absolute, unconditional and continuing guarantee.

RESULTS OF OPERATIONS

As of December 31, 2005 and 2004 we owned interests in 11 and 10 properties, respectively. Ten of our interests owned as of December 31,

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2005 and 2004 are in 3 portfolios and one interest owned as of December 31, 2005 is a single community property. Details on the properties are as follows:

The Seattle portfolio consists of four apartment communities containing 802 apartment units as follows:

                                      Occupancy    Occupancy
                                      Rate as of   Rate as of
Property name                          12/31/05     12/31/04
-------------                         ----------   ----------
Alderwood Park Apartments...........      96%          97%
Ridgegate Apartments................      91%          97%
Ridgetop Apartments.................      97%          92%
Wellington Apartments...............      98%          93%

The Portland portfolio consists of three apartment communities containing 1,027 apartment units as follows:

                                      Occupancy    Occupancy
                                      Rate as of   Rate as of
Property name                          12/31/05     12/31/04
-------------                         ----------   ----------
Boulder Creek Apartments............      97%          89%
Bridge Creek Apartments.............      97%          87%
Settler's Point Apartments..........      95%          90%

The Jacksonville portfolio consists of three apartment communities containing 1,040 apartment units as follows:

                                      Occupancy    Occupancy
                                      Rate as of   Rate as of
Property name                          12/31/05     12/31/04
-------------                         ----------   ----------
Bay Pointe Apartments...............      93%          93%
Savannah Oaks (formerly Oaks at
  Timuquana Apartments).............      90%          89%
Spicewood Springs Apartments........      94%          93%

The Plano community consists of one apartment community containing 229 apartment units as follows:

                                      Occupancy    Occupancy
                                      Rate as of   Rate as of
Property name                          12/31/05     12/31/04
-------------                         ----------   ----------
Preston at Willow Bend Apartments...      89%         N/A

On January 12, 2006 a fire occurred at one of the Portland communities (Bridge Creek Apartments) that damaged twelve units. An investigation into the cause of the fire was conducted by the fire department and a cause and origin expert hired by the insurance company. They concluded that the cause was a weakened wire in the wall between two of the

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
apartment units. Additionally, it was determined that the weakened wire was not caused by negligence on anyone's part. No one was injured and displaced tenants were relocated to vacant units within Bridge Creek Apartments and Boulder Creek Apartments. The preliminary estimate to repair the damages ranges between $400,000 and $600,000, but contractors have begun exploratory demolition to better assess the extent of damage and total cost of the repairs. Such costs are covered by insurance. The insurance deductible is $10,000, and it is anticipated to be incurred in the second quarter. It is also anticipated that rent loss insurance will cover lost rents and incurred expenses.

COMPARISON OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2005 TO THE YEAR ENDED DECEMBER 31, 2004

The following summarizes changes in our operations for the years ended
December 31, 2005 and 2004. Net loss for the year ended December 2005 decreased from the same prior period by approximately $.5 million, from $7.8 million to $7.3 million, or 6.4%. We acquired the Plano community in September 2005 which contained 229 units.

RENTAL REVENUE

Revenues increased approximately $2.7 million, from $21.3 million to $24.0 million, or 12.7%, in the current year. The acquisition of our Plano community in the current year accounted for $.56 million of the increase. Average weekly occupancy rates increased from 2004 to 2005 at each of our existing communities. Other significant factors affecting revenue are as follows. Collection loss at the three Jacksonville properties, which is charged against revenue, increased during 2004. As a result, management changed credit reporting agencies and increased credit standard requirements for all new tenants. The result has been an improved tenant profile and a reduction in collection loss. Additionally, two Jacksonville properties, Bay Pointe Apartments and Savannah Oaks Apartments, were acquired with the intention of renovating between 53% and 69% of the units, respectively. These renovations were completed throughout 2003 and 2004, and all units were back in service by the beginning of 2005. These improvements enabled the complexes to increase rental rates at Bay Pointe and Savannah Oaks by averages of 4.9% and 8.2%, respectively, on the renovated units. Occupancy has stabilized at both apartment complexes with improved revenues as a result of the increased occupancy and higher rental rates. Revenues at Wellington Apartments, in Silverdale, WA also improved in the current year due to improved occupancy. In the prior year the apartment complex lost 15% of its leases when an aircraft carrier stationed in the area departed. In January 2005 another ship

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arrived which enabled the property to stabilize occupancy and increase rental rates.

PROPERTY OPERATING COSTS

Property operating costs decreased approximately $.7 million, from $8.6 million to $7.9 million, or 8.1%, in the current year. Our Plano community contributed an additional $.2 million in operating costs to our net loss in the current year. Most of the costs incurred in 2004 that were charged to operations were at Settler's Point Apartments, in Salt Lake City, UT and were for converting swamp coolers to air conditioning, lighting improvements and exterior upgrades. Additional costs incurred in 2004 at our Portland and Seattle communities that were charged to operations included carpet, flooring and appliance replacement.

GENERAL AND ADMINISTRATIVE EXPENSES

General and administrative expenses increased approximately $.2 million, from $2.9 million to $3.1 million, or 6.9%, in the current year. Our Plano community contributed $.07 million to the increase in general and administrative costs in the current year. Current year accounting costs and legal expense increased as a result of additional costs associated with becoming a Public Company registered with the Securities and Exchange Commission.

DEPRECIATION AND AMORTIZATION

Depreciation and amortization expense increased approximately $1.1 million, from $5.0 million to $6.1 million, or 22.0%, in the current year. Our Plano community contributed $.17 million to the increase. As described above, capital improvements were made at communities in our three portfolios throughout 2004 and 2005. These improvements are being depreciated over their estimated useful lives and have increased depreciation expense accordingly.

PORTFOLIO AND MANAGEMENT FEES-RELATED PARTY

There was no material change in related party management fees in the current year from the prior year, however there was an increase in property management fees of approximately $.4 million that was offset by a decrease in portfolio management fees of approximately $.4 million. During the fourth quarter of 2005, our affiliate entitled to the portfolio management fee waived all future portfolio management fees retroactive to January 1, 2005. This resulted in a decrease in expense of $.4 million.

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
Property management fees are directly tied to rental revenues and accordingly are expected to increase with increases in rental income. The property management companies are also entitled to incentive management fees when distributions available from operations exceed certain predefined returns on our investment. Operations at the Seattle portfolio that met such criteria in the current year exceeded the amount of operations that met such criteria in the prior year. The increase in property and incentive management fees in the current year was $.4 million, of which $.02 million is attributed to our Plano community.

ASSET MANAGEMENT FEE-RELATED PARTY

Asset management fee-related party increased to approximately $1.4 million in the current year from zero in the prior year. No asset management fees were incurred in the prior period since the advisor had waived its right to all asset management fees from inception through December 31, 2004.

INTEREST EXPENSE

Interest expense increased approximately $.2 million, from $11.5 million to $11.7 million, or 1.8%, in the current year. Our Plano community contributed $.3 million to the increase in interest expense in the current year.

COMPARISON OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2004 TO THE PERIOD MAY 15, 2003 (INCEPTION) THROUGH DECEMBER 31, 2003

The following summarizes changes in our operations for the years ended
December 31, 2004 and the period May 15, 2003 (inception) through December 31, 2003. Net loss for the year ended December 2004 increased from the net loss for the period May 15, 2003 (inception) through December 31, 2003 approximately $2.1 million, from $5.7 million to $7.8 million, or 36.8%. The net loss for the year ended December 31, 2004 reflects a full year of operations for all of the communities owned as of December 31, 2004. The net loss for the period ended December 31, 2003 reflects operations for the communities as of the date that they were acquired by us which was approximately 7.5 months. Significant differences in the net loss and the following analysis are primarily due to a difference in length of ownership of the communities.

RENTAL REVENUE

Revenues increased by approximately $8.1 million, from $13.2 million to $21.3 million, or 61.4%, from the comparative prior period. The December 31, 2004 total includes twelve months of operations, whereas the

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
December 31, 2003 data includes only partial year operations of approximately
7.5 months.

PROPERTY OPERATING COSTS

Operating costs increased by approximately $3.3 million, from $5.3 million to $8.6 million, or 62.3%, from the comparative prior period. The December 31, 2004 total includes twelve months of operations, whereas the December 31, 2003 data includes only partial year operations of approximately 7.5 months. Additionally, there were increased maintenance payroll costs in 2004 for costs associated with renovations and making units ready to occupy.

GENERAL AND ADMINISTRATIVE EXPENSES

General and administrative expenses increased by approximately $1.0 million, from $1.9 million to $2.9 million, or 52.6%, from the comparative prior period. The December 31, 2004 total includes twelve months of operations, whereas the December 31, 2003 data includes only partial year operations of approximately
7.5 months. Additionally, there were increased administrative payroll costs in 2004 for additional leasing staff and incentives which were utilized to rent renovated apartments as quickly as possible.

DEPRECIATION AND AMORTIZATION

Depreciation expense increased by approximately $2.4 million, from $2.6 million to $5.0 million, or 92.3%, from the comparative prior period. The December 31, 2004 total includes twelve months of operations, whereas the December 31, 2003 data includes only partial year operations of approximately 7.5 months. Additionally, capital improvements made throughout 2003 and 2004 increased depreciation expense in 2004.

PORTFOLIO AND MANAGEMENT FEES-RELATED PARTY

Related party management fees increased approximately $.3 million, from $.9 million to $1.2 million, or 33.3%, from the comparative prior period. The December 31, 2004 total includes twelve months of operations, whereas the December 31, 2003 total includes only partial year operations of approximately
7.5 months.

ASSET MANAGEMENT FEE-RELATED PARTY

No asset management fees were incurred in either period since our advisor has waived its right to all asset management fees from inception through December 31, 2004.

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
ORGANIZATION COSTS

Organization costs decreased by $1.4 million for the period ended December 31, 2003 to zero for the year ended December 31, 2004. Organization costs are expensed as incurred. Organization of the company and the community portfolios was complete as of December 31, 2003. As a result, we did not incur any organization costs in the year ended December 31, 2004.

INTEREST EXPENSE

Interest expense increased by approximately $4.8 million, from $6.7 million to $11.5 million, or 71.6%, from the comparative prior period. The December 31, 2004 total includes twelve months of operations for both mortgage and our affiliate line of credit interest. The December 31, 2003 total includes only partial year operations of approximately 7.5 months of mortgage and our affiliate line of credit interest.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

CONTRACTUAL OBLIGATIONS (DOLLARS IN THOUSANDS)

We pay operating expenses and interest expense from cash generated from property operations. Below is a summary of our other material obligations by maturity as of December 31, 2005 (amounts are in thousands)

                       Less than                           More than
                        1 year     1-3 years   3-5 years    5 years     Total
                       ---------   ---------   ---------   ---------   --------
Mortgages............   $    61    $ 45,776     $74,707     $11,981    $132,525
Line of Credit.......        --      56,597 a        --          --      56,597
Note Payable.........     5,556 a        --          --          --       5,556
Due to Related
  Party..............     4,944 b        --          --          --       4,944
                        -------    --------     -------     -------    --------
Total................   $10,561    $102,373     $74,707     $11,981    $199,622
                        =======    ========     =======     =======    ========

--------

a. It is anticipated that proceeds from the public offering will be used to repay our affiliate line of credit financing and note payable to Wachovia.

b. Payments of amounts due to related parties, although currently due, can be deferred until such time as cash from operations or proceeds from our public offering is sufficient to pay the obligations.

CRITICAL ACCOUNTING POLICIES

In order to prepare our financial statements in conformity with accounting principles generally accepted in the United States, we are required to make estimates and assumptions that affect the amounts reported in the financial statements. On a regular basis, we review these estimates and assumptions, including those related to revenue recognition, allocation of purchase price, asset lives and depreciation and impairment of long-lived assets. These estimates are based on our historical experience and on various other assumptions believed to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions. We believe, however, that the estimates, including those for the above-listed items, are reasonable. We believe the following critical accounting policies involve the most complex, difficult and subjective judgments and estimates used in the preparation of these financial statements:

REVENUE RECOGNITION

Tenant leases are classified as operating leases. Rental income attributable to leases is recorded when due from tenants and is recognized monthly as it is earned, which is not materially different from on a straight-line basis. Leases between a tenant and property for the rental of an apartment unit are generally year-to-year, renewable upon consent of both parties on an annual or monthly basis. Interest income is recorded on an accrual basis.

ALLOCATION OF PURCHASE PRICE, ASSET LIVES AND DEPRECIATION

The acquisition cost of each apartment community is allocated to various property components such as land, buildings and improvements, and furniture, fixtures and equipment and each component generally has a different useful life. Acquisition cost allocations and the determination of the useful lives are based on our management's estimates, or under some circumstances, studies commissioned from independent real estate appraisal firms. We allocate the value of real estate acquired among land, building and improvements, furniture, fixtures and equipment, the value of in-place leases and the fair market value of above or below market leases. We compute related depreciation expense using the straight line method over estimated useful lives of up to 40 years for buildings, up to 15 years for building improvements, and up to 5 years for furniture, fixtures and equipment. The value of intangible assets is amortized over the life of the

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
respective lease, which is typically one year. The allocated cost of land is not depreciated. Inappropriate allocation of acquisition costs or incorrect estimates of useful lives could result in depreciation and amortization expenses which do not appropriately reflect the allocation of our capital expenditures over future periods required by generally accepted accounting principles.

IMPAIRMENT OF ASSETS

We periodically evaluate our apartment communities for impairment indicators. These indicators may include weak or declining tenant occupancy, cash flow or liquidity, or our decision to dispose of an asset before the end of its estimated useful life, and market or industry changes that could permanently reduce the value of the related apartment community. If impairment indicators are present, we evaluate the carrying value of the related apartment community by comparing it to the expected future undiscounted cash flows to be generated from that community. If the sum of these expected future cash flows is less than the carrying value, we reduce the net carrying value of the community to its fair value. This analysis requires us to judge whether indicators of impairment exist and to estimate likely future cash flows. If we misjudge or estimate incorrectly or if future tenant occupancy, market or industry factors differ from our expectations, we may record an impairment charge which is inappropriate or fail to record a charge when we should have done so, or the amount of such charges may be inaccurate.

These policies involve significant judgments based upon our experience, including judgments about current valuations, ultimate realizable value, estimated useful lives, salvage or residual values, and the current and likely future operating and competitive environments in which our apartment communities are operated. In the future we may need to revise our assessments to incorporate information which is not now known, and such revisions could increase or decrease our depreciation expense.

RECENT ACCOUNTING PRONOUNCEMENTS

In December 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123 (revised 2004), "Share-Based Payment" ("SFAS 123R"), which replaces SFAS No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123") and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees." SFAS 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values beginning with the first interim or annual period after June 15, 2005. Under SFAS 123R, we must determine the appropriate fair value model to be used for valuing share-based payments, the amortization method for compensation cost and the transition method to be used at date of adoption. We adopted SFAS 123R in 2005 and used the Black-Sholes-Merton formula for analysis. SFAS 123R did not have any material effect on our financial statements.

In June 2005, the FASB ratified the consensus in Emerging Issues Task Force ("EITF") Issue No. 04-5, "Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights" ("Issue 04-5"), which provides guidance in determining whether a general partner controls a limited partnership. Issue 04-5 states that the general partner in a limited partnership is presumed to control that limited partnership. The presumption may be overcome if the limited partners have either (1) the substantive ability to dissolve the limited partnership or otherwise remove the general partners without cause or
(2) substantive participating rights, which provide the limited partners with the ability to effectively participate in significant decisions that would be expected to be made in the ordinary course of the limited partnership's business and thereby preclude the general partner from exercising unilateral control over the partnership. The adoption of Issue 04-5 by us, which is effective for new or modified limited partnerships as of June 30, 2005 and all other limited partnership arrangements as of January 1, 2006, is not expected to have a material effect on the our financial position or results of operations.

Quantitative and Qualitative Disclosures About Market Risk

We had one variable rate loan outstanding as of December 31, 2005 in the amount of $5.6 million, which is subject to market risk associated with interest rate changes. The remainder of our debt at December 31, 2005 is fixed rate debt. All of our long-term debt is fixed rate debt with interest rates ranging from 4.26% to 12.0%. Our short term debt is a combination of fixed rate and floating rate debt with interest rates ranging from the Libor Index Rate plus 300 basis points (7.37% at December 31, 2005) to 9.5%. The weighted average interest rate on debt outstanding at December 31, 2005 and December 31, 2004 was 6.39% and 6.45%, respectively. We do not have any derivative investment, direct foreign exchange, or other market risk. Management estimates that, as of December 31, 2005, a one percentage point increase in interest rates on variable rate outstanding debt would result in additional annual interest of $.06 million per year. An analysis of the fair market values of the debt held at December 31, 2005 is set forth below.

                                                                          Expected Maturity Date(4)
                                            -------------------------------------------------------------------------------------
                                                                                                                           Fair
                                                                                                                          Market
                                              2006       2007       2008       2009       2010       2014      Total     Value(2)
                                            --------   --------   --------   --------   --------   --------   --------   --------
                                                                            (Dollars in millions)
                       Liabilities
                       Long Term Debt

Jacksonville.........  Fixed Rate ($US)     $      0   $     0    $     0       $0      $35.374    $     0    $35.374    $33.341
                       Avg. Interest Rate          0%        0%         0%       0%        4.29%         0%        --       5.74%(1)

Seattle..............  Fixed Rate ($US)     $      0   $     0    $37.850       $0      $     0    $     0    $37.850    $37.417
                       Avg. Interest Rate          0%        0%      4.67%       0%           0%         0%        --       5.75%(1)

Seattle Second
Mortgage Loan........  Fixed Rate ($US)     $   .061   $ 7.926    $     0       $0      $     0    $     0    $ 7.987    $  7.98
                       Avg. Interest Rate         12%       12%         0%       0%           0%         0%        --         12%(1)

Portland/Salt Lake
City.................  Fixed Rate ($US)     $      0   $     0    $     0       $0      $39.333    $     0    $39.333    $37.862
                       Avg. Interest Rate          0%        0%         0%       0%        4.58%         0%        --       5.74%(1)

Plano Mortgage
Loan.................  Fixed Rate ($US)     $      0   $     0    $     0       $0      $     0    $11.981    $11.981    $11.505
                       Avg. Interest Rate          0%        0%         0%       0%           0%      5.14%        --       5.71%(1)

                       Short Term Debt

Line of Credit.......  Fixed Rate ($US)     $      0   $56.597    $     0       $0      $     0    $     0    $56.597    $56.597
                       Avg. Interest Rate          0%      9.5%         0%       0%           0%         0%        --       9.50%(1)

ALLTX LLC Note.......  Floating Rate ($US)  $  5.556   $     0    $     0       $0      $     0    $     0    $ 5.556    $ 5.556
                       Avg. Interest Rate      Libor         0%         0%       0%           0%         0%        --       7.37%(3)
                                                plus
                                            300 bpts

--------------

Notes:

(1) Estimated fair value rates represent estimated rates a borrower would receive under current market conditions. The individual estimated fair rates were calculated using a treasury rate that coincides with the remaining time period on each note. In addition, a conservative spread of 1.0% was added to the treasury rates to come up with the estimated fair value rate for each portfolio.

(2) Fair Market Value represents the net present value of the debt at the estimate fair value rates. Since the estimated fair value rates are higher than the actual interest rates, there is a premium (the difference between the principal balance and the Fair Market Value) that a potential buyer should pay if he or she were to assume the debt. This is evidenced by the lower principal amount that these cash flows support at the higher estimated fair value rates. Alternatively, in the event that the estimated fair value rates were lower than the actual interest rates on these notes, then a property buyer assuming the debt would expect to receive a discount, calculating Fair Market Value using the methodology shown above.

(3) Rate based on the Libor rate charged on the interest period December 15, 2005 through January 15, 2006.

(4) For presentation purposes, only years with actual debt maturities are displayed.

                           Related Party Transactions

We have an agreement with our advisor, to originate and present investment opportunities to our board of directors and to provide administrative services to us. Our advisor is wholly owned by Boston Capital Holdings Limited Partnership. John P. Manning, our Chairman and Chief Executive Officer, is the general partner of and owns a limited partnership interest in Boston Capital Holdings Limited Partnership. Each of our executive officers is also an officer of our advisor.

For managing the affairs of the REIT, our advisor or its affiliates is compensated with a monthly asset management fee equal to 1/12th of .75% of the amount invested in communities (including the original principal amount of any mortgage indebtedness). Our advisor has waived its right to all asset management fees from the time of inception though December 31, 2004. As of December 31, 2005 the accrued and unpaid asset management fees due to our advisor are $1,367,915.

We have a $60,000,000 line of credit with BCP Funding, LLC, a related party which matures on January 1, 2007. Base interest is due and payable with respect to each calendar quarter to the extent of cash available for debt service for the current quarter. The line of credit also requires bonus interest payments provided there is cash available for debt service after payment of the base interest on a quarterly basis. Any unpaid bonus interest is accrued, and is only payable should sufficient cash available for debt service after payment of current quarter base interest and bonus interest is generated. As of December 31, 2005, the accrued bonus interest is $7,831,973. We do not believe that sufficient cash flow will exist to pay bonus interest and therefore have not recorded a liability on the balance sheet. The line of credit is secured by our interests in the Seattle, Jacksonville, and Portland portfolios and our outstanding shares. BCP Funding, LLC is also a guarantor of our loans with Wachovia National Association, entered into in connection with our acquisition of the Plano community. We have agreed to pay BCP Funding, LLC a fee of $100,000 in connection with our agreement with BCP Funding, LLC to extend the maturity date of the line of credit from January 1, 2006 to January 1, 2007.

We have entered into property management agreements with affiliates in connection with management of the Seattle, Portland and Jacksonville portfolios. The property management agreements were for initial one year terms and are automatically renewed unless terminated by either party after 30 days notice
(60 days notice with respect to the Jacksonville portfolio). Fees paid to the property manager range from 3.5% to 4.0% of gross income of the respective community. During the twelve months ended December 31, 2005 and 2004, property management fees of $854,643 and $743,673 were paid to these affiliates and are included in management fees--related party on the consolidated statements of operations.

During the twelve months ended December 31, 2005 and 2004, excess operating cash flow distributions of $304,006 and $32,323, respectively, were paid to the managing member of the Seattle portfolio under the conditions stated in the partnership agreement. These payments are shown as management fees--related party on the consolidated statements of operations.

During the twelve months ended December 31, 2004, an affiliate of ours earned portfolio management fees of $407,912 in connection with management of the Seattle, Portland and Jacksonville portfolios. The fee is based on .25% of total development costs, defined as total equity investment and the amount of the original mortgage payable for each portfolio. The affiliate has agreed to waive all future portfolio management fees retroactive to January 1, 2005. As of December 31, 2005, $530,623 of prior year fees remained payable and was included in due to related party on the consolidated balance sheets.

During the twelve months ended December 31, 2005 and 2004, an affiliate of ours paid or advanced funds to pay $2,775,737 and $823,136, respectively, for various costs associated with our operation.

                                   MANAGEMENT

                                    General

We will operate under the direction of our board of directors, the members of which are accountable to our company as fiduciaries. The regulations of the North American Securities Administrators Association require review and ratification of our articles of incorporation by a majority vote of our directors and of our independent directors. All of our directors have reviewed and ratified our articles of incorporation and have adopted our bylaws. Our board of directors will be responsible for the management and control of our affairs; however, our board will retain our advisor to manage our day-to-day affairs and the acquisition and disposition of investments, subject to the supervision of our board.

The directors are not required to devote all of their time to our company and are only required to devote such of their time to the affairs of our company as their duties require. Our board of directors will meet quarterly in person or by telephone, or more frequently if necessary. It is not expected that our directors will be required to devote a substantial portion of their time to discharge their duties as directors. Consequently, in the exercise of their fiduciary responsibilities, our directors will rely heavily on our advisor. In this regard, our advisor, in addition to our directors, will have a fiduciary duty to our company.

Our directors will establish written policies on investments and borrowings and will monitor the administrative procedures, investment operations, and performance of our company and our advisor to assure that such policies are in the best interest of the stockholders and are fulfilled. Until modified by our directors, we will follow the policies on investments set forth in this prospectus. See "Investment Policies and Policies With Respect to Certain Other Activities."

Our Board of Directors is responsible for reviewing the fees and expenses of our company at least annually or with sufficient frequency to determine that the expenses incurred are in the best interests of the stockholders. Each such determination will be reflected in the minutes of the meetings of our board of directors. A majority of the independent directors and a majority of directors not otherwise interested in the transaction must approve each transaction with our advisor or its affiliates. In addition, a majority of the independent directors will be responsible for reviewing the performance of our advisor and determining that the compensation to be paid to our advisor is reasonable in relation to the nature and quality of services to be performed and the investment performance of our company and that the provisions of our advisory services agreement are being carried out. Each such determination will be reflected in the minutes of the meetings of our board of directors. In making such determination, the independent directors will consider factors such as the net assets and net income of our company, the amount of the fee paid to our advisor in relation to the size, composition and performance of our company's portfolio, the success of our advisor in generating opportunities that meet the investment objectives of our company, rates charged to other REITs and to investors other than REITs by advisors performing the same or similar services, additional revenues realized by our advisor and its affiliates through their relationship with our company, whether paid by our company or by others with whom we do business, the quality and extent of service and advice furnished by our advisor, the performance of our investment portfolio, and the quality of our portfolio relative to the investments generated by our advisor for its own account. The independent directors will also determine whether any successor to our advisor possesses sufficient qualifications to perform the advisory function for our company and whether the compensation provided for in its contract with our company is justified.

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
                        Directors and Executive Officers

Our board currently consists of five directors, three of whom are independent, with independence being determined in accordance with the listing standards established by the New York Stock Exchange. Directors will be elected annually, and each director will hold office for one year until the next annual meeting of stockholders and until his successor has been duly elected and qualified. There is no limit on the number of times that a director may be elected to office. There will be no cumulative voting in the election of directors. Consequently, at each annual meeting of our stockholders, directors will be elected by a plurality of the votes cast at that meeting.

The following table sets forth information concerning our directors and executive officers:

  Name                       Age         Position
  ----                     --------      --------
  John P. Manning........     58         Chairman, Chief Executive Officer and Director
  Jeffrey H. Goldstein...     44         President, Chief Operating Officer and Director
  Kevin P. Costello......     60         Executive Vice President
  Richard J. DeAgazio....     61         Executive Vice President
  Marc N. Teal...........     42         Senior Vice President, Chief Financial Officer,
                                         Treasurer and Secretary
  Mark W. Dunne..........     50         Senior Vice President
  Eileen P. O'Rourke.....     50         Senior Vice President
  Philip S. Cottone*.....     66         Director
  Kevin C. Phelan........     61         Director
  Nicholas L. Iacuzio....     65         Director

----------

*   Mr. Cottone is our lead director

The following is a biographical summary of the experience of our executive officers and directors:

Mr. Manning is also co-founder, and since 1974 has been the President and Chief Executive Officer of Boston Capital Corporation, the general partner of Boston Capital Holdings Limited Partnership ("Boston Capital") which owns 100% of our advisor and 66 2/3% of the dealer-manager. As founding CEO of Boston Capital Corporation, Mr. Manning's primary responsibilities include strategic planning, business development and the continued oversight of new opportunities. In addition to his responsibilities at Boston Capital, Mr. Manning is a proactive leader in the multifamily real estate industry. He served in 1989 as a member of the Mitchell-Danforth Task Force, which reviewed and suggested reforms to the Low Income Housing Tax Credit program. He was the founding President of the Affordable Housing Tax Credit Coalition and is a former member of the board of the National Leased Housing Association. From 1992-1993 he served as a member of the Massachusetts Housing Policy Committee as an appointee of the Governor of Massachusetts. In addition, Mr. Manning has testified before the U.S. House Ways and Means Committee and the U.S. Senate Finance Committee on the critical role of the private sector in the success of the Low Income Housing Tax Credit. In 1994, President Clinton appointed him to the President's Advisory Committee on the Arts at the John F. Kennedy Center for the Performing Arts. In 1998, President Clinton appointed Mr. Manning to the President's Export Council, the premier committee comprised of major corporate CEOs that advise the President in matters of foreign trade and commerce. In 2003, Mr. Manning was appointed by Boston Mayor Tom Menino to the Mayor's Advisory Panel on Housing. Mr. Manning sits on the Board of Directors of the John F. Kennedy Presidential Library in Boston, where he serves as Chairman of the Distinguished Visitors Program. He also serves on the Board of Directors of the Beth Israel Deaconess Medical Center in Boston. Mr. Manning is a graduate of Boston College.

Mr. Goldstein is also Chief Operating Officer and has been Director of Real Estate of Boston Capital Corporation since 1996. He directs Boston Capital Corporation's comprehensive real estate services, which include all aspects of origination, underwriting, due diligence and acquisition. As COO, Mr. Goldstein is responsible for the financial, accounting and operational areas of Boston Capital Corporation and assists in the design and implementation of business development and strategic planning objectives. Mr. Goldstein previously served as the Director of the Asset Management division as well as the head of the dispositions and troubled assets group. Utilizing his 20 years experience in the real estate syndication and development industry, Mr. Goldstein has been instrumental in the diversification and expansion of Boston Capital Corporation's businesses. Prior to joining Boston Capital in 1990,
Mr. Goldstein was Manager of Finance for A.J. Lane & Co., where he was responsible for placing debt on all new construction projects and debt structure for existing apartment properties. Prior to that, he served as Manager for Homeowner Financial Services, a financial consulting firm for residential and commercial properties, and worked as an analyst responsible for budgeting and forecasting for the New York City Council Finance Division. He graduated from the University of Colorado and received his MBA from Northeastern University.

Mr. Costello is also Executive Vice President and has been Director of Institutional Investing of Boston Capital Corporation since 1992 and serves on the firm's Executive Committee. He is responsible for all corporate investment activity and has spent over 20 years in the real estate syndication and investment business. Mr. Costello's prior responsibilities at Boston Capital Corporation have involved the management of the Acquisitions Department and the structuring and distribution of conventional and tax credit private placements. Prior to joining Boston Capital Corporation in

1987, he held positions with First Winthrop, Reynolds Securities and Bache & Company. Mr. Costello graduated from Stonehill College and received his MBA with honors from Rutgers' Graduate School of Business Administration.

Mr. DeAgazio also has been Executive Vice President of Boston Capital Corporation, and President of Boston Capital Securities, Inc., Boston Capital's NASD-registered broker/dealer since 1981. Mr. DeAgazio formerly served on the National Board of Governors of the NASD. He recently served as a member of the National Adjudicatory Council of the NASD. He was the Vice Chairman of the NASD's District 11 Committee, and served as Chairman of the NASD's Statutory Disqualification Subcommittee of the National Business Conduct Committee. He also served on the NASD State Liaison Committee, the Direct Participation Program Committee and as Chairman of the Nominating Committee. He is a founder and past President of the National Real Estate Investment Association. He is past President of the National Real Estate Securities and Syndication Institute and past President of the Real Estate Securities and Syndication Institute (Massachusetts Chapter). Prior to joining Boston Capital in 1981, Mr. DeAgazio was the Senior Vice President and Director of the Brokerage Division of Dresner Securities (USA), Inc., an international investment banking firm owned by four major European banks, and was a Vice President of Burgess & Leith/Advest. He has been a member of the Boston Stock Exchange since 1967. He was on the Board of Directors of Cognistar Corporation. He serves or served on the Board of Trustees of Bunker Hill Community College, the Business Leaders Council of the Boston Symphony, the Board of Trustees of Junior Achievement of Massachusetts, the Board of Advisors for the Ron Burton Kid's Training Village and is on the Board of Corporators of Northeastern University. He graduated from Northeastern University.

Mr. Teal also has been Senior Vice President and Chief Financial Officer of Boston Capital Corporation since May 2003. Mr. Teal previously served as Senior Vice President and Director of Accounting and prior to that served as Vice President of Partnership Accounting. In his current role as Chief Financial Officer, he oversees all of the accounting, financial reporting, SEC reporting, budgeting, audit, tax and compliance for Boston Capital, its affiliated entities and all Boston Capital-sponsored programs. Additionally, Mr. Teal is responsible for maintaining all banking and borrowing relationships of Boston Capital Corporation and treasury management of all working capital reserves. He also oversees Boston Capital's information and technology areas, including the strategic planning. Mr. Teal has more than 18 years of finance and accounting experience. Prior to joining Boston Capital in 1990, Mr. Teal was a Senior Accountant for Cabot, Cabot & Forbes, a multifaceted real estate company, and prior to that was a Senior

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
Accountant for Liberty Real Estate Corp. He received a Bachelor of Science in Accountancy from Bentley College and received a Masters in Finance from Suffolk University.

Mr. Dunne is Senior Vice President and Director of Market Rate Housing for Boston Capital Corporation. Capitalizing on his 20 years in real estate and finance, Mr. Dunne oversees market rate housing initiatives for Boston Capital. Working with the Originations and Acquisitions teams, Mr. Dunne and his staff identify experienced development partners with a solid track record in multifamily development seeking to acquire and construct low-rise to mid-rise properties with 150 to 500 units and identify apartment properties with 150 to over 400 units meeting established investment parameters for direct investment. Prior to joining Boston Capital in 2002, Mr. Dunne served from 1989 to 2002 as President of River Partners, Inc. a real estate services company in Boston, Massachusetts. In this capacity, he was engaged by PaineWebber Properties from 1991 to 2002 and served as Head of Portfolio Management and Dispositions from 1996 to 2002. In addition, Mr. Dunne served from 1998 to 2002 as Director of Asset Management for real estate equity investments for PaineWebber, Inc. Previously, he held positions in real estate development and commercial lending. He holds an AB from Syracuse University and an MS from MIT.

Ms. O'Rourke, age 50, is Senior Vice President and Director of Taxation and Housing Compliance for Boston Capital Corporation. Ms. O'Rourke has over
20 years experience in taxation and accounting. Ms. O'Rourke served as the Director of Asset Management for Boston Capital Corporation from 1997 to 2002. Prior to joining Boston Capital in 1995, she was the Tax Manager at First Data Investor Services Group, Inc., where she directed the tax compliance of real estate public partnerships and the issuance of 200,000 investors' K-1s annually. Before that she held positions as a Senior Tax Accountant with Culp, Elliott and Carpenter, P.C., and as a Senior Auditor with the Internal Revenue Service. She served as the 2004 Chair of the Housing Credit Certified Professional Board of Governors and is a member of the American Institute of Certified Public Accountants, the Massachusetts and North Carolina Societies of Certified Public Accountants, as well as New England Women in Real Estate. Ms. O'Rourke graduated with honors from Russell Sage College and is licensed as a Certified Public Accountant.

Mr. Cottone is President of Property Trust Advisory Corporation, a real estate investment and advisory company located in Devon, PA and a Vice President of Universal Field Services, a Tulsa, OK, right of way contract services firm. He has been active in real estate investment, development and syndication nationwide since 1983. He is a director of Government Properties Trust, (NYSE:GPT); of a subsidiary of Universal; and of RC Company, Inc., a Paoli, PA, general contractor. He was General Counsel and a member of the Executive Committee of the International Right of Way Association from 1976 to 1983, and 1998 to 2002, and a trustee and Treasurer of the Right of Way International Education Foundation from 1983 to 1998. Mr. Cottone is a Counselor of Real Estate (CRE) and was the 2004 national Chair. He was 1988 President of the Real Estate & Syndication Institute (RESSI). Mr. Cottone was Vice Chair of the Board of Governors of the NASD in 1993, Chair of the NASD National Business Conduct Committee in 1992 and Chair of the National Arbitration & Mediation Committee from 1995 to 1998. He serves as a mediator for the NASD, NYSE, and The Counselors of Real Estate. By invitation he has testified before the House, Senate and administrative agencies of the federal government on real estate securities, and he was a lecturer on the subject on the faculty of the Real Estate Institute of New York University. Mr. Cottone received an AB from Columbia College, an LLB from New York University School of Law and is a retired member of the New York bar.

Mr. Phelan is Executive Vice President of the Executive Committee, and Director and Partner of Meredith & Grew ("M&G"), a full service real estate firm.
Mr. Phelan joined M&G in 1978 and established the Finance and Capital Markets Group. Under Mr. Phelan's direction, the capital markets group has become the second largest in the New England region. The department services $1 billion in loans and acts as correspondent for approximately thirteen financial institutions and produces in excess of $500 million in real estate loans annually. The Finance and Capital Markets Group is headquartered in Boston, Massachusetts. Prior to joining M&G, Mr. Phelan was a Vice President at State Street Bank & Trust Co., where he was responsible for commercial lending. He was instrumental in the restructuring and repositioning of a 750,000 square foot project known as State Street South. Mr. Phelan holds many Directorships and served on Correspondent Advisory Councils for AEGON U.S.A Realty Advisors, Inc. and Nationwide Life. He graduated from Providence College and received his MBA from Boston College.

Mr. Iacuzio is the Chief Financial Officer of H2O Applied Technologies and H2O Capital Partners. He also continues to maintain a real estate consulting practice specializing in housing and real estate syndications. In 2000, Mr. Iacuzio retired as a partner from the firm of PricewaterhouseCoopers (previously Coopers & Lybrand) where he led the Boston office real estate practice. At PricewaterhouseCoopers, Mr. Iacuzio was involved in the formation and audit of various real estate investment trusts and assisted in many real estate syndications. He also was a member of the firm's real estate investment trust advisory group. Prior to joining Coopers & Lybrand in 1990, he headed the Boston office Accounting and Auditing Department of Laventhol & Horwath a national audit firm where he was a partner for 20 years. Mr. Iacuzio currently serves on the Executive committee of Reagle Players, Inc. a community theatre group in Waltham, MA and serves on the finance committee of Eliot Church in Newton, Massachusetts. He graduated from Bentley School of Accounting and Finance in 1960.

                             Independent Directors

Under our articles of incorporation, a majority of our board of directors must consist of independent directors, except for a period of 90 days after the death, removal or resignation of an independent director. The independent directors will nominate replacements for vacancies in the independent director positions. An independent director may not, directly or indirectly (including through a member of his immediate family), own any interest in, be employed by, have any present business or professional relationship with or serve as an officer or director of our advisor or its affiliates, or serve as a director of more than three REITs advised by our advisor or its affiliates. Except to carry out the responsibilities of a director, an independent director may not perform material services for our company. Messrs. Cottone, Phelan and Iacuzio are our current independent directors. Mr. Cottone has been selected by our board of directors to serve as the independent lead director.

                      Committees of the Board of Directors

AUDIT COMMITTEE: The members of the Audit Committee are Messrs. Cottone, Phelan, and Iacuzio. Mr. Iacuzio is its chairman. The purposes of the Audit Committee are to:

- oversee the accounting and financial reporting processes of the company and the audits of the company's financial statements;

- take appropriate action to oversee the qualifications, independence and performance of the company's independent auditors; and

- prepare the report required by the rules of the SEC to be included in the company's annual proxy statement.

The directors have determined that, as defined by SEC regulations, Mr. Iacuzio qualifies as the "audit committee financial expert" as defined under applicable SEC rules and that all three members are "independent" in accordance with the applicable listing standards of the New York Stock Exchange and the rules and regulations of the SEC and related federal laws. The audit committee's specific responsibilities are included in the audit committee charter adopted by the Board of Directors. A copy of the charter can be obtained by written request to Marc N. Teal, Boston Capital Corp, One Boston Place, Suite 2100, Boston MA 02108.

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
COMPENSATION COMMITTEE:  The members of the Compensation Committee are
Messrs. Cottone, Phelan and Manning. Mr. Phelan is the chairman.
Messrs. Cottone and Phelan are considered "independent" in accordance with the applicable listing standards of the New York Stock Exchange and the rules and regulations of the SEC and related federal laws. The compensation committee's specific responsibilities are included in the compensation committee charter adopted by the Board of Directors. A copy of the charter can be obtained by written request to Marc N. Teal, Boston Capital Corp, One Boston Place, Suite 2100, Boston MA 02108.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE: The members of the Nominating and Corporate Governance Committee are Messrs. Cottone, Iacuzio and Phelan.
Mr. Cottone is the chairman. All of the members are considered "independent" in accordance with the applicable listing standards of the New York Stock Exchange and the rules and regulations of the SEC and related federal laws.

The Nominating and Corporate Governance Committee's specific responsibilities are included in the Nominating and Corporate Governance Committee's charter adopted by the Board of Directors. A copy of the charter can be obtained by written request to Marc N. Teal, Boston Capital Corp, One Boston Place, Suite 2100, Boston MA 02108.

OTHER COMMITTEES: The board may establish from time to time other committees. At least a majority of the members of any other committee our board may establish must be independent directors.

                Compensation of Directors and Executive Officers

Each independent director will receive an annual retainer of $50,000, as well as $1,000 for each meeting attended in person ($375 for each telephonic meeting in which the director participates), including committee meetings, except for a committee meeting attended in person held in connection with a board meeting attended in person, for which the director will receive $500. Our executive officers who are also our directors do not receive director fees. The chairman of our audit committee receives an additional annual retainer of $10,000. In addition, the independent directors receive automatically, upon initial election to our board, an option to purchase 5,000 shares of our common stock, and annually each year after their initial election receive an option to purchase 5,000 shares of our common stock. The option exercise price is the fair market value of our common stock on the date prior to the date of initial election or prior to the date of our annual meeting, as applicable. We will not pay any compensation to our officers and directors who also serve as officers of our advisor. In connection with their election to our board,

Messrs. Cottone, Phelan and Iacuzio were each granted options to purchase 5,000 shares at $10.00 per share. The options have not been exercised as of the date hereof.

We did not pay compensation to the executive officers of our affiliated entities during 2005. During 2005 we paid fees to each of the directors for their participation in various meetings in 2005 as follows:

                                      Mr. Cottone   Mr. Iacuzio   Mr. Phelan
                                      -----------   -----------   ----------
Board..............................      $3,375        $2,375       $2,375
Audit Committee....................       1,750         2,250        2,250
Compensation Committee.............         500           500          500
Nominating & Corporate
  Governance.......................         500            --          500

                             Equity Incentive Plan

We have adopted the Boston Capital Real Estate Investment Trust, Inc. 2004 Equity Incentive Plan. The incentive plan is designed to enable our advisor and its affiliates to obtain or retain the services of employees, and to enable us, our advisor and its affiliates to retain or obtain the services of consultants, considered essential to our long-range success by offering such persons incentives under the plan. The incentive plan is administered by our compensation committee. The maximum number of shares available for issuance under the incentive plan is 4,000,000 shares of common stock. Under the incentive plan, the maximum number of shares of common stock for which options may be granted to any person in any calendar year and the aggregate maximum number of shares subject to other awards which may be delivered (or the value of which may be paid) to any person in any calendar year under the incentive plan are each 100,000. No shares will be issued under the incentive plan with an exercise price less than 100% of the fair market value of the stock at the time of issuance. A copy of the equity incentive plan has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part.

                          Non-qualified Stock Options

The incentive plan permits the granting of "non-qualified" stock options to participants subject to the absolute discretion of our compensation committee and applicable limitations of the incentive plan. The option exercise price of each option may not be less than 100% of the fair market value of our common stock on the date of grant.

The term of each option is fixed by our compensation committee, but may not exceed ten years from the date of grant. If an optionee's employment or other association with our company, our advisor or its affiliates is terminated, whether voluntarily or otherwise, any outstanding option of the optionee ceases to be exercisable not less than six months following the date of termination if termination is caused by death or disability and not less than 30 days from the date of termination if termination is caused by other than death or disability, unless employment is terminated for cause. Upon exercise of options, the option exercise price must be paid in full either in cash or, if our compensation committee permits, by delivery of shares of common stock already owned by the optionee.

                                Restricted Stock

Our compensation committee may also award shares of our common stock to participants, subject to such conditions and restrictions as our compensation committee may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment or consulting arrangement with our company, our advisor or its affiliates through a specified restricted period. Performance goals could include our achievement of a certain level of financial performance or the achievement of goals more directly related to the property acquisition, managerial or financial services the person is providing to us. If the performance goals and other restrictions are not attained, the participants will forfeit their shares of restricted stock. The purchase price of shares of restricted stock, if any, will be determined by our compensation committee.

                               Unrestricted Stock

Our compensation committee may also grant shares of our common stock, at no cost, or for a purchase price determined by our compensation committee, which are free from any restrictions under the incentive plan. Shares of unrestricted stock may be issued to participants in recognition of past services or other valid consideration, and may be issued in lieu of cash compensation to be paid to those participants.

                            Performance Share Awards

Our compensation committee may also grant performance share awards of our common stock to participants entitling the participants to receive shares of our common stock upon the achievement of individual or company performance goals and such other conditions as our compensation committee may determine.

                                Indemnification

Pursuant to our articles, we have entered into agreements indemnifying each director for personal losses or liability reasonably incurred by the director in connection with any act or omission performed or omitted to be performed on behalf of the company, provided that the director has determined in good faith, that the course of conduct which caused the loss, or liability was in the best interests of the company. Such indemnification is subject to the conditions and limitations imposed by Article II.G of the NASAA Guidelines and the Maryland General Corporation Law. Among the conditions and limitations on indemnification are requirements that the loss or liability not be caused by the negligence or misconduct by a non-independent director or the gross negligence or willful misconduct of an independent director and that the act or omission that was material to the loss or liability was not committed in bad faith or was not the result of active or deliberate dishonesty. In addition, our articles and the indemnification agreements provide for the advancement of costs, expenses and attorneys' fees, in accordance with the procedures under the Maryland General Corporation Law and subject to the NASAA Guidelines. These rights are contract rights fully enforceable by each beneficiary. Furthermore, subject to the NASAA Guidelines, our officers and directors are indemnified against specified liabilities by the soliciting dealers, and the soliciting dealers are indemnified against certain liabilities by us, under the soliciting dealer agreements relating to this offering and for specified liabilities and expenses pursuant to the advisory services agreement between us and our advisor.

Subject to the NASAA Guidelines, we have agreed to indemnify the dealer-manager against liabilities, including liabilities under the Securities Act, arising out of a breach or alleged breach by us of any of our representations and warranties or arising out of an untrue statement or alleged untrue statement of a material fact contained in this prospectus or the registration statement of which it is a part, or arising out of the omission or alleged omission to state in those documents a material fact required to be stated in those documents necessary to make the statements not misleading. The dealer-manager has agreed to indemnify us against liabilities arising out of the failure or alleged failure by the dealer-manager to perform under the dealer-manager agreement or arising out of any untrue statement or alleged untrue statement of a material fact made by the dealer-manager to any offeree or purchaser of shares in this offering (other than any statement contained in this prospectus or in any sales literature authorized by us) or arising out of any omission or alleged omission by the dealer-manager to state to any offeree or purchaser a material fact necessary in order to make the statements made to such offeree or purchaser not misleading in light of the circumstances in which they were made (other than any such material fact omitted from this prospectus). Subject to the NASAA Guidelines, we also have agreed to indemnify and hold harmless our advisor and its affiliates performing services for us from specific claims and liabilities arising out of the performance of its obligations under the advisory agreement between our advisor and our company.

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
As a result, we and our stockholders may be entitled to a more limited right of action than they would otherwise have if these indemnification rights were not included in these agreements. Any indemnification or any agreement to hold harmless is recoverable only out of our assets and not from our stockholders.

                Our Advisor and the Advisory Services Agreement
                                    Overview

Our advisor is Boston Capital REIT Advisors, LLC, a Delaware limited liability company that is a wholly owned subsidiary of Boston Capital Holdings Limited Partnership. Some of our officers and directors are also officers of our advisor. John P. Manning is the sole shareholder of Boston Capital Corporation, the general partner of Boston Capital Holdings Limited Partnership and the manager of our advisor. (See "Conflicts of Interest.") Our advisor has contractual responsibility to our company and our stockholders pursuant to an advisory services agreement. Our company has no employees of its own.

While we have no present plans to do so, we may in the future decide to perform the advisory services function ourselves.

The following table sets forth information concerning the individuals who are the directors and executive officers of our advisor:

  Name                       Age         Position
  ----                     --------      --------
  John P. Manning........     58         President
  Jeffrey H. Goldstein...     44         Executive Vice President, Treasurer and Clerk
  Kevin P. Costello......     60         Executive Vice President
  Richard J. DeAgazio....     61         Executive Vice President
  Marc N. Teal...........     42         Senior Vice President, Assistant Treasurer and
                                         Assistant Clerk
  Mark W. Dunne..........     50         Senior Vice President
  Theodore Trivers.......     51         Senior Vice President
  Eileen P. O'Rourke.....     50         Senior Vice President

The backgrounds of Messrs. Manning, Goldstein, Costello, DeAgazio, Teal, Dunne and Ms. O'Rourke are described in the "Management--Directors and Executive Officers" section of this prospectus. The following is a biographical summary of the experience of Mr. Trivers and of other persons who will be performing services to our advisor.

Frank L. Chandler, age 43, has been Senior Vice President and National Sales Director for Boston Capital Securities, Inc., the NASD-registered broker/dealer since 2003. From 2002 to 2003, he held the position of Vice President and Director of Sales. Prior to that, from 2000 to 2002, he was Assistant Vice President and Director of Internal Sales. From 1997 to 2000 he held the position of Sales Desk Manager. He is currently charged with managing and overseeing the firm's sales team, key accounts and direct sales. Prior to joining Boston Capital Securities, Inc., Mr. Chandler was the President of a financial services video marketing company. Prior to that, he was a financial executive and Vice President at Bear Stearns & Co. and a registered representative at both Drexel Burnham Lambert and Smith Barney. Mr. Chandler is currently serving a 3-year term as a member of the NASD District 11 Committee. Mr. Chandler attended Syracuse University prior to receiving a Bachelor of Arts degree from Skidmore College.

Steven M. Spall, age 43, has been a Senior Vice President and Director of Asset Management since January 2002. Mr. Spall joined Boston Capital Corporation in 1993 with previous experience as an Asset Manager with the Weissberg Development Corporation in Arlington, Virginia, and The Grossman Companies in Quincy, Massachusetts. From 1993 to 2002 he worked in the Acquisitions Department and has been responsible for developing and maintaining successful relationships with many of Boston Capital's most important general partners. He has an MBA with a concentration in finance from Suffolk University and a BA in economics from the State University of New York at Oswego.

Mr. Trivers, age 51, is also Senior Vice President and has been Director of Underwriting and Due Diligence for Boston Capital Corporation since 1993. He directs the underwriting and acquisition of properties for the Boston Capital portfolios and serves on the Investment Committee and the Disposition Committee. From 2002 to 2003, Mr. Trivers served as Director of Tax Credit Acquisitions. He has 24 years experience in real estate development, construction, finance and property management. Prior to joining Boston Capital in 1993, Mr. Trivers was Treasurer of New England Communities, Inc., a regional real estate acquisition, asset management and property management company located in Massachusetts.
Mr. Trivers received a Bachelor of Science degree in business and an MBA from Babson College.

                        The Advisory Services Agreement

Many of the services to be performed by our advisor in managing our day-to-day activities are summarized below. This summary is provided to illustrate the material functions which our advisor will perform for us as our advisor and it is not intended to include all of the services which may be provided to us by third parties. Under the terms of the advisory services agreement, our advisor, either directly or indirectly by engaging an affiliate, undertakes to use its best efforts to present to us investment opportunities consistent with our investment policies and objectives as adopted by the board of directors. In performing this undertaking, our advisor has agreed, among other things, to:

- serve as our investment and financial advisor and provide reports with respect to our portfolio of investments;

- negotiate purchase contracts and services related to our acquisitions of real properties and other real estate investments;

- structure and negotiate the terms of investments in real properties and other real estate investments;

- obtain from third parties property management services for our investments in real properties; and

- advise us concerning our negotiations with investment banking firms, securities brokers or dealers and other institutions or investors for public or private sales of our securities, but in no event in such a way that our advisor could be deemed to be acting as a dealer or underwriter under the Securities Act of 1933, as amended.

The initial term of the advisory services agreement ends on the first anniversary of the initial closing of shares in this offering and may be renewed for an unlimited number of successive one-year periods. Additionally, our advisory services agreement may be terminated, subject to an evaluation of the performance of our advisor by the Audit Committee of our board of directors, by a majority of our independent directors or our advisor upon 60 days' written notice.

Our advisor and its affiliates expect to engage in other business ventures and, as a result, their resources will not be dedicated exclusively to our business. However, pursuant to the advisory services agreement, our advisor must devote sufficient resources to the administration of our company to discharge its obligations. Our advisor may assign the advisory services agreement to an affiliate upon approval of a majority of our independent directors. Provided our advisor consents, we may assign the advisory services agreement to a successor entity and, provided we consent, our advisor may assign the advisory services agreement to a successor entity. Notwithstanding the foregoing, so long as we intend to qualify as a REIT, the advisory services agreement may not be assigned to any entity that serves as property manager for any of our communities.

Our advisor may not make any acquisition of a community or financing of such acquisition on our behalf without the prior approval of a majority of our independent directors. The actual terms and conditions of transactions involving investments in communities will be determined in the sole discretion of our advisor, subject at all times to such board approval.

Pursuant to the advisory services agreement, we will pay our advisor or its affiliates fees and reimbursements, as shown in "Compensation and Fees." The fees include:

- a monthly asset management fee equal to 1/12th of .75% of the company's real estate asset value (exclusive of acquisition fees and acquisition expenses), including the original principal amounts of mortgages assumed on acquisition of the communities;

- an acquisition fee of up to 2.7% of gross offering proceeds for services rendered in connection with the investigation, selection and acquisition of communities;

- a subordinated disposition fee equal to the lesser of 3% of the contract price for communities sold or one-half of a competitive real estate commission, payable only after investors have received a return of 100% of their invested capital plus the Stockholder's 6.0% Return; and

- a subordinated share of net sale proceeds equal to 15% of net sale proceeds, payable only after investors have received a return of 100% of their aggregate invested capital plus the Stockholder's 6.0% Return.

We will also reimburse our advisor or its affiliates for all of the costs it incurs in connection with the services it provides to us, including:

- organization and offering expenses in an amount up to 2.25% of gross offering proceeds, which include actual legal, accounting, printing and expenses attributable to preparing the SEC registration statement, qualification of the shares for sale in the states and filing fees incurred by our advisor;

- the annual cost of goods and materials used by us and obtained from entities not affiliated with ouradvisor, including brokerage fees paid in connection with the purchase and sale of securities;

- administrative services including personnel costs; provided, however, that no reimbursement will be made for costs of personnel to the extent that personnel are used in transactions for which our advisor receives a separate fee; and

- acquisition expenses of up to 0.5% of gross offering proceeds, which expenses are defined to include expenses related to the selection and acquisition of communities. In no event shall acquisition expenses exceed the lesser of actual cost or 90% of competitive rates charged by unaffiliated persons providing similar services.

Our advisor must reimburse us at least annually for reimbursements paid to our advisor in any year to the extent that such reimbursements to our advisor cause our operating expenses to exceed the greater of (i) 2% of our average invested assets, which generally consists of the average book value of our real estate communities before reserves for depreciation or bad debts, or
(ii) 25% of our net income, which is defined as our total revenues less total expenses for any given period excluding reserves for depreciation and bad debt. Such operating expenses do not include amounts payable out of capital fees payable to our advisor. To the extent that operating expenses payable or reimbursable by us exceed this limit and our independent directors determine that the excess expenses were justified based on unusual and nonrecurring factors which they deem sufficient, our advisor may be reimbursed in future years for the full amount of the excess expenses, or any portion thereof, but only to the extent the reimbursement would not cause our operating expenses to exceed the limitation in any year. Within 60 days after the end of any of our fiscal quarters for which total operating expenses for the 12 months then ended exceed the limitation, we will send our stockholders a written disclosure, together with an explanation of the factors the independent directors considered in arriving at the conclusion that the excess expenses were justified.

In the event the advisory services agreement is terminated, our advisor will be paid all accrued and unpaid fees and expense reimbursements, and a special termination payment equal to the projected asset management fee for the one-year period following termination. We will not reimburse our advisor or its affiliates for services for which our advisor or its affiliates are entitled to compensation in the form of a separate fee.

The board of directors may in the future decide that our company should assume direct responsibility for some or all of our advisor's duties and self-administer such duties. To facilitate the assumption of such responsibilities, the directors may determine to acquire all or a portion of our advisor or its affiliates in exchange for cash, stock or other consideration. Any such acquisition would be subject to the conflict of interest provisions of our articles of incorporation governing transactions with our advisor and its affiliates, which generally require a finding by a majority of the directors (including a majority of the independent directors) that the transaction is fair and reasonable to the company. Depending on the circumstances and the nature and amount of the consideration, a shareholder vote may not be required to authorize such an acquisition.

                           Other Affiliated Companies

                                 Dealer-Manager

Boston Capital Securities, Inc., our dealer-manager, is a member firm of the NASD. The dealer-manager was organized in 1982 for the purpose of participating in and facilitating the distribution of securities of other programs sponsored by Boston Capital.

The dealer-manager will provide certain wholesaling, sales promotional and marketing assistance services to us in connection with the distribution of the shares offered pursuant to this prospectus. It may also sell a limited number of shares at the retail level. (See "Selling and Escrow Arrangements.") The dealer-manager will also serve as reinvestment agent for our reinvestment plan. (See "Summary of Reinvestment Plan.")

Boston Capital Holdings Limited Partnership and Richard J. DeAgazio are the stockholders of the dealer-manager. Mr. DeAgazio is the President, Marc N. Teal is the Executive Vice President, Treasurer and Clerk, and Mr. DeAgazio and John
P. Manning are the directors of the dealer-manager. Mr. Manning is also the owner, President and Chief Executive Officer of the general partner of Boston Capital Holdings Limited Partnership. (See "Conflicts of Interest.")

                              Management Decisions

The primary responsibility for the management decisions of our advisor and its affiliates, including the selection of investment properties recommended to our board of directors, the negotiation for these investments, and the selection of property managers for these investment properties resides in an Investment Committee consisting of John P. Manning, Jeffrey H. Goldstein, Theodore Trivers and Mark Dunne. Our board of directors must approve all acquisitions of real estate properties and all contracts with property managers.

                             COMPENSATION AND FEES

The table below summarizes the types, recipients, methods of computation, and estimated amounts of all compensation, fees, reimbursements and distributions to be paid directly or indirectly by our company to our advisor and its affiliates, exclusive of any distributions to which our advisor or its affiliates may be entitled by reason of their purchase and ownership of shares in connection with this offering.

The following arrangements for compensation and fees to our advisor and its affiliates were not determined by arm's-length negotiations. See "Conflicts of Interest." There is no item of compensation and no fee that can be paid to our advisor or its affiliates under more than one category.

                                                    Estimated       Estimated
         Type of                                     Minimum         Maximum
       Compensation                                 Amount (1)      Amount (1)
  ----------------------  ----------------------  ------------------------------
                        ORGANIZATIONAL AND OFFERING STAGE
  ------------------------------------------------------------------------------
  SELLING COMMISSIONS IN  7.0% gross offering     $175,000        $70,000,000
  CONNECTION WITH THE     proceeds before
  OFFERING--THE DEALER-   reallowance of
  MANAGER                 commissions earned by
                          participating broker-
                          dealers. The
                          dealer-manager intends
                          to reallow 100% of
                          commissions earned for
                          those transactions
                          that involve partici-
                          pating broker-dealers.

  DEALER-MANAGER FEE--    2.0% of gross offering  $ 50,000        $20,000,000
  THE DEALER MANAGER      proceeds before
                          reallowance to
                          participating
                          broker-dealers. The
                          dealer-manager, in its
                          sole discretion may
                          reallow up to 1.5% of
                          its dealer-manager fee
                          to be paid to such
                          participating
                          broker-dealers as
                          additional
                          compensation.

  REIMBURSEMENT OF        Up to 2.25% of gross    $ 56,250        $22,500,000
  ORGANIZATION AND        offering proceeds. If
  OFFERING EXPENSES--OUR  organization and
  ADVISOR OR ITS          offering expenses
  AFFILIATES              (excluding selling
                          commissions and the
                          dealer-manager fee)
                          exceed 2.25% of the
                          proceeds raised in
                          this offering, the
                          excess will be paid by
                          our advisor without
                          recourse to us.
  ------------------------------------------------------------------------------

                                                    Estimated       Estimated
         Type of                                     Minimum         Maximum
       Compensation                                 Amount (1)      Amount (1)
  ----------------------  ----------------------  ------------------------------
                        ACQUISITION AND DEVELOPMENT STAGE
  ------------------------------------------------------------------------------
  ACQUISITION FEES--OUR   Up to 2.70% of gross    $ 67,500        $27,000,000
  ADVISOR OR ITS AFFILI-  offering proceeds for
  ATES (2)                the review and
                          evaluation of real
                          property acquisi-
                          tions. $1,444,844 of
                          acquisition fees have
                          been prepaid to an
                          affiliate, Boston
                          Capital Holdings
                          Limited Partnership.

                          The purchase price for
                          each community
                          included the following
                          prepaid acquisition
                          fees: $470,908 for the
                          Jacksonville
                          communities (1.60% of
                          the offering proceeds
                          related to the
                          Jacksonville communi-
                          ties); $552,794 for
                          the Seattle
                          communities (2.79% of
                          the offering proceeds
                          related to the Seattle
                          communities); and
                          $421,142 for the
                          Portland/Salt Lake
                          communities (1.63% of
                          the offering proceeds
                          related to the
                          Portland/Salt Lake
                          communities). These
                          amounts will be
                          deducted from the
                          2.70% acquisition fee
                          we have agreed to pay
                          our advisor with
                          respect to each of the
                          communities. An
                          acquisition fee of
                          approximately $173,000
                          will be paid once the
                          lien under the
                          Wachovia loan is
                          released.

                          If we raise sufficient
                          funds to repay the
                          borrowings related to
                          a

                                                    Estimated       Estimated
         Type of                                     Minimum         Maximum
       Compensation                                 Amount (1)      Amount (1)
  ----------------------  ----------------------  ------------------------------
                        ACQUISITION AND DEVELOPMENT STAGE
  ------------------------------------------------------------------------------
                          community, the addi-
                          tional acquisition fee
                          due will be paid at
                          the time of the
                          repayment of such
                          borrowings less any
                          amounts previously
                          prepaid; thus if we
                          raise at least
                          approximately $29.5
                          million (not including
                          any accrued interest
                          on our affiliate line
                          of credit or amounts
                          distributed to
                          stockholders from
                          offering proceeds) and
                          repay the amount of
                          borrowings related to
                          our Jacksonville
                          communities, we would
                          pay an additional
                          $325,592 in
                          acquisition fees,
                          which represents the
                          $796,500 fee due less
                          the prepaid fee of
                          $470,908.

  REIMBURSEMENT OF        Up to 0.5% of gross     $ 12,500        $5,000,000
  ACQUISITION EXPENSES--  offering proceeds. The
  OUR ADVISOR OR ITS      purchase price for
  AFFILIATES (2)          each community
                          included the following
                          prepaid acquisition
                          expenses: $73,519 for
                          the Jacksonville com-
                          munities (0.25% of the
                          offering proceeds
                          related to
                          Jacksonville); $49,739
                          for the Seattle
                          communities (0.25% of
                          the offering proceeds
                          related to Seattle);
                          and $65,751 for the
                          Portland/Salt Lake
                          communities (0.25% of
                          the offering proceeds
                          related to the
                          Portland/ Salt Lake
                          communities).

                                                    Estimated       Estimated
         Type of                                     Minimum         Maximum
       Compensation                                 Amount (1)      Amount (1)
  ----------------------  ----------------------  ------------------------------
                        ACQUISITION AND DEVELOPMENT STAGE
  ------------------------------------------------------------------------------
                          If we raise sufficient
                          funds to repay the
                          borrowings related to
                          a community, the addi-
                          tional acquisition
                          expenses due will be
                          paid at the time of
                          the repayment of such
                          borrowings less any
                          amounts previously
                          prepaid; thus if we
                          raise approximately
                          $29.5 million (not
                          including any accrued
                          interest on our
                          affiliate line of
                          credit or amounts
                          distributed to
                          stockholders from
                          offering proceeds) and
                          repay the amount of
                          borrowings related to
                          our Jacksonville
                          communities, we would
                          pay an additional
                          $73,981 in acquisi-
                          tion expenses, which
                          represents the
                          $147,500 acquisition
                          expenses due less the
                          prepaid acquisition
                          expenses of $73,519.
  ------------------------------------------------------------------------------
                            OPERATIONAL STAGE
  ------------------------------------------------------------------------------
  ASSET MANAGEMENT        For the management of   Based on the    Not determi-
  FEE--OUR ADVISOR OR     our affairs, we will    communities     nable at this
  ITS AFFILIATES          pay our advisor a       identified in   time as this
                          monthly asset           this prospec-   amount will
                          management fee equal    tus, the esti-  increase if we
                          to 1/12th of 0.75% of   mated amount    acquire
                          the company's real      would be        additional
                          estate asset value as   $121,757 per    communities.
                          of the end of the       month.
                          preceding month. Real
                          estate asset value
                          equals the amount
                          actually paid or
                          allocated to the
                          purchase, devel-
                          opment, construction
                          or

                                                    Estimated       Estimated
         Type of                                     Minimum         Maximum
       Compensation                                 Amount (1)      Amount (1)
  ----------------------  ----------------------  ------------------------------
                            OPERATIONAL STAGE
  ------------------------------------------------------------------------------
                          improvement of commu-
                          nities we wholly own
                          (including the
                          principal amount of
                          any mortgage
                          indebtedness on the
                          communities assumed
                          upon the purchase of
                          the communities), and,
                          in the case of
                          communities in which
                          we are a co-venturer
                          or partner, our
                          portion of such amount
                          with respect to such
                          communities, exclu-
                          sive of acquisition
                          fees and acquisition
                          expenses. The asset
                          management fee, which
                          will not exceed fees
                          which are competitive
                          for similar services
                          in the same geographic
                          area, may or may not
                          be taken, in whole or
                          in part as to any
                          year, in the sole dis-
                          cretion of our
                          advisor. All or any
                          portion of the asset
                          management fee not
                          taken as to any fiscal
                          year will be deferred
                          without interest and
                          may be taken in such
                          other fiscal year as
                          our advisor
                          determines.

  LOAN INTEREST--BCP      Base interest at 9.5%   Based on the
  FUNDING                 per annum plus bonus    $56,596,665
                          interest at 5.3% to     balance as of
                          the extent of cash      Decem-
                          available for debt      ber 31, 2005,
                          service after payment   the annual
                          of base interest,       base interest
                          payable quarterly,      paid is
                          and, in the case of     $5,376,683.
                          base interest, to the
                          extent not paid,

                                                    Estimated       Estimated
         Type of                                     Minimum         Maximum
       Compensation                                 Amount (1)      Amount (1)
  ----------------------  ----------------------  ------------------------------
                            OPERATIONAL STAGE
  ------------------------------------------------------------------------------
                          added to principal. In  Any addi-
                          return for our          tional bonus
                          affiliate line of       interest will
                          credit being non-       be equal to
                          recourse to the com-    the
                          pany, we agreed to pay  distributa-
                          additional interest     ble cash flow
                          solely from cash        of the com-
                          available for debt      munities in
                          service from our        excess of base
                          initial ten             interest. No
                          communities prior to    such addi-
                          the repayment of the    tional bonus
                          line of credit          interest was
                          attributable to each    paid in 2003,
                          community. Until the    2004, and 2005
                          line of credit          because there
                          attributable to each    has not been
                          community is repaid by  any dis-
                          the due date of         tributable
                          January 1, 2007,        cash flow.
                          effectively all cash
                          flow generated by such
                          community will be paid
                          to BCP Funding, LLC.
                          Additional interest is
                          payable quarterly only
                          to the extent of
                          income from commu-
                          nities still subject
                          to BCP Funding's
                          encumbrances. Such
                          additional interest
                          shall not be paid from
                          proceeds of this
                          offering or from cash
                          flow of communities
                          released from the
                          lien.

  SUBORDINATED DISPOSI-   If our advisor or an    Not determi-    Not determi-
  TION FEE--OUR ADVISOR   affiliate provides a    nable at this   nable at this
  OR ITS AFFILIATES       substantial amount of   time.           time.
                          the services (as
                          determined by a
                          majority of our com-
                          pany's independent
                          directors) in
                          connection with the
                          sale of one or more
                          properties, a fee
                          equal to the lesser of
                          (A) 50% of the reason-
                          able, customary and

                                                    Estimated       Estimated
         Type of                                     Minimum         Maximum
       Compensation                                 Amount (1)      Amount (1)
  ----------------------  ----------------------  ------------------------------
                            OPERATIONAL STAGE
  ------------------------------------------------------------------------------
                          competitive real
                          estate brokerage
                          commissions
                          customarily paid for
                          the sale of a
                          comparable property in
                          light of the size,
                          type and location of
                          the property, or
                          (B) 3.0% of the sales
                          price for each
                          community sold. The
                          subordinated dispo-
                          sition fee will be
                          paid only if
                          stockholders have
                          received (1) total
                          dividends in an amount
                          equal to 100% of their
                          aggregate invested
                          capital and (2) the
                          Stockholder's 6.0%
                          Return.

  SUBORDINATED SHARE OF   15.0% of remaining      Not determi-    Not determi-
  NET SALE PROCEEDS--OUR  amounts of net sale     nable at this   nable at this
  ADVISOR (3)             proceeds after          time.           time.
                          stockholders have
                          received distribu-
                          tions equal to the sum
                          of (1) the
                          Stockholder's 6.0%
                          Return and (2) 100% of
                          net invested capital.
                          Following listing on a
                          national securities
                          exchange or a national
                          securities market, no
                          subordinate share of
                          net sale proceeds will
                          be paid to our
                          advisor.

  SUBORDINATED INCENTIVE  Upon listing on a       Not determi-    Not determi-
  LISTING FEE--OUR ADVI-  national securities     nable at this   nable at this
  SOR (3)(4)(5)           exchange or a national  time.           time.
                          securities market, a
                          fee equal to 10.0% of
                          the amount by which
                          our adjusted market
                          value of our common
                          stock plus the total
                          of all distributions
                          paid from our

                                                    Estimated       Estimated
         Type of                                     Minimum         Maximum
       Compensation                                 Amount (1)      Amount (1)
  ----------------------  ----------------------  ------------------------------
                            OPERATIONAL STAGE
  ------------------------------------------------------------------------------
                          inception until the
                          date of listing
                          exceeds the sum of
                          (1) 100% of invested
                          capital and (2) the
                          total distributions
                          required to be paid to
                          the stockholders to
                          pay the Stockholder's
                          6.0% Return from
                          inception through the
                          date of listing.

  PROPERTY MANAGEMENT     3.5% to 4.0% of gross   Actual amounts  Actual amounts
  FEE--AN AFFILIATE OF    income of each commu-   are dependent   are dependent
  GFS EQUITY MANAGEMENT   nity.                   upon results    upon results
  LLC, AN AFFILIATE OF                            of operations   of operations
  BAINBRIDGE                                      and therefore   and therefore
  JACKSONVILLE LLC AND                            cannot be       cannot be
  AN AFFILIATE OF                                 determined at   determined at
  ALLIANCE G.P. IV, INC.                          the present     the present
  AND BROADSTONE PRESTON                          time.           time.
  ALLIANCE LLC

  INCENTIVE MANAGEMENT    50% of all remaining    Actual amounts  Actual amounts
  FEE--AN AFFILIATE OF    income from operations  are dependent   are dependent
  GFS EQUITY MANAGEMENT   of the communities in   upon results    upon results
  LLC AND AN AFFILIATE    excess of minimum cash  of operations   of operations
  OF BAINBRIDGE           distribution            and therefore   and therefore
  JACKSONVILLE LLC        thresholds set for      cannot be       cannot be
                          each community,         determined at   determined at
                          including $50 annually  the present     the present
                          per apartment unit and  time.           time.
                          either an 11% or 12%
                          preferred return.

  INCENTIVE MANAGEMENT    20% of all remaining    Actual amounts  Actual amounts
  FEE--AN AFFILIATE OF    income from operations  are dependent   are dependent
  ALLIANCE G.P. IV, INC.  of the community in     upon results    upon results
  AND BROADSTONE PRESTON  excess of the minimum   of operations   of operations
  ALLIANCE, INC.          cash distribution       and therefore   and therefore
                          threshold and a 10%     cannot be       cannot be
                          preferred return.       determined at   determined at
                                                  the present     the present
                                                  time.           time.

                                                    Estimated       Estimated
         Type of                                     Minimum         Maximum
       Compensation                                 Amount (1)      Amount (1)
  ----------------------  ----------------------  ------------------------------
                            OPERATIONAL STAGE
  ------------------------------------------------------------------------------
  SALE PROCEEDS--BAIN-    For the Jacksonville    Actual amounts  Actual amounts
  BRIDGE JACKSONVILLE     communities, an         are dependent   are dependent
  LLC, GFS EQUITY         affiliate of            upon results    upon results
  MANAGEMENT LLC AND AN   Bainbridge              of operations   of operations
  AFFILIATE OF ALLIANCE   Jacksonville LLC will   and therefore   and therefore
  G.P. IV, INC. AND       receive an advisory     cannot be       cannot be
  BROADSTONE PRESTON      services fee equal to   determined at   determined at
  ALLIANCE LLC            20% of our 93.75% of    the present     the present
                          the remaining           time.           time.
                          proceeds, and
                          Bainbridge Jackson-
                          ville LLC will receive
                          6.25% of any remaining
                          sale proceeds. For the
                          Portland and Salt Lake
                          City communities and
                          Seattle communities,
                          GFS Equity Management
                          LLC will receive 25%
                          of any remaining sale
                          proceeds. For the
                          Plano community,
                          remaining sale pro-
                          ceeds will be
                          distributed to us and
                          Alliance Resi-
                          dential, LLC ratably
                          until we have each
                          received a 10%
                          preferred return and
                          then 80/20 until we
                          have received a 13%
                          return, 75/25 until we
                          have received a 16%
                          return, 70/30 until we
                          have received a 20%
                          return and then any
                          residual sale
                          proceeds, 60/40.

Notwithstanding the method by which we calculate the payment of operating expenses, as described in the table above, the total of all such operating expenses will not exceed, in the aggregate, the greater of 2% of the book value of the assets or 25% of cash net income as required by the NASAA Guidelines.

---------

(1) The estimated minimum dollar amounts are based on the sale of a minimum of 250,000 shares to the public at $10 per share. The estimated maximum dollar amounts are based on the sale of a maximum of 100,000,000 shares to the public at $10 per share. The sale of up to 5,000,000 shares at $9.30 per share pursuant to our dividend reinvestment plan is excluded from those amounts.

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
(2) Notwithstanding the method by which we calculate the payment of acquisition fees and expenses, as described in the table, the total of all such acquisition fees and acquisition expenses will not exceed, in the aggregate, an amount equal to 6.0% of the contract price of all of the properties which we purchase, as required by the NASAA Guidelines.

(3) In the event that we become listed on a national securities exchange or a national market system and our advisor receives the subordinated incentive listing fee prior to its receipt of the share of net sale proceeds, our advisor will not be entitled to any such participation in net sale proceeds.

(4) If at any time the shares become listed on a national securities exchange or a national market system, or, notwithstanding the absence of such listing, our stockholders elect to continue our company's existence after June 22, 2015, we will negotiate in good faith with our advisor a fee structure appropriate for an entity with a perpetual life. A majority of the independent directors must approve any new fee structure negotiated with our advisor. In negotiating a new fee structure, the independent directors will consider all the factors they deem relevant, including but not limited to:

   - the size of the advisory fee in relation to the size, composition and profitability of our portfolio;

   - the success of our advisor in generating opportunities that meet our investment objectives;

   - the rates charged to other REITs and to investors other than REITs by advisors performing similar services;

   - additional revenues realized by our advisor;

   - the quality and extent of service and advice furnished by our advisor;

   - the performance of our investment portfolio, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

   - the quality of our portfolio in relationship to the investments generated by our advisor for the account of other clients.

    The board, including a majority of the independent directors, may not approve a new fee structure that is, in its judgment, more favorable to our advisor than the current fee structure.

(5) The market value of our outstanding stock will be calculated based on the average market value of the shares issued and outstanding at listing over the 30 trading days beginning 180 days after the shares are first listed on a stock exchange. We have the option to pay the listing fee in the form of stock, cash, a promissory note or any combination thereof. In the event the subordinated incentive listing fee is paid to our advisor as a result of the listing of our shares, we will not be required to pay our advisor any further subordinated participation in net sale proceeds.

    In addition, our advisor and its affiliates will be reimbursed only for the actual costs of goods and services used for or by us. We will not reimburse our advisor or its affiliates for services for which they are entitled to compensation by way of a separate fee.

Since our advisor and its affiliates are entitled to differing levels of compensation for undertaking different transactions on behalf of our company, such as the advisory fees for managing our affairs and the subordinated participation in net sale proceeds, our advisor has the ability to affect the nature of the compensation it receives by undertaking different transactions. However, our advisor is obligated to exercise good faith and integrity in all its dealings with respect to our affairs pursuant to the advisory agreement. (See "Management--Our Advisor--The Advisory Agreement.") Because these fees or expenses are payable only with respect to certain transactions or services, they may not be recovered by our advisor or its affiliates by reclassifying them under a different category.

                             CONFLICTS OF INTEREST

The company will be subject to various conflicts of interest arising out of its relationship to our advisor and its affiliates, as described below.

There are certain relationships between our company and other entities providing services to us. Our advisor is a wholly owned subsidiary of Boston Capital Holdings Limited Partnership. John P. Manning, our Chairman and Chief Executive Officer, owns the general partner of and a limited partner interest in Boston Capital Holdings Limited Partnership. Boston Capital Holdings Limited Partnership also owns 66 2/3% of the dealer-manager. BCP Funding, LLC, our line-of-credit lender, is a wholly owned subsidiary of Boston Capital Companion Limited Partnership. Mr. Manning also owns the general partner of and a limited partner interest in Boston Capital Companion Limited Partnership. Boston Capital Companion Limited Partnership owns 20,000 shares of our common stock.

GFS Equity Management LLC is an unaffiliated entity which is providing property management services for the Seattle and Portland/Salt Lake communities. In addition, on July 11, 2002, Goodman Financial Services, Inc., an affiliate of GFS Equity Management LLC, negotiated and entered into a purchase agreement for the Seattle communities from an unaffiliated seller for a purchase price of $51,366,000. In December, 2002, affiliates of our advisor agreed to acquire the Seattle communities from GFS Equity Management LLC for possible investment by a group of private investors. GFS Equity Management LLC agreed to assign its entire interest in the Seattle community purchase contracts to affiliates of our advisor in return for the initial management contract for the communities. The subordinated interest was given to create an incentive to GFS Equity Management LLC as management agent to maximize the cash flow of the communities. The

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
subordinated economic interest allows GFS Equity Management LLC to participate in the cash distributions of the Seattle communities after Boston Capital REIT has received a priority share of the cash flow. Before GFS Equity Management LLC receives any portion of the cash flow, we will receive:

 (i) $50 annual per apartment unit (a total of 802 units times $50 equals $40,100 annually); and

 (ii) a 12% preferred return on our unreturned capital contributions (which initially were $8,626,939).

We will then share 50/50 with GFS Equity Management LLC in all remaining income from operations of the Seattle communities. Proceeds from the sale of any of the Seattle communities will first be distributed to pay us any unpaid preferred return. Remaining sale proceeds will be distributed to us until we have received a return of our capital contributions (taking into account prior distributions) plus a 16% per annum rate of return on our capital contributions. We will then receive 75% and GFS Equity Management LLC will receive 25% of any remaining sale proceeds.

During the term of the current first mortgage loans on the Portland and Salt Lake City communities, GFS Equity Management LLC is entitled to be paid 0.06% per annum of the principal of the first mortgage loans from cash flow of BC-GFS-II-LLC as compensation to assume 100% of the risk of loss on the rate lock deposit paid to the permanent mortgage lender. Initially, the unaffiliated permanent mortgage lender agreed to provide mortgage lending for the Portland and Salt Lake City communities at a rate of 4.6% or 4.52%. A rate lock deposit fee of $786,000 was required for either of the rate caps. If the 4.6% rate was locked and we did not close on the loan, most of the rate lock deposit fee would have been refunded. However, if the 4.52% rate was locked and we did not close on the loan, all of the rate lock deposit fee would not have been refunded. We wanted to lock in the lowest rate possible. In order to secure the lower rate and also to mitigate the risk of losing the rate lock deposit, GFS Equity Management LLC agreed to assume 100% of any rate lock deposit fee not refunded in return for receiving 75% of the spread between the two interest rates (0.06%), or approximately $23,600. This additional interest payment of 0.06% per annum to GFS Equity Management LLC will be paid from cash flow throughout the duration of the permanent mortgage loans and is expected to be approximately $23,600 annually until maturity in June 2010.

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
                           PRIOR AND FUTURE PROGRAMS

In the past, affiliates of our advisor have organized approximately 387 other real estate investment programs, currently have other real estate holdings, and in the future expect to form, offer interests in, and manage other real estate programs in addition to our company, and make additional real estate investments. Currently, no affiliate of our advisor owns, operates, leases or manages properties that would be suitable for our company, although future real estate programs may involve affiliates of our advisor in the ownership, financing, operating, leasing, and management of properties that may be suitable for us. Such conflicts between our company and affiliated programs may affect the value of our investments as well as our net income. We believe that our advisor has established guidelines to minimize such conflicts.

                       Competition to Acquire Properties

Affiliates of our advisor may compete with us to acquire properties of a type suitable for acquisition by us and may be better positioned to make such acquisitions. A purchaser who wishes to acquire one or more of these properties may have to do so within a relatively short period of time, occasionally at a time when we (due to insufficient funds, for example) may be unable to make the acquisition.

Our advisor or its affiliates also may be subject to potential conflicts of interest at such time as we wish to acquire a property that also would be a suitable investment for an affiliate of our advisor. Affiliates of our advisor serve as directors of our company and, in this capacity, have a fiduciary obligation to act in the best interest of our stockholders and, as general partners or directors of affiliates of our advisor, to act in the best interests of the investors in other entities or programs with investments that may be similar to those of our company, and will use their best efforts to assure that we will be treated as favorably as any other entity or program. We have also developed procedures to resolve potential conflicts of interest in the allocation of properties between our company and certain of its affiliates. See "Conflicts of Interest--Certain Conflict Resolution Procedures" below.

                              Sales of Properties

A conflict also could arise in connection with our advisor 's determination as to whether or not to sell a property, since the interests of our advisor and the stockholders may differ as a result of their distinct financial and tax positions and the compensation to which our advisor or its affiliates may be entitled upon the sale of a property. See "Conflicts of Interest--

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
Compensation of our Advisor" below for a description of these compensation arrangements. In order to resolve this potential conflict, our board of directors will be required to approve each sale of a property.

                        Competition for Management Time

The officers of our advisor and the directors and officers of our company currently are engaged, and in the future will engage, in the management of other business entities and properties and in other business activities, including entities, properties and activities associated with affiliates of our advisor. They will devote only as much of their time to the business of our company as they, in their judgment, determine is reasonably required, which will be substantially less than their full time. These officers and directors of our advisor and officers and directors of the company may experience conflicts of interest in allocating management time, services, and functions among the company and the various entities, investor programs (public or private), and any other business ventures in which any of them are or may become involved. Currently, in addition to their involvement with our company, these persons are involved in the management of approximately 387 other real estate investment programs with interests in low-income residential apartment communities.

                          Compensation of Our Advisor

Pursuant to an advisory services agreement, we have engaged our advisor to perform various services for us, and our advisor will receive fees and compensation for such services. The advisory services agreement was not the result of arm's-length negotiations. The advisory services agreement was approved by a majority of our board of directors, including a majority of the independent directors, not otherwise interested in the transaction, as being fair and reasonable to our company and on terms and conditions no less favorable than those which could be obtained from unaffiliated entities. Any future agreements with our advisor, including any amendment or restatement of the advisory services agreement, will require the same approval. The timing and nature of fees and compensation to our advisor could create a conflict between the interests of our advisor and those of the stockholders. A transaction involving the purchase or sale of any community by our company may result in the immediate realization by our advisor and its affiliates of substantial commissions, fees, compensation, and other income. Although the advisory services agreement authorizes our advisor to take primary responsibility for all decisions relating to any such transaction, our board of directors must approve all of the company's acquisitions and sales of communities. Potential conflicts may arise in connection with the determination by our advisor on our behalf of whether to hold or sell a community as such determination could affect the timing and amount of fees payable to our advisor. See "Management--Our Advisor--The Advisory Services Agreement."

                        Relationship with Dealer-Manager

The dealer-manager is Boston Capital Securities, Inc., an affiliate of our advisor and our company. Certain of our officers and directors are also officers, directors, and registered principals of the dealer-manager. This relationship may create conflicts in connection with the fulfillment by the dealer-manager of its due diligence obligations under the federal securities laws. Although the dealer-manager has examined the information in this prospectus for accuracy and completeness, the dealer-manager is an affiliate of our advisor and our company and will not make an independent review of our company or the offering. Accordingly, the investors do not have the benefit of such independent review. The dealer-manager is not prohibited from acting in any capacity in connection with the offer and sale of securities offered by entities that may have some or all investment objectives similar to those of our company and is expected to participate in other offerings sponsored by one or more of our officers or directors.

                       Relationship with BCP Funding, LLC

Our current lender is BCP Funding, LLC, an affiliate of our advisor and our company. Subject to oversight by our board of directors, our advisor has considerable discretion with respect to all decisions relating to the terms and timing of our borrowings from BCP Funding. Our board may encounter conflicts of interest in enforcing our rights or invoking our powers under our loan agreement with BCP Funding. A majority of our independent directors must approve any agreement with BCP Funding as being fair and reasonable to us and on terms and conditions no less favorable to us than those available from an unaffiliated third party.

                 Joint Ventures with Affiliates of Our Advisor

While we have no present plans to do so, we may in the future enter into one or more joint venture agreements with other affiliated programs for the acquisition, development or improvement of properties. (See "Business and Properties--Joint Venture Investments.") Our advisor and its affiliates may have conflicts of interest in determining which affiliated program should enter into any particular joint venture agreement. The co-venturer may have economic or business interests or goals which are or which may become inconsistent with our business interests or goals. In addition, should any such joint venture be consummated, our advisor may face a conflict in structuring the terms of the relationship between our interests and the interest of the affiliated co-venturer and in managing the joint venture. Since our advisor and its affiliates will control both our company and the affiliated co-venturer, agreements and transactions between the co-venturers with respect to any such joint venture will not have the benefit of arm's-length negotiation of the type normally conducted between unrelated co-venturers. (See "Risk Factors--Risks Related to Our Properties and Our Business.").

                              Legal Representation

Until August 16, 2005, Nixon Peabody LLP, served as our securities and tax counsel solely for this offering, and currently serves as securities and tax counsel for certain of our affiliates, including other real estate programs, in connection with other matters. Subsequent to August 16, 2005, we retained Goodwin Procter LLP to serve as our securities and tax counsel solely in connection with this offering. Neither we nor the stockholders will have separate counsel. In the event any controversy arises following the termination of this offering in which the interests of our company appear to be in conflict with those of our advisor or its affiliates, other counsel may be retained for one or both parties.

                     Certain Conflict Resolution Procedures

In order to reduce or eliminate certain potential conflicts of interest, our articles of incorporation contain a number of restrictions relating to
(i) transactions we enter into with our advisor and its affiliates,
(ii) certain future offerings, and (iii) allocation of properties among affiliated entities. These restrictions include, among others, the following:

- We will not accept goods or services from our advisor or its affiliates unless a majority of our directors, including a majority of the independent directors, not otherwise interested in the transactions approve such transactions as fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

- We will not purchase or lease properties in which our advisor or its affiliates has an interest without a determination by a majority of the directors, including a majority of the independent directors, not otherwise interested in such transaction, that such transaction is competitive and commercially reasonable to us and at a price to us no greater than the cost of the property to our advisor or its affiliates unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will we acquire any such property at an amount in excess of its appraised value. We will not sell or lease properties to our advisor or its affiliates or to our directors unless a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction, determine the transaction is fair and reasonable to our company.

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
- We will not make any loans to our advisor or its affiliates or to our directors. Any loans made to us by our advisor or its affiliates or to our directors must be approved by a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction, as fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties. Our advisor and its affiliates are entitled to reimbursement, at cost, for actual expenses incurred by them on our behalf subject to the limitation on reimbursement of operating expenses to the extent that they exceed the greater of 2% of our average invested assets or 25% of our net income, as described in the "Management--Our Advisor--Our Advisory Services Agreement" section of this prospectus.

- In the event that an investment opportunity becomes available which is suitable, under all of the factors considered by our advisor, for our company and one or more other public or private entities affiliated with our advisor and its affiliates, then the entity which has had the longest period of time elapse since it was offered an investment opportunity will first be offered such investment opportunity. In determining whether or not an investment opportunity is suitable for more than one program, our advisor, subject to approval by the board of directors, shall examine, among others, the following factors:

  - The cash requirements of each program;

  - The effect of the acquisition on diversification of each program's investments by type of apartment community and geographic area;

  - The policy of each program relating to leverage of properties;

  - The anticipated cash flow of each program;

  - The income tax effects of the purchase of each program;

  - The size of the investment; and

  - The amount of funds available to each program and the length of time such funds have been available for investment.

If a subsequent development, such as a delay in the closing of a property, causes any such investment, in the opinion of our board of directors and our advisor, to be more appropriate for a program other than the program that committed to make the investment, our advisor may determine that another program affiliated with our advisor or its affiliates will make the investment. Our board of directors has a duty to ensure that the method used by our advisor for the allocation of the acquisition of properties by two or more affiliated programs seeking to acquire similar types of properties shall be reasonable.

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
                      Conflict Provisions of Maryland Law

In addition to the policies that we have adopted to reduce or eliminate potential conflicts of interest (see "Conflicts of Interest--Certain Conflict Resolution Procedures" above), our board is subject to certain provisions of Maryland law, which are also designed to eliminate or minimize conflicts. However, we cannot assure you that these policies or provisions of law will be successful in eliminating the influence of these conflicts.

Under Maryland law, a contract or other transaction between us and any of our directors and any other entity in which that director is also a director or has a material financial interest is not void or voidable solely on the grounds of the common directorship or interest, the fact that the director was present at the meeting at which the contract or transaction is approved or the fact that the director's vote was counted in favor of the contract or transaction, if:

- The fact of the common directorship or interest is disclosed to our board or a committee of our board, and our board or that committee authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even if the disinterested directors constitute less than a quorum;

- The fact of the common directorship or interest is disclosed to our stockholders entitled to vote, and the contract or transaction is approved by a majority of the votes cast by the stockholders entitled to vote, other than votes of shares owned of record or beneficially by the interested director, corporation, firm or other entity; or

- The contract or transaction is fair and reasonable to us.

            INVESTMENT POLICIES AND POLICIES WITH RESPECT TO CERTAIN
                                OTHER ACTIVITIES

The following is a discussion of our investment policies and our policies with respect to certain other activities. Our independent directors shall review, and a majority of them must approve our investment policies at least annually to determine that the policies being followed are in the best interests of the stockholders. Our permitted investments and limitations are set forth in our articles. The permitted investments and limitations may not be modified or eliminated without the approval of stockholders holding a majority of the outstanding equity shares. We cannot assure you that our investment objectives will be attained.

                           Investments in Real Estate

We are a REIT that will own interests in, lease and maintain apartment communities in the United States, typically garden apartments and selected mid-rise properties having 150 or more rental units. We intend to

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invest in properties which our advisor believes are undervalued mainly because of deferred maintenance or renovations which the seller has not performed. In such cases, we will need to raise sufficient funds to make any such deferred maintenance or renovations. We invest primarily in suburban and metropolitan areas.

Our policy is to invest in assets primarily for current income generation. In general, our investment objectives are:

- To provide quarterly cash distributions, as well as to provide growth in distributions over time.

    There is no assurance that any distribution will be paid. Rising operating expenses could reduce our cash flow and funds available for future distribution.

- To increase our value through increases in the cash flows and values of our communities.

    The performance of our properties may not meet our expectations. Adverse economic conditions and competition may impede our ability to renew leases, which could affect our operating results.

- To preserve and protect the value of our interest in our communities and to achieve long-term capital appreciation.

    There is no assurance of capital appreciation. We will only return all of our stockholders' invested capital if we sell our interests in communities for more than their original purchase price.

There are no limitations on the amount or percentage of our total net assets that may be invested in any one community. Additionally, no limits have been set on the concentration of investments in any one location. However, our advisor does plan to diversify its acquisitions to mitigate risk.

Apartment communities under consideration are first subjected to a comprehensive due diligence review. In selecting specific communities, our advisor, as approved by our board of directors, applies the following minimum standards.

- The apartment community is in what our advisor considers to be a quality market area within locations that provide stability and upside potential.

- We will endeavor to maintain an aggregate mortgage indebtedness on our communities totaling between 55% and 65% but in any event not more than 70% of our gross asset value, but this is not a limitation on the amount of mortgage indebtedness on any one community acquired, and we have no limitations in our organizational documents regarding the amount of mortgage and other borrowings on our communities, provided, however, that the aggregate amount of our indebtedness outstanding at any time may not exceed 300% of our net assets.

- For communities acquired before the initial closing, the communities have at least 18 months of stable operations; following the initial closing, we expect that not more than 10% of the communities will consist of development or other properties that will not have at least 18 months of stable operations.

Generally, we will acquire our interests in our communities by forming a limited liability company which will be controlled by a wholly owned subsidiary of our company and in which an unaffiliated third party will have an economic interest. A wholly owned subsidiary of this limited liability company will in turn own title to the community.

                               Borrowing Policies

While we strive for diversification, the number of different communities we can acquire interests in will be affected by the amount of funds available to us. There is no limitation on the amount we may invest in any single improved property or on the amount we can borrow for the purchase of an interest in any property, provided, however, that the aggregate amount of our indebtedness outstanding at any time may not exceed 300% of our net assets.

We currently intend to limit the aggregate mortgage debt on our communities that are no longer (or have not been) financed with our current or any replacement line of credit to be within the targeted range of 55% to 65%. In any event, aggregate borrowings as of the time that the net proceeds of this offering have been fully invested and at the time of each subsequent borrowing may not exceed, on average, 70% of the gross asset value of those communities unless any excess borrowing is approved by a majority of the independent directors and is disclosed to stockholders in our next quarterly report.

We will, at least initially, borrow money to acquire interests in communities and to pay certain related fees. We plan to maintain one or more lines of credit for the purpose of acquiring interests in communities. We intend to encumber our assets in connection with the borrowing. Initially, we intend to repay any line of credit with offering proceeds. We also plan to obtain permanent mortgage financing for all of our communities, or to continue the existing mortgage indebtedness on the communities.

Management believes that any financing obtained during the offering period will allow us to make investments in communities that we otherwise would be forced to delay until we raised a sufficient amount of

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
proceeds from the sale of shares. By eliminating this delay, we will also eliminate the risk that these investments will no longer be available, or the terms of the investment will be less favorable, when we have raised sufficient offering proceeds. Alternatively, affiliates of our advisor could make such investments, pending receipt by us of sufficient offering proceeds in order to preserve the investment opportunities for us. However, interests in communities acquired by us in this manner could be subject to closing costs both on the original purchase by the affiliate and on the subsequent purchase by us, which would increase the amount of expenses associated with the acquisition of communities and reduce the amount of offering proceeds available for investment in other income-producing assets.

While we have no present plans to do so, we may in the future establish a line of credit principally to finance capital improvement projects and for working capital purposes, such as the costs of renovating, repairing, and marketing our communities. We may also borrow funds for the purpose of preserving our status as a REIT. For example, we may borrow to the extent necessary to permit us to make distributions required in order to enable us to qualify as a REIT for federal income tax purposes.

We expect that all of our communities will also be encumbered with mortgage debt. By operating on a leveraged basis, we will have more funds available for investment in communities. This will allow us to make more investments than would otherwise be possible, resulting in a more diversified portfolio. Although any liability for the repayment of mortgage indebtedness is expected to be limited to the value of the property securing the liability and the rents or profits derived therefrom, our use of leveraging increases the risk of default on the mortgage payments and a resulting foreclosure of a particular property. (See "Risk Factors--Risks Related to Our Organization and Structure.") To the extent that mortgage loans are not maintained on our communities, our ability to acquire additional communities will be restricted. Our advisor will use its best efforts to obtain financing on the most favorable terms available to us. Lenders may have recourse to assets not securing the repayment of the indebtedness.

Our advisor may refinance communities during the term of a loan when it deems it is in the best interests of our company, for example, when a decline in interest rates makes it beneficial to prepay an existing mortgage or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of the refinancing may include an increased cash flow resulting from reduced debt service requirements, an increase in dividend distributions from proceeds of the refinancing, if any, and/or an increase in property ownership if some refinancing proceeds are reinvested in real estate.

Our aggregate borrowing, secured and unsecured, will be reasonable in relation to our assets and will be reviewed by our board of directors at least quarterly.

Any loans from any of our directors or from our advisor and its affiliates must be approved by a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction, as fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties. We will not make loans to the directors, officers, our advisor or their affiliates.

                                  Dispositions

Although we generally will not seek to dispose of our interests in communities in our portfolio, we will consider doing so, subject to REIT qualification rules, if our management determines that a sale of our interest in a community would be in our best interests based on the price being offered for the community, the operating performance of the community, the tax consequences of the sale and other factors and circumstances surrounding the proposed sale. We may consider offering purchase money financing in connection with the sale of communities where the provision of that financing would increase the value to be received by us for the community sold.

                            Equity Capital Policies

Our board has the authority, without further stockholder approval, to issue additional authorized shares of common stock and preferred stock or otherwise raise capital, including through the issuance of senior securities, in any manner and on those terms and for that consideration it deems appropriate, including in exchange for property. Existing stockholders will have no preemptive right to shares of common stock or other shares of our capital stock issued in any offering, and any offering might cause a dilution of a stockholder's investment in us. Although we have no current plans to do so, other than in connection with our dividend reinvestment plan, we may in the future issue common stock.

We may, in certain circumstances, purchase shares of our common stock in private transactions with our stockholders, if those purchases are approved by our board. Our board has no present intention of causing us to repurchase any shares, and any action would only be taken in conformity with applicable federal and state laws and the applicable requirements for qualifying as a REIT.

                               Reporting Policies

After this offering, we will become subject to the full information reporting requirements of the Securities Exchange Act of 1934, as amended.

Pursuant to these requirements, we will file periodic reports, proxy statements and other information, including certified financial statements, with the Securities and Exchange Commission. See "Where You Can Find More Information." We have also established an internet-accessible area for our company on the website of Boston Capital Corporation, www.bostoncapital.com. The information on our website does not constitute a part of this prospectus.

                             Investment Limitations

We do not intend to invest in the securities of other issuers for the purpose of exercising control (except to the extent that we may acquire the controlling securities of an entity holding real property that meets our investment criteria), to underwrite securities of other issuers, or to engage in the purchase and sale (or turnover) of investment securities in exchange for property, nor do we have any present intention of offering securities in exchange for property or to invest in real estate mortgages, although our board may determine to authorize an exchange of securities for property or an investment in mortgages in the future.

                 PRIOR PERFORMANCE OF AFFILIATES OF MANAGEMENT

                                    Overview

During their more than 30-year history, our advisor and its affiliates and their respective predecessors in interest have raised approximately $4.1 billion in real estate equity from approximately 87,400 investors in approximately 387 investment programs to acquire interests in approximately 2,571 properties containing approximately 139,000 apartment units in 48 states and territories, representing approximately $10.7 billion in original development and acquisition costs. Of the properties acquired, 146 were apartment complexes that included 3,621 market rate units out of a total of 17,164 units located in 35 states and representing $389,689,415 of investor equity. The investment objectives of these programs were to create certain tax benefits in the form of low-income or rehabilitation tax credits or tax losses. NONE OF THESE PROGRAMS HAD INVESTMENT OBJECTIVES SIMILAR TO OUR COMPANY'S, HOWEVER ALL OF THESE PROGRAMS INVOLVED RESIDENTIAL APARTMENT COMMUNITIES. Although none of them were 100% market rate communities, approximately 3,621 units in these residential apartment communities were market rate units. In addition, the market rate component of these programs were neither evaluated nor acquired in connection with programs that have similar investment objectives to our company.

During the ten-year period from January 1, 1995 to December 31, 2004, our advisor and its affiliates and their respective predecessors in interest have served as general partners of two public limited partnership (which includes 27 series) and 46 private limited partnerships including 29 corporate limited partnerships and 17 direct placement corporate limited partnerships for a total of 48 real estate programs. The residential apartment communities invested in by the previous programs are affordable housing communities subject to certain rent and tenant restrictions, of which a component is market rate units. Typically, the market rate units (if any), are less than 50% of the total units in the community.

Our advisor and its affiliates and their respective predecessors in interest raised $2,914,614,056 in subscriptions from 42,966 investors during this ten-year period. A total of 1,043 properties (1), with a total development cost of $5,288,053,984 were acquired for the public and private limited partnerships. These properties are geographically located 12% in the Northeast, 11% in the Mid-Atlantic, 27% in the Southeast, 24% in the Midwest, 16% in the Southwest, and 10% in the West.

The foregoing information covering the period from January 1, 1995 to December 31, 2004, can be summarized as follows:

     PROGRAMS                PROPERTIES                   INVESTORS
-------------------   -------------------------   -------------------------      Average
                                     Total                                       Capital
                                  Development                                   Invested
Type        Number     Number         Cost         Number       Capital       Per Property
----        ------     ------         ----         ------       -------       ------------
Public...      2         470     $1,567,577,496    42,774    $  843,735,920    $1,795,183
Private...    46         573     $3,720,476,488       192    $2,070,878,136    $3,614,098
Total....     48       1,043     $5,288,053,984    42,966    $2,914,614,056    $2,794,453

                                    REGIONS

           Northeast    Mid-Atlantic   Southeast    Midwest    Southwest      West
           ---------    ------------   ---------    -------    ---------      ----
Public...       5%            4%           11%         12%          8%          4%
Private...      7%            7%           16%         12%          8%          6%
Total....      12%           11%           27%         24%         16%         10%

All these 46 prior limited partnerships have invested in apartment complexes (or operating partnerships which owned such complexes) financed and/or operated with one or more forms of government subsidy, primarily RHS. The states in which these apartment complexes are located and the number of properties in each state are as follows:(1)

Alabama.................    9
Arizona.................    9
Arkansas................   18
California..............   53
Colorado................   27
Connecticut.............   19
Delaware................    2
District of Columbia....    3
Florida.................   16
Georgia.................   49
Idaho...................    1
Illinois................   15
Indiana.................   12
Iowa....................    6
Kansas..................   18
Kentucky................   57
Louisiana...............   88
Maine...................   11
Maryland................   17
Massachusetts...........   14
Michigan................   53
Minnesota...............    3
Mississippi.............   46
Missouri................   37
Montana.................    1
Nebraska................    2
Nevada..................    3
New Hampshire...........    6
New Jersey..............   16
New Mexico..............    4
New York................   60
North Carolina..........   11
North Dakota............   14
Ohio....................    4
Oklahoma................   35
Oregon..................    2
Pennsylvania............   16
Puerto Rico.............    4
Rhode Island............    1
South Carolina..........    5
South Dakota............    1
Tennessee...............   15
Texas...................   97
Utah....................    3
Vermont.................    4
Virginia................   43
Virgin Islands..........   10
Washington..............    3
West Virginia...........    7
Wisconsin...............    5
Wyoming.................    0

----------

(1) Includes 75 properties which are jointly owned by two or more investment partnerships or series within an investment partnership which represent a total of 88 shared investments.

(2) The total number of properties by state does not reflect the 88 shared investments of 75 operating partnerships. The net number of properties reflected is 955.

The 48 government-assisted partnerships which invested in residential apartment complexes accounted for 100% of the total development cost of all properties acquired by all limited partnerships sponsored over the ten-year period.

The investment objectives of the 48 prior partnerships were, in order of priority: (1) certain tax benefits in the form of tax losses or low-income housing and rehabilitation tax credits which each such limited partnership's partners might use to offset income from other sources; (2) long-term capital appreciation through increases in the value of each apartment complex and
(3) cash distributions through potential sale or refinancing transactions. Distributions of current cash flow were not a primary objective of these partnerships, in that the government agencies which provide subsidies regulate both the amount of rent and the amount of cash distributions which may be made to partners.

                               Private Placements

Interests in 46 of the 48 limited partnerships described above were sold to approximately 192 investors in private offerings intended to be exempt from the registration requirements of the Securities Act of 1933. A total of

$2,070,878,136 in subscriptions was raised. Interests were acquired in a total of 573 properties, with total development costs of $3,720,476,488.

The private limited partnerships involved new construction or renovation of apartment complexes, financed with mortgage indebtedness aggregating approximately $2,078,291,819 in addition to the equity investment of the prior limited partnerships of $2,070,878,136. The purchased properties equaled 100% of the total development cost of all non-conventional properties invested in by private limited partnerships.

                                Public Offerings

Interests in 27 series of the 2 limited partnerships described above were sold to approximately 42,774 investors in public offerings registered under the Securities Act of 1933. A total of $843,735,920 in subscriptions was raised. A total of 470 properties were purchased at a total development cost of $1,567,577,496.

Information regarding the public offerings is summarized as follows as of December 31, 2004:

                              Investors                 Properties                  Type of Properties
                       --------------------------------------------------------------------------------------
                                                                Total
                                                               Develop-      Recently      Under     Historic
                                                                 ment          Com-        Con-        Tax
Program                 Number      Capital       Number         Cost         pleted     struction    Credit
-------------------------------------------------------------------------------------------------------------
Boston Capital Tax
  Credit Fund IV L.P.
  (Series 23 through
  46)................   38,678    $752,939,880     442      $1,386,287,277      437          4          1
Boston Capital Tax
  Credit Fund V L.P.
  (Series 47 through
  49)................    4,096    $ 90,796,040      28      $  181,290,219        6         22          0

During the four-year period ending December 31, 2004, affiliates of our management sponsored two public investment partnership with investment objectives similar to the 48 described above. This public limited partnership owns interests in 157 operating partnerships which include 15 properties jointly owned by two or more investment partnerships or series within an investment partnership, representing a total of 17 shared investments. The total number of properties by state does not duplicate the 15 shared investments. The net number of properties reflected is 140 located in:

Alabama.................    1
Arizona.................    2
Arkansas................    0
California..............    4
Colorado................   13
Connecticut.............    1
Florida.................    0
Georgia.................    5
Illinois................    5
Indiana.................    1
Iowa....................    1
Kansas..................    7
Kentucky................   16
Louisiana...............    7
Maine...................    1
Maryland................    1
Massachusetts...........    1
Michigan................   13
Minnesota...............    0
Mississippi.............    4
Missouri................    5
Montana.................    0
Nebraska................    0
Nevada..................    0
New Hampshire...........    2
New Jersey..............    0
New Mexico..............    1
New York................    8
North Carolina..........    0
North Dakota............    1
Ohio....................    0
Oklahoma................    7
Oregon..................    1
Pennsylvania............    1
Puerto Rico.............    0
Rhode Island............    0
South Carolina..........    0
South Dakota............    1
Tennessee...............    1
Texas...................   16
Utah....................    0
Vermont.................    0
Virginia................    5
Virgin Islands..........    2
Washington..............    2
West Virginia...........    3
Wisconsin...............    1

All of the operating partnership acquisitions of the public limited partnership involved new construction or renovation of existing apartment complexes, financed with government-assisted mortgaged indebtedness aggregating approximately $309,967,791 in addition to the equity investment of the investing partnerships of $306,774,420. These properties equaled 100% of the total development cost of properties acquired by public limited partnerships in the four-year period ended December 31, 2004. We will provide a more detailed description of these acquisitions to you upon request.

Information regarding public limited partnerships organized with investment objectives not similar to ours is contained in Appendix I--Tabular Information Concerning Prior Limited Partnerships.

Any investor or prospective investor may view and/or obtain a copy of the most recent Form 10-K or Form 10-Q filed with the Securities and Exchange Commission relative to the public offerings at the Web site of Boston Capital Corporation, www.bostoncapital.com.

                        Diversification with Real Estate

We believe that investments in real estate through companies like ours can be an attractive asset class to diversify an investor's portfolio beyond stocks and bonds. Diversification is a portfolio strategy designed to reduce exposure to risk by combining a variety of investments, such as stocks, bonds, and real estate, which are unlikely to all move in the same direction. The goal of diversification is to reduce the risk in a portfolio. One way to diversify an existing portfolio of stocks and bonds is to add real estate. We believe real estate has a low correlation to traditional stock and bond markets and therefore, combining all investment types, will result in a more stable portfolio.

Not only can a portfolio be diversified by a variety of investment types such as stocks, bonds and real estate, but diversification can also be achieved through various asset classes (apartments vs. commercial or industrial) and sponsors. Similar to investing in stocks, an investor is advised against buying for example, large cap growth stocks only, but to diversify with value, small, mid-cap and international stocks. The same theory of diversification can be applied to REITs. An investment in a publicly registered, non-traded REIT like our company, which is unlisted and not actively traded, can be beneficial because our share price is not subject to daily market fluctuations as is generally the case for actively traded securities such as stocks and bonds. We believe this can be particularly beneficial for investors who consider investing in real estate as a long-term investment.

In addition, real estate is considered to be a good hedge against inflation and we believe the apartment sector is an ideal real estate type to hedge inflation because the short-term nature of apartment leases provides apartment owners with the ability to frequently increase the rents they charge to tenants, most often on an annual basis. This unique feature of apartments allows landlords to keep rental income in-line and consistently ahead of annual increases to operating costs due to inflation in comparison to other property types such as industrial office and retail which generally have longer-term leases. As a result, any additional revenue in excess of costs should increase the amount of cash available for distribution to our stockholders. However, our actual results of operations and, accordingly, cash available for distribution, will be affected by a number of factors, including the revenue we receive from our communities, our operating expenses, our debt obligations, interest expense, the ability of our residents to meet their obligations, and unanticipated expenditures.

Consistent Annual Risk-Adjusted Returns--Low Volatility

Historically, the multifamily sector has delivered consistent annual returns and has exhibited less volatility than the Standard & Poor's 500 Index ("S&P 500") and the NAREIT Equity REIT Index ("NAREIT Index") as shown in the chart below. Our advisor believes that an investment in Boston Capital REIT can be viewed as an investment in a portfolio of properties whose value is tied to the performance of those properties and

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
their asset value. This stands in contrast to an investment in the companies or REITs which make up the S&P 500 and the NAREIT Index, which generally are not as closely tied to the direct, underlying property or company values and are subject to daily market fluctuations, as well as long-term market cycles. Accordingly, our advisor believes that an investment in Boston Capital REIT will exhibit less performance volatility than an investment in the companies or REITs which make up the other two indices. While the NCREIF Property Index--Multifamily is not a measure of non-traded REIT performance, our advisor believes that this index is an appropriate and accepted index for purposes of evaluating the relative volatility of an investment in our stock as compared to an investment in listed REIT shares or the S&P 500.

                     Return on Investment by Property Type
                    Compared to Selected Indexes (1990-2004)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

         THE NCREIF        THE NCREIF        THE NCREIF        THE NCREIF
      PROPERTY INDEX--  PROPERTY INDEX--  PROPERTY INDEX--  PROPERTY INDEX--  THE STANDARD & POOR'S  THE NAREIT EQUITY
        MULTIFAMILY          RETAIL            OFFICE          INDUSTRIAL           500 INDEX           REIT INDEX
1990             5.80%             5.96%            -1.06%             1.95%                 -3.10%            -15.35%
1991            -1.35%            -1.86%           -11.44%            -3.87%                 30.47%             35.70%
1992             1.72%            -2.25%            -8.05%            -4.47%                  7.62%             14.59%
1993             8.72%             4.83%            -3.95%            -0.75%                 10.08%             19.65%
1994            12.07%             6.01%             3.92%             7.65%                  1.32%              3.17%
1995            11.67%             3.99%             7.19%            12.30%                 37.58%             15.27%
1996            11.54%             4.86%            13.57%            13.56%                 22.96%             35.27%
1997            12.89%             8.53%            17.86%            15.92%                 33.36%             20.26%
1998            14.09%            12.90%            19.62%            15.82%                 28.58%            -17.50%
1999            11.71%             9.54%            12.29%            11.64%                 21.04%             -4.62%
2000            12.93%             7.76%            14.08%            13.99%                 -9.10%             26.37%
2001             9.31%             6.74%             7.03%             9.33%                -11.89%             13.93%
2002             8.69%            13.69%             2.78%             6.71%                -22.10%              3.80%
2003             8.90%            17.14%             5.67%             8.22%                 28.68%             37.14%
2004            13.04%            22.95%            12.01%            12.07%                 10.88%             31.57%

Indexes 1-4: The NCREIF Property Indexes are composite total rate of return measures of investment performance (composed of Income Return, Capital Value Return and Total Return) of a very large pool of individual properties in the multifamily*, retail, office and industrial sectors, respectively, acquired in the private market and held in a fiduciary environment for investment purposes only.

* The performance results shown for the NCREIF Property Index--Multifamily should not be taken to represent the expected performance of Boston Capital REIT. Unlike Boston Capital REIT, the NCREIF Property Index--Multifamily and the other indices described here do not have any fees or expenses. As such, the NCREIF Property Index--Multifamily reflects higher returns than shareholders are likely to experience because the management fees and expenses we pay will reduce the amount of cash available for distributions to our shareholders. You can not invest directly in an index. While Boston Capital REIT has used and expects to continue to use leverage (borrowing a portion of the purchase price of our property acquisitions), as do many of the properties in the NCREIF Property Index--Multifamily, the performance results shown for that index are adjusted to show all properties on an unleveraged basis. Also, because we are a non-traded REIT, you will not be able to realize appreciation in the value of our portfolio, if any, until we liquidate or list our stock for trading. In addition, the aggregate property characteristics of Boston Capital REIT differ from those of the NCREIF Property Index--Multifamily, which will result in performance differences between that index and Boston Capital REIT.

Index 5: The Standard & Poor's 500 Index is an unmanaged, capitalization-weighted index of 500 stocks. The index is designed to measure performance of the broad domestic economy through changes in the aggregate market value of 500 stocks representing all major industries and is adjusted to reflect dividends paid.

Index 6: The NAREIT Equity REIT Index is an unmanaged, market-weighted index of tax-qualified Real Estate Investment Trusts traded on the New York Stock Exchange, the American Stock Exchange and the NASDAQ National Market System, including dividends.

SOURCES: STANDARD & POOR'S. RUSSELL-MELLON. NCREIF. THE NATIONAL COUNCIL OF REAL ESTATE INVESTMENT FIDUCIARIES (NCREIF) WAS ESTABLISHED TO SERVE THE INSTITUTIONAL REAL ESTATE INVESTMENT COMMUNITY AS A COLLECTOR, PROCESSOR, VALIDATOR, AND DISSEMINATOR OF REAL ESTATE PERFORMANCE INFORMATION. CERTAIN DATA AND PERFORMANCE RESULTS SHOWN WERE SUPPLIED BY OUTSIDE SOURCES AND ARE BELIEVED TO BE RELIABLE BUT ARE NOT GUARANTEED. PAST PERFORMANCE IS NO GUARANTEE OF FUTURE RESULTS.

                             PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of our common stock before and after this offering as of March 31, 2006. The principal address of each person and entity named below is c/o Boston Capital Real Estate Investment Trust, Inc., c/o Boston Capital Corporation, One Boston Place, Suite 2100, Boston, MA 02108-4406.

                                      Number of      Percent
                                        Shares          of        Number of      Percent of
                                        Owned       All Shares      Shares       All Shares
                                       Prior to      Prior to    Owned After       After
Name of Beneficial Owner**           Offering (1)    Offering    Offering (1)   Offering (2)
--------------------------------------------------------------------------------------------
Boston Capital Companion Limited
  Partnership......................     20,000          97%         20,000            * (3)
John P. Manning....................       None          --              --            *
Jeffrey H. Goldstein...............       None          --              --            *
Kevin P. Costello..................       None          --              --            *
Richard J. DeAgazio................       None          --              --            *
Marc N. Teal.......................       None          --              --            *
Mark W. Dunne......................       None          --              --            *
Eileen P. O'Rourke.................       None          --              --            *
Philip S. Cottone..................      2,000 (4)       *           2,000 (4)        *
Kevin C. Phelan....................      1,000 (4)       *           1,000 (4)        *
Nicholas L. Iacuzio................      1,000 (4)       *           1,000 (4)        *
Directors and Executive Officers as
  a group (10 persons).............      4,000 (4)       *           4,000 (4)        *

----------

*   Less than 1%

** John P. Manning, our Chairman and Chief Executive Officer, owns the sole general partner interest of and a controlling limited partner interest in Boston Capital Companion Limited Partnership. Jeffrey H. Goldstein,
    Kevin P. Costello and Richard J. DeAgazio also own limited partner interests in Boston Capital Companion Limited Partnership.

(1) In accordance with 13d-3 under the Securities Exchange Act of 1934, shares are shown as beneficially owned if the person named in the table has or shares the power to vote or to direct the voting of, or the power to dispose or to direct the disposition of, those shares. Inclusion of shares in the table does not necessarily mean that the persons named have any economic interest in shares set opposite their names. In addition, shares are deemed to be beneficially owned by a person if that person has the right to acquire shares, for example, upon exercise of an option or warrant, within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by that person, and only by that person, by reason of that acquisition right. As a result, the percentage of outstanding shares of any person as shown on the preceding table does not necessarily reflect the person's actual voting power at any particular date.

(2) Assumes 100,000,000 shares are sold in offering.

(3) Approximately 8.0% if no more than the 250,000-share minimum is sold.

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(4) Currently exercisable options. Assuming only the minimum of 250,000 shares are sold and such director exercises his options, each such director will own less than 1% of the outstanding number of shares at the initial closing of the offering. We have granted 20,000 stock options, of which 4,000 stock options were exercisable as of December 31, 2005. Other than options, the directors do not own any other shares.

                          DESCRIPTION OF CAPITAL STOCK
                                    General

We were formed under the laws of the State of Maryland. Rights of our stockholders are governed by the Maryland General Corporation Law, or MGCL, our charter, or our articles, and our bylaws. The following summary of the material provisions of our capital stock does not purport to be complete and is subject to and qualified in its entirety by reference to our articles and bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus is a part.

                                Authorized Stock

Our articles provide that we may issue up to 400,000,000 shares of common stock, par value $.001 per share, 50,000,000 shares of preferred stock, par value $.001 per share, and 50,000,000 shares of "excess stock," par value $.00l per share, which would be issued only in the event we have purchases in excess of the ownership limits described below. At the commencement of this offering, 20,000 shares of our common stock were issued and outstanding, all of which were owned by an affiliate of our advisor, and no excess shares were issued and outstanding.

We will not issue stock certificates. Each stockholder's investment will be recorded on our books, and information concerning the restrictions and rights attributable to shares (whether in connection with an initial issuance or a transfer) will be sent to the stockholder receiving shares in connection with the issuance or transfer. A stockholder wishing to transfer his or her shares will be required to send appropriate documentation to us, and we will provide the required documentation upon a stockholder's request. The transfer will be effective and the transferee of the shares will be recognized as the holder of such shares within five business days of our receipt of the required documentation, subject to restrictions in our articles of incorporation.

                                  Common Stock

In the opinion of Goodwin Procter LLP, a copy of which is attached as an exhibit to Post-Effective Amendment No. 2 to the Registration Statement, filed on December 7, 2005, all of the shares offered by our prospectus will be validly issued, fully paid and nonassessable. Subject to the preferential rights of any other class or series of shares of stock, holders of

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shares of common stock will be entitled to receive distributions if, as and when authorized and declared by our board out of assets legally available for such payments and to share ratably in our assets legally available for distribution to the stockholders in the event of our liquidation, dissolution or winding-up after payment of, or adequate provision for, all of our known debts and liabilities and any rights of holders of senior securities.

Each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of our stockholders, including the election of directors. There is no cumulative voting in the election of directors, which means that directors then standing for election will be elected by a plurality of all votes cast. Holders of shares of common stock have no conversion, sinking fund, redemption, exchange or appraisal rights, and have no preemptive rights to subscribe for any of our securities.

                    Preferred Stock; Other Equity Securities

We conducted an offering of 173 shares of 12.0% Series A Cumulative Non-Voting Preferred Stock at $500 per share through a private placement conducted in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act of 1933, as amended and Rule 506 of Regulation D promulgated thereunder. We offered and sold the preferred shares to investors whom we had reasonable grounds to believe are "accredited investors" within the meaning of Rule 501 of Regulation D. The offering was effected pursuant to the articles supplementary to our articles of incorporation and for the purpose of having at least 100 shareholders to satisfy one of the qualifications we must meet in order to qualify as a real estate investment trust under the Internal Revenue Code. Under Sections 856(a)(5), 856(b) and 856(h)(2) of the Internal Revenue Code, the beneficial ownership of a REIT must be held by 100 or more persons during at least 335 days of a taxable year of 12 months (or during a proportionate part of a taxable year of less than 12 months), other than with respect to the first taxable year for which a REIT election is made (which in our case is anticipated to be the taxable year ended December 31, 2005). The outstanding preferred shares are subject to redemption, in whole or in part, at any date which is at least one year following the sale of such preferred shares (the "Redemption Date") by notice of such redemption by us. If we elect to redeem the preferred shares, each preferred share will be redeemed for a price, payable in cash on the Redemption Date, equal to $500, plus all accrued and unpaid dividends. This offering closed on January 30, 2006.

Additional shares of preferred stock may be issued from time to time, in one or more series, as authorized by our board without further action by our stockholders, unless action by our stockholders is required by applicable law or by the rules of any securities exchange or market on which our

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shares may be listed in the future. Prior to the issuance of shares of each series, our board is required by the MGCL and our articles to fix for each series, subject to the provisions of our articles, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption, as permitted by Maryland law. Because our board has the power to establish the preferences, powers and rights of each series of preferred stock, it may afford the holders of any series of preferred stock preferences, powers and rights senior to the rights of holders of shares of our common stock; however, the voting rights for each share of preferred stock shall not exceed voting rights which bear the same relationship to the voting rights of shares of our common stock as the consideration paid to our company for each share of preferred stock bears to the book value of shares of our common stock on the date that such preferred stock is issued. The issuance of preferred stock could have the effect of delaying or preventing a change of control of our company that might involve a premium price for holders of shares or otherwise be in their best interest. Our board has no present plans to issue any preferred stock.

The voting rights per share of our equity securities (other than our publicly held equity securities) sold in a private offering shall not exceed the voting rights which bear the same relationship to the voting rights of the publicly held equity securities as the consideration paid to our company for each privately offered share bears to the book value of each outstanding publicly held equity security. Our board of directors has no present plans to offer equity securities of our company in a private offering.

                           Restrictions on Ownership

For us to remain qualified as a REIT under the Internal Revenue Code, not more than 50% of the value of the outstanding shares of our capital stock may be owned, actually or constructively, by five or fewer individuals, as defined in the Internal Revenue Code, during the last half of a taxable year, and our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. See "Material United States Federal Income Tax Considerations." To satisfy these ownership requirements and other requirements for qualification as a REIT, our articles contain provisions restricting the ownership or acquisition of shares of our capital stock.

The ownership limit provisions provide that no stockholder may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than the ownership limit, which is equal to 9.8% of our stock. The attribution rules are complex and may cause stock owned directly or indirectly by a group of related individuals and/or entities to be

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deemed to be owned by one individual or entity. As a result, the acquisition of less than 9.8% (by value or number of shares, whichever is more restrictive) of each class of our outstanding stock, or the acquisition of an interest in an entity which owns our stock, by an individual or entity could cause that individual or entity to constructively own in excess of 9.8% of our outstanding stock, and thus subject that stock to the ownership limit.

Our board may, in its sole discretion, waive the ownership limit with respect to a particular stockholder if evidence satisfactory to our board is presented that the ownership will not then or in the future jeopardize our status as a REIT. As a condition to the waiver, our board may require opinions of counsel satisfactory to it and/or an undertaking from the applicant with respect to preserving our REIT status. If, in the opinion of our board, any proposed transfer of shares of our stock may jeopardize our qualification as a REIT, our board has the right to refuse to permit the transfer of that stock.

A transfer of our common stock or other event that results in a person owning shares in excess of the ownership limit will result in those shares of our stock most recently acquired by that person that are in excess of the ownership limit being converted into "excess shares." These excess shares will then be automatically transferred to a trust, the beneficiary of which will be a qualified charitable organization that we select. The intended transferee will not be entitled to vote these shares and will not receive any dividends declared on these shares. Within 20 days after the transfer of the shares to the trust, the trustee of the trust will be required to sell the excess shares to a person or entity who could own the shares without violating the ownership limit. The trustee, upon a sale of these shares, would then distribute to the intended transferee an amount equal to the lesser of the price paid by that intended transferee (or, in some circumstances, the market value of those shares) or the sale proceeds received by the trust. In addition, assuming that these excess shares had not yet been sold by the trustee, we would have the right, for a period of 120 days beginning on the date described below, to purchase all or any portion of the excess shares from the trust at a price equal to the lesser of the price paid for the stock by the intended transferee (or, in some circumstances, the market value of those shares) and the closing market price for the common stock on the date we exercise our option to purchase the stock. This period commences on the date of the violative transfer if the intended transferee gives us notice of the transfer, or the date our board determines that a violative transfer has occurred if no notice is provided.

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The affirmative vote of the holders of at least two-thirds of the shares of our voting stock is required to alter, amend, or adopt any provision inconsistent with or repeal the ownership limit provision. In addition to preserving our status as a REIT, the ownership limit may have the effect of precluding an acquisition of control of the REIT without the approval of our board.

All persons who own at least a specified percentage of our stock must file an affidavit with us containing information regarding their ownership of stock, as set forth in the United States Treasury Regulations. Under current Treasury Regulations, the percentage will be set between 0.5% and 5%, depending on the number of record holders of stock. In addition, each stockholder will upon demand be required to disclose to us in writing that information with respect to the direct, indirect and constructive ownership of shares as our board deems necessary to comply with the provisions of the Internal Revenue Code applicable to a REIT or to comply with the requirements of any taxing authority or governmental agency.

                        Inspection of Books and Records

Our advisor will keep, or cause to be kept, on our behalf, full and true books of account on an accrual basis of accounting, in accordance with generally accepted accounting principles. All of such books of account, together with all other records of our company, including a copy of our articles of incorporation and bylaws and any amendments thereto, will at all times be maintained at our principal office, and will be open to inspection, examination, and, for a reasonable charge, duplication upon reasonable notice and during normal business hours by a stockholder or his or her agent.

As a part of our books and records, we will maintain at our principal office an alphabetical list of names of stockholders, along with their addresses and the number of shares held by each stockholder. Such list will be updated at least quarterly and will be available for inspection at our principal office by a stockholder or his or her agent upon such stockholder's request. Such list also will be mailed to any stockholder requesting the list within 10 days of a request. The copy of the stockholder list shall be printed in alphabetical order, on white paper, and in readily readable type size that is not smaller than 10-point type. We may impose a reasonable charge for expenses incurred in reproducing such list. The list may not be sold or used for commercial purposes.

If our advisor or our directors neglect or refuse to exhibit, produce or mail a copy of the stockholder list as requested, our advisor and our directors will be liable to any stockholder requesting the list for the costs, including attorneys' fees, incurred by that stockholder for compelling the

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production of the stockholder list. It will be a defense that the actual purpose and reason for requests for inspection or for a copy of the stockholder list is to secure such list of stockholders or other information for the purpose of selling such list or copies thereof, or of using them for a commercial purpose other than in the interest of the applicant as a stockholder relative to the affairs of our company. We may require the stockholder requesting the stockholder list to represent that the list is not requested for a commercial purpose unrelated to the stockholder's interest in our company. The remedies provided by our articles of incorporation to stockholders requesting copies of the stockholder list are in addition to, and do not in any way limit, other remedies available to stockholders under federal law or the law of any state.

                     Restriction on "Roll-Up" Transactions

In connection with any proposed "Roll-Up Transaction," which, in general terms, is any transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of our company and the issuance of securities of an entity (a "Roll-Up Entity") that would be created or would survive after the successful completion of the Roll-Up Transaction, an appraisal of all properties will be obtained from a competent independent appraiser. In order to qualify as an independent appraiser for this purpose, the person or entity must have no material current or prior business or personal relationship with our advisor or our directors and must be engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by our company. The properties must be appraised on a consistent basis, and the appraisal must be based on the evaluation of all relevant information and indicate the value of the properties as of a date immediately prior to the announcement of the proposed Roll-Up Transaction. The appraisal must assume an orderly liquidation of properties over a 12-month period. The terms of the engagement of such independent appraiser must clearly state that the engagement is for our benefit and the benefit of our stockholders. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, must be included in a report to stockholders in connection with a proposed Roll-Up Transaction. In connection with a proposed Roll-Up Transaction, the person sponsoring the Roll-Up Transaction must offer to stockholders who vote against the proposal the choice of:

(i) accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up Transaction; or

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(ii) one of the following:

    (A) remaining stockholders of our company and preserving their interests therein on the same terms and conditions as existed previously; or

    (B) receiving cash in an amount equal to the stockholder's PRO RATA share of the appraised value of our net assets.

We are prohibited from participating in any proposed Roll-Up Transaction:

(i) which would result in the stockholders having democracy rights in the Roll-Up Entity that are less than those provided in our articles of incorporation and by-laws and described elsewhere in this section of the prospectus, including rights with respect to the election and removal of directors, annual reports, annual and special meetings, amendment of the articles of incorporation, and dissolution of our company;

(ii) which includes provisions that would operate as a material impediment to, or frustration of, the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity), or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-Up Entity on the basis of the number of shares held by that investor;

(iii) in which investor's rights to access of records of the Roll-Up Entity will be less than those provided in our articles of incorporation and described in this section of the prospectus under the heading "--Inspection of Books and Records," above; or

(iv) in which any of the costs of the Roll-Up Transaction would be borne by us if the Roll-Up Transaction is not approved by the stockholders.

       Certain Provisions of Maryland Law and of our Articles and Bylaws

The following paragraphs summarize certain provisions of Maryland law and of our articles and bylaws. The business combination provisions and the control share acquisition provisions of the MGCL, and the advance notice provisions of our bylaws, could have the affect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of shares of our common stock or otherwise be in our stockholders' best interest.

                   Termination of our Company and REIT Status

Our articles provide for us to have a perpetual existence. If our shares are not listed on a national securities exchange or on the NASDAQ National

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Market by June 22, 2015, however, we will liquidate and dissolve if stockholders holding a majority of our shares vote to authorize us to do so. Our articles further provide for the voluntary termination or dissolution of our company by the affirmative vote of a majority of the shares of common stock outstanding and entitled to vote at a meeting called for that purpose. In addition, our articles permit the stockholders to terminate our status as a REIT under the Code only by the affirmative vote of the holders of a majority of the shares of common stock outstanding and entitled to vote.

                        Amendment of Articles and Bylaws

Our articles may be amended by the affirmative vote of a majority of the shares of common stock outstanding and entitled to vote except in the case of amendments to the provisions regarding amending our articles or reorganizing our company, which require a two-thirds vote. The stockholders may vote to amend our articles, terminate or dissolve our company or remove one or more directors without necessity for concurrence by our board of directors. Our bylaws may be amended or repealed by the affirmative vote of a majority of all shares outstanding and entitled to vote generally in the election of directors, voting as a single group without the consent of the directors.

Unless otherwise required by law, our board may amend or repeal our bylaws by the affirmative vote of a majority of the directors then in office (including a majority of the independent directors), provided that such amendments are not inconsistent with our articles. The directors may not amend the bylaws without the affirmative vote of a majority of the shares to the extent that such amendments adversely affect the rights, preferences and privileges of stockholders.

                            Meetings of Stockholders

Under our bylaws, annual meetings of stockholders for the purpose of electing directors and for the transaction of such other business as may come before the meeting are to be held in May of each year at a date and time as determined by our board. Special meetings of stockholders may be called by a majority of the independent directors, by the Chairman or by a majority of the board of directors. Special meetings must be called by the Secretary upon the written request of the holders of not less than 10% of the shares of our common stock entitled to vote at a meeting. Upon receipt of such a written request, either in person or by mail, stating the purpose or purposes of the meeting, we will provide all stockholders, within ten days of receipt of the written request, written notice, either in person or by mail, of the meeting and its purpose. Such meeting will be held not less than 15 nor more than 60 days after distribution of the

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notice, at the time and place specified in the request, or if none is specified, at a time and place convenient to stockholders. Only matters set forth in the notice of the meeting may be considered and acted upon at a special meeting.

At any meeting of stockholders, each stockholder is entitled to one vote per share of common stock owned of record on the applicable record date. In general, the presence in person or by proxy of 50% of the shares of common stock then outstanding will constitute a quorum, and the majority vote of the shares of common stock present in person or by proxy will be binding on all our stockholders.

Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals

Our bylaws establish an advance notice procedure for stockholders to make nominations of candidates for directors or bring other business before an annual meeting of stockholders. Any stockholder nomination or proposal for action at an upcoming stockholder meeting must be delivered to our Secretary not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting and must comply with other procedural requirements described in our bylaws. Our bylaws contain a similar notice requirement in connection with nominations for directors at a special meeting of stockholders called for the purpose of electing one or more directors.

The purpose of requiring stockholders to give advance notice of nominations and other proposals is to afford our board the opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposals and, to the extent considered necessary by our board, to inform stockholders and make recommendations regarding the nominations or other proposals. The advance notice procedures also permit a more orderly procedure for conducting our stockholder meetings. Although the bylaws do not give our board the power to disapprove timely stockholder nominations and proposals, they may have the effect of precluding a contest for the election of directors or proposals for other action if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors to our board or to approve its own proposal.

                             The Board of Directors

Our articles provide that our board will initially consist of five directors and thereafter the number of directors may be established by our board or by a majority vote of the stockholders, but the total cannot be less than

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three or more than 15. A majority of our board of directors will be independent directors. See "Management--Independent Directors." Each director, other than a director elected to fill the unexpired term of another director, will be elected at each annual meeting or at any special meeting of the stockholders called for that purpose, by a majority of the shares of common stock present in person or by proxy and entitled to vote. However, if there is an interested stockholder, the filling of the vacancy must also be approved by the affirmative vote of a majority of those directors who are not affiliated with the interested stockholder and who were in office prior to the time the stockholder became an interested stockholder. Independent directors will nominate replacements for vacancies among the independent directors. Under our articles, the term of office for each director will be one year, expiring at each annual meeting of stockholders; however, nothing in our articles prohibits a director from being reelected by the stockholders. The directors may not, without concurrence of a majority of the outstanding shares, (a) amend our articles; (b) sell all or substantially all of our assets other than in the ordinary course of business or in connection with liquidation and dissolution; (c) cause the merger or other reorganization of our company; or (d) dissolve or liquidate our company, other than before the initial closing. The directors may establish such committees as they deem appropriate (provided that the majority of the members of each committee are independent directors).

Under our articles, a director may resign or be removed with or without cause by the affirmative vote of a majority of our capital stock outstanding and entitled to vote.

                             Business Combinations

Pursuant to Maryland law and our articles, any merger, consolidation or sale of substantially all of our assets or voluntary dissolution or liquidation must be approved by our directors and the holders of at least a majority of the outstanding shares of our common stock. In addition, any such transaction involving an affiliate of our company or our advisor also must be approved by a majority of the directors (including a majority of the independent directors) not otherwise interested in such transaction as fair and reasonable to our company and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

In addition, under the MGCL, particular business combinations, including a merger, consolidation, share exchange or, in some circumstances, an asset transfer or issuance or reclassification of equity securities, between a Maryland corporation and specified insiders or any stockholder who beneficially owns, directly or indirectly, 10% or more of our stock, are prohibited for five years. Thereafter, any business combination must be recommended by our board of directors and approved by the affirmative vote of

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at least (a) 80% of the votes entitled to be cast by holders of our outstanding voting stock voting as a single group, and (b) two-thirds of the votes entitled to be cast by holders of our outstanding voting stock voting as a single group, other than shares held by the parties with whom the business combination is to be effected. These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by our board of directors prior to the time that the insider or 10% stockholder becomes an insider or 10% stockholder.

                           Control Share Acquisition

With certain exceptions, the MGCL provides that "Control Shares" of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares owned by the acquiring person or by our officers or directors who are our employees, and may be redeemed by us. "Control Shares" are voting shares which, if aggregated with all other shares owned or voted by the acquiror, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-tenth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more of all voting power. Control shares do not include shares the acquiror is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means, subject to certain exceptions, the acquisition by any person of ownership or voting power of issued and outstanding control shares. A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions, including an undertaking to pay expenses, may compel our board to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the "Control Shares" in question. If no request for a meeting is made, we may present the question at any stockholders' meeting.

Our bylaws contain a provision exempting any and all acquisitions of our capital stock from the control shares provision of Maryland law. Nothing prevents our board from amending or repealing this provision in the future.

                           Anti-takeover Legislation

Maryland law allows publicly-held Maryland corporations to elect to be governed by all or any part of Maryland law provisions relating to extraordinary actions and unsolicited takeovers. The election to be governed by one or more of these provisions can be made by a Maryland corporation in its articles or bylaws or by resolution adopted by its board

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of directors so long as the corporation has at least three directors who, at the time of electing to be subject to the provisions, are not:

- officers or employees of the corporation;

- persons seeking to acquire control of the corporation;

- directors, officers, affiliates or associates of any person seeking to acquire control; or

- nominated or designated as directors by a person seeking to acquire control.

Articles supplementary must be filed with the Maryland State Department of Assessments and Taxation if a Maryland corporation elects to be subject to any or all of the provisions by board resolution or bylaw amendment. Stockholder approval is not required for the filing of articles supplementary.

The Maryland legislation provides that a corporation can elect to be subject to all or any portion of the following provisions, notwithstanding any contrary provisions contained in that corporation's existing charter documents:

- CLASSIFIED BOARD: The corporation may divide its board into three classes which, to the extent possible, will have the same number of directors, the terms of which will, after their initial terms, expire at the third annual meeting of stockholders after the election of each class;

- TWO-THIRDS STOCKHOLDER VOTE TO REMOVE DIRECTORS ONLY FOR CAUSE: The stockholders may remove any director only by the affirmative vote of at least two-thirds of all votes entitled to be cast by the stockholders generally in the election of directors, but a director on a classified board may not be removed without cause;

- SIZE OF BOARD FIXED BY VOTE OF BOARD: The number of directors will be fixed only by resolution of the board;

- BOARD VACANCIES FILLED BY THE BOARD FOR THE REMAINING TERM: Vacancies that result from an increase in the size of the board, or the death, resignation, or removal of a director, may be filled only by the affirmative vote of a majority of the remaining directors even if they do not constitute a quorum. Directors elected to fill vacancies will hold office for the remainder of the full term of the class of directors in which the vacancy occurred, as opposed to until the next annual meeting of stockholders, and until a successor is elected and qualifies; and

- STOCKHOLDER CALLS OF SPECIAL MEETINGS: Special meetings of stockholders may be called by the secretary of the corporation only upon the written request of stockholders entitled to cast at least a majority of all votes

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  entitled to be cast at the meeting and only in accordance with procedures set out in the MGCL.

We have not elected to be governed by this legislation. We can elect to be governed by any or all of the provisions of the Maryland legislation at any time in the future upon approval of a majority of stockholders.

            MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

                                    General

The following general discussion of material United States federal income tax considerations relevant to investors in our common stock has been reviewed by our tax counsel, Goodwin Procter LLP, which has also delivered an opinion supporting this discussion, a copy of which is an exhibit to Pre-Effective Amendment No. 1 to Post-Effective Amendment No. 4 to the Registration Statement on Form S-11, filed on April 6, 2006. This discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations promulgated under the Code, judicial decisions, and administrative rulings of the Internal Revenue Service, or the IRS, now in effect, all of which are subject to change or different interpretations, possibly with retroactive effect. This summary does not purport to be a complete analysis of all the potential tax considerations relating to our qualification and taxation as a REIT, or to the acquisition, ownership, and disposition of our common stock. In particular, this discussion does not address any aspect of state, local or non-U.S. tax law, or any aspect of United States non-income tax law.

Congress recently passed the American Jobs Creation Act of 2004 (the "2004 Tax Act") and in 2003 passed the Jobs and Growth Tax Relief Reconciliation Act of 2003 (the "2003 Tax Act") which reduces the maximum individual tax rate for certain dividends from 35% to 15% and reduces the maximum individual tax rate for capital gains from 20% to 15%. The 15% tax rate will apply to the following dividends paid by our company to our U.S. Stockholders other than corporations:
(1) capital gains distributions; (2) dividends attributable to dividends received by our company from corporations that are not REITs, such as taxable REIT subsidiaries; and (3) dividends attributable to income that was retained by our company and subject to tax at regular corporate tax rates. All other dividends will be subject to ordinary income tax rates. Without further action by the U.S. Congress, the maximum individual tax rate on long-term capital gains will return to 20% in 2009, and the maximum individual tax rate on dividends will increase to 35% in 2009 and 39.6% in 2011.

Except as specifically discussed below with respect to non-U.S. Stockholders this summary applies only to U.S. Stockholders who hold our common

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stock as a "capital asset" (within the meaning of Section 1221 of the Code). For purposes of this summary, a U.S. Stockholder is:

- a citizen or individual resident (as defined in Section 7701(b) of the Code) of the United States;

- a corporation (including any entity treated as a corporation for United States federal income tax purposes) formed under the laws of the United States or any political subdivision of the United States;

- an estate the income of which is subject to United States federal income taxation regardless of its source; or

- a trust if a United States court is able to exercise primary supervision over the administration of that trust and if one or more United States persons has the authority to control all substantial decisions with respect to that trust.

Persons other than U.S. Stockholders, referred to below as Non-U.S. Stockholders, are subject to special United States federal income tax considerations, some of which are discussed below.

This discussion does not address all aspects of United States federal income taxation that may be relevant to a particular investor in light of that investor's individual circumstances. In addition, this discussion does not address the federal income tax considerations applicable to investors that may be subject to special tax rules, such as banks, insurance companies, regulated investment companies, REITs, dealers in securities, traders in securities that elect to use a mark-to-market method of accounting, persons that have a functional currency other than the United States dollar, persons holding our common stock in a tax deferred or tax advantaged account, persons who are partners, shareholders or beneficiaries of an entity that holds our common stock, persons who are former United States citizens or long-term residents subject to taxation as expatriates, persons who acquire our common stock as compensation for the performance of services, persons that are subject to the alternative minimum tax, persons holding our common stock as part of a hedging transaction, a straddle or a conversion transaction, persons having entered into a "constructive ownership transaction" (as defined in the Code) with respect to our common stock, persons deemed to sell our common stock under the constructive sale provisions of the Code, Non-U.S. Stockholders (except to the extent specifically described below), and tax-exempt organizations (except to the extent specifically described below).

We have not sought, nor will we seek, any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary. Accordingly, there can be no assurance that the IRS will not

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challenge those statements and conclusions or that a court will not sustain that challenge.

Prospective investors considering the purchase of our common stock should consult their tax advisors as to the consequences of the purchase, ownership and disposition of our common stock, as to the application of the United States federal income tax laws to their particular situations, and as to any tax consequences arising under United States non-income tax laws, under the laws of any state, local, or non-U.S. taxing jurisdiction, and under any applicable tax treaty.

                            Taxation of the Company

                                    General

We will make an election to be taxed as a REIT under Sections 856 through 860 of the Code. We believe that we have been organized in a manner so as to qualify for treatment as a REIT under the Code, and we intend to remain organized and to operate in such a manner. No assurance, however, can be given that we will operate in a manner so as to qualify as a REIT. Qualification and treatment as a REIT depend on our ability to meet, on a continuing basis, various tests relating to our distribution rates, diversity of stock ownership and other qualification requirements imposed on REITs, some of which are summarized below. Given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in our circumstances, no assurance can be given that we have so qualified, or that we will so qualify, for any particular year. See "--Failure to Qualify," below.

So long as we qualify for treatment as a REIT, we generally will not be subject to federal income tax on our net income that we distribute currently to our stockholders. This treatment substantially eliminates the "double taxation" (taxation at both the corporate and stockholder levels) that generally results from an investment in a corporation by a U.S. Stockholder. If we do not qualify as a REIT, we would be taxed at federal income tax rates applicable to corporations on all of our income, whether or not distributed to our stockholders. Even if we qualify as a REIT, we may be subject to some federal income or excise taxes:

- we will be taxed at regular corporate rates on any undistributed "real estate investment trust taxable income," including our undistributed net capital gains;

- under some circumstances, we may be subject to the "alternative minimum tax" on our items of tax preference, if any;

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- if we have (A) net income from the sale or other disposition of "foreclosure property" (generally, property that we acquire by reason of a foreclosure or otherwise after a default on a loan secured by the property or on a lease of the property) that is held primarily for sale to customers in the ordinary course of business, or (B) other nonqualifying net income from foreclosure property, we will be subject to tax at the highest corporate rate on that income;

- if we have net income from "prohibited transactions" (which are, in general, some sales or other dispositions of inventory or property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business), that income will be subject to a 100% tax;

- if we should fail to satisfy the 75% gross income test or the 95% gross income test for qualification as a REIT, both of which are discussed below, and nonetheless maintain our qualification as a REIT because we meet other requirements, we will be subject to a tax equal to the product of the greater of (A) the amount by which we fail the 75% gross income test, or (B) the amount by which 95% of our gross income for the taxable year (excluding gross income from prohibited transactions) exceeds the amount of our gross income for the taxable year that is qualifying income for purposes of applying the 95% gross income test, multiplied by a fraction intended to reflect our profitability; if we should fail to distribute with respect to each calendar year at least the sum of (A) 85% of our ordinary income (as defined in Code section 4981) for that year, (B) 95% of our capital gain net income (as defined in Code section 4981) for that year, and (C) any undistributed taxable income from prior years, we would be subject to a 4% excise tax on the excess of that required distribution over the amounts actually distributed;

- if we acquire any asset from a C corporation (generally, a corporation subject to full corporate-level tax) in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation (such as our deemed acquisition of assets from a C corporation at the beginning of the first taxable year for which we elect REIT status) and we subsequently recognize gain on the disposition of that asset during the 10-year period (the "Recognition Period") beginning on the date on which we acquired the asset, then, unless the transferor makes certain elections, the lesser of (A) the fair market value of the asset as of the beginning of the Recognition Period over our basis in the asset as of the beginning of the Recognition Period (the "Built-In Gain"), or (B) the amount of gain we would otherwise recognize on the disposition will be subject to tax at the highest regular corporate rate (the "Built-In Gain Rule"); and

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- we will be subject to a 100% tax equal to the amount, if any, of our redetermined rents (generally, the amount of "rents from real property" we receive from our tenants that would be treated under the Code as income of our taxable REIT subsidiaries to clearly reflect the value of services they render to those tenants), redetermined deductions (generally, the amount by which the deductions of our taxable REIT subsidiaries are reduced under the Code to appropriately reflect the sharing of deductible expenses among us and our taxable REIT subsidiaries), and excess interest (generally, the amount of interest deductions claimed by our taxable REIT subsidiaries in respect of interest payments they make to us to the extent those interest payments are in excess of a commercially reasonable rate).

- because we acquired properties prior to the first day of the first taxable year for which we qualified as a REIT (which is anticipated to be January 1, 2005, or the "REIT Commencement Date"), if we recognize gain on the disposition of any of these assets during the 10-year Recognition Period beginning on the REIT Commencement Date, then the lesser of (A) the fair market value of the asset as of the REIT Commencement Date over our basis in the asset as of the REIT Commencement Date, or (B) the amount of gain we would otherwise recognize on the disposition will be subject to tax at the highest regular corporate rate under the Built-In Gain Rule.

                     General Requirements for Qualification

The Code defines a REIT as a corporation, trust or association that maintains in effect an election to be treated as a REIT and--

(i)  is managed by one or more trustees or directors;

(ii) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(iii) would be taxable as a domestic corporation but for Sections 856 through 860 of the Code;

(iv) is neither a financial institution nor an insurance company subject to certain provisions of the Code;

(v) has the calendar year as its taxable year;

(vi) the beneficial ownership of which is held by 100 or more persons;

(vii) at all times during the last half of each taxable year not more than 50% (by value) of the outstanding stock of which is owned, directly or indirectly, by five or fewer individuals (which term includes some entities, such as qualified pension trusts described in Section 401(a) of the Code), determined by applying various "look-through" rules

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    (we refer to this test, discussed in more detail below, as the Five or Fewer
    Requirement); and

(viii) that meets various other tests, described below, regarding the nature of its income and assets and the amounts of its distributions.

The Code provides that each of the conditions described in (i) through (v), must be met during the entire taxable year and that the condition described in
(vi) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. The conditions described in (vi) and (vii) do not apply during the first taxable year for which an election is made to be taxed as a REIT (which in our case is anticipated to be the taxable year ending December 31, 2005).

The Five or Fewer Requirement referred to above is modified in the case of some pension trusts, referred to below as qualified trusts, that own shares of a REIT and are described in Section 401(a) of the Code and exempt from federal income taxation under Section 501(a) of the Code. Shares in a REIT held by a qualified trust are treated as held directly by the qualified trust's beneficiaries in proportion to their actuarial interests in the qualified trust, rather than by the qualified trust itself. To qualify as a REIT, we cannot have at the end of any taxable year any undistributed earnings and profits that are attributable to a non-REIT taxable year. We do not believe that we have any non-REIT earnings and profits and therefore we believe that we satisfy this requirement.

                          Qualified REIT Subsidiaries

We may in the future have one or more qualified REIT subsidiaries. A corporation that is a qualified REIT subsidiary is not treated as a separate corporation for federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of the REIT. In applying the REIT qualification requirements, qualified REIT subsidiaries are ignored, and all assets, liabilities and items of income, deduction and credit of each qualified REIT subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT. Qualified REIT subsidiaries are therefore not subject to federal corporate income taxation, although they may be subject to state and local taxation. We currently have no qualified REIT subsidiaries.

                           Taxable REIT Subsidiaries

We may in the future have one or more taxable REIT subsidiaries. A taxable REIT subsidiary is any corporation in which we directly or indirectly own stock, provided that we and that corporation make a joint election to

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treat it as a taxable REIT subsidiary. In addition, if a taxable REIT subsidiary holds, directly or indirectly, more than 35% of the securities of any other corporation (by vote or by value), then that other corporation is also treated as a taxable REIT subsidiary. A taxable REIT subsidiary is subject to federal income tax at regular corporate rates, and may also be subject to state and local taxation. We may hold more than 10% of the stock of a taxable REIT subsidiary without jeopardizing our qualification as a REIT. However, as noted below, the securities of taxable REIT subsidiaries may not represent more than 20% of the total value of our assets. We currently have no taxable REIT subsidiaries.

                     Partnerships and Disregarded Entities

We currently hold our properties indirectly through entities (i) that are organized as limited partnerships or limited liability companies under state law and are classified as partnerships for federal income tax purposes, each of which is referred to below as a Partnership Entity, or (ii) that are organized as limited partnerships or limited liability companies under state law and are disregarded as entities separate from us for federal income tax purposes, each of which is referred to below as a Disregarded Entity. All assets, liabilities and items of income, deduction and credit of a Disregarded Entity are treated as our assets, liabilities and items of income, deduction and credit in applying the income and asset tests discussed below and for all other federal income tax purposes. In the case of a REIT that is a partner in a partnership, the REIT is deemed to own its proportionate share of the assets of the partnership and is deemed to receive the income of the partnership attributable to that share. In addition, the partnership's assets and gross income will retain the same character in the hands of the REIT. Accordingly, our proportionate shares of the assets and items of income of a Partnership Entity are treated as our assets and items of income in applying the income and asset tests discussed below. We will not hold any properties through a Partnership Entity unless we have been advised by Goodwin Procter LLP, which, subsequent to August 16, 2005, serves as securities and tax counsel solely for this offering, that such entity will be treated as a partnership for federal income tax purposes and that the allocations of income and loss in such Partnership Entity's partnership agreement will be respected for federal income tax purposes. Similarly, we will not hold any property through a Disregarded Entity unless we have been advised by our counsel that such entity will be disregarded for federal income tax purposes.

                                  Income Tests

In order to qualify as a REIT, we must satisfy two gross income requirements on an annual basis. First, at least 75% of our gross income (excluding gross income from "prohibited transactions," described above) for each

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taxable year must be derived directly or indirectly from investments relating to real property or interests in mortgages on real property (including "rents from real property" (described below), interest on obligations secured by mortgages on real property, and distributions on, and gain with respect to the disposition of, shares of other REITs) or from various types of temporary investments. Second, at least 95% of our gross income (excluding gross income from "prohibited transactions," described above) for each taxable year must be derived from the same items which qualify under the 75% gross income test, and from dividends, interest and gain from the sale or disposition of stock or securities, or from any combination of these items. We intend that the income generated by our investments will be of a type which satisfies both the 75% and the 95% gross income tests. If we were to fail either of these tests in a taxable year, we will not be disqualified as a REIT if the failure was due to reasonable cause and not willful neglect and we file certain additional information with the Treasury in accordance with Regulations. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. As discussed above, even if these relief provisions were to apply, a tax would be imposed on certain excess net income.

Rents received by a REIT will qualify as "rents from real property" in satisfying the gross income tests described above only if several conditions are met:

- First, the amount of rent generally must not be based in whole or in part on the income or profits of any person. A REIT's "rents from real property" may include amounts based on a fixed percentage or percentages of a tenant's gross receipts or sales.

- Second, rents received from a tenant will not qualify as "rents from real property" in satisfying the gross income tests if the REIT owns 10% or more of the tenant, whether directly or after application of various attribution rules. This rule does not apply to amounts paid to a REIT by its taxable REIT subsidiary if some conditions are met. While we intend not to lease property to any party if rents from that property would not qualify as "rents from real property," application of the 10% ownership rule is dependent upon complex attribution rules that may apply by reason of circumstances beyond our control. For example, ownership (directly or by attribution) by an unaffiliated third-party of more than 10% of our common stock and more than 10% of the stock of one or more of our lessees would result in that lessee's rents not qualifying as "rents from real property." Although our articles contain restrictions that are intended to help us maintain our status as a REIT, there can be no

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  assurance that we will be able to monitor and enforce those restrictions, nor will our stockholders necessarily be aware of ownership attributable to them under the Code's attribution rules.

- Third, if rent attributable to personal property leased in connection with the lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to that personal property will not qualify as "rents from real property." Subject to meeting this threshold test, rent attributable to personal property leased in connection with the lease of real property will be treated as "rents from real property" for this purpose.

- Finally, charges for services customarily furnished or rendered in connection with the rental of real property may be treated as "rents from real property" for this purpose. However, in order for rents received with respect to a property and these charges to qualify as "rents from real property," the REIT generally must not operate or manage the property or furnish or render services to tenants, except through a taxable REIT subsidiary or through an independent contractor who is adequately compensated and from whom the REIT derives no income. The requirement that services be provided through a taxable REIT subsidiary or through an independent contractor, however, does not apply to services provided by the REIT that are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered to be rendered to the occupant. If the value of the non-customary service income with respect to a property (valued at no less than 150% of the direct costs of performing such services) is 1% or less of the total income derived from the property, then all rental income except the non-customary service income will qualify as "rents from real property."

We do not anticipate charging rent that is based in whole or in part on the income or profits of any person. We do not anticipate receiving a material amount of rents from any tenants that are related parties as described above. We do not anticipate receiving rent attributable to personal property leased in connection with real property.

We do not anticipate providing services with respect to our properties. Rather, we will employ adequately compensated independent contractors for that purpose.

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                                  Asset Tests

To qualify as a REIT, we must also satisfy three tests relating to the nature of our assets at the close of each quarter of each taxable year:

- at least 75% of the value of our total assets must be represented by "real estate assets" as defined in the Code, cash, cash items and government securities. For these purposes, a REIT's "real estate assets" include (A) its allocable share of real estate assets held by partnerships in which it has an interest, (B) shares in other REITs, and (C) stock or debt instruments purchased with the proceeds of a stock offering or long-term (i.e., at least five years) debt offering of the REIT and held for not more than one year following the receipt of those proceeds;

- not more than 20% of the value of our total assets may be represented by securities of taxable REIT subsidiaries; and

- of the investments that do not qualify for purposes of the first test described above, the value of any one issuer's securities may not exceed 5% of the value of our total assets, and we may not own more than 10% (by vote or by value) of any one issuer's outstanding securities. Equity interests in a Partnership Entity or in a Disregarded Entity, shares of a qualified REIT subsidiary and shares of a taxable REIT subsidiary held by a REIT are disregarded for purposes of this test.

Instead, as discussed above, our proportionate share of the assets of each Partnership Entity and all of the assets of each Disregarded Entity are treated as our assets in applying these asset tests.

Securities, for the purposes of these asset tests, may include debt we hold. However, debt we hold in an issuer will not be taken into account for purposes of the 10% value test if the debt securities are straight debt (as defined in the Code's REIT provisions) and either (i) the issuer is an individual,
(ii) the only securities of the issuer that we hold are straight debt, or
(iii) if the issuer is a partnership, we hold at least a 20% profits interest in the partnership.

After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy these asset tests at the end of a later quarter solely by reason of changes in asset values. If a failure to satisfy these asset tests results from an acquisition of securities or other property during a quarter, the failure may be cured by a disposition of sufficient nonqualifying assets within 30 days following the close of that quarter. Under the provisions enacted by the 2004 Tax Act, a REIT's failure to satisfy any of the asset test requirements may not result in a loss of its REIT status if certain specified requirements are satisfied. We have maintained, and we intend to continue to maintain, adequate records of the value of our assets to permit compliance with the asset tests and

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we plan to take on a timely basis any actions that may be required to cure any noncompliance. However, there can be no assurance that we will succeed in taking any such necessary actions.

                        Annual Distribution Requirements

In order to qualify as a REIT, we are required to distribute dividends (other than capital gain dividends) to our stockholders in an amount at least equal to
(i) the sum of (A) 90% of our "real estate investment trust taxable income" (computed without regard to the dividends paid deduction and by excluding the amount of the REIT's net capital gain) and (B) 90% of our net income (after tax), if any, from foreclosure property, minus (ii) various items of noncash income. In addition, if we dispose of any asset subject to the Built-In Gain Rule during its Recognition Period (see "--Taxation of the Company--General," above), we are required to distribute an amount equal to at least 90% of the Built-In Gain (after payment of a corporate level tax), if any, recognized on the disposition. These distributions must be paid during the taxable year to which they relate (or during the following taxable year, if the distributions are declared before we timely file our tax return for the preceding year and are paid on or before the first regular dividend payment after the declaration). In addition, dividends declared in October, November, or December to stockholders of record on a specified date during those months and paid during the following January will be treated as having been both paid and received on December 31 of the year the dividend is declared. As noted above, if we do not distribute all of our net capital gain and all of our "real estate investment trust taxable income," as adjusted, we will be subject to tax on the undistributed amount at regular corporate tax rates. Furthermore, as noted above, if we fail to distribute during each calendar year at least the sum of (i) 85% of our ordinary income (as defined in Code Section 4981) for such year, (ii) 95% of our capital gain net income (as defined in Code Section 4981) for such year, and (iii) any undistributed taxable income from prior periods, we will be subject to a nondeductible 4% excise tax on the excess of that required distribution over the amounts actually distributed.

We may elect to retain rather than distribute all or a portion of our net capital gains and pay the tax on the gains. In that case, we may elect to have our stockholders include their proportionate share of the undistributed net capital gains in income as long-term capital gains and receive a credit for their share of the tax paid by us. For purposes of the 4% excise tax described above, any retained amounts would be treated as having been distributed. See also "--Taxation of Taxable U.S. Stockholders--General" below.

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We intend to make timely distributions sufficient to satisfy the annual distribution requirements for qualification as a REIT described above. We expect that our "real estate investment trust taxable income" will be less than our cash flow due to the allowance of depreciation and other noncash charges in the computation of our "real estate investment trust taxable income."

Under some circumstances, we may be able to rectify a failure to meet the distribution requirements for a year by paying "deficiency dividends" to stockholders in a later year that may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. However, we would be required to pay to the IRS interest based upon the amount of any deduction taken for deficiency dividends.

                               Failure to Qualify

If we fail to qualify for taxation as a REIT in any taxable year and relevant relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we fail to qualify as a REIT will not be deductible by us, nor will we be required to make them. Under those circumstances, to the extent of current and accumulated earnings and profits, all distributions to our stockholders will be taxable to them as dividend income and, subject to some limitations imposed by the Code, corporate distributees may be eligible for the "dividends received deduction." Our failure to qualify as a REIT could substantially reduce the cash available for distributions to stockholders. Unless entitled to relief under specific statutory provisions, whose availability would depend on the circumstances of our disqualification, we also would be disqualified from electing taxation as a REIT for the four taxable years following the year during which we became disqualified.

                     Taxation of Taxable U.S. Stockholders

                                    General

In 2003, Congress passed the Jobs and Growth Tax Relief Reconciliation Act of 2003 (the "2003 Tax Act") which reduces the maximum individual tax rate for certain dividends from 35% to 15% and reduces the maximum individual tax rate for capital gains from 20% to 15%. The 15% tax rate will apply to the following dividends paid by our company to our U.S. Stockholders other than corporations:
(1) capital gains distributions; (2) dividends attributable to dividends received by our company from corporations that are not REITs, such as taxable REIT subsidiaries; and (3) dividends attributable to income that was retained by our company

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and subject to tax at regular corporate tax rates. All other dividends will be subject to ordinary income tax rates.

As long as we qualify as a REIT, distributions made to our taxable U.S. Stockholders out of current or accumulated earnings and profits (and not designated as capital gain dividends or otherwise eligible for the maximum tax rate of 15% described above), or otherwise treated by us as a dividend, will constitute dividends taxable at ordinary income tax rates. No dividends received deduction will be allowed with respect to our dividend distributions.

Distributions that we designate as capital gain dividends will be taxed as long-term gains from the sale or exchange of a capital asset (to the extent they do not exceed our actual net capital gain for the taxable year) without regard to the period for which the stockholder has held its stock. In the event we designate any portion of a dividend as a capital gain dividend, a stockholder's share of that capital gain dividend will be an amount which bears the same ratio to the total amount of dividends paid to that stockholder for the taxable year as the total amount of capital gain dividends bears to the total amount of all dividends paid on all classes of stock for that taxable year. However, corporate stockholders may be required to treat up to 20% of some capital gain dividends as ordinary income. We may elect to retain and pay income tax on any net long-term capital gain, in which case our U.S. Stockholders would include in their income as long-term capital gain their proportionate share of that undistributed net long-term capital gain. A U.S. Stockholder would also receive a refundable tax credit for its proportionate share of the tax paid by us on any retained net long-term capital gains and an increase in its basis in our stock in an amount equal to the difference between the undistributed net long-term capital gains and the amount of tax paid by us. See "Capital Gains and Losses," below. If we should elect to retain any net long-term capital gains in this fashion, we will notify each U.S. Stockholder of the relevant tax information within 60 days after the close of the applicable taxable year.

Distributions in excess of our current and accumulated earnings and profits and not treated by us as a dividend will not be taxable to a stockholder to the extent that they do not exceed the adjusted basis of that stockholder's stock, but rather will reduce the adjusted basis of that stock. To the extent that those distributions exceed the adjusted basis of a stockholder's stock, they will be treated as a capital gain realized from the taxable disposition of those shares and will be included in income as short-term or long-term capital gain, depending on the length of time those shares have been held. In addition, as previously noted, any dividend declared by us in October, November or December of any year and payable to a stockholder of record on a specific date in any of those

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months will be treated as both paid by us and received by the stockholder on
December 31 of that year, provided that the dividend is actually paid by us during January of the following calendar year.

U.S. Stockholders may not include any of our net operating losses or capital losses in their individual income tax returns. Instead, we will carry those losses forward for potential offset against future income, subject to some limitations. Our distributions and gain realized by stockholders from the sale or exchange of shares of our common stock will not be treated as passive activity income, and, as a result, U.S. Stockholders that are individuals, estates, trusts, personal service corporations, or closely held C corporations generally will not be able to apply any "passive losses" against that income and gain.

U.S. Stockholders other than corporations who borrow funds to finance their acquisition of our common stock may be limited in the amount of deductions allowed for the interest paid on the indebtedness so incurred. Interest paid or accrued on indebtedness incurred or continued to purchase or carry property held for investment is generally deductible only to the extent of the investor's net investment income. Our ordinary dividend distributions generally will be treated as investment income for this purpose. Capital gain dividends and capital gains realized by a stockholder from the disposition of shares of our common stock (including distributions treated as such), however, will be treated as investment income only if the stockholder so elects, in which case the capital gains will be taxed at ordinary income rates. Distributions treated as a nontaxable return of the U.S. Stockholder's investment in our common stock and that reduce the U.S. Stockholder's basis in our common stock will not enter into the computation of net investment income. We will notify stockholders after the close of our taxable year as to the portions of distributions attributable to that year that constitute ordinary dividend income, return of capital, capital gain and dividends subject to the maximum 15% tax rate.

                            Capital Gains and Losses

In general, a U.S. Stockholder will recognize capital gain or loss on the taxable sale or exchange of shares of our common stock in an amount equal to the difference between (i) the amount of cash and the fair market value of any property received in that sale or exchange, and (ii) the stockholder's adjusted basis in the shares of our common stock sold or exchanged. That gain or loss generally will constitute short-term capital gain or loss if the stockholder has not held those shares for more than one year and long-term capital gain or loss if the stockholder has held those shares for more than one year. In general, loss realized upon a sale or exchange of shares of our common stock by a stockholder who has held the common stock for six months or less (after applying certain

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holding period rules) will be treated as a long-term capital loss to the extent of distributions received from us required to be treated by that stockholder as long-term capital gain and allocations to the stockholder of our undistributed long-term capital gains. Any loss realized upon a disposition of shares may also be disallowed under the rules relating to wash sales.

The 2003 Tax Act reduced the maximum marginal ordinary income tax rate applicable to individuals, estates and trusts to 35% commencing with calendar year 2003. The maximum tax rate on net capital gains applicable to individuals, trusts and estates from the sale or exchange of capital assets held for more than one year has been reduced to 15% by the 2003 Tax Act. The maximum rate applicable to individuals, estates and trusts for net capital gains attributable to the sale of depreciable real property held for more than one year is 25% to the extent of the deductions for depreciation (other than certain depreciation recapture taxable as ordinary income) with respect to the property. In addition, the characterization of gross income as either capital gain or ordinary income may affect the deductibility of capital losses. Capital losses not offset by capital gains may be deducted against a noncorporate taxpayer's ordinary income only up to a maximum annual amount of $3,000. Unused capital losses may be carried forward. All net capital gain of a corporate taxpayer is subject to tax at regular corporate rates. A corporate taxpayer can deduct capital losses only to the extent of capital gains; unused capital losses may be carried back three years and forward five years.

IRS Notice 97-64 provides temporary guidance with respect to the taxation of distributions by REITs that are designated as capital gain dividends.

According to Notice 97-64, forthcoming temporary Treasury Regulations will provide that capital gains allocated to a stockholder by us may be designated as a 15% rate gain distribution or a 25% rate gain distribution. Unless we specifically designate otherwise, a distribution designated as a capital gain dividend is presumed to be a 15% rate gain distribution. If we elect to retain any net long-term capital gain, as discussed above, the undistributed net long-term capital gains are considered to be designated as capital gain dividends for purposes of Notice 97-64. Furthermore, Notice 97-64 provides that our designations of capital gain dividends will only be effective to the extent that the distributions with respect to our different classes of stock are composed proportionately of ordinary dividends and capital gain dividends.

                  Information Reporting and Backup Withholding

A U.S. Stockholder may be subject to "backup withholding" with respect to certain "reportable payments," including dividend payments and, under

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certain circumstances, proceeds from the sale or other disposition of our common stock. The backup withholding rate has been reduced to 28%. Backup withholding generally will not apply, however, to a U.S. Stockholder who furnishes a correct taxpayer identification number or who is otherwise exempt from backup withholding, such as a corporation. Generally, a U.S. Stockholder will provide this information on Form W-9. In addition, we may be required to withhold a portion of capital gain distributions made to any U.S. Stockholders who fail to certify their non-foreign status to us. See "--Taxation of Non-U.S. Stockholders," below. Any amounts withheld under the foregoing rules will be creditable against the U.S. Stockholder's federal income tax liability provided that the proper information is timely furnished to the IRS. We will report to U.S. Stockholders and to the IRS the amount of any "reportable payments" we make each calendar year and the amount of tax we withhold, if any, with respect to such payments.

                    Taxation of Tax-Exempt U.S. Stockholders

U.S. Stockholders otherwise exempt from United States federal income taxation are nevertheless taxable on their unrelated business taxable income, or UBTI to the extent that UBTI from all sources exceeds $1,000 in any taxable year. Dividends (including REIT distributions treated as dividends) and gains realized from the sale or disposition of stock (other than stock held as inventory, stock held primarily for sale to customers in the ordinary course of business, or stock otherwise used in an unrelated trade or business) are generally not treated as UBTI. However, dividends and gains that would otherwise be exempt will, with limited exceptions, be included in UBTI to the extent that the property generating that income is subject to "acquisition indebtedness" (i.e., indebtedness that would not have been incurred but for the acquisition or improvement of the property). Thus, a portion of the dividends received and gains realized by a tax-exempt investor with respect to our common stock may be treated as UBTI if the tax-exempt investor incurs indebtedness to purchase or carry our shares or if the tax-exempt investor holds the shares for sale to customers or as inventory, or otherwise uses the shares in an unrelated trade or business.

Qualified trusts that hold more than 10% (by value) of the shares of certain REITs may be required to treat a certain percentage of such REIT's distributions as UBTI. This requirement will apply only if (i) treating qualified trusts holding REIT shares as individuals would result in a determination that the REIT is "closely held" within the meaning of Section 856(h)(l) of the Code and
(ii) the REIT is "predominantly held" by qualified trusts. A REIT is predominantly held if either (i) a single qualified trust holds more than 25% by value of the REIT interests or (ii) one or

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more qualified trusts, each owning more than 10% by value of the REIT interests, hold in the aggregate more than 50% of the REIT interests. The percentage of any REIT dividend treated as UBTI is equal to the ratio of (a) the UBTI earned by the REIT (treating the REIT as if it were a qualified trust and therefore subject to tax on UBTI) to (b) the total gross income (less certain associated expenses) of the REIT. A DE MINIMIS exception applies where the ratio set forth in the preceding sentence is less than 5% for any year. For these purposes, a qualified trust is any trust described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code. The restrictions on ownership of shares in our articles of incorporation will prevent application of the provisions treating a portion of REIT distributions as UBTI to tax-exempt entities purchasing our shares, absent a waiver of the restrictions by our board of directors. See "Description of capital Stock--Restrictions on Ownership."

The tax discussion of distributions to qualified retirement plans, IRAs, Keogh plans and other tax-exempt entities is beyond the scope of this discussion, and such entities should consult their own tax advisors regarding such questions.

                   Taxation of Non-U.S. Stockholders General

The rules governing the United States federal income taxation of the ownership and disposition of our common stock by Non-U.S. Stockholders are complex and this discussion does not purport to provide more than a summary of those rules. PROSPECTIVE NON-U.S. STOCKHOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS TO DETERMINE THE IMPACT OF UNITED STATES FEDERAL, STATE, AND LOCAL INCOME TAX LAWS ON AN INVESTMENT IN SHARES OF OUR COMMON STOCK, INCLUDING ANY REPORTING REQUIREMENTS, AS WELL AS THE TAX TREATMENT OF SUCH AN INVESTMENT UNDER THE LAWS OF NON-U.S. JURISDICTIONS.

In general, Non-U.S. Stockholders will be subject to regular United States federal income taxation with respect to their investment in shares of our common stock in the same manner as a U.S. Stockholder if the investment is "effectively connected" with the conduct by such Non-U.S. Stockholder of a trade or business in the United States. A Non-U.S. Stockholder that is a corporation and that receives income with respect to its investment in shares of our common stock that is (or is treated as) "effectively connected" with the conduct of a trade or business in the United States may also be subject to the "branch profits tax" imposed under the Code, which is payable in addition to the regular federal corporate income tax. The branch profits tax is imposed at a rate of 30%, subject to reduction in some cases by applicable income tax treaties. The following discussion addresses only the federal income taxation of Non-U.S. Stockholders

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whose investment in shares of our common stock is not "effectively connected"
with the conduct of a trade or business in the United States. Prospective investors whose investment in shares of our common stock may be "effectively connected" with the conduct of a United States trade or business should consult their own tax advisors as to the tax consequences of that investment.

Distributions that are not attributable to gain from sales or exchanges of United States real property interests and that are not designated by us as capital gains dividends will, to the extent that they are made out of our current or accumulated earnings and profits or are otherwise treated as dividends, ordinarily be subject to a withholding tax equal to 30% of the gross amount of the distribution, unless an applicable tax treaty reduces that tax. A Non-U.S. Stockholder who wishes to claim the benefit of an applicable treaty rate will be required to satisfy certain certification and other requirements; a Non-U.S. Stockholder ordinarily will provide that certification on Form W-8BEN. Distributions that we make in excess of our current and accumulated earnings and profits and that are not otherwise treated as dividends will not be taxable to a Non-U.S. Stockholder to the extent they do not exceed the adjusted basis of the Non-U.S. Stockholder's shares, but rather will reduce the adjusted basis of the shares (but not below zero). To the extent that the distributions exceed the adjusted basis of a Non-U.S. Stockholder's shares, they will give rise to tax liability if such Non-U.S. Stockholder would otherwise be subject to tax on any gain from the sale or disposition of shares, as described below.

A distribution in excess of our current and accumulated earnings and profits may be subject to withholding at the 30% rate (or at a lower rate prescribed by an applicable treaty) if at the time of the distribution it cannot be determined whether the distribution will be in an amount in excess of our current and accumulated earnings and profits. If it is subsequently determined that the distribution is, in fact, in excess of our current and accumulated earnings and profits and the distribution is not otherwise treated as a dividend, the Non-U.S. Stockholder may seek a refund from the IRS if the amount withheld exceeded the Non-U.S. Stockholder's federal income tax liability, if any, with respect to the distribution.

For any year in which we qualify as a REIT, distributions that are attributable to gain from sales or exchanges of United States real property interests will be taxed to a Non-U.S. Stockholder as if the gain were effectively connected with the Non-U.S. Stockholder's conduct of a United States trade or business. Non-U.S. Stockholders would thus be taxed at the normal capital gain rates applicable to domestic stockholders, without regard as to whether such distributions are designated by us as capital gain dividends. Also, these distributions may be subject to a branch profits tax at a rate of up to 30% in the hands of a corporate Non-U.S. Stockholder. We

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are required to withhold 35% of any distribution to a Non-U.S. Stockholder that could be designated by us as a capital gain dividend. In addition, for purposes of this withholding rule, if we designate prior distributions as capital gain dividends, then subsequent distributions, up to the amount of the prior distributions, will be treated as capital gain dividends. The amount of any tax so withheld is creditable against the Non-U.S. Stockholder's federal income tax liability.

Gain recognized by a Non-U.S. Stockholder upon a sale of our shares generally will not be subject to United States federal income taxation so long as, at all times during a specified testing period, less than 50% of the value of our stock is held directly or indirectly by Non-U.S. Stockholders. We believe that we will meet this test following the completion of the offering and, therefore, that gain from the sale of our common stock by a Non-U.S. Stockholder will not be subject to taxation under these rules. Even if we do meet this test, gain from the sale or exchange of our shares of stock nonetheless will be subject to a 30% tax if the Non-U.S. Stockholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States.

If we do not meet the ownership test described in the preceding paragraph, whether gain arising from the sale or exchange by a Non-U.S. Stockholder of shares of our common stock would be subject to federal income taxation will depend on whether our shares are regularly traded (as defined in applicable Treasury Regulations) on an established securities market and on the size of the selling Non-U.S. Stockholder's interest in us. If the gain on the sale of our common stock were to be subject to federal income taxation, the Non-U.S. Stockholder would be subject to the same treatment as a domestic stockholder with respect to the gain (subject to the possible application of the branch profits tax in the case of a corporate Non-U.S. Stockholder), and the purchaser of the common stock would be required to withhold and remit to the IRS 10% of the purchase price.

                  Information Reporting and Backup Withholding

Non-U.S. Stockholders are generally exempt from information reporting and backup withholding, but may be required to provide a properly completed Form W-8BEN or otherwise comply with the applicable certification and identification procedures in order to prove their exemption. Any amount paid as backup withholding will be creditable against the Non-U.S. Stockholder's federal income tax liability.

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                            Other Tax Considerations
                        State, Local and Non-U.S. Taxes

We and our stockholders may be subject to taxation in various state, local or non-U.S. jurisdictions, including those in which we or they transact business or reside. State, local and non-U.S. taxation may not conform to the federal income tax consequences discussed above. CONSEQUENTLY, PROSPECTIVE STOCKHOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE EFFECT OF STATE, LOCAL AND NON-U.S. TAX LAWS ON ANY INVESTMENT IN OUR COMMON STOCK.

                              ERISA Considerations

The following is a summary of certain considerations associated with an investment in us by a pension, profit sharing or other employee benefit plan subject to Title I of ERISA or Section 4975 of the Code. THE FOLLOWING IS MERELY A SUMMARY, HOWEVER, AND SHOULD NOT BE CONSTRUED AS LEGAL ADVICE OR AS COMPLETE IN ALL RELEVANT RESPECTS. ALL INVESTORS ARE URGED TO CONSULT THEIR LEGAL ADVISORS BEFORE INVESTING ASSETS OF AN EMPLOYEE PLAN IN OUR COMPANY AND TO MAKE THEIR OWN INDEPENDENT DECISIONS.

                              Plan Considerations

A fiduciary considering investing assets of an employee plan in us should consult its legal advisor about ERISA, fiduciary and other legal considerations before making such an investment. Specifically, before investing in us, any fiduciary should, after considering the employee plan's particular circumstances, determine whether the investment is appropriate under the fiduciary standards of ERISA or other applicable law including standards with respect to prudence, diversification and delegation of control and the prohibited transaction provisions of ERISA and the Code. See "An Investment in Our Common Stock May Not be Suitable for Every Employee Benefit Plan." In making those determinations, you should take into account, among the other factors described in this prospectus that, as described below, we do not expect that our assets will constitute the "plan assets" of any investing employee plan, so that neither we nor any of our principals, agents, employees, or affiliates will be a fiduciary as to any investing employee plan.

ERISA and the Code do not define "plan assets." However, regulations promulgated under ERISA by the United States Department of Labor, or the "DOL Plan Asset Regulations," generally provide that when an employee plan acquires an equity interest in an entity that is neither a "publicly-offered security" nor a security issued by an investment company registered under the Investment Company Act of 1940, as amended, the

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employee plan's assets include both the equity interest in the entity and an undivided interest in each of the underlying assets of the entity, unless it is established either that equity participation in the entity by "benefit plan investors" is not "significant" or that the entity is an "operating company," in each case as defined in the DOL Plan Asset Regulations.

Under the DOL Plan Asset Regulations, a security is a "publicly-offered security" if it is freely transferable, part of a class of securities that is widely-held, and either (i) part of a class of securities registered under section 12(b) or 12(g) of the Securities Exchange Act of 1934 or (ii) sold to an employee plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933 and the class of securities of which that security is a part is registered under the Securities Exchange Act of 1934 within 120 days (or that later time as may be allowed by the Securities and Exchange Commission) after the end of the fiscal year of the issuer during which the offering of those securities to the public occurred. "Widely-held" for this purpose means the security is of a class owned by 100 or more investors independent of the issuer and of one another. "Freely transferable," again for purposes of the DOL Plan Asset Regulations, is a question to be determined on the basis of all relevant facts and circumstances but, where the minimum investment is $10,000 or less, is ordinarily not adversely affected by some enumerated restrictions including restrictions against any transfer which would result in a termination or reclassification of the issuer for federal tax purposes.

For purposes of the DOL Plan Asset Regulations, equity participation in an entity by benefit plan investors is not "significant" if their aggregate interest is less than 25% of the value of each class of equity securities in the entity, disregarding, for purposes of such determination, any interests held by persons, and their affiliates, who have discretionary authority or control with respect to the assets of the entity or who provide investment advice for a fee with respect to such assets. Benefit plan investors, for these purposes, include employee plans and certain other types of plans, such as governmental plans, not subject to Title I of ERISA.

The definition of "operating company" in the DOL Plan Asset Regulations includes, among other things, a "real estate operating company," or a REOC. In general, an entity may qualify as a REOC if (i) at least 50% of its assets valued at cost, other than short-term investments pending long-term commitment or distribution to investors are invested in real estate which is managed or developed and with respect to which the entity has the right to substantially participate directly in the management or development activities and (ii) such entity in the ordinary course of its business is engaged directly in real estate management or development activities.

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If our assets were deemed to be "plan assets" of employee plans whose assets were invested in us, whether as a result of the application of the DOL Plan Asset Regulations or otherwise, Subtitle A and Parts 1 and 4 of Subtitle B of Title I of ERISA and Section 4975 of the Code would extend to our investments. This would result, among other things, in (i) the application of the prudence and other fiduciary standards of ERISA, which impose liability on fiduciaries, to investments made by us, which could materially affect our operations,
(ii) potential liability of persons having investment discretion over the assets of the employee plans investing in us should our investments not conform to ERISA's prudence and fiduciary standards under Part 4 of Subtitle B of Title I of ERISA, unless certain conditions are satisfied, and (iii) the possibility that certain transactions that we might enter into in the ordinary course of our business and operation might constitute "prohibited transactions" under ERISA and the Code. A prohibited transaction, in addition to imposing potential personal liability upon fiduciaries of the employee plans, may also result in the imposition of an excise tax under the Code upon the "party in interest," as defined in ERISA, or "disqualified person," as defined in the Code, with whom the employee plan engaged in the transaction, and correction or unwinding of the transaction.

Subject to the following, although we will not be obtaining an opinion of counsel, we believe that after this offering our stock should qualify as a "publicly offered security" under the DOL Plan Asset Regulations.

While there are restrictions imposed on the transfer of our stock, we believe they are the type of restrictions on transfer generally permitted under the DOL Plan Asset Regulations or are not otherwise material and should not result in the failure of our stock to be "freely transferable" within the meaning of the DOL Plan Asset Regulations. We also believe that certain restrictions on transfer that derive from the securities laws in connection with this offering should not result in the failure of our stock to be "freely transferable." Furthermore, we are not aware of any other facts or circumstances limiting the transferability of our stock that are not included among those enumerated as not affecting their free transferability under the DOL Plan Asset Regulations, and we do not expect to impose in the future (or to permit any person to impose on our behalf) any other limitations or restrictions on transfer that would not be among the enumerated permissible limitations or restrictions.

Assuming that our stock is "widely held" within the meaning of the DOL Plan Asset Regulations and that no facts and circumstances other than those referred to in the preceding paragraph exist that restrict transferability of our stock, we believe that, under the DOL Plan Asset Regulations, our stock should be considered "publicly offered securities" after this

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offering, and, therefore, that our underlying assets should not be deemed to be plan assets of any benefit plan investors that choose to invest in us.

                                Annual Valuation

A fiduciary of an employee benefit plan subject to ERISA is required to determine annually the fair market value of each asset of the plan as of the end of the plan's fiscal year and to file a report reflecting that value with the Department of Labor. When the fair market value of any particular asset is not available, the fiduciary is required to make a good faith determination of that asset's "fair market value" assuming an orderly liquidation at the time the determination was made. In addition, a trustee or custodian of an IRA must provide an IRA participant with a statement of the value of the IRA each year. In discharging its obligation to value assets of a plan, a fiduciary subject to ERISA must act consistently with the relevant provisions of the plan and general fiduciary standards of ERISA.

Unless and until our shares are listed on a national securities exchange or over-the-counter market, it is not expected that a public market for the shares will develop. To date, neither the Internal Revenue Service nor the Department of Labor has promulgated regulations specifying how a plan fiduciary should determine the "fair market value" of shares when the fair market value of the shares is not determined in the marketplace. Therefore, to assist fiduciaries in fulfilling their valuation and annual reporting responsibilities with respect to ownership of our shares, we intend to provide reports of our annual determinations of the current value of our net assets per outstanding share to those fiduciaries (including IRA trustees and custodians) who identify themselves to us and request the reports. Until this offering terminates, we intend to use the offering price of shares as the per share net asset value. After this offering terminates, the value of our assets will be based on a valuation that we will perform internally.

We anticipate that we will provide annual reports of our determination of value
(1) to IRA trustees and custodians not later than January 15 of each year and
(2) to other benefit plan fiduciaries within 75 days after the end of each calendar year. Each determination may be based upon valuation information available as of October 31 of the preceding year, up-dated, however, for any material changes occurring between October 31 and December 31.

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Plan and IRA fiduciaries will remain responsible to determine in their own judgment fair market value for applicable reporting purposes, taking into account the information we provide. We cannot assure you:

- that the value determined by us could or will actually be realized by us or by stockholders upon liquidation (in part because appraisals or estimated values do not necessarily indicate the price at which assets could be sold and because no attempt will be made to estimate the expenses of selling any of our assets);

- that stockholders could realize this value if they were to attempt to sell their shares; or

- that the value, or the method used to establish value, would comply with the ERISA or IRA requirements described above.

                          SUMMARY OF REINVESTMENT PLAN

We currently have a dividend reinvestment plan available that allows you to purchase additional shares from the dividends otherwise distributable to you. A copy of our reinvestment plan as currently in effect is included as Exhibit A to this prospectus. A Reinvestment Agent, currently Boston Capital
Securities, Inc., the dealer-manager, will act on behalf of the participants in the reinvestment plan.

ELIGIBILITY. Stockholders may elect to participate in the dividend reinvestment plan by completing the subscription agreement, or by other written notice to us. Boston Capital Holdings Limited Partnership and its affiliates are not eligible to participate in the reinvestment plan.

PARTICIPATION. Participation in the dividend reinvestment plan will begin with the next distribution made after receipt of the participant's written notice. We will provide you with a copy of our then current prospectus before you can agree to participate in the reinvestment plan. An election to participate in the reinvestment plan will apply to all distributions attributable to the fiscal quarter in which the stockholder makes such written election to participate in the plan and to all fiscal quarters or months thereafter. Participants must elect to have all of their dividends reinvested in the plan. You cannot elect to have only a portion of your dividends reinvested in the plan.

We may terminate the reinvestment plan for any reason at any time upon ten days' prior written notice to participants. A participant's participation in the plan will also be terminated to the extent that a reinvestment of the participant's dividends in our shares would cause the percentage ownership limitation contained in our articles of incorporation to be exceeded. In addition, participants may terminate their participation in

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the reinvestment plan at any time by providing the Reinvestment Agent with written notice.

COSTS AND FEES. Stockholders may purchase shares under our dividend reinvestment plan for $9.30 per share until all of the shares registered as part of this offering have been sold or this offering otherwise terminates. After that time, shares will be available for the reinvestment plan either through purchases made by the plan administrator on the open market, if a market then exists, or through additional issuances of shares. At any time that we are not engaged in an offering, and until our shares are listed on a national securities exchange or market, the price per share purchased pursuant to the plan will be the fair market value of the shares as determined by our advisor in its sole discretion, based on quarterly appraisal updates of our properties. (Following the termination of this offering, the per share fair market value of our properties, at least initially, may be less than the $10 per share offering price.) After listing, if any, the price per share will be equal to the then prevailing market price on the national securities exchange or market on which the shares are listed at the date of purchase. We will pay a fee to the dealer-manager in the amount of 2% of the gross proceeds of the shares sold. In the event that proceeds from the sale of shares to participants are used to acquire interests in communities, we will pay our advisor or its affiliates acquisition and advisory fees and expenses of three and two tenths of one percent of the purchase price of the shares. The administrative charge for each plan participant for each fiscal quarter will be the lesser of 5% of the amount reinvested for the participant or $2.50, with a minimum charge of $0.50. The maximum annual charge is $10.00. A non-affiliated transfer agent, ACS Securities Services, Inc., will provide the following services in connection with our dividend reinvestment plan: mailing and receiving the executed participation agreement; receiving written notice of desire to terminate participation; adding new purchases to the participant's account; and mailing the statement of account. The administrative charge will be used to offset the fees paid to the transfer agent to perform these services.

ADVANTAGES. If stockholders participate in the reinvestment plan during the offering period, they can purchase additional shares without incurring any selling commissions. Another advantage of participating in the reinvestment plan is the relative ease of acquiring additional shares.

REPORTS. Within 60 days after the end of each fiscal quarter, the Reinvestment Agent will mail to each participant a statement of account describing the dividend distributions received during the quarter, the number of shares purchased during the quarter, the per share purchase price for such shares, the total administrative charge to such participant, and the total shares purchased on behalf of the participant. Tax information for

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income earned on shares under the Reinvestment Plan will be sent to each participant at least annually.

TAX CONSIDERATIONS. If a stockholder elects to participate in the reinvestment plan and is subject to federal income taxation, the stockholder will incur a tax liability for dividends allocated to him or her even though the stockholder has elected not to receive the dividends in cash but rather to have the dividends withheld and reinvested pursuant to the plan. Specifically, the stockholder will be treated as if he or she has received the dividend from us in cash and then applied such dividend to the purchase of additional shares. The stockholder will be taxed on the amount of such dividend as ordinary income to the extent such dividend is from current or accumulated earnings and profits, unless we have designated all or a portion of the dividend as a capital gain dividend or the dividend is eligible for the maximum 15% tax rate. See "Material United States Federal Income Tax Considerations--Taxation of Taxable U.S. Stockholders."

                            SHARE REDEMPTION PROGRAM

Prior to the time that our shares are listed on a national securities exchange or market, stockholders (other than Boston Capital Holdings Limited Partnership and its affiliates) who have held their shares for at least one year, and who purchased their shares from us or received the shares through a non-cash transaction, not in the secondary market, may receive the benefit of limited interim liquidity by presenting for redemption all or any portion of their shares to us at any time in accordance with the procedures outlined below. At that time, we may, subject to the conditions and limitations described below, redeem the shares presented for redemption for cash to the extent that we have sufficient funds available to us to fund such redemption.

If you have held your shares for the required one-year period, and we are engaged in an offering, the redemption price will equal the lesser of (i) $9.15 per share or (ii) the purchase price per share you actually paid for your shares. During the offering the redemption price will be equal to or below the price of the shares offered in this offering. During periods when we are not engaged in an offering, the per share price of our common stock, for purposes of repurchase, will be based on periodic updates on the value of our properties, as the board of directors determines based upon the company's audited financial statements. Accordingly, the repurchase prices paid to stockholders for shares of common stock repurchased by us during periods when we are not engaged in an offering may vary over time. Our board of directors will announce any price adjustment and the time period of its effectiveness as a part of its regular communications with stockholders.

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
Shareholders may present us with shares for redemption at any time after you have held your shares for over one year by providing us with a written request stating the name of the entity owning the shares, the date the shares were purchased and the number of shares to be redeemed. The written request must be received before the last five business days of the calendar quarter to be eligible for that quarter's redemption. We have also provided participants with withdrawal rights at any time prior to the redemption.

The company will redeem its common stock at the end of the calendar quarter in which such shares are presented, provided that the requisite redemption documents from shareholders are received by the reinvestment agent and we have received confirmation pursuant to a Uniform Commercial Code search that that no liens are held against the shares (at the cost of $100 to the shareholder, which will be deducted from the proceeds of the redemption).

We are only allowed to use the proceeds from the dividend reinvestment plan to redeem shares under the redemption plan. In the event the proceeds from the dividend reinvestment plan exceeds the amount needed to redeem the shares for which redemption requests have been submitted, we would be permitted to carry such excess amount over to the next succeeding calendar quarter for use in addition to the amount of proceeds from the dividend reinvestment plan otherwise available for redemptions during that calendar quarter.

In the event the amount of the proceeds from the dividend reinvestment plan is insufficient to redeem all of the shares for which redemption requests have been submitted, we will redeem the shares on a pro rata basis at the end of each quarter. A shareholder, whose entire request is not honored, due to insufficient available funds in that quarter, can ask that the request to redeem the shares be honored at such time, if any, as there are sufficient available funds. In such case, the redemption request will be retained and such shares will be redeemed, again on a pro rata basis, at the end of the next quarter. Alternatively, a shareholder whose shares are not redeemed may withdraw his or her repurchase request at any time. We can make no guarantee that there will be sufficient funds to redeem the shares for which a redemption request is received.

Subject to funds being available, we will limit the number of shares redeemed pursuant to our share redemption program as follows: (i) during any calendar year, we will not redeem in excess of 3.0% of the weighted average number of shares outstanding during the prior calendar year; and (ii) funding for the redemption of shares will come exclusively from the

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
proceeds we receive from the sale of shares under our dividend reinvestment plan such that in no event shall the aggregate amount of redemptions under our share redemption program exceed aggregate proceeds received from the sale of shares pursuant to our dividend reinvestment plan. The board of directors, in its sole discretion and after 30 days' written notice to stockholders, may choose to terminate the share redemption program or to reduce the number of shares purchased under the share redemption program if it determines the funds otherwise available to fund our share redemption program are needed for other purposes. (See "Risk Factors--Risks Related to this Offering.")

Our share redemption program is only intended to provide interim liquidity for stockholders until a secondary market develops for the shares. No such market currently exists, and we cannot assure you that any market for your shares will ever develop. The share redemption program will terminate if a secondary market develops for the shares.

The shares we redeem under our share redemption program will be cancelled, and will be held as treasury stock. We will not resell such shares to the public unless they are first registered with the Securities and Exchange Commission under the Securities Act of 1933 and under appropriate state securities laws or otherwise sold in compliance with such laws.

                        SELLING AND ESCROW ARRANGEMENTS
                              Selling Arrangements

We are offering a maximum of 100,000,000 shares at $10 per share on a "best efforts" basis through Boston Capital Securities, Inc., the dealer-manager. "Best efforts" means generally that the dealer-manager is required to use only its best efforts to sell the shares and it has no firm commitment or obligation to purchase any of the shares. We are also offering up to an additional 5,000,000 shares to be issued pursuant to our dividend reinvestment plan at $9.30 per share. No shares will be sold unless subscriptions from the public for at least 250,000 shares are received and accepted by January 1, 2007.

The dealer-manager is a registered broker-dealer affiliated with our management and with our advisor. If the minimum offering is sold, we will pay the dealer-manager as compensation selling commissions of 7.0% of the public offering price of the shares sold in this offering ($0.70 per share). We will also pay the dealer-manager a dealer-manager fee of 2.0% of the public offering price of the shares sold as compensation for acting as the dealer-manager and for expenses incurred in connection with coordinating sales efforts, training of personnel and generally performing "wholesaling" functions. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the shares. Stockholders who elect to participate in the dividend reinvestment plan will be charged dealer-manager fees on shares purchased pursuant to the dividend reinvestment plan.

The dealer-manager may authorize certain other broker-dealers who are members of the NASD to sell shares. In the event of the sale of shares by such other broker-dealers, the dealer-manager may reallow its commissions in the amount of up to 7.0% of the gross offering proceeds to such participating broker-dealers. In addition, the dealer-manager, in its sole discretion, may reallow to broker-dealers participating in the offering its dealer-manager fee in the amount of up to one and one-half percent of gross offering proceeds as additional compensation, based on such factors as the number of shares sold by such participating broker-dealers and the assistance of such participating broker-dealers in marketing the offering.

The total underwriting compensation, (including, but not limited to, selling commissions, the dealer-manager fee, wholesaling salaries and commissions and expense reimbursements to our wholesalers and participating broker-dealers and their registered representatives) will not exceed the limitations prescribed by the National Association of Securities Dealers, Inc. An additional one-half percent of gross proceeds of this offering may be paid for bona fide due diligence expenses, also in accordance with the current regulations of the National Association of Securities Dealers, Inc.

We have agreed to indemnify the participating broker-dealers, including the dealer-manager, against certain liabilities arising under the Securities Act of 1933, as amended. The dealer-manager and the participating broker-dealers may be deemed underwriters as that term is defined in the Securities Act of 1933.

The broker-dealers participating in the offering of our shares are not obligated to obtain any subscriptions on our behalf, and we cannot assure you that any shares will be sold.

Our executive officers and directors and their family members, as well as officers and employees of our advisor, the Dealer Manager, Boston Capital Corporation or other affiliates and their family members, may purchase shares offered in this offering at a discount. The purchase price for such shares will be $9.30 per share reflecting the fact that selling commissions in the amount of $0.70 per share will not be payable in connection with such sales. The net offering proceeds we receive will not be affected by such sales of shares at a discount. Any purchases of shares by our executive officers or directors or their family members or by officers or employees of our advisor, the Dealer Manager, Boston Capital Corporation or other affiliates or their family members will not be considered in order to meet the minimum offering. The family members of any of the foregoing persons include the spouse, parents, children, grandparents, grandchildren and any such person who is so related by marriage such that this includes "step-" and "--in law" relations as well as such persons so related by adoption. Our advisor and its affiliates will be expected to hold their shares purchased as stockholders for investment and not with a view towards distribution.

If you choose to buy shares in this offering, you must complete a subscription agreement like the one attached to this prospectus as Exhibit B. In completing the subscription agreement, you will be making certain acknowledgments--that you received a copy of this prospectus not less than five business days prior to your signing the subscription agreement, that you meet the investor suitability standards described in the "Investor Suitability Standards" section of this prospectus, that you are purchasing the shares for your own account, that the shares are not liquid and that there are restrictions on their assignability and transferability. We ask you to make these acknowledgments to further our obligations under federal and state securities laws not to sell the shares to investors for whom an investment in our company would be unsuitable, and to evidence our efforts to fulfill those obligations if any of the acknowledgments you make turns out to be untrue.

You should pay for your shares by check payable to "Boston Private Bank & Trust Company as Custodian for Boston Capital REIT (BPB&TC C/F BCREIT)." Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. We may not accept a subscription for shares until at least five business days after the date you receive this prospectus. You will receive a confirmation of your purchase. Except for purchases pursuant to our dividend reinvestment plan, all accepted subscriptions must be for whole shares and for not less than 100 shares ($1,000). (See "Investor Suitability Standards.") After investors have satisfied the minimum purchase requirement, minimum additional purchases must be in increments of at least 10 shares ($100), except for purchases made pursuant to our dividend reinvestment plan.

Investors who desire to establish an IRA for purposes of investing in shares may do so by having Pershing LLC, an independent, qualified bank IRA custodian (or such other independent qualified bank IRA custodian utilized by a participating broker-dealer (a "Qualified IRA Custodian")), act as their IRA custodian.

In the event that an IRA is established having Pershing LLC (or such other Qualified IRA Custodian) as the IRA custodian, the authority of Pershing LLC (or such other Qualified IRA Custodian) will be limited to holding the shares on behalf of the beneficiary of the IRA and making distributions or reinvestments in shares solely at the discretion of the beneficiary of the IRA.

Pershing LLC (or such other Qualified IRA Custodian) will not have the authority to vote any of the shares held in an IRA except strictly in accordance with the written instructions of the beneficiary of the IRA.

The offering of shares will terminate no later than July 1, 2007 (unless extended with respect to the shares offered under our dividend reinvestment plan or as otherwise permitted by applicable law). We reserve the right to terminate this offering at any time prior to such termination date.

The proceeds of this offering will be received and held in trust for the benefit of purchasers of shares to be used only for the purposes set forth in the "Estimated Use of Proceeds" section of this prospectus. Subscriptions will be accepted or rejected within 30 days of receipt by us, and if rejected, all funds will be returned to the rejected subscribers within ten business days.

We may sell shares to retirement plans of broker-dealers participating in the offering, to broker-dealers in their individual capacities, to IRAs and qualified plans of their registered representatives or to any one of their registered representatives in their individual capacities for 93% of the public offering price in consideration of the services rendered by such broker-dealers and registered representatives in the offering. The net proceeds to us from such sales will be identical to net proceeds we receive from other sales of shares.

In connection with sales of 50,000 or more shares ($500,000) to a "purchaser" as defined below, a participating broker-dealer may agree in his or her sole discretion to reduce the amount of his or her selling commissions. Such reduction will be credited to the purchaser by reducing the total purchase price payable by such purchaser. The following table illustrates the various discount levels available:

                       Sales Commissions
Dollar Volume        ---------------------   Purchase Price    Dealer-Manager    Net Proceeds
Shares Purchased     Percent    Per Share       Per Share       Fee Per Share      Per Share
----------------     -------    ---------       ---------       -------------      ---------
Under $500,000         7.0%      $0.7000        $10.0000            $0.20            $9.10
$500,000--$999,999     5.0%      $0.4895        $ 9.7895            $0.20            $9.10
$1,000,000 and Over    3.0%      $0.2876        $ 9.5876            $0.20            $9.10

For example, if an investor purchases 100,000 shares ($1,000,000), he could pay as little as $958,760 rather than $1,000,000 for the shares, in which event the commission on the sale of such shares would be $28,760 ($0.2876 per share), and, after payment of the dealer-manager fee, we would receive net proceeds of $910,000 ($9.10 per share). The net proceeds to us will not be affected by volume discounts.

Because all investors will be deemed to have contributed the same amount per share to our company for purposes of declaring and paying dividends, an investor qualifying for a volume discount will receive a higher return on his investment than investors who do not qualify for such discount. Subscriptions may be combined for the purpose of determining the volume discounts in the case of subscriptions made by any "purchaser," as that term is defined below, provided all such shares are purchased through the same broker-dealer. The volume discount shall be prorated among the separate subscribers considered to be a single "purchaser." Any request to combine more than one subscription must be made in writing, and must set forth the basis for such request. Any such request will be subject to verification by our advisor that all of such subscriptions were made by a single "purchaser."

For purposes of such volume discounts, the term "purchaser" includes:

- an individual, his or her spouse and their children under the age of 21 who purchase the units for his, her or their own accounts;

- a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

- an employees' trust, pension, profit sharing or other employee benefit plan qualified under Section 401(a) of the Internal Revenue Code; and

- all commingled trust funds maintained by a given bank.

In addition, in order to encourage purchases in the amount of 500,000 or more shares ($5,000,000), our advisor and the dealer-manager may in their discretion agree with a potential purchaser who proposes to purchase at least 500,000 shares ($5,000,000) to further reduce the selling commissions payable with respect to the sale of such shares. All such sales must be made through registered broker-dealers.

California residents should be aware that volume discounts will not be available in connection with the sale of shares made to California residents to the extent such discounts do not comply with the provisions of Rule 260.140.51 adopted pursuant to the California Corporate Securities Law of 1968. Pursuant to this Rule, volume discounts can be made available to California residents only in accordance with the following conditions:

- there can be no variance in the net proceeds to us from the sale of the shares to different purchasers of the same offering;

- all purchasers of the shares must be informed of the availability of quantity discounts;

- the same volume discounts must be allowed to all purchasers of shares which are part of the offering;

- the minimum amount of shares as to which volume discounts are allowed cannot be less than $10,000;

- the variance in the price of the shares must result solely from a different range of commissions, and all discounts allowed must be based on a uniform scale of commissions; and

- no discounts are allowed to any group of purchasers.

Accordingly, volume discounts for California residents will be available in accordance with the foregoing table of uniform discount levels based on dollar volume of shares purchased, but no discounts are allowed to any group of purchasers, and no subscriptions may be aggregated as part of a combined order for purposes of determining the number of shares purchased.

Investors, who, in connection with their purchase of shares (i) have engaged the services of a registered investor advisor or other financial advisor with whom the investor has agreed to pay compensation for investment advisory services or other financial or investment advice or (ii) has a contract for investment advisory and related brokerage services which includes a fixed or "wrap" fee feature, may agree with the participating broker-dealer selling such shares and the dealer-manager to reduce the amount of selling commissions payable with respect to such sales to zero. The net proceeds to us, $9.30 per share, will not be affected by waiving the commissions payable in connection with such transactions. All such sales must be made through registered broker-dealers.

Neither the dealer-manager nor its affiliates will directly or indirectly compensate any person engaged as an investment advisor by a potential investor as an inducement for such investment advisor to advise favorably for investment in our company.

                              Escrow Arrangements

During the course of the offering, subscription payments will be deposited and held in trust for the benefit of the purchasers of shares in an escrow account or accounts with Boston Private Bank & Trust Company as escrow agent. These proceeds may be temporarily invested in bank time deposits, certificates of deposit, bank money market accounts and government securities. Offering proceeds deposited may not be withdrawn by purchasers, except that after the initial closing, subscriptions may be withdrawn by purchasers if such subscription payments are not released within six months after they are received by the escrow agent.

If investors subscribe for at least 250,000 shares by January 1, 2007, we will have an initial closing of this offering and the funds in escrow will be released to our company. If subscriptions for fewer than 250,000 shares are received and accepted by January 1, 2007, the offering will be terminated and all subscription payments will be returned to the subscribers. Following the initial closing, the escrow agent will, at our direction, release subscription payments with respect to subscriptions subsequent to completion of the minimum offering to our company as soon as practicable. (See "Investor Suitability Standards" for escrow arrangements applicable to Pennsylvania investors.)

Upon each closing (including the initial closing) of the offering (or its termination, if subscriptions for at least 250,000 shares are not received and accepted by January 1, 2007), a subscriber for shares will be entitled to receive an amount equal to the amount of the interest earned on his or her subscription proceeds held in the escrow account from the date after such proceeds were received in the escrow account until but not including the closing (or termination) date or the date after which purchasers exercise any withdrawal rights. Such interest distribution will be made within 75 days of the end of the fiscal quarter following the relevant closing date, and will be made prior to, and without regard to, any distributions from our company to which stockholders are entitled as described under "Distribution Policy." In the case of interest due to subscribers upon termination of this offering because the minimum amount of the offering is not sold, such distributions will be made within five days following such termination/withdrawal. The current interest rate is 3.35%, but the rate can adjust similar to a bank passbook savings rate.

                              Electronic Delivery

We will deliver electronically all available documents relating to an investment in our company (including the reports to stockholders described below) to all stockholders who consent to electronic delivery of such documents by checking the applicable box in the subscription agreement. However, a stockholder may revoke consent to electronic delivery at any time by contacting BCCLP, Inc., Investor Services for Boston Capital REIT, One Boston Place, Suite 2100, Boston, MA 02180-4406 (Phone: 800-955-2733, Fax: 617-624-8999). If the stockholder revokes such consent, the stockholder will subsequently receive all such documents in paper format. In addition, a stockholder may request paper copies of any documents delivered electronically by contacting BCCLP, Inc. A stockholder's consent to electronic delivery is effective until revoked and relates to all documents relating to the stockholders' investment.

                              Market for Our Stock

Before this offering, there has been no public market for our common stock. The initial public offering price was determined by our board of directors after consultation with the dealer-manager. In addition to prevailing market conditions, the factors considered in determining the initial public offering price were

- the prospects for our company and the industry in which we compete,

- an assessment of our management, its past and present operations, and the prospects for, and timing of, our future revenues,

- the present state of our development, and

- the above factors in relation to market values and various valuation measures of other companies engaged in activities similar to ours.

Following this offering, our shares will not be listed on any securities exchange, and there are no assurances that any market for the shares will develop. Therefore, it will be difficult for you to sell your shares promptly. In addition, the price received for any shares sold is likely to be less than the proportionate value of the real estate we own. It is also possible that after the offering, the price received for any shares sold will be less than the initial public offering price.

                            REPORTS TO STOCKHOLDERS

We will provide an annual report to each stockholder within one hundred and twenty (120) days following the close of each fiscal year. Each annual report will contain, among other things, financial statements prepared in accordance with generally accepted accounting principles which are audited and reported on by our independent registered public accountant.

In addition, we will provide, upon written request by a stockholder, an interim report containing unaudited financial statements for each of the first three quarterly periods of each fiscal year within forty-five (45) days after the end of such quarter as well as such further information as our board of directors may determine is required pursuant to any law or regulation to which we are subject.

At the same time as any distribution, we will file a Form 8-K or other appropriate form or report with the Securities and Exchange Commission or otherwise provide stockholders with a statement disclosing the source of the funds distributed. If the information is not available when the distribution is made, we will provide a statement setting forth the reasons why the information is not available. In no event will the information be provided to stockholders more than sixty (60) days after we make the distribution.

We are required by the Securities Exchange Act of 1934, as amended, to file quarterly, annual and periodic reports with the Securities and Exchange Commission. Those reports may contain information which is not set forth in this prospectus. Such reports can be obtained on the Commission's website at www.sec.gov and on our website at www.bostoncapital.com and investors are encouraged to access such reports.

                          SUPPLEMENTAL SALES MATERIAL

In addition to this prospectus, we may use certain sales material in connection with the offering of the shares, although only when accompanied by or preceded by the delivery of this prospectus. In certain jurisdictions, some or all of such sales material may not be available. This material may include information relating to this offering, the past performance of our advisor and its affiliates, property brochures and articles and publications concerning real estate. In addition, this sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.

This offering of shares is made only by means of this prospectus. Although the information contained in such sales material will not conflict with any of the information contained in this prospectus, such material does not purport to be complete, and should not be considered a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated by reference into this prospectus or such registration statement or as forming the basis of the offering of the shares.

                                    EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule at December 31, 2005 and for the year then ended, as set forth in their report. We've included our financial statements and schedule in the prospectus and elsewhere in the registration statement in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

Certain of the financial statements appearing in this prospectus and the registration statement of which it is a part have been audited by Reznick Group, P.C. (formerly known as Reznick Fedder & Silverman, Certified Public Accountants a Professional Corporation) independent certified public accountants, as set forth in their report thereon appearing elsewhere in this prospectus and in the registration statement and are included in reliance upon that report, given upon the authority of that firm as experts in accounting and auditing.

                                 LEGAL MATTERS

The legality of the shares offered by this prospectus has been passed upon for us by Goodwin Procter LLP. The statements under the caption "Material United States Federal Income Tax Considerations" as they relate to federal income tax matters have been reviewed by Goodwin Procter LLP.

                      WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-11, including exhibits, schedules and amendments filed with this registration statement, under the Securities Act of 1933 with respect to the shares of our common stock to be sold in this offering. This prospectus does not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our company and the shares of our common stock to be sold in this offering, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract is an exhibit to the registration statement, each statement is qualified in all respects by reference to the exhibit to which the reference relates. Copies of the registration statement, including the exhibits and schedules to the registration statement, as well as periodic reports and other information filed by us in the future, may be examined without charge at the public reference room of the Securities and Exchange Commission, 100 F Street, N.E., Room 1580, Washington, DC 20549. Information about the operation of the public reference room may be obtained by calling the Securities and Exchange Commission at l-800-SEC-0300. Copies of all or a portion of the registration statement can be obtained from the public reference room of the Securities and Exchange Commission upon payment of prescribed fees. In addition, the Securities and Exchange Commission maintains a Web site at www.sec.gov that contains reports and other information filed electronically with the Commission, including our registration statement.

We will establish an internet-accessible area for our company on the web site of Boston Capital Corporation, www.bostoncapital.com. The information on our website does not constitute a part of this prospectus.

                         Index to Financial Statements

                                                                Page
                                                              --------
Boston Capital Real Estate Investment Trust, Inc. successor
  to BCMR Seattle, Inc. (December 31, 2005 and 2004)........     F-3

Schedule III--Real Estate and Accumulated Depreciation......    F-35
(All other schedules are omitted because they are not
  applicable or the required information is included in the
  notes to the financial statements.)

BCMR Seattle, Inc. (May 15, 2003)...........................    F-36

ProForma Statements.........................................    F-51

               BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.
                                  successor to

                               BCMR SEATTLE, INC.

                               TABLE OF CONTENTS

                                                                Page
                                                              --------
CONSOLIDATED FINANCIAL STATEMENTS:

  Consolidated Balance Sheets at December 31, 2005 and
    2004....................................................     F-6

  Consolidated Statements of Operations for the years ended
    December 31, 2005 and 2004 and for the period May 15,
    2003 (inception) through December 31, 2003..............     F-7

  Consolidated Statements of Stockholder's Deficit for the
    years ended December 31, 2005 and 2004 and for the
    period May 15, 2003 (inception) through December 31,
    2003....................................................     F-8

  Consolidated Statements of Cash Flows for the years ended
    December 31, 2005 and 2004 and for the period May 15,
    2003 (inception) through December 31, 2003..............     F-9

  Notes to Consolidated Financial Statements................    F-11

            Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholder
Boston Capital Real Estate Investment Trust, Inc.

We have audited the accompanying consolidated balance sheet of Boston Capital Real Estate Investment Trust, Inc. as of December 31, 2005, and the related consolidated statements of operations, stockholder's deficit, and cash flows for the year then ended. Our audit also included the 2005 financial statement schedule listed at page F-1. These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Boston Capital Real Estate Investment Trust, Inc. at December 31, 2005, and the consolidated results of its operations and its cash flows for the year then ended, in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related 2005 financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

                                /s/ ERNST & YOUNG LLP

Boston, Massachusetts
March 21, 2006

                              Reznick Group, P.C.

          7700 Old Georgetown Road, Suite 400, Bethesda, MD 20814-6224
                      Phone 301.652.9100, Fax 301.652.1848
                              www.reznickgroup.com

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholder
of Boston Capital Real Estate Investment Trust, Inc.

We have audited the accompanying consolidated balance sheets of Boston Capital Real Estate Investment Trust, Inc. (a Maryland corporation) and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of operations, changes in stockholder's deficit, and cash flows for the year ended December 31, 2004 and for the period from May 15, 2003 (inception) through December 31, 2003. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in note B to the consolidated financial statements, the accompanying consolidated financial statements have been restated.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Boston Capital Real Estate Investment Trust, Inc. and subsidiaries as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the year ended
December 31, 2004 and for the period from May 15,

2003 (inception) through December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

We have also audited Schedule III for the year ended December 31, 2004. In our opinion, this schedule presents fairly, when considered in relation to the basic financial statements taken as a whole, in all material respects, the information therein.

/s/ Reznick Group, P.C.

Bethesda, Maryland
March 25, 2005, except for the third paragraph in note A, as to which the date is February 10, 2006 and the last paragraph in note B as to which date is March 29, 2006

               Boston Capital Real Estate Investment Trust, Inc.

                          CONSOLIDATED BALANCE SHEETS

                  (Dollars in thousands except share amounts)

                                                   December 31,     December 31,
                                                       2005        2004 (Restated)
                                                  --------------   ---------------
Assets
  Real Estate
    Land........................................     $ 31,084         $ 29,034
    Building and improvements...................      147,478          133,528
    Furniture, fixtures and equipment...........        8,290            6,805
                                                     --------         --------
                                                      186,852          169,367
  Less accumulated depreciation.................      (13,140)          (7,564)
                                                     --------         --------
                                                      173,712          161,803
  Cash and cash equivalents.....................        1,629            1,058
  Accounts receivable-tenants, net of allowance
    for doubtful accounts of $0 for 2005 and
    2004........................................          156              147
  Restricted cash...............................        2,889            2,465
  Deferred financing costs, net of accumulated
    amortization of $1,053 and $624,
    respectively................................        1,240            1,432
  Other assets, net of accumulated amortization
    of $90 and $0, respectively.................        4,027            1,774
                                                     --------         --------
                                                     $183,653         $168,679
                                                     ========         ========
Liabilities
  Line of credit-affiliate......................     $ 56,597         $ 56,597
  Interest payable on line of credit............          366              326
  Mortgage notes payable........................      132,525          120,596
  Other note payable............................        5,556               --
  Accounts payable and accrued expenses.........        3,260            2,484
  Due to related party..........................        4,944            1,375
  Other liabilities.............................          846              618
                                                     --------         --------
                                                      204,094          181,996
Commitments and contingencies
Minority interest...............................          167               --
Stockholder's Deficit
  Preferred stock, $.001 par value, 50,000,000
    shares authorized, no shares issued and
    outstanding.................................           --               --
  Common stock, $.001 par value, 350,000,000
    shares authorized, 20,000 shares issued and
    outstanding.................................           --               --
  Additional paid-in capital....................          200              200
  Accumulated deficit...........................      (20,808)         (13,517)
                                                     --------         --------
                                                      (20,608)         (13,317)
                                                     --------         --------
                                                     $183,653         $168,679
                                                     ========         ========

                            See accompanying notes.

               Boston Capital Real Estate Investment Trust, Inc.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                (Dollars in thousands except per share amounts)

                                                                    Period May 15,
                                                                   2003 (inception)
                                   Year ended       Year ended         through
                                  December 31,     December 31,      December 31,
                                      2005             2004        2003 (Restated)
                                 --------------   --------------   ----------------
Rental revenue.................     $24,061          $21,257           $13,187
                                    -------          -------           -------
Expenses
  Property operating costs.....       7,850            8,573             5,279
  General and administrative...       3,164            2,863             1,917
  Depreciation and
    amortization...............       6,096            4,988             2,629
  Portfolio and management
    fees-related party.........       1,182            1,184               892
  Asset management fee-related
    party......................       1,368               --                --
  Organization costs...........          --               --             1,426
                                    -------          -------           -------
                                     19,660           17,608            12,143
                                    -------          -------           -------
Operating income...............       4,401            3,649             1,044
                                    -------          -------           -------
Interest (income) expense
  Interest expense on line of
    credit-affiliate...........       5,377            5,466             3,053
  Interest expense-other.......       6,336            6,046             3,683
  Interest income..............         (15)             (25)              (13)
                                    -------          -------           -------
                                     11,698           11,487             6,723
                                    -------          -------           -------
Loss before minority
  interest.....................      (7,297)          (7,838)           (5,679)
Loss attributed to minority
  interest.....................          (6)              --                --
                                    -------          -------           -------
    Net loss...................     $(7,291)         $(7,838)          $(5,679)
                                    =======          =======           =======
Loss per share-basic and
  diluted......................     $  (365)         $  (392)          $  (284)
                                    =======          =======           =======
Weighted average common shares
  outstanding-basic and
  diluted......................      20,000           20,000            20,000
                                    =======          =======           =======

                            See accompanying notes.

               Boston Capital Real Estate Investment Trust, Inc.

                CONSOLIDATED STATEMENTS OF STOCKHOLDER'S DEFICIT

                  (Dollars in thousands except share amounts)

                           Common Stock       Additional
                       --------------------    Paid in     Accumulated
                        Shares     Amount      Capital       Deficit      Total
                       --------   ---------   ----------   -----------   --------
Shares of common
  stock issued.......   20,000    $     --       $200       $     --     $    200

Net loss
  (Restated).........       --          --         --         (5,679)      (5,679)
                        ------    ---------      ----       --------     --------

Balance as of
  December 31, 2003
  (Restated).........   20,000          --        200         (5,679)      (5,479)

Net loss.............       --          --         --         (7,838)      (7,838)
                        ------    ---------      ----       --------     --------

Balance as of
  December 31, 2004
  (Restated).........   20,000          --        200        (13,517)     (13,317)

Net loss.............       --          --         --         (7,291)      (7,291)
                        ------    ---------      ----       --------     --------

Balance as of
  December 31,
  2005...............   20,000    $     --       $200       $(20,808)    $(20,608)
                        ======    =========      ====       ========     ========

                            See accompanying notes.

               Boston Capital Real Estate Investment Trust, Inc.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                             (Dollars in thousands)

                                                                             Period
                                                                          May 15, 2003
                                                                           (inception)
                                         Year ended       Year ended         through
                                        December 31,     December 31,     December 31,
                                            2005             2004        2003 (Restated)
                                       --------------   --------------   ---------------
Cash flows from operating activities
  Net loss...........................     $ (7,291)        $ (7,838)        $  (5,679)
  Adjustments to reconcile net loss
    to net cash provided by (used in)
    operating activities
    Depreciation and amortization....        6,096            4,988             2,629
    Loss allocated to minority
      interest.......................           (6)              --                --
    Changes in assets and liabilities
      (Increase) decrease in accounts
        receivable--tenants..........           (9)              25              (172)
      (Increase) decrease in
        restricted cash..............          (43)             (26)              708
      (Increase) decrease in other
        assets.......................         (315)              37              (748)
      Increase (decrease) in interest
        payable on line of credit--
        affiliate....................           40           (1,049)            3,053
      Increase (decrease) in accounts
        payable and accrued
        expenses.....................          776              355               947
      Increase (decrease) in due to
        related party................        1,616              391               287
      Increase (decrease) in other
        liabilities..................          228               64               556
                                          --------         --------         ---------
        Net cash provided by (used
          in) operating activities...        1,092           (3,053)            1,581
                                          --------         --------         ---------
Cash flows from investing activities
  Investment in real estate..........      (17,485)          (5,862)               --
  Other assets.......................         (207)              --                --
  (Deposits) withdrawals from
    restricted cash..................         (381)           9,270             1,165
  Construction in progress...........           --               --            (1,699)
                                          --------         --------         ---------
        Net cash (used in) provided
          by investing activities....      (18,073)           3,408              (534)
                                          --------         --------         ---------
Cash flows from financing activities
  Proceeds from mortgage notes
    payable..........................       23,981               --                --
  Payment of mortgage note payable...      (12,052)             (43)              (39)
  Proceeds from other note payable...        5,556               --                --
  Financing costs paid...............         (237)              --               (96)
  Due to related party...............        1,953              698                --
  Payment of deferred offering
    costs............................       (1,822)          (1,064)               --
  Proceeds from sale of common
    stock............................           --               --               200
  Minority interest..................          175               --                --
  Distributions to minority
    partner..........................           (2)              --                --
                                          --------         --------         ---------
        Net cash provided by (used
          in) financing activities...       17,552             (409)               65
                                          --------         --------         ---------
        Net increase (decrease) in
          cash and cash
          equivalents................          571              (54)            1,112

               Boston Capital Real Estate Investment Trust, Inc.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                             (Dollars in thousands)

                                                                             Period
                                                                          May 15, 2003
                                                                           (inception)
                                         Year ended       Year ended         through
                                        December 31,     December 31,     December 31,
                                            2005             2004        2003 (Restated)
                                       --------------   --------------   ---------------
Cash and cash equivalents, beginning
  of period..........................        1,058            1,112                --
                                          --------         --------         ---------
Cash and cash equivalents, end of
  period.............................     $  1,629         $  1,058         $   1,112
                                          ========         ========         =========
Supplemental cash flow information:
  Interest paid (includes $5,337,
    $6,515 and $1,679, respectively,
    of related party interest).......     $ 11,615         $ 12,561         $   4,971
                                          ========         ========         =========
Noncash Investing and financing
  activities
  Real estate assets acquired........     $     --         $     --         $ 161,757
  Escrows funded.....................           --               --            13,583
  Financing costs incurred...........           --               --             1,934
  Debts assumed......................           --               --          (177,274)
                                          --------         --------         ---------
    Net..............................     $     --         $     --         $      --
                                          ========         ========         =========

                            See accompanying notes.

               Boston Capital Real Estate Investment Trust, Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               December 31, 2005

                 (Dollars in thousands, except per share data)

NOTE A--ORGANIZATION

Boston Capital Real Estate Investment Trust, Inc. (we or our), a Maryland Corporation, was formed on May 2, 2003 and commenced operations on May 15, 2003. We are a real estate company engaged in the acquisition, ownership, management, and operation of market rate multifamily properties. Provided that we sell at least 250,000 shares in the offering described below, we plan to elect to be taxed as a real estate investment trust for federal income tax purposes, commencing with the taxable year ended December 31, 2005. We were initially capitalized by the sale of 20,000 shares of $.001 par value common stock to an affiliated entity. The offer price of $10.00 per share resulted in gross proceeds of $200,000.

Our day-to-day activities are managed by Boston Capital REIT Advisors, LLC, one of our affiliates under the terms and conditions of an advisory agreement (the Advisor). We have no employees of our own. Our advisor is wholly owned by Boston Capital Holdings Limited Partnership. John P. Manning, our Chairman and Chief Executive Officer, is the general partner of and owns a limited partnership interest in Boston Capital Holdings Limited Partnership.

A Registration Statement on Form S-11 and the related prospectus, as amended and supplemented (the "Prospectus"), were filed with the Securities and Exchange Commission and became effective June 22, 2005 in connection with a public offering of up to 100,000,000 shares of our common stock (excluding 5,000,000 shares reserved for issuance pursuant to our dividend reinvestment plan). We began offering shares on July 1, 2005. The offering will terminate no later than July 1, 2007 or the failure to sell at least 250,000 shares prior to the expiration of our affiliate line of credit on January 1, 2007, provided that we are unable to extend the line of credit. We have the right to terminate the offering at any time prior to these dates. All monies raised by the offering prior to selling the minimum shares will be placed in an escrow account and earn interest at savings account rates based on the balance held in the account. The initial rate was 1.45% per annum, was increased to 2.25% per annum on October 18, 2005 and was further increased to 3.35% on December 14, 2005. The offering will be made on a best efforts basis; however, if the minimum shares required are not met by the termination date, the escrowed funds along with accrued interest will be returned to the investors.

               Boston Capital Real Estate Investment Trust, Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               December 31, 2005

                 (Dollars in thousands, except per share data)

NOTE A--ORGANIZATION (Continued)
We have experienced losses since inception. We believe that a combination of our efforts to increase rental revenue and contain operating costs at our apartment communities and our ability to extend the maturity date of our Wachovia loan and defer certain discretionary capital improvements and payments to affiliates until January 2007 will be sufficient to meet our operating, debt service and other working capital needs for the next year.

As of December 31, 2005, 2004 and 2003 we owned interests in 11, 10 and 10 properties, respectively.

NOTE B--SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The accompanying audited consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles.

Principles of Consolidation

The consolidated financial statements include our interest in wholly-owned and majority-owned or controlling operating limited liability companies that own apartment communities. Minority interest relates to the interest in a property partnership we do not wholly own. All inter-company balances and transactions have been eliminated in consolidation.

Real Estate

Real estate is stated at cost. All our real estate has been pledged as security for various notes payable as described more fully in Note D.

ACQUISITIONS

We account for our real estate acquisitions using the purchase method of accounting in accordance with SFAS No. 141, "Business Combinations". The fair value of the real estate acquired is allocated to the acquired tangible assets, consisting of land, building and tenant improvements, and identified intangible assets and liabilities, consisting of the value of above-market and below-market leases and the value of in-place leases, based in each case on their fair values.

               Boston Capital Real Estate Investment Trust, Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               December 31, 2005

                 (Dollars in thousands, except per share data)

NOTE B--SIGNIFICANT ACCOUNTING POLICIES (Continued)
The fair value of the tangible assets of an acquired property (which includes land, building and improvements) is determined by valuing the property as if it were vacant, and the "as-if-vacant" value is then allocated to land, building and tenant improvements based on our determination of the relative fair values of these assets. We determine the as-if-vacant fair value of a property using methods similar to those used by independent appraisers.

In allocating the fair value of the identified intangible assets and liabilities of an acquired property, above-market and below-market in-place lease values are recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) our estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. Our leases do not currently include fixed-rate renewal periods. At December 31, 2005, we have not identified any above market or below market leases and consequently have not allocated any value to such assets.

The aggregate value of other acquired intangible assets, consisting of in-place leases, is measured by the excess of (i) the purchase price paid for a property after adjusting existing in-place leases to market rental rates over (ii) the estimated fair value of the property as if vacant. Factors we considered in performing these analyses include an estimate of carrying costs during the expected lease-up periods considering current market conditions and costs to execute similar leases. In estimating carrying costs, we include real estate taxes, insurance and other operating expenses and estimates of lost rental revenue during the expected lease-up periods based on current market demand. We also estimate costs to execute similar leases including leasing commissions, legal and other related costs. The value of in-place leases exclusive of the value of the above-market and below-market in-place leases is amortized to expense over the remaining non-cancelable periods of the respective leases. If a lease were to be terminated prior to its stated expiration, all unamortized amounts relating

               Boston Capital Real Estate Investment Trust, Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               December 31, 2005

                 (Dollars in thousands, except per share data)

NOTE B--SIGNIFICANT ACCOUNTING POLICIES (Continued) to that lease would be written off. At December 31, 2005, we have allocated a value of $207 to in place leases associated with the acquisition of the Plano community. This allowance value (net of amortization) is included in other assets on the consolidated balance sheets. The weighted average amortization period for the in-place leases at December 31, 2005 is four months.

DEPRECIATION

Buildings and furniture, fixtures and equipment are depreciated on the straight line method over 40 and 5 years respectively from the date of acquisition. Building improvements are depreciated on the straight line method over their estimated service lives, as determined by management, generally between 5 and 15 years. Depreciation expense for the years ended December 31, 2005 and 2004 and for the period May 15, 2003 through December 31, 2003 was $5,576, $4,670 and $2,407, respectively.

IMPAIRMENT

We periodically evaluate our long-lived assets, including our investments in real estate, for impairment indicators in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". The judgments regarding the existence of impairment indicators are based on factors such as operational performance, market conditions, expected holding period of each asset and legal and environmental concerns.

If impairment indicators are present, we compare the expected future undiscounted cash flows for the long-lived asset against the carrying amount of that asset. If the sum of the estimated undiscounted cash flows is less than the carrying amount of the asset, an impairment loss would be recorded for the difference between the estimated fair value and the carrying amount of the asset.

We have not identified any impairment indicators and consequently have not recognized an impairment loss on any of our communities.

               Boston Capital Real Estate Investment Trust, Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               December 31, 2005

                 (Dollars in thousands, except per share data)

NOTE B--SIGNIFICANT ACCOUNTING POLICIES (Continued)
Cash and Cash Equivalents

All highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. We maintain our cash and restricted cash accounts with various financial institutions. Cash balances are insured by the Federal Deposit Insurance Corporation up to $100. As of December 31, 2005 and 2004, the uninsured portion of the cash and restricted cash balances held at the financial institutions was $1,559 and $844, respectively.

Accounts Receivable--Tenant

Tenant receivables are reported net of an allowance for doubtful accounts. Management's estimate of the allowance is based on historical collection experience and a review of the current status of tenant accounts receivable. It is reasonably possible that management's estimate of the allowance will change.

Deferred Financing Costs

Deferred financing costs include fees and costs to obtain our line of credit, mortgages and other note payable. These costs are amortized over the term of the respective loans.

Deferred Offering Costs

The costs incurred in connection with our anticipated public offering of common stock are deferred and will be deducted from the gross offering proceeds of the offering. Deferred offering costs were $2,747 and $1,064, respectively, at December 31, 2005 and 2004, and are included in other assets in the accompanying balance sheets.

Revenue Recognition

Tenant leases are classified as operating leases. Rental income attributable to leases is recorded when due from tenants and is recognized monthly as it is earned, which is not materially different from on a straight-line basis. Leases between a tenant and property for the rental of an apartment unit are generally year-to-year, renewable upon consent of both parties on an

               Boston Capital Real Estate Investment Trust, Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               December 31, 2005

                 (Dollars in thousands, except per share data)

NOTE B--SIGNIFICANT ACCOUNTING POLICIES (Continued) annual basis. Advanced receipts of rental income are deferred and classified as liabilities until earned. Interest income is recorded on an accrual basis.

Organization Costs

Organization costs are expensed as incurred.

Earnings Per Share

Earnings per share is calculated based on the weighted average number of common shares outstanding during the period. We have no common share equivalents, instruments convertible into common shares or other dilutive instruments.

Reclassifications

Certain amounts in the 2004 and 2003 period have been reclassified to conform to the 2005 presentation.

Recent Accounting Pronouncements and Interpretations

In December 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123 (revised 2004), "Share-Based Payment" ("SFAS 123R"), which replaces SFAS No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123") and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees." SFAS 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values beginning with the first interim or annual period after June 15, 2005. Under SFAS 123R, we must determine the appropriate fair value model to be used for valuing share-based payments, the amortization method for compensation cost and the transition method to be used at date of adoption. We adopted SFAS 123R in 2005. SFAS 123R did not have any material effect on our financial statements.

In June 2005, the FASB ratified the consensus in Emerging Issues Task Force Issue No. 04-5, "Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar

               Boston Capital Real Estate Investment Trust, Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               December 31, 2005

                 (Dollars in thousands, except per share data)

NOTE B--SIGNIFICANT ACCOUNTING POLICIES (Continued)
Entity When the Limited Partners Have Certain Rights" ("EITF 04-5"), which provides guidance in determining whether a general partner controls a limited partnership. EITF 04-5 states that the general partner in a limited partnership is presumed to control that limited partnership. The presumption may be overcome if the limited partners have either (1) the substantive ability to dissolve the limited partnership or otherwise remove the general partners without cause or
(2) substantive participating rights, which provide the limited partner with the ability to effectively participate in significant decisions that would be expected to be made in the ordinary course of the limited partnership's business and thereby preclude the general partner from exercising unilateral control over the partnership. Our adoption of EITF 04-5 which is effective for new or modified limited partnerships as of June 30, 2005 and all other limited partnership arrangements as of January 1, 2006 is not expected to have a material effect on our financial position or results of operations.

Restatement

In 2005, we concluded that some property operating costs and interest expense related to certain mortgages on our properties for the month of December should have been accrued in our consolidated financial statements at December 31, 2004 and 2003. Accordingly, the 2004 and 2003 balance sheets statements of operations, changes in stockholder's deficit, and cash flows have been restated to give effect of this correction. As a result of the adjustments, accounts payable and accrued expenses and accumulated deficit have increased by $379 in 2004 and accounts payable and accrued expenses, property and operating costs and interest expense have increased by $379, $114 and $265, respectively, in 2003. Also, the loss per share for the period May 15, 2003 (inception) through December 31, 2003 increased by $19. In 2005, we also concluded that some of the predecessor's revenue, operating expenses and interest expense were included in our consolidated statement of operations for the period May 15, 2003 (inception) through December 31, 2003. Accordingly the 2003 statement of operations has been restated to give effect of this correction. As a result of the adjustments, revenue, operating expenses and

               Boston Capital Real Estate Investment Trust, Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               December 31, 2005

                 (Dollars in thousands, except per share data)

NOTE B--SIGNIFICANT ACCOUNTING POLICIES (Continued) interest expense decreased by $2,611, $1,701 and $910, respectively. There was no effect on net loss or the loss per share.

The following table sets forth the previously reported and restated amounts within our consolidated balance sheet as of December 31, 2004.

                               Amount as
                               Originally   Amount as
                                Reported    Restated     Change
                               ----------   ---------   --------
BALANCE SHEET
Accounts payable and accrued
  expense....................   $  2,105    $  2,484     $(379)
Accumulated deficit..........   $(13,138)   $(13,517)    $ 379

The following table sets forth the previously reported and restated amounts within our consolidated balance sheets as of December 31, 2003 and within our consolidated statements of operations for the period May 15, 2003 (inception) through December 31, 2003.

                              Amount as
                              Originally   Amount as
                               Reported    Restated     Change
                              ----------   ---------   --------
BALANCE SHEET
Accounts payable and accrued
  expense...................   $  1,750    $  2,129    $   379
Accumulated deficit.........   $ (5,300)   $ (5,679)   $  (379)

STATEMENT OF OPERATIONS
Total revenue...............   $ 15,798    $ 13,187    $(2,611)
Operating expenses..........   $ 13,730    $ 12,143    $(1,587)
Interest (income) expense...   $  7,368    $  6,723    $  (645)
Net loss....................   $ (5,300)   $ (5,679)   $  (379)
Net loss per share..........   $   (265)   $   (284)   $   (19)

STATEMENT OF CASH FLOWS
Interest paid...............   $  5,884    $  4,971    $  (913)

               Boston Capital Real Estate Investment Trust, Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               December 31, 2005

                 (Dollars in thousands, except per share data)

NOTE C--PROPERTY ACQUISITIONS

On September 15, 2005, we acquired a majority interest in an apartment community consisting of 229 units in Plano, Texas, for a purchase price of $15,200. We have included the results of operations of this community in our consolidated statement of operations from the date of acquisition. We allocated the purchase price of the community to the fair value of the assets received. We acquired our interest in the property through BC Broadstone Preston, LP, a joint venture formed between us and a joint venture partner who contributed $175 toward the purchase price. We borrowed approximately $5,556 from Wachovia Bank, National Association to fund a portion of the purchase price, and the remainder was funded by a $11,981 mortgage loan from Deutsche Bank Berkshire Mortgage, Inc. Loan proceeds were also used to pay customary closing costs of $831 and to fund $1,700 into renovation and operating reserve accounts.

NOTE D--FINANCING

MORTGAGE NOTES PAYABLE

                                                 2005       2004
                                               --------   --------
Mortgage notes payable to Berkshire Mortgage
Finance Limited Partnership. The notes bear
interest at 4.67% and mature on January 1,
2008. Monthly interest only payments of $147
are required beginning February 1, 2003. Upon
maturity of the fixed rate note, we can
either make a balloon payment for any unpaid
principal or convert the note to a new fixed
or variable rate note with a final maturity
of December 31, 2012, subject to certain
covenants. The notes are secured by first
mortgages and deeds of trust on the
communities in the Seattle portfolio.........  $ 37,850   $ 37,850

               Boston Capital Real Estate Investment Trust, Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               December 31, 2005

                 (Dollars in thousands, except per share data)

NOTE D--FINANCING (Continued)

                                                 2005       2004
                                               --------   --------
Mortgage notes payable to Berkshire/WAFRA
Mezzanine Debt Investors Foreign Fund. The
notes bear interest at 12% and mature on
December 31, 2007. Monthly principal and
interest payments of $86 are required
beginning February 1, 2003 with a balloon
payment due at maturity. Amortization is
calculated based on a 25 year term. The loan
can be extended for an additional one-year
term provided that no event of default exists
and we pay a 1% extension fee................     7,987      8,039

Mortgage notes payable to Berkshire Mortgage
Finance Limited Partnership. The notes bear
interest at rates from 4.26% to 4.32% and
mature on June 1, 2010. Monthly interest only
payments of $126 are required beginning
July 1, 2003. A balloon payment is due at
maturity. The notes are secured by mortgages
and deeds of trust on the communities in the
Jacksonville portfolio.......................    35,374     35,374

Mortgage notes payable to Berkshire Mortgage
Finance Limited Partnership. The notes bear
interest at 4.52% and mature on June 1, 2010.
Monthly interest only payments of $148 are
required beginning July 1, 2003. Upon
maturity of the fixed rate note, we can
either make a balloon payment for any unpaid
principal or convert the note to a new fixed
or variable rate note with a final maturity
of December 31, 2013, subject to certain
covenants. The notes are secured by mortgages
and deeds of trust on the communities in the
Portland portfolio...........................    39,333     39,333

               Boston Capital Real Estate Investment Trust, Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               December 31, 2005

                 (Dollars in thousands, except per share data)

NOTE D--FINANCING (Continued)

                                                 2005       2004
                                               --------   --------
Mortgage notes payable to Deutsche Bank
Berkshire Mortgage Inc. The note bears
interest at 5.14% and matures November 1,
2014. Monthly interest only payments of $53
are required beginning December 1, 2005. A
balloon payment is due at maturity. The note
is secured by a mortgage and deed of trust on
the Plano community..........................    11,981         --
                                               --------   --------

                                               $132,525   $120,596
                                               ========   ========

Aggregate maturities of the above mortgage notes payable for the next five years and thereafter are as follows:

2006....................................  $     61
2007....................................     7,926
2008....................................    37,850
2009....................................        --
2010....................................    74,707
Thereafter..............................    11,981
                                          --------
Total...................................  $132,525
                                          ========

An affiliate of the operator of the Seattle portfolio has provided limited guarantees of payment of the $37,850 and $8,120 on the senior and mezzanine notes payable, respectively, related to the Seattle portfolio. The guarantees are limited to situations such as failure to pay rents to which the lender is entitled in the event of default, failure to apply insurance or condemnation proceeds or security deposits from tenants as required by the lender, fraud or written misrepresentation, failure to first apply rents to pay reasonable operating expenses and then to debt service, acquisition of any property or operation of any business not permitted by the lender, a transfer that is an event of default, any and all indemnification obligations as defined by the lender or commencement of voluntary bankruptcy.

               Boston Capital Real Estate Investment Trust, Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               December 31, 2005

                 (Dollars in thousands, except per share data)

NOTE D--FINANCING (Continued)

Affiliates of the operator of the Jacksonville portfolio have provided limited guarantees of payment on two of the notes totaling $16,274 related to the Jacksonville portfolio. The guarantees are limited to situations such as failure to pay rents to which the lender is entitled in the event of a default, failure to apply insurance or condemnation proceeds as required by the lender, fraud or written material misrepresentation, acquisition of any property or operation of any business not permitted by the security instrument, failure to first apply rents to pay reasonable operating expenses and commencement of voluntary bankruptcy.

LINE OF CREDIT--AFFILIATE

We have a $60,000 line of credit with an affiliate. The affiliate line of credit bears "base" interest at 9.5% and "bonus" interest at 5.3% and matures on January 1, 2007. Base interest accrues in arrears and is due and payable with respect to each calendar quarter to the extent of cash available for debt service for the current quarter. In the event cash is not available for debt service in the current quarter, base interest is accrued and added to principal. Bonus interest is due and payable with respect to each calendar quarter to the extent of cash available for debt service after payment of base interest. Any unpaid bonus interest is accrued but will not be added to principal. Accrued bonus interest is payable quarterly solely from cash available for debt service after payment of the current quarter base and bonus interest. Any accrued bonus interest not paid on or before the maturity date is not due or payable. As of December 31, 2005 and 2004, the accrued bonus interest was $7,832 and $4,832, respectively. We do not believe that sufficient cash flow will exist to pay bonus interest; therefore no accrual for it has been made in these financial statements. Our affiliate line of credit is secured by our interests in the Seattle, Jacksonville and Portland portfolios, and our outstanding shares. As of December 31, 2005 and 2004, $56,597 was outstanding on the line. In connection with the extension of the line to January 1, 2007, we have agreed with the affiliate that will not borrow further amounts on the line. During the years ended December 31, 2005 and 2004 and for the period May 15, 2003 (inception) through December 31, 2003, base interest of

               Boston Capital Real Estate Investment Trust, Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               December 31, 2005

                 (Dollars in thousands, except per share data)

NOTE D--FINANCING (Continued)
$5,377, $5,466, and $3,053, respectively, was incurred and $366 and $326, respectively, remained payable at December 31, 2005 and 2004.

OTHER NOTE PAYABLE

We borrowed $5,556 from Wachovia Bank evidenced by a note payable. The note is secured by the joint venture interests of our subsidiaries and is guaranteed by an affiliate. The note is interest only and bears interest at Libor plus 300 basis points (7.37% at December 31, 2005). Interest is payable monthly to the extent that cash flow from the Plano community permits, and any unpaid interest accrues. The note matures on July 3, 2006. We may extend the maturity date for an additional period through January 1, 2007 provided no default or event of default shall then be in existence under the loan agreement; we pay an extension fee equal to 42 basis points of the outstanding balance of the loan as of July 3, 2006; and we provide written notice to Wachovia Bank of our request for an extension of the maturity date no later than June 3, 2006. As of December 31, 2005 interest of $117 was incurred, of which $6 remained payable.

NOTE E--INCOME TAXES

We expect to elect to be taxed as a REIT under the Internal Revenue Code, commencing with the taxable year ended December 31, 2005. We have been organized and operated in a manner that we believe will allow us to qualify for taxation as a REIT under the Internal Revenue Code of 1986, as amended ("Code") commencing with the taxable year ended December 31, 2005, and we intend to continue to be organized and operate in this manner. As a REIT, we will not be required to pay federal corporate income taxes on our taxable income to the extent it is currently distributed to stockholders.

Accordingly, we have not recorded any current or deferred taxes for the year ended December 31, 2005. However, qualification and taxation as a REIT depends upon our ability to meet the various on-going requirements imposed by the Code relating to gross income testing, asset diversification, distribution thresholds and diversity of stock ownership, among other requirements. Accordingly, no assurance can be given that we will be

               Boston Capital Real Estate Investment Trust, Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               December 31, 2005

                 (Dollars in thousands, except per share data)

NOTE E--INCOME TAXES (Continued)
organized or able to operate in a manner so as to qualify or remain qualified as a REIT. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax (including any applicable alternative minimum tax) on our taxable income at the applicable corporate tax rates.

During the year ended December 31, 2005, we expect to generate a net operating loss of approximately $7,154. Additionally, during the period beginning May 15, 2003 and ending December 31, 2004, we generated passive activity loss carryforwards of approximately $14,682. The 2005 net operating loss may be carried forward for up to 20 years. The passive activity losses may be carried forward indefinitely. The deferred tax assets attributable to these items were established by us using a federal tax rate of 34% and a state and local tax rate of 6%. However, a corresponding valuation allowance was established at December 31, 2005, 2004 and 2003, in an amount equal to each deferred tax asset due to the uncertainty as to whether we will be able to use the loss carryforwards.

We have acquired properties prior to the first day of the first taxable year for which we expect to qualify as a REIT (which is anticipated to be January 1, 2005, or the "REIT Commencement Date"). If we recognize gain on the disposition of any of these assets during the 10-year period beginning on the REIT Commencement Date, then we will be subject to tax at the highest regular corporate rate on the lesser of the Built-In Gain or the amount of gain recognized on the disposition of such asset. It may be possible to reduce the amount of such income subject to corporate level tax by certain loss carryforwards of ours. Built-in Gain for this purpose means the fair market value of the asset as of the REIT Commencement Date over our basis in the asset as of the REIT Commencement Date. We would be subject to this tax liability even if we qualify and maintain our status as a REIT. In order to qualify as a REIT, we will be required to distribute an amount equal to at least 90% of our taxable income, including the non-capital gain portion of any Built-In Gain.

Finally, in order to qualify as a REIT, we cannot have at the end of any taxable year any undistributed earnings and profits that are attributable to a non-REIT taxable year. We do not believe that we have any non-REIT

               Boston Capital Real Estate Investment Trust, Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               December 31, 2005

                 (Dollars in thousands, except per share data)

NOTE E--INCOME TAXES (Continued)
earnings and profits as of December 31, 2005, and therefore we believe that we satisfy this requirement.

At December 31, 2005 and 2004, our net tax basis of our real estate assets is less than the amount set forth in our consolidated balance sheets by approximately $6,106 and $3,304, respectively.

NOTE F--RESTRICTED CASH

As of December 31, 2005 and 2004, we maintained the following reserve and escrow accounts:

    Reserve/Escrow       Restriction/Purpose    2005       2004
-----------------------  -------------------  --------   --------
Real estate taxes and    Payment of real
insurance escrows        estate taxes and
                         property
                         insurance..........   $  512     $  469

Replacement reserve      To fund the
                         purchase/
                         replacement of
                         personal
                         property...........       --        203

Portfolio reserve        To fund operating
                         deficits of the
                         properties and to
                         fund payment of the
                         preferred return
                         reserve in the
                         event the preferred
                         return reserve is
                         depleted...........      185         84

Capital improvements     To fund building
escrow                   improvements and
                         renovations of the
                         properties.........      156      1,234

               Boston Capital Real Estate Investment Trust, Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               December 31, 2005

                 (Dollars in thousands, except per share data)

NOTE F--RESTRICTED CASH (Continued)

    Reserve/Escrow       Restriction/Purpose    2005       2004
-----------------------  -------------------  --------   --------
Completion escrow        To fund the
                         rehabilitation and
                         improvements of the
                         Plano community as
                         required by the
                         mortgage lender....    1,543         --

Investment escrow        To fund
                         improvements of the
                         Jacksonville
                         portfolio and to
                         fund payment of the
                         preferred return...      267        295

Working capital reserve  To fund working
                         capital needs and
                         pay operating
                         expenses...........      226        180
                                               ------     ------

Total.......................................   $2,889     $2,465
                                               ======     ======

NOTE G--RELATED PARTY TRANSACTIONS

LINE OF CREDIT--AFFILIATE

As of December 31, 2005 and 2004, $56,597 was outstanding on our affiliate line of credit (see note D). During the years ended December 31, 2005 and 2004 and for the period May 15, 2003 (inception) through December 31, 2003, base interest of $5,377, $5,466, and $3,053, respectively, was incurred and $366 and $326, respectively, remained payable at December 31, 2005 and 2004.

PORTFOLIO MANAGEMENT FEES

During the year ended December 31, 2004 and for the period May 15, 2003 (inception) through December 31, 2003, an affiliate earned portfolio

               Boston Capital Real Estate Investment Trust, Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               December 31, 2005

                 (Dollars in thousands, except per share data)

NOTE G--RELATED PARTY TRANSACTIONS (Continued) management fees of $408 and $293, respectively, in connection with management of the Seattle, Portland and Jacksonville portfolios. These fees are included in portfolio and management fees on the consolidated statements of operations. The fee is based on .25% of total development costs, defined as total equity investment and the amount of the original mortgage payable for each portfolio. During the fourth quarter of 2005, the affiliate waived all future portfolio management fees retroactive to January 1, 2005. As of December 31, 2005 and 2004, $531 of fees related to the period May 15, 2003 through December 31, 2004 remain payable to the affiliate and are included in due to related party on the consolidated balance sheets.

OFFERING, ACQUISITION AND ORGANIZATIONAL COSTS

During the years ended December 31, 2005 and 2004, one of our affiliates paid or advanced funds to pay $1,953 and $698, respectively, for various costs associated with operating the Company. During the year ended December 31, 2005 we accrued an acquisition fee payable to an affiliate of $150 for the purchase of the Plano community. As of December 31, 2005 and 2004, the total amount of due to related parties for organization costs, deferred offering costs, prepaid expenses, acquisition costs and operating expenses is $2,926 and $823, respectively.

ADVISORS FEES

We have executed an advisory services agreement with the Advisor to pay the following fees:

    ORGANIZATION AND OFFERING EXPENSES. We will reimburse the Advisor for all organization and offering expenses advanced by the Advisor up to a maximum of 2.25% of Gross Offering Proceeds. Amounts that the Advisor has incurred to date are included in the offering, acquisition, and organization costs section above.

    ASSET MANAGEMENT FEE. We will pay the Advisor as compensation for advisory services rendered to us a monthly asset management fee in an amount equal to 1/12th of 0.75% of our Real Estate Asset Value as

               Boston Capital Real Estate Investment Trust, Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               December 31, 2005

                 (Dollars in thousands, except per share data)

NOTE G--RELATED PARTY TRANSACTIONS (Continued) defined in the agreement as of the end of the preceding month. During the year ended December 31, 2005, the Advisor earned asset management fees of $1,368. As of December 31, 2005, the entire amount earned remains payable and is included in due to related party on the consolidated balance sheets. Our affiliate has been entitled to this fee since inception, but has waived its right to all asset management fees from the time of inception though December 31, 2004.

    ACQUISITION FEES AND EXPENSES. We will pay the Advisor, as compensation payable for services rendered in connection with the investigation, selection and acquisition (by purchase, investment or exchange) of Properties, acquisition fees in an amount equal to up to 2.7% of Gross Offering Proceeds and acquisition expenses in an amount equal to up to 0.5% of Gross Offering Proceeds. Amounts that the Advisor has incurred to date are included in the offering, acquisition, and organization costs section above.

    SUBORDINATED DISPOSITION FEE. If the Advisor or an affiliate provides a substantial amount of the services (as determined by a majority of our Independent Directors) in connection with the sale of one or more Properties, we will pay the Advisor or an affiliate a subordinated disposition fee equal to the lesser of (i) one-half of a competitive real estate commission, or (ii) 3.0% of the sales price of such property or properties. The Subordinated Disposition Fee will be paid only if stockholders have received total dividends in an amount equal to 100% of the aggregate invested capital plus a 6.0% annual cumulative non-compounded return on their net invested capital. No such fees have been paid or are payable from inception through December 31, 2005.

    SUBORDINATED SHARE OF NET SALE PROCEEDS. A subordinated share of net sales proceeds will be payable to the Advisor in an amount equal to 15.0% of net sales proceeds remaining after the stockholders have received distributions equal to the sum of the Stockholders' 6.0%

               Boston Capital Real Estate Investment Trust, Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               December 31, 2005

                 (Dollars in thousands, except per share data)

NOTE G--RELATED PARTY TRANSACTIONS (Continued)
    Return and 100% of invested capital. No such fees have been paid or are payable from inception through December 31, 2005.

    SUBORDINATED INCENTIVE LISTING FEE. Upon listing on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or a national market system registered under Section 11QA of the Exchange Act ("Listing") the Advisor will be entitled to a subordinated incentive listing fee in an amount equal to 10.0% of the amount by which (i) the market value of our outstanding stock, measured by taking the average closing price or average of bid and asked price, as the cause may be, over a period of 30 consecutive days during which the stock is traded, with such period beginning 180 days after Listing ("Market Value"), plus the total of all distributions required to be paid to stockholders from our inception until the date of Listing, exceeds (ii) the sum of (A) 100% of the invested capital and (B) the total distributions required to be paid to the stockholders in order to pay the Stockholders' 6.0% Return from inception through the date of Listing.

DEALER MANAGER FEES

Our securities are being sold through an affiliate of the Advisor which is a registered Broker dealer (Dealer Manager). If the minimum offering is sold, the Dealer-Manager will receive a selling commission of 7% of the public offering price of the shares sold. The Dealer-Manager will also receive a fee of 2% of the public offering price of the shares sold as compensation for acting as the Dealer-Manager and for expenses incurred in connection with coordinating sales efforts, training of personnel and generally performing "wholesaling" functions.

               Boston Capital Real Estate Investment Trust, Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               December 31, 2005

                 (Dollars in thousands, except per share data)

NOTE G--RELATED PARTY TRANSACTIONS (Continued)
FEES TO OUR JOINT VENTURE PARTNERS

Our joint venture partners are entitled to various fees as follows:

    PROPERTY MANAGEMENT FEES

    During the years ended December 31, 2005 and 2004 and for the period
    May 15, 2003 (inception) through December 31, 2003, property management fees of $818, $744 and $515, respectively, were paid to our joint venture affiliates in connection with management of the Seattle, Portland, Jacksonville and Plano communities. The fee in connection with management of each of the Seattle and Jacksonville portfolios is 3.5% of gross revenue from inception through December 31, 2005. A portion of the fee in connection with management of the Portland portfolio was 3.5% from inception through February 2005, and was renegotiated to 3.0% for the Boulder Creek and Bridge Creek communities in March 2005. The other portion of the fee in connection with the Portland portfolio is .5% and is payable only after we have received the preferred return on our unreturned capital contribution as described in the Prospectus, with the unpaid amount accruing. The fee in connection with management of the Plano community is 3.5% of gross revenue from September 15, 2005 (acquisition) through December 31, 2005. The property management fees are included in portfolio and management fees on the consolidated statements of operations. As of December 31, 2005 and 2004 the accrued and unpaid property management fees due to our joint venture affiliates are $79 and $21, respectively and are included in due to related party on the consolidated balance sheets.

    INCENTIVE MANAGEMENT FEES

    During the years ended December 31, 2005 and 2004 and for the period
    May 15, 2003 (inception) through December 31, 2003, excess operating cash flow distributions of $263, $32 and $84, respectively, were paid to our joint venture member of the Seattle communities. These amounts are included in portfolio and management fees on the consolidated statements of operations. As of December 31, 2005 and

               Boston Capital Real Estate Investment Trust, Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               December 31, 2005

                 (Dollars in thousands, except per share data)

NOTE G--RELATED PARTY TRANSACTIONS (Continued)
    2004 the accrued and unpaid excess operating cash flow distributions due to our joint venture affiliate were $40 and $0, respectively, and are included in due to related party on the consolidated balance sheets.

    During the years ended December 31, 2005 and 2004 and for the period
    May 15, 2003 (inception) through December 31, 2003, a rate lock fee payment of $24, $24 and $14, respectively, was paid to our joint venture member of the Portland portfolio. The affiliate is entitled to be paid 0.06% per annum of the principal of the first mortgage loans from the cash flow of the Portland communities as compensation for its agreement to assume 100% of the risk of loss on the rate lock deposit on the first mortgage debt paid to the first mortgage holder.

    CONSTRUCTION MANAGEMENT FEE

    During the year ended December 31, 2005, $108 of construction management fees were paid to an affiliate of the property manager of the Portland communities in connection with capital improvements of the communities. The fees are included in building and improvements on the consolidated balance sheets.

    During the year ended December 31, 2004, $766 of construction management fees were paid to an affiliate of the property manager of our Jacksonville portfolio in connection with the rehabilitation of the project. The fees are included in building and improvements on the consolidated balance sheets.

NET SALE PROCEEDS TO JOINT VENTURE PARTNERS

Upon disposition, and only after we have received certain priority returns, the joint venture partners may be entitled to advisory service fees and portions of the net sale proceeds as detailed below.

    JACKSONVILLE COMMUNITIES--The joint venture partner will receive 6.25% of net sale proceeds. Affiliates of the joint venture partner will

               Boston Capital Real Estate Investment Trust, Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               December 31, 2005

                 (Dollars in thousands, except per share data)

NOTE G--RELATED PARTY TRANSACTIONS (Continued) also receive an advisory services fee equal to 20% of our 93.75% of remaining sale proceeds.

    SEATTLE AND PORTLAND COMMUNITIES--Affiliates of the joint venture partners will receive 25% of any net sale proceeds.

    PLANO COMMUNITY--The joint venture partner will receive 40% of any net sale proceeds.

NOTE H--STOCKHOLDERS' EQUITY

Common Stock

At December 31, 2005, we have 20,000 shares of common stock outstanding valued at $200. Net proceeds of $200 from the offering were used to fund investments and commence operations.

Stock Option Plan

We have established a stock option plan ("Stock Option Plan") for our non-employee directors. The Stock Option Plan authorizes the grant of stock options that do not qualify as incentive stock options under Section 422 of the Internal Revenue Code, or Non-Qualified Stock Options. The exercise price of stock options may not be less than the fair market value of a share on the day the option is granted. The total number of shares subject to awards granted under the Stock Option Plan may not exceed 200,000. At December 31, 2005, 20,000 options to purchase shares of our common stock were outstanding under the Stock Option Plan of which 4,000 options were exercisable.

During 2005, options to purchase 15,000 shares of common stock were granted to our directors. Options granted under the Stock Option Plan are exercisable at the fair market value on the date of grant and, subject to termination of directorship, expire ten years from the date of the grant, are not transferable other than at death, and vest ratably over a four year period commencing from the date of grant.

The estimated fair value of the common stock options, which was estimated by reference to Black-Scholes-Merton formula, was immaterial at

               Boston Capital Real Estate Investment Trust, Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               December 31, 2005

                 (Dollars in thousands, except per share data)

NOTE H--STOCKHOLDERS' EQUITY (Continued)
December 31, 2005. Therefore the fair value of options has not been recorded at December 31, 2005. Since the Stock Option Plan has characteristics significantly different from those of traded options, and since the assumptions used in such model, particularly the volatility assumption, are subject to significant judgment and variability, the actual value of the options could vary materially from management's estimate.

NOTE I--FAIR VALUE OF FINANCIAL INSTRUMENTS

In determining fair value of its financial instruments, we use available market information and appropriate valuation methodologies, such as discounted cash flow analysis. All methods of assessing fair value result in a general approximation of value, and such value may never actually be realized.

Cash, restricted cash and accounts receivable--tenants are financial assets with carrying values that approximate fair value. Line of credit--affiliate, interest payable on line of credit--affiliate, notes payable, accounts payable and accrued expenses and due to related party are financial liabilities with carrying values that approximate fair value.

NOTE J--SUBSEQUENT EVENTS

On January 12, 2006 a fire occurred at one of the Portland communities (Bridge Creek Apartments) that damaged twelve units. A joint investigation into the cause of the fire was conducted by the fire department and a cause and origin expert hired by the insurance company. They concluded that the cause was a weakened wire in the wall between two of the apartment units. Additionally, it was determined that negligence was not the cause of the weakened wire. No one was injured and displaced tenants were relocated to vacant units within Bridge Creek Apartments and Boulder Creek Apartments. The preliminary estimate to repair the damages ranges between $400 and $600, but contractors have begun exploratory demolition to better assess extent of damage and total cost of the repairs. The insurance deductible is $10, and it is anticipated to be incurred in the second quarter of 2006. It is also anticipated that rent loss insurance will cover lost rents and incurred expenses.

               Boston Capital Real Estate Investment Trust, Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               December 31, 2005

                 (Dollars in thousands, except per share data)

NOTE J--SUBSEQUENT EVENTS (Continued)
In January 2006, we issued 173 shares of 12% Series A Cumulative Non-Voting Preferred Stock. The shares were issued in a private placement for the purpose of having at least 100 shareholders to satisfy one of the qualifications we must meet in order to qualify as a REIT. The outstanding preferred shares are subject to redemption, in whole or in part, at any time following January 30, 2007 at a price of $500 per share plus all accrued and unpaid dividends.

NOTE K--QUARTERLY FINANCIAL DATA (Unaudited)

Due to an oversight, asset management fee--related party expense was understated by $374 in the first quarter of 2005. The financial data for the quarter ended March 31, 2005 has been adjusted to correct this oversight. The result of the adjustment was to increase operating expenses and net loss by $374. There was no effect on the three and six months ended June 30, 2005 and the three and nine months ended September 30, 2005.

                               Quarter    Quarter    Quarter    Quarter
                                ended      ended      ended      ended
                               12/31/05   09/30/05   06/30/05   03/31/05
                               --------   --------   --------   --------
Rental revenue...............  $ 6,500    $ 6,039    $ 5,819    $ 5,703
                               -------    -------    -------    -------
Net loss.....................  $(1,957)   $(1,898)   $(1,692)   $(1,744)
                               =======    =======    =======    =======
Loss per share-basic and
  diluted....................  $   (98)   $   (95)   $   (85)   $   (87)
                               =======    =======    =======    =======

                               Quarter    Quarter    Quarter    Quarter
                                ended      ended      ended      ended
                               12/31/04   09/30/04   06/30/04   03/31/04
                               --------   --------   --------   --------
Rental revenue...............  $ 5,599    $ 5,256    $ 5,021    $ 5,381
                               -------    -------    -------    -------
Net loss.....................  $(2,006)   $(2,164)   $(1,634)   $(2,034)
                               =======    =======    =======    =======
Loss per share-basic and
  diluted....................  $  (101)   $  (108)   $   (82)   $  (101)
                               =======    =======    =======    =======

               Boston Capital Real Estate Investment Trust, Inc.

                                  SCHEDULE III

                    REAL ESTATE AND ACCUMULATED DEPRECIATION

                               December 31, 2005
                             (Amounts in thousands)

                          Column A                               Column B               Column C                Column D
------------------------------------------------------------  ---------------   -------------------------   ----------------
                                                                                                            Cost Capitalized
                                                                                                             subsequent to
                                                                                 Initial cost to Company      acquisition
                                                                                -------------------------   ----------------
                                                                                             Buildings
                                                                                                and
                        Description                            Encumbrances       Land      improvements      Improvements
------------------------------------------------------------  ---------------   --------   --------------   ----------------
Seattle portfolio
  Alderwood Park Apartments.................................     $ 11,157       $ 3,358       $  9,504           $   36
  Ridgegate Apartments......................................        8,984         2,213          8,231               46
  Ridgetop Apartments.......................................       11,736         1,523         12,199               59
  Wellington Apartments.....................................       13,960         1,720         14,546               95
                                                                 --------       -------       --------           ------
                                                                   45,837         8,814         44,480              236
                                                                 --------       -------       --------           ------
Portland portfolio
  Boulder Creek Apartments..................................       11,375         2,559         14,492              127
  Bridge Creek Apartments...................................       12,958         2,970         15,510              537
  Settler's Point Apartments................................       15,000         3,997         17,954              290
                                                                 --------       -------       --------           ------
                                                                   39,333         9,526         47,956              954
                                                                 --------       -------       --------           ------
Jacksonville portfolio
  Bay Pointe Apartments.....................................        9,800         3,000          8,353            2,827
  Savannah Oaks Apartments..................................        6,474         1,550          6,541            1,188
  Spicewood Springs Apartments..............................       19,100         6,144         21,188            1,168
                                                                 --------       -------       --------           ------
                                                                   35,374        10,694         36,082            5,183
                                                                 --------       -------       --------           ------
Plano portfolio
  Broadstone @ Willowbend...................................       11,981         2,050         12,477              110
                                                                 --------       -------       --------           ------
                                                                   11,981         2,050         12,477              110
                                                                 --------       -------       --------           ------
                                                                 $132,525       $31,084       $140,995           $6,483
                                                                 ========       =======       ========           ======
Notes to Schedule III:

Reconciliation of total cost:
  Balance at December 31, 2002..............................     $     --
    Additions during the period:
      Acquisitions..........................................      157,552
                                                                 --------
  Balance at December 31, 2003..............................     $157,552
    Additions during the period:
      Improvements..........................................        5,010
                                                                 --------
  Balance at December 31, 2004..............................     $162,562
    Additions during the period:
      Acquisitions..........................................       14,527
      Improvements..........................................        1,473
                                                                 --------
Balance at December 31, 2005................................     $178,562
                                                                 ========
Reconciliation of accumulated depreciation:
  Balance at December 31, 2002..............................     $     --
    Additions during the period:
      Depreciation expense..................................        2,377
                                                                 --------
  Balance at December 31, 2003..............................     $  2,377
    Additions during the period:
      Depreciation expense..................................        3,572
                                                                 --------
  Balance at December 31, 2004..............................     $  5,949
    Additions during the period:
      Depreciation expense..................................        4,110
                                                                 --------
  Balance at December 31, 2005..............................     $ 10,059
                                                                 ========

                          Column A                                          Column E                   Column F        Column G
------------------------------------------------------------  ------------------------------------   -------------   -------------

                                                                 Gross amount at which carried
                                                                       at close of period
                                                              ------------------------------------
                                                                           Buildings
                                                                              and                     Accumulated       Date of
                        Description                             Land      improvements     Total     depreciation    construction
------------------------------------------------------------  --------   --------------   --------   -------------   -------------
Seattle portfolio
  Alderwood Park Apartments.................................  $ 3,358       $  9,540      $ 12,898      $   726          1982
  Ridgegate Apartments......................................    2,213          8,277        10,490          630          1990
  Ridgetop Apartments.......................................    1,523         12,258        13,781          932          1989
  Wellington Apartments.....................................    1,720         14,641        16,361        1,111          1988
                                                              -------       --------      --------      -------
                                                                8,814         44,716        53,530        3,399
                                                              -------       --------      --------      -------
Portland portfolio
  Boulder Creek Apartments..................................    2,559         14,619        17,178          950          1990
  Bridge Creek Apartments...................................    2,970         16,047        19,017        1,048          1987
  Settler's Point Apartments................................    3,997         18,244        22,241        1,191          1985
                                                              -------       --------      --------      -------
                                                                9,526         48,910        58,436        3,189
                                                              -------       --------      --------      -------
Jacksonville portfolio
  Bay Pointe Apartments.....................................    3,000         11,180        14,180        1,081          1974
  Savannah Oaks Apartments..................................    1,550          7,729         9,279          700          1971
  Spicewood Springs Apartments..............................    6,144         22,356        28,500        1,597          1985
                                                              -------       --------      --------      -------
                                                               10,694         41,265        51,959        3,378
                                                              -------       --------      --------      -------
Plano portfolio
  Broadstone @ Willowbend...................................    2,050         12,587        14,637           93          1984
                                                              -------       --------      --------      -------
                                                                2,050         12,587        14,637           93
                                                              -------       --------      --------      -------
                                                              $31,084       $147,478      $178,562      $10,059
                                                              =======       ========      ========      =======
Notes to Schedule III:
Reconciliation of total cost:
  Balance at December 31, 2002..............................
    Additions during the period:
      Acquisitions..........................................
  Balance at December 31, 2003..............................
    Additions during the period:
      Improvements..........................................
  Balance at December 31, 2004..............................
    Additions during the period:
      Acquisitions..........................................
      Improvements..........................................
Balance at December 31, 2005................................
Reconciliation of accumulated depreciation:
  Balance at December 31, 2002..............................
    Additions during the period:
      Depreciation expense..................................
  Balance at December 31, 2003..............................
    Additions during the period:
      Depreciation expense..................................
  Balance at December 31, 2004..............................
    Additions during the period:
      Depreciation expense..................................
  Balance at December 31, 2005..............................

                          Column A                             Column H       Column I
------------------------------------------------------------  ----------   ---------------

                                                                            Life on which
                                                                           depreciation in
                                                                            latest income
                                                                 Date       statement is
                        Description                            acquired       computed
------------------------------------------------------------  ----------   ---------------
Seattle portfolio
  Alderwood Park Apartments.................................   05/15/03       5-40 yrs.
  Ridgegate Apartments......................................   05/15/03       5-40 yrs.
  Ridgetop Apartments.......................................   05/15/03       5-40 yrs.
  Wellington Apartments.....................................   05/15/03       5-40 yrs.
Portland portfolio
  Boulder Creek Apartments..................................   05/30/03       5-40 yrs.
  Bridge Creek Apartments...................................   05/30/03       5-40 yrs.
  Settler's Point Apartments................................   05/30/03       5-40 yrs.
Jacksonville portfolio
  Bay Pointe Apartments.....................................   05/22/03       5-40 yrs.
  Savannah Oaks Apartments..................................   05/22/03       5-40 yrs.
  Spicewood Springs Apartments..............................   05/28/03       5-40 yrs.
Plano portfolio
  Broadstone @ Willowbend...................................   09/15/05       5-40 yrs.
Notes to Schedule III:
Reconciliation of total cost:
  Balance at December 31, 2002..............................
    Additions during the period:
      Acquisitions..........................................
  Balance at December 31, 2003..............................
    Additions during the period:
      Improvements..........................................
  Balance at December 31, 2004..............................
    Additions during the period:
      Acquisitions..........................................
      Improvements..........................................
Balance at December 31, 2005................................
Reconciliation of accumulated depreciation:
  Balance at December 31, 2002..............................
    Additions during the period:
      Depreciation expense..................................
  Balance at December 31, 2003..............................
    Additions during the period:
      Depreciation expense..................................
  Balance at December 31, 2004..............................
    Additions during the period:
      Depreciation expense..................................
  Balance at December 31, 2005..............................

                              Reznick Group, P.C.
          7700 Old Georgetown Road, Suite 400, Bethesda, MD 20814-6224
                      Phone 301.652.9100, Fax 301.652.1848
                              www.reznickgroup.com

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders
of BCMR Seattle, Inc.

We have audited the accompanying consolidated balance sheet of BCMR
Seattle, Inc. (a Maryland corporation) and subsidiaries as of May 15, 2003 (cessation) and the related consolidated statements of operations, changes in shareholder's equity, and cash flows for the period from January 1, 2003 through May 15, 2003. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As discussed in note B to the consolidated financial statements, the accompanying consolidated financial statements have been restated.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of BCMR Seattle, Inc. as of May 15, 2003 (cessation) and the consolidated results of its operations and its cash flows for the period from January 1, 2003 through May 15, 2003 in conformity with accounting principles generally accepted in the United States of America.

/s/ Reznick Group, P.C.

Bethesda, Maryland
March 9, 2004, except for note B
  as to which date is March 29, 2006

                               BCMR SEATTLE, INC.

                           CONSOLIDATED BALANCE SHEET

                                  May 15, 2003

                       ASSETS
REAL ESTATE
  Land...............................................  $       --
  Buildings and improvements.........................          --
  Personal property..................................          --
                                                       ----------
                                                               --
  Less accumulated depreciation......................          --
                                                       ----------
                                                               --
                                                       ----------

OTHER ASSETS
  Cash...............................................          --
  Accounts receivable--tenants.......................          --
  Deferred tax asset.................................          --
  Tenants' security deposits.........................          --
  Reserve account....................................          --
  Real estate tax and insurance escrows..............          --
  Financing costs, net of accumulated amortization of
    $0...............................................          --
  Capital improvements escrow........................          --
  Other assets.......................................          --
                                                       ----------
                                                       $       --
                                                       ==========

        LIABILITIES AND SHAREHOLDER'S EQUITY
Notes payable........................................  $       --
Accounts payable and accrued expenses................          --
Unearned rental revenue..............................          --
Tenants' security deposits...........................          --
                                                       ----------
                                                               --
                                                       ----------

SHAREHOLDER'S EQUITY
  Common stock, $.01 par value, 100 shares
    authorized, issued and outstanding...............           1
  Additional paid-in capital.........................          --
  Accumulated deficit................................          (1)
                                                               --
                                                       ----------
                                                       $       --
                                                       ==========

                 See notes to consolidated financial statements

                               BCMR SEATTLE, INC.

                      CONSOLIDATED STATEMENT OF OPERATIONS

      For the period from January 1, 2003 through May 15, 2003 (cessation)

                                                     (Restated)
                                                  ----------------
TOTAL REVENUE...................................     $2,772,105
                                                     ----------

OPERATING COSTS
  Property operating costs......................        888,129
  General and administrative....................        101,312
  Depreciation and amortization.................        497,664
  Other expenses................................        119,557
                                                     ----------
                                                      1,606,662
                                                     ----------
OPERATING INCOME (LOSS).........................      1,165,443
  Interest expense..............................     (1,027,897)
                                                     ----------
INCOME (LOSS) BEFORE INCOME TAXES...............        137,546
  Benefit from (provision for) income taxes.....        (53,268)
                                                     ----------
NET INCOME (LOSS)...............................     $   84,278
                                                     ==========

                 See notes to consolidated financial statements

                               BCMR SEATTLE, INC.

                     CONSOLIDATED STATEMENTS OF CHANGES IN
                              SHAREHOLDER'S EQUITY

      For the period from January 1, 2003 through May 15, 2003 (cessation)

                           Common Stock        Additional
                       ---------------------     paid-in     Accumulated
                        Shares      Amount       Capital       Deficit        Total
                       ---------------------   -----------   -----------   -----------
Balance as of
  December 31,
  2002...............    100      $       1    $ 9,325,983    $(84,279)    $ 9,241,705
Net income...........     --             --             --      84,278          84,278
                         ---      ----------   -----------    --------     -----------
Return of capital....     --             --     (9,325,983)         --      (9,325,983)
                         ---      ----------   -----------    --------     -----------
Balance as of May 15,
  2003
  (cessation)........    100      $       1    $        --    $     (1)    $        --
                         ===      ==========   ===========    ========     ===========

                 See notes to consolidated financial statements

                               BCMR SEATTLE, INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS

      For the period from January 1, 2003 through May 15, 2003 (cessation)

                                                              (Restated)
                                                             ------------
Cash flows from operating activities.......................
  Net income (loss)........................................  $     84,278
  Adjustments to reconcile net income (loss) to net cash
    provided by (used in) operating activities
    Depreciation and amortization..........................       497,664
    Gain on sale of net real estate assets.................      (157,354)
    Deferred taxes.........................................        53,268
    (Increase) decrease in accounts receivable--tenants....            35
    (Increase) decrease in prepaid expenses................      (164,949)
    (Increase) decrease in tenants' security
      deposits--asset......................................        15,805
    (Increase) decrease in reserve account.................            --
    (Increase) decrease in real estate taxes and insurance
      escrows..............................................        (9,328)
    (Increase) decrease in other assets....................      (483,835)
    Increase (decrease) in accounts payable and accrued
      expenses.............................................       272,262
    Increase (decrease) in unearned rental revenue.........        (7,144)
    Increase (decrease) in tenants' security
      deposits--liability..................................       (13,846)
                                                             ------------
        Net cash provided by (used in) operating
          activities.......................................        86,856
                                                             ------------
Cash flows from investing activities
  (Increase) decrease in capital improvements escrow.......      (112,281)
  Proceeds from sale of net real estate assets.............     9,325,983
  Real estate acquisition costs............................            --
                                                             ------------
        Net cash provided by (used in) investing
          activities.......................................     9,213,702
                                                             ------------
  Cash flows from financing activities
  Paid in capital..........................................            --
  Distributions............................................    (9,325,983)
  Financing fees paid......................................            --
                                                             ------------
        Net cash provided by (used in) financing
          activities.......................................    (9,325,983)
                                                             ------------
        NET INCREASE (DECREASE) IN CASH....................       (25,425)
Cash, beginning............................................        25,425
Cash, end..................................................  $         --
                                                             ------------
  Interest paid............................................  $    913,735
                                                             ------------
Non-cash investing and financing activities
  Acquisition of real estate through debt assumption.......  $         --
                                                             ------------
  Funding of capital improvements escrow through debt
    assumption.............................................  $         --
                                                             ------------
  Sale of net assets
  Real estate and other assets sold........................  $ 55,295,983
  Debts assumed............................................   (45,970,000)
                                                             ------------
                                                             $  9,325,983
                                                             ============

                 See notes to consolidated financial statements

                               BCMR SEATTLE, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  May 15, 2003

Note A--Organization and Significant Accounting Policies

BCMR Seattle, Inc. (the Company), a Maryland corporation, was formed on November 1, 2002. The Company is a real estate Company engaged in the acquisition, ownership, management, and operation of market rate multifamily properties throughout the United States. The Company was capitalized by issuing 100 shares of $.01 par value common stock with a price of $93,259.84 which resulted in initial proceeds of $9,235,984.

On December 16, 2002, the Company acquired four properties (the "Communities") in Washington, consisting of 802 units.

                                                      Occupancy
                                         Number         as of
Property Name           City, State     of Units   April 30, 2003
-------------          --------------   --------   ---------------
Alderwood Park
  Apartments.........  Lynwood, WA       188          86%
Ridgegate
  Apartments.........  Kent, WA          153          96%
Ridgetop
  Apartments.........  Silverdale, WA    221          95%
Wellington
  Apartments.........  Silverdale, WA    240          95%

The following is a history of the purchase and ownership of the Seattle
Portfolio.

(1) On July 11, 2002, Goodman Financial Services, Inc., an affiliate of GFS Equity Management LLC, (GFS) negotiated and entered into a purchase agreement for the Seattle communities from an unaffiliated Seller.

(2) In December, 2002, affiliates of Boston Capital Real Advisors, LLC, the Company's Advisor, agreed to acquire the Seattle communities from GFS for possible investment by a group of private investors. GFS agreed to assign its entire interest in the Seattle community purchase contracts to affiliates of Boston Capital Real Advisors, LLC in return for the payment of the $51,366,000 purchase price plus a subordinated economic interest in the communities and the initial management contract for the communities.

(3) BC-GFS LLC was formed as the entity that the purchase contracts were to be assigned. The owners of BC-GFS, LLC were BCMR Special, Inc. and BCMR Seattle, a Limited Partnership, both controlled by

                               BCMR SEATTLE, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  May 15, 2003

Note A--Organization and Significant Accounting Policies (Continued) the Company's affiliates. BCMR Seattle, a Limited Partnership, also had as its partners entities controlled by the Company's affiliates.

(4) On December 12, 2002, BCMR Seattle, Inc. contributed $9,325,984 to BCMR Seattle, a Limited Partnership, to purchase the Seattle Portfolio. On December 16, 2002, all four of the Seattle communities were purchased through four wholly-owned subsidiaries of BC-GFS LLC.

The general partner of BCMR Seattle, A Limited partnership, is BCMR, Inc., which is an affiliate of the Company's Advisor. BCMR Special, Inc., which is an affiliate of the Company's Advisor, acts as investor manager of BC-GFS LLC for the purpose of exercising certain consent rights. Neither BCMR, Inc. or BCMR Special, Inc. can exercise any voting rights contrary to the Company's direction or interests. Neither BCMR, Inc. or BCMR Special, Inc. will receive any compensation from operations as a result of their roles as owners of BCMR Seattle, A Limited Partnership or BC-GFS, LLC. This structure exists only for the Seattle communities and will not be used in any other acquisitions. The Company can remove BCMR, Inc. and BCMR Special, Inc. at any time without cause. The manager of BC-GFS LLC is GFS Equity Management LLC, a third party which is not affiliated with the Company or its Advisor.

GFS Equity Management, LLC is entitled to participate in the cash distributions of the Seattle communities after the Company has received a priority share of the cash flow. Before GFS Equity Management LLC receives any portion of the cash flow, the Company will receive:

         (i) $50 annually per apartment unit and then

        (ii) a 12% preferred return on its unreturned capital contributions.

To the extent the Company receives this priority share of the cash flow, it will be used to pay ordinary expenses, including operational-stage fees and reimbursement to its Advisor and affiliates. After payment of such expenses, the priority cash flow would be available for distribution to stockholders. There is no guarantee that there will be sufficient priority cash flow to make any distributions to stockholders.

                               BCMR SEATTLE, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  May 15, 2003

Note A--Organization and Significant Accounting Policies (Continued)
The Company will then share 50/50 with GFS Equity Management LLC in all remaining income from operations of the Seattle communities. Proceeds form the sale of any of the Seattle communities will first be distributed to pay any unpaid preferred return. Remaining sale proceeds will be distributed until the Company has received a return of its capital contributions (taking into account prior distributions) plus a 16% annum rate of return. The Company will then receive 75% and GFS Equity Management LLC will receive 25% of any remaining sale proceeds. There is no guarantee that any preferred return will be sufficient for the Company to make any distribution to stockholders. The Company believes that this arrangement is an appropriate incentive to encourage performance by GFS Equity Management LLC. The Company can remove GFS Equity Management LLC without cause at any time.

On May 15, 2003 BCMR Seattle, Inc. ceased operations and Boston Capital Real Estate Investment Trust, Inc., a related party, acquired all assets, liabilities, contracts, leases, rights, and titles previously held by the Company.

A summary of significant accounting policies follows.

Basis of Accounting

The financial statements have been prepared using the accrual method of accounting. As such, revenue is recorded when earned and expenses are recognized when incurred.

In June 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations." SFAS No. 141 requires that acquisitions be accounted for by the purchase method as well as other requirements. The Company accounts for real estate acquisitions in accordance with SFAS No. 141. All in-place property-tenant leases are one year or less and are considered operating leases. Lease rental rates approximate market rents; therefore, the purchase price is allocated to land and improvements and no contract-based intangible assets, liabilities, or commitments are recognized.

                               BCMR SEATTLE, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  May 15, 2003

Note A--Organization and Significant Accounting Policies (Continued) Principles of Consolidation

The Company controls, through ownership and by agreement, BCMR Seattle, a Limited Partnership, which controls BC-GFS, LLC (an operating limited liability Company) whose wholly-owned subsidiaries own legal fee simple title to the communities, all of which are consolidated within the Company for financial reporting purposes. All intercompany accounts and transactions have been eliminated in consolidation.

Accounts Receivable

Tenant receivables are reported net of an allowance for doubtful accounts. Management's estimate of the allowance is based on historical collection experience and a review of the current status of tenant accounts receivable. It is reasonably possible that management's estimate of the allowance will change.

Revenue Recognition

Tenant leases are classified as operating leases. Rental income attributable to leases is recorded when due from tenants and is recognized monthly as it is earned, which is not materially different than on a straight-line basis. Leases between a tenant and property for the rental of an apartment unit are generally year-to-year, renewable upon consent of both parties on an annual or monthly basis. Advanced receipts of rental income are deferred and classified as liabilities until earned. Interest income is recorded on an accrual basis.

Real Estate

Real Estate is carried at cost. Depreciation is computed under the straight-line method using service lives of 7 years for personal property and 40 years for buildings and improvements.

In accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," the Company periodically evaluates its long-lived assets, including its investments in real estate, for impairment

                               BCMR SEATTLE, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  May 15, 2003

Note A--Organization and Significant Accounting Policies (Continued) indicators. The judgments regarding the existence of impairment indicators are based on factors such as operational performance, market conditions, expected holding period of each asset and legal and environmental concerns. Future events could occur which would cause the Company to conclude that impairment indicators exist and an impairment loss is warranted.

For long-lived assets to be held and used, the Company compares the expected future undiscounted cash flows for the long-lived asset against the carrying amount of that asset. If the sum of the estimated undiscounted cash flows is less than the carrying amount of the asset, an impairment loss would be recorded for the difference between the estimated fair value and the carrying amount of the asset.

For long-lived assets to be disposed of, an impairment loss is recognized when the estimated fair value of the asset, less the estimated cost to sell, is less than the carrying amount of the asset measured at the time that the Company has determined it will sell the asset. Long-lived assets held for disposition and the related liabilities are separately reported at the lower of their carrying amounts or their estimated fair values, less their costs to sell, and are not depreciated after reclassification to real estate held for disposition.

The Company has not recognized an impairment loss in the period from January 1, 2003 through May 15, 2003 (cessation) on any of its communities.

Amortization

Financing costs are amortized over the term of the respective mortgage loans using the effective interest method.

Income Taxes

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes," which requires the recognition of deferred income taxes for differences between the basis of assets and liabilities for financial statement and

                               BCMR SEATTLE, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  May 15, 2003

Note A--Organization and Significant Accounting Policies (Continued) income tax purposes. Deferred tax assets and liabilities represent the future tax consequence for those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes are also recognized for operating losses that are available to offset future taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Organization Costs

Organization costs are expensed in the period incurred.

Recent Accounting Pronouncements and Interpretations

In January 2003, the FASB issued Interpretation ("FIN") No. 46, "Consolidation of Variable Interest Entities." In December 2003, the FASB issued a revised Interpretation (FIN 46R), which replaces the original FIN 46. FIN 46R clarifies existing accounting for whether interest entities should be consolidated in financial statements based upon the investee's ability to finance its activities without additional financial support and whether investors possess characteristics of a controlling financial interest. FIN No. 46R requires a variable interest entity to be consolidated by a Company if that Company is subject to a majority of the risk of expected losses from the variable interest entity's activities or entitled to receive a

                               BCMR SEATTLE, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  May 15, 2003

Note A--Organization and Significant Accounting Policies (Continued) majority of the entity's residual returns or both. The consolidation requirements of FIN No. 46R apply immediately to variable interest entities created after December 31, 2003 and apply to older entitles in the first annual period beginning after December 15, 2004. The Company controls the underlying real estate entitles and already presents its financial statements on a consolidated basis; therefore, adoption of FIN No. 46R is not expected to have a material effect on the consolidated financial position or consolidated results of operations.

In April 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements
No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections." SFAS No. 145, among other items, rescinds the automatic classification of costs incurred on debt extinguishment as extraordinary charges. Instead, gains and losses from debt extinguishment should only be classified as extraordinary if they meet the unusual and infrequently occurring criteria outlined in APB No. 30. SFAS No. 145 is effective for fiscal years beginning after May 15, 2002. The Company adopted the standard effective January 1, 2003.

In June 2002, the FASB issued SFAS No. 146, "Accounting, for Costs Associated with Exit or Disposal Activities," which addresses accounting and processing for costs associated with exit or disposal activities. SFAS No. 146 requires the recognition of a liability for a cost associated with an exit or disposal activity when the liability is incurred versus the date the Company commits to an exit plan. In addition, SFAS No. 146 states that the liability should be initially measured at fair value. The requirements of SFAS No. 146 are effective for exit or disposal activities that are initiated after December 31, 2002. This pronouncement is not expected to have a material impact on the Company's financial position or results of operations.

The FASB has issued SFAS No. 147, "Acquisitions of Certain Financial Institutions," which is effective for certain transactions arising on or after October 1, 2002. SFAS No. 147 will have no impact on the Company.

The FASB has issued SFAS No. 148, "Accounting for Stock-Based
Compensation--Transition and Disclosure." SFAS No. 148 amends SFAS No. 123,

                               BCMR SEATTLE, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  May 15, 2003

Note A--Organization and Significant Accounting Policies (Continued)
"Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company does not currently have stock-based employee compensation.

FASB Interpretation No. 45 ("FIN 45"), "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others--an interpretation of FASB Statements No. 5, 57 and 107 and rescission of FASB Interpretation No. 34," was issued in November 2002. FIN 45 elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also clarifies that a guarantor is required to recognized, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issued the guarantee. FIN 45 does not prescribe a specific approach for subsequently measuring the guarantor's recognized liability over the term of the related guarantee. The initial recognition and initial measurement provisions of FIN 45 are applicable on a prospective basis to guarantees issued or modified after December 31, 2002, irrespective of he guarantor's fiscal year end. The disclosure requirements in FIN 45 are effective for financial statements of interim or annual periods ending after December 15, 2002. The Company has made the disclosures required by FIN 45.

Note B--Restatement

In 2005, we concluded that interest expense related to certain mortgages on our properties for the month of May should have been accrued in our consolidated financial statements. Accordingly the statement of operations has been restated to give effect of this correction. As a result of the adjustment, interest expense and gain on sale of an asset, which is included in total revenue, have increased by $114,162. There was no effect on net income.

                               BCMR SEATTLE, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  May 15, 2003

Note B--Restatement (Continued)
The following table sets forth the previously reported and restated amounts within our consolidated statement of operations for the period January 1, 2003 through May 15, 2003 (cessation).

                                  Amount as
                                  Originally   Amount as
                                   Reported     Restated     Change
                                  ----------   ----------   --------
STATEMENT OF OPERATIONS
Total Revenue...................  $2,657,943   $2,772,105   $114,162
Interest Expense................  $  913,735   $1,027,897   $114,162

Note C--Notes Payable

                                                           As of
                                                       May 15, 2003
                                                       -------------
Note payable to Berkshire Mortgage Finance Limited
Partnership. The note bears interest at 4.67% and
matures on January 1, 2008. Monthly interest only
payments of $147,300 are required beginning February
1, 2003. The note is secured by a first mortgage on
the Communities and an interest in BC GFS, LLC.......    $       --

Note payable to Berkshire/WAFRA Mezzanine Debt
Investors Foreign Fund. The note bears interest at
12% and matures on December 31, 2007. Monthly
principal and interest payments of $86,084 are
required beginning February 1, 2003 with a balloon
payment due at maturity. Amortization is calculated
based on a 25-year term. Upon maturity, the Company
can either make a balloon payment for an unpaid
principal or convert the note to a fixed or floating
interest rate term loan. The note is secured by a
second mortgage on the Communities and interest in
the BC GFS, LLC......................................    $       --
                                                         ----------

                                                         $       --
                                                         ==========

As of May 15, 2003, the Company had no notes payable.

                               BCMR SEATTLE, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  May 15, 2003

Note D--Related Party Transactions

During the period from January 1, 2003 through May 15, 2003, property management fees of $82,918 were paid to an affiliate of BC GFS, LLC.

On May 15, 2003, Boston Capital Real Estate Investment Trust, Inc. acquired all assets, liabilities, contracts, leases, rights, and titles previously held by BCMR Seattle, Inc., which ceased operations. Boston Capital Real Estate Investment Trust, Inc. executed a note payable of $9,325,983 payable to BCP Funding, LLC, a related party, in order to complete this transaction. BCMR Seattle, Inc. recognized a gain of $157,354 upon the sale and returned all capital to its shareholder. The gain is included in total revenue on the consolidated statements of operations.

Note E--Income Taxes

The components of income tax expense for the period January 1, 2003 through May 15, 2003 (cessation) are as follows:

                                             2003
                                           --------
Current..................................  $    --

Deferred.................................  $53,268
                                           -------

                                           $53,268
                                           =======

A deferred tax asset of $53,268 was established at December 31, 2002 based on the net operating loss available to be carried forward, at a federal tax rate of 34% and a state tax rate of 7%. The deferred tax asset was fully used in 2003.

                              PRO FORMA STATEMENTS

The following unaudited pro forma statements set forth summary consolidated operating information of the Company for the year ended December 31, 2005.

The pro forma statements are intended to present the Company's balance sheet and statement of operations for the year ended December 31, 2005 based on the Company completing an offering of at least $29.5 million which is the minimum offering required to retain the Jacksonville communities. Other adjustments contemplated by the completion of the $29.5 million offering are: retention of only the Jacksonville communities, and repayment of the associated line of credit. The pro forma statements assume that the acquisition of the Jacksonville communities occurred on January 1, 2005 and that the net proceeds from the Company's offering were applied in accordance with the "Use of Proceeds" as included elsewhere in this prospectus.

The combined historical information of the Company includes financial information for communities that will not be retained should the Company complete an offering of less than $29.5 million. The Company has acquired four communities, namely, the Seattle, Portland, Jacksonville, and Plano communities. Should an offering of only $29.5 million be achieved, the Seattle, Portland, and Plano communities will be removed from the Company and the Jacksonville communities will be the sole asset of the Company.

The balance sheet pro forma has two adjustments which impact numerous accounts. The first is the removal of the assets, liabilities and shareholder's equity for the Seattle, Portland, and Plano communities. The second adjustment is to account for the effect on the balance sheet as it relates to the completion of the $29.5 million offering required to retain the Jacksonville communities. Included in this adjustment is the payment of all borrowings under the line of credit from affiliates, advances from affiliates which have funded all cash needs to date, the payment of all organizational and offering expenses, and the establishment of a working capital reserve and shareholder's equity.

The pro forma adjustments for the consolidated statement of operations reflect the removal of revenues and expenses for the Seattle, Portland, and Plano communities along with any associated costs.

The pro forma statements should be read in conjunction with the historical information that was used in the preparation of the pro forma statements. It should not be assumed that the historical results can be achieved in future years, nor are they necessarily indicative of that which would have been attained had the transaction occurred at an earlier date.

               Boston Capital Real Estate Investment Trust, Inc.
               Consolidated Balance Sheet as of December 31, 2005
                (Dollars in Thousands Except Per Share Amounts)
                                   Unaudited

                                                             Seattle        Portland        Plano
                                                            Pro Forma      Pro Forma      Pro Forma      Pro Forma
                                         Historical        Adjustments    Adjustments    Adjustments    Adjustments
                                      December 31, 2005        (A)            (B)            (C)            (D)
                                     -------------------   ------------   ------------   ------------   ------------
ASSETS
REAL ESTATE
  Land.............................       $ 31,084           $ (8,814)      $ (9,525)      $ (2,050)      $     --
  Buildings and improvements.......        147,478            (44,567)       (48,910)       (12,535)           400 (1)
  Personal property................          8,290               (893)          (255)        (1,000)            --
  Construction in progress.........             --                 --             --             --             --
                                          --------           --------       --------       --------       --------
                                           186,852            (54,274)       (58,690)       (15,585)           400
  Less accumulated depreciation....         13,140             (3,838)        (3,281)          (125)            --
                                          --------           --------       --------       --------       --------
                                           173,712            (50,436)       (55,409)       (15,460)           400
OTHER ASSETS
  Cash and cash equivalents........          1,629               (448)          (509)           (77)           658 (2)
  Accounts receivable--tenants.....            156                (23)           (49)           (12)            --
  Restricted cash..................          2,889               (436)          (383)        (1,665)            --
  Deferred financing costs, net of
    accumulated amortization.......          1,240               (286)          (386)          (163)            --
  Other Assets.....................          4,027                309            195           (168)        (2,885)(3)
                                          --------           --------       --------       --------       --------
                                          $183,653           $(51,938)      $(56,931)      $(17,545)      $ (1,827)
                                          ========           ========       ========       ========       ========
LIABILITIES AND SHAREHOLDER'S
  EQUITY
Line of credit--affiliate..........       $ 56,597           $ (9,326)      $(22,317)      $     --       $(24,954)(4)
Interest payable on line of
  credit...........................            366                (41)          (155)            --           (170)(5)
Mortgage notes payable.............        132,525            (45,837)       (39,333)       (11,981)            --
Other note payable.................          5,556                 --             --         (5,556)            --
Accounts payable and accrued
  expenses.........................          3,260               (389)          (233)           (87)          (590)(6)
Due to related party...............          4,944               (226)          (241)            --             --
Other liabilities..................            846               (163)          (356)           (46)            --
                                          --------           --------       --------       --------       --------
                                           204,094            (55,982)       (62,635)       (17,670)       (25,714)
                                          --------           --------       --------       --------       --------
MINORITY INTEREST..................            167                 --             --           (167)            --
                                          --------           --------       --------       --------       --------
SHAREHOLDER'S EQUITY
  Common stock, $.001 par value,
    20,000 shares authorized,
    issued, and outstanding........             --                 --             --             --             30 (7)
  Additional paid-in capital.......            200                 --             --             --         23,857 (8)
  Accumulated deficit..............        (20,808)             4,044          5,704            292             --
                                          --------           --------       --------       --------       --------
                                           (20,608)             4,044          5,704            292         23,887
                                          --------           --------       --------       --------       --------
                                          $183,653           $(51,938)      $(56,931)      $(17,545)      $ (1,827)
                                          ========           ========       ========       ========       ========


                                          Pro Forma
                                      December 31, 2005
                                     -------------------
ASSETS
REAL ESTATE
  Land.............................       $ 10,695
  Buildings and improvements.......         41,866
  Personal property................          6,142
  Construction in progress.........             --
                                          --------
                                            58,703
  Less accumulated depreciation....          5,896
                                          --------
                                            52,807
OTHER ASSETS
  Cash and cash equivalents........          1,253
  Accounts receivable--tenants.....             72
  Restricted cash..................            408
  Deferred financing costs, net of
    accumulated amortization.......            405
  Other Assets.....................            470
                                          --------
                                          $ 55,412
                                          ========
LIABILITIES AND SHAREHOLDER'S
  EQUITY
Line of credit--affiliate..........       $     --
Interest payable on line of
  credit...........................             --
Mortgage notes payable.............         35,374
Other note payable.................             --
Accounts payable and accrued
  expenses.........................          1,961
Due to related party...............          4,477
Other liabilities..................            281
                                          --------
                                            42,093
                                          --------
MINORITY INTEREST..................             --
                                          --------
SHAREHOLDER'S EQUITY
  Common stock, $.001 par value,
    20,000 shares authorized,
    issued, and outstanding........             30
  Additional paid-in capital.......         24,057
  Accumulated deficit..............        (10,768)
                                          --------
                                            13,319
                                          --------
                                          $ 55,412
                                          ========

The column in the consolidated balance sheet entitled, "Historical December 31, 2005" represents the balance sheet of the Company, which includes the Seattle, Portland, Jacksonville, and Plano communities. The column on the consolidated balance sheet entitled, "Pro Forma December 31, 2005," represents the balance sheet of the Company, which includes the Jacksonville communities assuming that the minimum offering required to retain the Jacksonville communities has been completed.

Pro forma Adjustments A for the Balance Sheet as of December 31, 2005 represents the removal all assets, liabilities and shareholder's equity for the Seattle communities. The removal of these assets will occur should the Company complete an offering of only $29.5 million.

Pro forma Adjustments B for the Balance Sheet as of December 31, 2005 represents the removal all assets, liabilities and shareholder's equity for the Portland communities. The removal of these assets will occur should the Company complete an offering of only $29.5 million

Pro forma Adjustments C for the Balance Sheet as of December 31, 2005 represents the removal all assets, liabilities and shareholder's equity for the Plano community. The removal of these assets will occur should the Company complete an offering of only $29.5 million

Pro forma Adjustments D for the Balance Sheet as of December 31, 2005 represents the application of the $29.5 million offering proceeds. Below are explanations by item number:

    1. Upon completion of the $29.5 million offering required to retain the Jacksonville communities the Company is required to pay an affiliate Acquisition Fees and Acquisition expenses in the amount of 2.7% and .5% respectively. The Company has already prepaid a portion of the Acquisition fee and expenses in the amount of $471, and $74 respectively. After a reduction for the prepaid amounts, remaining Acquisition fees and expenses in the amounts of $326 and $74 respectively will be paid. The Acquisition fee and expenses have been included in Buildings and improvements and is amortized over the same useful life as the Buildings and improvements.

    2. From the Offering Proceeds the Company will establish a Working Capital Reserve of 1% which will be available for investments in property, contingencies and other uses as defined elsewhere in this prospectus. An additional adjustment to the Working Capital Reserve is an addition to the Reserve for excess offering proceeds in the amount of $533. Additionally, upon completion of the $29.5 million offering required to retain the Jacksonville communities the Company is required to pay an affiliate all accrued interest on the affiliated line of credit. As of December 31, 2005 outstanding interest under this line of credit is $170.

    3. Upon completion of the $29.5 million offering required to retain the Jacksonville communities the Company will reclass deferred offering costs from other assets to offering costs.

    4. The Company has borrowed from an affiliate under a line of credit to make its equity contribution in the communities. For the Jacksonville communities $24,954 has been borrowed and will be repaid upon the completion of the $29.5 million offering.

    5. The Company has borrowed from an affiliate to make its equity contribution in the communities. In addition to paying off the principal of the Jacksonville communities, the Company will be required to pay off all outstanding interest upon the completion of the $29.5 million offering.

    6. An affiliate of the Company made non-interest bearing advances to the Company for all monies necessary to organize the entity, acquire its assets, and work its way through the necessary regulatory approval processes. This item represents repayment of those advances by way of paying a 2% reimbursement for Organizational expenses in the amount of $590.

    7. The offering amount required to retain the Jacksonville communities is $29.5 million. With the par value of the common stock being $.001, $30 represents the par value of the common stock.

    8. The offering amount required to retain the Jacksonville communities is $29.5 million. With the offering price of the common stock being $10.00, $29,970 represents additional paid-in capital. The number is further reduced by commissions of 7% ($2,065), Dealer-Manager Fee of 2% ($590), Offering expenses of .25% ($74) and Deferred Offering costs of $2,885.

               Boston Capital Real Estate Investment Trust, Inc.
                      Consolidated Statement of Operations
                (Dollars in Thousands Except Per Share Amounts)
                                  (Unaudited)

                                                      Historical
                                                    For the period        Seattle               Portland               Plano
                                                    January 1, 2005      Pro Forma             Pro Forma             Pro Forma
                                                        through         Adjustments           Adjustments           Adjustments
                                                   December 31, 2005        (A)                   (B)                   (C)
                                                  -------------------   ------------          ------------          ------------
TOTAL RENTAL AND OTHER REVENUE..................       $ 24,061           $(8,091) (1)          $(7,596) (1)           $(561) (1)
                                                       --------           -------               -------                -----

OPERATING COSTS
  Property operating costs......................          7,850            (2,266) (2)           (2,487) (2)            (208) (2)
  General and administrative....................          3,164              (667) (3)             (821) (3)             (70) (3)
  Depreciation and amortization.................          6,096            (1,446) (4)           (1,418) (4)            (263) (4)
  Portfolio and management fees--related
    parties.....................................          1,368              (415) (5)             (462) (5)             (38) (5)
  Asset management fee--related party...........          1,182              (587) (6)             (308) (6)             (19) (6)
                                                       --------           -------               -------                -----
                                                         19,660            (5,381)               (5,496)                (598)
                                                       --------           -------               -------                -----

    OPERATING INCOME............................          4,401            (2,710)               (2,100)                  37
                                                       --------           -------               -------                -----

INTEREST (INCOME) EXPENSE
  Interest expense on line of
    credit--affiliate...........................          5,377              (886) (7)           (2,120) (7)              --
  Interest expense--other.......................          6,336            (2,742) (8)           (1,778) (8)            (299) (7)
  Interest income...............................            (15)               --                    --                   --
                                                       --------           -------               -------                -----
                                                         11,698            (3,628)               (3,898)                (299)
                                                       --------           -------               -------                -----
Net Income/(Loss) Minority Interest.............             (6)               --                    --                    6
Net Income (Loss)...............................       $ (7,291)          $   918               $ 1,798                $ 330
                                                       ========           =======               =======                =====
Loss per share..................................       $(365.00)
                                                       ========
Pro forma weighted average common shares
  outstanding (shares in thousands).............             20
                                                       ========

                                                                      Pro Forma
                                                                   For the period
                                                   Pro Forma       January 1, 2005
                                                  Adjustments          through
                                                      (D)         December 31, 2005
                                                  ------------   -------------------
TOTAL RENTAL AND OTHER REVENUE..................     $   --            $ 7,813
                                                     ------            -------
OPERATING COSTS
  Property operating costs......................         --              2,889
  General and administrative....................         --              1,606
  Depreciation and amortization.................         --              2,969
  Portfolio and management fees--related
    parties.....................................         --                453
  Asset management fee--related party...........         --                268
                                                     ------            -------
                                                         --              8,185
                                                     ------            -------
    OPERATING INCOME............................         --               (372)
                                                     ------            -------
INTEREST (INCOME) EXPENSE
  Interest expense on line of
    credit--affiliate...........................     (2,371)                --
  Interest expense--other.......................         --              1,517
  Interest income...............................         --                (15)
                                                     ------            -------
                                                     (2,371)             1,502
                                                     ------            -------
Net Income/(Loss) Minority Interest.............         --                 --
Net Income (Loss)...............................     $2,371            $(1,874)
                                                     ======            =======
Loss per share..................................                       $ (0.63)
                                                                       =======
Pro forma weighted average common shares
  outstanding (shares in thousands).............                         2,970
                                                                       =======

Pro forma Adjustments A for the Statement of Operations are for the year ended December 31, 2005 and represent removal of all operations for the Seattle communities which would result if only the offering of $29.5 million is achieved and elimination of all costs associated with the line of credit from an affiliate pertaining to Seattle. Below are explanations by item number:

    1. The Revenue has been reduced by $8,091 for the removal of income related to the Seattle communities.

    2. The Property operating cost line item has been reduced by $2,266 for the removal of property operating costs related to the Seattle communities.

    3. The General and Administrative cost line item has been reduced by $667 for the removal of costs related to the Seattle communities.

    4. The Depreciation and amortization line item has been reduced by $1,466 for the removal of depreciation and amortization related to the Seattle communities.

    5. The Portfolio management fee--related party line item has been reduced by $415 for the removal of portfolio management fee--related party expenses related to the Seattle communities.

    6. The Asset Management Fees--related party line has been reduced by $587 for the removal of management fees--related party for the Seattle communities.

    7. Under the assumption that no monies are to be received subsequent to the completion of the offering of $29.5 million and that consequently the Seattle communities would be removed from the Company, we have made an adjustment related to interest expense for the communities. The adjustment which removes all interest expense pertaining to the Seattle borrowings under the line of credit from the affiliate is $886.

    8. Under the assumption that no additional monies are to be received beyond the completion of the $29.5 million offering and that consequently the Seattle communities would be removed from the Company, we have made the adjustment to remove $2,742 for all mortgage interest related to the Seattle communities. This includes interest on the primary mortgages and the mezzanine debt.

Pro forma Adjustments B are for the year ended December 31, 2005 and represent removal of all operations for the Portland communities which would result if only the $29.5 million offering is achieved and the elimination of all costs associated with the line of credit from an affiliate pertaining to Portland. Below are explanations by item number:

    1. The Revenue has been reduced by $7,596 for the removal of income related to the Portland communities.

    2. The Property operating cost line item has been reduced by $2,487 for the removal of property operating costs related to the Portland communities.

    3. The General and Administrative cost line item has been reduced by $821 for the removal of costs related to the Portland communities.

    4. The Depreciation and amortization line item has been reduced by $1,418 for the removal of depreciation and amortization related to the Portland communities.

    5. The Portfolio management fee--related party line item has been reduced by $462 for the removal of portfolio management fee--related party expenses related to the Portland communities.

    6. The Asset Management Fee--related party line has been reduced by $308 for the removal of management fees--related party for the Portland communities.

    7. Under the assumption that no monies are to be received subsequent to the completion of the offering of $29.5 million and that consequently the Portland communities would be removed from the Company, we have made an adjustment related to interest expense for the communities. The adjustment which removes all interest expense pertaining to the Portland borrowings under the line of credit from the affiliate is $886.

    8. Under the assumption that no additional monies are to be received beyond the completion of the offering of $29.5 million and that consequently the Portland communities would be removed from the Company, we have made the adjustment to remove $2,742 for all mortgage interest related to the Portland communities.

Pro forma Adjustments C for the Statement of Operations are for the year ended December 31, 2005 and represent removal of all operations for the Plano community which would result if only the offering of $29.5 million is achieved and elimination of all costs associated with the line of credit from an affiliate pertaining to Seattle. Below are explanations by item number:

    1. The Revenue has been reduced by $561 for the removal of income related to the Plano Community.

    2. The Property operating cost line item has been reduced by $208 for the removal of property operating costs related to the Plano Community.

    3. The General and Administrative cost line item has been reduced by $70 for the removal of costs related to the Plano Community.

    4. The Depreciation and amortization line item has been reduced by $263 for the removal of depreciation and amortization related to the Plano Community.

    5. The Portfolio and asset management fees--related party line item has been reduced by $38 for the removal of portfolio management fee--related party expenses related to the Plano Community.

    6. The Asset Management Fee--related party line has been reduced by $19 for the removal of management fees--related party for the Plano Community.

    7. Under the assumption that no monies are to be received subsequent to the completion of the offering of $29.5 million and that consequently the Plano Community would be removed from the Company, we have made an adjustment related to interest expense for the communities. The adjustment which removes all interest expense pertaining to the Plano borrowings is $299.

Pro forma Adjustments D is for the year ended December 31, 2005 and it represents the removal of all affiliated interest in the amount of $2,371 related to the Jacksonville communities.

                                                                      APPENDIX I

                         TABULAR INFORMATION CONCERNING
                           PRIOR LIMITED PARTNERSHIPS

The information contained in the following Tables I, II, III, and III-A is presented in conjunction with and as a supplement to the narrative summary appearing elsewhere in this prospectus under "Prior Performance of Affiliates of Management" and is qualified in its entirety by the information contained in such narrative summary.

These Tables include information for the three-year period beginning January 1, 2002, and ending December 31, 2004 (five-year period ending December 31, 2004 for Table III) relating to public and private programs in the aggregate sponsored our affiliates which did not have similar investment objectives to those of the Company. Our affiliates have not sponsored prior programs, public or non-public, with investment objectives similar to those of the Company. The programs described in these tables are programs receiving Government Assistance and originally intended to provide, generally (1) tax benefits in the form of tax losses and low-income housing and rehabilitation tax credits which could be used by limited partners to offset income from other sources, (2) long-term capital appreciation through increases in the value of the programs' investments, (3) cash distributions from the sale or refinancing of the apartment complexes owned by the operating partnerships, and (4) in some instances, limited cash distributions from operations.

The programs listed in these Tables were organized our affiliates generally in a two-tier structure. These two-tier programs consist of one investment limited partnership (the "investment partnership") which invested in a number of limited partnerships (the "operating partnerships"), each of which owns an apartment complex for low- and moderate-income persons, which receives Government Assistance. Any market rate communities included in these programs were neither evaluated nor acquired in connection with programs that have investment objectives similar to ours. In the three-year period ending December 31, 2004, our affiliates sponsored two public partnerships and seventeen private partnerships. The following table identifies the number of operating partnership interests acquired in programs sponsored by our affiliates as of December 31, 2004:

                              % Equity    # of Operating                 Average Equity
                             Committed     Partnerships                  Per Operating
          Program             12/31/04       Acquired      # of States    Partnership
---------------------------------------------------------------------------------------
Boston Capital Tax
  Credit Fund IV L.P.:
  Series 42................     97.7%           22              14         $1,213,512
  Series 43................     98.4%           22               9         $1,561,367
  Series 44................     79.2%            8               8         $2,651,997
  Series 45................     80.6%           26              14         $1,229,254
  Series 46................     75.8%           12               8         $1,864,049
Boston Capital Tax
  Credit Fund V L.P.
  Series 47................     99.9%           13               7         $2,664,812
  Series 48................     98.9%           11               7         $2,063,502
  Series 49................     N/A*             4               4         $1,971,597

*   Series 49 had not completed its offering as of 12/31/04.

                              % Equity    # of Operating                 Average Equity
                             Committed     Partnerships                  Per Operating
          Program             12/31/04       Acquired      # of States    Partnership
---------------------------------------------------------------------------------------
Boston Capital Corporate
  Tax Credit Fund XVIII, A
  Limited Partnership......    100.0%           35              19         $2,811,487
Boston Capital 2002 Direct
  Placements Limited
  Partnerships.............    100.0%           24              15         $4,404,875
Boston Capital Corporate
  Tax Credit Fund XIX, A
  Limited Partnership......    100.0%           17               9         $4,247,978
Boston Capital 2003 Direct
  Placements Limited
  Partnerships.............    100.0%           13               7         $2,923,374
Boston Capital Corporate
  Tax Credit Fund XX, A
  Limited Partnership......     99.3%            7               4         $4,100,998
Boston Capital Corporate
  Tax Credit Fund XX-A, A
  Limited Partnership......     88.2%           11               8         $4,079,421
Boston Capital Corporate
  Tax Credit Fund XXI, A
  Limited Partnership......    100.0%           26              14         $5,112,651
Boston Capital Corporate
  Tax Credit Fund XXII, A
  Limited Partnership......     53.8%           13              10         $3,842,481
Boston Capital 2004 Direct
  Placement Limited
  Partnerships.............     98.6%            2               7         $3,672,390

In 1993, our affiliates formed Boston Capital Tax Credit Fund IV L.P., which was registered under the Securities Act of 1933.

In 2003, our affiliates formed Boston Capital Tax Credit Fund V L.P., which was registered under the Securities Act of 1933.

For presentation purposes, private Direct Placement Limited Partnerships are grouped by year. The 2002, 2003 and 2004 Direct Placement Limited Partnerships contain 4, 5 and 2 partnerships respectively.

The primary investment objectives of these limited partnerships are the preservation of the partnership's capital and the provision of current tax benefits to investors in the form of tax credits and passive losses. Cash flow distributions from the operating partnerships to the investment partnerships were not an investment objective in these programs. The regulations of government subsidy programs limit the amount of rent which may be charged to tenants and also limit the amount of cash flow which may be distributed, even if greater amounts of cash flow are available.

Investors in the Company will not have any interest in any of the prior limited partnerships incorporated in the tables or in any of the apartment complexes owned by these limited partnerships.

The Tabular Information Concerning Prior Limited Partnerships and accompanying Notes are not covered by reports of independent certified public accountants.

Additional information regarding prior public programs can be obtained upon written request to:

Boston Capital Corporation
One Boston Place, Suite 2100
Boston, Massachusetts 02108-4406
Attn: Richard DeAgazio

                                    TABLE I
                   EXPERIENCE IN RAISING AND INVESTING FUNDS
                            (ON A PERCENTAGE BASIS)

Table I includes information concerning the experience of our affiliates in raising and investing funds for public and private limited partnerships not having similar investment objectives to the Company. Information is included for the two public offerings organized between January 1, 2002 and December 31, 2004, which invested in 118 operating partnerships. Information is also included for the 17 private offerings organized between January 1, 2002 and December 31, 2004, which invested in 148 operating partnerships. For presentation purposes, private Direct Placement Limited Partnerships are grouped by year. The 2002, 2003 and 2004 Direct Placement Limited Partnerships contain 4, 5 and 2 partnerships, respectively. Table I presents the dollar amount offered and raised, the percentage of the amount raised which was used to pay offering costs and acquire investments, the percentage of leverage used and the time frame for raising and investing funds.

Table I is presented as if all capital contributions were received and all expenses and payments of capital were paid in the year in which the offering closed, although such transactions occur over several years.

The Table should be read in conjunction with the introduction and accompanying Notes.

TABLE I

                   EXPERIENCE IN RAISING AND INVESTING FUNDS
                            (ON A PERCENTAGE BASIS)
                   January 1, 2002 through December 31, 2004

                                                                        Public Offerings
                                                                  -----------------------------
                                                                    BCTC IV           BCTC IV
                                                                     L.P.              L.P.
                                                                  (Series 42)       (Series 43)
                                                                     2002              2002
                                                                  -----------       -----------
Dollar amount offered (1)..................................       $27,442,620       $36,379,870
Dollar amount raised (100%)................................               100%              100%
Less: Offering expenses
Selling commissions and reimbursements retained by
  affiliates (2)...........................................              1.88%             1.37%
Selling commissions and reimbursements to nonaffiliates
  (3)......................................................              8.12%             8.63%
  Legal and organizational.................................              2.54%             1.62%
                                                                  -----------       -----------
Total offering expenses....................................             12.54%            11.62%
                                                                  ===========       ===========
Working capital reserves...................................              0.66%             1.85%
Amount available for investment from limited partners......             87.46%            88.38%
Acquisition fees (4).......................................              8.50%             8.50%
Acquisition expenses (5)...................................              2.83%             2.51%
Cash payments to operating partnerships (6)................             73.75%            74.33%
                                                                  -----------       -----------
Total acquisition costs....................................             85.74%            87.19%
                                                                  ===========       ===========
Mortgage financing.........................................       $27,222,751       $32,705,400
Additional capital (7).....................................       $ 1,637,166       $ 2,611,200
                                                                  -----------       -----------
Total other sources........................................       $28,859,917       $35,316,600
Amount available for investment from offering proceeds.....       $24,000,862       $32,152,207
                                                                  -----------       -----------
Total development costs....................................       $52,860,779       $67,468,807
                                                                  ===========       ===========
Percentage leverage (8)....................................             51.50%            48.47%
Date offering began........................................          Feb 2002          Aug 2002
Average length of offering (days)..........................               181               122
Months to invest 90% of amount available...................                 1                 9

                                    TABLE I

                   EXPERIENCE IN RAISING AND INVESTING FUNDS
                            (ON A PERCENTAGE BASIS)
                   January 1, 2002 through December 31, 2004

                                                                Public Offerings
                                                 -----------------------------------------------
                                                   BCTC IV           BCTC IV           BCTC IV
                                                    L.P.              L.P.              L.P.
                                                 (Series 44)       (Series 45)       (Series 46)
                                                    2003              2003              2003
                                                 -----------       -----------       -----------
Dollar amount offered (1).................       $27,019,730       $40,143,670       $29,809,980
Dollar amount raised (100%)...............               100%              100%              100%
Less: Offering expenses
Selling commissions and reimbursements
  retained by affiliates (2)..............              1.28%             1.23%             1.33%
Selling commissions and reimbursements to
  nonaffiliates (3).......................              8.72%             8.77%             8.67%
  Legal and organizational................              2.12%             1.90%             1.86%
                                                 -----------       -----------       -----------
Total offering expenses...................             12.12%            11.90%            11.86%
                                                 ===========       ===========       ===========
Working capital reserves..................             16.20%            17.88%            21.06%
Amount available for investment from
  limited partners........................             87.88%            88.10%            88.14%
Acquisition fees (4)......................              8.50%             5.40%             5.40%
Acquisition expenses (5)..................              1.81%             2.40%             2.44%
Cash payments to operating partnerships
  (6).....................................             59.93%            61.48%            57.87%
                                                 -----------       -----------       -----------
Total acquisition costs...................             86.44%            87.16%            86.77%
                                                 ===========       ===========       ===========
Mortgage financing........................       $26,439,744       $40,576,511       $24,965,412
Additional capital (7)....................       $   115,639       $ 1,174,894       $ 1,364,168
                                                 -----------       -----------       -----------
Total other sources.......................       $26,555,383       $41,751,405       $26,329,580
Amount available for investment from
  offering proceeds.......................       $23,744,803       $35,366,208       $26,274,335
                                                 -----------       -----------       -----------
Total development costs...................       $50,300,186       $77,117,613       $52,603,915
                                                 ===========       ===========       ===========
Percentage leverage (8)...................             52.56%            52.62%            47.46%
Date offering began.......................          Jan 2003         July 2003         Sept 2003
Average length of offering (days).........               104                78                87
Months to invest 90% of amount
  available...............................               N/A               N/A               N/A

                                    TABLE I

                   EXPERIENCE IN RAISING AND INVESTING FUNDS
                            (ON A PERCENTAGE BASIS)
                   January 1, 2002 through December 31, 2004

                                                                Public Offerings
                                                 -----------------------------------------------
                                                   BCTC V            BCTC V            BCTC V
                                                    L.P.              L.P.              L.P.
                                                 (Series 47)       (Series 48)       (Series 49)
                                                    2004              2004              2004
                                                 -----------       -----------       -----------
Dollar amount offered (1).................       $34,783,340       $22,993,720       $33,018,980
Dollar amount raised (100%)...............               100%              100%              100%
Less: Offering expenses
Selling commissions and reimbursements
  retained by affiliates (2)..............              1.47%             1.25%             2.15%
Selling commissions and reimbursements to
  nonaffiliates (3).......................              8.53%             8.75%             7.85%
  Legal and organizational................              1.77%             1.51%             2.17%
                                                 -----------       -----------       -----------
Total offering expenses...................             11.77%            11.51%            12.17%
                                                 ===========       ===========       ===========
Working capital reserves..................              2.99%             3.45%            33.47%
Amount available for investment from
  limited partners........................             88.23%            88.49%            87.83%
Acquisition fees (4)......................              6.40%             6.40%             6.40%
Acquisition expenses (5)..................              1.42%             1.95%             0.29%
Cash payments to operating partnerships
  (6).....................................             76.07%            75.23%            47.09%
                                                 -----------       -----------       -----------
Total acquisition costs...................             86.87%            87.02%            87.25%
                                                 ===========       ===========       ===========
Mortgage financing........................       $55,374,812       $28,248,158       $18,059,374
Additional capital (7)....................           139,317            21,623               400
                                                 -----------       -----------       -----------
Total other sources.......................       $55,514,129       $28,269,781       $18,059,774
Amount available for investment from
  offering proceeds.......................       $30,689,340       $20,347,585       $28,999,604
                                                 -----------       -----------       -----------
Total development costs...................       $86,203,469       $48,617,366       $47,059,378
                                                 ===========       ===========       ===========
Percentage leverage (8)...................             64.24%            58.10%            38.38%
Date offering began.......................          Jan 2004          May 2004          Aug 2004
Average length of offering (days).........               116                92               N/A
Months to invest 90% of amount
  available...............................                 2                 4               N/A

                                    TABLE I

                   EXPERIENCE IN RAISING AND INVESTING FUNDS
                            (ON A PERCENTAGE BASIS)
                   January 1, 2002 through December 31, 2004

                                                    Private Offerings to Corporations
                                    -----------------------------------------------------------------
                                    Boston Capital                    Boston Capital
                                    Corporate Tax    Boston Capital   Corporate Tax    Boston Capital
                                     Credit Fund         Direct        Credit Fund         Direct
                                       XVIII,LP       Placements**        XIX,LP        Placements**
                                         2002             2002             2003             2003
                                    --------------   --------------   --------------   --------------
Dollar amount offered (1).........   $125,000,000     $131,273,604     $ 93,844,179     $70,292,557
Dollar amount raised (100%).......            100%             100%             100%            100%
Less: Offering expenses
Selling commissions and
  reimbursements retained by
  affiliates......................            .90%             .72%            1.25%            .21%
  Discounts offered to cash
    investors (9).................          17.06%           17.85%           18.00%          10.22%
  Investor note financing
    expenses......................           1.16%            0.00%            0.00%           3.10%
  Other selling commissions.......           0.23%            0.22%            0.20%           0.49%
  Legal and organizational........           0.79%            0.55%            0.56%           0.40%
                                     ------------     ------------     ------------     -----------
Total offering expenses...........          20.13%           19.34%           20.02%          14.43%
                                     ============     ============     ============     ===========
Amount available for investment
  from limited partners...........          79.87%           80.66%           79.98%          85.57%
Acquisition costs
Acquisition fees (4)..............           1.75%            1.75%            1.75%           1.44%
Acquisition expenses (5)..........           1.69%             .75%            1.57%            .62%
Partnership management
  fees (11).......................           1.75%            1.41%            1.75%           1.44%
Investor service fees (10)........           0.50%            0.40%            0.50%           0.32%
Working capital reserves..........           3.65%            1.80%            4.48%           6.25%
Cash payments to operating
  partnerships (6)................          70.53%           74.54%           69.93%          75.43%
                                     ------------     ------------     ------------     -----------
Total acquisition costs...........          79.87%           80.66%           79.98%          85.51%
                                     ============     ============     ============     ===========
Other sources of acquisition funds
Mortgage financing................   $147,068,024     $135,238,003     $ 71,957,314     $39,567,758
Additional capital (7)............   $  1,163,342     $    323,786     $    971,255     $    88,480
                                     ------------     ------------     ------------     -----------
Total other sources...............   $148,231,366     $135,561,789     $ 72,928,569     $39,656,238
Amount available for investment
  from offering proceeds..........   $ 99,833,688     $105,886,869     $ 75,060,562     $60,152,380
                                     ------------     ------------     ------------     -----------
Total development costs...........   $248,065,054     $241,448,658     $147,989,131     $99,808,618
                                     ============     ============     ============     ===========
Percentage leveraged (8)..........          59.29%           56.01%           48.62%          39.64%
Percentage of equity invested.....            100%             100%             100%            100%
Average length of offering
  (days)..........................            320              N/A              209             N/A

**  For presentation purposes Direct Placements are grouped by year.

                                    TABLE I

                   EXPERIENCE IN RAISING AND INVESTING FUNDS
                            (ON A PERCENTAGE BASIS)
                   January 1, 2002 through December 31, 2004

                                               Private Offerings to Corporations
                                    -------------------------------------------------------
                                      Boston        Boston         Boston         Boston        Boston
                                      Capital       Capital       Capital        Capital        Capital
                                     Corporate     Corporate     Corporate      Corporate       Direct
                                      Fund XX      Fund XXA       Fund XXI      Fund XXII     Placements
                                       2004          2004           2004           2004          2004
                                    -----------   -----------   ------------   ------------   -----------
Dollar amount offered (1).........  $36,898,485   $64,808,430   $173,897,938   $117,256,965   $ 9,379,712
Dollar amount raised (100%).......          100%          100%           100%           100%          100%
Less: Offering expenses
Selling commissions and
  reimbursements retained by
  affiliates......................         1.00%         1.00%          0.84%          0.00%         0.35%
  Discounts offered to cash
    investors (9).................        18.00%        18.00%         18.98%         18.00%        18.00%
  Investor note financing
    expenses......................         0.00%         0.00%          2.61%          3.36%         0.00%
  Other selling commissions.......         0.21%         0.21%          0.00%          0.01%         0.51%
  Legal and organizational........         0.57%         0.55%          0.17%          0.13%         0.77%
                                    -----------   -----------   ------------   ------------   -----------
Total offering expenses...........        19.78%        19.75%         22.60%         21.50%        19.63%
                                    ===========   ===========   ============   ============   ===========
Amount available for investment
  from limited partners...........        80.22%        80.25%         77.40%         78.50%        80.37%
Acquisition fees (4)..............         1.75%         1.75%          1.75%          1.56%         2.43%
Acquisition expenses (5)..........         1.01%         0.90%          0.86%          0.30%         1.02%
Partnership management
  fees (11).......................         1.75%         1.75%          1.75%          1.56%         1.24%
Investor service fees (10)........         0.50%         0.50%          0.50%          0.45%         0.35%
Working capital reserves..........         6.41%        14.21%          4.23%         36.58%         4.98%
Cash payments to operating
  partnerships (6)................        68.80%        61.14%          68.3%         38.05%        70.35%
                                    -----------   -----------   ------------   ------------   -----------
                                          80.22%        80.25%         77.40%         78.50%        80.37%
                                    ===========   ===========   ============   ============   ===========
Mortgage financing................  $51,300,820   $29,106,296   $196,545,147   $ 30,982,261   $16,683,871
Additional capital (7)............  $       631   $   798,197   $    862,940   $    267,076   $       124
                                    -----------   -----------   ------------   ------------   -----------
Total other sources...............  $51,301,451   $29,904,493   $197,408,087   $ 31,249,337   $16,683,995
Amount available for investment
  from offering proceeds..........  $29,599,062   $52,006,691   $134,597,716   $ 92,043,986   $ 7,538,160
                                    -----------   -----------   ------------   ------------   -----------
Total development costs...........  $80,900,513   $81,911,184   $332,005,803   $123,293,323   $24,222,155
                                    ===========   ===========   ============   ============   ===========
Percentage leverage (8)...........        63.41%        35.53%         59.20%         25.13%        68.88%
Percentage of equity invested.....       100.00%       100.00%        100.00%        100.00%       100.00%
Average length of offering
  (days)..........................          102           102            176            105           N/A

                                NOTES TO TABLE I

Note 1: The dollar amount offered and raised includes the entire amount of investors' contributions paid.

Note 2: Includes only the Dealer-Manager Fee that was retained by Boston Capital Securities, Inc. The amounts presented have been adjusted to reflect reimbursements made in March 2006 of certain offering expenses, including expenses associated with wholesaling services, by Boston Capital Holdings Limited Partnership to the applicable fund. These payments were voluntarily made by Boston Capital Holdings Limited Partnership following an inquiry by the NASD of Boston Capital Securities, Inc. This inquiry has been resolved. See "Risk Factors--We are dependent on the dealer-manager."

Note 3: Includes selling commissions of 7% and the re-allotment by Boston Capital Securities, Inc. of portions of its Dealer-Manager Fee and includes portions of the nonaccountable expense allowance.

Note 4: Acquisition fees are amounts paid to the general partners and affiliates for selecting, evaluating, negotiating and closing the investment partnerships' acquisition of operating partnership interests.

Note 5: Acquisition expenses consist of legal and accounting fees, travel, market studies and other expenses to be paid to third parties.

Note 6: Cash payments to non-affiliated operating partnerships include capital contributions. The amount shown for 2004 includes 13.48% of public partnerships' funds not yet committed.

Note 7: Additional capital represents funds contributed by the operating general partners. Some properties financed with governmental assistance after 1987 require the operating general partners to provide a minimum of 3% of the total development cost in equity.

Note 8: The leverage percentage equals the total amount of mortgage indebtedness on the acquisition date or completion date divided by total development costs.

Note 9: Upon admission to Boston Capital's Corporate Funds, the limited partners choose to pay capital contributions under a standard installment method or cash method (or in some cases a deferred cash method or alternative installment method). Standard installment method investors pay $1,000,000 per unit. Cash method investors (and deferred cash method or alternative installment method investors where applicable) receive a discount for paying sooner.

Note 10: Investor Service Fees are amounts paid to the general partners and affiliates for arranging and organizing investor reporting and communications, and continuing services related to the transmittal of information to the Class A Limited Partners.

Note 11: Partnership Management Fees are amounts paid to the general partners and affiliates for overseeing the day to day management of the Investor Partnership, including but not limited to financial reporting, audits, tax return preparation, cash management and reserves management.

                                    TABLE II
                           COMPENSATION TO AFFILIATES
                   January 1, 2002 through December 31, 2004

Table II sets forth the aggregate amount of all compensation earned by or paid to the our Affiliates between January 1, 2002 and December 31, 2004 for the programs included in Table I. None of the programs included in this Table have been liquidated.

The Table should be read in conjunction with the introduction and accompanying notes.

                                                          Public Offerings
                                        -----------------------------------------------------
                                          BCTC IV       BCTC IV       BCTC IV       BCTC IV
                                           L.P.          L.P.          L.P.          L.P.
                                        (Series 42)   (Series 43)   (Series 44)   (Series 45)
                                           2002          2002          2003          2003
                                        -----------   -----------   -----------   -----------
Date offering commenced...............     Feb 2002      Aug 2002      Jan 2003     July 2003
Dollar amount raised (1)..............  $27,442,620   $36,379,870   $27,019,730   $40,143,670
Amounts paid and/or payable to sponsor
  and affiliates from proceeds (1):
Underwriting fees (2).................      599,303       578,415       401,565       552,275
Acquisition fees (3)..................    2,332,592     3,092,289     2,296,677     2,167,758
Acquisition expense reimbursement.....      775,559       914,438       488,145       963,122
Asset management fee..................      559,443       621,319       376,453       373,244
Dollar amount of cash generated from
  operating partnerships before
  payments to sponsors (4)............       17,648        25,738         3,287             0
Amount paid to sponsors
  from operations (5).................            0             0             0             0

                                                          Public Offerings
                                        -----------------------------------------------------
                                          BCTC IV       BCTC V        BCTC V        BCTC V
                                           L.P.          L.P.          L.P.          L.P.
                                        (Series 46)   (Series 47)   (Series 48)   (Series 49)
                                           2003          2004          2004          2004
                                        -----------   -----------   -----------   -----------
Date offering commenced...............    Sept 2003
Dollar amount raised (1)..............  $29,809,980   $34,783,340   $22,993,720   $33,018,980
Amounts paid and/or payable to sponsor
  and affiliates from proceeds (1):
Underwriting fees (2).................      436,457       563,377       314,247       718,393
Acquisition fees (3)..................    1,609,739     2,226,134     1,471,598     2,113,180
Acquisition expense reimbursement.....      727,752       492,773       447,375        95,142
Asset management fee..................      173,834       226,339        71,423         6,001
Dollar amount of cash generated from
  operating partnerships before
  payments to sponsors (4)............            0             0             0             0
Amount paid to sponsors
  from operations (5).................            0             0             0             0

                                    TABLE II
                     COMPENSATION TO SPONSOR AND AFFILIATES
                   January 1, 2002 through December 31, 2004

                                                   Private Offerings for Corporations
                                    -----------------------------------------------------------------
                                    Boston Capital                    Boston Capital
                                      Corporate      Boston Capital     Corporate      Boston Capital
                                      Tax Credit         Direct         Tax Credit         Direct
                                      Fund XVIII       Placements        Fund XIX        Placements
                                         2002           2002 (6)           2003           2003 (6)
                                    --------------   --------------   --------------   --------------
Dollar amount raised (1)..........   $125,000,000     $131,273,604     $93,844,179      $70,292,577
Amounts paid and/or payable to
  sponsor and affiliates from
  proceeds (1):
Underwriting fees (2).............      1,122,223          748,638       1,173,052          149,486
Acquisition fees (3)..............      2,187,500        2,300,965       1,642,229        1,009,489
Acquisition expense
  reimbursement...................      2,117,079          983,503       1,471,204          439,163
Partnership management fees.......      2,187,500        1,853,219       1,642,229        1,009,489
Investor service fees.............        625,000          529,493         469,208          228,427
Asset management fee..............      1,227,872        1,015,594         578,752          304,055
Dollar amount of cash generated
  from operating partnerships
  before payments to sponsors
  (4).............................          1,185           18,808               0                0
Amounts paid to sponsors
  from operations (5).............              0                0               0                0

                                                    Private Offerings for Corporations
                                   ---------------------------------------------------------------------
                                     Boston        Boston         Boston         Boston
                                     Capital       Capital       Capital        Capital        Boston
                                    Corporate     Corporate     Corporate      Corporate       Capital
                                   Tax Credit    Tax Credit     Tax Credit     Tax Credit      Direct
                                     Fund XX      Fund XX-A      Fund XXI      Fund XXII     Placements
                                      2004          2004           2004           2004        2004 (6)
                                   -----------   -----------   ------------   ------------   -----------
Dollar amount raised (1).........  $36,898,485   $64,808,430   $173,897,938   $117,256,965   $9,379,712
Amounts paid and/or payable to
  sponsor and affiliates from
  proceeds (1):
Underwriting fees (2)............      368,985       648,085      1,719,756              0       32,966
Acquisition fees (3).............      645,723     1,134,148      3,043,214      1,832,229      227,724
Acquisition expense
  reimbursement..................      372,369       581,995      1,503,024        353,494       96,043
Partnership management fees......      645,723     1,134,148      3,043,214      1,832,229      116,260
Investor service fees............      184,492       324,042        869,490        523,494       33,217
Asset management fee.............      153,740       270,040        345,764         73,908       44,596
Dollar amount of cash generated
  from operating partnerships
  before payments to sponsors
  (4)............................            0             0              0              0            0
Amounts paid to sponsors
  from operations (5)............            0             0              0              0            0

                               NOTES TO TABLE II

Note 1: Table II is presented as if all capital contributions were received and all fees payable from offering proceeds to our affiliates, and their predecessors in interest were paid in the year in which the offerings were completed; such transactions actually occur over several years.

Note 2: Underwriting fees include non-accountable expense allowances, research report fees, due diligence fees, selling commissions, purchaser representative fees, and capital commitment fees. These amounts do not include commissions paid to an affiliated dealer-manager which were subsequently paid to non-affiliated brokers. These fees are paid over one to three years.

Note 3: The Acquisition Fee is a flat fee calculated as a percentage of each certificate sold. It is earned for selecting, evaluating, negotiating and closing series' investments in apartment complexes.

Note 4: The dollar amount of cash generated from operating partnerships is the total amount of cash distributions received by the investment partnerships during the three-year period. For example: 2004 would include 2002-2004 cash distributions for the partnership organized in 2002. Historically, cash flow from government-subsidized apartment complexes is generated by the second full year of operations, yet cash flow is not disbursed until financial statement analyses are complete.

Note 5: If cash flow is unavailable to pay investment partnership operating expenses, then expenses are either accrued until cash flow is available in future years to repay such expenses or the sponsor pays these operating expenses as they become due and subsequently receives reimbursement when cash flow is available.

Note 6: For presentation purposes, private Direct Placement Limited Partnerships are grouped by year. The 2002, 2003 and 2004 Direct Placement Limited Partnerships contain 4, 5 and 2 partnerships, respectively.

                                   TABLE III

                OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

Table III summarizes the operating results of prior partnerships not having similar investment objectives to the Company which were closed between January 1, 2000 and December 31, 2004. The public investment partnerships own interests in 176 operating partnerships. The private investment partnerships own interests in 292 operating partnerships. For presentation purposes, private Direct Placement Limited Partnerships are grouped by year. The 2002, 2003 and 2004 Direct Placement Limited Partnerships contain 4, 5 and 2 partnerships, respectively.

Table III includes the actual tax credits received on a $1,000 investment. Table III-A includes the actual tax credits received as a percentage of capital invested by an investor. For example, if an investor received $21 of tax credits on a $1,000 investment for a particular year in Table III, Table III-A would show that for that year the investor received approximately 2.1% of its investment.

The information is presented in accordance with generally accepted accounting principles ("GAAP") except with respect to the information presented in the tables labeled "Tax & Distribution Data Per $1000 invested on a Tax Basis," which is presented on the tax basis method of accounting.

Significant differences can occur in operating results accounted for on a tax versus GAAP basis. Some differences, but not all, are due to depreciation methods and depreciable lives, and treatment of capitalized construction period interest and expenses. The usual effect of these differences is that taxable losses under GAAP would have been less than the taxable losses. Both GAAP and tax losses are reported in the table.

The Table should be read in conjunction with the introduction and accompanying Notes.

                                   TABLE III
                OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                      From Opening through March 31, 2005
                      PUBLIC OFFERINGS CLOSED DURING 2000
               BOSTON CAPITAL TAX CREDIT FUND IV L.P. (SERIES 38)

                                                        For the Financial Statement
                                                          period ended March 31,
                                    2000       2001        2002         2003         2004         2005
                                  --------   --------   ----------   ----------   ----------   ----------
Gross Revenues..................     1,437    207,525       92,319       14,985          667          623
Profit on sale of properties....         0          0            0            0            0            0
Less:
  Losses from operating
    partnerships (1)............         0   (133,908)  (1,230,809)    (892,478)    (997,707)    (875,622)
  Operating Expenses (3)........   (83,131)  (219,590)    (216,080)    (194,567)    (191,940)    (572,924)
  Interest Expense..............         0          0            0            0            0            0
  Depreciation (2)..............         0          0      (50,939)     (98,914)     (98,911)     (98,912)
Net Income--GAAP Basis..........   (81,694)  (145,973)  (1,405,509)  (1,170,974)  (1,287,891)  (1,546,835)
Taxable Income from
  operations (4)................         0   (151,741)  (1,685,712)  (1,415,038)  (1,521,318)  (1,205,590)
  gain on sale..................         0          0            0            0            0            0
Cash generated from
  operations (6)................   361,642    156,853     (161,584)     110,534       (7,729)     178,026
Cash generated from sales.......         0          0            0            0            0            0
Cash generated from
  refinancing...................         0          0            0            0            0            0
Cash generated from operations,
sales and refinancing...........   361,642    156,853     (161,584)     110,534       (7,729)     178,026
Less: Cash distributions to
  investors
  from operating cash flow......         0          0            0            0            0            0
  from sales and refinancing....         0          0            0            0            0            0
  from other....................         0          0            0            0            0            0
Cash generated (deficiency)
  after cash distributions......   361,642    156,853     (161,584)     110,534       (7,729)     178,026
Less: Special items (not
  including sales and
  refinancing) (identify and
  quantify).....................         0          0            0            0            0            0
Cash generated (deficiency)
  after cash distributions and
  special items.................   361,642    156,853     (161,584)     110,534       (7,729)     178,026

Tax & Distribution Data                                        For the Tax period ended December 31,
                                                        2000        2001        2002        2003        2004
Per $1,000 invested (7)                               --------    --------    --------    --------    --------
Federal Income Tax Results
  Federal Credit (5)................................      11         45          92          94           94
  State Credit......................................       0          0                                    0
  Ordinary Income(loss).............................      (6)       (67)        (55)        (59)         (47)
    from operations.................................      (6)       (67)        (55)        (59)         (47)
    from recapture..................................       0          0           0           0            0
  Capital gain (loss)...............................       0          0           0           0            0
Cash Distributions to investors:
  Source (on GAAP basis):
    Investment income...............................       0          0           0           0            0
    Return of capital...............................       0          0           0           0            0
  Source (on cash basis):
    Sales...........................................       0          0           0           0            0
    Refinancing.....................................       0          0           0           0            0
    Operations......................................       0          0           0           0            0
    Other...........................................       0          0           0           0            0
Amount remaining invested in program properties.....                                                   99.08%

                                   TABLE III
                OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                      From Opening through March 31, 2005
                      PUBLIC OFFERINGS CLOSED DURING 2000
               BOSTON CAPITAL TAX CREDIT FUND IV L.P. (SERIES 39)

                                                           For the Financial Statement
                                                              period ended March 31,
                                             2001        2002         2003         2004         2005
                                           --------   ----------   ----------   ----------   ----------
Gross Revenues...........................    49,735      116,518        2,441          352          696
Profit on sale of properties.............         0            0            0            0            0
Less:
  Losses from operating
    partnerships (1).....................     3,760     (996,269)  (1,093,075)  (1,147,985)    (856,990)
  Operating Expenses (3).................  (196,332)    (222,619)    (159,861)    (162,135)    (369,125)
  Interest Expense.......................         0            0            0            0            0
  Depreciation (2).......................         0      (24,477)     (90,324)     (90,325)     (90,327)
Net Income--GAAP Basis...................  (142,837)  (1,126,847)  (1,340,819)  (1,400,093)  (1,315,746)
Taxable Income
from operations (4)......................    69,342   (1,165,268)  (1,639,228)  (1,522,678)  (1,150,182)
  gain on sale...........................         0            0            0            0            0
Cash generated from operations (6).......  (147,183)     (71,182)     (16,079)     146,889      102,227
Cash generated from sales................         0            0            0            0            0
Cash generated from refinancing..........         0            0            0            0            0
Cash generated from operations, sales and
  refinancing............................  (147,183)     (71,182)     (16,079)     146,889      102,227
Less: Cash distributions to investors
  from operating cash flow...............         0            0            0            0            0
  from sales and refinancing.............         0            0            0            0            0
  from other.............................         0            0            0            0            0
Cash generated (deficiency) after cash
  distributions..........................  (147,183)     (71,182)     (16,079)     146,889      102,227
Less: Special items (not including sales
  and refinancing) (identify and
  quantify)..............................         0            0            0            0            0
Cash generated (deficiency) after cash
  distributions and special items........  (147,183)     (71,182)     (16,079)     146,889      102,227

Tax & Distribution Data                                        For the Tax period ended December 31,
                                                        2000        2001        2002        2003        2004
Per $1,000 invested (7)                               --------    --------    --------    --------    --------
Federal Income Tax Results
  Federal Credit (5)................................       0         22          84          93           93
  State Credit......................................       0          0           0           0            0
  Ordinary Income (loss)............................       4        (55)        (71)        (66)         (50)
    from operations.................................       4        (55)        (71)        (66)         (50)
    from recapture..................................       0          0           0           0            0
  Capital gain (loss)...............................       0          0           0           0            0
Cash Distributions to investors:
  Source (on GAAP basis)............................       0          0
    Investment income...............................       0          0           0           0            0
    Return of capital...............................       0          0           0           0            0
  Source (on cash basis):
    Sales...........................................       0          0           0           0            0
    Refinancing.....................................       0          0           0           0            0
    Operations......................................       0          0           0           0            0
    Other...........................................       0          0           0           0            0
Amount remaining invested in program properties.....                                                   97.55%

                                   TABLE III
                OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                      From Opening through March 31, 2005
                      PUBLIC OFFERINGS CLOSED DURING 2001
               BOSTON CAPITAL TAX CREDIT FUND IV L.P. (SERIES 40)

                                                           For the Financial Statement
                                                              period ended March 31,
                                              2001        2002        2003         2004         2005
                                           ----------   --------   ----------   ----------   ----------
Gross Revenues...........................       2,317    147,345      119,938          299           90
Profit on sale of properties.............           0          0            0            0            0
Less:
  Losses from operating
    partnerships (1).....................           0   (438,656)    (986,508)    (936,159)    (924,404)
  Operating Expenses (3).................    (113,781)  (306,075)    (222,136)    (233,925)    (490,886)
  Interest Expense.......................           0          0            0            0            0
  Depreciation (2).......................           0          0      (32,319)    (113,716)    (113,730)
Net Income--GAAP Basis...................    (111,464)  (597,386)  (1,121,025)  (1,283,501)  (1,528,930)
Taxable Income from operations (4).......           0   (586,896)  (1,086,143)  (1,633,930)  (1,521,793)
  gain on sale...........................           0          0            0            0            0
Cash generated from operations (6).......  (1,922,962)   836,927      209,484      109,930       (9,242)
Cash generated from sales................           0          0            0            0            0
Cash generated from refinancing..........           0          0            0            0            0
Cash generated from operations, sales and
  refinancing............................  (1,922,962)   836,927      209,484      109,930       (9,242)
Less: Cash distributions to investors
  from operating cash flow...............           0          0            0            0            0
  from sales and refinancing.............           0          0            0            0            0
  from other.............................           0          0            0            0            0
Cash generated (deficiency) after cash
  distributions..........................  (1,922,962)   836,927      209,484      109,930       (9,242)
Less: Special items (not including sales
  and refinancing) (identify and
  quantify)..............................           0          0            0            0            0
Cash generated (deficiency) after cash
  distributions and special items........  (1,922,962)   836,927      209,484      109,930       (9,242)

Tax & Distribution Data                                    For the Tax period ended December 31,
                                                    2001            2002            2003            2004
Per $1,000 invested (7)                           --------        --------        --------        --------
Federal Income Tax Results
  Federal Credit (5)............................      14             80              93               92
  State Credit..................................       0              0               0                0
  Ordinary Income (loss)........................     (24)           (42)            (62)             (57)
    from operations.............................     (24)           (42)            (62)             (57)
    from recapture..............................       0              0               0                0
  Capital gain (loss)...........................       0              0               0                0
Cash Distributions to investors:
  Source (on GAAP basis)........................       0
    Investment income...........................       0              0               0                0
    Return of capital...........................       0              0               0                0
  Source (on cash basis):
    Sales.......................................       0              0               0                0
    Refinancing.................................       0              0               0                0
    Operations..................................       0              0               0                0
    Other.......................................       0              0               0                0
Amount remaining invested in program
  properties....................................                                                   99.43%

                                   TABLE III
                OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                      From Opening through March 31, 2005
                      PUBLIC OFFERINGS CLOSED DURING 2001
               BOSTON CAPITAL TAX CREDIT FUND IV L.P. (SERIES 41)

                                                         For the Financial Statement
                                                           period ended March 31,
                                                 2002        2003         2004         2005
                                               --------   ----------   ----------   ----------
Gross Revenues...............................    52,147       74,991       34,112        4,540
Profit on sale of properties.................         0            0            0            0
Less:
  Losses from operating partnerships (1).....   (94,125)  (1,443,650)  (1,748,067)  (4,159,348)
  Operating Expenses (3).....................  (241,945)    (346,349)    (342,003)    (294,717)
  Interest Expense...........................         0            0            0            0
  Depreciation (2)...........................         0     (133,377)    (133,405)    (133,882)
Net Income--GAAP Basis.......................  (283,923)  (1,848,385)  (2,189,363)  (4,583,407)
Taxable Income from operations (4)...........  (120,068)  (2,867,903)  (1,609,628)  (3,730,419)
  gain on sale...............................         0            0            0            0
Cash generated from operations (6)...........   (47,951)     (48,190)       8,731      363,790
Cash generated from sales....................         0            0            0            0
Cash generated from refinancing..............         0            0            0            0
Cash generated from operations, sales and
  refinancing................................   (47,951)     (48,190)       8,731      363,790
Less: Cash distributions to investors
  from operating cash flow...................         0            0            0            0
  from sales and refinancing.................         0            0            0            0
  from other.................................         0            0            0            0
Cash generated (deficiency) after cash
  distributions..............................   (47,951)     (48,190)       8,731      363,790
Less: Special items (not including sales and
  refinancing) (identify and quantify).......         0            0            0            0
Cash generated (deficiency) after cash
  distributions and special items............   (47,951)     (48,190)       8,731      363,790

Tax & Distribution Data                                    For the Tax period ended December 31,
                                                    2001            2002            2003            2004
Per $1,000 invested (7)                           --------        --------        --------        --------
Federal Income Tax Results
  Federal Credit (5)............................       1             45             104              110
  State Credit..................................       0              0               0                0
  Ordinary Income (loss)........................      (4)           (95)            (55)            (128)
    from operations.............................      (4)           (95)            (55)            (128)
    from recapture..............................       0              0               0                0
  Capital gain (loss)...........................       0              0               0                0
Cash Distributions to investors:
  Source (on GAAP basis)........................       0
    Investment income...........................       0              0               0                0
    Return of capital...........................       0              0               0                0
  Source (on cash basis):
    Sales.......................................       0              0               0                0
    Refinancing.................................       0              0               0                0
    Operations..................................       0              0               0                0
  Other.........................................       0              0               0                0
Amount remaining invested in program
  properties....................................                                                   99.56%

                                   TABLE III
                OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                      From Opening through March 31, 2005
                      PUBLIC OFFERINGS CLOSED DURING 2002
               BOSTON CAPITAL TAX CREDIT FUND IV L.P. (SERIES 42)

                                                        For the Financial Statement
                                                          period ended March 31,
                                                2002         2003         2004         2005
                                             ----------   ----------   ----------   ----------
Gross Revenues.............................         986      121,043      244,164        8,848
Profit on sale of properties...............           0            0            0            0
Less:
  Losses from operating
    partnerships (1).......................           0     (404,748)  (1,617,204)  (1,150,391)
  Operating Expenses (3)...................    (111,253)    (237,706)    (315,633)    (264,513)
  Interest Expense.........................           0            0            0            0
  Depreciation (2).........................           0            0     (113,984)    (115,498)
Net Income--GAAP Basis.....................    (110,267)    (521,411)  (1,802,657)  (1,521,554)
Taxable Income from operations (4).........           0     (755,961)  (1,771,458)  (1,838,771)
  gain on sale.............................           0            0            0            0
Cash generated from operations (6).........  (1,322,182)   1,306,517      218,107       25,193
Cash generated from sales..................           0            0            0            0
Cash generated from refinancing............           0            0            0            0
Cash generated from operations, sales and
  refinancing..............................  (1,322,182)   1,306,517      218,107       25,193
Less: Cash distributions to investors
  from operating cash flow.................           0            0            0            0
  from sales and refinancing...............           0            0            0            0
  from other...............................           0            0            0            0
Cash generated (deficiency) after cash
  distributions............................  (1,322,182)   1,306,517      218,107       25,193
Less: Special items (not including sales
  and refinancing) (identify and
  quantify)................................           0            0            0            0
Cash generated (deficiency) after cash
  distributions and special items..........  (1,322,182)   1,306,517      218,107       25,193

                                                                 For the Tax period ended
                                                                       December 31,
Tax & Distribution Data                                        2002        2003        2004
Per $1,000 invested (7)                                      ---------   ---------   ---------
Federal Income Tax Results
  Federal Credit (5).......................................      16          81           95
  State Credit.............................................       0           0            0
  Ordinary Income (loss)...................................     (29)        (64)         (67)
    from operations........................................     (29)        (64)         (67)
    from recapture.........................................       0           0            0
  Capital gain (loss)......................................       0           0            0
Cash Distributions to investors:
  Source (on GAAP basis)
    Investment income......................................       0           0            0
    Return of capital......................................       0           0            0
  Source (on cash basis):
    Sales..................................................       0           0            0
    Refinancing............................................       0           0            0
    Operations.............................................       0           0            0
    Other..................................................       0           0            0
Amount remaining invested in program properties............                             97.8%

                                   TABLE III
                OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                      From Opening through March 31, 2005
                      PUBLIC OFFERINGS CLOSED DURING 2002
               BOSTON CAPITAL TAX CREDIT FUND IV L.P. (SERIES 43)

                                                              For the Financial Statement
                                                                 period ended March 31,
                                                             2003         2004         2005
                                                          ----------   ----------   ----------
Gross Revenues..........................................      30,298      332,401       77,015
Profit on sale of properties............................           0            0            0
Less:
  Losses from operating partnerships (1)................    (304,873)  (2,388,403)  (2,028,092)
  Operating Expenses (3)................................    (215,795)    (474,808)    (378,335)
  Interest Expense......................................           0            0            0
  Depreciation (2)......................................           0     (148,464)    (164,530)
Net Income--GAAP Basis..................................    (490,370)  (2,679,274)  (2,493,942)
Taxable Income from operations (4)......................    (193,688)  (2,339,382)  (2,878,799)
  gain on sale..........................................           0            0            0
Cash generated from operations (6)......................  (1,103,274)   1,251,676       34,397
Cash generated from sales...............................           0            0            0
Cash generated from refinancing.........................           0            0            0
Cash generated from operations, sales and refinancing...  (1,103,274)   1,251,676       34,397
Less: Cash distributions to investors from operating
  cash flow.............................................           0            0            0
  from sales and refinancing............................           0            0            0
  from other............................................           0            0            0
Cash generated (deficiency) after cash distributions....  (1,103,274)   1,251,676       34,397
Less: Special items (not including sales and
  refinancing) (identify and quantify)..................           0            0            0
Cash generated (deficiency) after cash distributions and
  special items.........................................  (1,103,274)   1,251,676       34,397

                                                                 For the Tax period ended
Tax & Distribution Data                                                December 31,
                                                               2002        2003        2004
Per $1,000 invested (7)                                      ---------   ---------   ---------
Federal Income Tax Results
  Federal Credit (5).......................................       2          44           86
  State Credit.............................................       0           0            0
  Ordinary Income (loss)...................................      (5)        (65)         (80)
    from operations........................................      (5)        (65)         (80)
    from recapture.........................................       0           0            0
  Capital gain (loss)......................................       0           0            0
Cash Distributions to investors:
  Source (on GAAP basis)
    Investment income......................................       0           0            0
    Return of capital......................................       0           0            0
  Source (on cash basis):
    Sales..................................................       0           0            0
    Refinancing............................................       0           0            0
    Operations.............................................       0           0            0
    Other..................................................       0           0            0
Amount remaining invested in program properties............                             98.5%

                                   TABLE III
                OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                      From Opening through March 31, 2005
                      PUBLIC OFFERINGS CLOSED DURING 2003
               BOSTON CAPITAL TAX CREDIT FUND IV L.P. (SERIES 44)

                                                               For the Financial Statement
                                                                  period ended March 31,
                                                              2003        2004         2005
                                                            --------   ----------   ----------
Gross Revenues............................................     1,379      159,792      229,754
Profit on sale of properties..............................         0            0
Less:
  Losses from operating partnerships (1)..................         0   (1,113,620)    (866,297)
  Operating Expenses (3)..................................  (116,399)    (360,833)    (375,509)
  Interest Expense........................................         0            0            0
  Depreciation (2)........................................         0      (28,115)    (101,629)
Net Income--GAAP Basis....................................  (115,020)  (1,342,776)  (1,113,681)
Taxable Income from operations (4)........................    (6,086)  (1,449,234)  (1,553,771)
  gain on sale............................................         0            0            0
Cash generated from operations (6)........................   701,819     (902,659)      64,864
Cash generated from sales.................................         0            0            0
Cash generated from refinancing...........................         0            0            0
Cash generated from operations, sales and refinancing.....   701,819     (902,659)      64,864
Less: Cash distributions to investors
  from operating cash flow................................         0            0            0
  from sales and refinancing..............................         0            0            0
  from other..............................................         0            0            0
Cash generated (deficiency) after cash distributions......   701,819     (902,659)      64,864
Less: Special items (not including sales and refinancing)
  (identify and quantify).................................         0            0            0
Cash generated (deficiency) after cash distributions and
  special items...........................................   701,819     (902,659)      64,864

                                                                For the Tax Period ended
Tax & Distribution Data                                               December 31,
                                                                  2003            2004
Per $1,000 invested (7)                                       -------------   -------------
Federal Income Tax Results
  Federal Credit (5)........................................        23               67
  State Credit..............................................         0                0
  Ordinary Income (loss)....................................       (54)             (61)
    from operations.........................................       (54)             (61)
    from recapture..........................................         0                0
  Capital gain (loss).......................................         0                0
Cash Distributions to investors:
  Source (on GAAP basis)
    Investment income.......................................         0                0
    Return of capital.......................................         0                0
  Source (on cash basis):
    Sales...................................................         0                0
    Refinancing.............................................         0                0
    Operations..............................................         0                0
    Other...................................................         0                0
Amount remaining invested in program properties.............                         98%

                                   TABLE III
                OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                      From Opening through March 31, 2005
                      PUBLIC OFFERINGS CLOSED DURING 2003
               BOSTON CAPITAL TAX CREDIT FUND IV L.P. (SERIES 45)

                                                                For the Financial Statement
                                                                  period ended March 31,
                                                                   2004             2005
                                                              --------------   --------------
Gross Revenues..............................................       188,952          521,517
Profit on sale of properties................................             0                0
Less:
  Losses from operating partnerships (1)....................      (258,419)      (1,067,071)
  Operating Expenses (3)....................................      (442,793)        (635,881)
  Interest Expense..........................................             0                0
  Depreciation (2)..........................................       (32,122)        (133,300)
Net Income--GAAP Basis......................................      (544,382)      (1,314,735)
Taxable Income from operations (4)..........................      (944,267)      (1,192,433)
  gain on sale..............................................             0                0
Cash generated from operations (6)..........................    (1,268,112)         532,093
Cash generated from sales...................................             0                0
Cash generated from refinancing.............................             0                0
Cash generated from operations, sales and refinancing.......    (1,268,112)         532,093
Less: Cash distributions to investors from operating cash
  flow......................................................             0                0
  from sales and refinancing................................             0                0
  from other................................................             0                0
Cash generated (deficiency) after cash distributions........    (1,268,112)         532,093
Less: Special items (not including sales and refinancing)
  (identify and quantify)...................................             0                0
Cash generated (deficiency) after cash distributions and
  special items.............................................    (1,268,112)         532,093

                                                                For the Tax Period ended
                                                                      December 31,
Tax & Distribution Data
                                                                  2003            2004
Per $1,000 invested (7)                                       -------------   -------------
Federal Income Tax Results
  Federal Credit (5)........................................         9              55
  State Credit..............................................         0               0
  Ordinary Income (loss)....................................       (24)            (34)
    from operations.........................................       (24)            (34)
    from recapture..........................................         0               0
  Capital gain (loss).......................................         0               0
Cash Distributions to investors:
  Source (on GAAP basis)
    Investment income.......................................         0               0
    Return of capital.......................................         0               0
  Source (on cash basis):
    Sales...................................................         0               0
    Refinancing.............................................         0               0
    Operations..............................................         0               0
    Other...................................................         0               0
Amount remaining invested in program properties.............                      98.6%

                                   TABLE III
                OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                      From Opening through March 31, 2005
                      PUBLIC OFFERINGS CLOSED DURING 2003
               BOSTON CAPITAL TAX CREDIT FUND IV L.P. (SERIES 46)

                                                                For the Financial Statement
                                                                  period ended March 31,
                                                                   2004             2005
                                                              --------------   --------------
Gross Revenues..............................................       63,499           254,425
Profit on sale of properties................................            0                 0
Less:
  Losses from operating partnerships (1)....................      (81,632)         (385,946)
  Operating Expenses (3)....................................     (184,356)         (392,684)
  Interest Expense..........................................            0                 0
  Depreciation (2)..........................................       (3,812)         (100,878)
Net Income--GAAP Basis......................................     (206,301)         (625,083)
Taxable Income from operations (4)..........................      (28,992)       (1,116,282)
  gain on sale..............................................            0                 0
Cash generated from operations (6)..........................     (119,134)          (70,876)
Cash generated from sales...................................            0                 0
Cash generated from refinancing.............................            0                 0
Cash generated from operations, sales and refinancing.......     (119,134)          (70,876)
Less: Cash distributions to investors from operating cash
  flow......................................................            0                 0
  from sales and refinancing................................            0                 0
  from other................................................            0                 0
Cash generated (deficiency) after cash distributions........     (119,134)          (70,876)
Less: Special items (not including sales and refinancing)
  (identify and quantify)...................................            0                 0
Cash generated (deficiency) after cash distributions and
  special items.............................................     (119,134)          (70,876)

                                                                For the Tax Period ended
Tax & Distribution Data                                               December 31,
                                                                  2003            2004
Per $1,000 invested (7)                                       -------------   -------------
Federal Income Tax Results
  Federal Credit (5)........................................         0              24
  State Credit..............................................         0               0
  Ordinary Income (loss)....................................        (1)            (41)
    from operations.........................................        (1)            (41)
    from recapture..........................................         0               0
  Capital gain (loss).......................................         0               0
Cash Distributions to investors:
  Source (on GAAP basis)
    Investment income.......................................         0               0
    Return of capital.......................................         0               0
  Source (on cash basis):
    Sales...................................................         0               0
    Refinancing.............................................         0               0
    Operations..............................................         0               0
    Other...................................................         0               0
Amount remaining invested in program properties.............                       100%

                                   TABLE III
                OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                      From Opening through March 31, 2005
                      PUBLIC OFFERINGS CLOSED DURING 2004
               BOSTON CAPITAL TAX CREDIT FUND V L.P. (SERIES 47)

                                                                For the Financial Statement
                                                                  period ended March 31,
                                                                   2004             2005
                                                              --------------   --------------
Gross Revenues..............................................         3,814          207,493
Profit on sale of properties................................             0                0
Less:
  Losses from operating partnerships (1)....................             0         (992,975)
  Operating Expenses (3)....................................       (26,315)        (677,933)
  Interest Expense..........................................             0                0
  Depreciation (2)..........................................             0          (51,236)
Net Income--GAAP Basis......................................       (22,501)      (1,514,651)
Taxable Income from operations (4)..........................           N/A       (1,061,479)
  gain on sale..............................................             0                0
Cash generated from operations (6)..........................    (4,075,224)       3,765,363
Cash generated from sales...................................             0                0
Cash generated from refinancing.............................             0                0
Cash generated from operations, sales and refinancing.......    (4,075,224)       3,765,363
Less: Cash distributions to investors
  from operating cash flow..................................             0                0
  from sales and refinancing................................             0                0
  from other................................................             0                0
Cash generated (deficiency) after cash distributions........    (4,075,224)       3,765,363
Less: Special items (not including sales and refinancing)
  (identify and quantify)...................................             0                0
Cash generated (deficiency) after cash distributions and
  special items.............................................    (4,075,224)       3,765,363

                                                              For the Tax Period ended
Tax & Distribution Data                                             December 31,
                                                                        2004
Per $1,000 invested (7)                                       -------------------------
Federal Income Tax Results
  Federal Credit (5)........................................               9
  State Credit..............................................               0
  Ordinary Income (loss)....................................             (31)
    from operations.........................................             (31)
    from recapture..........................................               0
  Capital gain (loss).......................................               0
Cash Distributions to investors:
  Source (on GAAP basis)
    Investment income.......................................               0
    Return of capital.......................................               0
  Source (on cash basis):
    Sales...................................................               0
    Refinancing.............................................               0
    Operations..............................................               0
    Other...................................................               0
Amount remaining invested in program properties.............             100%

                                   TABLE III
                OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                      From Opening through March 31, 2005
                      PUBLIC OFFERINGS CLOSED DURING 2004
               BOSTON CAPITAL TAX CREDIT FUND V L.P. (SERIES 48)

                                                              For the Financial Statement
                                                                period ended March 31,
                                                                         2005
                                                              ---------------------------
Gross Revenues..............................................             92,821
Profit on sale of properties................................                  0
Less:
  Losses from operating partnerships (1)....................           (213,922)
  Operating Expenses (3)....................................           (368,949)
  Interest Expense..........................................                  0
  Depreciation (2)..........................................            (18,570)
Net Income-GAAP Basis.......................................           (508,620)
Taxable Income from operations (4)..........................           (291,868)
  gain on sale..............................................                  0
Cash generated from operations (6)..........................            (78,440)
Cash generated from sales...................................                  0
Cash generated from refinancing.............................                  0
Cash generated from operations, sales and refinancing.......            (78,440)
Less: Cash distributions to investors
  from operating cash flow..................................                  0
  from sales and refinancing................................                  0
  from other................................................                  0
Cash generated (deficiency) after cash distributions........            (78,440)
Less: Special items (not including sales and refinancing)
  (identify and quantify)...................................                  0
Cash generated (deficiency) after cash distributions and
  special items.............................................            (78,440)

                                                              For the Tax Period ended
Tax & Distribution Data                                             December 31,
                                                                        2004
Per $1,000 invested (7)                                       -------------------------
Federal Income Tax Results
  Federal Credit (5)........................................               0
  State Credit..............................................               0
  Ordinary Income (loss)....................................             (13)
    from operations.........................................             (13)
    from recapture..........................................               0
  Capital gain (loss).......................................               0
Cash Distributions to investors:
  Source (on GAAP basis)
    Investment income.......................................               0
    Return of capital.......................................               0
  Source (on cash basis):
    Sales...................................................               0
    Refinancing.............................................               0
    Operations..............................................               0
    Other...................................................               0
Amount remaining invested in program properties.............             100%

                                   TABLE III
                OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                      From Opening through March 31, 2005
                      PUBLIC OFFERINGS CLOSED DURING 2004
               BOSTON CAPITAL TAX CREDIT FUND V L.P. (SERIES 49)

                                                              For the Financial Statement
                                                                period ended March 31,
                                                                         2005
                                                              ---------------------------
Gross Revenues..............................................              62,538
Profit on sale of properties................................                   0
Less:
  Losses from operating partnerships (1)....................                   0
  Operating Expenses (3)....................................            (204,155)
  Interest Expense..........................................                   0
  Depreciation (2)..........................................                   0
Net Income-GAAP Basis.......................................            (141,617)
Taxable Income from operations (4)..........................              73,111
  gain on sale..............................................                   0
Cash generated from operations (6)..........................          (3,918,703)
Cash generated from sales...................................                   0
Cash generated from refinancing.............................                   0
Cash generated from operations, sales and refinancing.......          (3,918,703)
Less: Cash distributions to investors
  from operating cash flow..................................                   0
  from sales and refinancing................................                   0
  from other................................................                   0
Cash generated (deficiency) after cash distributions........          (3,918,703)
Less: Special items (not including sales and refinancing)
  (identify and quantify)...................................                   0
Cash generated (deficiency) after cash distributions and
  special items.............................................          (3,918,703)

                                                              For the Tax Period ended
Tax & Distribution Data                                             December 31,
                                                                        2004
Per $1,000 invested (7)                                       -------------------------
Federal Income Tax Results
  Federal Credit (5)........................................               0
  State Credit..............................................               0
  Ordinary Income (loss)....................................               2
    from operations.........................................               2
    from recapture..........................................               0
  Capital gain (loss).......................................               0
Cash Distributions to investors:
  Source (on GAAP basis)
    Investment income.......................................               0
    Return of capital.......................................               0
  Source (on cash basis):
    Sales...................................................               0
    Refinancing.............................................               0
    Operations..............................................               0
    Other...................................................               0
Amount remaining invested in program properties.............             100%

                                   TABLE III
                OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                      From Opening Through March 31, 2005
                     CORPORATE OFFERINGS CLOSED DURING 2000
               BOSTON CAPITAL CORPORATE TAX CREDIT FUND XV, A LP

                                                       For the Financial Statement
                                                         period ended March 31,
                                  2000        2001         2002         2003         2004         2005
                                --------   ----------   ----------   ----------   ----------   ----------
Gross Revenues................       164      254,908      226,841      110,349       50,473       52,669
Profit on sale of
  properties..................         0            0            0            0            0            0
Less:
  Losses from operating
    partnerships (1)..........         0   (1,793,955)  (4,338,003)  (3,332,367)  (3,425,488)    (899,450)
  Operating Expenses (3)......  (112,719)  (1,408,005)    (449,343)    (398,039)    (386,970)    (895,055)
  Interest Expense............         0            0            0            0            0            0
  Depreciation (2)............    (4,056)    (185,214)    (229,261)    (252,719)    (241,244)    (436,134)
Net Income--GAAP Basis........  (116,611)  (3,132,266)  (4,789,766)  (3,872,776)  (4,003,229)  (2,177,970)
Taxable Income from
  operations (4)..............         0   (2,542,980)  (5,270,561)  (5,900,138)  (6,451,233)  (6,134,686)
  gain on sale................         0            0            0            0            0            0
Cash generated from
  operations (6)..............    49,967   (3,277,101)    (133,555)    (279,041)    (269,098)    (114,584)
Cash generated from sales.....         0            0            0            0            0    2,427,306
Cash generated from
  refinancing.................         0            0            0            0            0            0
Cash generated from
  operations, sales and
  refinancing.................    49,967   (3,277,101)    (133,555)    (279,041)    (269,098)   2,312,722
Less: Cash distributions to
  investors
  from operating cash flow....         0            0            0            0            0            0
  from sales and
    refinancing...............         0            0            0            0            0            0
  from other..................         0            0            0            0     (920,000)           0
Cash generated (deficiency)
  after cash distributions....    49,967   (3,277,101)    (133,555)    (279,041)  (1,189,098)   2,312,722
Less: Special items (not
  including sales and
  refinancing) (identify and
  quantify)...................         0            0            0            0            0            0
Cash generated (deficiency)
  after cash distributions and
  special items...............    49,967   (3,277,101)    (133,555)    (279,041)  (1,189,098)   2,312,722

Tax & Distribution Data                                      For the Tax period ended December 31,
                                                        2000       2001       2002       2003       2004
Per $1,000 invested (7)                               --------   --------   --------   --------   --------
Federal Income Tax Results
  Federal Credit (5)................................     24         73         93           93        91
  State Credit......................................      0          0          0            0         0
  Ordinary Income (loss)............................    (38)       (80)       (89)         (97)      (95)
    from operations.................................    (38)       (80)       (89)         (97)      (95)
    from recapture..................................      0          0          0            0         0
  Capital gain (loss)...............................      0          0          0            0         0
Cash Distributions to investors:
  Source (on GAAP basis):
    Investment income...............................      0          0          0            0         0
    Return of capital...............................      0          0          0      920,000         0
  Source (on cash basis):
    Sales...........................................      0          0          0            0         0
    Refinancing.....................................      0          0          0            0         0
    Operations......................................      0          0          0            0         0
    Other...........................................      0          0          0            0         0
Amount remaining invested in program properties.....                                               96.75%

                                   TABLE III
                OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                      From Opening Through March 31, 2005
                     CORPORATE OFFERINGS CLOSED DURING 2000
                THE CALIFORNIA CORORATE TAX CREDIT FUND IV, A LP

                                                      For the Financial Statement
                                                        period ended March 31,
                                 2000         2001         2002         2003         2004         2005
                              ----------   ----------   ----------   ----------   ----------   ----------
Gross Revenues..............       5,212      714,840      525,756        6,399      143,341        3,637
Profit on sale of
  properties................           0            0            0            0            0            0
Less:
  Losses from operating
    partnerships (1)........      (1,955)    (197,952)  (1,114,318)  (1,043,720)    (915,245)    (906,504)
  Operating Expenses (3)....    (874,189)    (471,565)    (164,677)    (142,726)    (147,622)    (139,570)
  Interest Expense..........           0            0            0            0            0            0
  Depreciation (2)..........      (4,199)     (50,386)     (50,385)     (50,386)     (50,386)     (50,386)
Net Income--GAAP Basis......    (875,131)      (5,063)    (803,624)  (1,230,433)    (969,912)  (1,092,823)
Taxable Income from
  operations (4)............           0   (1,176,366)  (3,045,958)  (2,932,807)  (2,760,519)  (2,860,584)
  gain on sale..............           0            0            0            0            0            0
Cash generated from
  operations (6)............  (1,472,091)    (133,442)      72,518      (17,376)     102,449      (11,549)
Cash generated from sales...           0            0            0            0            0            0
Cash generated from
  refinancing...............           0            0            0            0            0            0
Cash generated from
  operations, sales and
  refinancing...............  (1,472,091)    (133,442)      72,518      (17,376)     102,449      (11,549)
Less: Cash distributions to
  investors
  from operating cash
    flow....................           0            0            0            0            0            0
  from sales and
    refinancing.............           0            0            0            0            0            0
  from other................           0     (190,000)    (150,000)           0            0            0
Cash generated (deficiency)
  after cash
  distributions.............  (1,472,091)    (323,442)     (77,482)     (17,376)     102,449      (11,549)
Less: Special items (not
  including sales and
  refinancing) (identify and
  quantify).................           0            0            0            0            0            0
Cash generated (deficiency)
  after cash distributions
  and special items.........  (1,472,091)    (323,442)     (77,482)     (17,376)     102,449      (11,549)

Tax & Distribution Data                                   For the Tax period ended December 31,
                                                     2000       2001       2002       2003       2004
Per $1,000 invested (7)                            --------   --------   --------   --------   --------
Federal Income Tax Results
  Federal Credit (5).............................        1         58        83         83         83
  State Credit...................................        1          1         1          0          0
  Ordinary Income (loss).........................      (40)      (113)     (108)      (102)      (106)
    from operations..............................      (40)      (113)     (108)      (102)      (106)
    from recapture...............................        0          0         0          0          0
  Capital gain (loss)............................        0          0         0          0          0
Cash Distributions to investors:
  Source (on GAAP basis)
    Investment income............................        0          0         0          0          0
    Return of capital............................  190,000    150,000         0          0          0
  Source (on cash basis):
    Sales........................................        0          0         0          0          0
    Refinancing..................................        0          0         0          0          0
    Operations...................................        0          0         0          0          0
    Other........................................        0          0         0          0          0

Amount remaining invested in program
  properties.....................................                                               99.21%

                                   TABLE III
                OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                      From Opening Through March 31, 2005
                     CORPORATE OFFERINGS CLOSED DURING 2000
                THE CALIFORNIA CORORATE TAX CREDIT FUND VI, A LP

                                                              For the Financial Statement
                                                                 Period ended March 31,
                                                    2001       2002       2003       2004       2005
                                                  --------   --------   --------   --------   --------
Gross Revenues..................................      949      57,429      2,323      1,949      4,264
Profit on sale of properties....................        0           0          0          0          0
Less:
  Losses from operating partnerships (1)........   (4,857)    (63,653)  (256,117)  (307,969)  (315,256)
  Operating Expenses (3)........................  (49,257)   (227,899)   (58,081)   (59,741)   (58,158)
  Interest Expense..............................        0           0          0          0          0
  Depreciation (2)..............................   (2,394)    (24,123)   (35,813)   (35,830)   (17,916)
Net Income--GAAP Basis..........................  (55,559)   (258,246)  (347,688)  (401,591)  (387,066)
Taxable Income
  from operations (4)...........................   (1,672)   (206,420)  (519,398)  (545,201)  (503,644)
  gain on sale..................................        0           0          0          0          0
Cash generated from operations (6)..............   43,327    (391,070)   (41,439)        46    (87,900)
Cash generated from sales.......................        0           0          0          0          0
Cash generated from refinancing.................        0           0          0          0          0
Cash generated from operations, sales and
  refinancing...................................   43,327    (391,070)   (41,439)        46    (87,900)
Less: Cash distributions to investors
  from operating cash flow......................        0           0          0          0          0
  from sales and refinancing....................        0           0          0          0          0
  from other....................................        0           0          0          0          0
Cash generated (deficiency) after cash
  distributions.................................   43,327    (391,070)   (41,439)        46    (87,900)
Less: Special items (not including sales and
  refinancing) (identify and quantify)..........        0           0          0          0          0
Cash generated (deficiency) after cash
  distributions and special items...............   43,327    (391,070)   (41,439)        46    (87,900)

Tax & Distribution Data                                        For the Tax period ended December 31,
                                                        2000        2001        2002        2003        2004
Per $1,000 invested (7)                               --------    --------    --------    --------    --------
Federal Income Tax Results
  Federal Credit (5)................................      0          36          84          82           82
  State Credit......................................      0           0           0           0            0
  Ordinary Income (loss)............................     (1)        (22)        (54)        (57)         (52)
    from operations.................................     (1)        (22)        (54)        (57)         (52)
    from recapture..................................      0           0           0           0            0
  Capital gain (loss)...............................      0           0           0           0            0
Cash Distributions to investors:
  Source (on GAAP basis)
    Investment income...............................      0           0           0           0            0
    Return of capital...............................      0           0           0           0            0
  Source (on cash basis):
    Sales...........................................      0           0           0           0            0
    Refinancing.....................................      0           0           0           0            0
    Operations......................................      0           0           0           0            0
    Other...........................................      0           0           0           0            0
Amount remaining invested in program properties.....                                                   99.40%

                                   TABLE III
                OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                      From Opening Through March 31, 2005
                     CORPORATE OFFERINGS CLOSED DURING 2000
                    THE TEXAS CORORATE TAX CREDIT FUND, A LP

                                                       For the Financial Statement
                                                         period ended March 31,
                                  2000        2001         2002         2003         2004         2005
                                --------   ----------   ----------   ----------   ----------   ----------
Gross Revenues................         0      446,639       37,289        5,283       72,875       22,581
Profit on sale of
  properties..................         0            0            0            0            0
Less:
  Losses from operating
    partnerships (1)..........      (319)    (325,538)  (1,459,489)  (1,272,326)  (1,068,124)  (1,327,587)
  Operating Expenses (3)......  (123,803)    (950,749)    (172,784)    (170,971)    (162,586)    (147,565)
  Interest Expense............         0            0            0            0            0            0
  Depreciation (2)............      (753)     (45,474)     (85,851)     (90,110)     (90,110)     (90,110)
Net Income--GAAP Basis........  (124,875)    (875,122)  (1,680,835)  (1,528,124)  (1,247,945)  (1,542,681)
Taxable Income
  from operations (4).........         0     (900,264)  (3,779,740)  (3,875,724)  (3,187,272)  (3,173,542)
  gain on sale................         0            0            0            0            0            0
Cash generated from
  operations (6)..............  (280,708)    (327,117)    (945,052)    (153,265)     (48,865)     (36,376)
Cash generated from sales.....         0            0            0            0            0            0
Cash generated from
  refinancing.................         0            0            0            0            0            0
Cash generated from
  operations, sales and
  refinancing.................  (280,708)    (327,117)    (945,052)    (153,265)     (48,865)     (36,376)
Less: Cash distributions to
  investors
  from operating cash flow....         0            0            0            0            0            0
  from sales and
    refinancing...............         0            0            0            0            0            0
  from other..................         0            0            0            0            0            0
Cash generated (deficiency)
  after cash distributions....  (280,708)    (327,117)    (945,052)    (153,265)     (48,865)     (36,376)
Less: Special items (not
  including sales and
  refinancing) (identify and
  quantify)...................         0            0            0            0            0            0
Cash generated (deficiency)
  after cash distributions and
  special items...............  (280,708)    (327,117)    (945,052)    (153,265)     (48,865)     (36,376)

Tax & Distribution Data                                        For the Tax period ended December 31,
                                                        2000        2001        2002        2003        2004
Per $1,000 invested (7)                               --------    --------    --------    --------    --------
Federal Income Tax Results
  Federal Credit (5)................................       0          57          84          86          86
  State Credit......................................       0           0           0           0           0
  Ordinary Income (loss)............................     (30)       (126)       (130)       (107)       (106)
    from operations.................................     (30)       (126)       (130)       (107)       (106)
    from recapture..................................       0           0           0           0           0
  Capital gain (loss)...............................       0           0           0           0           0
Cash Distributions to investors:
  Source (on GAAP basis)
    Investment income...............................       0           0           0           0           0
    Return of capital...............................       0           0           0           0           0
  Source (on cash basis):
    Sales...........................................       0           0           0           0           0
    Refinancing.....................................       0           0           0           0           0
    Operations......................................       0           0           0           0           0
    Other...........................................       0           0           0           0           0
Amount remaining invested in program properties.....                                                   99.48%

                                   TABLE III
                OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                      From Opening Through March 31, 2005
                     CORPORATE OFFERINGS CLOSED DURING 2000
                   THE GEORGIA CORORATE TAX CREDIT FUND, A LP

                                                          For the Financial Statement
                                                             period ended March 31,
                                            2001         2002         2003         2004         2005
                                         ----------   ----------   ----------   ----------   ----------
Gross Revenues.........................      24,180      152,434       52,703       32,022       31,588
Profit on sale of properties...........           0            0            0            0            0
Less:
  Losses from operating
    partnerships (1)...................     (77,768)  (1,644,209)  (1,482,141)    (945,917)    (953,902)
  Operating Expenses (3)...............    (813,177)    (214,768)    (225,920)    (148,181)    (195,646)
  Interest Expense.....................           0            0            0            0            0
  Depreciation (2).....................     (35,974)     (96,149)    (115,438)    (126,242)    (126,241)
Net Income--GAAP Basis.................    (902,739)  (1,802,692)  (1,770,796)  (1,188,318)  (1,244,201)
Taxable Income
  from operations (4)..................    (920,404)  (4,106,056)  (5,301,064)  (4,390,696)  (4,188,116)
  gain on sale.........................           0            0            0            0            0
Cash generated from operations (6).....  (1,551,499)     (55,734)     (25,284)      56,694       56,102
Cash generated from sales..............           0            0            0            0            0
Cash generated from refinancing........           0            0            0            0            0
Cash generated from operations, sales
  and refinancing......................  (1,551,499)     (55,734)     (25,284)      56,694       56,102
Less: Cash distributions to investors
  from operating cash flow.............           0            0            0            0            0
  from sales and refinancing...........           0            0            0            0            0
  from other...........................           0            0     (241,732)    (800,000)           0
Cash generated (deficiency) after cash
  distributions........................  (1,551,499)     (55,734)    (267,016)    (743,306)      56,102
Less: Special items (not including
  sales and refinancing) (identify and
  quantify)............................           0            0            0            0            0
Cash generated (deficiency) after cash
  distributions and special items......  (1,551,499)     (55,734)    (267,016)    (743,306)      56,102

Tax & Distribution Data                                   For the Tax period ended December 31,
                                                     2000       2001       2002       2003       2004
Per $1,000 invested(7)                             --------   --------   --------   --------   --------
Federal Income Tax Results
  Federal Credit (5).............................       0         11          50         57        57
  State Credit...................................       0          1          65         87        87
  Ordinary Income (loss).........................     (17)      (118)       (152)      (126)     (120)
    from operations..............................     (17)      (118)       (152)      (126)     (120)
    from recapture...............................       0          0           0          0         0
  Capital gain (loss)............................       0          0           0          0         0
Cash Distributions to investors:
  Source (on GAAP basis).........................       0
    Investment income............................       0          0           0          0         0
    Return of capital............................       0          0     241,732    800,000         0
  Source (on cash basis):
    Sales........................................       0          0           0          0         0
    Refinancing..................................       0          0           0          0         0
    Operations...................................       0          0           0          0         0
    Other........................................       0          0           0          0         0
Amount remaining invested in program
  properties.....................................                                               96.23%

                                   TABLE III
                OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                      From Opening Through March 31, 2005
                     CORPORATE OFFERINGS CLOSED DURING 2000
                 DIRECT PLACEMENT OFFERINGS CLOSED DURING 2000

                                                       For the Financial Statement
                                                         period ended March 31,
                                  2000        2001         2002         2003         2004         2005
                                --------   ----------   ----------   ----------   ----------   ----------
Gross Revenues................        40       25,202      129,837       92,643       86,311      178,338
Profit on sale of
  properties..................         0            0            0            0            0            0
Less:
  Losses from operating
    partnerships (1)..........         0     (126,312)    (951,964)  (4,911,624)  (4,882,837)  (4,864,013)
  Operating Expenses (3)......   (45,238)    (543,787)    (792,466)  (1,075,289)  (1,055,379)  (1,873,649)
  Interest Expense............         0            0            0            0            0            0
  Depreciation (2)............    (1,415)     (61,725)    (238,610)    (344,858)    (429,148)    (477,501)
Net Income--GAAP Basis........   (46,613)    (706,622)  (1,853,203)  (6,239,128)  (6,281,053)  (7,036,825)
Taxable Income
  from operations (4).........         0     (331,449)  (1,653,483)  (6,343,762)  (7,963,564)  (7,798,033)
  gain on sale................         0            0            0            0            0            0
Cash generated from
  operations (6)..............  (145,733)  (1,456,099)  (1,622,442)  (1,488,972)    (127,225)  (1,320,401)
Cash generated from sales.....         0            0            0            0            0            0
Cash generated from
  refinancing.................         0            0            0            0            0            0
Cash generated from
  operations, sales and
  refinancing.................  (145,733)  (1,456,099)  (1,622,442)  (1,488,972)    (127,225)  (1,320,401)
Less: Cash distributions to
  investors
  from operating cash flow....         0            0            0            0            0            0
  from sales and
    refinancing...............         0            0            0            0            0            0
  from other..................         0            0            0     (242,407)     (35,383)           0
Cash generated (deficiency)
  after cash distributions....  (145,733)  (1,456,099)  (1,622,442)  (1,731,379)    (162,608)  (1,320,401)
Less: Special items (not
  including sales and
  refinancing) (identify and
  quantify)...................         0            0            0            0            0            0
Cash generated (deficiency)
  after cash distributions and
  special items...............  (145,733)  (1,456,099)  (1,622,442)  (1,731,379)    (162,608)  (1,320,401)

Tax & Distribution Data                                   For the Tax period ended December 31,
                                                     2000       2001       2002       2003       2004
Per $1,000 invested (7)                            --------   --------   --------   --------   --------
Federal Income Tax Results
  Federal Credit (5).............................       2        24           54        131        83
  State Credit...................................       0         0           13         10        10
  Ordinary Income (loss).........................     (10)      (27)         (58)       (55)      (52)
    from operations..............................     (10)      (27)         (58)       (55)      (52)
    from recapture...............................       0         0            0          0         0
  Capital gain (loss)............................       0         0            0          0         0
Cash Distributions to investors:
  Source (on GAAP basis)
    Investment income............................       0         0            0          0         0
    Return of capital............................       0         0      242,407    118,489         0
  Source (on cash basis):
    Sales........................................       0         0            0          0         0
    Refinancing..................................       0         0            0          0         0
    Operations...................................       0         0            0          0         0
    Other........................................       0         0            0          0         0
Amount remaining invested in program
  properties.....................................                                               99.48%

                                   TABLE III
                OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                      From Opening Through March 31, 2005
                     CORPORATE OFFERINGS CLOSED DURING 2001
               BOSTON CAPITAL CORPORATE TAX CREDIT FUND XVI, A LP

                                                           For the Financial Statement
                                                             period ended March 31,
                                            2001        2002         2003         2004         2005
                                          --------   ----------   ----------   ----------   -----------
Gross Revenues..........................         0      150,951      380,080       72,942        64,280
Profit on sale of properties............         0            0            0            0             0
Less:
  Losses from operating
    partnerships (1)....................         0     (488,361)  (3,762,301)  (3,232,759)   (3,593,874)
  Operating Expenses (3)................  (138,744)  (1,224,698)    (438,638)    (449,838)     (353,775)
  Interest Expense......................         0            0            0            0             0
  Depreciation (2)......................    (3,329)    (162,640)    (202,215)    (204,546)     (204,547)
Net Income--GAAP Basis..................  (142,073)  (1,724,748)  (4,023,074)  (3,814,201)   (4,087,916)
Taxable Income
  from operations (4)...................         0   (1,476,867)  (5,886,972)  (6,924,141)   (6,059,941)
  gain on sale..........................         0            0            0            0             0
Cash generated from operations (6)......  (518,583)  (2,329,774)     599,378     (498,750)     (432,831)
Cash generated from sales...............         0            0            0            0             0
Cash generated from refinancing.........         0            0            0            0             0
Cash generated from operations, sales
  and refinancing.......................  (518,583)  (2,329,774)     599,378     (498,750)     (432,831)
Less: Cash distributions to investors
  from operating cash flow..............         0            0            0            0             0
  from sales and refinancing............         0            0            0            0             0
  from other............................         0            0     (147,151)    (123,455)      (67,968)
Cash generated (deficiency) after cash
  distributions.........................  (518,583)  (2,329,774)     452,227     (622,205)     (500,799)
Less: Special items (not including sales
  and refinancing) (identify and
  quantify).............................         0            0            0            0             0
Cash generated (deficiency) after cash
  distributions and special items.......  (518,583)  (2,329,774)     452,227     (622,205)     (500,799)

Tax & Distribution Data                                  For the Tax period ended December 31,
                                                     2001          2002          2003          2004
Per $1,000 invested (7)                            --------      --------      --------      --------
Federal Income Tax Results
  Federal Credit (5).............................       8             47           83             89
  State Credit...................................       0              0            0              0
  Ordinary Income (loss).........................     (23)           (91)        (106)           (93)
    from operations..............................     (23)           (91)        (106)           (93)
    from recapture...............................       0              0            0              0
  Capital gain (loss)............................       0              0            0              0
Cash Distributions to investors:
  Source (on GAAP basis):
    Investment income............................       0              0            0              0
    Return of capital............................       0        147,151            0        123,455
  Source (on cash basis):
    Sales........................................       0              0            0              0
    Refinancing..................................       0              0            0              0
    Operations...................................       0              0            0              0
    Other........................................       0              0            0              0
Amount remaining invested in program
  properties.....................................                                              98.78%

                                   TABLE III
                OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                      From Opening Through March 31, 2005
                     CORPORATE OFFERINGS CLOSED DURING 2001
              BOSTON CAPITAL CORPORATE TAX CREDIT FUND XVII, A LP

                                                               For the Financial Statement
                                                                 period ended March 31,
                                                       2002         2003         2004         2005
                                                    ----------   ----------   ----------   ----------
Gross Revenues....................................       6,835      188,818       91,719      111,624
Profit on sale of properties......................           0            0            0            0
Less:
  Losses from operating partnerships (1)..........     (64,176)  (1,885,256)  (3,441,219)  (2,974,825)
  Operating Expenses (3)..........................    (450,876)    (689,019)    (336,865)    (272,255)
  Interest Expense................................           0            0            0            0
  Depreciation (2)................................     (27,110)    (169,500)    (167,120)    (167,152)
Net Income--GAAP Basis............................    (535,327)  (2,554,957)  (3,853,485)  (3,302,608)
Taxable Income
  from operations (4).............................     (99,027)  (3,763,282)  (4,841,234)  (5,433,021)
  gain on sale....................................           0            0            0            0
Cash generated from operations (6)................  (1,416,294)  (1,136,789)    (209,145)    (208,119)
Cash generated from sales.........................           0            0            0            0
Cash generated from refinancing...................           0            0            0            0
Cash generated from operations, sales and
  refinancing.....................................  (1,416,294)  (1,136,789)    (209,145)    (208,119)
Less: Cash distributions to investors
  from operating cash flow........................           0            0            0            0
  from sales and refinancing......................           0            0            0            0
  from other......................................           0            0      (75,256)           0
Cash generated (deficiency) after cash
  distributions...................................  (1,416,294)  (1,136,789)    (284,401)    (208,119)
Less: Special items (not including sales and
  refinancing) (identify and quantify)............           0            0            0            0
Cash generated (deficiency) after cash
  distributions and special items.................  (1,416,294)  (1,136,789)    (284,401)    (208,119)

Tax & Distribution Data                                   For the Tax period ended December 31,
                                                   2001            2002            2003            2004
Per $1,000 Invested (7)                          --------        --------        --------        --------
Federal Income Tax Results
  Federal Credit (5)...........................       1             13                69             89
  State Credit.................................       0              0                 0              0
  Ordinary Income (loss).......................     (16)           (67)              (93)          (104)
    from operations............................     (16)           (67)              (93)          (104)
    from recapture.............................       0              0                 0              0
  Capital gain (loss)..........................       0              0                 0              0
Cash Distributions to investors:
  Source (on GAAP basis)
    Investment income..........................       0              0                 0              0
    Return of capital..........................       0              0            75,256              0
  Source (on cash basis):
    Sales......................................       0              0                 0              0
    Refinancing................................       0              0                 0              0
    Operations.................................       0              0                 0              0
    Other......................................       0              0                 0              0
Amount remaining invested in program
  properties...................................                                                   98.11%

                                   TABLE III
                OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                      From Opening Through March 31, 2005
                     CORPORATE OFFERINGS CLOSED DURING 2001
                THE CALIFORNIA CORORATE TAX CREDIT FUND V, A LP

                                                             For the Financial Statement
                                                                period ended March 31,
                                                 2001        2002         2003        2004       2005
                                               --------   ----------   ----------   --------   --------
Gross Revenues...............................        0        69,655       65,142        957      1,446
Profit on sale of properties.................        0             0            0          0          0
Less:
  Losses from operating partnerships (1).....        0      (915,470)    (922,292)  (810,080)  (864,497)
  Operating Expenses (3).....................  (13,046)     (127,188)     (93,715)  (102,981)  (103,648)
  Interest Expense...........................        0             0            0          0          0
  Depreciation (2)...........................     (784)      (14,088)     (20,452)   (20,452)    (5,939)
Net Income--GAAP Basis.......................  (13,830)     (987,091)    (971,317)  (932,556)  (972,638)
Taxable Income
  from operations (4)........................        0      (498,834)  (1,442,326)  (878,385)  (909,135)
  gain on sale...............................        0             0            0          0          0
Cash generated from operations (6)...........  (65,414)      (79,160)      (7,416)   (55,727)   (33,875)
Cash generated from sales....................        0             0            0          0          0
Cash generated from refinancing..............        0             0            0          0          0
Cash generated from operations, sales and
  refinancing................................  (65,414)      (79,160)      (7,416)   (55,727)   (33,875)
Less: Cash distributions to investors
  from operating cash flow...................        0             0            0          0          0
  from sales and refinancing.................        0             0            0          0          0
  from other.................................        0             0     (268,284)         0          0
Cash generated (deficiency) after cash
  distributions..............................  (65,414)      (79,160)    (275,700)   (55,727)   (33,875)
Less: Special items (not including sales and
  refinancing) (identify and quantify).......        0             0            0          0          0
Cash generated (deficiency) after cash
  distributions and special items............  (65,414)      (79,160)    (275,700)   (55,727)   (33,875)

Tax & Distribution Data                                     For the Tax period ended December 31,
                                                        2001          2002          2003          2004
Per $1,000 Invested (7)                               --------      --------      --------      --------
Federal Income Tax Results
  Federal Credit (5)................................      27             65          66             66
  State Credit......................................      70             81          75              5
  Ordinary Income (loss)............................     (28)           (79)        (48)           (50)
    from operations.................................     (28)           (79)        (48)           (50)
    from recapture..................................       0              0           0              0
  Capital gain (loss)...............................       0              0           0              0
Cash Distributions to investors:
  Source (on GAAP basis)............................       0
    Investment income...............................       0              0           0              0
    Return of capital...............................       0        268,284           0              0
  Source (on cash basis):
    Sales...........................................       0              0           0              0
    Refinancing.....................................       0              0           0              0
    Operations......................................       0              0           0              0
    Other...........................................       0              0           0              0
Amount remaining invested in program properties.....                                             98.60%

                                   TABLE III
                OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                      From Opening Through March 31, 2005
                     CORPORATE OFFERINGS CLOSED DURING 2001
                 THE GEORGIA CORPORATE TAX CREDIT FUND II, A LP

                                                         For the Financial Statement
                                                           period ended March 31,
                                                 2002        2003         2004         2005
                                               --------   ----------   ----------   ----------
Gross Revenues...............................     1,167        5,780        9,648       28,304
Profit on sale of properties.................         0            0            0            0
Less:
  Losses from operating partnerships (1).....         0   (1,233,869)  (3,146,168)  (1,448,246)
  Operating Expenses (3).....................  (122,105)    (578,368)    (173,580)    (100,848)
  Interest Expense...........................         0            0            0            0
  Depreciation (2)...........................    (9,784)     (72,161)    (101,047)    (101,047)
Net Income--GAAP Basis.......................  (130,722)  (1,878,618)  (3,411,147)  (1,621,837)
Taxable Income
  from operations (4)........................   (15,786)  (1,359,982)  (3,264,693)  (2,025,248)
  gain on sale...............................         0            0            0            0
Cash generated from operations (6)...........  (161,016)  (1,209,307)    (172,155)    (102,628)
Cash generated from sales....................         0            0            0            0
Cash generated from refinancing..............         0            0            0            0
Cash generated from operations, sales and
  refinancing................................  (161,016)  (1,209,307)    (172,155)    (102,628)
Less: Cash distributions to investors
  from operating cash flow...................         0            0            0            0
  from sales and refinancing.................         0            0            0            0
  from other.................................         0     (228,237)           0            0
Cash generated (deficiency) after cash
  distributions..............................  (161,016)  (1,437,544)    (172,155)    (102,628)
Less: Special items (not including sales and
  refinancing) (identify and quantify).......         0            0            0            0
Cash generated (deficiency) after cash
  distributions and special items............  (161,016)  (1,437,544)    (172,155)    (102,628)

Tax & Distribution Data                                     For the Tax period ended December 31,
                                                        2001          2002          2003          2004
Per $1,000 Invested (7)                               --------      --------      --------      --------
Federal Income Tax Results
  Federal Credit (5)................................       0              2           38            49
  State Credit......................................       0             18           67            94
  Ordinary Income (loss)............................      (3)           (34)        (119)          (74)
    from operations.................................      (3)           (34)        (119)          (74)
    from recapture..................................       0              0            0             0
  Capital gain (loss)...............................       0              0            0             0
Cash Distributions to investors:
  Source (on GAAP basis)............................       0
    Investment income...............................       0              0            0             0
    Return of capital...............................       0        228,237            0             0
  Source (on cash basis):
    Sales...........................................       0              0            0             0
    Refinancing.....................................       0              0            0             0
    Operations......................................       0              0            0             0
    Other...........................................       0              0            0             0
Amount remaining invested in program properties.....                                             98.73%

                                   TABLE III
                OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                      From Opening Through March 31, 2005
                     CORPORATE OFFERINGS CLOSED DURING 2001
          BOSTON CAPITAL MID-ATLANTIC CORPORATE TAX CREDIT FUND, A LP

                                                                For the Financial Statement
                                                                  period ended March 31,
                                                        2002        2003         2004         2005
                                                      --------   ----------   ----------   ----------
Gross Revenues......................................     4,260       57,622        5,578        1,869
Profit on sale of properties........................         0            0            0            0
Less:
  Losses from operating partnerships (1)............   (22,157)  (1,694,104)    (940,252)    (936,801)
  Operating Expenses (3)............................  (227,874)     (73,508)     (71,497)     (53,168)
  Interest Expense..................................         0            0            0            0
  Depreciation (2)..................................   (30,767)     (43,969)     (43,002)     (43,002)
Net Income--GAAP Basis..............................  (276,538)  (1,753,959)  (1,049,173)  (1,031,102)
Taxable Income
  from operations (4)...............................   (73,832)  (1,744,113)  (1,503,979)  (1,390,018)
  gain on sale......................................         0            0            0            0
Cash generated from operations (6)..................  (863,771)     (30,451)     310,264       11,794
Cash generated from sales...........................         0            0            0            0
Cash generated from refinancing.....................         0            0            0            0
Cash generated from operations, sales and
  refinancing.......................................  (863,771)     (30,451)     310,264       11,794
Less: Cash distributions to investors
  from operating cash flow..........................         0            0            0            0
  from sales and refinancing........................         0            0            0            0
  from other........................................         0   (1,664,008)           0      (85,118)
Cash generated (deficiency) after cash
  distributions.....................................  (863,771)  (1,694,459)     310,264      (73,324)
Less: Special items (not including sales and
  refinancing) (identify and quantify)..............         0            0            0            0
Cash generated (deficiency) after cash distributions
  and special items.................................  (863,771)  (1,694,459)     310,264      (73,324)

Tax & Distribution Data                                   For the Tax period ended December 31,
                                                     2001          2002           2003          2004
Per $1,000 Invested (7)                            --------      ---------      --------      --------
Federal Income Tax Results
  Federal Credit (5).............................       0               50          90             90
  State Credit...................................       0                0           0              0
  Ordinary Income (loss).........................      (5)            (139)       (120)          (111)
    from operations..............................      (5)            (139)       (120)          (111)
    from recapture...............................       0                0           0              0
  Capital gain (loss)............................       0                0           0              0
Cash Distributions to investors:
  Source (on GAAP basis).........................       0
    Investment income............................       0                0           0              0
    Return of capital............................       0        1,835,678           0         85,118
  Source (on cash basis):
    Sales........................................       0                0           0              0
    Refinancing..................................       0                0           0              0
    Operations...................................       0                0           0              0
    Other........................................       0                0           0              0
Amount remaining invested in program
  properties.....................................                                               98.72%

                                   TABLE III
                OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                      From Opening Through March 31, 2005
                     CORPORATE OFFERINGS CLOSED DURING 2001
                 DIRECT PLACEMENT OFFERINGS CLOSED DURING 2001

                                                           For the Financial Statement
                                                              period ended March 31,
                                             2001        2002         2003         2004         2005
                                           --------   ----------   ----------   ----------   ----------
Gross Revenues...........................       565       49,231       75,629       71,614       17,599
Profit on sale of properties.............         0            0            0            0            0
Less:
  Losses from operating
    partnerships (1).....................         0      (49,647)    (646,592)  (1,022,687)  (1,410,292)
  Operating Expenses (3).................  (160,709)     (99,719)    (340,885)    (172,157)    (132,084)
  Interest Expense.......................         0            0            0            0            0
  Depreciation (2).......................    (2,730)     (35,533)     (65,135)     (71,690)     (71,677)
Net Income--GAAP Basis...................  (162,874)    (135,668)    (976,983)  (1,194,920)  (1,596,454)
Taxable Income
  from operations (4)....................         0     (414,305)  (1,634,174)  (2,152,171)  (1,852,839)
  gain on sale...........................         0            0            0            0            0
Cash generated from operations (6).......  (351,600)    (138,393)    (523,623)     (23,088)     (37,913)
Cash generated from sales................         0            0            0            0            0
Cash generated from refinancing..........         0            0            0            0            0
Cash generated from operations, sales and
  refinancing............................  (351,600)    (138,393)    (523,623)     (23,088)     (37,913)
Less: Cash distributions to investors
  from operating cash flow...............         0            0            0            0            0
  from sales and refinancing.............         0            0            0            0            0
  from other.............................         0            0            0            0     (122,462)
Cash generated (deficiency) after cash
  distributions..........................  (351,600)    (138,393)    (523,623)     (23,088)    (160,375)
Less: Special items (not including sales
  and refinancing) (identify and
  quantify)..............................         0            0            0            0            0
Cash generated (deficiency) after cash
  distributions and special items........  (351,600)    (138,393)    (523,623)     (23,088)    (160,375)

Tax & Distribution Data                                     For the Tax period ended December 31,
                                                        2001          2002          2003          2004
Per $1,000 Invested (7)                               --------      --------      --------      --------
Federal Income Tax Results
  Federal Credit (5)................................      12           75            55              84
  State Credit......................................       0            0             0               0
  Ordinary Income (loss)............................     (32)         (71)          (99)            (81)
    from operations.................................     (32)         (71)          (99)            (81)
    from recapture..................................       0            0             0               0
  Capital gain (loss)...............................       0            0             0               0
Cash Distributions to investors:
  Source (on GAAP basis)
    Investment income...............................       0            0             0               0
    Return of capital...............................       0            0             0         122,462
  Source (on cash basis):
    Sales...........................................       0            0             0               0
    Refinancing.....................................       0            0             0               0
    Operations......................................       0            0             0               0
    Other...........................................       0            0             0               0
Amount remaining invested in program properties.....                                              99.09%

                                   TABLE III
                OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                      From Opening Through March 31, 2005
                     CORPORATE OFFERINGS CLOSED DURING 2002
              BOSTON CAPITAL CORPORATE TAX CREDIT FUND XVIII, A LP

                                                              For the Financial Statement
                                                                period ended March 31,
                                                            2003         2004         2005
                                                         ----------   ----------   -----------
Gross Revenues.........................................     120,918      610,441       202,579
Profit on sale of properties...........................           0            0             0
Less:
  Losses from operating partnerships (1)...............    (380,830)  (4,603,196)   (6,523,104)
  Operating Expenses (3)...............................  (1,009,290)  (1,757,155)     (776,576)
  Interest Expense.....................................           0            0             0
  Depreciation (2).....................................     (81,089)    (407,636)     (405,886)
Net Income--GAAP Basis.................................  (1,350,291)  (6,157,546)   (7,502,987)
Taxable Income
  from operations (4)..................................    (631,738)  (7,458,357)  (10,425,164)
  gain on sale.........................................           0            0             0
Cash generated from operations (6).....................    (288,330)  (4,960,169)     (321,153)
Cash generated from sales..............................           0            0             0
Cash generated from refinancing........................           0            0             0
Cash generated from operations, sales and
  refinancing..........................................    (288,330)  (4,960,169)     (321,153)
Less: Cash distributions to investors
  from operating cash flow.............................           0            0             0
  from sales and refinancing...........................           0            0             0
  from other...........................................    (372,964)           0      (148,770)
Cash generated (deficiency) after cash distributions...    (661,294)  (4,960,169)     (469,923)
Less: Special items (not including sales and
  refinancing) (identify and quantify).................           0            0             0
Cash generated (deficiency) after cash distributions
  and special items....................................    (661,294)  (4,960,169)     (469,923)

Tax & Distribution Data                              For the Tax period ended December 31,
                                                  2002                2003                2004
Per $1,000 Invested (7)                         --------            --------            --------
Federal Income Tax Results
  Federal Credit (5)..........................        1                  44                  75
  State Credit................................        0                   0                   0
  Ordinary Income (loss)......................       (7)                (59)                (83)
    from operations...........................       (7)                (59)                (83)
    from recapture............................        0                   0                   0
  Capital gain (loss).........................        0                   0                   0
Cash Distributions to investors:
  Source (on GAAP basis):
    Investment income.........................        0                   0                   0
    Return of capital.........................        0             372,964             148,770
  Source (on cash basis):
    Sales.....................................        0                   0                   0
    Refinancing...............................        0                   0                   0
    Operations................................        0                   0                   0
    Other.....................................        0                   0                   0
Amount remaining invested in program
  properties..................................                                            97.56%

                                   TABLE III
                OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                      From Opening Through March 31, 2005
                     CORPORATE OFFERINGS CLOSED DURING 2002
                 DIRECT PLACEMENT OFFERINGS CLOSED DURING 2002

                                                               For the Financial Statement
                                                                  period ended March 31,
                                                       2002        2003         2004         2005
                                                     --------   ----------   ----------   -----------
Gross Revenues.....................................       127       13,989       20,902       127,840
Profit on sale of properties.......................         0            0            0             0
Less:
  Losses from operating partnerships (1)...........         0     (828,043)  (4,181,654)   (8,079,420)
  Operating Expenses (3)...........................   (43,466)  (1,007,254)    (752,897)   (1,331,327)
  Interest Expense.................................         0            0            0      (505,985)
  Depreciation (2).................................    (3,169)    (110,803)    (178,314)     (264,989)
Net Income--GAAP Basis.............................   (46,508)  (1,932,111)  (5,091,963)  (10,053,881)
Taxable Income
  from operations (4)..............................         0   (1,296,288)  (4,880,886)   (9,700,220)
  gain on sale.....................................         0            0            0             0
Cash generated from operations (6).................  (208,978)  (2,046,776)    (811,618)   (1,190,867)
Cash generated from sales..........................         0            0            0             0
Cash generated from refinancing....................         0            0            0             0
Cash generated from operations, sales and
  refinancing......................................  (208,978)  (2,046,776)    (811,618)   (1,190,867)
Less: Cash distributions to investors
  from operating cash flow.........................         0            0            0             0
  from sales and refinancing.......................         0            0            0             0
  from other.......................................         0            0     (144,302)     (166,536)
Cash generated (deficiency) after cash
  distributions....................................  (208,978)  (2,046,776)    (955,920)   (1,357,403)
Less: Special items (not including sales and
  refinancing) (identify and quantify).............         0            0            0             0
Cash generated (deficiency) after cash
  distributions and special items..................  (208,978)  (2,046,776)    (955,920)   (1,357,403)

Tax & Distribution Data                                 For the Tax period ended December 31,
                                                     2002                2003                2004
Per $1,000 Invested (7)                            --------            --------            --------
Federal Income Tax Results
  Federal Credit (5).............................      10                   39                  60
  State Credit...................................       0                    0                   4
  Ordinary Income (loss).........................     (27)                 (56)                (71)
    from operations..............................     (27)                 (56)                (71)
    from recapture...............................       0                    0                   0
  Capital gain (loss)............................       0                    0                   0
Cash Distributions to investors:
  Source (on GAAP basis)
    Investment income............................       0                    0                   0
    Return of capital............................       0              144,302              98,338
  Source (on cash basis):
    Sales........................................       0                    0                   0
    Refinancing..................................       0                    0                   0
    Operations...................................       0                    0                   0
    Other........................................       0                    0                   0
Amount remaining invested in program
  properties.....................................                                            99.81%

                                   TABLE III
                OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                      From Opening Through March 31, 2005
                     CORPORATE OFFERINGS CLOSED DURING 2003
               BOSTON CAPITAL CORPORATE TAX CREDIT FUND XIX, A LP

                                                                 For the Financial
                                                                 Statement period
                                                                  ended March 31,
                                                                 2004         2005
                                                              ----------   ----------
Gross Revenues..............................................       6,484       34,650
Profit on sale of properties................................           0            0
Less:
  Losses from operating partnerships (1)....................     (24,658)  (2,886,148)
  Operating Expenses (3)....................................  (1,906,760)    (518,422)
  Interest Expense..........................................           0            0
  Depreciation (2)..........................................    (124,350)    (327,990)
Net Income--GAAP Basis......................................  (2,049,284)  (3,697,910)
Taxable Income
  from operations (4).......................................    (539,612)  (7,393,682)
  gain on sale..............................................           0            0
Cash generated from operations (6)..........................  (4,017,260)    (587,781)
Cash generated from sales...................................           0            0
Cash generated from refinancing.............................           0            0
Cash generated from operations, sales and refinancing.......  (4,017,260)    (587,781)
Less: Cash distributions to investors
  from operating cash flow..................................           0            0
  from sales and refinancing................................           0            0
  from other................................................           0            0
Cash generated (deficiency) after cash distributions........  (4,017,260)    (587,781)
Less: Special items (not including sales and refinancing)
  (identify and quantify)...................................           0            0
Cash generated (deficiency) after cash distributions and
  special items.............................................  (4,017,260)    (587,781)

                                                                    For the Tax
                                                                    period ended
Tax & Distribution Data                                             December 31,
                                                                2003            2004
Per $1,000 invested (7)                                       --------        --------
Federal Income Tax Results
  Federal Credit (5)........................................      1               16
  State Credit..............................................      0                0
  Ordinary Income (loss)....................................     (6)             (78)
    from operations.........................................     (6)             (78)
    from recapture..........................................      0                0
  Capital gain (loss).......................................      0                0
Cash Distributions to investors:
  Source (on GAAP basis):
    Investment income.......................................      0                0
    Return of capital.......................................      0                0
  Source (on cash basis):
    Sales...................................................      0                0
    Refinancing.............................................      0                0
    Operations..............................................      0                0
    Other...................................................      0                0
Amount remaining invested in program properties.............                   99.87%

                                   TABLE III
                OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                      From Opening Through March 31, 2005
                     CORPORATE OFFERINGS CLOSED DURING 2003
                 DIRECT PLACEMENT OFFERINGS CLOSED DURING 2003

                                                               For the Financial Statement
                                                                  period ended March 31,
                                                              2003        2004         2005
                                                            --------   ----------   ----------
Gross Revenues............................................     1,536       94,859       33,745
Profit on sale of properties..............................         0            0            0
Less:
  Losses from operating partnerships (1)..................         0     (297,903)  (1,425,280)
  Operating Expenses (3)..................................   (76,606)    (523,877)    (402,561)
  Interest Expense........................................         0     (319,567)           0
  Depreciation (2)........................................    (4,552)    (104,362)    (152,119)
Net Income--GAAP Basis....................................   (79,622)  (1,150,850)  (1,946,215)
Taxable Income
  from operations (4).....................................         0     (867,081)  (3,291,915)
  gain on sale............................................         0            0            0
Cash generated from operations (6)........................  (423,269)  (1,066,403)    (548,210)
Cash generated from sales.................................         0            0            0
Cash generated from refinancing...........................         0            0            0
Cash generated from operations, sales and refinancing.....  (423,269)  (1,066,403)    (548,210)
Less: Cash distributions to investors
  from operating cash flow................................         0            0            0
  from sales and refinancing..............................         0            0            0
  from other..............................................         0            0            0
Cash generated (deficiency) after cash distributions......  (423,269)  (1,066,403)    (548,210)
Less: Special items (not including sales and refinancing)
  (identify and quantify).................................         0            0            0
Cash generated (deficiency) after cash distributions and
  special items...........................................  (423,269)  (1,066,403)    (548,210)

                                                                    For the Tax
                                                                    period ended
Tax & Distribution Data                                             December 31,
                                                                2003            2004
Per $1,000 invested (7)                                       --------        --------
Federal Income Tax Results
  Federal Credit (5)........................................       2              27
  State Credit..............................................       2              51
  Ordinary Income (loss)....................................     (14)            (46)
    from operations.........................................     (14)            (46)
    from recapture..........................................       0               0
  Capital gain (loss).......................................       0               0
Cash Distributions to investors:
  Source (on GAAP basis)
    Investment income.......................................       0               0
    Return of capital.......................................       0               0
  Source (on cash basis):
    Sales...................................................       0               0
    Refinancing.............................................       0               0
    Operations..............................................       0               0
    Other...................................................       0               0
Amount remaining invested in program properties.............                   99.89%

                                   TABLE III
                OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                      From Opening Through March 31, 2005
                     CORPORATE OFFERINGS CLOSED DURING 2004
               BOSTON CAPITAL CORPORATE TAX CREDIT FUND XX, A LP

                                                                 For the Financial
                                                                 Statement period
                                                                  ended March 31,
                                                              -----------------------
                                                                 2004         2005
                                                              ----------   ----------
Gross Revenues
Profit on sale of properties................................         739       38,889
Less:.......................................................           0
  Losses from operating partnerships (1)....................           0   (1,180,137)
  Operating Expenses (3)....................................    (337,179)    (477,306)
  Interest Expense..........................................           0            0
  Depreciation (2)..........................................      (8,725)    (108,610)
Net Income--GAAP Basis......................................    (345,165)  (1,727,164)
Taxable Income
  from operations (4).......................................           0   (1,794,687)
  gain on sale..............................................           0            0
Cash generated from operations (6)..........................  (1,174,157)    (444,185)
Cash generated from sales...................................           0            0
Cash generated from refinancing.............................           0            0
Cash generated from operations, sales and refinancing.......  (1,174,157)    (444,185)
Less: Cash distributions to investors
  from operating cash flow..................................           0            0
  from sales and refinancing................................           0            0
  from other................................................           0            0
Cash generated (deficiency) after cash distributions........  (1,174,157)    (444,185)
Less: Special items (not including sales and refinancing)
  (identify and quantify)...................................           0            0
Cash generated (deficiency) after cash distributions and
  special items.............................................  (1,174,157)    (444,185)

Tax & Distribution Data                                       For the Tax period ended
                                                                  December 31, 2004
Per $1,000 invested (7)                                       -------------------------
Federal Income Tax Results
  Federal Credit (5)........................................                8
  State Credit..............................................                0
  Ordinary Income (loss)....................................              (61)
    from operations.........................................              (61)
    from recapture..........................................                0
  Capital gain (loss).......................................                0
Cash Distributions to investors:
  Source (on GAAP basis)
    Investment income.......................................                0
    Return of capital.......................................                0
  Source (on cash basis):
    Sales...................................................                0
    Refinancing.............................................                0
    Operations..............................................                0
    Other...................................................                0
Amount remaining invested in program properties.............           100.00%

                                   TABLE III
                OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                      From Opening Through March 31, 2005
                     CORPORATE OFFERINGS CLOSED DURING 2004
              BOSTON CAPITAL CORPORATE TAX CREDIT FUND XX-A, A LP

                                                                 For the Financial
                                                                 Statement period
                                                                  ended March 31,
                                                              -----------------------
                                                                 2004         2005
                                                              ----------   ----------
Gross Revenues
Profit on sale of properties................................       7,995      189,835
Less:.......................................................           0
  Losses from operating partnerships (1)....................           0   (1,077,456)
  Operating Expenses (3)....................................    (591,957)    (844,845)
  Interest Expense..........................................           0            0
  Depreciation (2)..........................................     (14,784)    (184,347)
Net Income--GAAP Basis......................................    (598,746)  (1,916,813)
Taxable Income
  from operations (4).......................................           0   (1,538,298)
  gain on sale..............................................           0            0
Cash generated from operations (6)..........................  (2,091,942)    (383,441)
Cash generated from sales...................................           0            0
Cash generated from refinancing.............................           0            0
Cash generated from operations, sales and refinancing.......  (2,091,942)    (383,441)
Less: Cash distributions to investors
  from operating cash flow..................................           0            0
  from sales and refinancing................................           0            0
  from other................................................           0            0
Cash generated (deficiency) after cash distributions........  (2,091,942)    (383,441)
Less: Special items (not including sales and refinancing)
  (identify and quantify)...................................           0            0
Cash generated (deficiency) after cash distributions and
  special items.............................................  (2,091,942)    (383,441)

Tax & Distribution Data                                       For the Tax period ended
                                                                  December 31, 2004
Per $1,000 invested (7)                                       -------------------------
Federal Income Tax Results
  Federal Credit (5)........................................                7
  State Credit..............................................                0
  Ordinary Income (loss)....................................              (30)
    from operations.........................................              (30)
    from recapture..........................................                0
  Capital gain (loss).......................................                0
Cash Distributions to investors:
  Source (on GAAP basis)
    Investment income.......................................                0
    Return of capital.......................................                0
  Source (on cash basis):
    Sales...................................................                0
    Refinancing.............................................                0
    Operations..............................................                0
    Other...................................................                0
Amount remaining invested in program properties.............           100.00%

                                   TABLE III
                OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                      From Opening Through March 31, 2005
                     CORPORATE OFFERINGS CLOSED DURING 2004
               BOSTON CAPITAL CORPORATE TAX CREDIT FUND XXI, A LP

                                                              For the Financial
                                                              Statement period
                                                               ended March 31,
                                                                    2005
                                                              -----------------
Gross Revenues..............................................         80,397
Profit on sale of properties................................
Less:
  Losses from operating partnerships (1)....................     (2,276,983)
  Operating Expenses (3)....................................     (2,634,703)
  Interest Expense..........................................              0
  Depreciation (2)..........................................       (348,339)
Net Income--GAAP Basis......................................     (5,179,628)
Taxable Income
  from operations (4).......................................       (474,821)
  gain on sale..............................................              0
Cash generated from operations (6)..........................     (6,876,239)
Cash generated from sales...................................              0
Cash generated from refinancing.............................              0
Cash generated from operations, sales and refinancing.......     (6,876,239)
Less: Cash distributions to investors
  from operating cash flow..................................              0
  from sales and refinancing................................              0
  from other................................................              0
Cash generated (deficiency) after cash distributions........     (6,876,239)
Less: Special items (not including sales and refinancing)
  (identify and quantify)...................................              0
Cash generated (deficiency) after cash distributions and
  special items.............................................     (6,876,239)

Tax & Distribution Data                                       For the Tax period ended
                                                                  December 31, 2004
Per $1,000 invested (7)                                       -------------------------
Federal Income Tax Results
  Federal Credit (5)........................................                4
  State Credit..............................................                0
  Ordinary Income (loss)....................................               (5)
    from operations.........................................               (5)
    from recapture..........................................                0
  Capital gain (loss).......................................                0
Cash Distributions to investors:
  Source (on GAAP basis)
    Investment income.......................................                0
    Return of capital.......................................                0
  Source (on cash basis):
    Sales...................................................                0
    Refinancing.............................................                0
    Operations..............................................                0
    Other...................................................                0
Amount remaining invested in program properties.............           100.00%

Boston Capital Corporate Tax Credit Fund XXI had not commenced operations as of March 31, 2004, therefore, it does not have audited Financial Statement information to report.

                                   TABLE III
                OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                      From Opening Through March 31, 2005
                     CORPORATE OFFERINGS CLOSED DURING 2004
              BOSTON CAPITAL CORPORATE TAX CREDIT FUND XXII, A LP

                                                              For the Financial
                                                              Statement period
                                                               ended March 31,
                                                                    2005
                                                              -----------------
Gross Revenues..............................................         61,532
Profit on sale of properties................................              0
Less:
  Losses from operating partnerships (1)....................        (23,414)
  Operating Expenses (3)....................................       (527,583)
  Interest Expense..........................................              0
  Depreciation (2)..........................................       (120,538)
Net Income--GAAP Basis......................................       (610,003)
Taxable Income
  from operations (4).......................................        (51,932)
  gain on sale..............................................              0
Cash generated from operations (6)..........................     (3,437,726)
Cash generated from sales...................................              0
Cash generated from refinancing.............................              0
Cash generated from operations, sales and refinancing.......     (3,437,726)
Less: Cash distributions to investors
  from operating cash flow..................................              0
  from sales and refinancing................................              0
  from other................................................              0
Cash generated (deficiency) after cash distributions........     (3,437,726)
Less: Special items (not including sales and refinancing)
  (identify and quantify)...................................              0
Cash generated (deficiency) after cash distributions and
  special items.............................................     (3,437,726)

Tax & Distribution Data                                       For the Tax period ended
                                                                  December 31, 2004
Per $1,000 invested (7)                                       -------------------------
Federal Income Tax Results
  Federal Credit (5)........................................                0
  State Credit..............................................                0
  Ordinary Income (loss)....................................               (1)
    from operations.........................................               (1)
    from recapture..........................................                0
  Capital gain (loss).......................................                0
Cash Distributions to investors:
  Source (on GAAP basis)
    Investment income.......................................                0
    Return of capital.......................................                0
  Source (on cash basis):
    Sales...................................................                0
    Refinancing.............................................                0
    Operations..............................................                0
    Other...................................................                0
Amount remaining invested in program properties.............           100.00%

Boston Capital Corporate Tax Credit Fund XXII had not commenced operations as of March 31, 2004, therefore, it does not have audited Financial Statement information to report.

                                   TABLE III
                OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                      From Opening Through March 31, 2005
                     CORPORATE OFFERINGS CLOSED DURING 2004
              BOSTON CAPITAL CORPORATE TAX CREDIT FUND XXIII, A LP

                                                              For the Financial
                                                              Statement period
                                                               ended March 31,
                                                                    2005
                                                              -----------------
Gross Revenues..............................................              0
Profit on sale of properties................................              0
Less:
  Losses from operating partnerships (1)....................              0
  Operating Expenses (3)....................................       (100,907)
  Interest Expense..........................................              0
  Depreciation (2)..........................................         (7,606)
Net Income--GAAP Basis......................................       (108,513)
Taxable Income from operations (4)
  gain on sale..............................................              0
Cash generated from operations (6)..........................      1,089,121
Cash generated from sales...................................              0
Cash generated from refinancing.............................              0
Cash generated from operations, sales and refinancing.......      1,089,121
Less: Cash distributions to investors
  from operating cash flow..................................              0
  from sales and refinancing................................              0
  from other................................................              0
Cash generated (deficiency) after cash distributions........      1,089,121
Less: Special items (not including sales and refinancing)
  (identify and quantify)...................................              0
Cash generated (deficiency) after cash distributions and
  special items.............................................      1,089,121

                                   TABLE III
                OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                      From Opening Through March 31, 2005
                     CORPORATE OFFERINGS CLOSED DURING 2004
             BOSTON CAPITAL CORPORATE TAX CREDIT FUND XXIII-A, A LP

                                                              For the Financial
                                                              Statement period
                                                               ended March 31,
                                                                    2005
                                                              -----------------
Gross Revenues..............................................              0
Profit on sale of properties................................              0
Less:
  Losses from operating partnerships (1)....................              0
  Operating Expenses (3)....................................       (105,195)
  Interest Expense..........................................              0
  Depreciation (2)..........................................         (7,979)
Net Income-GAAP Basis.......................................       (113,174)
Taxable Income from operations (4)
  gain on sale..............................................              0
Cash generated from operations (6)..........................      2,947,749
Cash generated from sales...................................              0
Cash generated from refinancing.............................              0
Cash generated from operations, sales and refinancing.......      2,947,749
Less: Cash distributions to investors
  from operating cash flow..................................              0
  from sales and refinancing................................              0
  from other................................................              0
Cash generated (deficiency) after cash distributions........      2,947,749
Less: Special items (not including sales and refinancing)
  (identify and quantify)...................................              0
Cash generated (deficiency) after cash distributions and
  special items.............................................      2,947,749

                                   TABLE III
                OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                      From Opening Through March 31, 2005
                     CORPORATE OFFERINGS CLOSED DURING 2004
                 DIRECT PLACEMENT OFFERINGS CLOSED DURING 2004

                                                                For the Financial
                                                                Statement period
                                                                 ended March 31,
                                                                2004        2005
                                                              ---------   ---------
Gross Revenues..............................................       460       5,921
Profit on sale of properties................................         0           0
Less:.......................................................         0
  Losses from operating partnerships (1)....................         0     (42,953)
  Operating Expenses (3)....................................  (128,291)    (81,396)
  Interest Expense..........................................         0           0
  Depreciation (2)..........................................    (4,937)    (24,109)
Net Income--GAAP Basis                                        (132,768)   (142,537)
Taxable Income from operations (4)..........................         0           0
  gain on sale..............................................         0    (125,029)
Cash generated from operations (6)..........................  (126,026)          0
Cash generated from sales...................................         0    (225,595)
Cash generated from refinancing.............................         0           0
Cash generated from operations, sales and refinancing.......  (126,026)   (225,595)
Less: Cash distributions to investors.......................         0
  from operating cash flow..................................         0           0
  from sales and refinancing................................         0           0
  from other................................................         0           0
Cash generated (deficiency) after cash distributions........  (126,026)   (225,595)
Less: Special items (not including sales and refinancing)
  (identify and quantify)...................................         0           0
Cash generated (deficiency) after cash distributions and
  special items.............................................  (126,026)   (225,595)

Tax & Distribution Data                                       For the Tax period ended
                                                                  December 31, 2004
Per $1,000 invested (7)                                       -------------------------
Federal Income Tax Results
  Federal Credit (5)........................................                0
  State Credit..............................................                8
  Ordinary Income (loss)....................................              (13)
    from operations.........................................              (13)
    from recapture..........................................                0
  Capital gain (loss).......................................                0
Cash Distributions to investors:
  Source (on GAAP basis)
    Investment income.......................................                0
    Return of capital.......................................                0
  Source (on cash basis):
    Sales...................................................                0
    Refinancing.............................................                0
    Operations..............................................                0
    Other...................................................                0
Amount remaining invested in program properties.............           100.00%

                               NOTES TO TABLE III

Note 1: This figure represents the GAAP income (loss) allocable to the public investment partnerships from their investment in operating partnerships. The GAAP income (loss) is gross rental income less ordinary operating expenses, interest expense, depreciation and certain non-recurring fees, such as loan guarantee fees, lease-up fees and partnership management fees paid by the operating partnerships.

Note 2: This figure represents amortization of one or more of the following costs; acquisitions costs which are amortized over the expected life of the buildings; partnership management fees which are amortized over the expected life of the fund; and investor service fees which are amortized over the expected number of years to service collection of investor installments. Public funds only incur acquisitions costs, while corporate funds incur acquisition costs, partnership management fees and investor service fees.

Note 3: Operating expenses consist of investor service costs and legal and accounting fees of the investment partnerships and expenses paid from equity which includes partnership management fees, initial investor service fees and capital commitment fees reported on an accrual basis.

Note 4: The taxable income (losses) for the investment partnerships represent losses from Operating Partnerships which in turn consist substantially of depreciation and mortgage interest.

Note 5: Federal credits include low-income housing tax credits and historic tax credits.

Note 6: Cash generated from operations is the net income (loss), net of non-cash expenses, adjusted for changes in accounts receivable and payable and distributions received from the operating partnerships.

Note 7: Federal low-income housing tax credits and historic tax credits and taxable income (loss), per $1,000 invested represents the limited partners' allocable share of such items divided by the capital contributed by the limited partners divided by $1,000. This information is presented on a Tax basis and not a GAAP basis.

Note 8: The information provided in the tables labeled "Tax & Distribution Data per $1,000 invested on a Tax Basis" is through the period December 31, 2004.

                                  TABLE III-A

Table III-A summarizes the Actual Tax Credit results during the period
January 1, 1988 through December 31, 2004, of the five public partnerships and 49 private partnerships sponsored by our affiliates. The Actual Tax Credits represent annual tax credits as a percentage of capital invested by an investor. The percentage is calculated by dividing the amount of tax credits received for the period by the amount of capital invested. For example, for each dollar invested in BCTC 1, the investor received approximately $0.1096 of tax credits in 1989. Likewise, the headings "Cumulative" and "Overall Tax Credit Objective" represent cumulative tax credits as a percentage of capital invested by an investor.

Public Partnerships

                                      Final
                         Equity      Closing
       Program           Raised        Date        1988       1989     1990(1)      1991       1992       1993       1994
---------------------  ----------   ----------   --------   --------   --------   --------   --------   --------   --------
BCTC 1...............  12,999,000    Dec. 1988     1.00      10.96      21.81      14.02      14.01      14.05      14.01
BCTC 2 (CA)(2).......   8,303,000    Apr. 1989                4.15      24.78      29.17      26.75      16.91      10.96
BCTC 3...............  28,822,000     May 1989               11.99      18.46      12.72      12.66      12.80      12.80
BCTC 4...............  29,788,160    Jun. 1989                7.74      17.16      13.58      12.32      12.57      12.24
BCTC 5 (CA)(2).......   4,899,000    Jul. 1989                7.03      24.18      24.93      21.29      15.02      11.01
BCTC 6...............  12,935,780   Sept. 1989                2.91      15.21      14.56      13.15      12.99      12.91
BCTC II 7............  10,361,000    Dec. 1989                6.16      11.70      16.93      11.78      11.96      12.04
BCTC II 9............  41,574,018     May 1990                           9.30      11.34      11.68      12.39      13.30
BCTC II 10...........  24,288,998    Aug. 1990                           3.10      10.24      11.85      13.97      14.47
BCTC II 11...........  24,735,003    Dec. 1990                           4.50       7.78      12.13      12.67      13.16
BCTC II 12...........  29,710,003     May 1991                                      4.70      10.91      11.98      14.12
BCTC II 14...........  55,728,996    Dec. 1991                                      3.80       8.79      12.32      13.83
BCTC III 15..........  38,705,000    Jun. 1992                                                 3.10       9.07      13.22
BCTC III 16..........  54,293,000    Dec. 1992                                                 1.40       4.36       8.56
BCTC III 17..........  50,000,000     May 1993                                                            3.14       8.21
BCTC III 18..........  36,162,000    Oct. 1993                                                            0.07       7.18
BCTC III 19..........  40,800,000    Dec. 1993                                                            0.00       1.82
BCTC IV 20...........  38,667,000    Jun. 1994                                                                       2.10
BCTC IV 21...........  18,927,000   Sept. 1994                                                                       0.00
BCTC IV 22...........  25,644,000    Dec. 1994                                                                       0.00
BCTC IV 23...........  33,366,000    Jun. 1995
BCTC IV 24...........  21,697,000   Sept. 1995
BCTC IV 25...........  30,248,000    Dec. 1995
BCTC IV 26...........  39,959,000    Jun. 1996
BCTC IV 27...........  24,607,000   Sept. 1996
BCTC IV 28...........  39,999,000    Jan. 1997


       Program           1995       1996       1997       1998       1999       2000       2001       2002       2003       2004
---------------------  --------   --------   --------   --------   --------   --------   --------   --------   --------   --------
BCTC 1...............   14.01      14.01      14.02      11.94       1.10      (1.45)      0.00       0.00       0.00       0.00
BCTC 2 (CA)(2).......   10.43      10.12      10.12      10.12       9.58       3.56       0.92       0.56       0.56       0.51
BCTC 3...............   12.73      12.73      12.72      12.37       5.97       0.52       0.44       0.44       0.44       0.37
BCTC 4...............   12.24      12.25      12.26      12.26       9.50       0.44       0.00       0.00       0.00       0.00
BCTC 5 (CA)(2).......   10.59      10.30      10.30       9.98       9.53       1.85       .083       0.06       0.48       0.48
BCTC 6...............   12.90      13.47      12.71      12.72      11.33       2.84       0.25       0.16       0.15       0.15
BCTC II 7............   12.04      12.04      12.04      12.04       7.08       5.07       2.97       0.42       0.18       0.17
BCTC II 9............   13.56      13.67      13.67      13.56      12.63       8.06       2.69       2.26       1.54       0.45
BCTC II 10...........   14.62      14.60      14.60      14.43      13.06      11.39       3.96       2.05       0.39       0.22
BCTC II 11...........   13.20      13.20      13.20      13.15      13.11      12.39       6.33       1.01       0.58       0.16
BCTC II 12...........   14.61      14.58      14.62      14.59      14.56      14.52       9.57       3.56       2.80       0.55
BCTC II 14...........   14.23      14.33      14.35      14.18      14.14      13.94      12.55       4.83       1.71       0.46
BCTC III 15..........   14.29      14.65      14.69      14.66      14.56      14.54      14.54      11.43       5.52       1.42
BCTC III 16..........   13.75      14.05      14.00      14.00      14.00      14.00      13.99      13.97      11.38       5.56
BCTC III 17..........   13.42      13.97      13.97      13.97      13.97      13.61      13.49      13.46      12.72       5.39
BCTC III 18..........   12.67      13.31      13.34      13.34      13.32      13.34      13.34      13.35      13.26      10.58
BCTC III 19..........   10.10      12.45      13.28      13.33      13.33      13.33      13.33      13.33      13.33      12.77
BCTC IV 20...........    8.29      13.24      13.30      13.32      13.32      13.32      13.32      13.32      12.15      10.88
BCTC IV 21...........    3.43       9.07      11.34      11.90      12.03      12.09      12.06      12.05      12.06      12.07
BCTC IV 22...........    4.59      10.28      11.95      12.54      12.65      12.63      12.63      12.48      12.59      12.59
BCTC IV 23...........    2.50       8.97      12.88      13.10      13.10      13.10      13.10      13.10      13.10      13.07
BCTC IV 24...........    1.36       5.03      11.21      12.75      12.76      12.72      12.75      12.76      11.81      11.51
BCTC IV 25...........    0.00       1.34      10.77      12.52      12.28      12.52      12.37      12.37      12.37      12.40
BCTC IV 26...........               2.10       5.90      10.04      11.34      11.83      11.82      11.82      11.80      11.80
BCTC IV 27...........               0.74       2.01       6.85       9.82      11.29      11.40      11.40      11.40      11.40
BCTC IV 28...........               0.00       0.66       4.90       8.80      10.44      10.47      10.53      10.50      10.51

                                    Cumulative       Overall
                        Cumu-          time        Tax Credit
                        lative       invested       Objective
       Program           (%)        thru 2004          (%)
---------------------  --------   --------------   -----------
BCTC 1...............   143.49       16 yrs.        130-150
BCTC 2 (CA)(2).......   169.20    15 yrs. 8 mos.      170
BCTC 3...............   140.16    15 yrs. 7 mos.    130-150
BCTC 4...............   134.56    15 yrs. 6 mos.    130-150
BCTC 5 (CA)(2).......   157.86    15 yrs. 5 mos.    150-170
BCTC 6...............   138.41    15 yrs. 3 mos.    130-150
BCTC II 7............   134.62       15 yrs.        130-140
BCTC II 9............   140.10    14 yrs. 7 mos.    130-150
BCTC II 10...........   142.95    14 yrs. 4 mos.    130-150
BCTC II 11...........   136.57       14 yrs.        130-150
BCTC II 12...........   145.67    13 yrs. 7 mos.    140-160
BCTC II 14...........   143.46       13 yrs.        140-160
BCTC III 15..........   145.69    12 yrs. 6 mos.    140-160
BCTC III 16..........   143.02       12 yrs.        140-160
BCTC III 17..........   139.32    11 yrs. 7 mos.    140-160
BCTC III 18..........   137.10    11 yrs. 2 mos.    140-160
BCTC III 19..........   130.40       11 yrs.        140-160
BCTC IV 20...........   126.56    10 yrs. 6 mos.    130-150
BCTC IV 21...........   108.10    10 yrs. 3 mos.    130-150
BCTC IV 22...........   114.93       10 yrs.        130-150
BCTC IV 23...........   116.02    9 yrs. 6 mos.     130-150
BCTC IV 24...........   104.66    9 yrs. 3 mos.     130-150
BCTC IV 25...........    98.94        9 yrs.        130-150
BCTC IV 26...........    88.45    8 yrs. 6 mos.     120-140
BCTC IV 27...........    76.31    8 yrs. 3 mos.     120-140
BCTC IV 28...........    66.81    7 yrs. 11 mos.    120-140


                                          Final
                           Equity        Closing
       Program             Raised          Date        1988       1989     1990(1)      1991       1992       1993       1994
---------------------  --------------   ----------   --------   --------   --------   --------   --------   --------   --------
BCTC IV 29...........      39,918,000    Jun. 1997
BCTC IV 30...........      26,490,750   Sept. 1997
BCTC IV 31...........      44,057,750    Jan. 1998
BCTC IV 32...........      47,431,000    Jun. 1998
BCTC IV 33...........      26,362,000   Sept. 1998
BCTC IV 34...........      35,273,000    Feb. 1999
BCTC IV 35...........      33,004,625    Jun. 1999
BCTC IV 36...........      21,068,375   Sept. 1999
BCTC IV 37...........      25,125,000    Jan. 2000
BCTC IV 38...........      25,431,000    Jul. 2000
BCTC IV 39...........      22,921,000    Jan. 2001
BCTC IV 40...........      26,269,250    Jul. 2001
BCTC IV 41...........      28,916,260    Jan. 2002
BCTC IV 42...........      27,442,620    Jul. 2002
BCTC IV 43...........      36,379,870    Dec. 2002
BCTC IV 44...........      27,019,730    Apr. 2003
BCTC IV 45...........      40,143,670    Sep. 2003
BCTC IV 46...........      29,809,980    Dec. 2003
BCTC V 47(5).........      34,783,340    Apr. 2004
BCTC V 48(5).........      22,993,720    Jul. 2004
                       --------------
Total................  $1,398,059,898


       Program           1995       1996       1997       1998       1999       2000       2001       2002       2003       2004
---------------------  --------   --------   --------   --------   --------   --------   --------   --------   --------   --------
BCTC IV 29...........                          1.98       4.92       8.39      10.76      10.79      10.79      10.79      10.78
BCTC IV 30...........                          0.13       1.93       7.49      10.25      10.61      10.57      10.59      10.64
BCTC IV 31...........                          0.06       2.83       8.05      10.29      10.34      10.32      10.34      10.34
BCTC IV 32...........                                     2.08       4.11       8.87      10.24      10.35      10.10       9.83
BCTC IV 33...........                                     1.95       3.66       9.40      10.32      10.50      10.16       9.62
BCTC IV 34...........                                     0.00       1.60       7.89       9.79       9.79       9.79       9.79
BCTC IV 35...........                                                0.39       3.95       8.79       9.54       9.67       9.67
BCTC IV 36...........                                                0.15       6.39       9.87       9.80       9.78       9.78
BCTC IV 37...........                                                0.00       1.37       7.13       9.10       9.67       9.66
BCTC IV 38...........                                                           1.08       4.49       9.18       9.57       9.55
BCTC IV 39...........                                                                      2.20       8.36       9.30       9.28
BCTC IV 40...........                                                                      1.45       8.00       9.49       9.43
BCTC IV 41...........                                                                      0.03       4.47      10.37      10.96
BCTC IV 42...........                                                                                 1.63       8.10       9.47
BCTC IV 43...........                                                                                 0.42       4.54       8.63
BCTC IV 44...........                                                                                            2.44       6.69
BCTC IV 45...........                                                                                            0.90       5.54
BCTC IV 46...........                                                                                                       2.38
BCTC V 47(5).........                                                                                                       0.90
BCTC V 48(5).........                                                                                                       0.00
Total................

                                    Cumulative       Overall
                        Cumu-          time        Tax Credit
                        lative       invested       Objective
       Program           (%)        thru 2004          (%)
---------------------  --------   --------------   -----------
BCTC IV 29...........   69.20     7 yrs. 6 mos.     110-130
BCTC IV 30...........   62.21     7 yrs. 3 mos.     110-130
BCTC IV 31...........   62.57     6 yrs. 11 mos.    110-130
BCTC IV 32...........   55.58     6 yrs. 6 mos.     100-120
BCTC IV 33...........   55.61     6 yrs. 3 mos.     100-120
BCTC IV 34...........   48.65     5 yrs. 10 mos.    100-120
BCTC IV 35...........   42.01     5 yrs. 6 mos.     100-110
BCTC IV 36...........   45.77     5 yrs. 3 mos.     100-110
BCTC IV 37...........   36.93     4 yrs. 11 mos.    100-110
BCTC IV 38...........   33.87     4 yrs. 5 mos.      95-100
BCTC IV 39...........   29.14     3 yr. 11 mos.      95-100
BCTC IV 40...........   28.37      3 yr. 5 mos.      95-100
BCTC IV 41...........   25.83     2 yr. 11 mos.      95-100
BCTC IV 42...........   19.20      2 yr. 5 mos.    97.5-102.5
BCTC IV 43...........   13.59         2 yr.        97.5-102.5
BCTC IV 44...........    9.13      1 yr. 8 mos.    97.5-102.5
BCTC IV 45...........    6.44      1 yr. 3 mos.      95-102
BCTC IV 46...........    2.38         1 yr.        97.5-102.5
BCTC V 47(5).........    0.90         8 mos.       97.5-102.5
BCTC V 48(5).........    0.00         5 mos.       97.5-102.5
Total................

Private Partnerships

                                       Final          Annual Tax Credits (as% of Capital Invested)Annual Tax Cre
                          Equity      Closing    ---------------------------------------------------------------
       Program          Raised(6)       Date       1993       1994       1995       1996       1997       1998
---------------------  ------------   --------   --------   --------   --------   --------   --------   --------
BCCTC................  $100,000,000   Feb 93       6.22      12.40      15.25      16.12      16.46      16.40
BCCTC II.............  $ 36,500,000   Nov 93       0.01       6.35      12.68      15.57      16.02      16.03
BCCTC III............  $ 96,500,000   Dec 94                  0.01       5.34      12.60      14.57      14.60
BCCTC IV.............  $ 67,183,310   Sept 95                            0.43       6.55      13.08      15.11
BCCTC V..............  $ 56,640,355   June 96                                       3.44       5.25      12.01
BCCTC VI.............  $ 42,563,100   Nov 96                                           0       3.68      11.14
BCCTC VII............  $ 52,100,000   Apr 97                                           0       1.99       9.25
BCCTC VIII...........  $ 69,964,760   June 97                                                  0.27       7.26
BCCTC IX.............  $ 70,500,000   Oct 97                                                   0.07      10.06
CA 1997..............  $ 26,130,000   Feb 98                                                   0.00       3.77
BCCTC X..............  $ 45,286,500   Apr 98                                                              7.26
BCCTC XI.............  $ 64,111,121   Jan 99                                                               .09
CA II................  $ 38,793,558   Feb 99                                                               .38
BCDP 1998............  $  8,632,205   Nov 98                                                              0.00
BCCTC XII............  $ 66,036,000   Mar 99
BCCTC XIV............  $ 70,693,086   Dec 99
CA III...............  $ 55,714,846   Sep 99
BCCTC XV.............  $ 69,174,992   Feb 01
CA IV................  $ 26,787,354   Mar 00
TX...................  $ 29,590,109   Dec 00
BCDP 2000............  $142,126,374   N/A
BCCTC XVI............  $ 64,368,800   Aug 01
CA V.................  $ 18,041,943   Jul 01
CA VI................  $  9,524,981   Oct 01
GA I.................  $ 34,733,437   Jan 01
BCDP 2001............  $ 22,741,449   N/A
BCCTC XVII...........  $ 51,787,864   Apr 02
BC Mid-Atlantic......  $ 12,439,025   Jun 01
GA II................  $ 27,071,907   Dec 02
BCCTC XVIII..........  $125,000,000   Apr 02
BCDP 2002............  $131,273,604   N/A
BCCTC XIX............  $ 93,844,179   Nov 03
BCDP 2003............  $ 70,292,557   N/A


                                         Annual Tax Credits (as% of Capital Invested)(4)(5)(7)
                                         ------------------------------------
       Program                           7       1998       1999       2000       2001       2002       2003       2004
---------------------                    ---   --------   --------   --------   --------   --------   --------   --------
BCCTC................                                      16.40      16.35      16.21      15.60      11.93       4.53
BCCTC II.............                                      16.04      15.98      16.02      16.02      16.01      10.83
BCCTC III............                                      14.64      14.44      14.21      14.39      14.05      14.19
BCCTC IV.............                                      15.40      15.42      15.42      15.40      15.23      15.20
BCCTC V..............                                      12.75      13.15      13.15      13.06      13.12      13.12
BCCTC VI.............                                      13.20      13.41      13.41      13.31      13.38      13.54
BCCTC VII............                                      13.00      13.36      13.35      13.41      13.33      12.77
BCCTC VIII...........                                      11.57      12.18      12.35      12.41      12.23      12.44
BCCTC IX.............                                      10.93      10.68      11.54      11.76      11.53      11.49
CA 1997..............                                      13.40      14.30      14.10      10.75       9.89       9.89
BCCTC X..............                                       8.02      10.68      10.76      10.59      10.60      10.59
BCCTC XI.............                                       4.69      10.57      11.64      11.75      11.69      11.75
CA II................                                       6.14      14.88      15.03      11.26       9.68       9.68
BCDP 1998............                                       1.65      14.17      11.66      14.17      14.17      14.31
BCCTC XII............                                       1.38       8.49      11.93      11.10      11.07      11.14
BCCTC XIV............                                        .17       4.84      10.70      10.95      10.98      11.07
CA III...............                                        .76       7.53      13.95      13.69      11.04       9.73
BCCTC XV.............                                                  2.91       8.50      10.75      10.76      10.63
CA IV................                                                   .17       7.29      10.36      10.28      10.26
TX...................                                                   .02       6.96      10.21      10.47      10.48
BCDP 2000............                                                   .46       2.55       8.13      10.51      11.14
BCCTC XVI............                                                             1.23       5.74      10.12      11.08
CA V.................                                                            11.75      17.85      17.31       8.77
CA VI................                                                             4.32      10.49      10.25      10.25
GA I.................                                                             1.41      14.09      17.50      17.59
BCDP 2001............                                                             3.79       5.18       6.74      10.18
BCCTC XVII...........                                                                        1.64       8.48      10.94
BC Mid-Atlantic......                                                                        6.10      10.95      10.95
GA II................                                                                        2.50      12.72      17.90
BCCTC XVIII..........                                                                         .09       4.06       8.95
BCDP 2002............                                                                        1.17       4.75       8.14
BCCTC XIX............                                                                                    .17       2.42
BCDP 2003............                                                                                    .42      10.44

                                    Cumulative       Overall
                        Cumu-          time         Tax Credit
                        lative       invested       Objective
       Program            %          thru 2004          %
---------------------  --------   ---------------   ----------
BCCTC................   163.87    10 yrs. 10 mos.    169
BCCTC II.............   157.56     10 yrs. 1 mo.     157
BCCTC III............   133.04        9 yrs.         152
BCCTC IV.............   127.24     8 yrs. 3 mos.     151
BCCTC V..............    99.05     7 yrs. 6 mos.     141
BCCTC VI.............    95.07     7 yrs. 1 mo.      135
BCCTC VII............    90.46     6 yrs. 8 mos.     130
BCCTC VIII...........    80.71     6 yrs. 6 mos.     129
BCCTC IX.............    78.06     6 yrs. 2 mos.     121
CA 1997..............    76.10    5 yrs. 10 mos.     117
BCCTC X..............    68.50     5 yrs. 8 mos.     115
BCCTC XI.............    62.18    4 yrs. 11 mos.     115
CA II................    67.05    4 yrs. 10 mos.     113
BCDP 1998............    70.13     5 yrs. 1 mo.      116
BCCTC XII............    55.11     4 yrs. 9 mos.     112
BCCTC XIV............    48.71        4 yrs.         110
CA III...............    56.70     4 yrs. 3 mos.     110
BCCTC XV.............    43.55    2 yrs. 10 mos.     105
CA IV................    38.36     3 yrs. 9 mos.     105
TX...................    38.14        3 yrs.         106
BCDP 2000............    32.79          N/A          109
BCCTC XVI............    28.17     2 yrs. 4 mos.     109
CA V.................    55.68     2 yrs. 5 mos.     110
CA VI................    35.31     2 yrs. 2 mos.     103
GA I.................    50.59    2 yrs. 11 mos.     178
BCDP 2001............    25.89          N/A          110
BCCTC XVII...........    21.06     1 yr. 8 mos.      110
BC Mid-Atlantic......    28.00     2 yrs. 6 mos.     110
GA II................    33.12         1 yr.         173
BCCTC XVIII..........    13.10        8 mos.         110
BCDP 2002............    14.06          N/A          110
BCCTC XIX............     2.59         1 mo.         106
BCDP 2003............    10.86          N/A          127


                                        Final          Annual Tax Credits (as% of Capital Invested)Annual Tax Cre
                           Equity      Closing    ---------------------------------------------------------------
       Program           Raised(6)       Date       1993       1994       1995       1996       1997       1998
---------------------   ------------   --------   --------   --------   --------   --------   --------   --------
BCCTC XX.............   $ 36,898,485   Mar 04
BCCTC XX-A...........   $ 64,808,430   Mar 04
BCCTC XXI............   $173,897,938   Sep 04
BCCTC XXII...........   $117,256,965   Dec 04
BCDP 2004............   $  9,379,712   N/A


                                         Annual Tax Credits (as% of Capital Invested)(4)(5)(7)
                                         ------------------------------------
       Program                           7       1998       1999       2000       2001       2002       2003       2004
---------------------                    ---   --------   --------   --------   --------   --------   --------   --------
BCCTC XX.............                                                                                              2.19
BCCTC XX-A...........                                                                                              0.77
BCCTC XXI............                                                                                              0.62
BCCTC XXII...........                                                                                              0.03
BCDP 2004............                                                                                              1.04

                                  Cumulative     Overall
                        Cumu-        time       Tax Credit
                        lative     invested     Objective
       Program            %        thru 2004        %
---------------------  --------   -----------   ----------
BCCTC XX.............    2.19      9 mos.        105
BCCTC XX-A...........    0.77      9 mos.        105
BCCTC XXI............    0.62      3 mos.        105
BCCTC XXII...........    0.03      1 mo.         105
BCDP 2004............    1.04       N/A          127

                              NOTES TO TABLE III-A

(1) The 1990 results reflect, where applicable, the election available to partnerships owning interests in properties qualifying for federal housing tax credits pursuant to the 1990 Omnibus Budget Reconciliation Act which enables individual investors who held an interest in those partnerships prior to October 31, 1990, to utilize only in 1990 up to 150% of the annual federal housing tax credit, otherwise allowable for 1990. Where this election was made, the annual federal housing tax credit has been reduced by the 50% bonus ratably and will continue to be reduced over the remaining years of the credit period.

(2) These programs offered both California and federal housing tax credits.

(3) Each investor's first year yield may vary slightly based upon actual date of investor admission.

(4) The only material benefit from these programs may be tax credits which may mean that a material portion of each tax credit may represent a return of the money originally invested if there is not enough money from the sale or refinancing of the respective apartment complexes to return each investor's capital contribution.

(5) As with all programs less than one year old, these returns are for a partial year.

(6) Based upon a hypothetical $1,000,000 investment unit. The actual amount raised was smaller due to discounts applicable to certain investors and alternative payment methods. See Table I.

(7) Based upon the price per Unit paid by an Investor electing to pay its entire capital contribution upon admission, which are as follows: $770,000 per Unit for BCCTC, $740,000 per Unit for BCCTC II, $767,500 per Unit for BCCTC III, $749,500 per Unit for BCCTC IV, $788,000 per Unit for BCCTC V, $801,843 per Unit for BCCTC VI and $820,000 per Unit for each of BCCTC VII, BCCTC VIII, BCCTC IX, CA 1997, BCCTC X, BCCTC XI, CA II, BCCTC XII, BCCTC XIV, CA III, BCCTC XV, CA IV, TX, BCDP 2000, BCCTC XVI, CA V, CA VI, GA I, BCDP 2001, BCCTC XVII, BC Mid-Atlantic, GA II, BCCTC XVIII, BCDP 2002, BCCTC XIX, BCDP 2003, BCCT XX, BCCTC XX-A, BCCTC XXI, BCCTC XXII and BCDP 2004.

BCTC is Boston Capital Tax Credit Fund.

BCTC II is Boston Capital Tax Credit Fund II.

BCTC III is Boston Capital Tax Credit Fund III.

BCTC IV is Boston Capital Tax Credit Fund IV.

BCCTC is Boston Capital Corporate Tax Credit Fund, A Limited Partnership.

BCCTC II is Boston Capital Corporate Tax Credit Fund II, A Limited Partnership.

BCCTC III is Boston Capital Corporate Tax Credit Fund III, A Limited
Partnership.

BCCTC IV is Boston Capital Corporate Tax Credit Fund IV, A Limited Partnership.

BCCTC V is Boston Capital Corporate Tax Credit Fund V, A Limited Partnership.

BCCTC VI is Boston Capital Corporate Tax Credit Fund VI, A Limited Partnership.

BCCTC VII is Boston Capital Corporate Tax Credit Fund VII, A Limited
Partnership.

BCCTC VIII is Boston Capital Corporate Tax Credit Fund VIII, A Limited Partnership.

BCCTC IX is Boston Capital Corporate Tax Credit Fund IX, A Limited Partnership. CA 1997 is The California Corporate Tax Credit Fund--1997, A Limited Partnership.

BCCTC X is Boston Capital Corporate Tax Credit Fund X, A Limited Partnership.

BCCTC XI is Boston Capital Corporate Tax Credit Fund XI, A Limited Partnership. CA II is The California Corporate Tax Credit Fund II, A Limited Partnership

BCDP 1998 is Boston Capital direct placement funds closed during 1998 and includes one investment partnership.

BCCTC XII is Boston Capital Corporate Tax Credit Fund XII, A Limited
Partnership.

BCCTC XIV is Boston Capital Corporate Tax Credit Fund XIV, A Limited Partnership. CA III is The California Corporate Tax Credit Fund III, A Limited Partnership

BCCTC XV is Boston Capital Corporate Tax Credit Fund XV, A Limited Partnership CA IV is The California Corporate Tax Credit Fund IV, A Limited Partnership TX is the Texas Corporate Tax Credit Fund, A Limited Partnership

BCDP 2000 is Boston Capital direct placement funds closed during 2000 and includes 3 investment partnerships.

BCCTC XVI is Boston Capital Corporate Tax Credit Fund XVI, A Limited Partnership. CA V is The California Corporate Tax Credit Fund V, A Limited Partnership. CA VI is The California Corporate Tax Credit Fund VI, A Limited Partnership. GA I is The Georgia Corporate Tax Credit Fund I, A Limited Partnership.

BCDP 2001 is Boston Capital direct placement funds closed during 2001 and includes 2 investment partnerships.

BCCTC XVII is Boston Capital Corporate Tax Credit Fund XVII, A Limited Partnership. BC Mid-Atlantic is Boston Capital Mid-Atlantic Corporate Tax Credit Fund, A Limited Partnership. GA II is The Georgia Corporate Tax Credit Fund II, A Limited Partnership.

BCCTC XVIII is Boston Capital Corporate Tax Credit Fund XVIII, A Limited Partnership.

BCDP 2002 is Boston Capital direct placement funds closed during 2002 and includes 4 investment partnerships.

BCCTC XIX is Boston Capital Corporate Tax Credit Fund XIX, A Limited Partnership

BCDP 2003 is Boston Capital direct placement funds closed during 2003 and includes 5 investment partnerships.

                                    TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

Table V summarizes the sales of apartment complexes and operating partnership interests since January 1, 2002, of our public and private affiliates not having similar investment objectives to the Company. The excess or deficiency represents the results of the capital transaction of buying and selling the apartment complex or operating partnership interest. There is not always a direct correlation between whether there is a stated excess or deficiency and whether investors receive any of their investment back from the sale of an interest. Even if there is a stated excess, expenses such as fund management fees and unpaid loans to our affiliates may be deducted before investors receive any of their investment back. If there is a stated deficiency, there still may be proceeds distributable to investors, though investors would not receive all of their investment back because the apartment complex or operating partnership interest was sold for less than the amount investors had invested.

The Table should be read in conjunction with the introduction and accompanying Notes.

                    TABLE V SALES OR DISPOSALS OF PROPERTIES
                                PUBLIC OFFERINGS

                                                        Boston Capital                           American Affordable
                                                          Tax Credit                                Housing Fund I
                                                     Fund II-Series 9 & 14    Boston Capital      and Boston Capital
Investment Partnership:                              ---------------------      Tax Credit            Tax Credit
                                                                             Fund II-Series 10    Fund II-Series 14
                                                          California         -----------------   --------------------
                                                          Investors V          South Farm LP        Zinsmaster LP
                                                         (a), (b), (f)           (b), (e)              (b), (e)
Property Name:                                       ---------------------   -----------------   --------------------
Date property acquired:............................         03/01/90              04/01/93             12/01/89
Date of Sale:......................................         11/30/02              07/01/02             01/01/03
Selling price, net of closing costs and GAAP
  adjustments:
  Cash received (disbursed) net of closing costs...        4,174,640             1,000,000                   --
  Mortgage Balance and accrued interest at time of
    sale...........................................        5,182,860             1,398,939            2,302,133
  Purchase Money Mortgage taken back by program....               --                    --                   --
  Adjustments resulting from application of GAAP...               --                    --                   --
                                                          ----------            ----------            ---------
Total:.............................................        9,357,500             2,398,939            2,302,133
                                                          ==========            ==========            =========
Cost of properties including closing and soft
  costs:
  Original mortgage financing......................        5,510,000             4,196,783            1,226,216
    Total acquisition cost, capital improvement,
      closing and soft costs (e)...................        6,996,282               857,847            1,459,784
                                                          ----------            ----------            ---------
Total:.............................................       12,506,282             5,054,630            2,686,000
                                                          ==========            ==========            =========
Excess (Deficiency) of property operating cash
  receipts over cash expenditures (f)..............       (3,148,782)           (2,655,691)            (383,867)
                                                          ==========            ==========            =========

                                                         American
                                                        Affordable
                                                     Housing Fund II          American
Investment Partnership:                              ----------------        Affordable
                                                                          Housing Fund II
                                                         Carthage       --------------------
                                                          Court         Liberty Center, Ltd.
                                                         (b), (e)             (b), (e)
Property Name:                                       ----------------   --------------------
Date property acquired:............................      12/01/88              12/01/88
Date of Sale:......................................      09/08/03              02/07/03
Selling price, net of closing costs and GAAP
  adjustments:
  Cash received (disbursed) net of closing costs...        19,091               150,000
  Mortgage Balance and accrued interest at time of
    sale...........................................     1,253,969             1,650,227
  Purchase Money Mortgage taken back by program....            --                    --
  Adjustments resulting from application of GAAP...            --                    --
                                                        ---------            ----------
Total:.............................................     1,273,060             1,800,227
                                                        =========            ==========
Cost of properties including closing and soft
  costs:
  Original mortgage financing......................     1,296,000             1,772,332
    Total acquisition cost, capital improvement,
      closing and soft costs (e)...................       384,407             1,444,758
                                                        ---------            ----------
Total:.............................................     1,680,407             3,217,090
                                                        =========            ==========
Excess (Deficiency) of property operating cash
  receipts over cash expenditures (f)..............      (407,347)           (1,416,863)
                                                        =========            ==========

(a) Sale was to a party unrelated to the operating general partner or Boston Associates.
(b) All taxable income was reported as Section 1231 income.
(c) Amounts shown include pro rata share of original offering costs.
(d) The excess or deficiency represents results of the capital transaction of buying and selling the apartment complex or operating partnership interest. A deficiency represents a situation in which the interest was sold for less than the amount that the investors invested in the apartment complex, a portion of this being the original load that affiliates of Boston Associates charged. An excess represents a situation in which the interest was sold for more than the fully loaded cost of the apartment complex.
(e) Sale of operating partnership interest.
(f) Please note some closing costs were estimated.
(g) Foreclosure
(h) Transferred 24.99% of the limited partner's interest in the operating partnership for $163,059. 8.33% of the limited partner's interest will be transferred in 2005 for $54,353 and the remaining limited partner's interest will be transferred in 2006 for $435,087.

                    TABLE V SALES OR DISPOSALS OF PROPERTIES
                                PUBLIC OFFERINGS

(i)  Mortgage balance and accrued interest are estimated.
(j) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.
(k) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 33.3% of the credits originally projected from the property and .23% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.

                    TABLE V SALES OR DISPOSALS OF PROPERTIES
                                PUBLIC OFFERINGS

                                                                                  American              American
                                                                                 Affordable            Affordable
                                                             American          Housing Fund II      Housing Fund II
Investment Partnership:                                     Affordable      ---------------------   ----------------
                                                         Housing Fund II
                                                         ----------------       Rouse Stokes           Washington
                                                          Malone Housing     Rowe Housing Assoc.          Mews
                                                             (b), (e)             (b), (e)              (a), (b)
Property Name:                                           ----------------   ---------------------   ----------------
Date property acquired:................................      12/01/88              06/01/88             08/01/88
Date of Sale:..........................................      09/08/03              12/31/03             01/01/03
Selling price, net of closing costs and GAAP
  adjustments:
  Cash received (disbursed) net of closing costs.......        23,864                    --            1,357,573
  Mortgage Balance and accrued interest at time of
    sale...............................................     1,455,463             1,054,279              460,035
  Purchase Money Mortgage taken back by program........            --                    --                   --
  Adjustments resulting from application of GAAP.......            --                    --                   --
                                                            ---------            ----------            ---------
Total:.................................................     1,479,327             1,054,279            1,817,608
                                                            =========            ==========            =========
Cost of properties including closing and soft costs:
  Original mortgage financing..........................     1,499,990             1,540,000            1,200,000
    Total acquisition cost, capital improvement,
      closing and soft costs (e).......................       439,932               958,170              726,102
                                                            ---------            ----------            ---------
Total:.................................................     1,939,922             2,498,170            1,926,102
                                                            =========            ==========            =========
Excess (Deficiency) of property operating cash receipts
  over cash expenditures (f)...........................      (460,595)           (1,443,891)            (108,494)
                                                            =========            ==========            =========

                                                           Boston Capital        Boston Capital
                                                             Tax Credit            Tax Credit
                                                           Fund I-Series 3       Fund I-Series 3
                                                         and Boston Capital    and Boston Capital
                                                             Tax Credit            Tax Credit
                                                         Fund III-Series 17    Fund III-Series 15
Investment Partnership:                                  -------------------   -------------------

                                                             California              Hidden
                                                            Investors VI           Cove Apts.
                                                              (a), (b)              (a), (b)
Property Name:                                           -------------------   -------------------
Date property acquired:................................        03/01/90              04/01/89
Date of Sale:..........................................        06/05/03              05/08/03
Selling price, net of closing costs and GAAP
  adjustments:
  Cash received (disbursed) net of closing costs.......       3,022,252             2,819,590
  Mortgage Balance and accrued interest at time of
    sale...............................................       3,518,143             3,592,538
  Purchase Money Mortgage taken back by program........              --                    --
  Adjustments resulting from application of GAAP.......              --                    --
                                                             ----------             ---------
Total:.................................................       6,540,395             6,412,127
                                                             ==========             =========
Cost of properties including closing and soft costs:
  Original mortgage financing..........................       4,160,000             3,150,000
    Total acquisition cost, capital improvement,
      closing and soft costs (e).......................       4,418,662             2,711,958
                                                             ----------             ---------
Total:.................................................       8,578,662             5,861,958
                                                             ==========             =========
Excess (Deficiency) of property operating cash receipts
  over cash expenditures (f)...........................      (2,038,267)              550,169
                                                             ==========             =========

(a) Sale was to a party unrelated to the operating general partner or Boston Associates.
(b) All taxable income was reported as Section 1231 income.
(c) Amounts shown include pro rata share of original offering costs.
(d) The excess or deficiency represents results of the capital transaction of buying and selling the apartment complex or operating partnership interest. A deficiency represents a situation in which the interest was sold for less than the amount that the investors invested in the apartment complex, a portion of this being the original load that affiliates of Boston Associates charged. An excess represents a situation in which the interest was sold for more than the fully loaded cost of the apartment complex.
(e) Sale of operating partnership interest.
(f) Please note some closing costs were estimated.
(g) Foreclosure

                    TABLE V SALES OR DISPOSALS OF PROPERTIES
                                PUBLIC OFFERINGS

(h) Transferred 24.99% of the limited partner's interest in the operating partnership for $163,059. 8.33% of the limited partner's interest will be transferred in 2005 for $54,353 and the remaining limited partner's interest will be transferred in 2006 for $435,087.
(i)  Mortgage balance and accrued interest are estimated.
(j) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.
(k) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 33.3% of the credits originally projected from the property and .23% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.

                    TABLE V SALES OR DISPOSALS OF PROPERTIES
                                PUBLIC OFFERINGS

                                                           American            American           American           American
                                                          Affordable          Affordable         Affordable         Affordable
                                    Boston Capital      Housing Fund I     Housing Fund II    Housing Fund II    Housing Fund II
Investment Partnership:               Tax Credit      ------------------   ----------------   ----------------   ----------------
                                    Fund I-Series 4
                                    ---------------   Pixley Investment       East Ridge       Kingsley Park        Riverplace
                                     Sunnyview II           Group             Associates         Associates         Apartments
                                       (a), (b)            (b), (e)              (g)              (b), (e)           (b), (e)
Property Name:                      ---------------   ------------------   ----------------   ----------------   ----------------
Date property acquired:...........      09/01/89           03/01/88            08/01/88            03/01/88           09/01/88
Date of Sale:.....................      06/05/03           11/17/04            03/01/04            06/22/04           08/31/04
Selling price, net of closing
  costs and GAAP adjustments:
  Cash received (disbursed) net of
    closing costs.................     3,303,932             47,040                  --              25,000             25,000
  Mortgage Balance and accrued
    interest at time of sale......     1,021,000          1,438,530           1,301,760          10,423,457          3,700,000
  Purchase Money Mortgage taken
    back by program...............            --                 --                  --                  --                 --
  Adjustments resulting from
    application of GAAP...........            --                 --                  --                  --                 --
                                       ---------          ---------           ---------          ----------         ----------
Total:............................     4,324,932          1,485,570           1,301,760          10,448,457          3,725,000
                                       =========          =========           =========          ==========         ==========
Cost of properties including
  closing and soft costs:
  Original mortgage financing.....     2,300,000          1,500,000           1,237,500          10,396,900          4,500,000
    Total acquisition cost,
      capital improvement, closing
      and soft costs (e)..........     1,055,665            473,181             405,087           2,135,594          2,596,882
                                       ---------          ---------           ---------          ----------         ----------
Total:............................     3,355,665          1,973,181           1,642,587          12,505,494          7,096,882
                                       =========          =========           =========          ==========         ==========
Excess (Deficiency) of property
  operating cash receipts over
  cash expenditures (f)...........       969,267           (487,611)           (340,827)         (2,057,037)        (3,371,882)
                                       =========          =========           =========          ==========         ==========

(a) Sale was to a party unrelated to the operating general partner or Boston Associates.
(b) All taxable income was reported as Section 1231 income.
(c) Amounts shown include pro rata share of original offering costs.
(d) The excess or deficiency represents results of the capital transaction of buying and selling the apartment complex or operating partnership interest. A deficiency represents a situation in which the interest was sold for less than the amount that the investors invested in the apartment complex, a portion of this being the original load that affiliates of Boston Associates charged. An excess represents a situation in which the interest was sold for more than the fully loaded cost of the apartment complex.
(e) Sale of operating partnership interest.
(f) Please note some closing costs were estimated.
(g) Foreclosure
(h) Transferred 24.99% of the limited partner's interest in the operating partnership for $163,059. 8.33% of the limited partner's interest will be transferred in 2005 for $54,353 and the remaining limited partner's interest will be transferred in 2006 for $435,087.

                    TABLE V SALES OR DISPOSALS OF PROPERTIES
                                PUBLIC OFFERINGS

(i)  Mortgage balance and accrued interest are estimated.
(j) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.
(k) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 33.3% of the credits originally projected from the property and .23% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.

                    TABLE V SALES OR DISPOSALS OF PROPERTIES
                                PUBLIC OFFERINGS

                                         American           American           American           American           American
                                        Affordable         Affordable         Affordable         Affordable         Affordable
                                     Housing Fund II    Housing Fund II    Housing Fund II    Housing Fund II    Housing Fund II
Investment Partnership:              ----------------   ----------------   ----------------   ----------------   ----------------
                                       300 Shawmut         Blairview          Bloomfield       Fredericktown       Garden City
                                          Avenue           Associates         Associates         Associates       Family Housing
                                         (b), (e)           (b), (e)           (b), (e)           (b), (e)           (b), (e)
Property Name:                       ----------------   ----------------   ----------------   ----------------   ----------------
Date property acquired:............      11/01/88           03/01/89           06/01/88           06/01/88           06/01/88
Date of Sale:......................      11/01/04           12/01/04           12/28/04           12/28/04           12/28/04
Selling price, net of closing costs
  and GAAP adjustments:
  Cash received (disbursed) net of
    closing costs..................             1                  1             10,792             10,851             11,228
  Mortgage Balance and accrued
    interest at time of sale.......       892,949          1,399,892            359,727            361,691            374,253
  Purchase Money Mortgage taken
    back by program................            --                 --                 --                 --                 --
  Adjustments resulting from
    application of GAAP............            --                 --                 --                 --                 --
                                         --------          ---------           --------           --------           --------
Total:.............................       892,950          1,399,893            370,519            372,542            385,481
                                         ========          =========           ========           ========           ========
Cost of properties including
  closing and soft costs:
  Original mortgage financing......       270,000          1,444,475            366,390            377,214            383,800
    Total acquisition cost, capital
      improvement, closing and soft
      costs (e)....................       723,254            439,061            117,996            113,429            123,558
                                         ========          =========           ========           ========           ========
Total:.............................       993,254          1,883,536            484,386            490,643            507,358
                                         ========          =========           ========           ========           ========
Excess (Deficiency) of property
  operating cash receipts over cash
  expenditures (f).................      (100,304)          (483,643)          (113,867)          (118,101)          (121,877)
                                         ========          =========           ========           ========           ========

(a) Sale was to a party unrelated to the operating general partner or Boston Associates.
(b) All taxable income was reported as Section 1231 income.
(c) Amounts shown include pro rata share of original offering costs.
(d) The excess or deficiency represents results of the capital transaction of buying and selling the apartment complex or operating partnership interest. A deficiency represents a situation in which the interest was sold for less than the amount that the investors invested in the apartment complex, a portion of this being the original load that affiliates of Boston Associates charged. An excess represents a situation in which the interest was sold for more than the fully loaded cost of the apartment complex.
(e) Sale of operating partnership interest.
(f) Please note some closing costs were estimated.
(g) Foreclosure
(h) Transferred 24.99% of the limited partner's interest in the operating partnership for $163,059. 8.33% of the limited partner's interest will be transferred in 2005 for $54,353 and the remaining limited partner's interest will be transferred in 2006 for $435,087.
(i)  Mortgage balance and accrued interest are estimated.

                    TABLE V SALES OR DISPOSALS OF PROPERTIES
                                PUBLIC OFFERINGS

(j) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.
(k) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 33.3% of the credits originally projected from the property and .23% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.

                    TABLE V SALES OR DISPOSALS OF PROPERTIES
                                PUBLIC OFFERINGS

                                                                                                American            American
                                      American           American           American           Affordable          Affordable
                                     Affordable         Affordable         Affordable       Housing Fund III    Housing Fund III
                                  Housing Fund II    Housing Fund II    Housing Fund III    -----------------   -----------------
Investment Partnership:           ----------------   ----------------   -----------------     Grass Valley         Weaverville
                                  Marionville III        Nebraska           428 South          Investment          Investment
                                   Family Housing      City Senior        Grandview, LP         Group II            Group II
                                      (b), (e)           (b), (e)         (b), (e), (i)         (b), (e)            (b), (e)
Property Name:                    ----------------   ----------------   -----------------   -----------------   -----------------
Date property acquired:.........      06/01/88           06/01/88            12/01/88            12/01/88            12/01/88
Date of Sale:...................      12/28/04           12/28/04            02/01/04            11/17/04            11/17/04
Selling price, net of closing
  costs and GAAP adjustments:
  Cash received (disbursed) net
    of closing costs............         5,677             12,266                  --              40,800              43,776
  Mortgage Balance and accrued
    interest at time of sale....       189,239            408,852           2,199,726           1,521,911           1,527,589
  Purchase Money Mortgage taken
    back by program.............            --                 --                  --                  --                  --
  Adjustments resulting from
    application of GAAP.........            --                 --                  --                  --                  --
                                      --------           --------          ----------          ----------          ----------
Total:..........................       194,916            421,118           2,199,726           1,562,711           1,571,365
                                      ========           ========          ==========          ==========          ==========
Cost of properties including
  closing and soft costs:
  Original mortgage financing...       197,299            428,759           2,119,934           1,500,000           1,500,000
    Total acquisition cost,
      capital improvement,
      closing and soft
      costs (e).................        59,939            122,314           1,777,941             858,288             815,128
                                      --------           --------          ----------          ----------          ----------
Total:..........................       257,238            551,073           3,897,875           2,358,288           2,315,128
                                      ========           ========          ==========          ==========          ==========
Excess (Deficiency) of property
  operating cash receipts over
  cash expenditures (f).........       (62,322)          (129,955)         (1,698,149)           (795,577)           (743,763)
                                      ========           ========          ==========          ==========          ==========

------------
(a) Sale was to a party unrelated to the operating general partner or Boston Associates.
(b) All taxable income was reported as Section 1231 income.
(c) Amounts shown include pro rata share of original offering costs.
(d) The excess or deficiency represents results of the capital transaction of buying and selling the apartment complex or operating partnership interest. A deficiency represents a situation in which the interest was sold for less than the amount that the investors invested in the apartment complex, a portion of this being the original load that affiliates of Boston Associates charged. An excess represents a situation in which the interest was sold for more than the fully loaded cost of the apartment complex.
(e) Sale of operating partnership interest.
(f) Please note some closing costs were estimated.
(g) Foreclosure

                    TABLE V SALES OR DISPOSALS OF PROPERTIES
                                PUBLIC OFFERINGS

(h) Transferred 24.99% of the limited partner's interest in the operating partnership for $163,059. 8.33% of the limited partner's interest will be transferred in 2005 for $54,353 and the remaining limited partner's interest will be transferred in 2006 for $435,087.
(i)  Mortgage balance and accrued interest are estimated.
(j) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.
(k) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 33.3% of the credits originally projected from the property and .23% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.

                    TABLE V SALES OR DISPOSALS OF PROPERTIES
                                PUBLIC OFFERINGS

                                                          Boston Capital   Boston Capital                         Boston Capital
                                         Boston Capital     Tax Credit       Tax Credit       Boston Capital        Tax Credit
                                           Tax Credit     Fund-Series 1    Fund-Series 1        Tax Credit        Fund I-Series 3
                                         Fund-Series 1    --------------   --------------     Fund I-Series 3     ---------------
Investment Partnership:                  --------------      Conneaut          Geneva       -------------------   Taylor Terrace
                                         Bolivar Manor       Limited          Limited          Lincoln Hotel          Housing
                                            (b), (e)         (b), (e)         (b), (e)      Associates (a), (b)      (b), (e)
Property Name:                           --------------   --------------   --------------   -------------------   ---------------
Date property acquired:................     12/01/89         01/01/89         01/01/89            02/01/89            04/01/89
Date of Sale:..........................     12/01/04         12/01/04         12/01/04            02/06/04            06/29/04
Selling price, net of closing costs and
  GAAP adjustments:
  Cash received (disbursed) net of
    closing costs......................            1            6,079            6,079                  --              75,672
  Mortgage Balance and accrued interest
    at time of sale....................      863,581        1,147,562        1,163,436           3,282,476           1,030,000
  Purchase Money Mortgage taken back by
    program............................           --               --               --                  --                  --
  Adjustments resulting from
    application of GAAP................           --               --               --                  --                  --
                                           ---------        ---------        ---------           ---------           ---------
Total:.................................      863,582        1,153,641        1,169,515           3,282,476           1,105,672
                                           =========        =========        =========           =========           =========
Cost of properties including closing
  and soft costs:
  Original mortgage financing..........      889,200        1,187,000        1,198,800           2,900,000           1,066,000
    Total acquisition cost, capital
      improvement, closing and soft
      costs (e)........................      258,705          359,326          365,411             718,516             313,802
                                           ---------        ---------        ---------           ---------           ---------
Total:.................................    1,147,905        1,546,326        1,564,211           3,618,516           1,379,802
                                           =========        =========        =========           =========           =========
Excess (Deficiency) of property
  operating cash receipts over cash
  expenditures (f).....................     (284,323)        (392,685)        (394,696)           (336,040)           (274,130)
                                           =========        =========        =========           =========           =========

------------
(a) Sale was to a party unrelated to the operating general partner or Boston Associates.
(b) All taxable income was reported as Section 1231 income.
(c) Amounts shown include pro rata share of original offering costs.
(d) The excess or deficiency represents results of the capital transaction of buying and selling the apartment complex or operating partnership interest. A deficiency represents a situation in which the interest was sold for less than the amount that the investors invested in the apartment complex, a portion of this being the original load that affiliates of Boston Associates charged. An excess represents a situation in which the interest was sold for more than the fully loaded cost of the apartment complex.
(e) Sale of operating partnership interest.
(f) Please note some closing costs were estimated.
(g) Foreclosure
(h) Transferred 24.99% of the limited partner's interest in the operating partnership for $163,059. 8.33% of the limited partner's interest will be transferred in 2005 for $54,353 and the remaining limited partner's interest will be transferred in 2006 for $435,087.
(i)  Mortgage balance and accrued interest are estimated.

                    TABLE V SALES OR DISPOSALS OF PROPERTIES
                                PUBLIC OFFERINGS

(j) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.
(k) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 33.3% of the credits originally projected from the property and .23% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.

                    TABLE V SALES OR DISPOSALS OF PROPERTIES
                                PUBLIC OFFERINGS

                                        Boston Capital                        Boston Capital    Boston Capital    Boston Capital
                                          Tax Credit                            Tax Credit        Tax Credit        Tax Credit
                                        Fund I-Series 3     Boston Capital    Fund I-Series 4   Fund I-Series 4   Fund I-Series 4
Investment Partnership                -------------------     Tax Credit      ---------------   ---------------   ---------------
                                                             Fund-Series 3
                                      Pedcor Investments    ---------------       Fuller         Montana Ave.        Van Dyck
                                            1988-IV         128 Park Street      Homes LP          Townhomes        Estates XVI
                                           (b), (e)            (b), (e)          (b), (e)          (b), (e)          (b), (e)
Property Name:                        -------------------   ---------------   ---------------   ---------------   ---------------
Date property acquired:.............        02/01/89           04/01/89          04/01/89           08/01/89          02/01/90
Date of Sale:.......................        07/29/04           11/01/04          01/05/04           01/05/04          02/25/04
Selling price, net of closing costs
  and GAAP adjustments:
  Cash received (disbursed) net of
    closing costs...................         320,000                  1            40,909             59,091           515,000
  Mortgage Balance and accrued
    interest at time of sale........       4,967,272            965,805           553,808            736,765           586,229
  Purchase Money Mortgage taken back
    by program......................              --                 --                --                 --                --
  Adjustments resulting from
    application of GAAP.............              --                 --                --                 --                --
                                          ----------           --------          --------          ---------         ---------
Total:..............................       5,287,272            965,806           594,717            795,856         1,101,229
                                          ==========           ========          ========          =========         =========
Cost of properties including closing
  and soft costs:
  Original mortgage financing.......       5,167,000            250,526           478,769            694,871           680,000
    Total acquisition cost, capital
      improvement, closing and soft
      costs (e).....................       3,621,071            469,799           346,900            585,951           646,149
                                          ----------           --------          --------          ---------         ---------
Total:..............................       8,788,071            720,325           825,669          1,280,822         1,326,149
                                          ==========           ========          ========          =========         =========
Excess (Deficiency) of property
  operating cash receipts over cash
  expenditures (f)..................      (3,500,799)           245,481          (230,952)          (484,966)         (224,920)
                                          ==========           ========          ========          =========         =========

------------
(a) Sale was to a party unrelated to the operating general partner or Boston Associates.
(b) All taxable income was reported as Section 1231 income.
(c) Amounts shown include pro rata share of original offering costs.
(d) The excess or deficiency represents results of the capital transaction of buying and selling the apartment complex or operating partnership interest. A deficiency represents a situation in which the interest was sold for less than the amount that the investors invested in the apartment complex, a portion of this being the original load that affiliates of Boston Associates charged. An excess represents a situation in which the interest was sold for more than the fully loaded cost of the apartment complex.
(e) Sale of operating partnership interest.
(f) Please note some closing costs were estimated.
(g) Foreclosure
(h) Transferred 24.99% of the limited partner's interest in the operating partnership for $163,059. 8.33% of the limited partner's interest will be transferred in 2005 for $54,353 and the remaining limited partner's interest will be transferred in 2006 for $435,087.
(i)  Mortgage balance and accrued interest are estimated.

                    TABLE V SALES OR DISPOSALS OF PROPERTIES
                                PUBLIC OFFERINGS

(j) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.
(k) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 33.3% of the credits originally projected from the property and .23% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.

                    TABLE V SALES OR DISPOSALS OF PROPERTIES
                                PUBLIC OFFERINGS

                                 Boston Capital        Boston Capital        Boston Capital      Boston Capital    Boston Capital
                                   Tax Credit            Tax Credit            Tax Credit          Tax Credit        Tax Credit
                                 Fund I-Series 4       Fund I-Series 4       Fund I-Series 5      Fund-Series 6    Fund-Series 6
Property Name:                 -------------------   -------------------   -------------------   ---------------   --------------
                               Topeka Residential           Haven               Glenhaven           Columbia           Eldon
                                   Fund Three         Park Partners II        Park Partners      Park Associates     Estates LP
                                  (a), (b), (f)           (b), (e)              (b), (e)          (a), (b), (f)       (b), (e)
Property Name:                 -------------------   -------------------   -------------------   ---------------   --------------
Date property acquired:......        07/01/89              07/01/89              06/01/89            11/01/89          09/01/89
Date of Sale:................        03/16/04              03/17/04              02/20/04            12/15/04          12/28/04
Selling price, net of closing
  costs and GAAP adjustments:
  Cash received (disbursed)
    net of closing costs.....          12,500               715,000                28,760           2,752,871            16,276
  Mortgage Balance and
    accrued interest at time
    of sale..................         300,295               466,593                43,030           1,397,779           542,542
  Purchase Money Mortgage
    taken back by program....              --                    --                    --                  --                --
  Adjustments resulting from
    application of GAAP......              --                    --                    --                  --                --
                                    ---------             ---------            ----------          ----------        ----------
Total:.......................         312,795             1,181,593                71,790           4,150,650           558,818
                                    =========             =========            ==========          ==========        ==========
Cost of properties including
  closing and soft costs:
  Original mortgage
    financing................         440,000               816,900               842,417           5,685,000           564,141
    Total acquisition cost,
      capital improvement,
      closing and soft costs
      (e)....................         415,728             1,066,558               917,760           1,954,986           163,935
                                    ---------             ---------            ----------          ----------        ----------
Total:.......................         855,728             1,883,458             1,760,177           7,639,986           728,076
                                    =========             =========            ==========          ==========        ==========
Excess (Deficiency) of
  property operating cash
  receipts over cash
  expenditures (f)...........        (542,933)             (701,865)           (1,688,387)         (3,489,336)         (169,258)
                                    =========             =========            ==========          ==========        ==========

(a) Sale was to a party unrelated to the operating general partner or Boston Associates.
(b) All taxable income was reported as Section 1231 income.
(c) Amounts shown include pro rata share of original offering costs.
(d) The excess or deficiency represents results of the capital transaction of buying and selling the apartment complex or operating partnership interest. A deficiency represents a situation in which the interest was sold for less than the amount that the investors invested in the apartment complex, a portion of this being the original load that affiliates of Boston Associates charged. An excess represents a situation in which the interest was sold for more than the fully loaded cost of the apartment complex.
(e) Sale of operating partnership interest.
(f) Please note some closing costs were estimated.
(g) Foreclosure
(h) Transferred 24.99% of the limited partner's interest in the operating partnership for $163,059. 8.33% of the limited partner's interest will be transferred in 2005 for $54,353 and the remaining limited partner's interest will be transferred in 2006 for $435,087.
(i)  Mortgage balance and accrued interest are estimated.

                    TABLE V SALES OR DISPOSALS OF PROPERTIES
                                PUBLIC OFFERINGS

(j) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.
(k) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 33.3% of the credits originally projected from the property and .23% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.

                    TABLE V SALES OR DISPOSALS OF PROPERTIES
                                PUBLIC OFFERINGS

                                                 Boston Capital    Boston Capital      Boston Capital         Boston Capital
                                                   Tax Credit        Tax Credit          Tax Credit             Tax Credit
                                                 Fund-Series 6    Fund II-Series 7    Fund II-Series 7       Fund II-Series 10
Investment Partnership:                          --------------   -----------------   -----------------   -----------------------
                                                  Warrensburg          Buckner            Winfield          Pedcor Investments
                                                   Properties        Properties          Properties               1989-X
                                                    (b), (e)          (b), (e)            (b), (e)             (b), (e), (h)
Property Name:                                   --------------   -----------------   -----------------   -----------------------
Date property acquired:........................     09/01/89          12/01/89            12/01/89                07/01/90
Date of Sale:..................................     12/28/04          12/28/04            12/28/04                12/01/04
Selling price, net of closing costs and GAAP
  adjustments:
  Cash received (disbursed) net of closing
    costs......................................       16,775            18,225              17,951                 652,500
  Mortgage Balance and accrued interest at time
    of sale....................................      559,159           607,514             598,371               3,092,242
  Purchase Money Mortgage taken back by
    program....................................           --                --                  --                      --
  Adjustments resulting from application of
    GAAP.......................................           --                --                  --                      --
                                                    --------          --------            --------              ----------
Total:.........................................      575,934           625,739             616,322               3,744,742
                                                    ========          ========            ========              ==========
Cost of properties including closing and soft
  costs:
  Original mortgage financing..................      803,500           626,634             616,813               3,278,800
    Total acquisition cost, capital
     improvement, closing and soft costs (e)...      160,146           191,893             186,983               2,712,700
                                                    --------          --------            --------              ----------
Total:.........................................      963,646           818,527             803,796               5,991,500
                                                    ========          ========            ========              ==========
Excess (Deficiency) of property operating cash
  receipts over cash expenditures (f)..........     (387,712)         (192,788)           (187,474)             (2,246,758)
                                                    ========          ========            ========              ==========

(a) Sale was to a party unrelated to the operating general partner or Boston Associates.
(b) All taxable income was reported as Section 1231 income.
(c) Amounts shown include pro rata share of original offering costs.
(d) The excess or deficiency represents results of the capital transaction of buying and selling the apartment complex or operating partnership interest. A deficiency represents a situation in which the interest was sold for less than the amount that the investors invested in the apartment complex, a portion of this being the original load that affiliates of Boston Associates charged. An excess represents a situation in which the interest was sold for more than the fully loaded cost of the apartment complex.
(e) Sale of operating partnership interest.
(f) Please note some closing costs were estimated.
(g) Foreclosure
(h) Transferred 24.99% of the limited partner's interest in the operating partnership for $163,059. 8.33% of the limited partner's interest will be transferred in 2005 for $54,353 and the remaining limited partner's interest will be transferred in 2006 for $435,087.
(i)  Mortgage balance and accrued interest are estimated.
(j) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a

                    TABLE V SALES OR DISPOSALS OF PROPERTIES
                                PUBLIC OFFERINGS

    recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.
(k) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 33.3% of the credits originally projected from the property and .23% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.

                    TABLE V SALES OR DISPOSALS OF PROPERTIES
                               PRIVATE OFFERINGS

                                                              Boston Capital      Boston Capital
                                                               Corporate Tax       Corporate Tax
                                                               Credit Fund I       Credit Fund I
Investment Partnership:                                       ---------------   -------------------
                                                              Kings Crossing      Partnership for
                                                                  Limited       Affordable Housing
                                                                Partnership         L.P. Gamma
                                                               (g), (i), (j)       (g), (i), (k)
Property Name:                                                ---------------   -------------------
Date property acquired:.....................................      02/01/93            05/01/93
Date of Sale:...............................................      03/17/03            03/19/04
Selling price, net of closing costs and GAAP adjustments:
  Cash received (disbursed) net of closing costs............            --                  --
  Mortgage Balance and accrued interest at time of sale.....     4,496,916           2,116,657
  Purchase Money Mortgage taken back by program.............            --                  --
  Adjustments resulting from application of GAAP............            --                  --
                                                                ----------           ---------
Total:......................................................     4,496,916           2,116,657
                                                                ==========           =========
Cost of properties including closing and soft costs:
  Original mortgage financing...............................     4,396,700           2,067,569
    Total acquisition cost, capital improvement, closing and
     soft costs (e).........................................     8,206,440             692,622
                                                                ----------           ---------
Total:......................................................    12,603,140           2,760,191
                                                                ==========           =========
Excess (Deficiency) of property operating cash receipts over
  cash expenditures (f).....................................    (8,106,224)           (643,534)
                                                                ==========           =========

(a) Sale was to a party unrelated to the operating general partner or Boston Associates.
(b) All taxable income was reported as Section 1231 income.
(c) Amounts shown include pro rata share of original offering costs.
(d) The excess or deficiency represents results of the capital transaction of buying and selling the apartment complex or operating partnership interest. A deficiency represents a situation in which the interest was sold for less than the amount that the investors invested in the apartment complex, a portion of this being the original load that affiliates of Boston Associates charged. An excess represents a situation in which the interest was sold for more than the fully loaded cost of the apartment complex.
(e) Sale of operating partnership interest.
(f) Please note some closing costs were estimated.
(g) Foreclosure
(h) Transferred 24.99% of the limited partner's interest in the operating partnership for $163,059. 8.33% of the limited partner's interest will be transferred in 2005 for $54,353 and the remaining limited partner's interest will be transferred in 2006 for $435,087.
(i)  Mortgage balance and accrued interest are estimated.

                    TABLE V SALES OR DISPOSALS OF PROPERTIES
                               PRIVATE OFFERINGS

(j) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.
(k) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 33.3% of the credits originally projected from the property and .23% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.

                                                                       EXHIBIT A

                               REINVESTMENT PLAN

BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC., a Maryland corporation (the "Company"), adopted a Reinvestment Plan (the "Reinvestment Plan") on the terms and conditions set forth below.

1. Reinvestment of Distributions. Boston Capital Securities, Inc., the agent (the "Reinvestment Agent") for participants (the "Participants") in the Reinvestment Plan, will receive all cash distributions made by the Company with respect to shares of common stock of the Company (the "Shares") owned by each Participant (collectively, the "Distributions"). The Reinvestment Agent will apply such Distributions as follows:

    (a) At any period during which the Company is making a public offering of Shares, the Reinvestment Agent will invest Distributions in Shares acquired from the dealer-manager or participating brokers for the offering at the public offering price per Share. Participants will be charged dealer-manager fees on Shares acquired pursuant to the Reinvestment Plan.

    (b) If no public offering of Shares is ongoing, the Reinvestment Agent will purchase Shares from any additional Shares which the Company elects to register with the Securities and Exchange Commission (the "SEC") for the Reinvestment Plan, at a per Share price equal to the fair market value of the Shares determined by quarterly appraisal updates performed by the Company based on a review of the existing appraisal of each property owned by the Company or in which the Company has an interest (each, a "Property," and collectively, the "Properties"), focusing on a re-examination of the capitalization rate applied to the rental stream to be derived from that Property. The capitalization rate used by the Company and, as a result, the price per Share paid by Participants in the Reinvestment Plan prior to the listing of the Shares on a national securities exchange or on the NASDAQ National Market ("Listing") will be determined by Boston Capital REIT Advisors, LLC (the "Advisor") in its sole discretion. The factors that the Advisor will use to determine the capitalization rate include (i) its experience in selecting, acquiring and overseeing the management of properties similar to the Properties;
        (ii) an examination of the conditions in the market; and (iii) capitalization rates in use by private appraisers, to the extent that the Advisor deems such factors appropriate, as well as any other factors that the Advisor deems relevant or appropriate in making its determination. The Company's internal accountants will then convert the most recent quarterly balance sheet of the Company from a "GAAP" balance sheet to a "fair market value" balance sheet. Based on the "fair market value" balance sheet, the internal accountants will then assume a sale of the Company's assets and the liquidation of the Company in accordance with its constitutive documents and applicable law and compute the appropriate method of distributing the cash available after payment of reasonable liquidation expenses, including closing costs typically associated with the sale of assets and shared by the buyer and seller, and the creation of reasonable reserves to provide for the payment of any contingent liabilities. Upon Listing, the Reinvestment Agent may purchase Shares either through such market or directly from the Company pursuant to a registration statement relating to the Reinvestment Plan, in either case at a per Share price equal to the then-prevailing market price on the national securities exchange or on the NASDAQ National Market on which the Shares are listed at the date of purchase by the Reinvestment Agent. In the event that, after Listing occurs, the Reinvestment Agent purchases Shares on a national securities exchange or on the NASDAQ National Market through a registered broker-dealer, the amount to be reinvested will be reduced by any brokerage commissions charged by such registered broker-dealer.

    (c) For each Participant, the Reinvestment Agent will maintain a record which shall reflect for each fiscal quarter the Distributions received by the Reinvestment Agent on behalf of such Participant. The Reinvestment Agent will use the aggregate amount of distributions to all Participants for each fiscal quarter to purchase Shares for the Participants. If the aggregate amount of distributions to Participants exceeds the amount required to purchase all Shares then available for purchase, the Reinvestment Agent will purchase all available Shares and will return all remaining Distributions to the Participants within 30 days after the date such Distributions are made. The purchased Shares will be allocated among the Participants based on the portion of the aggregate Distributions received by the Reinvestment Agent on behalf of each Participant, as reflected in the records maintained by the Reinvestment Agent. The ownership of the Shares purchased pursuant to the Reinvestment Plan shall be reflected on the books of the Company.

    (d) Distributions shall be invested by the Reinvestment Agent in Shares promptly following the payment date with respect to such Distributions to the extent Shares are available. If sufficient Shares are not available, Distributions shall be invested on behalf of the Participants in one or more interest-bearing accounts in a commercial bank approved by the Company which is located in the continental United States and has assets of at least $100,000,000, until Shares are available for purchase, provided that any Distributions that have not been invested in Shares within 30 days after such Distributions are made by the Company shall be returned to Participants.

    (e) The allocation of Shares among Participants may result in the ownership of fractional Shares, computed to four decimal places.

    (f) Distributions attributable to Shares purchased on behalf of the Participants pursuant to the Reinvestment Plan will be reinvested in additional Shares in accordance with the terms hereof.

    (g) No certificates will be issued to a Participant for Shares purchased on behalf of the Participant pursuant to the Reinvestment Plan. Participants in the Reinvestment Plan will receive statements of account in accordance with Section 6 below.

2. Election to Participate. Any stockholder who participates in a public offering of Shares and who has received a copy of the related final prospectus included in the Company's registration statement filed with the SEC may elect to participate in and purchase Shares through the Reinvestment Plan at any time by written notice to the Company and will not need to receive a separate prospectus relating solely to the Reinvestment Plan. A person who becomes a stockholder otherwise than by participating in a public offering of Shares may purchase Shares through the Reinvestment Plan only after receipt of a separate prospectus relating solely to the Reinvestment Plan. Participation in the Reinvestment Plan will commence with the next Distribution made after receipt of the Participant's notice, provided it is received more than ten business days prior to the last day of the fiscal quarter to which such Distribution relates. Subject to the preceding sentence, regardless of the date of such election, a stockholder will become a Participant in the Reinvestment Plan effective on the first day of the fiscal quarter following such election, and the election will apply to all Distributions attributable to the fiscal quarter in which the stockholder makes such written election to participate in the Reinvestment Plan and to all fiscal quarters or months thereafter. A Participant who has terminated his participation in the Reinvestment Plan pursuant to Paragraph 11 will be allowed to participate in the Reinvestment Plan again upon receipt of a current version of a final prospectus relating to participation in the Reinvestment Plan which contains, at a minimum, the following: (i) the minimum investment amount; (ii) the type or source of proceeds which may be invested; and (iii) the tax consequences of the reinvestment to the Participant, by notifying the Reinvestment Agent and completing any required forms. Stockholders who elect the monthly distribution option, if available, are not eligible to participate in the Reinvestment Plan. Boston Capital Holdings Limited Partnership and its affiliates are not eligible to participate in the Reinvestment Plan.

3. Distribution of Funds. In making purchases for Participants' accounts, the Reinvestment Agent may commingle Distributions attributable to Shares owned by Participants in the Reinvestment Plan.

4. Proxy Solicitation. The Reinvestment Agent will distribute to Participants proxy solicitation material received by it from the Company which is attributable to Shares held in the Reinvestment Plan. The Reinvestment Agent will vote any Shares that it holds for the account of a Participant in accordance with the Participant's written instructions. In the absence of such written instructions, if a Participant gives a proxy to person(s) representing the Company covering Shares registered in the Participant's name, such proxy will be deemed to be an instruction to the Reinvestment Agent to vote the full Shares in the Participant's account in like manner. If a Participant does not direct the Reinvestment Agent as to how the Shares should be voted and does not give a proxy to person(s) representing the Company covering these Shares, the Reinvestment Agent will not vote the Shares.

5. Absence of Liability. Neither the Company nor the Reinvestment Agent shall have any responsibility or liability as to the value of the Company's Shares, any change in the value of the Shares acquired for the Participant's account, or the rate of return earned on, or the value of, the interest-bearing accounts, in which Distributions are invested. Neither the Company nor the Reinvestment Agent shall be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability (a) arising out of the failure to terminate a Participant's participation in the Reinvestment Plan upon such Participant's death prior to receipt of notice in writing of such death and the expiration of 15 days from the date of receipt of such notice and (b) with respect to the time and the prices at which Shares are purchased for a Participant. Notwithstanding the foregoing, liability under the federal securities laws cannot be waived. Similarly, the Company and the Reinvestment Agent have been advised that in the opinion of certain state securities commissioners, indemnification is also considered contrary to public policy and therefore unenforceable.

6. Reports to Participants. Within 60 days after the end of each fiscal quarter, the Reinvestment Agent will mail to each Participant a statement of account describing, as to such Participant, the Distributions received during the quarter, the number of Shares purchased during the quarter, the per Share purchase price for such Shares, the total administrative charge to such Participant, and the total Shares purchased on behalf of the Participant pursuant to the Reinvestment Plan. Tax information for income earned on Shares under the Reinvestment Plan will be sent to each participant by the Company or the Reinvestment Agent at least annually.

7. Administrative Charges, Commissions, and Plan Expenses. In connection with Shares purchased by Participants in the Reinvestment Plan, the Company will pay a dealer-manager fee of 2.0%, and, in the event that proceeds from the sale of Shares to Participants are used to acquire properties, acquisition and advisory fees and expenses of 3.2% of the purchase price of the Shares. The administrative charge for each Participant for each fiscal quarter shall be the lesser of 5% of the amount reinvested for the Participant or $2.50, with a minimum charge of $0.50. The maximum charge is $10.00. Any interest earned on Distributions will be paid to the Company to defray costs relating to the Reinvestment Plan. Except as provided in this Paragraph 8, the Company shall be responsible for all administrative charges and expenses charged by the Reinvestment Agent.

8. No Drawing. No Participant shall have any right to draw checks or drafts against his account or give instructions to the Company or the Reinvestment Agent except as expressly provided herein.

9. Taxes. Taxable Participants may incur a tax liability for Distributions made with respect to such Participant's Shares, even though they have elected not to receive their Distributions in cash but rather to have their Distributions held in their account under the Reinvestment Plan.

10. Termination.

    (a) A Participant may terminate his participation in the Reinvestment Plan at any time by written notice to the Reinvestment Agent. To be effective for any Distribution, such notice must be received by the Reinvestment Agent at least ten business days prior to the last day of the fiscal quarter to which such Distribution relates.

    (b) The Company or the Reinvestment Agent may terminate a Participant's individual participation in the Reinvestment Plan, and the

        Company may terminate the Reinvestment Plan itself, at any time by ten days' prior written notice mailed to a Participant, or to all Participants, as the case may be, at the address or addresses shown on their account or such more recent address as a Participant may furnish to the Company in writing.

    (c) After termination of the Reinvestment Plan or termination of a Participant's participation in the Reinvestment Plan, the Reinvestment Agent will send to each Participant (i) a statement of account in accordance with Section 6 hereof, and (ii) a check for (a) the amount of any Distributions in the Participant's account that have not been reinvested in Shares, and (b) the value of any fractional Shares standing to the credit of a Participant's account based on the market price of the Shares. The record books of the Company will be revised to reflect the ownership of record of the Participant's full Shares and any future Distributions made after the effective date of the termination will be sent directly to the former Participant.

11. Notice. Any notice or other communication required or permitted to be given by any provision of this Reinvestment Plan shall be in writing and addressed, if to the Company:

    Investor Services Department
    Boston Capital Real Estate Investment Trust, Inc.
    c/o Boston Capital Corporation
    One Boston Place
    Boston, MA 02108-4406

    if to the Reinvestment Agent:

    Boston Capital Securities, Inc.
    One Boston Place
    Boston, MA 02108-4406

    or to such other addresses as may be specified by written notice to all Participants. Notices to a Participant may be given by letter addressed to the Participant at the Participant's last address of record with the Company. Each Participant shall notify the Company promptly in writing of any change of address.

12. Amendment. The terms and conditions of this Reinvestment Plan may be amended or supplemented by an agreement between the Reinvestment Agent and the Company at any time, including but not limited to an amendment to the Reinvestment Plan to add a voluntary cash contribution feature or to substitute a new Reinvestment Agent to act as agent for the Participants or to increase the administrative charge payable to the Reinvestment Agent, by communicating an appropriate notice at least 30 days prior to the effective date thereof to each Participant at his last address of record; provided, that any such amendment must be approved by a majority of the independent directors of the Company. Such amendment or supplement shall be deemed conclusively accepted by each Participant except those Participants from whom the Company receives written notice of termination prior to the effective date thereof.

13. Governing Law. THIS REINVESTMENT PLAN AND A PARTICIPANT'S ELECTION TO PARTICIPATE IN THE REINVESTMENT PLAN SHALL BE GOVERNED BY THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS; PROVIDED, HOWEVER, THAT CAUSES OF ACTION FOR VIOLATIONS OF FEDERAL OR STATE SECURITIES LAWS SHALL NOT BE GOVERNED BY THIS
    SECTION 13.

                                                                       EXHIBIT B

                             SUBSCRIPTION AGREEMENT

Boston Capital Real Estate Investment Trust, Inc.
c/o Boston Capital Corporation
One Boston Place, Suite 2100
Boston, Massachusetts 02108

Ladies and Gentlemen:

The undersigned, by signing and delivering a copy of the attached Subscription Agreement Signature Page, tenders this subscription and applies for the purchase of the number of shares of common stock ("Shares") of Boston Capital Real Estate Investment Trust, Inc., a Maryland corporation (the "Company"), set forth on such Subscription Agreement Signature Page. Payment for the Shares is hereby made by check payable to "Boston Private Bank & Trust Company as Custodian for Boston Capital REIT (BPB&TC C/F BCREIT)."

The undersigned hereby acknowledges receipt of the Prospectus of the Company dated April 14, 2006 (the "Prospectus").

The undersigned agrees that if this subscription is accepted, it will be held, together with the accompanying payment, on the terms described in the Prospectus. The undersigned understands that subscriptions may be rejected in whole or in part by the Company in its sole and absolute discretion.

Other than residents of Minnesota, the undersigned acknowledges that he/ she has been advised of the following:

    (a) The assignability and transferability of the Shares is restricted and will be governed by the Company's Articles of Incorporation and Bylaws and all applicable laws as described in the Prospectus.

    (b) Prospective investors should not invest in Shares unless they have an adequate means of providing for their current needs and personal contingencies and have no need for liquidity in this investment.

    (c) There is no public market for the Shares and, accordingly, it may not be possible to readily liquidate an investment in the Company.

BY SIGNING THIS SUBSCRIPTION AGREEMENT, THE INVESTOR IS NOT WAIVING ANY RIGHTS THAT THE INVESTOR MAY HAVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

                  SPECIAL NOTICE FOR CALIFORNIA RESIDENTS ONLY
                   CONDITIONS RESTRICTING TRANSFER OF SHARES

260.141.11 Restrictions on Transfer.

(a) The issuer of any security upon which a restriction on transfer has been imposed pursuant to Sections 260.102.6, 260.141.10 or 260.534 of the Rules (the "Rules") adopted under the California Corporate Securities Law (the "Code") shall cause a copy of this section to be delivered to each issuee or transferee of such security at the time the certificate evidencing the security is delivered to the issuee or transferee.

(b) It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of the Rules), except:

    (1) to the issuer;

    (2) pursuant to the order or process of any court;

    (3) to any person described in subdivision (i) of Section 25102 of the Code or Section 260.105.14 of the Rules;

    (4) to the transferor's ancestor, descendants or spouse, or any custodian or trustee for the account of the transferor or the transferor's ancestors, descendants or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferee's ancestors, descendants or spouse;

    (5) to holders of securities of the same class of the same issuer;

    (6) by way of gift or donation INTER VIVOS or on death;

    (7) by or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities laws of the foreign state, territory or country concerned;

    (8) to a broker-dealer licensed under the Code in a principal transaction, or as an underwriter or member of an underwriting syndicate or selling group;

    (9) if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner's written consent is obtained or under this rule not required;

   (10) by way of a sale qualified under Sections 25111, 25112, 25113 or 15121 of the Code, of the securities to be transferred, provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;

   (11) by a corporation to a wholly owned subsidiary of such corporation, or by a wholly owned subsidiary of a corporation to such corporation;

   (12) by way of an exchange qualified under Section 25111, 25112 or 25113 of the Code provided that no order under Section 25140 or subdivision
        (a) of Section 25143 is in effect with respect to such qualification;

   (13) between residents of foreign states, territories or countries who are neither domiciled or actually present in this state;

   (14) to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state;

   (15) by the State Controller pursuant to the Unclaimed Property Law or by the administrator of the unclaimed property law of another state if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule,
        (ii) delivers to each purchaser a copy of this rule, and (iii) advised the commissioner of the name of each purchaser;

   (16) by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities;

   (17) by way of an offer and sale of outstanding securities in an issuer transaction that is subject to the qualification requirement of
        Section 25110 of the Code but exempt from that qualification requirement by subdivision (1) of Section 25102; provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.

(c) The certificates representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed therein in capital letters of not less than 10-point size, reading as follows:

    IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

[LAST AMENDED EFFECTIVE JANUARY 21, 1988.]

              SPECIAL NOTICE FOR MAINE, MASSACHUSETTS, MINNESOTA,
                      MISSOURI AND NEBRASKA RESIDENTS ONLY

In no event may a subscription for Shares be accepted until at least five business days after the date the subscriber receives the Prospectus. Residents of the States of Maine, Massachusetts, Minnesota, Missouri and Nebraska who first received the Prospectus only at the time of subscription may receive a refund of the subscription amount upon request to the Company within five days of the date of subscription.

             INSTRUCTIONS TO SUBSCRIPTION AGREEMENT SIGNATURE PAGE TO BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, ENC.,
                             SUBSCRIPTION AGREEMENT

-------------------------------------------------------------------------
INVESTOR INSTRUCTIONS   Please follow these instructions carefully.
                        Failure to do so may result in the rejection of
                        your subscription. All information on the
                        Subscription Agreement Signature Page should be
                        completed as follows:
-------------------------------------------------------------------------
1. INVESTMENT           Please mark if this is an initial investment or
                        additional investment. All additional investments
                        must be in increments of at least $100.
                        Additional investments by residents of Maine must
                        be for at least the $1,000 minimum amount, and
                        residents of Maine must execute a new
                        Subscription Agreement Signature Page to make
                        additional investments in the Company. If
                        additional investments in the Company are made,
                        the investor agrees to notify the Company and the
                        broker-dealer named on the Subscription Agreement
                        Signature Page in writing if at any time he or
                        she fails to meet the applicable suitability
                        standards or is unable to make any other
                        representations or warranties set forth in the
                        Prospectus or the Subscription Agreement. A
                        minimum investment of $1,000 (100 shares) is
                        required, except for certain states which require
                        a higher minimum investment. Certain States may
                        vary. See Prospectus. A CHECK FOR THE FULL
                        PURCHASE PRICE OF THE SHARES SUBSCRIBED FOR
                        SHOULD BE MADE PAYABLE TO THE ORDER OF "BOSTON
                        PRIVATE BANK & TRUST COMPANY as Custodian for
                        Boston Capital REIT (BPB&TC C/F BCREIT)." Shares
                        may be purchased only by persons meeting the
                        standards set forth under the "Investor
                        Suitability Standards" section of the Prospectus.
                        Please indicate the state in which the sale was
                        made. WE WILL NOT ACCEPT CASH, MONEY ORDERS OR
                        TRAVELERS CHECKS FOR INITIAL INVESTMENTS.

2. TYPE OF OWNERSHIP    Please check the appropriate box to indicate the
                        type of entity or type of individuals
                        subscribing.
-------------------------------------------------------------------------
3. REGISTRATION NAMES   Please enter the exact name in which the Shares
   AND CONTACT          are to be held. For joint tenants with right of
   INFORMATION          survivorship or tenants in common, include the
                        names of both investors. In the case of
                        partnerships or corporations, include the name of
                        an individual to whom correspondence will be
                        addressed. Trusts should include the name of the
                        trustee along with the title, signature and
                        successor trustee pages. All investors must
                        complete the space provided for taxpayer
                        identification number or social security number.
                        By signing in Section 5 of the Subscription
                        Agreement Signature Page, the investor is
                        certifying that this number is correct. Enter the
                        mailing address and telephone numbers of the
                        registered owner of this investment. In the case
                        of a Qualified Plan or trust, this will be the
                        address of the trustee. Indicate the birthdate
                        and occupation of the registered owner unless the
                        registered owner is a partnership, corporation or
                        trust.
-------------------------------------------------------------------------
4. DIVIDEND             a. DIVIDEND REINVESTMENT PLAN: By electing to
   DISTRIBUTIONS           participate in the Dividend Reinvestment Plan,
                           the investor elects to reinvest 100 percent of
                           dividends otherwise payable to such investor
                           in Shares of the Company. The investor agrees
                           to notify the Company and the broker-dealer
                           named on the Subscription Agreement Signature
                           Page in writing if at any time he or she fails
                           to meet the applicable suitability standards
                           or is unable to make any other representations
                           and warranties as set forth in the prospectus
                           or Subscription Agreement.
                        b. DIVIDEND ADDRESS: If cash dividends are to be
                           sent to an address other than that provided in
                           Section 3 (i.e., a bank, brokerage firm or
                           savings and loan, etc.), please provide the
                           name(s), account number(s) and address(es).
-------------------------------------------------------------------------
5. SUBSCRIBER           Each investor must initial each representation in
   SIGNATURES           this Section, and then sign and date this
                        Section. By initialing and signing, each investor
                        is agreeing that the representations in this
                        Section are true. Except in the case of fiduciary
                        accounts, the investor may not grant any person a
                        power of attorney to make such representations on
                        his or her behalf. If title is to be held
                        jointly, all parties must initial and sign. If
                        the registered owner is a partnership,
                        corporation or trust, a general partner, officer
                        or trustee of the entity must initial and sign.
                        PLEASE NOTE THAT THESE SIGNATURES DO NOT HAVE TO
                        BE NOTARIZED.

-------------------------------------------------------------------------
6. BROKER-DEALER        This Section is to be completed by the Registered
                        Representative. Please complete all BROKER-DEALER
                        information contained in Section 6 including
                        suitability certification. SIGNATURE PAGE MUST BE
                        SIGNED BY AN AUTHORIZED REPRESENTATIVE.
-------------------------------------------------------------------------

The Subscription Agreement Signature Page, which has been delivered with the Prospectus, together with a check for the full purchase price, should be delivered or mailed to Boston Capital Real Estate Investment Trust, Inc.: if sent by U.S. Mail, PO Box 55449, Boston, Massachusetts 02205; if sent by overnight express mail, c/o Boston Capital, Suite 2100, One Boston Place, Boston, Massachusetts 02108. Only original, completed copies of Subscription Agreement Signature Pages can be accepted. Photocopies or otherwise duplicate Subscription Agreement Signature Pages cannot be accepted by the Company.

                IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THE
                     SUBSCRIPTION AGREEMENT SIGNATURE PAGE,
                           PLEASE CALL 1-800-866-2282

                          Boston Capital Real Estate Investment Trust, Inc. Subscription Agreement Signature Page
                             ---------------------------------------------------

1. Investment

This is an / / Initial Investment / / Additional Investment

Make Investment Check Payable to:

Boston Private Bank & Trust Company as Custodian for Boston Capital REIT

Abbreviation: (BPBTC C/F BCREIT)

This subscription is in the amount of $__________________ for the purchase of __________________ Shares ($10.00 per Share). The minimum initial investment amount is 100 Shares ($1,000), with additional investment increments of 10 shares ($100). Certain states may vary. See prospectus.

State in which sale was made if other than state of residence
____________

-------------------------------------------------------------------------

2. Type of Ownership

  / /  Individual                           / /  Community Property                   / /  Custodian: As Custodian for
  / /  Joint Tenants With Right of          / /  Partnership
      Survivorship
  / /  Tenants in Common                    / /  A Married Person Separate Property       Under the Uniform Gift to Minors
                                                                                          Act,
  / /  Transfer on Death*                   / /  IRA** Type:                              State of
  / /  Trust Type:                          / /  Keogh**                                  Under the Uniform Transfers to
                                                                                          Minors Act,
      (please specify, i.e., Family,        / /  Qualified Pension Plan**                 State of
      Living,
      Revocable, etc.)                      / /  Qualified Profit Sharing Plan**      / /  Other
  / /  Corporation                          / /  Charitable Remainder Trust
  / /  Company                              / /  Non Profit Organization

*Investors who qualify may elect Transfer on Death (TOD) registration for such investment account. TOD registration is designed to give an owner/investor of securities the option of a nonprobate transfer at death of the assets held in the account by designating proposed beneficiary(ies) to receive the account assets upon the owner/investor's death. TOD registration is available only for owner(s)/investor(s) who
(1) is a natural person or (2) two natural persons holding the account as Tenants by the Entirety or (3) two or more natural persons holding the account as Joint Tenants with Right of Survivorship or (4) a married couple holding the account as community property with right of survivorship. The following forms of ownership are ineligible for TOD registration: Tenants in Common, community property without survivorship, non-natural account owners (i.e., entities such as corporations, trusts or partnerships), and investors who are not residents of a state that has adopted the Uniform Transfer on Death Security Registration Act. A separate Registration Form is required for TOD registration of an account.

**Investors who are plan participants under a registered IRA, Keogh, Qualified Pension Plan or Qualified Profit Sharing Plan program may be eligible to purchase such investment through such accounts. No representations are made, and the offeror disclaims any responsibility or liability to the plan custodian, plan administrators, plan participants, investors, or beneficiaries thereof as to the tax ramifications of such investment, the suitability or eligibility of such investment under the respective plan, or that such Investment comports with ERISA, Internal Revenue Service or other governmental rules and regulations pertaining to such plan investments and rights thereunder. A separate private investment form or similar documentation from the Plan Custodian/Administrator and plan participants/investors is required for investment through these types of accounts.

--------------------------------------------------------------------------------

3. Registration Name(s) and Contact Information

Please print name(s) in which Shares are to be registered. Include custodian or trust name if applicable.

/ / Mr. / / Mrs. / / Ms. / / Mr. & Mrs. / / Other __________________


                                                                                                     *
  1st Registration         Last Name/Entity         First Name               Middle Name              Mother's Maiden Name
                                                                                                     *
  2nd Registration         Last Name/Entity         First Name               Middle Name              Mother's Maiden Name
                                                                                                     *
  3rd Registration         Last Name/Entity         First Name               Middle Name              Mother's Maiden Name

Investor                                                                                             Investor Date of Birth/
Social Security Number            -  -             or Taxpayer ID Number              -              Incorporation

Legal Address (no P.O. Box)

Mailing Address

City                                               State                          Zip Code

Daytime Telephone No. ()                           Evening Telephone No. ()

Email Address

/ / Check here if you consent to receive all available statements and documents electronically in accordance with and as described in the Prospectus.

/ / U.S. Citizen        / / Resident Alien        / / Non-Resident Alien

Custodian Information (if registered under IRA, Keogh, or Qualified Retirement
 Plan)

Name of Institution

Street Address

City                                               State                          Zip Code

Telephone No. ()                            Account No.                         Taxpayer ID Number                       -

*Mother's Maiden Name Requested for Security Purposes

--------------------------------------------------------------------------------

4. Dividend Distributions

You may choose to have your dividend distribution applied in different ways. Please indicate your preference below. The total amounts must equal 100%.

Allocation %

                 / /    I would like to participate in the Dividend Reinvestment Plan. In order to participate in the
                        Dividend Reinvestment Plan, you must reinvest 100% of your dividend.

                 OR

          %      / /    I prefer to receive a dividend check at my mailing address listed in Section 3.

                 / /    I prefer for my dividend to be deposited into third-party account(s).

          %      1st Institution Name                                     Account Name

                 Institution ABA#                                         Account Number

          %      2nd Institution Name                                     Account Name

                 Institution ABA#                                         Account Number

--------------------------------------------------------------------------------

5. Subscriber Signatures

The undersigned certifies, under penalty of perjury (i) that the taxpayer identification number shown on the Subscription Agreement Signature Page is true, correct and complete, and (ii) that he/she is not subject to backup withholding either because he/she has not been notified that he/she is subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified him/her that he/she is no longer subject to backup withholding.

The undersigned further acknowledges and/or represents (or in the case of fiduciary accounts, the person authorized to sign on such investor's behalf) the following (ALL appropriate lines must be initialed):

       Primary          Secondary
      Investor          Investor
      (initial)         (initial)
---------------------   ---------
                                    (a)  acknowledges receipt, not less than five (5) business days prior to the signing of this Subscription Agreement, of the
                                         Prospectus of the Company relating to the Shares wherein the terms and conditions of the offering of the Shares are
                                         described, including among other things, the restriction on ownership and transfer of Shares, which require, under
                                         certain circumstances, that a holder of Shares shall give
                                         written notice and provide certain information to the
                                         Company (Minnesota and Massachusetts residents do not
                                         initial);
                                    (b)  represents that I (we) either: (i) have a net worth
                                         (excluding home, home furnishings and automobiles) of at
                                         least $45,000 and estimate that (without regard to
                                         investment in the Company) I (we) have gross income due in the current year of at least $45,000; or (ii) have a net
                                         worth (excluding home, home furnishings and automobiles) of at least $150,000 or such higher suitability as may be
                                         required by certain states and set forth in the "Investor
                                         Suitability Standards" section of the Prospectus; in the
                                         case of sales to fiduciary accounts, suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the Shares;
                                    (c)  represents that the investor is purchasing the Shares for his or her own account and if I am (we are) purchasing
                                         Shares on behalf of a trust or other entity of which I am
                                         (we are) trustee(s) or authorized agent(s) I (we) have due authority to execute the Subscription Agreement Signature
                                         Page and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s);
                                    (d)  acknowledges that the Shares are not liquid; (Massachusetts residents do not initial) and
                                    (e)  if an affiliate of the Company, represents that the Shares are being purchased for investment purposes only and not
                                         with a view toward immediate resale.

     Date

                                                 ------------------------------------
     ------------------------------------        (Print Name of Joint Owner, if
     (Print Name of Investor or Trustee)         applicable)

     Authorized Signature (Investor or
     Trustee)                                    Signature Joint Owner, if applicable
X                                           X

--------------------------------------------------------------------------------

6. Broker-Dealer (to be completed by registered representative)

The Broker-Dealer or authorized representative must sign below to complete order. Broker-Dealer warrants that it is a duly licensed Broker-Dealer and may lawfully offer Shares in the state designated as the investor's address or the state in which the sale was made, if different. The Broker-Dealer or authorized representative warrants that he/she has (a) reasonable grounds to believe this investment is suitable for the subscriber as defined in Section 3(b) of the Rules of Fair Practice of the NASD Manual (b) has informed subscriber of all aspects of liquidity and marketability of this investment as required by
Section 4 of such Rules of Fair Practice and (c) delivered the Prospectus to the investor at least five days prior to the date that the investor will deliver this subscription agreement to the Boston Capital REIT.

  Broker-Dealer Name                                                          Telephone No.

  Home Office Street Address

  City                                  State                                 Zip Code
------------------------------------  ------------------------------------  ------------------------------------

 Supervisor Signature, if required

  Registered Representative Name                                              Telephone No.
  Street Address
  City                                  State                                 Zip Code

 Registered Representative Signature              Registered Representative Email

/ / Check this box to indicate whether this submission was solicited or recommended by an investment advisor/broker-dealer whose agreement with the subscriber includes a fixed or "wrap" fee feature for advisory and related brokerage services, and, accordingly, may not charge the regular selling commission. That box must be checked in order for such subscribers to purchase shares net of the selling commissions.

     Please mail completed Subscription Agreement Signature Page (with all signatures) and
 check(s) made payable to Boston Private Bank & Trust Company as Custodian for
                   Boston Capital REIT (BPBTC C/F BCREIT) to:

If sent by U.S. Mail: Boston Capital Real Estate Investment Trust, Inc., PO BOX
                            55449, Boston, MA 02205

    If sent by Overnight Express Mail: Boston Capital Real Estate Investment
                                  Trust, Inc.,
      Boston Capital, One Boston Place, Suite 2100, Boston, MA 02108-4406

FOR COMPANY USE ONLY:

ACCEPTANCE BY COMPANY                           Amount                                     Date
Received and Subscription Accepted:             Check No.
Boston Capital
                                                Broker-Dealer #
By:
                                                Registered Representative #                Account #

Prospectus                                                 [GRAPHIC]

Until July 13, 2006, 90 days after the date of this prospectus, all dealers that buy, sell or trade our common stock, whether or not participating in this offering, may be required to deliver a prospectus. This requirement is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                       250,000 Shares (Minimum Offering)
                     105,000,000 Shares (Maximum Offering)

               BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.

                                  COMMON STOCK

                        BOSTON CAPITAL SECURITIES, INC.
                                 APRIL 14, 2006

                                   PROSPECTUS

                                                             PAGE
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS...........  10
PROSPECTUS SUMMARY..........................................  11
RISK FACTORS................................................  42
INVESTOR SUITABILITY STANDARDS..............................  64
ESTIMATED USE OF PROCEEDS...................................  67
DISTRIBUTION POLICY.........................................  72
BUSINESS AND PROPERTIES.....................................  73
SELECTED FINANCIAL DATA..................................... 129
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS................................. 131
MANAGEMENT.................................................. 147
COMPENSATION AND FEES....................................... 164
CONFLICTS OF INTEREST....................................... 175
INVESTMENT POLICIES AND POLICIES WITH RESPECT TO CERTAIN
  OTHER ACTIVITIES.......................................... 182
PRIOR PERFORMANCE OF AFFILIATES OF MANAGEMENT............... 187
PRINCIPAL STOCKHOLDERS...................................... 195
DESCRIPTION OF CAPITAL STOCK................................ 196
MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS.... 208
SUMMARY OF REINVESTMENT PLAN................................ 231
SHARE REDEMPTION PROGRAM.................................... 233
SELLING AND ESCROW ARRANGEMENTS............................. 236
SUPPLEMENTAL SALES MATERIAL................................. 243
EXPERTS..................................................... 244
LEGAL MATTERS............................................... 244
WHERE YOU CAN FIND MORE INFORMATION......................... 244
INDEX TO FINANCIAL STATEMENTS............................... F-1
APPENDIX I: TABULAR INFORMATION CONCERNING PRIOR LIMITED
  PARTNERSHIPS.............................................. I-1
EXHIBIT A: REINVESTMENT PLAN................................ A-1
EXHIBIT B: SUBSCRIPTION AGREEMENT........................... B-1

                                   [GRAPHIC]

                               Member NASD, SIPC
                          One Boston Place, Suite 2100
                             Boston, MA 02108-4406
                        (617) 624-8900 or (800) 866-2282
                             www.bostoncapital.com

                                                                      PROS-04/05

                              FOR OFFERS AND SALES
                               TO OHIO RESIDENTS

                        Diversification with Real Estate

We believe that investments in real estate through companies like ours can be an attractive asset class to diversify an investor's portfolio beyond stocks and bonds. Diversification is a portfolio strategy designed to reduce exposure to risk by combining a variety of investments, such as stocks, bonds, and real estate, which are unlikely to all move in the same direction. The goal of diversification is to reduce the risk in a portfolio. One way to diversify an existing portfolio of stocks and bonds is to add real estate. We believe real estate has a low correlation to traditional stock and bond markets and therefore, combining all investment types, will result in a more stable portfolio.

Not only can a portfolio be diversified by a variety of investment types such as stocks, bonds and real estate, but diversification can also be achieved through various asset classes (apartments vs. commercial or industrial) and sponsors. Similar to investing in stocks, an investor is advised against buying for example, large cap growth stocks only, but to diversify with value, small, mid-cap and international stocks. The same theory of diversification can be applied to REITs. An investment in a publicly registered, non-traded REIT like our company, which is unlisted and not actively traded, can be beneficial because our share price is not subject to daily market fluctuations as is generally the case for actively traded securities such as stocks and bonds. We believe this can be particularly beneficial for investors who consider investing in real estate as a long-term investment.

In addition, real estate is considered to be a good hedge against inflation and we believe the apartment sector is an ideal real estate type to hedge inflation because the short-term nature of apartment leases provides apartment owners with the ability to frequently increase the rents they charge to tenants, most often on an annual basis. This unique feature of apartments allows landlords to keep rental income in-line and consistently ahead of annual increases to operating costs due to inflation in comparison to other property types such as industrial office and retail which generally have longer-term leases. As a result, any additional revenue in excess of costs should increase the amount of cash available for distribution to our stockholders. However, our actual results of operations and, accordingly, cash available for distribution, will be affected by a number of factors, including the revenue we receive from our communities, our operating expenses, our debt obligations, interest expense, the ability of our residents to meet their obligations, and unanticipated expenditures.

Consistent Annual Risk-Adjusted Returns--Low Volatility

                            [Intentionally Omitted]

                                      192